FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-207567-04

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated November 30, 2016, may be amended or completed prior to time of sale.

PROSPECTUS

$567,218,000 (Approximate)

CFCRE 2016-C7 Mortgage Trust

(Central Index Key Number 0001690110)

Issuing Entity

CCRE Commercial Mortgage Securities, L.P.

(Central Index Key Number 0001515166)

 Depositor

Cantor Commercial Real Estate Lending, L.P.

 (Central Index Key Number 0001558761)

Société Générale
(Central Index Key Number 0001238163)

 UBS AG
(Central Index Key Number 0001685185)

Sponsors and Mortgage Loan Sellers

CFCRE 2016-C7 Mortgage Trust Commercial Mortgage Pass-Through Certificates,
Series 2016-C7

CCRE Commercial Mortgage Securities, L.P. is offering certain classes of the CFCRE 2016-C7 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2016-C7 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class V and Class R certificates) represent the ownership interests in the issuing entity, which will be a New York common law trust named CFCRE 2016-C7 Mortgage Trust. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the fourth business day following the 6th day of each month (or if the 6th is not a business day, the next business day), commencing in January 2017. The rated final distribution date for the certificates is the distribution date in December 2054.

Class	Initial Certificate Balance or Notional Amount(1)	Initial Approx. Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(2)
Class A-1	$20,266,000%		(3)	December 2021
Class A-SB	$28,337,000%		(3)	May 2026
Class A-2	$184,000,000%		(3)	November 2026
Class A-3	$224,436,000%		(3)	December 2026
Class X-A	$457,039,000	(4)%	Variable(5)	December 2026
Class X-B	$77,534,000	(4)%	Variable(5)	December 2026
Class X-C	$32,645,000	(4)%	Variable(5)	December 2026
Class A-M	$42,439,000%		(3)	December 2026
Class B	$35,095,000%		(3)	December 2026
Class C	$32,645,000%		(3)	December 2026

(Footnotes on table on page 3 and 4)

You should carefully consider the risk factors beginning on page 49 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. CCRE Commercial Mortgage Securities L.P. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Cantor Fitzgerald & Co., UBS Securities LLC, SG Americas Securities, LLC and CastleOak Securities, L.P. will purchase the offered certificates from CCRE Commercial Mortgage Securities, L.P. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Cantor Fitzgerald & Co., UBS Securities LLC and SG Americas Securities, LLC are acting as co-lead managers and joint bookrunners in the following manner: Cantor Fitzgerald & Co. is acting as sole bookrunning manager with respect to approximately 66.6% of each class of offered certificates, UBS Securities LLC is acting as sole bookrunning manager with respect to approximately 12.5% of each class of offered certificates and SG Americas Securities, LLC is acting as sole bookrunning manager with respect to approximately 20.9% of each class of offered certificates. CastleOak Securities, L.P. is acting as a co-manager.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about December 21, 2016. CCRE Commercial Mortgage Securities, L.P. expects to receive from this offering approximately [__]% of the aggregate certificate balance of the offered certificates, plus accrued interest from December 1, 2016, before deducting expenses payable to the depositor.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Commercial Mortgage Pass-Through Certificates	$567,218,000	100%	$567,218,000	$65,740.57

CANTOR FITZGERALD & CO.	UBS SECURITIES LLC	SOCIETE GENERALE
Co-Lead Managers and Joint Bookrunners
CastleOak Securities, L.P.
Co-Manager

December [__], 2016

CFCRE 2016-C7

Commercial Mortgage Pass-Through Certificates
Geographic Overview of Mortgage Pool

Washington
1 property
$50,000,000
7.7% of total
Wyoming
2 properties
$4,050,000
0.6% of total
Nebraska
1 property
$3,300,349
0.5% of total
South Dakota
2 properties
$6,408,518
1.0% of total
Minnesota
3 properties
$12,192,564
1.9% of total
Wisconsin
1 property
$6,632,500
1.0% of total
Illinois
3 properties
$25,437,500
3.9% of total
Indiana
1 property
$3,976,012
0.6% of total
Pennsylvania
2 properties
$22,970,768
3.5% of total
New York
2 properties
$65,000,000
10.0% of total
Michigan
3 properties
$6,606,170
1.0% of total
Ohio
5 properties
$31,102,807
4.8% of total
Massachusetts
1 property
$7,066,243
1.1% of total
New Jersey
1 property
$56,000,000
8.6% of total
Maryland
1 property
$13,200,000
2.0% of total
Virginia
1 property
$40,500,000
6.2% of total
North Carolina
1 property
$22,415,922
3.4% of total
Georgia
2 properties
$20,102,753
3.1% of total
Florida
2 properties
$6,921,021
1.1% of total
California
6 properties
$80,801,782
12.4% of total
Hawaii
1 property
$56,625,000
8.7% of total
Arizona
1 property
$1,700,000
0.3% of total
Texas
6 properties
$53,974,282
8.3% of total
Arkansas
1 property
$8,742,500
1.3% of total
Missouri
4 properties
$13,557,953
2.1% of total
Kentucky
3 properties
$10,396,554
1.6% of total
Louisiana
1 property
$3,294,378
0.5% of total
Tennessee
6 properties
$19,938,150
3.1% of total
Mortgaged Properties by Property Type
Office 9.6%
Manufactured Housing Community 0.8%
Industrial 10.2%
Retail 38.2%
Mixed Use 10.3%
Multifamily 12.0%
Hospitality 18.9%
% of Initial Outstanding Pool Balance
0.3% – 2.0%
2.1% – 5.0%
5.1% – 10.0%
10.1% – 12.4%

Summary of Certificates

Class	Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(6)	Pass-Through Rate Description	Assumed Final Distribution Date(2)	Initial Approx. Pass-Through Rate	Weighted Average Life (Yrs.)(7)	Principal Window(7)
Offered Certificates
Class A-1	$20,266,000		30.000%	(3)	December 2021%		2.76	1 – 60
Class A-SB	$28,337,000		30.000%	(3)	May 2026%		7.13	60 – 113
Class A-2	$184,000,000		30.000%	(3)	November 2026%		9.83	113 – 119
Class A-3	$224,436,000		30.000%	(3)	December 2026%		9.92	119 – 120
Class X-A	$457,039,000	(4)	N/A	Variable(5)	December 2026%		N/A	N/A
Class X-B	$77,534,000	(4)	N/A	Variable(5)	December 2026%		N/A	N/A
Class X-C	$32,645,000	(4)	N/A	Variable(5)	December 2026%		N/A	N/A
Class A-M	$42,439,000		23.500%	(3)	December 2026%		9.97	120 – 120
Class B	$35,095,000		18.125%	(3)	December 2026%		9.97	120 – 120
Class C	$32,645,000		13.125%	(3)	December 2026%		9.97	120 – 120
Non-Offered Certificates(8)
Class X-D	$35,094,000	(4)	N/A	Variable(5)	December 2026%		N/A	N/A
Class X-E	$16,323,000	(4)	N/A	Variable(5)	December 2026%		N/A	N/A
Class X-F	$7,346,000	(4)	N/A	Variable(5)	December 2026%		N/A	N/A
Class X-G	$26,932,725	(4)	N/A	Variable(5)	December 2026%		N/A	N/A
Class D	$35,094,000		7.750%	(3)	December 2026%		9.97	120 – 120
Class E	$16,323,000		5.250%	(3)	December 2026%		9.97	120 – 120
Class F	$7,346,000		4.125%	(3)	December 2026%		9.97	120 – 120
Class G	$26,932,725		0.000%	(3)	December 2026%		9.97	120 – 120
Class V(9)	N/A		N/A	N/A	N/A	N/A	N/A	N/A
Class R(9)	N/A		N/A	N/A	N/A	N/A	N/A	N/A

(1)	Approximate, subject to a permitted variance of plus or minus 5%. In addition, the notional amount of each Class of Class X Certificates may vary depending upon the final pricing of the Classes of Certificates whose Certificate Balances comprise such notional amount and, if as a result of such pricing the pass-through rate of such Class of Class X Certificates would be equal to zero, such Class X Certificates may not be issued on the settlement date of this securitization.

(2)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(3)	The pass-through rates for the Class A-1, Class A-SB, Class A-2, Class A-3, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates, in each case, will be one of (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii), less a specified rate. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(4)	The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate balances of the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate of the certificate balances of the Class A-M and Class B certificates. The notional amount of the Class X-C certificates will be equal to the certificate balance of the Class C certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates. The notional amount of the Class X-E certificates will be equal to the certificate balance of the Class E certificates. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates. The notional amount of the Class X-G certificates will be equal to the certificate balance of the Class G certificates. The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates will not be entitled to distributions of principal.

(5)	The pass-through rate for the Class X-A certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates for that distribution date, weighted on the basis of their respective certificate balances immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates of the Class A-M and Class B certificates for that distribution date, weighted on the basis of their respective certificate balances immediately prior to that distribution date. The pass-through rate for the Class X-C certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class C certificates for that distribution date. The pass-through rate for the Class X-D certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class D certificates for that distribution date. The pass-through rate for the Class X-E certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class E certificates for that distribution date. The pass-through rate for the Class X-F certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class F certificates for that distribution date. The pass-through rate for the Class X-G certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class G certificates for that distribution date. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(6)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates, are represented in the aggregate.

(7)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a principal balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses on the mortgage loans prior to the maturity dates or anticipated repayment dates and that there are no extensions or forbearances of maturity dates.

(8)	The classes of certificates set forth below “Non-Offered Certificates” in the table are not offered by this prospectus.

(9)	The Class V certificates will not have a certificate balance, notional amount, pass-through rate, assumed final distribution date or rating. The Class V certificates represent undivided interests in excess interest accruing on an anticipated repayment date loan, as further described in this prospectus. The Class V certificates will not be entitled to distributions in respect of principal or interest other than excess interest. The Class R certificates will not have a certificate balance, notional amount, pass-through rate, assumed final distribution date or rating. The Class R certificates represent the residual interests in each Trust REMIC, as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class V and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Table of Contents

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	12
Important Notice About Information Presented in This Prospectus	13
Summary of Terms	19
Risk Factors	49
The Certificates May Not Be a Suitable Investment for You	49
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	49
Risks Related to Market Conditions and Other External Factors	49
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	49
Other Events May Affect the Value and Liquidity of Your Investment	50
Risks Relating to the Mortgage Loans	50
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	50
Risks of Commercial and Multifamily Lending Generally	50
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	52
Retail Properties Have Special Risks	55
Hospitality Properties Have Special Risks	57
Risks Relating to Affiliation with a Franchise or Hotel Management Company	59
Multifamily Properties Have Special Risks	60
Mixed Use Properties Have Special Risks	62
Industrial Properties Have Special Risks	62
Office Properties Have Special Risks	63
Manufactured Housing Community Properties Have Special Risks	64
Condominium Ownership May Limit Use and Improvements	64
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	66
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	66
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	67
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	68
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	69
Risks Related to Zoning Non-Compliance and Use Restrictions	71
Risks Relating to Inspections of Properties	72
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	72
Insurance May Not Be Available or Adequate	72
Terrorism Insurance May Not Be Available for All Mortgaged Properties	75
Risks Associated with Blanket Insurance Policies or Self-Insurance	76
Limited Information Causes Uncertainty	76
Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions	77
Frequent and Early Occurrence of Borrower Delinquencies

and Defaults May Adversely Affect Your Investment	78
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us	78
Static Pool Data Would Not Be Indicative of the Performance of this Pool	79
Appraisals May Not Reflect Current or Future Market Value of Each Property	79
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	81
The Borrower’s Form of Entity May Cause Special Risks	81
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	83
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	83
Other Financings or Ability to Incur Other Indebtedness Entails Risk	84
Tenancies-in-Common May Hinder Recovery	85
Risks Relating to Enforceability of Cross-Collateralization	86
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	86
Risks Associated with One Action Rules	86
State Law Limitations on Assignments of Leases and Rents May Entail Risks	87
Various Other Laws Could Affect the Exercise of Lender’s Rights	87
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	87
Risks Related to Ground Leases and Other Leasehold Interests	89
Increases in Real Estate Taxes May Reduce Available Funds	90
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds	91
Risks of Anticipated Repayment Date Loans	91
Risks Related to Conflicts of Interest	91
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	91
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	93
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	94
Potential Conflicts of Interest of the Operating Advisor	96
Potential Conflicts of Interest of the Asset Representations Reviewer	97
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Loan Holders	97
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	99
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	100
Other Potential Conflicts of Interest May Affect Your Investment	100
Other Risks Relating to the Certificates	101
The Certificates Are Limited Obligations	101
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	101

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	101
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	104
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	105
Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loan and the Related Mortgage Loan Prior to a Sequential Pay Event	109
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	109
Risks Relating to Modifications of the Mortgage Loans	113
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	114
Risks Relating to Interest on Advances and Special Servicing Compensation	114
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	115
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	115
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	117
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	117
Description of the Mortgage Pool	119
General	119
Certain Calculations and Definitions	120
Definitions	120
Mortgage Pool Characteristics	127
Overview	127
Property Types	128
Mortgage Loan Concentrations	132
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	132
Geographic Concentrations	134
Mortgaged Properties With Limited Prior Operating History	134
Tenancies-in-Common	135
Condominium Interests	135
Fee & Leasehold Estates; Ground Leases	135
Environmental Considerations	136
Redevelopment, Renovation and Expansion	137
Assessment of Property Value and Condition	138
Litigation and Other Considerations	139
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	139
Tenant Issues	140
Tenant Concentrations	140
Lease Expirations and Terminations	141
Purchase Options and Rights of First Refusal	144
Affiliated Leases	146
Insurance Considerations	146
Use Restrictions	147
Appraised Value	148
Non-Recourse Carveout Limitations	149
Real Estate and Other Tax Considerations	150
Delinquency Information	152
Certain Terms of the Mortgage Loans	152
Amortization of Principal	152
Due Dates; Mortgage Rates; Calculations of Interest	152

ARD Loan(s)	153
Single Purpose Entity Covenants	153
Prepayment Protections and Certain Involuntary Prepayments	154
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	156
Defeasance; Collateral Substitution	157
Partial Releases	158
Escrows	161
Mortgaged Property Accounts	162
Delaware Statutory Trusts	162
Additional Indebtedness	162
General	162
Whole Loans	163
Mezzanine Indebtedness	163
Preferred Equity	165
Other Secured Indebtedness	165
The Whole Loans	165
General	165
Hilton Hawaiian Village Whole Loan	168
Google Kirkland Campus Phase II Whole Loan	171
Fresno Fashion Fair Whole Loan	173
Potomac Mills Whole Loan	177
681 Fifth Avenue Whole Loan	186
Residence Inn by Marriott LAX Whole Loan	188
Additional Information	190
Transaction Parties	191
The Sponsors and Mortgage Loan Sellers	191
Cantor Commercial Real Estate Lending, L.P.	191
Société Générale	199
UBS AG	205
The Originators	211
The Depositor	211
The Issuing Entity	212
The Trustee and Certificate Administrator	212
The Master Servicer and the Special Servicer	215
The Hilton USA Trust 2016-HHV Master Servicer, the CFCRE 2016-C6 Master Servicer and the JPMDB 2016-C4 Master Servicer	219
The Primary Servicer	222
Berkeley Point Capital LLC	222
Summary of Berkeley Point Primary Servicing Agreement	224
The Operating Advisor and Asset Representations Reviewer	230
Description of the Certificates	230
General	230
Distributions	232
Method, Timing and Amount	232
Available Funds	233
Priority of Distributions	234
Pass-Through Rates	236
Interest Distribution Amount	238
Principal Distribution Amount	238
Certain Calculations with Respect to Individual Mortgage Loans	240
Excess Interest	240
Application Priority of Mortgage Loan Collections or Whole Loan Collections	240
Allocation of Yield Maintenance Charges and Prepayment Premiums	243
Assumed Final Distribution Date; Rated Final Distribution Date	244
Prepayment Interest Shortfalls	245
Subordination; Allocation of Realized Losses	247
Reports to Certificateholders; Certain Available Information	248
Certificate Administrator Reports	248
Information Available Electronically	253
Voting Rights	257
Delivery, Form, Transfer and Denomination	258
Book-Entry Registration	258
Definitive Certificates	261
Certificateholder Communication	261
Access to Certificateholders’ Names and Addresses	261
Requests to Communicate	261
List of Certificateholders	262
Description of the Mortgage Loan Purchase Agreements	262
General	262
Dispute Resolution Provisions	269
Asset Review Obligations	269
Pooling and Servicing Agreement	269
General	269
Assignment of the Mortgage Loans	270
Servicing Standard	271
Subservicing	272
Advances	273
P&I Advances	273
Servicing Advances	274

Nonrecoverable Advances	275
Recovery of Advances	275
Accounts	277
Withdrawals from the Collection Account	278
Servicing and Other Compensation and Payment of Expenses	281
General	281
Master Servicing Compensation	286
Special Servicing Compensation	288
Disclosable Special Servicer Fees	292
Certificate Administrator and Trustee Compensation	292
Operating Advisor Compensation	293
Asset Representations Reviewer Compensation	293
CREFC® Intellectual Property Royalty License Fee	294
Appraisal Reduction Amounts	295
Maintenance of Insurance	301
Modifications, Waivers and Amendments	303
Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions	307
Inspections	309
Collection of Operating Information	310
Special Servicing Transfer Event	310
Asset Status Report	312
Realization Upon Mortgage Loans	315
Sale of Defaulted Loans and REO Properties	317
The Directing Certificateholder	319
General	319
Major Decisions	320
Asset Status Report	323
Replacement of Special Servicer	323
Control Termination Event and Consultation Termination Event	323
Servicing Override	325
Rights of Holders of Companion Loans	326
Limitation on Liability of Directing Certificateholder	326
The Operating Advisor	327
General	327
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	327
Duties of Operating Advisor While a Control Termination
Event Has Occurred and Is Continuing	328
Recommendation of the Replacement of the Special Servicer	330
Eligibility of Operating Advisor	330
Other Obligations of Operating Advisor	331
Termination of the Operating Advisor With Cause	332
Rights Upon Operating Advisor Termination Event	333
Termination of the Operating Advisor Without Cause	333
Resignation of the Operating Advisor	333
Operating Advisor Compensation	334
The Asset Representations Reviewer	334
Asset Review	334
Eligibility of Asset Representations Reviewer	338
Other Obligations of Asset Representations Reviewer	339
Delegation of Asset Representations Reviewer’s Duties	339
Assignment of Asset Representations Reviewer’s Rights and Obligations	340
Asset Reviewer Termination Events	340
Rights Upon Asset Reviewer Termination Event	341
Termination of the Asset Representations Reviewer Without Cause	341
Resignation of Asset Representations Reviewer	341
Asset Representations Reviewer Compensation	342
Replacement of Special Servicer Without Cause	342
Termination of Master Servicer and Special Servicer for Cause	345
Servicer Termination Events	345
Rights Upon Servicer Termination Event	346
Waiver of Servicer Termination Event	348
Resignation of the Master Servicer and Special Servicer	348
Limitation on Liability; Indemnification	349
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	351

Dispute Resolution Provisions	351
Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder	351
Repurchase Request Delivered by a Party to the PSA	352
Resolution of a Repurchase Request	352
Mediation and Arbitration Provisions	355
Servicing of the Non-Serviced Mortgage Loans	356
Servicing of the Hilton Hawaiian Village Mortgage Loan	358
Servicing of the Fresno Fashion Fair Mortgage Loan	360
Servicing of the Potomac Mills Mortgage Loan and Residence Inn by Marriott LAX Mortgage Loan	362
Servicing of the 681 Fifth Avenue Mortgage Loan	364
Rating Agency Confirmations	366
Evidence as to Compliance	368
Limitation on Rights of Certificateholders to Institute a Proceeding	369
Termination; Retirement of Certificates	370
Amendment	371
Resignation and Removal of the Trustee and the Certificate Administrator	373
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	374
Certain Legal Aspects of Mortgage Loans	374
Legal Aspects of Mortgage Loans in California and New York	375
General	376
Types of Mortgage Instruments	376
Leases and Rents	376
Personalty	377
Foreclosure	377
General	377
Foreclosure Procedures Vary from State to State	377
Judicial Foreclosure	377
Equitable and Other Limitations on Enforceability of Certain Provisions	377
Nonjudicial Foreclosure/Power of Sale	378
Public Sale	378
Rights of Redemption	379
Anti-Deficiency Legislation	380
Leasehold Considerations	380
Cooperative Shares	380
Bankruptcy Laws	381
Environmental Considerations	386
General	386
Superlien Laws	386
CERCLA	386
Certain Other Federal and State Laws	387
Additional Considerations	387
Due-on-Sale and Due-on-Encumbrance Provisions	388
Subordinate Financing	388
Default Interest and Limitations on Prepayments	388
Applicability of Usury Laws	388
Americans with Disabilities Act	389
Servicemembers Civil Relief Act	389
Anti-Money Laundering, Economic Sanctions and Bribery	389
Potential Forfeiture of Assets	390
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	390
Pending Legal Proceedings Involving Transaction Parties	391
Use of Proceeds	392
Yield and Maturity Considerations	392
Yield Considerations	392
General	392
Rate and Timing of Principal Payments	392
Losses and Shortfalls	393
Delay in Payment of Distributions	395
Yield on the Certificates with Notional Amounts	395
Weighted Average Life	395
Pre-Tax Yield to Maturity Tables	401
Material Federal Income Tax Considerations	404
General	404
Qualification as a REMIC	405
Status of Offered Certificates	407
Taxation of Regular Interests	407
General	407
Original Issue Discount	408
Acquisition Premium	410
Market Discount	410
Premium	411

Election To Treat All Interest Under the Constant Yield Method	411
Treatment of Losses	411
Yield Maintenance Charges and Prepayment Premiums	412
Sale or Exchange of Regular Interests	412
Taxes That May Be Imposed on a REMIC	413
Prohibited Transactions	413
Contributions to a REMIC After the Startup Day	413
Net Income from Foreclosure Property	414
Bipartisan Budget Act of 2015	414
Taxation of Certain Foreign Investors	414
FATCA	415
Backup Withholding	416
Information Reporting	416
3.8% Medicare Tax on “Net Investment Income”	416
Reporting Requirements	416
Certain State and Local Tax Considerations	417
Method of Distribution (Underwriter)	417
Incorporation of Certain Information by Reference	419
Where You Can Find More Information	420
Financial Information	420
Certain ERISA Considerations	420
General	420
Plan Asset Regulations	421
Administrative Exemptions	421
Insurance Company General Accounts	423
Legal Investment	424
Legal Matters	425
Ratings	425
Index of Defined Terms	427

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-3	DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION
ANNEX B	FORM OF OPERATING ADVISOR ANNUAL REPORT
ANNEX C-1	MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX C-2	EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX D	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE
ANNEX E	AMORTIZATION SCHEDULE FOR THE 25 SENATE PLACE JERSEY CITY MORTGAGE LOAN

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY SECURITY OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND WILL BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in This Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, commencing on page 19 of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, commencing on page 49 of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 427 of this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to CCRE Commercial Mortgage Securities, L.P.

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

This PROSPECTUS has been prepared on the basis that any offer of certificates in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive (as defined below) from the requirement to publish a prospectus for offers of certificates. Accordingly any person making or intending to make an offer in that Relevant Member State of certificates which are the subject of an offering contemplated in this PROSPECTUS as-completed by final terms in relation to the offer of those certificates may only do so in circumstances in which no obligation arises for the DEPOSITOR, THE issuing entity or an underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer.

NONE OF THE DEPOSITOR, the issuing entity or any of the underwriters has authorized, nor does any of them authorize, the making of any offer of certificates in circumstances in which an obligation arises for THE DEPOSITOR, the issuing entity or an underwriter to publish or supplement a prospectus for such offer.

For the purposes of this provision and the provision immediately below, “Prospectus Directive” means Directive 2003/71/EC AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU, and includes any relevant implementing measure in the Relevant Member State.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A)  TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B)  TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C)  IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT

PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC”.) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC”.), OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH RULE 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

Each UNDERWRITER has represented, warranted and agreed that: (1) It has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any OFFERED certificates (except for certificates which are a “structured product” as defined in the securities and futures ordinance (Cap. 571) (the “SFO”) of Hong Kong) Other than (A) to “Professional Investors” as defined in the SFO and any rules OR REGULATIONS made under the SFO; or (B) in other circumstances which do not result in the document being a “Prospectus” as defined in the companies (winding up and miscellaneous provisions) ordinance (CAP. 32) (The “C(WUMP)O”) of Hong Kong or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and (2) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the OFFERED certificates, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (Except if permitted to do so under the securities laws of Hong Kong) other than with respect to certificates which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH A NY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY

UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 UNDER THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

NOTICE TO RESIDENTS OF THE REPUBLIC OF KOREA

THIS PROSPECTUS IS, AND UNDER NO CIRCUMSTANCES IS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED

CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

NOTICE TO RESIDENTS OF CANADA

THE CERTIFICATES MAY BE SOLD ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED PRIVATE CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS OFFERING CIRCULAR (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE INITIAL PURCHASERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Depositor	CCRE Commercial Mortgage Securities, L.P., a Delaware limited partnership. The depositor’s principal offices are located at 110 East 59th Street, New York, New York 10022, and its telephone number is (212) 915-1700. See “Transaction Parties—The Depositor”.

Issuing Entity	CFCRE 2016-C7 Mortgage Trust, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors and Originators	The sponsors of this transaction are:

●	Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership;

●	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG, New York Branch”), an Office of the Comptroller of the Currency regulated branch of a foreign bank; and

●	Société Générale, a société anonyme organized under the laws of France.

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The sponsors originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Cantor Commercial Real Estate Lending, L.P.	24	$427,050,677	65.4%
Société Générale	6	103,733,048	15.9
UBS AG, New York Branch	6	81,630,000	12.5
Société Générale/Cantor Commercial Real Estate Lending, L.P. (1)	1	40,500,000	6.2
Total	37	$652,913,725	100.0%

(1) The mortgage loan secured by the mortgaged property identified on Annex A-1 to the prospectus as Potomac Mills, representing approximately 6.2% of the initial pool balance, was co-originated by Société Générale, Cantor Commercial Real Estate Lending, L.P., Barclays Bank PLC and Bank of America N.A. and is evidenced by twenty promissory notes: (i) note A-1, with an outstanding principal balance of

$40,000,000 as of the cut-off date, which was contributed to the CFCRE 2016-C6 Mortgage Trust; (ii) note A-2, with an outstanding principal balance of $20,000,000 as of the cut-off date, which is currently held by Société Générale and will be sold to the issuing entity; (iii) note A-3, with an outstanding principal balance of $12,750,000 as of the cut-off date, which is currently held by Société Générale and will be sold to the issuing entity; (iv) note A-4, with an outstanding principal balance of $52,000,000 as of the cut-off date, which is currently held by Bank of America N.A. and will not be sold to the issuing entity; (v) note A-5, with an outstanding principal balance of $20,750,000 as of the cut-off date, which is currently held by Bank of America N.A. and will not be sold to the issuing entity; (vi) note A-6, with an outstanding principal balance of $30,000,000 as of the cut-off date, which was contributed to the CFCRE 2016-C6 Mortgage Trust; (vii) note A-7, with an outstanding principal balance of $35,000,000 as of the cut-off date, which was contributed to the CGCMT 2016-C3 mortgage trust; (viii) note A-8, with an outstanding principal balance of $7,750,000 as of the cut-off date, which is currently held by Cantor Commercial Real Estate Lending, L.P. and will be sold to the issuing entity; (ix) note A-9, with an outstanding principal balance of $36,375,000 as of the cut-off date, which is currently held by Barclays Bank PLC and is expected to be contributed to the CGCMT 2016-P6 mortgage trust; (ix) note A-10, with an outstanding principal balance of $36,375,000 as of the cut-off date, which is currently held by Barclays Bank PLC and (x) note B-1, note B-2, note B-3, note B-4, note B-5, note B-6, note B-7, note B-8, note B-9 and note B-10, with an aggregate outstanding principal balance of $125,000,000 as of the cut-off date, which are initially held by Teachers Insurance and Annuity Association of America, a New York corporation.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Each mortgage loan seller or an affiliate originated the mortgage loans as to which it is acting as mortgage loan seller, except for the following:

●	the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Hilton Hawaiian Village, representing approximately 8.7% of the outstanding pool balance as of the cut-off date, is part of a whole loan that was co-originated by JPMorgan Chase Bank, National Association, Deutsche Bank AG, New York Branch, Goldman Sachs Mortgage Company, Barclays Bank PLC and Morgan Stanley Bank, N.A. Prior to the date hereof, Cantor Commercial Real Estate Lending, L.P. purchased the mortgage loan from Deutsche Bank AG, New York Branch;

●	the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as the Fresno Fashion Fair, representing approximately 6.3% of the outstanding pool balance as of the cut-off date, is part of a whole loan that was co-originated by Société Générale and J.P. Morgan Chase Bank, National Association;

●	the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as the Potomac Mills, representing approximately 6.2% of the outstanding pool balance as of the cut-off date, is part of a whole loan that was co-originated by Société Générale, Cantor Commercial Real Estate Lending, L.P., Barclays Bank PLC and Bank of America, N.A.; and

●	the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as 681 Fifth Avenue, representing approximately 5.2% of the outstanding pool balance as of the cut-off date, is part of a whole loan that was co-originated by UBS AG, New York Branch and Citigroup Global Markets Realty Corp.

Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, is expected to act as the master servicer and will be responsible for the master servicing and administration of the mortgage loans and the related companion loans pursuant to the pooling and servicing agreement (other than the mortgage loans and companion loans identified in the table below that are each part of a whole loan and serviced under the pooling and servicing agreement indicated in the table titled “Non-Serviced Whole Loans” under “—Whole Loans” below). The master servicer will be primarily responsible for (i) in certain circumstances, reviewing, evaluating, processing and providing or withholding consent as to certain major decisions and certain actions that are not major decisions or special servicer non-major decisions and (ii) performing certain enforcement actions relating to such mortgage loans and related serviced companion loans. The principal servicing office of the master servicer is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210. See “Transaction Parties—The Master Servicer and the Special Servicer” and “Pooling and Servicing Agreement”.

The master servicer of each non-serviced mortgage loan is set forth in the table below under the heading “Non-Serviced Whole Loans” under “—Whole Loans”. See “Transaction Parties—The Non-Serviced Master Servicer” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	Midland Loan Services, a Division of PNC Bank, National Association, is expected to act as special servicer with respect to the mortgage loans (other than any excluded special servicer loan) and the related companion loans other than with respect to the non-serviced mortgage loans set forth in the table titled “Non-Serviced Whole Loans” under “—Whole Loans” below.

The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred, (ii) in certain circumstances, reviewing, evaluating, processing and providing or withholding consent as to certain major decisions and all special servicer non-major decisions and (iii) performing certain enforcement actions relating to such mortgage loans and related companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of the special servicer is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210. See “Transaction Parties—The Master Servicer and the Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to in this prospectus as an “excluded special servicer loan”), if any, the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf will be required to select a separate special servicer that is not a borrower party (referred to in this prospectus as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause” in this prospectus. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

Midland Loan Services, a Division of PNC Bank, National Association assisted Eightfold Real Estate Capital Fund IV, L.P. (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool.

The special servicer will be appointed to be the special servicer by Eightfold Real Estate Capital Fund IV, L.P. or its affiliate. Eightfold Real Estate Capital Fund IV, L.P. or its affiliate is expected to purchase the Class X-E, Class X-F, Class X-G, Class E, Class F, Class G and Class V certificates (and may purchase certain other classes of certificates), and on the closing date is expected to be the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The special servicer of each non-serviced mortgage loan is set forth in the table below titled “Non-Serviced Whole Loans” under “—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Hilton USA Trust 2016-HHV Master Servicer, the CFCRE 2016-C6 Master Servicer and the JPMDB 2016-C4 Master Servicer

Wells Fargo Bank, National Association, a national banking association, will be the master servicer of certain of the non-serviced mortgage loans and the related companion loans pursuant to the pooling and servicing agreements identified in the table titled “Non-Serviced Whole Loans” under “—Whole Loans” below. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at 1901 Harrison Street, Oakland,

California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1050-084, Three Wells Fargo, 401 South Tryon Street, 8th Floor, Charlotte, North Carolina 28202. See “Transaction Parties—The Non-Serviced Master Servicer” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Primary Servicer	Berkeley Point Capital LLC, a Delaware limited liability company, will act as primary servicer with respect to the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus as Google Kirkland Campus Phase II, Library Hotel, Fresenius Cleveland, Shopko Neenah, KB Texas Dialysis Portfolio, Shopko Winona and Walgreens Adrian, MI, collectively representing approximately 16.6% of the outstanding pool balance as of the cut-off date, which will be transferred to the issuing entity by Cantor Commercial Real Estate Lending, L.P. See “Transaction Parties—The Primary Servicer—Berkeley Point Capital LLC” in this prospectus. In addition, with respect to 15 mortgage loans secured by mortgaged properties representing approximately 39.9% of the outstanding pool balance as of the cut-off date that will be transferred to the issuing entity by Cantor Commercial Real Estate Lending, L.P., Berkeley Point Capital LLC will have the right to assume limited subservicing duties consisting of performing inspections and collecting financial statements. The principal servicing office of Berkeley Point Capital LLC is located at One Beacon Street, 14th Floor, Boston, Massachusetts 02108. The master servicer will pay the fees of the primary servicer or servicers to the extent such fees are received. Berkeley Point Capital LLC is an affiliate of the depositor and Cantor Commercial Real Estate Lending, L.P., a sponsor, a mortgage loan seller and an originator, and Cantor Fitzgerald & Co., L.P. and CastleOak Securities, L.P., each an underwriter.

Trustee	Wells Fargo Bank, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Following the transfer of the mortgage loans to the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than any non-serviced mortgage loan) and the related companion loans. See “Transaction Parties—The Trustee and Certificate Administrator” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table titled “Non-Serviced Whole Loans” under “—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, will initially act as certificate administrator. The certificate administrator will also be required to act as custodian, paying agent, 17g-5 information provider, certificate registrar and authenticating agent. The corporate trust office of Wells Fargo Bank, National Association is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes is located at 600 South Fourth Street, 7th Floor, Minneapolis, Minnesota 55479. See “Transaction Parties—The Trustee and Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table titled “Non-Serviced Whole Loans” under “—Whole Loans” below, the custodian under the pooling and servicing agreement for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer and, in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC, will be the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans.

See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than the non-serviced mortgage loans and any excluded loan), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). See “Pooling and Servicing Agreement—The Directing Certificateholder”. However, in certain circumstances there may be no directing certificateholder even if there is a controlling class, and in other circumstances there will be no controlling class.

In addition, with respect to any excluded special servicer loan (that is not also an excluded loan), if any, the directing certificateholder (prior to the occurrence and continuance of a control termination event) will be required to select the excluded special servicer with respect to such excluded special servicer loan. It will be a condition to any such appointment that (i) each of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then current ratings of the certificates issued pursuant to the pooling and servicing agreement and the equivalent from each nationally recognized statistical rating organization hired to provide ratings with respect to any class of securities backed, wholly or partially, by any serviced pari passu companion loan, (ii) any such successor special servicer satisfies the requirements of a qualified replacement special servicer as further described in “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause” in this prospectus and (iii) the successor special servicer delivers to the depositor and any applicable depositor of any other securitization, if applicable, that contains a serviced pari passu companion loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K current report regarding itself in its role as excluded special servicer. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the directing certificateholder will not have the right to appoint such excluded special servicer and such excluded special servicer will be appointed as described in “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause” in this prospectus.

An “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate principal balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

The controlling class will be the most subordinate class of the Class E, Class F and Class G certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that during such time as the Class E certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

Eightfold Real Estate Capital Fund IV, L.P. or its affiliate is expected to purchase the Class X-E, Class X-F, Class X-G, Class E, Class F, Class G and Class V certificates (and may purchase certain other classes of certificates), and on the closing date is expected to be the initial directing certificateholder with respect to each mortgage loan (other than the non-serviced mortgage loans).

Each entity identified in the table titled “Non-Serviced Whole Loans” under “—Whole Loans” below is the initial directing certificateholder under the pooling and servicing agreement for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certain Affiliations	The originators, the sponsors, the underwriters and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	With respect to each Mortgage Loan, the related due date in December 2016 for that mortgage loan (or, in the case of any mortgage loan that has its first due date in January 2017, the date that would have been its due date in December 2016 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).

Closing Date	On or about December 21, 2016.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in January 2017.

Determination Date	The 6th day of each month or, if the 6th day is not a business day, then the business day immediately following such 6th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Interest Accrual Period	Interest will accrue on the offered certificates during the calendar month immediately preceding the related distribution date.

Interest will be calculated on the offered certificates assuming each month has 30 days and each year has 360 days.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution Date; Rated Final Distribution Date

The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class A-1	December 2021
Class A-SB	May 2026
Class A-2	November 2026
Class A-3	December 2026
Class X-A	December 2026
Class X-B	December 2026
Class X-C	December 2026
Class A-M	December 2026
Class B	December 2026
Class C	December 2026

The rated final distribution date will be the distribution date in December 2054.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of CFCRE 2016-C7 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2016-C7:

●	Class A-1

●	Class A-SB

●	Class A-2

●	Class A-3

●	Class X-A

●	Class X-B

●	Class X-C

●	Class A-M

●	Class B

●	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class V and Class R.

Certificate Balances and Notional Amounts	Your certificates will have the approximate aggregate initial certificate balances or notional amounts set forth below, subject to a variance of plus or minus 5%:

Class A-1	$20,266,000
Class A-SB(1)	$28,337,000
Class A-2	$184,000,000
Class A-3	$224,436,000
Class X-A(2)	$457,039,000
Class X-B(2)	$77,534,000
Class X-C(2)	$32,645,000
Class A-M	$42,439,000
Class B	$35,095,000
Class C	$32,645,000

(1)	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus.

(2)	Notional amount. The notional amount of each class of Class X certificates may vary depending upon the final pricing of the classes of certificates whose certificate balances comprise such notional amount and, if as a result of such pricing the pass-through rate of such class of Class X certificates would be equal to zero, such Class X certificates may not be issued on the closing date.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class:

Class A-1	%(1)
Class A-SB	%(1)
Class A-2	%(1)
Class A-3	%(1)
Class X-A	%(2)
Class X-B	%(3)
Class X-C	%(4)
Class A-M	%(1)
Class B	%(1)
Class C	%(1)

(1)	The pass through rates for the Class A-1, Class A-SB, Class A-2, Class A-3, Class A-M, Class B and Class C certificates, in each case, will be one of (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii), less a specified rate.

(2)	The pass-through rate for the Class X-A certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates for that distribution date, weighted on the basis of their respective certificate balances immediately prior to that distribution date.

(3)	The pass-through rate for the Class X-B certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates of the Class A-M and Class B certificates for that distribution date, weighted on the basis of their respective certificate balances immediately prior to that distribution date.

(4)	The pass-through rate for the Class X-C certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class C certificates for that distribution date.

See “Description of the Certificates—Distributions—Pass-Through Rates” in this prospectus.

B. Interest Rate Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and Administration Fees
The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on each mortgage loan (other than a non-serviced mortgage loan with respect to the special servicing fee only), the serviced companion loans and any related REO loans and, with respect to the special servicing fees, if the related loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the stated principal amount of each mortgage loan (including the non-serviced mortgage loans) and the related serviced companion loans at the servicing fee rate equal to a per annum rate ranging from 0.00375% to 0.07250%.

In certain cases, the special servicer is also entitled to a workout fee and a liquidation fee.

The special servicing fee for each distribution date is calculated based on the stated principal amount of each mortgage loan (other than any non-serviced mortgage loan) and the related serviced companion loans as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to 0.25% per annum. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than the non-serviced mortgage loans) and the related serviced companion loans will be paid by the related master servicer or special servicer, respectively, out of the fees described above.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing

Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator/trustee fee for each distribution date is calculated on the stated principal amount of each mortgage loan and REO loan (excluding any non-serviced mortgage loan) at a per annum rate equal to 0.00919%.

The operating advisor will be entitled to a fee on each distribution date calculated on the stated principal amount of each mortgage loan and REO loan (excluding the non-serviced mortgage loans) at a per annum rate equal to (i) 0.00370% with respect to all mortgage loans (except the Google Kirkland Campus Phase II mortgage loan and (ii) 0.00670% with respect to the Google Kirkland Campus Phase II mortgage loan. The operating advisor will also be entitled under certain circumstances to a consulting fee.

As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including each non-serviced mortgage loan, but excluding each companion loan) at a per annum rate equal to 0.00038%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the stated principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council© as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related pooling and servicing agreement governing the servicing of that loan will be entitled to a master servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the related pooling and servicing agreement governing the servicing of such non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—Hilton Hawaiian Village Whole Loan”, “—Fresno Fashion Fair Whole Loan”, —Potomac Mills Whole Loan”, “—681 Fifth Avenue Whole Loan”, “—Residence Inn by Marriott LAX Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans

Non-Serviced Loan	Master Servicer Fee	Special Servicer Fee
Hilton Hawaiian Village	0.00125%	0.12500%
Fresno Fashion Fair	0.00250%	0.25000%
Potomac Mills	0.00250%	0.12500	%(1)
681 Fifth Avenue	0.00250%	0.25000%
Residence Inn by Marriott LAX	0.02250%	0.25000%

(1)	0.125% per annum (for so long as the controlling class representative under the CFCRE 2016-C6 securitization has not selected a replacement special servicer for the Potomac Mills Whole Loan), and at all other times, the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 per month.

Distributions

A. Amount and Order of Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest distributable to the Class V certificates will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-SB, Class A-2, Class A-3, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for such classes.

Second, to the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates, in reduction of the certificate balances of those classes, in the following priority:

First, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to the planned principal balance for the related distribution date set forth in Annex D to this prospectus;

Second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero;

Third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero;

Fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero; and

Fifth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero;

However, if the certificate balances of each class of certificates, other than the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates, having an initial principal balance have been reduced to zero, funds available for distributions of principal will be distributed to the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates, pro rata, based on their respective certificate balances and without regard to the Class A-SB planned principal balance;

Third, to the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates, pro rata, based on the aggregate unreimbursed losses, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes;

Fourth, to the Class A-M certificates, as follows: (a) to interest on the Class A-M certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-M certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-M certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates;

Fifth, to the Class B certificates, as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates;

Sixth, to the Class C certificates, as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates;

Seventh, to the non-offered certificates (other than the Class X-D, Class X-E, Class X-F, Class X-G, Class V and Class R certificates), in the amounts and order of priority described in “Description of the Certificates—Distributions” in this prospectus; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R and Class V certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance Charges,

Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination, Allocation of

Losses and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates

(other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class R and Class V certificates) to reduce the certificate balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class X-G, Class V or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates and, therefore, the amounts of interest they accrue.

(1)	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance as described in this prospectus.

(2)	The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates are interest-only certificates and the Class X-D, Class X-E, Class X-F and Class X-G certificates are not offered by this prospectus.

(3)	Other than the Class X-D, Class X-E, Class X-F, Class X-G, Class V and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the

Class A-M and Class B certificates. The notional amount of the Class X-C certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class C certificates. The notional amount of the Class X-D certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class D certificates. The notional amount of the Class X-E certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class E certificates. The notional amount of the Class X-F certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class F certificates. The notional amount of the Class X-G certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class G certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities:

●	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See

“Description of the Certificates—Distributions—Priority of Distributions”.

With respect to a whole loan that is comprised of a mortgage loan, a subordinate companion loan and one or more pari passu companion loans, shortfalls in available funds resulting from any of the foregoing will result first in a reduction in amounts distributable in accordance with the related intercreditor agreement in respect of the related subordinate companion loan, and then, result in a reduction in amounts distributable in accordance with the related intercreditor agreement in respect of the related mortgage loan (and any pari passu companion loans, on a pro rata basis), which allocations to the related mortgage loan will in turn reduce distributions in respect of the certificates as described above. See “Description of the Mortgage Pool—The Whole Loans—Hilton Hawaiian Village Whole Loan—Distributions” and “—Potomac Mills Whole Loan—Distributions” and “Yield and Maturity Considerations—Yield Considerations—Losses and Shortfalls”.

F. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date, to the extent actually collected and applied as interest during a collection period, will be distributed to the holders of the Class V certificates on the related distribution date. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a periodic payment that has not been received by a specific date after its due date on each mortgage loan (unless the master servicer or the special servicer determines that the advance would be non-recoverable). Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the regular monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

None of the master servicer, the special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan that is not held by the issuing entity.

See “Pooling and Servicing Agreement—Advances”.

B. Servicing Advances	The master servicer may be required to make advances with respect to mortgage loans and related companion loans that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the priority of the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any servicing advances.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the master servicer and/or the special servicer (and the trustee, as applicable) under the related pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of such non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on servicing advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced mortgage loan and to the extent allocable to the related non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 37 fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrowers in 64 commercial, multifamily or manufactured housing community properties. See “Description of the Mortgage Pool—Additional Indebtedness”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $652,913,725.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 37 commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each of the mortgage loans in the table below is part of a larger whole loan, each of which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”). The companion loans, together with their related mortgage loans, are each referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Whole Loan LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
Hilton Hawaiian Village	$56,625,000	8.7%	$639,975,000	$578,400,000	31.2%	57.2%	4.47x	2.44x
Google Kirkland Campus Phase II	$50,000,000	7.7%	$22,500,000	N/A	49.7%	49.7%	2.56x	2.56x
Fresno Fashion Fair	$41,000,000	6.3%	$284,000,000	N/A	57.5%	57.5%	2.14x	2.14x
Potomac Mills	$40,500,000	6.2%	$250,500,000	$125,000,000	38.0%	54.4%	4.39x	2.65x
681 Fifth Avenue	$34,000,000	5.2%	$181,000,000	N/A	48.9%	48.9%	1.67x	1.67x
Residence Inn by Marriott LAX	$13,401,782	2.1%	$39,708,983	N/A	64.4%	64.4%	1.56x	1.56x

(1)	Calculated including the related pari passu companion loans but excluding the related subordinate companion loan.

(2)	Calculated including the related pari passu companion loans and the related subordinate companion loan.

The Google Kirkland Campus Phase II whole loan will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and are each referred to in this prospectus as a “serviced whole loan”, and the related companion loans are referred to in this prospectus as “serviced companion loans”.

Each loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate pooling and servicing agreement identified below relating to a related companion loan and is, together with the related companion loan(s), referred to in this prospectus as a “non-serviced whole loan”. Each related mortgage loan is referred to as a “non-serviced mortgage loan” and each of the related companion loans are referred to in this prospectus as a “non-serviced companion loan” or a “companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans

Loan Name	Transaction/Pooling and Servicing Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee	Certificate Administrator and Custodian	Directing Certificate- holder	Operating Advisor	Asset Representations Reviewer
Hilton Hawaiian Village	Hilton USA Trust 2016-HHV	8.7%	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Franklin CMBS, L.P.	N/A	N/A
Fresno Fashion Fair	JPMDB 2016-C4	6.3%	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wilmington Trust, National Association	Wells Fargo Bank, National Association	BlackRock Realty Advisors, Inc.	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC
Potomac Mills	CFCRE 2016-C6	6.2%	Wells Fargo Bank, National Association	AEGON USA Realty Advisors (Potomac Mills Special Servicer)	Wilmington Trust, National Association	Wells Fargo Bank, National Association	RREF III Debt AIV, LP	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC
681 Fifth Avenue	MSC 2016-UBS12	5.2%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	RREF III Debt AIV, LP	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC
Residence Inn by Marriott LAX	CFCRE 2016-C6	2.1%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	RREF III Debt AIV, LP	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC

(1)	The initial controlling noteholder for the Potomac Mills whole loan is the holder of the Potomac Mills subordinate companion loan. If the outstanding principal amount of the Potomac Mills subordinate companion as notionally reduced by any appraisal reduction amounts or realized losses allocated to such subordinate companion loan is less than 25% of the initial principal amount of such subordinate companion loan less any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder of the Potomac Mills subordinate companion loan on the Potomac Mills subordinate companion loan after the date of creation of the Potomac Mills subordinate companion loan, the controlling noteholder will be the CFCRE 2016-C6 controlling class representative. At all other times the controlling noteholder for the Potomac Mills whole loan will be the holder of the Potomac Mills subordinate companion loan. The initial controlling noteholder for the Potomac Mills whole loan is Teachers Insurance and Annuity Association of America.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with one or more pari passu companion loans and/or subordinate companion loans is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property) or any related mezzanine debt or preferred equity. However, unless specifically indicated, for the purpose of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1, A-2 and A-3), no subordinate companion loan is reflected in this prospectus.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Information” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$652,913,725
Number of Mortgage Loans	37
Number of Mortgaged Properties	64
Range of Cut-off Date Balances	$1,700,000 to $56,625,000
Average Cut-off Date Balance	$17,646,317
Range of Mortgage Rates	2.9882% to 6.1670%
Weighted average Mortgage Rate	4.4743%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	120 months
Range of remaining terms to maturity(2)	60 months to 120 months
Weighted average remaining term to maturity(2)	119 months
Range of original amortization term(3)	300 months to 360 months
Weighted average original amortization term(3)	356 months
Range of remaining amortization terms(3)	299 months to 360 months
Weighted average remaining amortization term(3)	355 months
Range of LTV Ratios as of the Cut-off Date(4)(5)	31.2% to 70.8%
Weighted average LTV Ratio as of the Cut-off Date(4)(5)	55.0%
Range of LTV Ratios as of the maturity date(2)(4)(5)(6)	31.2% to 59.6%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)(6)	50.0%
Range of UW NCF DSCR(4)(6)	1.26x to 4.47x
Weighted average UW NCF DSCR(4)(6)	2.15x
Range of UW NOI Debt Yield(4)	7.3% to 21.2%
Weighted average UW NOI Debt Yield(4)	11.0%
Percentage of Initial Pool Balance consisting of:
Interest Only	40.9%
Amortizing Balloon	33.9%
Interest Only, then Amortizing	15.6%
Interest Only, ARD	9.6%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to any mortgage loan with an anticipated repayment date, calculated through or as of, as applicable, such anticipated repayment date.

(3)	Does not include mortgage loans that pay interest-only until their maturity dates or anticipated repayment dates.

(4)	In the case of six (6) mortgage loans, collectively representing approximately 36.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each of which has one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yield have been calculated including the related pari passu companion loans (but not any related subordinate companion loan).

(5)	In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Residence Inn by Marriott LAX, representing approximately 2.1% of the outstanding pool balance as of the cut-off date, the related maturity date loan-to-value ratio has been calculated based on the “as-stabilized” value for such mortgaged property. In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Altama Village, representing approximately 0.9% of the outstanding pool balance as of the cut-off date, the maturity date loan-to-value ratio has been calculated based on the “prospective value upon completion/stabilization” for such mortgaged property. The “prospective value upon completion/stabilization” refers to the mortgaged property once certain construction, repairs or renovations for which reserves have been established, have been completed.

(6)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first 12 payment periods of the mortgage loan following the cut-off date (but without regard to any leap year adjustments), provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period. In the case of the 25 Senate Place Jersey City mortgage loan, representing approximately 8.6% of the initial outstanding pool balance as of the cut-off date, the mortgage loan amortizes based on a planned amortization schedule attached to this prospectus as Annex E, and the debt service coverage ratio for such mortgage loan was calculated based on the debt service for the first 12 months of amortizing payments following the Cut-off Date. UW NCF DSCR was calculated using the average monthly debt service previously stated. The mortgage loan balance as of the maturity date was calculated based on the schedule attached to this prospectus as Annex E.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.

None of the mortgage loans were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of the mortgage loan:

See “Description of the Mortgage Pool”.

Loans Underwritten Based on

Projections of Future Income	With respect to thirty-four (34) of the mortgaged properties, securing sixteen (16) mortgage loans, representing approximately 38.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (by allocated loan amount), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics —Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances will be issued, maintained and transferred only in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $100,000 and in integral multiples of $1 in excess of $100,000.

Registration, Clearance and

Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

“Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	BlackRock Financial Management, Inc., CMBS.com, Inc., Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation, Markit LLC and Thomson Reuters Corporation;

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicer’s website initially located at www.pnc.com/midland.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of all of the mortgage loans as of the cut-off date (excluding the mortgage loans with anticipated repayment dates), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) for the mortgage loans held by the issuing entity, provided that (i) the Class A-1, Class A-SB, Class A-2, Class A-3, Class A-M, Class B, Class C and Class D certificates are no longer outstanding and (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates).

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage
Loans; Loss of Value
Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treas. Reg. Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, the special servicer is required to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan) and/or related REO properties and accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or a defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and the related pari passu companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

If a non-serviced mortgage loan with a related pari passu companion loan becomes a defaulted mortgage loan and the special servicer under the related pooling and servicing agreement for the related pari passu companion loan determines to sell such pari passu companion loan, then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans—Hilton Hawaiian Village Whole Loan”, —Fresno Fashion Fair Whole Loan”, “—Potomac Mills Whole Loan”, “—681 Fifth Avenue Whole Loan” and “—Residence Inn by Marriott LAX Whole Loan”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of excess interest accrued on the mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs (the “Lower-Tier REMIC” and the “Upper-Tier REMIC” and each, a “Trust REMIC”), for federal income tax purposes.

In addition, the portion of the issuing entity consisting of the excess interest accrued on the mortgage loan with an anticipated repayment date and the excess interest distribution account, beneficial ownership of which is represented by the Class V certificates, will be treated as a grantor trust for federal income tax purposes (the “Grantor Trust”).

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class certificates will be issued with original issue discount and that the Class certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General. Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels. See “Description of the Mortgage Pool—Tenant Issues”.

A Tenant Concentration May Result in Increased Losses. Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks. If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks. If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

In addition, with respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Fresno Fashion Fair, representing approximately 6.3% of the outstanding pool balance as of the cut-off date, the borrower sponsor may be required to enter into a master lease with the borrower in connection with a reduction of underwritten net operating income at the related mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease. The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure. In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow. Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	in the case of government sponsored tenants, any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks. Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans

Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. Retail properties that have anchor tenant-owned stores often have reciprocal easement and/or operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is often required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent. However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or the termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	if the anchor tenant or shadow anchor tenant decides to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

●	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadowed anchored retail centers to have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor tenants of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor tenants to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease or the property does not have a specified occupancy level.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans that may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower. We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants who did not provide estoppels prior to origination. We cannot assure you that the failure to have obtained related estoppel information will not have a material adverse effect on the related mortgage loans.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in this prospectus or that the net operating income contributed by the mortgaged properties will remain at the level specified in this prospectus or past levels.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, some of the hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment venues are particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise or hotel management company agreement or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises and/or hospitality property managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor and/or hospitality property managers. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and the property management agreements is restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the franchisor. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings where the land under the building are owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. Some of these factors include:

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

●	the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

●	that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged property is subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Multifamily Properties Have Special Risks”. See Annex A-2 for the 5 largest tenants (by net rentable area leased) at the mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

●	in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as: other manufactured housing community properties, apartment buildings and site built single family homes;

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; manufactured homes may be moved from a manufactured housing property);

●	the type of services or amenities it provides;

●	any age restrictions;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Range of Remaining Terms to Maturity in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, hospitality, multifamily, mixed-use, industrial and office properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, New York, Hawaii, New Jersey, Texas, Washington and Virginia. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property that any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will not be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee, the special servicer or the master servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation number 40 in Annex C-1 and the identified exceptions to that representation in Annex C-2.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Cantor Commercial Real Estate Lending, L.P.”, “—UBS AG”, “—Société Générale”, “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the retail properties securing the mortgage loans are currently undergoing or may be scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 10 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, gas stations, data centers, urgent care facilities, schools, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit, lease defaults, ratings and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance. Zoning protection insurance will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

Certain Risks Are Not Covered under Standard Insurance Policies. In general (other than where the mortgage loan documents permit the borrower to rely on a tenant (including a ground tenant) or other third party (such as a condominium association, if applicable) to obtain the insurance coverage on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage loan documents. See “Description of the Mortgage Pool—Insurance Considerations”. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things:

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

●	floods and other water related causes;

●	earth movement, including earthquakes, landslides and mudflows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates.

Standard Insurance May Be Inadequate Even for Types of Losses That Are Insured Against. Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

●	in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●	in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●	with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●	if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

There Is No Assurance That Required Insurance Will Be Maintained. There is no assurance that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard and subject to the discussion under “Pooling and Servicing Agreement—The Directing Certificateholder” and “—The Operating Advisor”, that either (a) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the mortgaged property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (b) such insurance is not available at any rate. Additionally, if the related borrower fails to maintain such terrorism insurance coverage, neither the applicable master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such terrorism insurance coverage is not available for the reasons set forth in the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the master servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 85% (subject to annual 1% decreases beginning in 2016 until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $100 million (subject to annual $20 million increases beginning in 2016 until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See “Annex A-3—Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” for a summary of the terrorism insurance requirements under each of the ten largest mortgage loans.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

Limited Information Causes Uncertainty

Historical Information. Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information. The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Additional Information”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Additional Information”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Cantor Commercial Real Estate Lending, L.P.—

CCRE Lending’s Underwriting Standards”, —UBS AG—UBS AG, New York Branch’s Underwriting Standards” and “—Société Générale—Société Générale’s Underwriting Standards”. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Cantor Commercial Real Estate Lending, L.P.—Review of CCRE Mortgage Loans”, “—UBS AG—Review of the UBS AG, New York Branch Mortgage Loans” and “—Société Générale—Review of the Mortgage Loans for Which Société Générale is the Sponsor”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect one or more of “as-stabilized”, “prospective value upon completion/stabilization” and “as-is” values. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect the “as-stabilized” or “prospective value upon completion/stabilization” value as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” value and “prospective value upon completion/stabilization, we cannot assure you that those assumptions are or will be accurate or that the “prospective value upon completion/stabilization will be the value of the related mortgaged property at the indicated stabilization date or at maturity. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Cantor Commercial Real Estate Lending, L.P.”, “—UBS AG” and “—Société Générale” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, and will comply, with such requirements, and in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as tenants-in-common, and in such cases, there is a risk that obtaining the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability to Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose, Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. See also representation number 31 in Annex C-1 and the identified exceptions to those representations in Annex C-2. However, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to the whole loans are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or anticipated repayment date.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the

Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of the related companion loans. In addition, with respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as 25 Senate Place Jersey City, representing approximately 8.6% of the outstanding pool balance as of the cut-off date, the related mortgage loan accrues interest based on a planned amortization schedule provided in this prospectus at Annex E. We cannot assure you that the related borrower will be able to make these payments when due.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and each pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessor’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessee/borrower’s as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 Amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See representation number 34 in “Annex C-1—Mortgage Loan Representations and Warranties” and the representation exceptions identified in “Annex C-2—Exceptions to Mortgage Loan Representations and Warranties”.

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal or first offer in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on this mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class V certificates, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan(s)”.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Cantor Commercial Real Estate Lending, L.P., one of the sponsors and originators, and of Cantor Fitzgerald & Co. and CastleOak Securities, L.P., two of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the companion loans related to their mortgage loans. The originators and/or their respective affiliates may retain existing companion loans or originate future permitted mezzanine indebtedness with respect to the mortgage loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

Cantor Commercial Real Estate Lending, L.P., one of the sponsors and originators, CCRE Commercial Mortgage Securities, L.P., the depositor, Cantor Fitzgerald & Co. and CastleOak Securities, L.P., two of the underwriters, and Berkeley Point Capital LLC, a primary servicer, are affiliated with Cantor Fitzgerald Investors, LLC, the borrower sponsor under the mortgage loans secured by the portfolios of mortgaged properties identified on Annex A-1 to this prospectus as Walgreens Net Lease Portfolio 3 and Walgreens Net Lease Portfolio 2, collectively representing approximately 9.6% of the initial pool balance. Cantor Commercial Real Estate Lending, L.P. originated each of those mortgage loans, and Cantor Commercial Real Estate Lending, L.P. is the mortgage loan seller with respect to those mortgage loans.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in
“—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates

(which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. Cantor Fitzgerald & Co. and CastleOak Securities, L.P., two of the underwriters, are affiliates of the depositor and Cantor Commercial Real Estate Lending, L.P., a sponsor and originator, and Berkeley Point Capital LLC, the primary servicer.

SG Americas Securities, LLC, one of the underwriters, is an affiliate of Société Générale, a sponsor and originator.

UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG, New York Branch, an originator, a sponsor and a mortgage loan seller and the holder of one or more of the 681 Fifth Avenue companion loans.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. Each pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, if the special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf will be required to select a separate special servicer that is not a borrower party (referred to in this prospectus as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan, in which case the replacement special servicer will be selected by a vote of the certificateholders. If such excluded special servicer has not been appointed within 30 days of receipt of notice of the resigning special servicer’s resignation, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause” in this prospectus. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan (provided that that special servicer will remain entitled to all other special servicing compensation with respect all mortgage loans and serviced whole loans that are not excluded special servicer loans). While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to the excluded special servicer loan to the related borrower party or any employees or personnel of such borrower party involved in the management of any investment in the related borrower party or the related mortgaged property and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the Series 2016-C6 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

In addition, Midland Loan Services is currently the special servicer under the JPMDB 2016-C4 Pooling and Servicing Agreement, which governs the servicing and administration of the Fresno Fashion Fair Whole Loan.

Pursuant to certain interim servicing agreements between UBS AG and/or certain of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, all of the Mortgage Loans to be contributed to this securitization by UBS AG, representing approximately 12.5% of the initial pool balance.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, an indirect wholly owned subsidiary of Park Bridge Financial LLC, has been appointed as the initial operating advisor with respect to all of the mortgage loans other than the non-serviced mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans other than the non-serviced mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders, especially if the asset representations reviewer or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Loan Holders

On the closing date, Eightfold Real Estate Capital Fund IV, L.P. (or its affiliate) is expected to be designated the initial directing certificateholder. The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and other than with respect to any excluded loan), take actions with respect to the specially serviced mortgage loans administered under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders. As a result, it is possible that the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to any excluded loan) or the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan may direct the special servicer or the special servicer under such pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth below is the identity of the initial directing certificateholder (or equivalent entity) for each pari passu whole loan, the expected securitization trust holding the controlling note in such whole loan and the pooling and servicing agreement under which it is expected to be serviced.

Whole Loan	PSA/TSA	Controlling Noteholder	Directing Certificateholder
Hilton Hawaiian Village	Hilton USA Trust 2016-HHV	Hilton USA Trust 2016-HHV	Franklin CMBS, L.P.
Google Kirkland Campus Phase II	CFCRE 2016-C7	CFCRE 2016-C7	Eightfold Real Estate Capital Fund IV, L.P.
Fresno Fashion Fair	JPMDB 2016-C4	JPMDB 2016-C4	BlackRock Realty Advisors, Inc.
Potomac Mills	CFCRE 2016-C6	CFCRE 2016-C6(1)	RREF III Debt AIV, LP
681 Fifth Avenue	MSC 2016-UBS12	MSC 2016-UBS12	RREF III Debt AIV, LP
Residence Inn by Marriott LAX	CFCRE 2016-C6	CFCRE 2016-C6	RREF III Debt AIV, LP

(1)	The initial controlling noteholder for the Potomac Mills whole loan is the holder of the Potomac Mills subordinate companion loan. If the outstanding principal amount of the Potomac Mills subordinate companion as notionally reduced by any appraisal reduction amounts or realized losses allocated to such subordinate companion loan is less than 25% of the initial principal amount of such subordinate companion loan less any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder of the Potomac Mills subordinate companion loan on the Potomac Mills subordinate companion loan after the date of creation of the Potomac Mills subordinate companion loan, the controlling noteholder will be the CFCRE 2016-C6 controlling class representative. At all other times the controlling noteholder for the Potomac Mills whole loan will be the holder of the Potomac Mills subordinate companion loan. The initial controlling noteholder for the Potomac Mills whole loan is Teachers Insurance and Annuity Association of America.

The special servicer, upon non-binding consultation with a serviced companion loan holder (or its representative and subject to the terms of the related intercreditor agreement, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans—Google Kirkland Campus Phase II Whole Loan”. In connection with the pari passu whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that such non-binding consultation with a serviced companion loan holder (solely with respect to the related serviced whole loan) may result in a mutual decision for the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause at any time and without cause for cause at any time and without cause (for so long as a control termination event does not exist and other than with respect to any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”.

Similarly, the applicable controlling class related to the securitization trust indicated in the chart above as the controlling noteholder has certain consent and/or consultation rights with respect to the non-serviced mortgage loans under the related pooling and servicing agreement governing the servicing of that related non-serviced whole loan and have similar conflicts of interest with the holders of other certificates backed by the companion loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The directing certificateholder and its affiliates (and the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such loan referred to in this prospectus as an “excluded loan”), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any excluded information solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder, or upon non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans—Google Kirkland Campus Phase II Whole Loan”. As a result, it is possible that such serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investors in the Class E, Class F, Class G, and Class V certificates, which are referred to in this prospectus as the “B-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), were given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing, decrease in the principal balance of the mortgage loan, reduction of the time during which the loan pays interest-only, increase in the amount of required reserves or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the B-piece buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, the B-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs.

The B-piece buyer, or an affiliate, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to a non-serviced mortgage loan under the pooling and servicing agreement governing the servicing of such non-serviced whole loan and the related intercreditor agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—Hilton Hawaiian Village Whole Loan—Consultation and Control”, “—Fresno Fashion Fair Whole Loan—Consultation and Control”, “—Potomac Mills Whole Loan—Consultation and Control”, “—681 Fifth Avenue Whole Loan—Consultation and Control” and “—Residence Inn by Marriott LAX Whole Loan—Consultation and Control””.

It is expected that Eightfold Real Estate Capital Fund IV, L.P. or its affiliate will be the initial directing certificateholder.

In addition, Midland Loan Services is currently the special servicer under the JPMDB 2016-C4 Pooling and Servicing Agreement, which governs the servicing and administration of the Fresno Fashion Fair Whole Loan.

Because the incentives and actions of the B-piece buyers may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder exercising control rights over that whole loan will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder under the pooling and servicing agreement for this securitization or under any pooling and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Investors should be aware of the risk retention and due diligence requirements in Europe (the “EU Risk Retention and Due Diligence Requirements”) which currently apply, or are expected to apply in the future, in respect of various types of EU regulated investors including credit institutions, authorized alternative investment fund managers, investment firms, insurance and reinsurance undertakings and UCITS funds. Amongst other things, such requirements restrict an investor who is subject to the EU Risk Retention and Due Diligence Requirements from investing in securitizations unless: (i) the originator, sponsor or original lender in respect of the relevant securitization has explicitly disclosed that it will retain, on an on-going basis, a net economic interest of not less than five per cent. in respect of certain specified credit risk tranches or securitized exposures; and (ii) such investor is able to demonstrate that they have undertaken certain due diligence in respect of various matters including but not limited to its note position, the underlying assets and (in the case of certain types of investors) the relevant sponsor or originator. Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge on the certificates acquired by the relevant investor.

●	On September 30, 2015, the European Commission published a proposal to amend the EU Risk Retention and Due Diligence Requirements (the “Draft CRR Amendment Regulation”) and a proposed regulation relating to a European framework for simple, transparent and standardized securitization (such proposed regulation, including any implementing regulation, technical standards and official guidelines related thereto, the “Securitization Framework”, and together with the Draft CRR Amendment Regulation, the “Securitization Regulation”) which would, amongst other things, re-cast the EU risk retention rules as part of wider changes to establish a “Capital Markets Union” in Europe. The Presidency of the Council of Ministers of the European Union has also published compromise proposals concerning the Securitization Regulation. The Securitization Regulation will need to be considered, finalized and adopted by the European Parliament and Council of Ministers. It is unclear at this time when the Securitization Regulation will become effective. Investors should be aware that there are material differences between the current EU Risk Retention and Due Diligence Requirements and the Securitization Regulation. The Securitization Regulation may also enter into force in a form that differs from the published proposals and drafts.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU Risk Retention and Due Diligence Requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU Risk Retention and Due Diligence Requirements. Consequently, the offered certificates are not a suitable investment for EEA-credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment.

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Banking entities are required to be in conformance with the Volcker Rule by July 21, 2015, although ownership interests or sponsorships in covered funds in existence prior to December 31, 2013 are not required to be brought into conformance until July 21, 2017 (with the possibility of an additional five-year extension for certain illiquid funds). Prior to the applicable conformance date expiration, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

●	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets (including the CMBS market) and may have an adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment” in this prospectus.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six (6) nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three (3) of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of rated certificates, due in part to the initial subordination levels provided by such nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations engaged to rate such certificates. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General. The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the master servicer or the special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the master servicer or the special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity, or that the master servicer or the special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, the holder of a subordinate companion loan or any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Class or Classes
Class X-A	Class A-1, Class A-SB, Class A-2 and Class A-3
Class X-B	Class A-M and Class B
Class X-C	Class C
Class X-D	Class D
Class X-E	Class E
Class X-F	Class F
Class X-G	Class G

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and/or Class X-G certificates. Investors in the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Losses and Shortfalls May Change Your Anticipated Yield. If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of the non-serviced whole loans) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-M certificates and, then pro rata, the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-SB, Class A-2 or Class A-3 certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of the Class A-M or Class B certificates will result in a corresponding reduction in the notional amount of the Class X-B certificates. A reduction in the certificate balance of the Class C certificates will result in a corresponding reduction in the notional amount of the Class X-C certificates. A reduction in the certificate balance of the Class D certificates will result in a corresponding reduction in the notional amount of the Class X-D certificates. A reduction in the certificate balance of the Class E certificates will result in a corresponding reduction in the notional amount of the Class X-E certificates. A reduction in the certificate balance of the Class F certificates will result in a corresponding reduction in the notional amount of the Class X-F certificates. A reduction in the certificate balance of the Class G certificates will result in a corresponding reduction in the notional amount of the Class X-G certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination. The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loan and the Related Mortgage Loan Prior to a Sequential Pay Event

With respect to a mortgage loan that is part of a whole loan with a subordinate companion loan, prior to the occurrence and continuance of a sequential pay event, any collections of scheduled principal payments and other unscheduled principal payments with respect to the related whole loan received from the related borrower will generally be allocated to such mortgage loan and the subordinate companion loan on a pro rata basis. Such pro rata distributions of principal will have the effect of reducing the total dollar amount of subordination provided to the offered certificates by the subordinate companion loan.

See “Description of the Mortgage Pool—The Whole Loans—Hilton Hawaiian Village Whole Loan” and “—Potomac Mills Whole Loan”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights. Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than mortgage loans that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of the related companion loans and mezzanine debt under the related intercreditor agreement. With respect to the non-serviced mortgage loans, you will generally not have any right to vote or make decisions with respect the non-serviced mortgage loans, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of the related non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. In all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loans that will be serviced under a pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any excluded special servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a borrower party or affiliate of any of such persons will be deemed not to be outstanding and a holder of such certificate will not have the right the vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports” in this prospectus.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment. The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan or any excluded loan) (and, with respect to the non-serviced mortgage loans, will have limited consultation rights) and the right to replace the special servicer with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of appraisal reductions and realized losses, is less than 25% of its initial certificate balance), occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs, then the directing certificateholder will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder of the related securitization trust holding the controlling note for the related non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of the non-controlling notes) will have limited consultation rights with respect to major decisions relating to each non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no control termination event has occurred and is continuing and by the required party set forth in the PSA if a control termination event has occurred and is continuing. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related loan documents, it is possible that the directing certificateholder (or equivalent entity) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder and the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of each non-serviced mortgage loan:

(i)	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)	may act solely in the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan);

(iii)	do not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan);

(iv)	may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates; and

(v)	will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder or the directing certificateholder under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan for the benefit of the holders of the related companion loan (as a collective whole as if the certificateholders and companion loan holders constituted a single lender). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to a non-serviced mortgage loan, the operating advisor appointed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer. In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by (i) certificateholders holding at least 75% of a quorum of the certificateholders (which is the holders of certificates evidencing at least 75% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)) or (ii) evidencing more than 50% of each class of “non-reduced certificates” (each class of certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class X-G, Class V and Class R certificates) outstanding that has not been reduced to less than 25% of its initial certificate balance through the application of appraisal reduction amounts and realized losses). See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement relating to a non-serviced mortgage loan. We cannot assure you that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Loan Holders and Mezzanine Debt Could Adversely Affect Your Investment. The holders of a pari passu companion loan relating to the serviced mortgage loans will have certain limited consultation rights (on a non-binding basis) with respect to major decisions relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer is not obligated to consult with the companion loan holder if required under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to mortgage loans that permit future mezzanine debt, the related mezzanine lender may have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that a holder of mezzanine debt generally holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will not have any right to vote with respect to any matters relating to the servicing and administration of the non-serviced mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—Hilton Hawaiian Village Whole Loan”, “—Fresno Fashion Fair Whole Loan—Consultation and Control”, “—Potomac Mills Whole Loan”, “—681 Fifth Avenue Whole Loan—Consultation and Control”, and “—Residence Inn by Marriott LAX Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Servicing Mortgage Loan”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

To the extent provided in the pooling and servicing agreement, the master servicer (or any related primary servicer) will be responsible for servicing the mortgage loans serviced by it regardless of whether such mortgage loans are performing or have become delinquent or have otherwise been transferred to special servicing. As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Cantor Commercial Real Estate Lending, L.P., in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. In particular, in the case of a non-serviced loan that is serviced under the pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer (if applicable) under that pooling and servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Loan Purchase Agreements”.

Additionally, one of the sponsors, Société Générale, may be subject to the “bail-in” powers of a Resolution Authority and such sponsor’s liabilities, including the obligation to repurchase certain defective mortgage loans could, among other things, be reduced, converted or extinguished in full. Alternatively the BRRD gives the power to a Resolution Authority to transfer the assets of certain relevant institutions to a third party entity. See “—The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans” below.

If Société Générale were acting through its New York branch, and were to become the subject of an insolvency proceeding under the laws of France and a proceeding were initiated under Chapter 15 of the federal bankruptcy code or the New York Superintendent of Financial Services were to take possession of the New York branch, it is possible that the New York Superintendent of Financial Services, a creditor or trustee in bankruptcy of Société Générale may argue that the sale of its interest in the mortgage loans by Société Générale was a pledge of the receivables rather than a sale. The New York Superintendent of Financial Services, a creditor, a bankruptcy trustee or another interested party could still attempt to assert that the transfer of Société Générale’s interest in the mortgage loans was not a sale. If such party’s challenge is successful, payments on the certificates would be reduced or delayed. Even if the challenge is not successful, payments on the certificates could be delayed while a court resolves the claim.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The EU Bank Recovery and Resolution Directive (2014/59/EU) (collectively with secondary and implementing EU rules, and national implementing legislation, the “BRRD”) equips national authorities in EU member states (the “Resolution Authorities”) with tools and powers for preparatory and preventive measures, early supervisory intervention and resolution of credit institutions and significant investment firms (collectively, “relevant institutions”). If a relevant institution enters into a mortgage loan purchase agreement with the depositor and is deemed likely to fail within the circumstances identified in the BRRD, the relevant Resolution Authority may employ such tools and powers in order to intervene in the relevant institution’s failure. In particular, liabilities of relevant institutions arising out of the mortgage loan purchase agreement (for example, liabilities requiring lenders to repurchase mortgage loans or to cure certain breaches or defects with respect to mortgage loans) and not otherwise subject to an exception, could be subject to the exercise of “bail-in” powers of the relevant Resolution Authorities (which power is just one of a number of wide powers given to Resolution Authorities for the recovery and resolution of banks and other financial institutions). If the relevant Resolution Authority decides to apply the “bail-in” tool to the liabilities of a relevant institution, then subject to certain exceptions set out in the BRRD, the liabilities of such relevant institution could, among other things, be reduced, converted to shares or other ownership interests in the relevant institution, its parent company or a bridge institution or extinguished in full. In addition, under the BRRD the Resolution Authority will have the power (among other tools) to transfer to a third party, rights, assets or liabilities of an institution under resolution. As a result, the depositor or the issuing entity and ultimately, the certificateholders may not be able to recover any liabilities owed by such an entity to the depositor or the issuing entity, as applicable. Further, a relevant Resolution Authority may exercise its discretions in a manner that produces different outcomes amongst institutions resolved in different EU member states. The resolution mechanisms under the BRRD correspond closely to those available to the Single Resolution Board (the “SRB”) and the European Commission under the SRM Regulation (Regulation 806/2014) which applies to EU member states in the Eurozone and other member states participating in the single supervisory mechanism (the “SSM”) with the SRB taking on many of the functions assigned to national resolution authorities by the BRRD. If a member state (such as the UK) has chosen not to participate in the SSM, relevant institutions established in that member state are not subject to the SRM Regulation, but to the BRRD as implemented in that member state. For a discussion of certain risks relating to repurchases of a mortgage loan, see “—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” above.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained. See also representation number 41 in Annex C-1 and the identified exceptions to that representation in Annex C-2.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure. If the issuing entity acquires a mortgaged property subsequent to a default on the related mortgage loan (other than a non-serviced mortgage loan) or whole loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, only (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In most circumstances, the special servicer will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

REMIC Status. If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Internal Revenue Code of 1986, as amended (the “Code”) during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as corporations under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount. One or more classes of the offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Code Section 166.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of 37 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $652,913,725 (the “Initial Pool Balance”) The “Cut-off Date” with respect to each Mortgage Loan is the Due Date in December 2016 for that Mortgage Loan (or, in the case of any Mortgage Loan that has its first due date in January 2017, the date that would have been its Due Date in December 2016 under the terms of that Mortgage Loan if a Monthly Payment were scheduled to be due in that month).

Six (6) of the Mortgage Loans, representing approximately 36.1% of the Initial Pool Balance, are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans” and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as a “Subordinate Companion Loan”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans”, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgages and the same assignments of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction.

Except for the Hilton Hawaiian Village Mortgage Loan, which was co-originated by JPMorgan Chase Bank, National Association, Deutsche Bank AG, New York Branch, Goldman Sachs Mortgage Company, Barclays Bank PLC and Morgan Stanley Bank, N.A. (and the related mortgage loan was purchased by Cantor Commercial Real Estate Lending, L.P. from Deutsche Bank AG, New York Branch prior to the date hereof), the Fresno Fashion Fair Mortgage Loan, which was co-originated by Société Générale and JPMorgan Chase Bank, National Association, the Potomac Mills Mortgage Loan, which was co-originated by Société Générale, Cantor Commercial Real Estate Lending, L.P., Barclays Bank PLC and Bank of America, N.A. and the 681 Fifth Avenue Mortgage Loan, which was co-originated by UBS AG, New York Branch and Citigroup Global Markets Realty Corp., the Mortgage Loans were originated or acquired by the mortgage loan sellers set forth in the following chart and such entities or their respective affiliates will sell their respective Mortgage Loans to the depositor, which will turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Cantor Commercial Real Estate Lending, L.P.	24	$427,050,677	65.4%
Société Générale.	6	103,733,048	15.9
UBS AG, New York Branch.	6	81,630,000	12.5
Société Générale/Cantor Commercial Real Estate Lending, L.P.	1	40,500,000	6.2
Total	37	$652,913,725	100.0%

Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily or manufactured housing community real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties, as applicable, and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on December 21, 2016 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balance (in the case of Mortgage Loan information) or by Allocated Loan Amount as of the Cut-off Date (in the case of Mortgaged Property information).

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to each Mortgage Loan with one or more Subordinate Companion Loans is calculated without regard to such Subordinate Companion Loan, unless otherwise indicated.

Definitions. For purposes of this prospectus, including the information presented in the Annexes to this prospectus, the indicated terms have the following meanings:

“ADR” means, for any hospitality property, average daily rate.

“Allocated Loan Amount” generally means, (a) with respect to any single Mortgaged Property that is the only real property collateral for the related Mortgage Loan, the total outstanding principal balance of such Mortgage Loan; and (b) with respect to any Mortgaged Property that is one of multiple Mortgaged Properties securing a Mortgage Loan, the portion of the total outstanding principal balance of such Mortgage Loan allocated to the subject Mortgaged Property in accordance with net cash flow, appraised value or otherwise in accordance with or as set forth in the related Mortgage Loan documents.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date (but without regard to any leap year adjustments) or: (i) in the case of a Mortgage Loan that provides for interest only payments through maturity, the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter or (ii) in the case of a Mortgage Loan that provides for an initial interest only period and provides for scheduled amortization payments thereafter, 12 times the monthly payment of principal and interest payable during such subsequent amortization period. Monthly debt service and debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the Cut-off Date (but without regard to any leap year adjustments), subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the

Mortgage Loan including any related Pari Passu Companion Loan (but without any regard to any related Subordinate Companion Loan). In the case of the Mortgaged Property identified on Annex A-1 to this prospectus as 25 Senate Place Jersey City, which secures a Mortgage Loan representing approximately 8.6% of the Initial Pool Balance, the Mortgage Loan amortizes based on a planned amortization schedule attached to this prospectus as Annex E, and the Annual Debt Service for the Mortgage Loan is based on the average of first 12 months of amortizing payments following the Cut-off Date.

“Appraised Value” means, for any Mortgaged Property, the appraised value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the applicable mortgage loan seller. In certain cases, in addition to an “as-is” value, the appraisal states an “as-stabilized” or “prospective value upon completion/stabilization” value for the related Mortgaged Property that assumes that certain events will occur with respect to re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the applicable mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to a Mortgage Loan secured by the portfolio of Mortgaged Properties, the Appraised Value represents the “as-is”, “prospective value upon completion/stabilization” or “as-stabilized” value for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is”, “prospective value upon completion/stabilization” or “as-stabilized” appraised values of the individual Mortgaged Properties. In the case of certain Mortgage Loans as described under “—Appraised Value” in this prospectus, the Loan-to-Value Ratio at Maturity for such Mortgage Loans has been calculated based on the “prospective value upon completion/stabilization” or “as-stabilized” Appraised Value of a related Mortgaged Property, and in certain other cases, based on an Appraised Value that includes certain property that does not constitute real property. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A-1. We make no representation that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity for such Mortgage Loan, assuming no payment defaults or principal prepayments. See “—Appraised Value” below. In the case of the Mortgaged Property identified on Annex A-1 to this prospectus as 25 Senate Place Jersey City, which secures a Mortgage Loan representing approximately 8.6% of the Initial Pool Balance, the Balloon Balance was calculated based on the planned amortization schedule attached to this prospectus as Annex E.

“Cut-off Date Balance” of any Mortgage Loan or Companion Loan, will be the unpaid principal balance of that Mortgage Loan or Companion Loan, as of the Cut-off Date, after application of all payments due on or before that date, whether or not received.

“GLA” means gross leasable area.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the

Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding), generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per Unit as of the Cut-off Date.

“Loan-to-Value Ratio”, “Cut-off Date LTV Ratio”, “LTV Ratio” or “Current LTV” means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the related Mortgaged Property or aggregate Appraised Values of the Mortgaged Properties.

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, the Loan-to-Value Ratio was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loans, but not any related Subordinate Companion Loan unless expressly stated otherwise.

●	With respect to each Mortgaged Property identified in “—Appraised Value” below, the respective Cut-off Date LTV Ratio was calculated using the related “as-stabilized” or “prospective value upon completion/stabilization” Appraised Values, as opposed to the “as-is” Appraised Value.

“Loan-to-Value Ratio at Maturity”, “LTV Ratio at Maturity or ARD”, “Balloon LTV” or “Maturity Date LTV Ratio” means, with respect to any Mortgage Loan, (a) the Balloon Balance of such Mortgage Loan, divided by (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties.

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Loan-to-Value Ratio at Maturity or ARD was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan, but not any related Subordinate Companion Loan unless expressly stated otherwise.

●	With respect to each Mortgaged Property identified in “—Appraised Value” below, unless otherwise indicated, the respective Loan-to-Value Ratio at Maturity was calculated using the related “as-stabilized” or “prospective value upon completion/stabilization” Appraised Values, as opposed to the “as-is” Appraised Value.

●	In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Altima Village, representing approximately 0.9% of the Initial Pool Balance, the Maturity Date LTV Ratio has been calculated based on the “prospective value upon completion/stabilization” for such mortgaged property, which assumes the completion of $300,000 of planned capital improvements at the mortgaged property.

●	In the case of an ARD Loan, the Loan-to-Value Ratio at Maturity or ARD is calculated with respect to the related Balloon Balance on the related Anticipated Repayment Date.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the twelve-month period ending as of the date specified in Annex A-1) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not substitutes for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or substitutes for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity, and in certain cases may reflect partial year annualizations.

“MSA” means metropolitan statistical area.

“Net Operating Income” or “NOI,” with respect to any Mortgaged Property, means historical net operating income for the annual or other period specified (or ending on the “NOI Date” specified). In general, it is the revenue derived from the use and operation of such Mortgaged Property less the sum of (a) actual operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising) and (b) actual fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments). Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

“NRA” means net rentable area.

“Occupancy” means, unless the context indicates otherwise, (i) in the case of multifamily, rental, manufactured housing community and mixed use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units, Beds or Pads, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, industrial and mixed use (to the extent the related Mortgaged Property includes retail or office space) properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on the Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See footnotes to Annex A-1 for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with the same sponsor or with sponsors affiliated with other sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A-1.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality, multifamily and manufactured housing community properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Soft Springing Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, at which time the lockbox account converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox (if any) is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a lockbox account upon the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events.

“Square Feet”, “SF” or “Sq. Ft”. means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, any combination of the foregoing or other special purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

“Underwritten Expenses” or “UW Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income”. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten NCF Debt Yield”, “UW NCF Debt Yield” or “Cut-off Date UW NCF” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance of such Mortgage Loan.

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten NCF Debt Yield was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan, but not any related Subordinate Companion Loan unless expressly stated otherwise.

“Underwritten NOI Debt Yield” or “UW NOI Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, the debt yield was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan unless expressly stated otherwise.

“Underwritten Net Cash Flow”, “Underwritten NCF” or “UW NCF”, with respect to any Mortgaged Property, means the Underwritten Net Operating Income decreased by an amount that the related mortgage loan seller has determined for the capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. Underwritten Net Cash Flow does not reflect debt service or non-cash items such as depreciation or amortization. In determining rental revenue for multifamily rental, and manufactured housing community properties, the related mortgage loan seller either reviewed rental revenue shown on the certified rolling 12 month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one to 12 month periods.

“Underwritten Net Cash Flow DSCR”, “Underwritten NCF DSCR”, “UW NCF DSCR”, “Debt Service Coverage Ratio” or “DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan; provided that

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten Net Cash Flow DSCR was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan unless expressly stated otherwise.

●	In the case of the Mortgaged Property identified on Annex A-1 to this prospectus as 25 Senate Place Jersey City, which secures a Mortgage Loan representing approximately 8.6% of the Initial Pool Balance, the Mortgage Loan amortizes based on a planned amortization schedule attached to this prospectus as Annex E, and the Underwritten Net Cash Flow DSCR, Underwritten NCF DSCR, UW NCF DSCR, Debt Service Coverage Ratio or DSCR for the Mortgage Loan is based on the average of first 12 months of amortizing payments following the Cut-off Date.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. The Underwritten Net Cash Flow DSCRs are presented in this prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten Net Cash Flow DSCRs accurately reflect that ability.

“Underwritten Net Operating Income”, “Underwritten NOI” or “UW NOI” with respect to any Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, which is an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related mortgage loan seller.

The Underwritten Net Operating Income for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Operating Income set forth in this prospectus. Certain of such assumptions and subjective judgments of each mortgage loan seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, the levels and stability of cash flows for properties with short term rentals (such as hospitality properties), commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced and/or a “free rent” period is still in effect, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the depositor, the applicable mortgage loan seller, the master servicer or the special servicer have control. In certain cases, Net Operating Income includes rents paid on “dark” space by a tenant that has ceased operations at the subject Mortgaged Property prior to the end of its lease. In some cases, the Underwritten Net Operating Income set forth in this prospectus for any Mortgaged Property is higher, and may be materially higher, than the annual net operating income for such Mortgaged Property based on historical operating statements.

In determining Underwritten Net Operating Income for a Mortgaged Property, the applicable mortgage loan seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal, borrower budgets and/or local market information was the primary basis for the determination. From that information, the applicable mortgage loan seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), appraiser estimates, borrower budgets, material changes in the operating position of a Mortgaged Property of which the applicable mortgage loan seller was aware (e.g., current rent roll information including newly signed leases (regardless of whether the tenant has taken occupancy), near term rent steps, expirations of “free rent” periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commissions and tenant improvement costs. In certain cases, the applicable mortgage loan seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable mortgage loan seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income. In certain cases with respect to certain credit rated tenants, or credit worthy tenants, the applicable mortgage loan seller may have calculated Underwritten Net Operating Income based on certain adjustments to the rental income, such as using the average rent due under the related lease from such tenant over such Mortgage Loan or lease term. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties.

Specifically, the rental revenue included in the Net Operating Income is based on leases in place, leases that have been executed but the tenant is not yet paying rent, leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 12 months past the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees. In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. Additionally, in determining rental revenue for multifamily rental and manufactured housing community properties, the related mortgage loan seller either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. See “—Tenant Issues” below.

“Underwritten Net Operating Income DSCR”, “Underwritten NOI DSCR” or “UW NOI DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan; provided that

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten Net Operating Income DSCR was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan, but not any related Subordinate Companion Loan unless expressly stated otherwise.

●	In the case of the Mortgaged Property identified on Annex A-1 to this prospectus as 25 Senate Place Jersey City, which secures a Mortgage Loan representing approximately 8.6% of the Initial Pool Balance, the Mortgage Loan amortizes based on a planned amortization schedule attached to this prospectus as Annex E, and the Underwritten Net Operating Income DSCR, Underwritten NOI DSCR or UW NOI DSCR for the Mortgage Loan is based on the average of first 12 months of amortizing payments following the Cut-off Date.

The Underwritten Net Operating Income DSCRs are presented in this prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten Net Operating Income DSCRs accurately reflect that ability. See the definition of “Underwritten Net Cash Flow DSCR” for more information regarding the evaluation of debt service coverage ratios.

“Underwritten Revenues” with respect to any Mortgage Loan, means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” in this prospectus. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten EGI”, “UW EGI” with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark to market, vacancy and collection loss.

“Units”, “Rooms” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, or (c) in the case of a Mortgaged Property operated as a manufactured housing property, if any, the number of pads for manufactured homes

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

Mortgage Pool Characteristics

Overview

Certain of the Mortgage Loans included in the issuing entity represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut- off Date Balance	Approx. % of Initial Pool Balance
Retail	37	$249,578,522	38.2%
Single Tenant	24	103,898,896	15.9
Regional Mall	2	81,500,000	12.5
Anchored	5	49,604,626	7.6
Shadow Anchored	5	12,215,000	1.9
Unanchored	1	2,360,000	0.4
Hospitality	4	$123,442,703	18.9%
Full Service	3	110,040,922	16.9
Extended Stay	1	13,401,782	2.1
Multifamily	5	$78,100,000	12.0%
Mid Rise	1	56,000,000	8.6
Garden	4	22,100,000	3.4
Mixed Use	5	$67,000,000	10.3%
Retail/Office	3	42,600,000	6.5
Office/Retail	1	17,000,000	2.6
Multifamily/Retail	1	7,400,000	1.1
Industrial	8	$66,907,500	10.2%
Warehouse/Distribution	6	51,017,500	7.8
Flex	1	13,200,000	2.0
Manufacturing	1	2,690,000	0.4
Office	4	$62,935,000	9.6%
Suburban	1	50,000,000	7.7
Medical	3	12,935,000	2.0
Manufactured Housing Community	1	$4,950,000	0.8%
Total	64	$652,913,725	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts as set forth in Annex A-1.

Retail Properties. With respect to the retail properties set forth in the above chart, mixed use properties and office properties with retail components:

●	On January 7, 2015, J.C. Penney Company, Inc. identified 39 stores that it plans to close. Although J.C. Penney Company, Inc. has not indicated that it plans to close its stores at the Mortgaged Properties, we cannot assure you that such tenant will remain open for business. For example, with respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Potomac Mills and Fresno Fashion Fair, collectively representing approximately 12.5% of the Initial Pool Balance, JCPenney is an anchor tenant (however, with respect to the Fresno Fashion Fair Mortgage Loan, the related rent was not included in the underwriting for the related Mortgage Loan).

●	In May 2014, Office Depot, Inc. (“Office Depot”) announced that it will be closing 400 locations over two years; and (ii) On October 20, 2014, Walgreens Boots Alliance, Inc. (“Walgreens”) announced it is pursuing a cost reduction initiative with the goal of realizing $1.0 billion in cost savings by fiscal year 2017. On April 9, 2015, Walgreens announced its plan to close approximately 200 stores across the Units States (which could affect stores operating as Walgreens or Duane Reade). In October 2015, Walgreens also announced plans to acquire Rite Aid Corporation (“Rite Aid”). Walgreens, according to a regulatory filing, could sell up to 1,000 stores in connection with its acquisition of Rite Aid. While Walgreens and Office Depot, Inc. have not identified specific stores slated to close, we cannot assure you that any such store closings will not have a material adverse effect on the Mortgaged Properties that have Walgreen Co. or Office Depot, Inc. as a tenant or shadow anchor. For example, with respect to the Mortgage

Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Walgreens Net Lease Portfolio 3, Walgreens Net Lease Portfolio 2 and Walgreens Adrian, MI, collectively representing approximately 10.0% of the Initial Pool Balance, Walgreens is the sole tenant at the related Mortgaged Properties.

●	On September 8, 2015, Macy’s, Inc. announced plans to close between 35 and 40 underperforming stores out of its approximately 730 stores. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Fresno Fashion Fair, representing approximately 6.3% of the Initial Pool Balance, Macy’s is an anchor tenant at the Mortgaged Property, although this space was not included in the underwriting for the related Mortgage Loan. We cannot assure you that this Macy’s will remain open for business.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hospitality Properties. With respect to the hospitality properties set forth in the below chart:

●	Three (3) Mortgaged Properties identified on Annex A-1 to this prospectus as Hilton Hawaiian Village, Embassy Suites Ayrsley Charlotte and Residence Inn by Marriott LAX, collectively securing approximately 14.2% of the Initial Pool Balance by Allocated Loan Amount, are flagged hospitality properties that are affiliated with a franchise or hospitality management company through a franchise or management agreement, and describe any material issues with respect to franchise agreement.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut- off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration of Franchise Agreement or Management Agreement	Maturity Date of the related Mortgage Loan	Upfront PIP Reserve	Renewal Option
Hilton Hawaiian Village	$56,625,000	8.7%	12/31/2043	11/1/2026	No	Yes
Embassy Suites Ayrsley Charlotte	$22,415,922	3.4%	1/31/2036	9/1/2026	No	No
Residence Inn by Marriott LAX	$13,401,782	2.1%	3/6/2040	5/6/2026	No	No

●	One (1) Mortgaged Property identified on Annex A-1 to this prospectus as Library Hotel, securing approximately 4.7% of the Initial Pool Balance by Allocated Loan Amount, is not a flagged hospitality property.

●	Certain of the hospitality properties securing the Mortgage Loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. See “—Redevelopment, Renovation and Expansion” below.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hilton Hawaiian Village, representing approximately 8.7% of the Initial Pool Balance, the ultimate parent of the borrower sponsor, on February 26, 2016 Hilton Worldwide Holdings, Inc. (“Hilton”) announced its intention to implement a corporate restructuring into three independent publicly traded companies. As part of the restructuring, Hilton is expected to execute two tax-free spin-offs which will include the parent of the borrower sponsor, Park Hotels & Resorts Inc. (which will hold a portfolio of Hilton’s owned and leased hotels, including the Mortgaged Property). The spin-offs will be completed via a pro rata distribution of common stock in the spun-off entities to existing Hilton stockholders. At origination of the Mortgage Loan, the borrower executed an operating lease with an affiliate which is also a signatory to the Mortgage Loan documents (other than the promissory note) as a co-obligor. The operating lease will become effective only upon completion of the restructuring and satisfaction of certain conditions under the Mortgage Loan documents. The operating lessee has pledged its leasehold interest as additional collateral for the Mortgage Loan. In addition, the cash management structure will be bifurcated, with both the borrower and the operating lessee establishing accounts for the benefit of the lender, to account for the operating lease structure. The borrower is also required to deliver a substitute management agreement upon completion of the restructuring, which agreement has already been negotiated and executed. The existing property management agreement is with Hilton Management LLC and expires on the earlier of the restructuring and December 31, 2043. The substitute management agreement will become effective on the restructuring and expire on December 31 of the 30th full operating year following the date of the restructuring. The Mortgage Loan documents permit the above-described corporate restructuring of Hilton on certain terms and conditions set forth in the Mortgage Loan documents

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Hospitality Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties. With respect to the multifamily properties set forth in the above chart:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Melohn Multifamily Portfolio I, representing approximately 3.4% of the Initial Pool Balance, less than 2.0% of the units at the Mortgaged Property are occupied by tenants utilizing Section 8 vouchers.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Mixed Use Properties. With respect to the mixed use properties set forth in the above chart:

●	Each of the mixed use Mortgaged Properties has one or more multifamily, retail or office components. See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, “—Multifamily Properties Have Special Risks” and “—Office Properties Have Special Risks”, as applicable.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Venice Portfolio, representing approximately 2.5% of the Initial Pool Balance, a portion of the 425-431 Ocean Front Mortgaged Property consists of 12 vacation rental units (located above the grade-level retail space) leased out by the borrower on a short-term basis. See “—Assessment of Property Value and Condition” below for additional information.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Industrial Properties. With respect to the industrial properties set forth in the above chart:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Duravant FMH Conveyors, representing approximately 1.3% of the Initial Pool Balance, in connection with the issuance of industrial development revenue bonds (the “Bonds”) by the City of Jonesboro, Arkansas (the “City”) to NM DRVT Jonesboro Bondholder, LLC (“Bondholder”), the borrower has the right to transfer its fee simple interest in the Mortgaged Property to the City in exchange for a leasehold interest in the Mortgaged Property upon the satisfaction of certain conditions, including among others: (i) no event of default has occurred or is continuing, (ii) the City, as landlord, and the borrower, as tenant, have entered into a lease agreement covering the entire Mortgaged Property (the “City Lease”), which will (a) have a maximum term of 20 years, (b) provide for rental payments equal to the debt service payments under the Bonds, (c) contain an option for the borrower to purchase the Mortgaged Property from the City at the expiration of the City Lease for a nominal price, (d) provide that such City Lease is subordinate to the Mortgage Loan and (e) be otherwise reasonably acceptable to the lender and (iii) if required by the Rating Agencies, delivery of a REMIC opinion. The Bondholder, a single-purpose entity, is a wholly-owned subsidiary of the borrower that was formed in connection with the origination of the Mortgage Loan. After giving effect to such transfer, the lender will have a first priority mortgage lien on the fee estate and leasehold estate of the borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Manufactured Housing Community Properties. With respect to the manufactured housing community set forth in the above chart:

●	One (1) Mortgaged Properties identified on Annex A-1 to this prospectus as Leisure Village MHC, securing approximately 0.8% of the Initial Pool Balance by Allocated Loan Amount, approximately 18 of the Mortgaged Property’s 269 home sites are occupied by homes owned by an affiliate of the related borrower and rented out like apartments. Although the affiliate-owned homes are not collateral for the related Mortgage Loan, the related loan documents require that they remain in place at the subject Mortgaged Property and are to be maintained. In addition, there is a master lease with, and an assignment of net cash flow from, the borrower affiliate that owns the homes in question that will spring into effect upon the occurrence of an event of default under the related Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks”.

Specialty Use Concentrations. Certain Mortgaged Properties have one or more tenants that operate their space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant.

For example, with respect to the top five tenants at the Mortgaged Properties:

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by Allocated Loan Amount)
Theater/concert venue space	1	6.2%
Medical/laboratory	6	5.4%
Restaurant	5	3.0%
Retail bank branches	1	2.6%

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgage Loan Concentrations

Top Ten Mortgage Loans

The following table shows certain information regarding the ten largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Cut-off Date Balance per Room/NRA(1)	UW NCF DSCR(1)	Cut-off Date LTV Ratio(1)	U/W NOI Debt Yield(1)	Property Type
Hilton Hawaiian Village	$56,625,000	8.7%	$243,566	4.47x	31.2%	21.2%	Hospitality
25 Senate Place Jersey City	56,000,000	8.6	$211,321	1.50x	55.4%	8.9%	Multifamily
Google Kirkland Campus Phase II	50,000,000	7.7	$401	2.56x	49.7%	9.8%	Office
Fresno Fashion Fair	41,000,000	6.3	$606	2.14x	57.5%	8.1%	Retail
Potomac Mills	40,500,000	6.2	$199	4.39x	38.0%	13.9%	Retail
681 Fifth Avenue	34,000,000	5.2	$2,604	1.67x	48.9%	7.3%	Mixed Use
Walgreens Net Lease Portfolio 3	32,868,038	5.0	$221	2.02x	54.9%	9.5%	Retail
FedEx Distribution Portfolio	31,875,000	4.9	$73	1.26x	69.9%	9.2%	Industrial
Library Hotel	31,000,000	4.7	$516,667	1.41x	61.4%	10.4%	Hospitality
Walgreens Net Lease Portfolio 2	30,087,937	4.6	$222	2.02x	56.0%	9.5%	Retail
Top 10 Total/Weighted Average	$403,955,975	61.9%		2.47x	50.8%	11.3%

(1)	With respect to the Hilton Hawaiian Village Mortgage Loan, the Google Kirkland Campus Phase II Mortgage Loan, the Fresno Fashion Fair Mortgage Loan, the Potomac Mills Mortgage Loan, and the 681 Fifth Avenue Mortgage Loan, LTV, Balance per Room/NRA, DSCR, Debt Yield calculations include the related pari passu companion loan(s).

See “—Assessment of Property Value and Condition” for additional information.

For more information regarding the ten largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions under “Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3. Other than with respect to the top ten Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 3.5% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans-—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The pool of Mortgage Loans will include seven (7) Mortgage Loans, set forth in the table below entitled “Multi-Property Mortgage Loans”, representing approximately 21.9% of the Initial Pool Balance, which are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or Allocated Loan Amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Walgreens Net Lease Portfolio 3	$32,868,038	5.0%
FedEx Distribution Portfolio	31,875,000	4.9
Walgreens Net Lease Portfolio 2	30,087,937	4.6
Melohn Multifamily Portfolio I	22,100,000	3.4
Venice Portfolio	16,000,000	2.5
KB Texas Dialysis Portfolio	5,950,000	0.9
Rock Springs Retail Portfolio	4,050,000	0.6
Total	$142,930,975	21.9%

Six (6) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans”, representing approximately 19.8% of the Initial Pool Balance, are not cross-collateralized but have borrower sponsors related to each other, but no group of Mortgage Loans having borrower sponsors that are related to each other represents more than approximately 9.6% of the Initial Pool Balance.

The following table shows each group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1.

Related Borrower Loans

Mortgage Loan	Aggregate Cut-off Date Principal Balance	Approx. % of Initial Pool Balance
Group 1:
Walgreens Net Lease Portfolio 3	$32,868,038	5.0%
Walgreens Net Lease Portfolio 2	30,087,937	4.6
Total for Group 1:	$62,955,975	9.6%

Group 2:
Kirlin Industries	$13,200,000	2.0%
Duravant FMH Conveyors	8,742,500	1.3%
JR Automation	2,690,000	0.4
Total for Group 2:	$24,632,500	3.8%

Group 3:
Fresenius Cleveland	$6,985,000	1.1%
KB Texas Dialysis Portfolio	5,950,000	0.9
Total for Group 3:	$12,935,000	2.0%

Group 4:
Shopko Neenah	$6,632,500	1.0%
Shopko Winona	5,377,500	0.8
Total for Group 4:	$12,010,000	1.8%

Group 5:
Altama Village	$6,000,000	0.9%
Sunrise Plaza	3,700,000	0.6
Total for Group 5:	$9,700,000	1.5%

Group 6:
The Shoppes at Lakeline	$3,700,000	0.6%
Oswego Commons	3,250,000	0.5
Total for Group 6:	$6,950,000	1.1%

Mortgage Loans with related borrowers are identified under “Related Borrower” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type,

Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

This table shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	6	$80,801,782	12.4%
New York	2	$65,000,000	10.0%
Hawaii	1	$56,625,000	8.7%
New Jersey	1	$56,000,000	8.6%
Texas	6	$53,974,282	8.3%
Washington	1	$50,000,000	7.7%
Virginia	1	$40,500,000	6.2%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an Allocated Loan Amount as stated in Annex A-2.

The remaining Mortgaged Properties are located throughout 21 other states, with no more than 4.8% of the Initial Pool Balance by Allocated Loan Amount secured by Mortgaged Properties located in any such jurisdiction.

Mortgaged Properties securing approximately 44.2% of the Initial Pool Balance by Allocated Loan Amount, are located in New York, New Jersey, Texas, Virginia, North Carolina, Georgia, Maryland, Massachusetts, Florida and Louisiana and may be more generally susceptible to floods or hurricanes than properties in other parts of the country.

Mortgaged Properties securing approximately 12.4% of the Initial Pool Balance by Allocated Loan Amount, are located in California, which state may be more susceptible to wildfires than other states.

Mortgaged Properties identified on Annex A-1 to this prospectus as Google Kirkland Campus Phase II, Fresno Fashion Fair, Venice Portfolio - 425-431 Ocean Front Walk, Venice Portfolio - 80 Windward, Venice Portfolio - 1711-1715 Pacific Avenue, Residence Inn by Marriott LAX and 2500 Sweetwater Springs, collectively securing approximately 21.4% of the Initial Pool Balance by Allocated Loan Amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 25.0%.

Mortgaged Properties With Limited Prior Operating History

Nine (9) of the Mortgage Loans partially secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as 25 Senate Place Jersey City, Google Kirkland Campus Phase II, Mariano’s Bronzeville, Duravant FMH Conveyors, Fresenius Cleveland, KB Texas Dialysis Portfolio, The Shoppes at Lakeline, Oswego Commons and Show Low Retail, representing approximately 23.8% of the Initial Pool Balance, is secured by a Mortgaged Property that were constructed, in a lease-up period or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related Mortgaged Property has no prior operating history or the prior operating history was not considered in the Mortgage Loan underwriting.

Seven (7) of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Walgreens Net Lease Portfolio 3, Walgreens Net Lease Portfolio 2, Kirlin Industries, Shopko Neenah, Shopko Winona, JR Automation and Walgreens Adrian, MI, collectively representing approximately 14.3% of the Initial Pool Balance, are each secured by single tenant properties that are subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property or the prior operating history was not considered in the Mortgage Loan underwriting.

See “Risk Factors—Risks Relating to the Mortgage Loans-—Limited Information Causes Uncertainty”.

Tenancies-in-Common

Three (3) Mortgaged Properties identified on Annex A-1 to this prospectus as FedEx Distribution Portfolio, Mariano’s Bronzeville and Sunrise Plaza, collectively representing 8.4% of the Initial Pool Balance, have one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—Tenancies-in-Common May Hinder Recovery”.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium Interests

Two (2) of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Hilton Hawaiian Village and Plaza on 8th, collectively representing approximately 11.3% of the Initial Pool Balance, is secured in part by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Property Ownership Interest(1)

Property Ownership Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	62	$582,886,943	89.3%
Fee Simple/Leasehold	1	56,625,000	8.7
Leasehold	1	13,401,782	2.1
Total	64	$652,913,725	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts as set forth in Annex A-2.

(2)	May include mortgaged properties constituting the borrower’s leasehold interest in the mortgaged property along with the corresponding fee interest of the ground lessor in such mortgaged property.

In general, and except as noted in the exceptions to representation number 34 in Annex C-1 indicated on Annex C-2, unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted below or in the exceptions to representation number 34 in Annex C-1 indicated on Annex C-2, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hilton Hawaiian Village, representing approximately 8.7% of the Initial Pool Balance, the Mortgage Loan is secured by (i) the borrower’s leasehold interest in approximately 5,900 square feet that contains an apartment building with 45 rental units pursuant to a ground lease that expires on July 31, 2035 (which is less than 20 years beyond the maturity date of the Mortgage Loan) and (ii) by the borrower’s fee simple interest in the remaining portion of the Mortgaged Property. The ground lease currently requires monthly rent of approximately $12,762 from August 1 2016 through July 31, 2017, on which date the annual monthly payment will increase by 3% each year through 2035. Any assignment of the ground lease by the lender or any purchaser of the ground lease at any foreclosure sale or assignment in lieu of foreclosure will not require the consent of the ground lessor, and any such purchaser may further assign the ground lease; however, any subsequent assignment will require such consent. The parcel subject to the ground lease may be released as described under “–Partial Releases,” below.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Residence Inn by Marriott LAX, representing approximately 2.1% of the Initial Pool Balance, the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property. The related ground lease has an expiration date of December 31, 2114. Base ground rent is $300,000 from April 1, 2016 through December 31, 2016 and thereafter is subject to a schedule of fixed annual escalations set forth in the ground lease through December 31, 2055 (after which date such base ground rent will be subject to a fair market value adjustment, in accordance with criteria set forth in the ground lease). As additional rent, the borrower is also required to pay the amount (if any) by which the annual base ground rent is exceeded by 1.5% of gross annual room sales from the hotel.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “—Bankruptcy Laws”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than eight (8) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment. In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 25 Senate Place Jersey City, representing approximately 8.6% of the Initial Pool Balance, the Mortgaged Property had identified aluminum, iron, lead, manganese and thallium groundwater impacts above New Jersey Department of Environmental Protection (“NJDEP”) levels. In 2012, the NJDEP designated the impacted area a “Classification Exception Area,” pursuant to which no further investigation, remediation or monitoring is required subject to restrictions which, among other things, prohibit use of groundwater at the Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Mariano’s Bronzeville, representing approximately 2.9% of the Initial Pool Balance, in 1996 a gasoline incident was reported related to an auto repair station previously at the Mortgaged Property. Five underground storage tanks were removed. In October 2016, a No Further Remediation Letter (“NFR”) was issued by the Illinois Environmental Protection Agency. The NFR grants a release from further responsibility, subject to implementation of institutional controls and engineering controls which, among other things (i) prohibit the use of the Mortgaged Property for residential purposes, (ii) prohibit the use of groundwater at the Mortgaged Property (iii) require development of a worker safety plan prior to any excavation or construction activities and (iv) require the maintenance of an asphalt barrier and concrete cap over impacted soil.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Walgreens Net Lease Portfolio 3, four Mortgaged Properties identified on Annex A-1 as Walgreens – Nashville, Walgreens – Newport, Walgreens – Pierre and Walgreens – Manchester, representing, in the aggregate, approximately 2.0% of the Initial Pool Balance by allocated loan amount, had gasoline or oil releases related to underground storage tanks previously at such Mortgaged Properties. Regulatory closure has been granted by each applicable regulatory authority, subject to land use restrictions which, among other things, (i) prohibit the use of groundwater at the Mortgaged Properties and/or (ii) require the implementation and maintenance of caps or other engineering controls over the impacted soil, and/or (iii) require compliance with any and all applicable environmental laws to protect the health and safety of construction workers if impacted soil is encountering during any future construction activities. In addition to the standard environmental indemnity generally provided by non-recourse carve-out guarantors, the sole tenant, Walgreens, provided an indemnity in each related lease to the borrowers and lender (and to their respective successors, assigns and affiliates) for any losses related to, among other things, the presence, use or release of hazardous substances at the Mortgaged Properties.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Walgreens Adrian, MI, representing approximately 0.4% of the Initial Pool Balance, between 1927 and 2002 a service station and auto repair facility operated at the Mortgaged Property and between 1994 and 2000, three separate oil and gasoline release incidents from underground storage tanks (“USTs”) were reported. In 2002 the related USTs were removed from the Mortgaged Property and in 2010 regulatory closure was granted subject to recorded land use restrictions which, among other things, (i) prohibit residential uses at the Mortgaged Property and (ii) prohibit use of groundwater at the Mortgaged Property.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hospitality properties, executing property improvement plans (“PIPs”). In certain cases, such PIPs may be required by the franchisor to maintain franchise affiliation, as described in “—Mortgage Pool Characteristics—Property Types—Hospitality Properties” above. For example, with respect to a Mortgaged Property that is currently undergoing or is expected to undergo material redevelopment, renovation or expansion and is a Mortgaged Property that (i) secures a Mortgage Loan that is one of the top 20 Mortgage Loans or (ii) where the related costs are anticipated to be more than 10% of the Cut-off Date Balance of the related Mortgage Loan:

●	With respect to Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Fresno Fashion Fair, representing approximately 6.3% of the Initial Pool Balance, the related Mortgage Loan documents include redevelopment provisions that allow the borrower sponsor to (a) retain J.C. Penney as a tenant and reconfigure or relocate their existing space, (b) terminate J.C. Penney’s lease and redevelop/re-lease the vacated space while adding new space, (c) terminate the J.C. Penney lease while providing incentives for the tenant to remain in its premises, (d) terminate the Macy’s Men’s & Children’s lease, expand the Macy’s Women & Home premises and re-lease the current Macy’s Men’s & Children’s premises, or (e) modify the Macy’s Men’s and Children’s lease while providing incentives for the tenant to remain in its premises. In the event that some or all of the aforementioned leasing and redevelopment activities result in a reduction of underwritten net operating income (“UW NOI”), the borrower sponsor will enter into a master lease with the borrower, pursuant to which the borrower sponsor will pay rent in the amount of any decrease in UW NOI. All redevelopment is at the borrower sponsor’s discretion.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as JR Automation, representing approximately 0.4% of the Initial Pool Balance, the sole tenant, JR Automation Technologies (“JR Automation”), has indicated plans to perform an estimated $5.6 million renovation at the Mortgaged Property during its initial lease year

(commencing in August 2016), at its sole cost and expense (except for an $850,000 tenant allowance the borrower is required to pay under the related lease) which renovation includes installation of production facilities and upgrades to the existing office space. At origination, the borrower deposited $850,000 into a TI reserve in connection with the above-referenced tenant allowance.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties “and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than eight (8) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Venice Portfolio, representing approximately 2.5% of the Initial Pool Balance, a portion of the 425-431 Ocean Front Walk Mortgaged Property, consisting of 12 above-grade vacation rental units, is non-conforming as to use under the current zoning code, which currently permits multifamily (but not hotel) uses (the lender underwrote income for these units based on the assumption such units are leased at a lower rate as multifamily units). In addition, the retail portion of the Mortgaged Property is legal non-conforming as to use as the current zoning code requires multifamily uses. If a structure is damaged or destroyed in excess of 75% of the replacement value of such structure, such structure must be rebuilt in accordance with the current zoning code. If a structure is damaged or destroyed to the extent of 75% or less of the replacement value of such structure, the Mortgaged Property may be rebuilt to its current use (other than the vacation rental units) provided a permit for restoration is obtained within two years of the date of destruction or damage. In addition, Fig Tree Restaurant, the largest tenant at the 425-431 Ocean Front Walk Mortgaged Property, conducts outdoor dining on the adjacent public boardwalk pursuant to a revocable permit issued by the City of Los Angeles Department of Recreation and Parks; however, the permit expired on June 23, 2007 and has not been renewed. Under the Mortgage Loan documents, the borrower is required to use commercially reasonable efforts to obtain a conditional use permit related to such outdoor dining and there is recourse against the borrower and guarantor for losses from failure to maintain all licenses required by applicable law.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Leisure Village MHC, representing approximately 0.8% of the Initial Pool Balance, the Mortgaged Property is tri-zoned: (i) parcel I of the Mortgaged Property is MHP and GB zoned having (a) two single unit homes located in the MHP district and (b) one mobile home and a portion of another mobile home located in the GB District and (ii) parcel IV of the Mortgaged Property is R-2 zoned having two mobile homes within such district. None of such uses are permitted within the respective zones. In the event of a casualty affecting the homes, the impacted tenants will need to replace the affected homes with mobile homes, which comply with the applicable zoning regulations.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Walgreens Net Lease Portfolio 2 - Walgreens – St. Louis, representing approximately 0.6% of the Initial Pool Balance by allocated loan amount, is legal non-conforming as to use as zoning no longer permits “Primary Retail” (as defined in the zoning code) uses at the Mortgaged Property. If the non-conforming use is discontinued or normal operations are stopped for a period of one year, such structure may only be restored in accordance with the current zoning code, which currently permits residential and “Secondary Retail” (as defined in the zoning code) uses. In addition, if a structure is damaged or destroyed in excess of 60% of its physical value, such structure may be restored to its prior use only with a conditional use permit. If a structure is damaged or destroyed to the extent or 60% or less of its physical value, such structure may be restored to its prior use provided any such restoration is completed within 12 months of the date of such damage or destruction.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Rock Springs Retail Portfolio, representing approximately 0.6% of the Initial Pool Balance, the 101 Gateway Blvd. Mortgaged Property does not have direct legal access to a public road, nor does it have access via a recorded easement or right of way. The Title Policy endorsement insures access over an adjacent, non-collateral property that provides for two access points to a public road. The Mortgage Loan documents require the borrower to obtain an irrevocable easement agreement with the neighboring property owner and have it recorded.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Orchards Shopping Center, representing approximately 0.5% of the Initial Pool Balance, two of the tenant uses (medical office and dry cleaner) are legal nonconforming uses. In the event of a casualty preventing use, that use must be reestablished within 12 months.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Property may be subject to ongoing litigation.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

Nineteen (19) of the Mortgage Loans, representing approximately 69.0% of the Initial Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan secured by the related Mortgaged Property. Seventeen (17) of the Mortgage Loans, representing approximately 24.7% of the Initial Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property. One (1) of the Mortgage Loans, representing approximately 6.3% of the Initial Pool Balance, was originated in connection with the borrower’s recapitalization.

Six (6) of the Mortgage Loans, representing 22.8% of the Initial Pool Balance, (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed in lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof through foreclosure or a deed in lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans (or Mortgage Loans with the same loan sponsor or guarantor with a combined principal balance equal to or greater than the 15th largest Mortgage Loan in the pool):

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Google Kirkland Campus Phase II, representing approximately 7.7% of the Initial Pool balance, the related borrower sponsor previously sponsored a mixed-use residential and retail development which was subject to a deed-in-lieu of foreclosure in 2011.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Potomac Mills, representing approximately 6.2% of the Initial Pool Balance, the related borrower sponsor, Simon Property Group, L.P., has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as FedEx Distribution Portfolio, representing approximately 4.9% of the Initial Pool Balance, the related borrower sponsors previously sponsored (i) a retail center which was subject to a foreclosure sale in 2016 and (ii) a regional mall which secured a loan that was paid off at a discount in 2014. In addition, in 2015 the borrower filed a claim against the prior lender under the prior loan secured by the Mortgaged Property alleging, among other things, that the prior lender improperly administered and maintained the related lockbox and failed to reimburse the borrower for permitted leasing expenses. In 2016, the borrower entered into a settlement with the prior lender and the Mortgage Loan paid off the prior loan in full (provided that approximately $200,000 of legal fees were discounted by the prior lender).

●	With respect to the Mortgage Loan secured by the Mortgaged Properties identified as Lennox Shopping Center, representing approximately 3.5% of the Initial Pool Balance, the related sponsor, Tri-State Commercial Associates, sponsored one real estate project over the last six (6) years that was the subject of a foreclosure proceeding.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”, “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations and issues related to such concentrations as set forth below:

●	Thirty-five (35) of the Mortgaged Properties, securing in whole or in part fourteen (14) Mortgage Loans, representing approximately 34.2% of the Initial Pool Balance by Allocated Loan Amount, are leased to a single tenant.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations. Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top ten Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Even if none of the top five tenants at a particular Mortgaged Property as identified on Annex A-1 have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain material lease expirations or concentrations of lease expirations with respect to the Mortgaged Properties:

●	In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan.

●	With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Property identified in the table below, such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or in the same year of, the maturity date of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Maturity Date
Walgreens - Nashville	0.6%	11/30/2031	12/1/2031(1)
Walgreens - Munford	0.5%	11/30/2031	12/1/2031(1)
Walgreens - Cordova	0.5%	11/30/2031	12/1/2031(1)
Walgreens - Omaha	0.5%	11/30/2031	12/1/2031(1)
Walgreens - Newport	0.5%	11/30/2031	12/1/2031(1)
Walgreens - Newberry	0.5%	11/30/2031	12/1/2031(1)
Walgreens - Yankton	0.5%	11/30/2031	12/1/2031(1)
Walgreens - Pierre	0.5%	11/30/2031	12/1/2031(1)
Walgreens - Manchester	0.5%	11/30/2031	12/1/2031(1)
Walgreens - Lexington	0.5%	11/30/2031	12/1/2031(1)
Athens	2.2%	8/31/2023	12/6/2026
Middleboro	1.1%	5/31/2020	12/6/2026
New Stanton	0.9%	8/31/2023	12/6/2026
Cambridge	0.7%	9/14/2020	12/6/2026
Walgreens - St. Louis	0.6%	11/30/2031	12/1/2031(1)
Walgreens - Brooklyn Park	0.5%	11/30/2031	12/1/2031(1)
Walgreens - Woodbury	0.5%	11/30/2031	12/1/2031(1)
Walgreens - Saint Peters	0.5%	11/30/2031	12/1/2031(1)
Walgreens - Lake St. Louis	0.5%	11/30/2031	12/1/2031(1)
Walgreens - Pineville	0.5%	11/30/2031	12/1/2031(1)
Walgreens - St. Joseph	0.5%	11/30/2031	12/1/2031(1)
Walgreens - Shepherdsville	0.5%	11/30/2031	12/1/2031(1)
Walgreens - Paducah	0.5%	11/30/2031	12/1/2031(1)

(1) The related ARD is 12/1/26.

●	With respect to the Mortgaged Properties shown in the table below, an individual tenant with one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant and set forth in the bullet above) expire in a single calendar year prior to, or the same year as, the maturity of the related Mortgage Loan. There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to maturity of the related Mortgage Loan.

Mortgaged Property Name	Tenant Name	% of the Initial Pool Balance by Allocated Loan Amount	% of NRSF Expiring	Year of Expiration	Maturity Date
80 Windward	Snapchat	0.7%	55.3%	2021	12/6/2026
1711-1715 Pacific Avenue	Toca Madera	0.6%	50.0%	2021	12/6/2026
The Shoppes at Lakeline	AT&T Mobility	0.6%	51.0%	2025	11/1/2026
Sunrise Plaza	Winn-Dixie; Winn-Dixie Liquor Store	0.6%	53.9%	2021	11/6/2026

●	In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan

See Annex A-1 for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations. In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease. For example (with respect to the largest 20 Mortgage Loans and the largest five tenants at each Mortgaged Property as identified on Annex A-1):

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Google Kirkland Campus Phase II, representing approximately 7.7% of the Initial Pool Balance, the sole tenant, Google, has the right to reduce the area of its space (and reduce its rent proportionately), with respect to (i) all or a portion of one-half of one floor, representing approximately 25% of the net rentable area at the Mortgaged Property (a “Quadrant”), effective as of November 30, 2022 (the “First Contraction Option”) and (ii) all or a portion of a Quadrant, effective November 30, 2022 (the “Second Contraction Option”), provided, among other conditions, Google Inc. provides at least 12 months prior written notice and pays a contraction fee equal to the sum of 12 months’ (with respect to the First Contraction Option) or 9 months’ (with respect to the Second Contraction Option) rent and expenses, as reasonably estimated by the borrower.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Venice Portfolio, representing approximately 2.5% of the Initial Pool Balance, the largest tenant at the 80 Windward Mortgaged Property, Snapchat, occupying approximately 55.3% of the net rentable area, has the right to terminate its lease effective as of March 1, 2019, with 120 days prior written notice.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Walgreens Adrian, MI, representing approximately 0.4% of the Initial Pool Balance, the sole tenant, Walgreens, has the right to terminate its lease effective as of February 28, 2028 (after the related maturity date), and every five years thereafter, with six months’ prior written notice.

See Annex A-3 for more information on material termination options relating to the largest 10 Mortgage Loans.

Other. Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or with respect to the largest 15

Mortgage Loans, tenants that are one of the top five tenants at a Mortgaged Property identified on Annex A-1 or tenants individually or in the aggregate representing more than 25% of the net rentable area at the Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent or are in rent abatement periods as set forth below:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 25 Senate Place Jersey City, representing approximately 8.6% of the Initial Pool Balance, the largest retail tenant, Club Bark, leasing approximately 2,400 out 5,970 total square feet of retail space at the Mortgaged Property, has executed a lease but is not yet in occupancy while its space is being built out. Club Bark is anticipated to take occupancy and commence paying rent in January 2017.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Google Kirkland Campus Phase II, representing approximately 7.7% of the Initial Pool Balance, the sole tenant, Google, is not yet in occupancy of a portion of its space representing approximately 30.6% of the net rentable area at the Mortgaged Property (the “Remaining Premises”). Google is anticipated to take occupancy of and is required to commence paying rent on the Remaining Premises by February 1, 2017. At origination, the borrower deposited $343,318 into a bridge rent reserve in connection with such free rent period, which amount will be released to the borrower in two equal payments on each of the first two Mortgage Loan payment dates.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Potomac Mills, representing approximately 6.2% of the Initial Pool Balance, the third largest tenant, AMC Theatres, representing approximately 5.2% of the net rentable area at the Mortgaged Property, may reduce its rent to the greater of 10% of gross receipts or 50% of the annual fixed rent (not to exceed annual fixed rent and percentage rent) if less than 530,000 square feet at the shopping center (not including the tenant’s facility) is open to the public for business. If such condition continues for 42 months, the tenant may terminate the lease upon notice to the borrower unless such tenancy requirement is satisfied within 180 days of tenant’s notice. In addition, the fourth largest tenant, Buy Buy Baby/and That!, representing approximately 5.0% of the net rentable area at the Mortgaged Property, may reduce its rent to an amount equal to 3% of gross sales, not to exceed 50% of fixed rent if less than 50% of the net rentable area at the shopping center is open to the public for business; provided that the tenant is open for business, not in default and has given notice of its intent to exercise this option. If such condition continues for one year, the tenant must either resume paying full rent or terminate its lease. In addition, the fifth largest tenant, Marshalls, representing approximately 4.2% of the net rentable area, may terminate its lease upon notice if less than (i) five anchor tenants (exclusive of Marshalls) are in the shopping center and two such anchor tenants are located in Section A of the lease’s site plan, (ii) 40% of small store tenants are reasonably distributed throughout the shopping center and are open to the public for business for retail and service purposes, and (iii) 40% of small store tenants located in Section A of the lease’s site plan are open to the public for business for retail and service purposes. Such tenant may not exercise such termination option if within ten days of the borrower’s receipt of such tenant’s termination notice, the borrower notifies such tenant of the borrower’s intention to remedy the situation, in which event, the tenant may pay reduced rent of 2% of gross sales until the situation is remedied. If the situation is not remedied within 12 months’ of the tenant’s termination notice, the tenant may terminate its lease effective 30 days after receipt of the tenant’s termination notice.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Mariano’s Bronzeville, representing approximately 2.9% of the Initial Pool Balance, the sole tenant, Mariano’s Fresh Market, subleases its entire space from Roundy’s Supermarkets, Inc. Mariano’s Fresh Market is owned and operated by Roundy’s Illinois, LLC, a wholly owned subsidiary of Roundy’s Supermarkets, Inc. The term of the sublease is coterminous with the related prime lease, which expires on October 31, 2036. Roundy’s Supermarkets, Inc. remains fully liable for all rent due under the prime lease.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Lubbock Parkade, representing approximately 2.1% of the Initial Pool Balance, the fourth largest tenant, Tuesday Morning, has a free rent period until its rent commencement date in May 2017. At origination, the borrower reserved $79,137 for such free rent period. Tuesday Morning is expected to take occupancy in May 2017.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Altama Village, representing approximately 0.9% of the Initial Pool Balance, the largest tenant, Harbor Freight, has executed a lease for approximately 18.74% of the net rentable area at the Mortgaged Property but is not yet in occupancy. Harbor Freight is anticipated to take occupancy in December 2016, upon substantial completion of the borrower’s build-out of such space and is required to commence paying rent on the date that is 120 days after the next business day following the substantial completion date.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as JR Automation, representing approximately 0.4% of the Initial Pool Balance, the sole tenant, JR Automation Technologies, LLC, has commenced paying rent but is not yet in occupancy of a portion of its space representing approximately 18.7% of the net rentable area of the Mortgaged Property. JR Automation is anticipated to take occupancy of this space in the first quarter of 2017, upon completion of the related build-out.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Shoppes at New Philadelphia, representing approximately 0.3% of the Initial Pool Balance, the largest tenant, Sumo Hibachi, has executed a lease for approximately 26.7% of the net rentable area at the Mortgaged Property but is not yet open for business while Sumo Hibachi is building out its space. Sumo Hibachi is required to open for business no later than May 2017 and to commence paying rent in August 2017. At origination, the borrower reserved $46,667 in connection with this free rent period.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Walgreens Net Lease Portfolio 3, Walgreens Net Lease Portfolio 2 and Walgreens Adrian, MI, collectively representing approximately 10.0% of the Initial Pool Balance, Walgreens, the sole tenant at each Mortgaged Property, has a right of first refusal pursuant to each related lease to purchase any individual Mortgaged Property in the event of a proposed sale of such Mortgaged Property to an unaffiliated third party. The right of first refusal does not apply to a transfer in connection with a foreclosure or deed-in-lieu of foreclosure.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hilton Hawaiian Village, representing approximately 8.7% of the Initial Pool Balance, the property manager, Hilton Management LLC, an affiliate of the borrower, has a right of first offer (“ROFO”) to purchase or lease the Mortgaged Property in the event the borrower elects to sell or lease the Mortgaged Property. In the event the existing property management agreement is replaced with the substitute management agreement discussed in “–Hospitality Properties” above, the ROFO will terminate and be of no further force and effect.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Google Kirkland Campus Phase II, representing approximately 7.7% of the Initial Pool Balance, the sole tenant, Google, has a recorded right of first refusal to purchase the entire Mortgaged Property in the event of a proposed sale of the entire Mortgaged Property to a third party. The right of first refusal does not apply to a transfer in connection with a foreclosure or deed-in-lieu of foreclosure.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Fresno Fashion Fair, representing approximately 6.3% of the Initial Pool Balance, JCPenney, whose rent was not underwritten, is permitted to purchase its parcel under the related lease. Under the Mortgage Loan documents, should the tenant exercise its purchase option, the borrower is required to reject such offer with a timely rejection and simultaneous delivery of such rejection to the tenant.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Potomac Mills, representing approximately 6.2% of the Initial Pool Balance, the largest tenant, Costco Warehouse, has a right of first offer to purchase the portion of the Mortgaged Property it leases in the event the borrower elects to sell such portion of the Mortgaged Property. Such right of first offer does not apply in the event the borrower elects to sell all or substantially all of the Mortgaged Property. The right of first offer does not apply to a transfer in connection with a foreclosure or deed-in-lieu of foreclosure. In addition, in the event the lease with the third largest tenant, AMC Theatres, is terminated due to a casualty, the tenant has a right of first refusal to purchase or lease the portion of the Mortgaged Property it previously leased in the event the borrower offers such portion of the Mortgaged Property for sale or lease for the exhibition of motion pictures, provided that following such casualty, the Mortgaged Property is rebuilt within 5 years. In addition, one tenant, IKEA Property, Inc., owns its improvements, and has the option to purchase the parcel it leases during the lease term for a purchase price of $1.00. No value was attributed to this parcel in the appraisal. For additional information, see “—Partial Releases” below.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Plaza on 8th, representing approximately 2.6% of the Initial Pool Balance, the largest tenant, St. Luke’s Physician Group and the third largest tenant, St. Luke’s Hospital of Bethlehem each has a right of first refusal to purchase their respective premises at the Mortgaged Property if the borrower receives a bona fide purchase offer from a third party. Both tenants have entered into subordination and non-disturbance agreements with the lender confirming that such right of first refusal does not apply to the exercise of the lender’s remedies (including foreclosure and deed in lieu of foreclosure) and the first transfer after foreclosure.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Residence Inn by Marriott LAX, representing approximately 2.1% of the Initial Pool Balance, the ground lessor has an exclusive right of negotiation to purchase the borrower’s leasehold interest in the Mortgaged Property at a mutually agreeable price in the event the borrower intends to transfer or sell such interest, which right will expire 10 days after notice of such interest (and during which period no other party may negotiate). The exclusive right of negotiation does not apply to a transfer in connection with a foreclosure or deed-in-lieu of foreclosure. Additionally, MIF, L.L.C, the franchisor, has a right of first refusal to purchase the borrower’s leasehold interest in the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or a controlling direct or indirect interest in the borrower to a “Competitor” of the franchisor (as such term is defined in the related franchise agreement). The right of first refusal applies to a transfer to a “Competitor” in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a “Competitor”.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Duravant FMH Conveyors, representing approximately 1.3% of the Initial Pool

Balance, the sole tenant, FMH Conveyors, LLC has right of first refusal to purchase the Mortgaged Property. However, pursuant to a subordination and non-disturbance agreement, such right of first refusal is subject and subordinate to the Mortgage Loan and will not apply to any transfer of the property in a foreclosure and the first transfer after foreclosure, but will apply thereafter.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower, excluding Mortgaged Properties that are leased to an affiliate of the borrower that functions as an operating lease:

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Venice Portfolio, representing approximately 2.5% of the Initial Pool Balance, Fig Tree Restaurant (“Fig Tree”), the largest tenant at the 425-431 Ocean Front Walk Mortgaged Property, is an affiliate of the borrower and occupies approximately 24.2% of the net rentable area at the Mortgaged Property as a restaurant. In addition, Fig Tree Restaurant is the second largest tenant at the 1711-1715 Pacific Mortgaged Property, occupying approximately 26.5% of the net rentable area at the Mortgaged Property as office space ancillary to the restaurant.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Show Low Retail, representing approximately 0.3% of the Initial Pool Balance, the third largest tenant, Supercuts, leasing approximately 18.4% of the net rentable area at the Mortgaged Property, entered into a franchise agreement with an affiliate of the borrower pursuant to which such affiliate operates the related premises as a Supercuts franchise. In addition, the fourth largest tenant, UPS Store, is an affiliate of the borrower and leases approximately 18.3% of the net rentable area at the Mortgaged Property as a UPS Store franchise.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California and Oregon) do not require earthquake insurance. Eight (8) of the Mortgaged Properties, securing 21.4% of the Initial Pool Balance, are located in areas that are considered a high earthquake risk. These areas include all or parts of the states of California, Washington and Arizona.

In the case of fifty-three (53) Mortgaged Properties, which secure in whole or in part twenty-eight (28) Mortgage Loans, representing approximately 87.7% of the Initial Pool Balance by Allocated Loan Amount, the related borrowers maintain insurance under blanket policies.

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager as described below:

●	With respect to twelve (12) Mortgage Loans, collectively representing approximately 47.0% of the Initial Pool Balance, the related borrower may rely on the single tenant’s insurance or self-insurance, so long as the single tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance meets the requirements under the related loan documents. If the single tenant fails to provide acceptable insurance coverage, the borrower must obtain or provide supplemental coverage to meet the requirements under the loan documents.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 25 Senate Place Jersey City, representing approximately 8.6% of the Initial Pool Balance, the Mortgaged Property is subject to restrictions which, among other things, prohibit use of groundwater at the Mortgaged Property. See “—Environmental Considerations” for additional information.

●	With respect to the Mortgage Loan secured by the portfolio Mortgaged Properties identified on Annex A-1 to this prospectus as Walgreens Net Lease Portfolio 3, representing approximately 5.0% of the Initial Pool Balance, the Walgreens-Nashville, Walgreens-Newport, Walgreens-Pierre and Walgreens-Manchester Mortgaged Properties are subject to land use restrictions which, among other things, (i) prohibit the use of groundwater at the Mortgaged Properties and/or (ii) require the implementation and maintenance of caps or other engineering controls over the impacted soil, and/or (iii) require compliance with any and all applicable environmental laws to protect the health and safety of construction workers if impacted soil is encountering during any future construction activities. In addition to the standard environmental indemnity generally provided by non-recourse carve-out guarantors, the sole tenant, Walgreen Co., provided an indemnity in each related lease to the borrowers and lender (and to their respective successors, assigns and affiliates) for any losses related to, among other things, the presence, use or release of hazardous substances at the Mortgaged Properties. See “—Environmental Considerations” for additional information.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Mariano’s Bronzeville, representing approximately 2.9% of the Initial Pool Balance, the Mortgage Property is subject to restrictions which, among other things, (i) prohibit the use of the Mortgaged Property for residential purposes, (ii) prohibit the use of groundwater at the Mortgaged Property, (iii) require development of a worker safety plan prior to any excavation or construction activities and (iv) require the maintenance of an asphalt barrier and concrete cap over impacted soil. See “—Environmental Considerations” for additional information.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Orchards Shopping Center, representing approximately 0.5% of the Initial Pool Balance, the Mortgaged Property is subject to a deed restriction, which provides that the Mortgaged Property is required to be maintained as a retail shopping center. Such deed restriction survives foreclosure and will automatically terminate without any affirmative action on July 18, 2021.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as JR Automation, representing approximately 0.4% of the Initial Pool Balance, a portion of the Mortgaged Property is included on the National Wetlands Inventory. An area of the northern portion of the Mortgaged Property consisting of a freshwater pond is classified as federally regulated freshwater wetlands. The borrower is prohibited from any construction or renovation at the Mortgaged Property which might impact such wetlands as such acts are regulated by federal, state or local regulations.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Walgreens Adrian, MI, representing approximately 0.4% of the Initial Pool Balance, the Mortgaged Property is subject to recorded land use restrictions which, among other things, (i) prohibit residential uses at the Mortgaged Property and (ii) prohibit use of groundwater at the Mortgaged Property. See “—Environmental Considerations” for additional information.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Show Low Retail, representing approximately 0.3% of the Initial Pool Balance, the Mortgaged Property is subject to recorded restrictions that run with the land that (i) prohibit the use of the Mortgaged Property for, among other things, any non-retail use, any home improvement center, any medical or dental clinic over 3,500 square feet or any bank or credit union over 6,400 square feet, (ii) require the borrower to maintain the improvements at the Mortgaged Property pursuant to certain design criteria approved by Home Depot U.S.A., Inc. (“Home Depot”), a prior owner of the Mortgaged Property and current adjacent property owner and (iii) require the approval of Home Depot for the construction and/or operation of any restaurant at the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

Appraised Value

In certain cases, in addition to an “as-is” value, the appraisal states an “as-stabilized” or “prospective value upon completion/stabilization” value for the related Mortgaged Property that assumes that certain events will occur with respect to re-tenanting, construction, renovation or repairs at such Mortgaged Property. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes.

With respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective Maturity Date LTV Ratio was calculated using the related “as-stabilized” or “prospective value upon completion/stabilization” Appraised Value, as opposed to the “as-is” Appraised Values, each as set forth in the following table:

Mortgaged Property	% of Initial Pool Balance	Maturity Date LTV Ratio (“As- Stabilized” or “As- Complete”)	“As-Stabilized” or “Prospective value Upon Completion/ Stabilization” Appraised Value	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Residence Inn by Marriott LAX	2.1%	54.0%	$82,500,000	55.4%	$80,500,000
Altama Village	0.9%	54.5%	$9,200,000	62.7%	$8,000,000

With respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective Cut-off Date LTV Ratio was calculated using the related “as-complete” or “prospective value upon completion/stabilization” Appraised Value as opposed to the “as-is” Appraised Values, each as set forth in the following table:

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (“As- Complete”)	“As-Stabilized” or “Prospective Value Upon Completion/ Stabilization” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Residence Inn by Marriott LAX	2.1%	64.4%	$82,500,000	66.0%	$80,500,000
Altama Village	0.9%	65.2%	$9,200,000	75.0%	$8,000,000

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans are generally non-recourse, the Mortgage Loans generally provide for recourse to the borrower and the related guarantor carveouts for liabilities that result from, for example, fraud by the borrower, certain voluntary insolvency proceedings or other matters. However, certain of the Mortgage Loans may not require a separate entity to guaranty such bad acts or contain limitations to such carveouts. In addition, in some cases, the lender may have agreed to accept a guaranty in lieu of reserves or other collateral. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. As such, we cannot assure you that the related guarantor will be willing or able to satisfy its obligations under the Mortgage Loan documents. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See the exceptions to representation and warranty number 26 in Annex C-2 for additional information.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hilton Hawaiian Village, representing approximately 8.7% of the Initial Pool Balance, with respect to the full recourse carve-outs in the Mortgage Loan documents, the aggregate liability of the guarantor is capped at 10% of the principal balance of the Mortgage Loan outstanding at the time of the occurrence of a triggering event, plus any and all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorney’s fees) incurred by the lender in the enforced of the guaranty or the preservation of the lender’s rights thereunder. In addition, there is no environmental indemnitor (other than the borrower) under the Mortgage Loan documents. In lieu of such an indemnity, the borrower obtained a blanket environmental liability insurance policy from Steadfast Insurance Company (which covers the Mortgaged Property and two other properties), with policy limits of $10,000,000 per occurrence and $25,000,000 in the aggregate, with a $25,000 deductible per each occurrence. The policy (i) will be in effect until three years past the Mortgage Loan maturity date, (ii) covers new and pre-existing conditions and (iii) names the lender as an additional named insured. The premiums for the policy have been paid in full.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Potomac Mills, representing approximately 6.2% of the Initial Pool Balance,

the guarantor’s liability is limited to $83,200,000 plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 681 Fifth Avenue, representing approximately 5.2% of the Initial Pool Balance, the obligations and liabilities of the environmental indemnitor with respect to environmental issues will terminate and be of no further force and effect after the date that is three years after payment in full of the related Mortgage Loan, provided that such indemnitor will be required to deliver to the indemnified parties, following the full repayment of the obligations, a Phase I environmental assessment that does not indicate any environmental conditions relating to hazardous substances on the Mortgaged Property. Moreover, the Mortgage Loan documents provide for recourse for misappropriation of insurance proceeds or condemnation awards, but not for the misapplication of insurance proceeds or condemnation awards.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Lubbock Parkade, representing approximately 2.1% of the Initial Pool Balance, the obligations and liabilities of the environmental indemnitor with respect to environmental issues will not apply to the introduction and initial release of hazardous substances on the Mortgaged Property from and after the date that the lender acquires title and assumes control of the Mortgaged Property through power of sale, foreclosure or deed in lieu of foreclosure (the “Transfer Date”). The indemnitor bears the burden of proof that the introduction and initial release of such hazardous substances (i) occurred subsequent to the Transfer Date, (ii) did not occur as a result of any act or omission of the indemnitor or its affiliates in, or under or near the Mortgaged Property and (iii) did not occur as a result of a breach of environmental laws which occurred prior to the Transfer Date.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Sunrise Plaza, representing approximately 0.6% of the Initial Pool Balance, the borrower under the Mortgage Loan documents is comprised of three tenants-in-common, each of which is directly or indirectly owned by one of three Mortgage Loan guarantors. In the event any individual tenant-in-common breaches any full recourse carve-outs in the Mortgage Loan documents (including, but not limited to, filing a voluntary petition under federal or state bankruptcy or insolvency law), there is recourse only to that guarantor with a related ownership interest in such tenant-in-common.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 25 Senate Place Jersey City, representing approximately 8.6% of the Initial Pool Balance, the Mortgaged Property is subject to a twenty-year payment-in-lieu of taxes agreement (the “PILOT”) between the borrower and the City of Jersey City (the “City”) that commenced on January 19, 2016 and expires on January 18, 2036. The PILOT permits the borrower to pay reduced real estate taxes in exchange for developing the Mortgaged Property (which was previously designated as underutilized land in an “Urban Enterprise Zone”). Payments under the PILOT consist, among other things, of a city service charge (as described below), a county service charge (5% of the annual service charge) and an administrative fee (1% of the prior year’s annual service charge). The city service charge is as follows: years 1-6 are the greater of $520,369 and 10% of the annual gross revenue, year 7, years 8-10, years 11-12 and years 13-20 are the greater of 10% of the annual gross revenue or 20% (year 7), 40% (years 8-10), 60% (years 11-12) and 80% (years 13-20), respectively, of assessed taxes. The borrower was also required to pay the City approximately $436,727 as a one-time contribution to the City’s Affordable Housing Trust Fund (which amount has been paid by the borrower). Taxes were underwritten based on the anticipated 10-year average taxes under the PILOT of $733,159. In the event annual net profits the Mortgaged Property exceeds $5,054,773, the borrower is required to pay any excess income to the City. Additionally, the borrower is required to use good faith efforts to have at least 51% of its workforce comprised of residents of Jersey City (of which at least 51% are required to be minorities and 6.9% are required to be women). The Mortgage Loan documents provide (i) that any uncured violation under the PILOT is an event of default and will trigger cash trap period and (ii) there will be recourse to the borrower and non-recourse carveout guarantor for any losses to the lender as a result of any default or breach of the PILOT or upon any termination of the PILOT without the lender’s consent. The PILOT is automatically assignable to the lender if the lender exercises its remedies under the Mortgage Loan documents pursuant to a foreclosure or deed-in-lieu of foreclosure. In the event of any subsequent sale or transfer of the Mortgaged Property (other than a transfer to a wholly owned nominee or designee), assignment of the PILOT is subject to the approval of the City.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 681 Fifth Avenue, representing approximately 5.2% of the Initial Pool Balance, the Mortgaged Property participates in the Industrial & Commercial Incentive Program, which provides real estate tax abatements for developments that build, modernize, expand or otherwise physically improve industrial and commercial buildings. The Mortgaged Property benefits from $19,095,750 in such real estate tax abatements, which begin to amortize annually over a five-year term commencing during the 2016/2017 fiscal year and end after the 2020/2021 fiscal year. The real estate taxes were underwritten to the 10-year average of estimated real estate tax payments based on the assessed value of $36,068,402 and tax rate of 10.656% and the five-year abatement schedule. The real estate taxes recoveries were underwritten to the 10-year average of estimated reimbursements based on the estimated real estate tax payments and current in-place lease structures for reimbursement of increases in real estate taxes over base years. The estimated abated real estate taxes and unabated real estate taxes due in 2016/2017 and 2021/2022, respectively, are approximately $1.8 million and $3.9 million, respectively. The estimated real estate tax recoveries collected in 2016/2017 and 2021/2022 are approximately $744,000 and $2.6 million, respectively. We cannot assure you that the actual real estate taxes will not be greater than such estimated taxes, or that tenants will be able to reimburse their share of increases in taxes resulting from the amortization or expiration of the tax abatement.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Duravant FMH Conveyors, representing approximately 1.3% of the Initial Pool Balance, it is anticipated that the sole tenant at the Mortgaged Property, FMH Conveyors, LLC, will seek to obtain a reduction or partial abatement of ad valorem taxes (“PILOT Incentives”) post origination of the Mortgage Loan. All benefits from placing the Mortgaged Property into the PILOT Incentives program would inure to the benefit of FMH Conveyors LLC. Pursuant to the lease, the landlord has agreed to co-operate with FMH Conveyors LLC in seeking to obtain such PILOT Incentives and that FMH Conveyors LLC will be required to reimburse the landlord (or pay directly) all actual costs and expenses in excess of $5,000 that are incurred in connection with landlord’s legal fees and costs of obtaining a leasehold policy of title insurance in the name of the landlord. It is further anticipated that FMH Conveyors LLC will assume the landlord’s obligations applicable to the Mortgaged Property subject to the PILOT documents as a lessee including: (1) payment of basic and additional rent, PILOT payments and other charges; (2) costs/expenses to exercise the Purchase Option (defined below); and (3) all indemnification and reimbursement from the landlord to the City of Jonesboro, Arkansas under the PILOT documents. In addition, the landlord would not be permitted to terminate or void the PILOT documents unless the tenant has requested or is in default under the lease. FMH Conveyors LLC has agreed that it will be responsible for monitoring the termination date of PILOT documents and that it will take all necessary steps to exercise, on behalf of the landlord, the option to repurchase the land at the termination of PILOT documents. “Purchase Option” means the borrower’s option to purchase the City’s fee interest in the Mortgaged Property at any time for a purchase price of $100 prior to the expiration or sooner termination of the lease term evidenced by either return to Trustee of all bonds outstanding marked “Paid in Full” by owners thereof or an amount sufficient to retire and prepay in full the bonds. In order to effectuate the PILOT Incentives, the City of Jonesboro, Arkansas (the “City”) will be issuing industrial development revenue bonds to NM DRVT Jonesboro Bondholder, LLC (“Bondholder”), a wholly-owned subsidiary of the borrower that was formed in connection with the Mortgaged Loan. In connection therewith, the borrower has the right to transfer its fee simple interest in the Mortgaged Property, subject to the Mortgage Loan, to the City in exchange for a leasehold interest in the Mortgaged Property upon the satisfaction of certain conditions more particularly set forth in the loan documents governing the Mortgaged Loan. After giving effect to such transfer, lender will have a first priority mortgage lien on the fee estate and leasehold estate of the borrower. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twelve (12) Mortgage Loans, representing approximately 50.5% of the Initial Pool Balance, are interest-only until the maturity date or anticipated repayment date.

Sixteen (16) Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans), representing approximately 33.9% of the Initial Pool Balance, provide for payments of interest and principal until the maturity date or anticipated repayment date and then have an expected Balloon Balance at the maturity date. In the case of the Mortgaged Property identified on Annex A-1 to this prospectus as 25 Senate Place Jersey City, which secures a Mortgage Loan representing approximately 8.6% of the Initial Pool Balance, the Mortgage Loan amortizes based on a planned amortization schedule attached to this prospectus as Annex E.

Nine (9) Mortgage Loans, representing approximately 15.6% of the Initial Pool Balance, provide for payments of interest-only for the first 12 to 60 months following the related origination date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan until the maturity date and therefore have an expected Balloon Balance at the related maturity date or anticipated repayment date.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) and grace periods that occur as described in the following table:

Overview of Due Dates

Due Date	Default Grace Period Days	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
1	0	5	$171,492,126	26.3%
1	5	5	92,321,897	14.1
6	0	26	333,099,702	51.0
6	3	1	56,000,000	8.6
Total		37	$652,913,725	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. A grace period does not apply to a maturity date payment. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loan(s)

Two (2) Mortgage Loans, collectively representing approximately 9.6% of the Initial Pool Balance, (the “ARD Loans”), provide that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 for the Anticipated Repayment Date and the Revised Rate for each ARD Loan.

After its Anticipated Repayment Date, each ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on such ARD Loan.

With respect to each ARD Loan, while interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after its related Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class V certificates.

In all cases, Excess Interest, to the extent actually collected, will be paid to the holders of the Class V certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Single Purpose Entity Covenants

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Lennox Shopping Center and Embassy Suites Ayrsley Charlotte, representing 3.5% and 3.4% of the Initial Pool Balance, respectively, each Mortgage Loan has a balance over $20,000,000 and no independent directors.

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally (except in some cases as relates to a prepayment in connection with a casualty or condemnation) require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 7 payments) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

With respect to certain of the Mortgage Loans that permit the borrower to voluntarily prepay such Mortgage Loan with payment of a prepayment premium or yield maintenance charge, the yield maintenance charge will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or the commencement of the related open period, as applicable, determined by discounting such payments at the Discount Rate or Reinvestment Yield (or as otherwise stated in the related Mortgage Loan documents), less the amount of principal being prepaid; provided that in no event may the aggregate rate being used to discount any such payment ever exceed the applicable interest rate under the Mortgage Loan.

With respect to certain other Mortgage Loans that permit the borrower to voluntarily prepay the Mortgage Loan with the payment of a prepayment premium or a yield maintenance charge, the yield maintenance charge will generally, subject to certain variations, be an amount (in some cases not less than 1.0% of the amount prepaid) equal to the present value of a series of payments, each equal to the Interest Payment Differential as of the date of prepayment and payable on each scheduled due date over the remaining original term of the prepaid Mortgage Loan through and including the stated maturity date, the Anticipated Repayment Date or the commencement of the open period, as applicable, discounted at the Reinvestment Yield (in some cases, converted to a monthly equivalent yield) as of the date of prepayment for the number of months remaining from such date of prepayment to each scheduled due date through and including the stated maturity date, the Anticipated Repayment Date or the commencement of the open period, as applicable.

“Discount Rate” generally means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date or the commencement of the related open period, as applicable, or, the remaining weighted average life of the Mortgage Loan, plus an additional fixed percentage, as applicable of the Mortgage Loan.

“Reinvestment Yield” will generally equal, depending on the Mortgage Loan, either: (a) the yield calculated by the lender by the linear interpolation of the yields, “as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date of prepayment, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the loan maturity date or the Anticipated Repayment Date or the date preceding the commencement of the open period, as applicable (and, as used in the third preceding paragraph, converted for discounting purposes to a monthly compounded nominal yield); or (b) the lesser of (i) the yield on the U.S. Obligations with the same maturity date as the stated maturity date, the Anticipated Repayment Date or date preceding the commencement of the open period, as applicable, of the prepaid Mortgage Loan or, if no such U.S. Obligations issue is available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with maturity dates (one prior to and one following) that are closest to the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the open period, as applicable, of the prepaid Mortgage Loan or (ii) the yield on the U.S. Obligations with a term equal to the remaining average life of the prepaid Mortgage Loan or, if no such U.S. Obligations are available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with terms (one prior to and one following) that are closest to the remaining average life of the prepaid Mortgage Loan with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date of prepayment set forth in borrower’s notice of repayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

“U.S. Obligations” generally means securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, not subject to prepayment, call or early redemption, (2) other non-callable “government securities” as defined in Treasury Regulations Section 1.860G-2(a)(8)(ii), or (3) such other instruments as set forth in the related Mortgage Loan documents.

The term “Interest Payment Differential” will generally equal (i) the positive difference, if any, of the related mortgage interest rate minus the Reinvestment Yield as of the date of prepayment, divided by (ii) 12, and multiplied by (iii) the outstanding principal balance (or the portion thereof being prepaid) of the prepaid Mortgage Loan on the date of prepayment, provided that the Interest Payment Differential will never be less than zero.

Notwithstanding the foregoing, yield maintenance charges payable (if at all) in connection with an involuntary prepayment (such as a prepayment resulting from a liquidation following a default) may be calculated in a manner that varies from those described above.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in this prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments.

Four (4) of the Mortgage Loans, representing approximately 20.2% of the Initial Pool Balance, permit the related borrower, after a lockout period of 25 payments following the origination date, to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1.0% of the prepaid amount if such prepayment occurs prior to the related open prepayment period.

With respect to two (2) Mortgage Loans, identified as Hilton Hawaiian Village and Fresno Fashion Fair on Annex A-1 to this prospectus, representing approximately 15.0% of the Initial Pool Balance, the loan documents permit the related borrower, after a lockout period of at least 25 payments following the origination date, to (1) prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1.0% of the prepaid amount if such prepayment occurs prior to the related open prepayment period or (2) defease the Mortgage Loan. See “—Defeasance; Collateral Substitution” below.

With respect to one (1) Mortgage Loan, identified as Duravant FMH Conveyors on Annex A-1 to this prospectus, representing approximately 1.3% of the Initial Pool Balance, the loan documents permit the related borrower after the origination date, to (1) prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1.0% of the prepaid amount if such prepayment occurs prior to the related open prepayment period or (2) after a period of 24 payments following the origination date, defease the Mortgage Loan. See “—Defeasance; Collateral Substitution” below.

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	7	18.0%
4	20	46.3
5	6	13.9
6	1	4.7
7	3	17.0
Total	37	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property and/or a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance; Collateral Substitution

The terms of thirty (30) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 63.5% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

With respect to two (2) Mortgage Loans identified as Hilton Hawaiian Village and Fresno Fashion Fair on Annex A-1 to this prospectus, representing approximately 15.0% of the Initial Pool Balance, the loan documents permit the related borrower at any time after the related Defeasance Lock-Out Period to either (1) prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1.0% of the prepaid amount if such prepayment occurs prior to the related open prepayment period or (2) defease the Mortgage Loan.

With respect to one (1) Mortgage Loan identified as Duravant FMH Conveyors on Annex A-1 to this prospectus, representing approximately 1.3% of the Initial Pool Balance, the loan documents permit the related borrower at any time after the origination date, to (1) prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1.0% of the prepaid amount if such prepayment occurs prior to the related open prepayment period or (2) after the related Defeasance Lock-Out Period, defease the Mortgage Loan.

With respect to the four (4) Mortgage Loans identified as Hilton Hawaiian Village, Fresno Fashion Fair, Potomac Mills and 681 Fifth Avenue on Annex A-1 to this prospectus, representing approximately 26.4% of the Initial Pool Balance, the loan documents permit the related borrower to prepay the related Mortgage Loan upon the occurrence of a certain date (generally the third or fourth anniversary of the first payment date under the Mortgage Loan) with yield maintenance if the related Defeasance Lock-Out Period has not expired by such date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment, a partial substitution, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hilton Hawaiian Village, representing approximately 8.7% of the Initial Pool Balance, after the expiration of the lockout period, the borrower is permitted to obtain the release of (i) the ground lease parcel at the Mortgaged Property (the “Taran Outparcel”) provided, among other conditions, the borrower pays a release price of $2,500,000, together with the applicable yield maintenance premium and (ii) retail and other parcels at the Mortgaged Property provided, among other conditions, the release does not materially and adversely affect the ongoing operations of the Mortgaged Property (other than the lost income associated with the parcels being released) and the borrower pays a release price equal to the product of (1) with respect to the release of any retail parcels (which are identified in the Mortgage Loan documents), (a) 110% and (b) the product of (x) the greater of (A) 100% of the difference in value of the Mortgaged Property included the release parcel and excluding the release parcel (based on a new appraisal) or (B) the net sales proceeds and (y) 57.2%, together with the applicable yield maintenance premium and (2) with respect to the release of any other parcels (excluding the Taran Outparcel and excluding any identified retail parcel), (a) 110% and (b) the product of (i) 100% of the difference in value of the Mortgaged Property including the release parcel and excluding the release parcel (based on a new appraisal) and (ii) 57.2%, together with the applicable yield maintenance premium. With respect to each partial release described above, the borrower is not required to pay a yield maintenance premium during the open period for the Mortgage Loan. In addition, in the event that the LTV exceeds 125% immediately after the release of the applicable release parcel, such release will not be permitted unless the borrower pays down the Mortgage Loan in accordance with the Mortgage Loan documents or the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC Trust as a result of the related release.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Fresno Fashion Fair, representing approximately 6.3% of the Initial Pool Balance, the related borrower is permitted to obtain a release of (i) a portion of the Mortgaged Property that is non-income producing and unimproved, the release of which will not have a material adverse effect and does not materially and adversely affect the ongoing operations of the remaining property, (ii) the Macy’s Men’s & Children improvements and some or all of the adjacent parking area and (iii) some or all of the parking field surrounding the current Forever 21 parcel, provided in each case, among other things, that the borrower delivers a REMIC opinion.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Potomac Mills, representing approximately 6.2% of the Initial Pool Balance, the related borrower is permitted to transfer non-income producing portions of the Mortgaged Property and obtain the release of the related parcel from the lien of the related mortgage, provided, among other things, that: (i) the borrower delivers a REMIC opinion and (ii)(x) the loan-to-value ratio is equal to or less than 125%, or (y) the borrower has prepaid the Mortgage Loan by an amount not less than the least of (I) if the released parcel was sold, the net proceeds in an arm’s-length transaction, or if it was condemned, the net condemnation proceeds, (II) the fair market value of the parcel at the time of release, and (III) an amount such that the loan-to-value ratio of the Mortgage Loan does not increase as a result of the release. Additionally, in the event that IKEA Property, Inc., which tenant owns its improvements, exercises its option to purchase its leased parcel, the related borrower may, without the lender’s consent, obtain the release of such parcel for no consideration and without payment of a prepayment fee, provided that the borrower provides evidence that (a) such parcel has been subdivided from the remainder of the Mortgaged Property and (b) the remainder of the Mortgaged Property constitutes a separate tax lot and provided, among other things, that (i) the loan-to-value ratio of the remaining property is equal to or less than 125% or (ii) the borrower pays down the principal balance of the Mortgage Loan by an amount not less than (x) the fair market value of the released parcel at the time of the transfer and release, or (y) an amount such that the loan-to-value ratio of the remaining property does not increase after the transfer, unless the borrower delivers an opinion of counsel stating that if the amount in (ii) is not paid, the securitization will not fail to maintain its REMIC status.

With respect to the Mortgage Loans secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Walgreens Net Lease Portfolio 3 and Walgreens Net Lease Portfolio 2, representing approximately 5.0% and 4.6%, respectively, of the Initial Pool Balance, the related borrowers may obtain the release from the lien of its respective Mortgages of any individual Mortgaged Property provided, among other conditions, (i) the borrower prepays (a) an amount equal to or greater than 120% of the Allocated Loan Amount for the Mortgaged Property to be released or (b) in the event the tenant at the Mortgaged Property to be released has (x) ceased to operate or be open for business or (y) not commenced restoration of the related Mortgaged Property within 60 days after a fire or other casualty, an amount equal to the Allocated Loan Amount for such Mortgaged Property (in each instance, the “Release Amount’), together with the applicable yield maintenance premium, (ii) after giving effect to such release the DSCR is equal to or greater than the greater of (a) 2.02x and (b) the DSCR immediately preceding such release, (iii) if the LTV exceeds or would exceed 125% after giving effect to the release, the borrower prepays an additional amount such that the LTV after the release would not exceed 125% or the borrower delivers an opinion of counsel that the securitization will not fail to maintain its status as a REMIC Trust as a result of the release of the applicable Mortgaged Property.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Melohn Multifamily Portfolio I, representing approximately 3.4% of the Initial Pool Balance, after the expiration of the lockout period, the borrowers may obtain the release of any individual Mortgaged Property provided, among other conditions, (i) the borrowers deliver defeasance collateral in an amount equal to the greater of (a) 120% of the Allocated Loan Amount for such Mortgaged Property and (b) an amount such that, after giving effect to such release (1) the DSCR for the remaining Mortgaged Properties is not less than 1.30x and (2) the LTV for the remaining Mortgaged Properties is not more than 67% and (ii) at the lender’s request, the borrowers deliver a rating agency confirmation from each applicable rating agency.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Venice Portfolio, representing approximately 2.5% of the Initial Pool Balance, after the expiration of the lockout period, the borrowers may obtain the release of any individual Mortgaged Property provided, among other conditions, (i) the borrowers deliver defeasance collateral in an amount equal to 120% of the Allocated Loan Amount for such Mortgaged Property, (ii) after giving effect to such release, (a) the DSCR for the remaining Mortgaged Properties is at least equal to the greater of (1) 1.60x and (2) the DSCR immediately prior to the release and (3) the DSCR, as estimated by lender, for the immediately succeeding 12 month period, (b) the debt yield for the remaining Mortgaged Properties is at least equal to the greater of (1) 10%, (2) the Debt Yield immediately prior to the release and (3) the Debt Yield, as estimated by the lender, for the immediately succeeding 12 month period (b) the LTV for the remaining Mortgaged Properties is not more than the lesser of (1) 46% and (2) the LTV immediately prior to the release and (iii) the borrowers deliver a rating agency confirmation from each applicable rating agency.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Duravant FMH Conveyors, representing approximately 1.3% of the Initial Pool Balance, the sole tenant at the Mortgaged Property, FMH Conveyors, LLC, has obtained the option to purchase an adjacent 15+ acre parcel of land to the south of the Mortgaged Property for future development. If the tenant desires to expand, it may require the landlord to build and lease to the tenant up to 50,000 sq. ft. of added building space within all or a portion of a 7+/- acre parcel located on the southerly portion of the Mortgaged Property (in between the southern wall of the existing building and the property line separating the Mortgaged Property from the 15 acre tract) (the “Release Parcel”). The lease will condition the construction of the expansion improvements upon the subdivision of the Release Parcel from the remaining Mortgaged Property and the execution of the new lease for the expansion parcel with an affiliate of the borrower, as landlord. The Mortgage Loan agreement provides for the potential one-time release of the Release Parcel subject to, among other things, satisfaction of the conditions set forth in the lease for the construction of the expansion and payment of a release price equal to 125% of the appraised land value of $15,200 per acre as of October 6, 2016 (up to a maximum release price of approximately $138,700 if the entire 7+/- acres are released). Before the defeasance lock out date, the release price is required to be paid in cash, together with a prepayment penalty equal to the greater of yield maintenance and 1% of the Mortgage Loan amount that is prepaid. After the defeasance lock out date, the borrower will have the option of prepaying the Mortgage Loan as described above or partially defeasing the Mortgage Loan in the amount of the release price. The tenant’s right to require the expansion will be subject to the legal subdivision of the remaining Mortgaged Property and the released parcel, the execution of a reciprocal easement agreement with respect to the remaining Mortgaged Property and the released parcel (the “REA”) and the ability of the landlord to obtain commercially available financing to build the expansion improvements (however, if such financing is not available, the expansion improvements may be constructed at the tenant’s cost). The request for the expansion must be made early enough to allow completion of the expansion by the end of the initial term of the lease. The term of the lease for the expansion premises will commence on the date of substantial completion of the expansion building and premises (in accordance with the proposed plans) and terminate after 15 years. If the landlord’s affiliate is constructing the expansion, the term of the original lease will be reset so that the term for all of the premises will be extended through the expansion term. The expansion rent for the expansion space will be the actual cost of construction and related costs capitalized at then prevailing market rates, subject to obtaining financing acceptable to the landlord. Base rent for the original premises beyond the original term will be determined at 95% of the then fair market rental rate. If constructed by the landlord’s affiliate, the building expansion, including its construction, use, rental and other terms, must be governed under a new separate lease with an affiliate of the borrower. The borrower will not have any obligations under the new separate lease and the FMH Conveyors lease will not be cross-defaulted to the new separate lease for the release/expansion parcel. If the lease on the Mortgaged Property or the lease on the released parcel is terminated, the REA will require the released parcel to be restored to the condition existing prior to the release (at the expense of the then owner or tenant of the released parcel) and the owner of the Mortgaged Property will thereafter have an exclusive permanent easement to use the released parcel.

With respect to the Mortgage Loan, secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as KB Texas Dialysis Portfolio, representing 0.9% of the Initial Pool Balance, after the expiration of the lockout period, the borrower may obtain the release of an individual Mortgaged Property upon a bona fide third-party sale provided, among other things, (i) the defeased amount shall equal or exceed the adjusted release amount (ii) no event of default has occurred and is continuing, (iii) the combined LTV of the remaining properties is less than or equal to 70.0% and (iv) the combined DSCR of the remaining properties shall equal or exceed the greater of (a) 1.25x or (b) the DSCR immediately prior to the release.

With respect to the Mortgage Loan, secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Orchards Shopping Center, representing 0.5% of the Initial Pool Balance, at any time during the loan term, provided that no event of default has occurred or is continuing, the borrower has the right to obtain the release of a certain parcel of land from the lien of the Mortgage subject to the certain conditions as set forth in the loan documents including the satisfaction of REMIC requirements.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Twenty-seven (27) of the Mortgage Loans, representing approximately 54.9% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Twenty-six (26) of the Mortgage Loans, representing approximately 52.7% of the Initial Pool Balance, provide for monthly or upfront escrows for ongoing replacements or capital repairs.

Twenty-two (22) of the Mortgage Loans, representing approximately 46.6% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Thirteen (13) of the Mortgage Loans, representing approximately 29.2% of the Initial Pool Balance, provide for upfront reserves for immediate repairs.

Fourteen (14) of the Mortgage Loans, representing approximately 29.2% of the allocated initial outstanding principal balance of retail, office, industrial and mixed use properties only, are secured by office, retail, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

Mortgaged Property Accounts

Lockbox Accounts. The Mortgage Loans documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Approx. % of Initial Pool Balance
Hard Lockbox	20	58.4%
Springing Hard Lockbox	13	26.5
Soft Lockbox	2	12.0
Soft Springing Hard Lockbox	1	2.5
Springing Soft Lockbox	1	0.8
Total:	37	100.0%

Except as set forth in the table above and where noted below, the borrower is entitled to receive a disbursement of all cash remaining in the lockbox account after required payment for debt service, agent fees, required reserves, and operating expenses, the agreements governing the lockbox accounts provide that the borrower has no withdrawal or transfer rights with respect to the related lockbox account. The lockbox accounts will not be assets of the issuing entity.

Delaware Statutory Trusts

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Walgreens Net Lease Portfolio 3, Walgreens Net Lease Portfolio 2, Fresenius Cleveland and KB Texas Dialysis Portfolio (together, the “DST Loans”), collectively representing approximately 11.6% of the Initial Pool Balance, the related borrowers are each structured as a Delaware statutory trust (“DST”, and each borrower under a DST Loan, a “DST Borrower”). An interest in a DST is treated as real property for certain tax purposes; as such, the IRS restricts a DST from actively operating a property. With respect to each DST Loan, each DST Borrower is controlled by a trust manager (which is a special purpose entity and 100% owned and controlled by the related sponsor), and the trust manager has broad authority to control the DST Borrower similar to the control a general partner or managing member would have with respect to an alternative form of special purpose entity. The DST Loans provide that the related trust manager has the right to convert the applicable DST borrower to a limited liability company for which the trust manager would act as sole manager. The holders of the beneficial interests in the DST Borrowers do not have authority to control or manage the related DST Borrower or the related Mortgaged Property, and their consent is not required for a conversion of the borrower to a limited liability company.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the applicable Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of passive equity interest (such as limited partnership or non-managing membership equity interests) in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of equity interests in a borrower or a pledge of passive equity interests (such as limited partnership or non-managing membership equity interests) in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio	Cut-off Date Mortgage Loan Underwritten NCF DSCR(1)	Cut-off Date Total Debt Underwritten NCF DSCR(1)
25 Senate Place Jersey City	$56,000,000	$10,000,000	$66,000,000	5.0550%	55.4%	65.3%	1.50x	1.15x

(1) The mortgage loan amortizes based on a planned amortization schedule attached to this prospectus as Annex E, and the debt service coverage ratio for such mortgage loan was calculated based on the average debt service for the first 12 months of amortizing payments following the Cut-off Date. Cut-off Date Mortgage Loan Underwritten NCF DSCR and Cut-off Date Total Debt Underwritten NCF DSCR are calculated using the sum of principal and interest payments of the first 12 payments allocable to the mortgage loan and mezzanine loan, as applicable, following the Cut-off Date based on pro rata allocation between the Mortgage Loan and mezzanine loan of principal payable on the related whole loan.

The mezzanine indebtedness is coterminous with the related Mortgage Loan.

The mezzanine loan related to the Mortgage Loan identified in the table above secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 25 Senate Place Jersey City,

representing approximately 8.6% of the Initial Pool Balance, is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. The intercreditor agreement provides, among other things, that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (provided that in certain cases, an event of default under the Mortgage Loan documents will not be deemed to exist if cured by the mezzanine lender or, if such event of default is not susceptible of cure, if the mezzanine lender is diligently pursuing foreclosure of its equity interests), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the pledged equity interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
Residence Inn by Marriott LAX	$13,401,782	65.0%	1.35x	10.0%	Yes

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above. The intercreditor required to be entered into in connection with any future mezzanine loan will be subject to receipt of a Rating Agency Confirmation. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Preferred Equity

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Fresno Fashion Fair and Potomac Mills, representing approximately 6.3% and 6.2% of the Initial Pool Balance, respectively, the related borrowers are each permitted to obtain a property assessed clean energy (“PACE”) loan (which loans are repaid through multi-year assessments against the related Mortgaged Property) in an amount not to exceed $5,000,000 with respect to Potomac Mills, and $10,000,000 with respect to Fresno Fashion Fair, subject to the lender’s consent (which may not be unreasonably withheld, conditioned or delayed) and delivery of a rating agency confirmation. In the event the borrower fails to timely pay assessments due under the PACE loan, the PACE lender will have the right to file a lien against the Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Fresno Fashion Fair, representing approximately 6.3% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to incur personal property purchase money financing and leases that are (a) associated with uses in the ordinary course of operating and maintaining the Mortgaged Property and (b) secured only by the Mortgaged Property, up to an aggregate amount of not greater than $2,000,000, except that such limit is raised to $5,000,000 if such leases are related to sustainability and environmental initiatives.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as “Hilton Hawaiian Village”, “Google Kirkland Campus Phase II”, “Fresno Fashion Fair”,

“Potomac Mills”, “681 Fifth Avenue” and “Residence Inn by Marriott LAX” is part of the related Whole Loan consisting of the Mortgage Loan and the related Pari Passu Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder of the related Companion Loan (each, a “Companion Loan Holder”) are generally governed by an intercreditor agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and related Companion Loans are cross-collateralized and cross-defaulted.

“Non-Serviced Certificate Administrator” means (i) with respect to each of the Potomac Mills Whole Loan and the Residence Inn by Marriott LAX Whole Loan, the certificate administrator under the CFCRE 2016-C6 Pooling and Servicing Agreement, (ii) with respect to the Fresno Fashion Fair Whole Loan, the certificate administrator under the JPMDB 2016-C4 Pooling and Servicing Agreement, (iii) with respect to the Hilton Hawaiian Village Whole Loan, the certificate administrator under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement, and (iv) with respect to the 681 Fifth Avenue Whole Loan, the certificate administrator under the MSC 2016-UBS12 Pooling and Servicing Agreement.

“Non-Serviced Companion Loan” means, with respect to any Non-Serviced Whole Loan, any related mortgage note not included in the issuing entity that is not serviced under the PSA and that is generally payable on a pari passu basis with a Non-Serviced Mortgage Loan included in the issuing entity to the extent set forth in the related Intercreditor Agreement. Each of the Hilton Hawaiian Village Companion Loans, the Fresno Fashion Fair Companion Loans, the Potomac Mills Companion Loans, the 681 Fifth Avenue Companion Loans and the Residence Inn by Marriott LAX Companion Loans will be Non-Serviced Companion Loans related to the issuing entity.

“Non-Serviced Intercreditor Agreement” means (i) with respect to the Hilton Hawaiian Village Whole Loan, the Hilton Hawaiian Village Intercreditor Agreement, (ii) with respect to the Fresno Fashion Fair Whole Loan, the Fresno Fashion Fair Intercreditor Agreement, (iii) with respect to the Potomac Mills Whole Loan, the Potomac Mills Intercreditor Agreement, (iv) with respect to the 681 Fifth Avenue Whole Loan, the 681 Fifth Avenue Intercreditor Agreement, and (v) with respect to the Residence Inn by Marriott LAX Whole Loan, the Residence Inn by Marriott LAX Intercreditor Agreement.

“Non-Serviced Master Servicer” means (i) with respect to the Hilton Hawaiian Village Whole Loan, the master servicer under the Hilton USA 2016-HHV Trust and Servicing Agreement, (ii) with respect to the Fresno Fashion Fair Whole Loan, the master servicer under the JPMDB 2016-C4 Pooling and Servicing Agreement, (iii) with respect to the Potomac Mills Whole Loan and the Residence Inn by Marriott LAX Whole Loan, the master servicer under the CFCRE 2016-C6 Pooling and Servicing Agreement, and (iv) with respect to each of the 681 Fifth Avenue Whole Loan the master servicer under the MSC 2016-UBS12 Pooling and Servicing Agreement.

“Non-Serviced Mortgage Loan” means, with respect to any Non-Serviced Whole Loan, a Mortgage Loan included in the issuing entity but serviced under another agreement. Each of the Hilton Hawaiian Village Mortgage Loan, the Fresno Fashion Fair Mortgage Loan, the Potomac Mills Mortgage Loan, the 681 Fifth Avenue Mortgage Loan and the Residence Inn by Marriott LAX Mortgage Loan will be Non-Serviced Mortgage Loans related to the issuing entity.

“Non-Serviced PSA” means (i) with respect to the Hilton Hawaiian Village Whole Loan, the Hilton USA 2016-HHV Trust and Servicing Agreement, (ii) with respect to the Fresno Fashion Fair Whole Loan, the JPMDB 2016-C4 Pooling and Servicing Agreement, (iii) with respect to the Potomac Mills Whole Loan and the Residence Inn by Marriott LAX Whole Loan, the CFCRE 2016-C6 Pooling and Servicing Agreement and (iv)with respect to the 681 Fifth Avenue Whole Loan, the MSC 2016-UBS12 Pooling and Servicing Agreement.

“Non-Serviced Special Servicer” means (i) with respect to the Hilton Hawaiian Village Whole Loan, the special servicer under the Hilton USA 2016-HHV Trust and Servicing Agreement, (ii) with respect to the Fresno Fashion Fair Whole Loan, the special servicer under the JPMDB 2016-C4 Pooling and Servicing Agreement, (iii) with respect to the Potomac Mills Whole Loan and the Residence Inn by Marriott LAX Whole Loan, the special servicer under the CFCRE 2016-C6 Pooling and Servicing

Agreement and (iv) with respect to the 681 Fifth Avenue Whole Loan, the special servicer under the MSC 2016-UBS12 Pooling and Servicing Agreement.

“Non-Serviced Trustee” means (i) with respect to the Hilton Hawaiian Village Whole Loan, the trustee under the Hilton USA 2016-HHV Trust and Servicing Agreement, (ii) with respect to the Fresno Fashion Fair Whole Loan, the trustee under the JPMDB 2016-C4 Pooling and Servicing Agreement, (iii) with respect to the Potomac Mills Whole Loan and the Residence Inn by Marriott LAX Whole Loan, the trustee the CFCRE 2016-C6 Pooling and Servicing Agreement and (iv) with respect to the 681 Fifth Avenue Whole Loan, the trustee under the MSC 2016-UBS12 Pooling and Servicing Agreement.

“Non-Serviced Whole Loan” means any Whole Loan that is not serviced under the PSA that is divided into two or more notes, which includes a Mortgage Loan included in the issuing entity but serviced under another agreement and one or more mortgage notes not included in the issuing entity and serviced under another agreement. References in this prospectus to a Non-Serviced Whole Loan refer to the aggregate indebtedness under the related notes. Each of the Hilton Hawaiian Village Whole Loan, the Fresno Fashion Fair Whole Loan, the Potomac Mills Whole Loan, the 681 Fifth Avenue Whole Loan and the Residence Inn by Marriott LAX Whole Loan will be Non-Serviced Whole Loans related to the issuing entity.

“Serviced Companion Loan” means, with respect to any Serviced Whole Loan, any related mortgage note not included in the issuing entity that is serviced under the PSA and that is generally payable on a pari passu basis with a Mortgage Loan included in the issuing entity to the extent set forth in the related Intercreditor Agreement. The Google Kirkland Campus Phase II Companion Loan will be the Serviced Companion Loan related to the issuing entity.

“Serviced Pari Passu Companion Loan” means, with respect to any Serviced Whole Loan, any related Pari Passu Companion Loan that is serviced under the PSA. The Google Kirkland Campus Phase II Companion Loan will be the Serviced Pari Passu Companion Loan related to the issuing entity.

“Serviced Whole Loan” means any Whole Loan serviced under the PSA, which includes a mortgage note that is included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity. References in this prospectus to a Serviced Whole Loan refer to the aggregate indebtedness under the related notes. The Google Kirkland Campus Phase II Whole Loan will be the Serviced Whole Loan related to the issuing entity.

“Whole Loan” means each of the Hilton Hawaiian Village Whole Loan, the Google Kirkland Campus Phase II Whole Loan, the Fresno Fashion Fair Whole Loan, the Potomac Mills Whole Loan, the 681 Fifth Avenue Whole Loan and the Residence Inn by Marriott LAX Whole Loan as the context may require and as applicable.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loans	Mortgage Loan LTV Ratio(1)	Mortgage Loan Underwritten NCF DSCR(1)
Hilton Hawaiian Village	$56,625,000	8.7%	$639,975,000	$578,400,000	31.2%	4.47x
Google Kirkland Campus Phase II	$50,000,000	7.7%	$22,500,000	N/A	49.7%	2.56x
Fresno Fashion Fair	$41,000,000	6.3%	$284,000,000	N/A	57.5%	2.14x
Potomac Mills	$40,500,000	6.2%	$250,500,000	$125,000,000	38.0%	4.39x
681 Fifth Avenue	$34,000,000	5.2%	$181,000,000	N/A	48.9%	1.67x
Residence Inn by Marriott LAX	$13,401,782	2.1%	$39,708,983	N/A	64.4%	1.56x

(1)	Calculations exclude the Subordinate Companion Loans.

Hilton Hawaiian Village Whole Loan

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hilton Hawaiian Village, representing approximately 8.7% of the Initial Pool Balance, with a Cut-off Date Balance of $56,625,000 (the “Hilton Hawaiian Village Mortgage Loan”), is part of a whole loan comprised of 21 promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Hilton Hawaiian Village Mortgaged Property”).

The Hilton Hawaiian Village Mortgage Loan is evidenced by promissory Note A-2-B-3. The portion of the Hilton Hawaiian Village Whole Loan (as defined below) evidenced by promissory Notes A-1-A, A-1-B, A-1-C, A-1-D, A-1-E, A-2-A-1, A-2-A-2, A-2-A-3, A-2-A-4, A-2-B-1, A-2-B-2, A-2-D-1, A-2-D-2, A-2-E-1 and A-2-E-2, with an aggregate Cut-off Date Balance of $639,975,000, which is not included in the issuing entity is referred to in this prospectus as the “Hilton Hawaiian Village Pari Passu Companion Loans” and is pari passu in right of payment with the Hilton Hawaiian Village Mortgage Loan. The portion of the Hilton Hawaiian Village Whole Loan evidenced by promissory Notes B-1, B-2, B-3, B-4 and B-5, with an aggregate Cut-off Date Balance of $578,400,000, which is not included in the issuing entity is referred to in this prospectus as the “Hilton Hawaiian Village Subordinate Companion Loan” and is subordinate in right of payment with the Hilton Hawaiian Village Mortgage Loan and the Hilton Hawaiian Village Pari Passu Companion Loans. The portion of the Hilton Hawaiian Village Pari Passu Companion Loans evidenced by promissory Notes A-1-A, A-1-B, A-1-C, A-1-D and A-1-E, with an aggregate principal balance as of the Cut-off Date of $171,600,000, and the Hilton Hawaiian Village Subordinate Companion Loan are expected to be contributed to the Hilton USA Trust 2016-HHV securitization. The Hilton Hawaiian Village Mortgage Loan, the Hilton Hawaiian Village Pari Passu Companion Loans and the Hilton Hawaiian Village Subordinate Companion Loan are collectively referred to in this prospectus as the “Hilton Hawaiian Village Whole Loan”. The Hilton Hawaiian Village Pari Passu Companion Loans and the Hilton Hawaiian Village Subordinate Companion Loan will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The holders of the Hilton Hawaiian Village Whole Loan (the “Hilton Hawaiian Village Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Hilton Hawaiian Village Noteholder (the “Hilton Hawaiian Village Intercreditor Agreement”). It is expected that the Hilton Hawaiian Village Whole Loan will be serviced and administered pursuant to the trust and servicing agreement entered into in connection with the Hilton USA Trust 2016-HHV securitization (the “Hilton USA Trust 2016-HHV Trust and Servicing Agreement”) and the Hilton Hawaiian Village Intercreditor Agreement. The following summaries describe certain provisions of the Hilton Hawaiian Village Intercreditor Agreement.

Servicing. The Hilton Hawaiian Village Whole Loan (including the Hilton Hawaiian Village Mortgage Loan) and any related REO Property is expected to be serviced and administered pursuant to the terms of the Hilton USA Trust 2016-HHV Trust and Servicing Agreement by the related servicer (the “Hilton USA Trust 2016-HHV Master Servicer”) and, if necessary, the related special servicer (the “Hilton USA Trust 2016-HHV Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Hilton Hawaiian Village Mortgage Loan”, but subject to the terms of the Hilton Hawaiian Village Intercreditor Agreement.

Distributions. The Hilton Hawaiian Village Intercreditor Agreement sets forth the respective rights of the Hilton Hawaiian Village Noteholders with respect to distributions of funds received in respect of the Hilton Hawaiian Village Whole Loan, and provides, in general, that any collections received in respect of the Hilton Hawaiian Village Whole Loan or Mortgaged Property will be applied to the Hilton Hawaiian Village Mortgage Loan, the Hilton Hawaiian Village Pari Passu Companion Loans and the Hilton Hawaiian Village Subordinate Companion Loan in accordance with the related Mortgage Loan documents, the Hilton Hawaiian Village Intercreditor Agreement and the Hilton USA Trust 2016-HHV Trust and Servicing Agreement. Accordingly, subject to (a) payment of amounts for reserves or escrows required by the Whole Loan documents, (b) the right of the Hilton USA Trust 2016-HHV Master Servicer, the Hilton USA Trust 2016-HHV Special Servicer and the trustee and certificate administrator under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement to be reimbursed for any unanticipated trust fund expenses in accordance with the Hilton USA Trust 2016-HHV Trust and Servicing Agreement and

(c) the right of the master servicer or trustee to be reimbursed for P&I Advances with respect to the Hilton Hawaiian Village Mortgage Loan, the monthly interest payment on the Hilton Hawaiian Village Whole Loan will be applied:

●	first, to pay accrued and unpaid interest on the Hilton Hawaiian Village Mortgage Loan and the Hilton Hawaiian Village Pari Passu Companion Loans on a pro rata and pari passu basis (other than default interest), in an amount equal to the accrued and unpaid interest on their respective notes at the applicable net note interest rate;

●	second, to the holders of the Hilton Hawaiian Village Mortgage Loan and the Hilton Hawaiian Village Pari Passu Companion Loans, on a pro rata and pari passu basis, in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to such payment date, until their respective balances have been reduced to zero;

●	third, to the holders of the Hilton Hawaiian Village Mortgage Loan and the Hilton Hawaiian Village Pari Passu Companion Loans, on a pro rata and pari passu basis, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to such holders in accordance with the terms the Hilton Hawaiian Village Intercreditor Agreement, plus interest thereon at the applicable net note interest rate compounded monthly from the date the related realized loss was allocated to each such holder, such amount to be allocated based on the amount of realized losses allocated to each such holder;

●	fourth, to the holder of the Hilton Hawaiian Village Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest at the applicable net note interest rate;

●	fifth, to the holder of the Hilton Hawaiian Village Subordinate Companion Loan, in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to such payment date, until its balance has been reduced to zero;

●	sixth, to the holder of the Hilton Hawaiian Village Subordinate Companion Loan, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to such holder in accordance with the terms the Hilton Hawaiian Village Intercreditor Agreement, plus interest thereon at the applicable net note interest rate compounded monthly from the date the related realized loss was allocated to each such holder;

●	seventh, to pay any yield maintenance premium and yield maintenance default premium then due and payable in respect of the Hilton Hawaiian Village Mortgage Loan and the Hilton Hawaiian Village Pari Passu Companion Loans, on a pro rata and pari passu basis, then the Hilton Hawaiian Village Subordinate Companion Loan;

●	eighth, to pay default interest and late payment charges then due and owing under the Whole Loan, all of which will be applied in accordance with the Hilton USA Trust 2016-HHV Trust and Servicing Agreement; and

●	ninth, if any excess amount is available to be distributed in respect of the Hilton Hawaiian Village Whole Loan, and not otherwise applied in accordance with the foregoing clauses first - eighth, such amount will be paid to the holders of the Hilton Hawaiian Village Mortgage Loan, the Hilton Hawaiian Village Pari Passu Companion Loans and the Hilton Hawaiian Village Subordinate Companion Loan pro rata based on the initial principal balances of their notes.

If a P&I Advance is made with respect to the Hilton Hawaiian Village Mortgage Loan pursuant to the terms of the PSA, unless such P&I Advance is determined to be nonrecoverable, that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Hilton Hawaiian Village Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances”, on other mortgage loans in this securitization, but not out of payments or other collections on the Hilton Hawaiian Village Companion Loans.

The issuing entity is required to pay its pro rata share of (i) any servicing advances or administrative advances and any interest accrued and payable on such advances at the advance rate and (ii) any unanticipated expenses and any other fees, costs or expenses incurred in connection with the servicing and administration of the Hilton Hawaiian Village Whole Loan (including, without, limitation, any costs, fees and expenses related to obtaining any rating agency confirmation and any indemnified items) in accordance with the Hilton USA Trust 2016-HHV Trust and Servicing Agreement and the Hilton Hawaiian Village Intercreditor Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the borrower for payment of such amounts and any principal and interest collections allocable to the Hilton Hawaiian Village Subordinate Companion Loan have been applied to pay such amounts.

To the extent collections received after the final liquidation of the Hilton Hawaiian Village Whole Loan or the related Mortgaged Property are not sufficient to pay such fees and expenses incurred in connection with the servicing and administration of the Hilton Hawaiian Village Whole Loan or related Mortgaged Property in full, the issuing entity will be required to pay or reimburse its pro rata share of such unpaid fees and expenses (which will be determined based on the original principal balance of the Hilton Hawaiian Village Mortgage Loan, the Hilton Hawaiian Village Companion Loans and the Hilton Hawaiian Village Subordinate Companion Loan) from general collections on the other mortgage loans in the trust. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control. The controlling noteholder under the Hilton Hawaiian Village Intercreditor Agreement will be the securitization trust created pursuant to the Hilton USA Trust 2016-HHV Trust and Servicing Agreement as holder of the promissory Note A-1-A (the “Hilton Hawaiian Village Controlling Noteholder”).

Pursuant to the terms of the Hilton Hawaiian Village Intercreditor Agreement, so long as the Hilton USA Trust 2016-HHV securitization trust has not been terminated, the issuing entity, as a non-controlling note holder, will have the right to be consulted on a strictly non-binding basis with respect to certain major decisions to be taken with respect to the Hilton Hawaiian Village Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Hilton Hawaiian Village Whole Loan. The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period; provided that if the Hilton Hawaiian Village Controlling Noteholder, the Hilton USA Trust 2016-HHV Master Servicer or the Hilton USA Trust 2016-HHV Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the issuing entity as described above, the Hilton Hawaiian Village Controlling Noteholder or the Hilton USA Trust 2016-HHV Special Servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Hilton Hawaiian Village Mortgage Loan, the Hilton Hawaiian Village Pari Passu Companion Loans and the Hilton Hawaiian Village Subordinate Companion Loan. Neither the Hilton Hawaiian Village Controlling Noteholder, the Hilton USA Trust 2016-HHV Master Servicer nor the Hilton USA Trust 2016-HHV Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Hilton Hawaiian Village Mortgage Loan (or its representative).

In addition to the consultation rights described above, the issuing entity, as the holder of the Hilton Hawaiian Village Mortgage Loan (or its representatives), will have the right to attend (in-person or telephonically in the discretion of the Hilton USA Trust 2016-HHV Master Servicer) annual meetings with the Hilton Hawaiian Village Controlling Noteholder (or the Hilton USA Trust 2016-HHV Master Servicer or Hilton USA Trust 2016-HHV Special Servicer, as applicable, acting on its behalf) upon reasonable notice and at times reasonably acceptable to the Hilton USA Trust 2016-HHV Master Servicer or Hilton USA Trust 2016-HHV Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Hilton Hawaiian Village Whole Loan; provided that the holder of the Hilton Hawaiian Village Mortgage Loan executes, at the request of the Hilton USA Trust 2016-HHV Master Servicer or Hilton USA Trust 2016-HHV Special Servicer, as applicable, a confidentiality agreement in form and substance satisfactory to the holder of Hilton Hawaiian Village Mortgage Loan, the Hilton Hawaiian Village Controlling Noteholder and the Hilton USA Trust 2016-HHV Master Servicer or Hilton USA Trust 2016-HHV Special Servicer, as applicable.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the Hilton Hawaiian Village Intercreditor Agreement, if the Hilton Hawaiian Village Whole Loan becomes a defaulted mortgage loan pursuant to the terms of the Hilton USA Trust 2016-HHV Trust and Servicing Agreement, and thereafter if the Hilton USA Trust 2016-HHV Special Servicer determines to sell the Hilton Hawaiian Village Pari Passu Companion Loans and the Hilton Hawaiian Village Subordinate Companion Loan included in the Hilton USA Trust 2016-HHV securitization in accordance with the Hilton USA Trust 2016-HHV Trust and Servicing Agreement, then the Hilton USA Trust 2016-HHV Special Servicer will be required to sell the Hilton Hawaiian Village Mortgage Loan together with the Hilton Hawaiian Village Pari Passu Companion Loans and the Hilton Hawaiian Village Subordinate Companion Loan as one whole loan. In connection with any such sale, the Hilton USA Trust 2016-HHV Special Servicer will be required to follow the procedures set forth under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Hilton Hawaiian Village Mortgage Loan”.

Notwithstanding the foregoing, the Hilton USA Trust 2016-HHV Special Servicer will not be permitted to sell the Hilton Hawaiian Village Whole Loan if such loan becomes a defaulted loan without the written consent of the issuing entity as holder of the Hilton Hawaiian Village Mortgage Loan (provided that such consent is not required if the issuing entity is a borrower related party) unless the Hilton USA Trust 2016-HHV Special Servicer has delivered to the issuing entity: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Hilton Hawaiian Village Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Hilton USA Trust 2016-HHV Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Hilton Hawaiian Village Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the Hilton Hawaiian Village Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Hilton USA Trust 2016-HHV Master Servicer or the Hilton USA Trust 2016-HHV Special Servicer in connection with the proposed sale; provided that the issuing entity may waive any of the delivery or timing requirements described in this sentence.

Appointment of Special Servicer. Pursuant to the terms of the Hilton Hawaiian Village Intercreditor Agreement and the Hilton USA Trust 2016-HHV Trust and Servicing Agreement, the securitization trust created pursuant to the Hilton USA Trust 2016-HHV Trust and Servicing Agreement, as the lead securitization trust will have the right, with or without cause, to replace the Hilton USA Trust 2016-HHV Special Servicer then acting with respect to the Hilton Hawaiian Village Whole Loan and appoint a replacement special servicer in accordance with the Hilton USA Trust 2016-HHV Trust and Servicing Agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Hilton Hawaiian Village Mortgage Loan”.

Google Kirkland Campus Phase II Whole Loan

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Google Kirkland Campus Phase II, representing approximately 7.7% of the Initial Pool Balance, with a Cut-off Date Balance of $50,000,000 (the “Google Kirkland Campus Phase II Mortgage Loan”), is part of a whole loan comprised of two promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Google Kirkland Campus Phase II Mortgaged Property”). The Google Kirkland Campus Phase II Mortgage Loan is evidenced by promissory Note A-1. The portion of the Google Kirkland Campus Phase II Whole Loan (as defined below) evidenced by promissory Note A-2, with a Cut-off Date Balance of $22,500,000, which (subject to any applicable financing arrangement) is currently being held by Cantor Commercial Real Estate Lending, L.P. (or an affiliate) and is expected to be contributed to a future securitization trust, is referred to in this prospectus as the “Google Kirkland Campus Phase II Companion Loan” and is pari passu in right of payment with the Google Kirkland Campus Phase II Mortgage Loan. The Google Kirkland Campus Phase II Mortgage Loan and the Google Kirkland Campus Phase II Companion Loan are collectively referred to in this prospectus as the “Google Kirkland Campus Phase II Whole Loan.” The Google Kirkland Campus Phase II Companion Loan will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The holders of the Google Kirkland Campus Phase II Whole Loan (the “Google Kirkland Campus Phase II Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Google Kirkland Campus Phase II Noteholder (the “Google Kirkland Campus Phase II Intercreditor Agreement”).

Servicing. The Google Kirkland Campus Phase II Whole Loan will be serviced and administered by the master servicer and the special servicer pursuant to the terms of the PSA. Subject to the terms of the Google Kirkland Campus Phase II Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Google Kirkland Campus Phase II Noteholder will be effected in accordance with the PSA.

Advancing. The master servicer or the trustee, as applicable, will be responsible for making: (i) P&I Advances on any Google Kirkland Campus Phase II Mortgage Loan (but not on the Google Kirkland Campus Phase II Companion Loan) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance; and (ii) Servicing Advances with respect to the Google Kirkland Campus Phase II Whole Loan, in each case unless a similar determination of nonrecoverability is made under the PSA.

Distributions. The Google Kirkland Campus Phase II Intercreditor Agreement sets forth the respective rights of each of the Google Kirkland Campus Phase II Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the Google Kirkland Campus Phase II Whole Loan (other than escrow and reserve payments and any proceeds, awards or settlements to be otherwise applied or released in accordance with the related loan documents) will be applied to the Google Kirkland Campus Phase II Mortgage Loan and the Google Kirkland Campus Phase II Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, special servicer, certificate administrator, trustee, operating advisor and asset representations reviewer in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control. The directing holder under the Google Kirkland Campus Phase II Intercreditor Agreement with respect to the Google Kirkland Campus Phase II Whole Loan will be the Controlling Class Representative. Certain decisions to be made with respect to the Google Kirkland Campus Phase II Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the PSA, will require the approval of the Controlling Class Representative unless a Control Termination Event exists.

Pursuant to the terms of the Google Kirkland Campus Phase II Intercreditor Agreement, the Google Kirkland Campus Phase II Non-Controlling Note Holder will have the right to (i) receive copies of all notices, information and reports that the special servicer is required to provide to the Controlling Class Representative within the same time frame it is required to provide such notices, information and reports to the Controlling Class Representative (but without regard to whether or not the Controlling Class Representative actually has lost any rights to receive such information as a result of a Consultation Termination Event) and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the Google Kirkland Campus Phase II Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the Google Kirkland Campus Phase II Non-Controlling Note Holder will expire 10 business days after the delivery by the special servicer of notice and information relating to the matter subject to consultation, whether or not such Google Kirkland Campus Phase II Non-Controlling Note Holder have responded within such period;

provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the Google Kirkland Campus Phase II Non-Controlling Note Holder’s consultation rights described above, the special servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Google Kirkland Campus Phase II Mortgage Loan and the Google Kirkland Campus Phase II Companion Loan.

Notwithstanding the foregoing consent or consultation rights, no direction or objection by the holder of the Controlling Class Representative or the Google Kirkland Campus Phase II Non-Controlling Note Holder may require or cause the master servicer or the special servicer, as applicable, to violate any provision of any related mortgage loan documents, applicable law, the PSA, the Google Kirkland Campus Phase II Intercreditor Agreement or the REMIC provisions of the Code, including, without limitation, the master servicer’s or special servicer’s obligation to act in accordance with the Servicing Standard or expose the master servicer, special servicer, paying agent, trust fund, certificate administrator, trustee, depositor, any mortgage loan seller, operating advisor, custodian, or any of their affiliates, officers, directors, employees or agents to liability, or materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the PSA.

In addition to the consultation rights of the Google Kirkland Campus Phase II Non-Controlling Note Holder described above, the Google Kirkland Campus Phase II Non-Controlling Note Holder will have the right to annual conference calls with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the Google Kirkland Campus Phase II Whole Loan are discussed.

The “Google Kirkland Campus Phase II Non-Controlling Note Holder” means, with respect to the Google Kirkland Campus Phase II Companion Loan, if a Google Kirkland Campus Phase II Companion Loan is included in a securitization, the party entitled under such securitization to exercise the rights granted to the holder of such Google Kirkland Campus Phase II Companion Loan under the Google Kirkland Campus Phase II Intercreditor Agreement.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the Google Kirkland Campus Phase II Intercreditor Agreement, if the Google Kirkland Campus Phase II Whole Loan becomes a defaulted mortgage loan pursuant to the terms of the PSA, and thereafter the special servicer determines pursuant to the PSA and the Google Kirkland Campus Phase II Intercreditor Agreement to pursue a sale of the Google Kirkland Campus Phase II Mortgage Loan, the special servicer will be required to sell the Google Kirkland Campus Phase II Mortgage Loan together with the Google Kirkland Campus Phase II Companion Loan as a single whole loan, in accordance with the provisions of the PSA and the Google Kirkland Campus Phase II Intercreditor Agreement; provided, that the special servicer will not be permitted to sell the Google Kirkland Campus Phase II Whole Loan without the consent of the Google Kirkland Campus Phase II Non-Controlling Note Holder unless the special servicer has satisfied certain notice and information delivery requirements.

Appointment of Special Servicer. The Controlling Class Representative (prior to a Control Termination Event) or Certificateholders with the requisite percentage of Voting Rights as described under “Description of the Certificates—Voting Rights” (following a Control Termination Event), will have the right, with or without cause, to replace the special servicer and appoint a replacement special servicer in lieu thereof without the consent of the Google Kirkland Campus Phase II Non-Controlling Note Holder as long as such replacement special servicer is a “qualified servicer” (as described in the Google Kirkland Campus Phase II Intercreditor Agreement) and satisfies the other conditions set forth in the PSA.

Fresno Fashion Fair Whole Loan

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Fresno Fashion Fair, representing approximately 6.3% of the Initial Pool Balance, with a Cut-off Date Balance of $41,000,000 (the “Fresno Fashion Fair Mortgage Loan”), is part of a whole loan comprised of seven promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Fresno Fashion Fair Mortgaged Property”). The Fresno Fashion Fair Mortgage Loan is evidenced by promissory Note A-2-B with a Cut-off Date Balance of $36,000,000, and promissory Note A-2-D, with a Cut-off Date Balance of $5,000,000. The portions of the Fresno Fashion Fair Whole Loan (as defined below) evidenced by (a) promissory Note A-1-A (the “Fresno Fashion Fair Controlling Note”), with a Cut-off Date Balance of $60,000,000, which was contributed to the JPMDB Commercial Mortgage Securities Trust 2016-C4, (b) promissory Note A-1-B, with a Cut-off Date Balance of $80,000,000, which is currently being held by JPMorgan Chase Bank, National Association, (c) promissory Note A-1-C, with a Cut-off Date Balance of $69,000,000, which is currently being held by JPMorgan Chase Bank, National Association, (d) promissory Note A-2-A, with a Cut-off Date Balance of $40,000,000, which was contributed to the CFCRE Commercial Mortgage Securities Trust 2016-C6 and (e) promissory Note A-2-C, with a Cut-off Date Balance of $35,000,000, which is currently being held by Société Générale and is expected to be contributed to the CGCMT 2016-P6 mortgage trust, are referred to in this prospectus as the “Fresno Fashion Fair Companion Loans” and are pari passu in right of payment with the Fresno Fashion Fair Mortgage Loan. The Fresno Fashion Fair Mortgage Loan and the Fresno Fashion Fair Companion Loans are collectively referred to in this prospectus as the “Fresno Fashion Fair Whole Loan.” The Fresno Fashion Fair Companion Loans will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

It is anticipated that the unsecuritized Fresno Fashion Fair Companion Loans will be included in one or more future securitizations. However, we cannot assure you that this will ultimately occur. The rights of the issuing entity as the holder of the Fresno Fashion Fair Mortgage Loan and the rights of the holder(s) of the Fresno Fashion Fair Companion Loans are subject to an Intercreditor Agreement (the “Fresno Fashion Fair Intercreditor Agreement”). The following summaries describe certain provisions of the Fresno Fashion Fair Intercreditor Agreement.

Servicing. Pursuant to the terms of the Fresno Fashion Fair Intercreditor Agreement, the Fresno Fashion Fair Whole Loan is being serviced and administered pursuant to the pooling and servicing agreement related to the JPMDB Commercial Mortgage Securities Trust 2016-C4 (the “JPMDB 2016-C4 Pooling and Servicing Agreement”) and the Fresno Fashion Fair Intercreditor Agreement. The Fresno Fashion Fair Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Fresno Fashion Fair Whole Loan will be allocated on a pro rata basis to the holders thereof.

Advancing. The master servicer or the trustee, as applicable, under the PSA will be responsible for making any required P&I Advance on the Fresno Fashion Fair Mortgage Loan (but not any advances of principal and/or interest on the Fresno Fashion Fair Companion Loans) pursuant to the terms of the PSA, unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on the Fresno Fashion Fair Mortgage Loan and (ii) the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be responsible for making (A) any required principal and interest advances on the Fresno Fashion Fair Controlling Note as required under the terms of the JPMDB 2016-C4 Pooling and Servicing Agreement (but not on the Fresno Fashion Fair Mortgage Loan or the non-controlling Fresno Fashion Fair Companion Loans) and (B) any required property protection advances with respect to the Fresno Fashion Fair Whole Loan, unless in the case of clause (A) or (B) above, a similar determination of nonrecoverability is made under the JPMDB 2016-C4 Pooling and Servicing Agreement.

Distributions. The Fresno Fashion Fair Intercreditor Agreement sets forth the respective rights of the holder of the Fresno Fashion Fair Mortgage Loan and the holder of the related Fresno Fashion Fair Companion Loans with respect to distributions of funds received in respect of the Fresno Fashion Fair Whole Loan, and provides, in general, that:

●	the Fresno Fashion Fair Mortgage Loan and the Fresno Fashion Fair Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the other or security therefor;

●	all payments, proceeds and other recoveries on or in respect of the Fresno Fashion Fair Whole Loan or the related Mortgaged Property will be applied to the Fresno Fashion Fair Mortgage Loan and the related Fresno Fashion Fair Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the depositor and the trustee) in accordance with the terms of the Fresno Fashion Fair Intercreditor Agreement and the JPMDB 2016-C4 Pooling and Servicing Agreement; and

●	costs, fees, expenses, losses and shortfalls relating to the Fresno Fashion Fair Whole Loan will be allocated, on a pro rata and pari passu basis, to the Fresno Fashion Fair Mortgage Loan and the related Fresno Fashion Fair Companion Loans in accordance with the terms of the Fresno Fashion Fair Intercreditor Agreement.

For more information regarding the allocation of collections and expenses in respect of the Fresno Fashion Fair Whole Loan, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”.

Consultation and Control. Pursuant to the related Intercreditor Agreement, the controlling note holder is the holders of the majority of the class of securities issued in connection with the JPMDB 2016-C4 securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “controlling note holder” under the related Intercreditor Agreement, as and to the extent provided in the JPMDB 2016-C4 Pooling and Servicing Agreement (such directing holder, the “Fresno Fashion Fair Pari Passu Companion Loan Directing Holder”); provided that if at any time 50% or more of the class of securities issued in the JPMDB 2016-C4 securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “controlling note holder” is held by the borrower or an affiliate of the borrower, the class of securities issued in the JPMDB 2016-C4 securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “controlling note holder” shall not be entitled to exercise any rights of the directing holder. In its capacity as the controlling noteholder under the Fresno Fashion Fair Intercreditor Agreement, the Fresno Fashion Fair Pari Passu Companion Loan Directing Holder will be entitled to exercise rights similar to those of the Directing Holder as set forth under “Pooling and Servicing Agreement—The Directing Certificateholder” with respect to the Fresno Fashion Fair Whole Loan.

Pursuant to the terms of the Fresno Fashion Fair Intercreditor Agreement, the issuing entity as holder of the Fresno Fashion Fair Mortgage Loan (or prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative) will (i) have the right to receive copies of all notices, information and reports that the related Non-Serviced Master Servicer or Non-Serviced Special Servicer is required to provide to the Fresno Fashion Fair Pari Passu Companion Loan Directing Holder (within the same time frame such notices, information and reports are or would have been required to be provided to the Fresno Fashion Fair Pari Passu Companion Loan Directing Holder under the JPMDB 2016-C4 Pooling and Servicing Agreement without regard to the occurrence of any control event or consultation termination event) with respect to any major decisions to be taken with respect to the Fresno Fashion Fair Whole Loan or the implementation of any recommended action outlined in an Asset Status Report relating to the Fresno Fashion Fair Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to certain major decisions to be taken with respect to the Fresno Fashion Fair Whole Loan or the implementation of any recommended action outlined in an Asset Status Report relating to the Fresno Fashion Fair Whole Loan. The consultation right of the holder of the Fresno Fashion Fair Mortgage Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of the Fresno Fashion Fair Mortgage Loan (or its representative) has responded within such period; provided that if the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Neither the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, will be obligated at any time to follow or take any alternative actions recommended by the holder of the Fresno Fashion

Fair Mortgage Loan (or its representative, including the Controlling Class Representative) and neither the master servicer nor the special servicer for this transaction will be obligated at any time to follow or take any alternative actions recommended by the holders of the Fresno Fashion Fair Mortgage Loan or the non-controlling Fresno Fashion Fair Companion Loans (or their representatives, including the directing certificateholder under the JPMDB 2016-C4 Pooling and Servicing Agreement).

In addition to the consultation rights of the issuing entity (or its representative) described above, pursuant to the terms of the Fresno Fashion Fair Intercreditor Agreement, the issuing entity (or its representative) will have the right to attend (in-person or telephonically in the discretion of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable) annual meetings with the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Fresno Fashion Fair Whole Loan.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the Fresno Fashion Fair Intercreditor Agreement, if the Fresno Fashion Fair Mortgage Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer determines pursuant to the JPMDB 2016-C4 Pooling and Servicing Agreement and the Fresno Fashion Fair Intercreditor Agreement, to pursue a sale of the Fresno Fashion Fair Mortgage Loan (or the Fresno Fashion Fair Companion Loans, as the case may be), the related Non-Serviced Special Servicer will be required to sell the Fresno Fashion Fair Mortgage Loan together with the Fresno Fashion Fair Companion Loans as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the related Non-Serviced Trustee’s (or any third party hired by such Non-Serviced Trustee in accordance with the JPMDB 2016-C4 Pooling and Servicing Agreement), as applicable, obligation to review whether any offer from an Interested Person received for the Fresno Fashion Fair Mortgage Loan and the Fresno Fashion Fair Companion Loans constitutes a fair price. In connection with any such sale, the Non-Serviced Special Servicer will be required to follow procedures substantially similar to those as described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell the Fresno Fashion Fair Mortgage Loan together with the Fresno Fashion Fair Companion Loans if the loan becomes a defaulted whole loan without the written consent of the holder of the Fresno Fashion Fair Mortgage Loan (provided that such consent is not required if the holder of the Fresno Fashion Fair Mortgage Loan is the borrower or an affiliate of the borrower) unless the related Non-Serviced Special Servicer has delivered to the holder of the Fresno Fashion Fair Mortgage Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Fresno Fashion Fair Whole Loan, and any documents in the servicing file reasonably requested by the holder of the Fresno Fashion Fair Mortgage Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale. Subject to the terms of the PSA, the holder of the Fresno Fashion Fair Mortgage Loan (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan.

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

Appointment of Special Servicer. Pursuant to the terms of the Fresno Fashion Fair Intercreditor Agreement, the Fresno Fashion Fair Pari Passu Companion Loan Directing Holder (which, unless a control termination event or consultation termination event exists under the JPMDB 2016-C4 Pooling and Servicing Agreement, will be the directing holder under the JPMDB 2016-C4 Pooling and Servicing Agreement) will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to the Fresno Fashion Fair Whole Loan and appoint a replacement special servicer without the consent of the holder of the Fresno Fashion Fair Mortgage Loan, pursuant to terms substantially similar to those as described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Rights Upon Servicer Termination Event”. The Controlling Class Representative under the PSA (so long as no control termination event has occurred and is continuing), and the applicable certificateholders with the requisite percentage of voting rights (if a control termination event has occurred and is continuing) will exercise the rights of the issuing entity as non-controlling noteholder, and will have the right, following the occurrence of a “Servicer Termination Event” under the JPMDB 2016-C4 Pooling and Servicing Agreement, to replace the related Non-Serviced Special Servicer then acting with respect to the Fresno Fashion Fair Whole Loan and any replacement special servicer appointed by the Fresno Fashion Fair Pari Passu Companion Loan Directing Holder will be subject to the consent of the directing certificateholder or applicable certificate holders, as applicable.

Potomac Mills Whole Loan

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Potomac Mills, representing approximately 6.2% of the Initial Pool Balance, with a Cut-off Date Balance of $40,500,000 (the “Potomac Mills Mortgage Loan”) is part of a whole loan comprised of 10 senior promissory notes and 10 subordinate promissory notes. The Potomac Mills Mortgage Loan is represented by a $20.0 million non-controlling Note A-2, a $12.75 million non-controlling Note A-3 and a $7.75 million non-controlling Note A-8 of $291.0 million in senior pari passu promissory notes. The related senior companion notes have an aggregate original principal balance of $250.5 million and are evidenced by one controlling note (Note A-1) and six non-controlling notes (Note A-4, Note A-5, Note A-6, Note A-7, Note A-9 and Note A-10, collectively with Note A-1, the “Potomac Mills Senior Companion Loans”). Note A-1 and Note A-6 are included in the CFCRE 2016-C6 securitization trust. Note A-4 and Note A-5 are held by Bank of America, N.A. Note A-7 was included in the CGCMT 2016-C3 securitization trust. Note A-9 and Note A-10 are held by Barclays Bank PLC, and Note A-9 is expected to be contributed to the CGCMT 2016-P6 mortgage trust. The related subordinate companion notes (Note B-1, Note B-2, Note B-3, Note B-4, Note B-5, Note B-6, Note B-7, Note B-8, Note B-9 and Note B-10, collectively, the “Potomac Mills Subordinate Companion Loans”, together with the Potomac Mills Senior Companion Loans, the “Potomac Mills Companion Loans” and the Potomac Mills Companion Loans together with the Potomac Mills Mortgage Loan, the “Potomac Mills Whole Loan”) are held by Teachers Insurance and Annuity Association of America, a New York Corporation.

Servicing. The Potomac Mills Whole Loan and any related REO Property is serviced by Wells Fargo Bank, National Association, as master servicer (the “CFCRE 2016-C6 Servicer”) and specially serviced by Aegon USA Realty Advisors, LLC, as Potomac Mills special servicer (the “CFCRE 2016-C6 Potomac Mills Special Servicer”), pursuant to the pooling and servicing agreement entered into between Wells Fargo Bank, National Association as the certificate administrator (the “CFCRE 2016-C6 Certificate Administrator”), Wilmington Trust, National Association as trustee (the “CFCRE 2016- C6 Trustee”), Park Bridge Lender Services LLC as operating advisor and asset representations reviewer (the “CFCRE 2016-C6 Operating Advisor” and the “CFCRE 2016-C6 Asset Representations Reviewer”, respectively) and CCRE Commercial Mortgage Securities, L.P. as depositor (the “CFCRE 2016-C6 Depositor”) but subject to the related co-lender agreement (the “Potomac Mills Intercreditor Agreement”).

While Note A-1 represents the controlling interest in the Potomac Mills Whole Loan, for so long as the holder of greater than 50% of the Potomac Mills Subordinate Companion Loans (the “Potomac Mills Controlling Subordinate Noteholder”) is the Potomac Mills Whole Loan Directing Holder (as defined below under “Consultation and Control”), the Potomac Mills Controlling Subordinate Companion Noteholder will have the right to approve certain modifications and consent to certain actions to be taken with respect to the Potomac Mills Whole Loan, as more fully described below. Furthermore, subject to certain conditions set forth in the Potomac Mills Intercreditor Agreement, the holders of the Potomac Mills Subordinate Companion Loans will have the right to cure certain defaults by the related borrower, as more fully described below.

The servicing standard set forth in the CFCRE 2016-C6 Pooling and Servicing Agreement requires that the CFCRE 2016-C6 Servicer and the CFCRE 2016-C6 Potomac Mills Special Servicer to take into account the interests of both the holders of certificates issued under the CFCRE 2016-C6 Pooling and Servicing Agreement (the “Potomac Mills Certificateholders”) and the issuing entity, as holder of the Potomac Mills Mortgage Loan, as a collective whole (taking into account the subordinate nature of the Potomac Mills Subordinate Companion Loans).

Amounts payable to the issuing entity as holder of the Potomac Mills Mortgage Loan pursuant to the Potomac Mills Intercreditor Agreement will be distributed net of certain fees and expenses on the Potomac Mills Mortgage Loan as set forth in the Potomac Mills Intercreditor Agreement and will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Distributions. Pursuant to the Potomac Mills Intercreditor Agreement, prior to the occurrence and continuance of (i) an event of default with respect to an obligation to pay money due under the Potomac Mills Whole Loan, (ii) any other event of default for which the Potomac Mills Whole Loan is actually accelerated, (iii) any other event of default which causes the Potomac Mills Whole Loan to become a specially serviced loan or (iv) any bankruptcy or insolvency event that constitutes an event of default (each, a “Potomac Mills Sequential Pay Event”) (or, if such a default has occurred, but has been cured by the Potomac Mills Whole Loan Directing Holder or the default cure period has not yet expired and the Potomac Mills Whole Loan Directing Holder is diligently exercising its cure rights under the Potomac Mills Intercreditor Agreement), after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts payable or reimbursable under the CFCRE 2016-C6 Pooling and Servicing Agreement to the CFCRE 2016-C6 Servicer, CFCRE 2016-C6 Potomac Mills Special Servicer, CFCRE 2016-C6 Operating Advisor, CFCRE 2016-C6 Asset Representations Reviewer, CFCRE 2016-C6 Certificate Administrator or CFCRE 2016- C6 Trustee), payments and proceeds received with respect to the Potomac Mills Whole Loan will generally be applied in the following order:

●	first, to the holders of the Potomac Mills Mortgage Loan and the Potomac Mills Senior Companion Loans, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal of their respective notes at their net interest rate;

●	second, to the holders of the Potomac Mills Mortgage Loan and the Potomac Mills Senior Companion Loans on a pro rata and pari passu basis in an amount equal to their respective percentage interests in the Potomac Mills Whole Loan of principal payments received, if any, until their principal balances have been reduced to zero; provided, that with respect to any insurance proceeds or condemnation proceeds payable as principal to the holders of the Potomac Mills Whole Loan pursuant to this section, 100% of such insurance proceeds and condemnation proceeds will be distributed to the Potomac Mills Mortgage Loan and the Potomac Mills Senior Companion Loans on a pro rata and pari passu basis until their respective principal balances have been reduced to zero;

●	third, to the holders of the Potomac Mills Mortgage Loan and the Potomac Mills Senior Companion Loans on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by each such holder not previously reimbursed to such holder (or paid or advanced by the master servicer or special servicer on their behalf and not previously paid or reimbursed);

●	fourth, to the holders of the Potomac Mills Mortgage Loan and the Potomac Mills Senior Companion Loans on a pro rata and pari passu basis in an amount equal to the product of (i) their respective percentage interest in the Potomac Mills Whole Loan, (ii) a fraction, the numerator of which is the interest rate of such Potomac Mills Mortgage Loan or Potomac Mills Senior Companion Loan, as the case may be, and the denominator of which is the interest rate of the Potomac Mills Whole Loan and (iii) any prepayment premium to the extent paid by the related borrower;

●	fifth, if the proceeds of any foreclosure sale or any liquidation of the Potomac Mills Mortgage Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (first)-(fourth) and as a result of such foreclosure sale or liquidation, the balance of the Potomac Mills Mortgage Loan or Potomac Mills Senior Companion Loans has been reduced, to the holders of the Potomac Mills Mortgage Loan and the Potomac Mills Senior Companion Loans pro rata in an amount up to the reduction, if any, of the principal balances of their respective notes, plus interest on such amount at the applicable net interest rate;

●	sixth, to the holders of the Potomac Mills Mortgage Loan and the Potomac Mills Senior Companion Loans on a pro rata basis any penalty charges;

●	seventh, to the extent the holder of Potomac Mills Subordinate Companion Loans has made any payments or advances with the exercise of its cure rights under the Potomac Mills Intercreditor Agreement, to reimburse such holder for all such cure payments;

●	eighth, to the holder of the Potomac Mills Subordinate Companion Loans, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balance of its respective notes at their net interest rate;

●	ninth, to the holder of the Potomac Mills Subordinate Companion Loans on a pro rata and pari passu basis, in an amount equal to their respective percentage interests in the Potomac Mills Whole Loan of principal payments received, if any; provided, that with respect to any insurance proceeds or condemnation proceeds payable as principal to the holders of the Potomac Mills Whole Loan pursuant to this section, the portion of such insurance proceeds and condemnation proceeds remaining after distribution to the Potomac Mills Mortgage Loan and the Potomac Mills Senior Companion Loans pursuant to clause (second) above will be distributed to the holder of the Potomac Mills Subordinate Companion Loans on a pro rata and pari passu basis until their respective principal balances have been reduced to zero;

●	tenth, to the holder of the Potomac Mills Subordinate Companion Loans in an amount equal to the product of (i) their respective percentage interests in the Potomac Mills Whole Loan, a fraction, the numerator of which is the interest rate of such Potomac Mills Subordinate Companion Loan and the denominator of which is the interest rate of the Potomac Mills Whole Loan and (ii) any prepayment premium to the extent paid by the related borrower;

●	eleventh, if the proceeds of any foreclosure sale or any liquidation of the Potomac Mills Whole Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing (first)-(tenth) and, as a result of a workout, the balance of the Potomac Mills Subordinate Companion Loans has been reduced, to the holder of the Potomac Mills Subordinate Companion Loans in an amount up to the reduction, if any, of the principal balances of the Potomac Mills Subordinate Companion Loans as a result of such workout, plus interest on such amount at the applicable net interest rate;

●	twelfth, to the holders of the Potomac Mills Subordinate Companion Loans in an amount equal to any penalty charges received;

●	thirteenth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the CFCRE 2016-C6 Pooling and Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer (in each case provided that such reimbursements or payments relate to the Potomac Mills Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid to the holder of the Potomac Mills Mortgage Loan, the holders of the Potomac Mills Senior Companion Loans and the holder of the Potomac Mills Subordinate Companion Loans, pro rata, based on their respective percentage interests in the Potomac Mills Whole Loan; and

●	fourteenth, if any excess amount, including default interest and late payment charges, is available to be distributed in respect of the Potomac Mills Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(thirteenth), any remaining amount is required to be paid pro rata to the holders of the Potomac Mills Mortgage Loan, the Potomac Mills Senior Companion Loans and the Potomac Mills Subordinate Companion Loans, based on their respective initial percentage interests in the Potomac Mills Whole Loan.

Following the occurrence and during the continuance of a Potomac Mills Sequential Pay Event, after payment of all amounts for required reserves or escrows required by the mortgage loan documents and amounts then payable or reimbursable under the CFCRE 2016-C6 Pooling and Servicing Agreement to the CFCRE 2016-C6 Servicer, CFCRE 2016-C6 Potomac Mills Special Servicer, CFCRE 2016-C6 Operating Advisor, CFCRE 2016-C6 Asset Representations Reviewer, CFCRE 2016-C6 Certificate Administrator or CFCRE 2016-C6 Trustee), payments and proceeds with respect to the Potomac Mills Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

●	first, to the holders of the Potomac Mills Mortgage Loan and the Potomac Mills Senior Companion Loans, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal of their respective notes at their net interest rate;

●	second, to the holders of the Potomac Mills Mortgage Loan and the Potomac Mills Senior Companion Loans on a pro rata and pari passu basis until their principal balances have been reduced to zero;

●	third, to the holders of the Potomac Mills Mortgage Loan and the Potomac Mills Senior Companion Loans on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by each such holder not previously reimbursed to such holder (or paid or advanced by the master servicer or special servicer on their behalf and not previously paid or reimbursed);

●	fourth, to the holders of the Potomac Mills Mortgage Loan and the Potomac Mills Senior Companion Loans on a pro rata and pari passu basis in an amount equal to the product of (i) their respective percentage interest in the Potomac Mills Whole Loan, (ii) a fraction, the numerator of which is the interest rate of such Potomac Mills Mortgage Loan or Potomac Mills Senior Companion Loan, as the case may be, and the denominator of which is the interest rate of the Potomac Mills Whole Loan and (iii) any prepayment premium to the extent paid by the related borrower;

●	fifth, if the proceeds of any foreclosure sale or any liquidation of the Potomac Mills Mortgage Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (first)-(fourth) and as a result of such foreclosure sale or liquidation, the balance of the Potomac Mills Mortgage Loan or Potomac Mills Senior Companion Loans has been reduced, to the holders of the Potomac Mills Mortgage Loan and the Potomac Mills Senior Companion Loans pro rata in an amount up to the reduction, if any, of the principal balances of their respective notes, plus interest on such amount at the applicable net interest rate;

●	sixth, to the extent the holder of the Potomac Mills Subordinate Companion Loans has made any payments or advances in the exercise of its cure rights under the Potomac Mills Intercreditor Agreement, to reimburse such holder for all such cure payments;

●	seventh, to the holder of the Potomac Mills Subordinate Companion Loan, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balance of its respective notes at their net interest rate;

●	eighth, to the holder of the Potomac Mills Subordinate Companion Loans, on a pro rata and pari passu basis, in an amount equal to the principal balance of their respective notes until their principal balances have been reduced to zero;

●	ninth, to holder of the Potomac Mills Subordinate Companion Loans in an amount equal to the product of (i) their respective percentage interest in the Potomac Mills Whole Loan, a fraction, the numerator of which is the interest rate of such Potomac Mills Subordinate Companion Loans and the denominator of which is the interest rate of the Potomac Mills Whole Loan and (ii) any prepayment premium to the extent paid by the related borrower;

●	tenth, if the proceeds of any foreclosure sale or any liquidation of the Potomac Mills Whole Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing (first)-(ninth) and, as a result of a workout, the balance of the Potomac Mills Subordinate Companion Loans has been reduced, to the holder of the Potomac Mills Subordinate Companion Loans in an amount up to the reduction, if any, of the principal balance of the Potomac Mills Subordinate Companion Loans as a result of such workout, plus interest on such amount at the applicable net interest rate;

●	eleventh, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer (in each case provided that such reimbursements or payments relate to the Potomac Mills Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid to the holder of the Potomac Mills Mortgage Loan, the holders of the Potomac Mills Senior Companion Loans and the holder of the Potomac Mills Subordinate Companion Loans, pro rata, based on their respective percentage interests in the Potomac Mills Whole Loan;

●	twelfth, to the holders of the Potomac Mills Mortgage Loan and the holders of the Potomac Mills Senior Companion Loans on a pro rata basis in an amount equal to any penalty charges received with respect to the related note;

●	thirteenth, to the holders of the Potomac Mills Subordinate Companion Loans in an amount equal to any penalty charges received with respect to the related note; and

●	fourteenth, if any excess amount is available to be distributed in respect of the Potomac Mills Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(thirteenth), any remaining amount is required to be paid pro rata to the holders of the Potomac Mills Mortgage Loan, the Potomac Mills Senior Companion Loans and the Potomac Mills Subordinate Companion Loans, based on their respective percentage interests.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Potomac Mills Mortgage Loan pursuant to the terms of the PSA, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Potomac Mills Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, out of future payments and collections on other Mortgage Loans, but not out of payments or other collections on the Potomac Mills Companion Loans or any loans included in any future securitization trust related to such Companion Loans.

Certain costs and expenses (such as a pro rata share of any related servicing advances with respect to the Potomac Mills Whole Loan made pursuant to the CFCRE 2016-C6 Pooling and Servicing Agreement, together with interest thereon) may be paid or reimbursed out of payments and other collections on the Mortgage Pool generally. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the holders of the Certificates.

Consultation and Control. Prior to the occurrence and continuance of a Potomac Mills Control Appraisal Period with respect to the Potomac Mills Subordinate Companion Loans, neither the directing holder under the CFCRE 2016-C6 securitization (the “CFCRE 2016-C6 Directing Holder”) nor the CFCRE 2016-C6 Operating Advisor will have any consent and/or consultation rights with respect to the Potomac Mills Whole Loan.

For so long as the Potomac Mills Controlling Subordinate Companion Noteholder is the Potomac Mills Whole Loan Directing Holder (as defined below), on and after the Potomac Mills Controlling Senior Companion Loan Securitization Date, the CFCRE 2016-C6 Servicer and the CFCRE 2016-C6 Potomac

Mills Special Servicer, will be required to notify the Potomac Mills Controlling Subordinate Companion Noteholder (or its designee) and receive written consent with respect to the following actions (“Potomac Mills Major Decisions”):

(i) any workout or other change to the Potomac Mills Whole Loan that would result in any modification of, or waiver with respect to, the Potomac Mills Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the Potomac Mills Whole Loan or a modification or waiver of any other monetary term of the Potomac Mills Whole Loan relating to the amount or timing of any payment of principal, interest, prepayment premiums or any other sums (including reserve requirements) due and payable under the mortgage loan documents or a modification or waiver of any material non-monetary provision of the Potomac Mills Whole Loan, including but not limited to provisions which restrict the related borrower or its equity owners from incurring additional indebtedness or transferring interests in the related Mortgaged Property or the related borrower;

(ii) any modification of, or waiver with respect to, the Potomac Mills Whole Loan that would result in a discounted pay-off of the Potomac Mills Subordinate Companion Loans;

(iii) any foreclosure upon or comparable conversion (which may include acquisition of a REO Property) of the ownership of the related Mortgaged Property or any acquisition of the related Mortgaged Property by deed-in-lieu of foreclosure or any other exercise of remedies following an event of default;

(iv) any material direct or indirect sale of all or any material portion of the related Mortgaged Property or REO Property;

(v) any determination to bring the related REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the related REO Property;

(vi) any substitution, release or addition of collateral for the Potomac Mills Whole Loan other than those required pursuant to the specific terms of the mortgage loan documents and for which there is no lender discretion;

(vii) any release of the related borrower or guarantor from liability with respect to the Potomac Mills Whole Loan including, without limitation, by acceptance of an assumption of the Potomac Mills Whole Loan by a successor borrower or replacement guarantor except as expressly permitted by the related mortgage loan documents;

(viii) any determination (1) not to enforce a “due-on-sale” or “due–on–encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower) or (2) accelerate the Potomac Mills Whole Loan (other than automatic accelerations pursuant to the related mortgage loan documents);

(ix) any transfer of the related Mortgaged Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the related borrower, except in each case as expressly permitted by the related mortgage loan documents;

(x) any incurring of additional debt by the related borrower, including the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement or incurring of mezzanine financing by any beneficial owner of the related borrower, including the terms of any document evidencing or securing any such mezzanine debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement (to the extent the master servicer or special servicer’s approval, as applicable, is required by the related mortgage loan documents);

(xi) the waiver or modification of any documentation relating to the related guarantor’s obligations under the related guaranty (as defined in the related mortgage loan documents);

(xii) the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the related borrower unless any option to the Potomac Mills Mortgage Loan and the Potomac Mills Senior Companion Loans has expired or been waived;

(xiii) any determination of an acceptable insurance default with respect to the related Mortgaged

Property;

(xiv) the approval of any annual budget (as defined in the related loan agreement), to the extent the master servicer or special servicer, as applicable, has such approval under the related loan agreement;

(xv) the approval of any major lease (as defined in the mortgage loan agreement), to the extent the master servicer or special servicer, as applicable, has such approval under the mortgage loan agreement;

(xvi) the releases of any escrows or reserve accounts other than those required pursuant to the specific terms of the related mortgage loan documents and for which there is no material lender discretion; provided, however that during the occurrence and continuance of a Potomac Mills Control Appraisal Period, “Potomac Mills Major Decision” will have the meaning given to the term “Major Decision” in the PSA, provided, however, that during the occurrence and continuance of a Potomac Mills Control Appraisal Period, on or after the Potomac Mills Controlling Senior Companion Loan Securitization Date, “Potomac Mills Major Decisions” will have the meaning given to the term “Major Decision” in the CFCRE 2016-C6 Pooling and Servicing Agreement.

Neither the CFCRE 2016-C6 Servicer nor the CFCRE 2016-C6 Potomac Mills Special Servicer may follow or be required to follow any direction, advice or consultation provided by the Potomac Mills Whole Loan Directing Holder or any holder of the Potomac Mills Senior Companion Loans (or their representatives) that would require or cause the CFCRE 2016-C6 Master Servicer or the CFCRE 2016-C6 Potomac Mills Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the applicable servicing standard, require or cause the CFCRE 2016-C6 Master Servicer or the CFCRE 2016-C6 Potomac Mills Special Servicer, as applicable, to violate provisions of the Potomac Mills Intercreditor Agreement or the CFCRE 2016-C6 Pooling and Servicing Agreement, require or cause the CFCRE 2016-C6 Master Servicer or the CFCRE 2016-C6 Potomac Mills Special Servicer, as applicable, to violate the terms of the Potomac Mills Whole Loan, or materially expand the scope of any of the CFCRE 2016-C6 Master Servicer’s or the CFCRE 2016-C6 Potomac Mills Special Servicer’s, as applicable, responsibilities under the Potomac Mills Intercreditor Agreement or the PSA.

The Directing Holder. Pursuant to the Potomac Mills Intercreditor Agreement, the directing holder (the “Potomac Mills Whole Loan Directing Holder”) with respect to the Potomac Mills Whole Loan, as of any date of determination, will be:

●	the holder of greater than 50% of the Potomac Mills Subordinate Loans, unless a Potomac Mills Control Appraisal Period has occurred and is continuing; and

●	the CFCRE 2016-C6 issuing entity or its designee if a Potomac Mills Control Appraisal period has occurred and is continuing.

A “Potomac Mills Control Appraisal Period” will exist with respect to the Potomac Mills Whole Loan, if and for so long as:

(1) (a)(i) the sum of the initial unpaid principal balance of the Potomac Mills Subordinate Companion Loans minus (ii) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Potomac Mills Subordinate Companion Loans, (y) any Appraisal Reduction Amount for the Potomac Mills Whole Loan that is allocated to the Potomac Mills Subordinate Companion Loans and (z) any losses realized with respect to the Mortgaged

Property or the Potomac Mills Whole Loan that are allocated to the Potomac Mills Subordinate Companion Loans, plus (iii) Threshold Event Collateral (as defined below) is less than (b) 25% of the of the remainder of the (i) initial unpaid principal balance of the Potomac Mills Subordinate Companion Loans less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder of the Potomac Mills Subordinate Companion Loans; or

(2) any interest in the Potomac Mills Subordinate Companion Loans is held by the related borrower or an affiliate of the related borrower or any such party would otherwise be entitled to exercise the rights of the holder of the Potomac Mills Subordinate Companion Loans as the Potomac Mills Loan Combination Directing Holder.

The Potomac Mills Controlling Subordinate Companion Noteholder is entitled to avoid a Potomac Mills Control Appraisal Period caused by the application of an Appraisal Reduction Amount upon satisfaction of certain conditions, including without limitation, delivery of additional collateral in the form of either (x) cash collateral acceptable to the CFCRE 2016-C6 Master Servicer or the CFCRE 2016-C6 Potomac Mills Special Servicer or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institution that meets the rating requirements as described in the Potomac Mills Intercreditor Agreement (either (x) or (y), the “Threshold Event Collateral”) in an amount that, when added to the appraised value of the Mortgaged Property as used to calculate any Appraisal Reduction Amount for the Potomac Mills Whole Loan pursuant to the CFCRE 2016 Pooling and Servicing Agreement, would reduce such Appraisal Reduction Amount enough to cause the applicable Potomac Mills Control Appraisal Period not to exist.

In addition, pursuant to the terms of the Potomac Mills Intercreditor Agreement, after the occurrence of and during the continuance of a Potomac Mills Control Appraisal Period, the issuing entity, which will be the Directing Certificate Holder or any other party assigned the right to exercise the rights of the holder, of the Potomac Mills Mortgage Loan (or its representative which, will (i) have the right to receive copies of all notices, information and reports that the CFCRE 2016-C6 Master Servicer or CFCRE 2016-C6 Potomac Mills Special Servicer, as applicable, is required to provide to the CFCRE 2016-C6 Directing Holder (within the same time frame such notices, information and reports are or would have been required to be provided to the CFCRE 2016-C6 Directing Holder under the PSA without regard to the occurrence and continuance of a control termination event or occurrence of a consultation termination event) under the CFCRE 2016-C6 Pooling and Servicing Agreement with respect to any Potomac Mills Major Decision or the implementation of any recommended action outlined in an asset status report relating to the Potomac Mills Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the holder of the Potomac Mills Mortgage Loan (or its representative) requests consultation with respect to certain Potomac Mills Major Decisions or the implementation of any recommended action outlined in an asset status report relating to the Potomac Mills Whole Loan. The consultation rights of the holder of the Potomac Mills Mortgage Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of the related Potomac Mills Mortgage Loan (or its representative) has responded within such period; provided that if the CFCRE 2016-C6 Master Servicer or CFCRE 2016-C6 Potomac Mills Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the holder of the related Potomac Mills Mortgage Loan (or its representative) described above, the CFCRE 2016-C6 Master Servicer or CFCRE 2016-C6 Potomac Mills Special Servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Potomac Mills Mortgage Loan and the related Potomac Mills Senior Companion Loans. Neither the CFCRE 2016-C6 Master Servicer nor the CFCRE 2016-C6 Potomac Mills Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Potomac Mills Mortgage Loan (or its representative, including, if the Potomac Mills Mortgage Loan has been contributed to a securitization, the related directing certificateholder (or similar entity)).

In addition to the consultation rights of the holder of the Potomac Mills Mortgage Loan (or its representatives) described above, pursuant to the terms of the Potomac Mills Intercreditor Agreement, during the continuance of a Potomac Mills Control Appraisal Period, the holder of the Potomac Mills Mortgage Loan (or its representatives) will have the right to attend (in-person or telephonically in the discretion of the CFCRE 2016-C6 Master Servicer or CFCRE 2016-C6 Potomac Mills Special Servicer, as applicable) annual meetings with the CFCRE 2016-C6 Master Servicer or CFCRE 2016-C6 Potomac Mills Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the CFCRE 2016-C6 Master Servicer or CFCRE 2016-C6 Potomac Mills Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Potomac Mills Whole Loan.

Purchase Option. If an event of default with respect to the Potomac Mills Whole Loan has occurred and is continuing, and subject to the terms, conditions and limitations set forth in the Potomac Mills Intercreditor Agreement, each holder of a Potomac Mills Subordinate Companion Loan will have the option to purchase the Potomac Mills Mortgage Loan and the Potomac Mills Senior Companion Loans in whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the Potomac Mills Mortgage Loan and the Potomac Mills Senior Companion Loans, (b) accrued and unpaid interest on the Potomac Mills Mortgage Loan and the Potomac Mills Senior Companion Loans through the end of the interest accrual period related to the monthly payment date next following the date of the purchase, (c) any other amounts due under the Potomac Mills Mortgage Loan and the Potomac Mills Senior Companion Loans, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c), any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the mortgage loan documents, including among other items, servicing advances and any accrued and unpaid special servicing fees, (e) without duplication of amounts under clause (c), any accrued and unpaid interest on advances, (f) any amounts payable in respect of the Mortgage Loan to the CFCRE 2016-C6 Asset Representations Reviewer, (g) any liquidation fees or workout fees payable with respect to the Potomac Mills Whole Loan, if (i) the Potomac Mills Whole Loan borrower or borrower related party is the purchaser or (ii) if the Potomac Mills Whole Loan is not purchased within 90 days after the first such option becomes exercisable pursuant to the Potomac Mills Intercreditor Agreement, and (h) certain additional amounts to the extent provided for in the Potomac Mills Mall Co-Lender Agreement. Notwithstanding the foregoing, the purchase price excludes clauses (d) through (f) above if the seller is a borrower-related party.

Sale of Defaulted Potomac Mills Whole Loan. Pursuant to the terms of the Potomac Mills Intercreditor Agreement, if the Potomac Mills Whole Loan becomes a defaulted loan under the CFCRE 2016-C6 Pooling and Servicing Agreement, and if the CFCRE 2016-C6 Potomac Mills Special Servicer determines to sell the Potomac Mills Mortgage Loan in accordance with the CFCRE 2016-C6 Pooling and Servicing Agreement, then the CFCRE 2016-C6 Potomac Mills Special Servicer will be required to sell the Potomac Mills Senior Companion Loans (but not the Potomac Mills Subordinate Companion Loans) together with the Potomac Mills Mortgage Loan as one whole loan. In connection with any such sale, the CFCRE 2016-C6 Potomac Mills Special Servicer will be required to follow the procedures contained in the CFCRE 2016-C6 Pooling and Servicing Agreement and the Potomac Mills Intercreditor Agreement, which are substantially similar in all material respects, but not necessarily identical, to those set forth under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus.

Notwithstanding the foregoing, the CFCRE 2016-C6 Potomac Mills Special Servicer will not be permitted to sell the Potomac Mills Mortgage Loan and the Potomac Mills Senior Companion Loans together as one whole loan if it becomes a defaulted loan without the written consent of the holder of the Potomac Mills Mortgage Loan (provided that such consent is not required if such note holder is the borrower or an affiliate of the borrower) unless the CFCRE 2016-C6 Potomac Mills Special Servicer has delivered to such note holder: (a) at least 15 business days prior written notice of any decision to attempt to sell the Potomac Mills Mortgage Loan and the Potomac Mills Senior Companion Loans; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the CFCRE 2016-C6 Potomac Mills Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Potomac Mills Mortgage Loan and the Potomac Mills Senior Companion Loans, and any documents in the servicing file reasonably requested by such note holder that are material to the price of the Potomac Mills Mortgage Loan and the Potomac Mills Senior Companion Loans; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the directing certificateholder under the CFCRE 2016-C6 Pooling and Servicing Agreement) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the CFCRE 2016-C6 Master Servicer or the CFCRE 2016-C6 Potomac Mills Special Servicer in connection with the proposed sale; provided that the holder of the Potomac Mills Mortgage Loan may waive any of the delivery or timing requirements set forth in this sentence.

Subject to the terms of the CFCRE 2016-C6 Pooling and Servicing Agreement, the holders of the Potomac Mills Subordinate Companion Loans (prior to the occurrence and continuance of a Potomac Mills Control Appraisal Period), the holders of the Potomac Mills Senior Companion Loans (after the occurrence and during the continuance of a Potomac Mills Control Appraisal Period ) and the holder of the Potomac Mills Mortgage Loan and their respective representatives will be permitted to submit an offer at any sale of the Potomac Mills Mortgage Loan and the Potomac Mills Senior Companion Loans (unless such person is the borrower or an agent or affiliate of the borrower).

Appointment of Special Servicer. Pursuant and subject to the terms of the Potomac Mills Intercreditor Agreement, the controlling noteholder (or its representative) with respect to the Potomac Mills Whole Loan (which, prior to the occurrence and continuance of a Potomac Mills Control Appraisal Period, will be the Potomac Mills Controlling Subordinate Companion Noteholder) will have the right, with or without cause, to replace the CFCRE 2016-C6 Potomac Mills Special Servicer then acting with respect to the Potomac Mills Whole Loan and appoint a replacement special servicer in lieu of such servicer. Pursuant and subject to the terms of the CFCRE 2016-C6 Pooling and Servicing Agreement, the CFCRE 2016-C6 Directing Holder (after the occurrence and continuance of a Potomac Mills Control Appraisal Period and prior to a control termination event under the CFCRE 2016-C6 Pooling and Servicing Agreement), or the applicable certificateholders under the CFCRE 2016-C6 Pooling and Servicing Agreement with the requisite percentage of Voting Rights (after the occurrence and continuance of a Potomac Mills Control Appraisal Period and after a control termination event under the CFCRE 2016-C6 Pooling and Servicing Agreement), will have the right, with or without cause, to replace the CFCRE 2016-C6 Potomac Mills Special Servicer then acting with respect to the Potomac Mills Whole Loan, and appoint a replacement special servicer, in a manner substantially similar to that as described under “Pooling and Servicing Agreement— Replacement of the Special Servicer Without Cause” in this prospectus.

681 Fifth Avenue Whole Loan

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 681 Fifth Avenue, representing approximately 5.2% of the Initial Pool Balance, with a Cut-off Date Balance of $34,000,000 (the “681 Fifth Avenue Mortgage Loan”), is part of a whole loan comprised of six promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “681 Fifth Avenue Mortgaged Property”). The 681 Fifth Avenue Mortgage Loan is evidenced by promissory Note A-2 and Note A-4. The portions of the 681 Fifth Avenue Whole Loan (as defined below) evidenced by (a) promissory Note A-1, with a Cut-off Date Balance of $80,000,000, which is expected to be included in the Morgan Stanley Capital I Trust 2016-UBS12 as of the Closing Date, (b) promissory Note A-3, with a Cut-off Date Balance of $15,000,000, which is held by UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York and is expected to be contributed to one or more future securitization transactions and (c) promissory Notes A-5 and A-6, with an aggregate Cut-off Date Balance of $86,000,000, which are held by Citigroup Global Markets Realty Corp. and are expected to be contributed to one or more future securitization transactions, are referred to in this prospectus as the “681 Fifth Avenue Companion Loans” and are pari passu in right of payment with the 681 Fifth Avenue Mortgage Loan. The 681 Fifth Avenue Mortgage Loan and the 681 Fifth Avenue Companion Loans are referred to in this prospectus as the “681 Fifth Avenue Whole Loan.” The 681 Fifth Avenue Companion Loans will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The holders of the 681 Fifth Avenue Whole Loan (the “681 Fifth Avenue Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each 681 Fifth Avenue Noteholder (the “681 Fifth Avenue Intercreditor Agreement”).

Servicing. As of the Closing Date, the 681 Fifth Avenue Whole Loan is expected to be serviced by Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “MSC 2016-UBS12 Master Servicer”) and specially serviced by Rialto Capital Advisors, LLC, as special servicer (the “MSC 2016-UBS12 Special Servicer”), pursuant to the pooling and servicing agreement entered into between Morgan Stanley Capital I Inc., the MSC 2016-UBS12 Master Servicer, the MSC 2016-UBS12 Special Servicer, Wells Fargo Bank, National Association, as trustee (the “MSC 2016-UBS12 Trustee”), Wells Fargo Bank, National Association, as certificate administrator (the “MSC 2016-UBS12 Certificate Administrator”), Park Bridge Lender Services LLC, as operating advisor (the “MSC 2016-UBS12 Operating Advisor”), and Park Bridge Lender Services LLC, as asset representations reviewer (the “MSC 2016-UBS12 Asset Representations Reviewer”), in connection with Morgan Stanley Capital I Trust 2016-UBS12 (into which the 681 Fifth Avenue Companion Loan designated as Note A-1 is expected to be deposited) (the “MSC 2016-UBS12 Pooling and Servicing Agreement”), and, subject to the terms of the 681 Fifth Avenue Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any 681 Fifth Avenue Noteholder will be effected in accordance with the MSC 2016-UBS12 Pooling and Servicing Agreement and the 681 Fifth Avenue Intercreditor Agreement.

Advancing. The master servicer or the trustee, as applicable, will be responsible for making P&I Advances on the 681 Fifth Avenue Mortgage Loan (but not on the 681 Fifth Avenue Companion Loans) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance.

The MSC 2016-UBS12 Master Servicer or the MSC 2016-UBS12 Trustee, as applicable, will be obligated to make servicing advances, and the MSC 2016-UBS12 Special Servicer may make certain servicing advances, with respect to the 681 Fifth Avenue Whole Loan, in each case unless such party or the MSC 2016-UBS12 Special Servicer determines that such a servicing advance would be a nonrecoverable advance under the MSC 2016-UBS12 Pooling and Servicing Agreement.

Distributions. The 681 Fifth Avenue Intercreditor Agreement sets forth the respective rights of each of the 681 Fifth Avenue Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the 681 Fifth Avenue Whole Loan will be applied to the 681 Fifth Avenue Mortgage Loan and the 681 Fifth Avenue Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to (a) certain amounts for reserves or escrows required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the applicable master servicer, special servicer, certificate administrator, trustee, operating advisor and asset representations reviewer, in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control. The directing holder under the 681 Fifth Avenue Intercreditor Agreement with respect to the 681 Fifth Avenue Whole Loan will be the controlling class representative or such other party specified in the MSC 2016-UBS12 Pooling and Servicing Agreement (such party, the “MSC 2016-UBS12 Directing Certificateholder”). Certain decisions to be made with respect to the 681 Fifth Avenue Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the MSC 2016-UBS12 Pooling and Servicing Agreement, will require the approval of the MSC 2016-UBS12 Directing Certificateholder.

Pursuant to the terms of the 681 Fifth Avenue Intercreditor Agreement, the Controlling Class Representative (the “681 Fifth Avenue Non-Controlling Note Holder”) will have the right to (i) receive copies of all notices, information and reports that the MSC 2016-UBS12 Special Servicer is required to provide to the MSC 2016-UBS12 Directing Certificateholder within the same time frame it is required to provide such notices, information and reports to the MSC 2016-UBS12 Directing Certificateholder (but without regard to whether or not the Controlling Class Representative actually has lost any rights to receive such information as a result of a Consultation Termination Event) and (ii) use reasonable efforts to consult on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any recommended actions outlined in an asset status report or any proposed action to be taken in respect of a major decision. The consultation right of the 681 Fifth Avenue Non-Controlling Note Holder will expire 10 business days after the delivery to the 681 Fifth Avenue Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not the 681 Fifth Avenue Non-Controlling Note Holder has responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the 681 Fifth Avenue Non-Controlling Note Holder’s consultation rights described above, the MSC 2016-UBS12 Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 681 Fifth Avenue Mortgage Loan and the 681 Fifth Avenue Companion Loans.

In addition to the consultation rights of the 681 Fifth Avenue Non-Controlling Note Holder described above, the 681 Fifth Avenue Non-Controlling Note Holder will have the right to annual meetings (which may be held telephonically) with the MSC 2016-UBS12 Master Servicer or MSC 2016-UBS12 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the MSC 2016-UBS12 Master Servicer or MSC 2016-UBS12 Special Servicer, as applicable, in which servicing issues related to the 681 Fifth Avenue Whole Loan are discussed.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the 681 Fifth Avenue Intercreditor Agreement, if the 681 Fifth Avenue Whole Loan becomes a defaulted mortgage loan pursuant to the terms of the MSC 2016-UBS12 Pooling and Servicing Agreement, the MSC 2016-UBS12 Special Servicer will be required to sell the 681 Fifth Avenue Mortgage Loan together with the 681 Fifth Avenue Companion Loans as a single whole loan, in accordance with the provisions of the MSC 2016-UBS12 Pooling and Servicing Agreement and the 681 Fifth Avenue Intercreditor Agreement; provided, that the special servicer will not be permitted to sell the 681 Fifth Avenue Whole Loan without the consent of the 681 Fifth Avenue Non-Controlling Note Holder unless the special servicer has satisfied certain notice and information delivery requirements.

Appointment of Special Servicer. The MSC 2016-UBS12 Directing Certificateholder (prior to a control termination event) or certificateholders with the requisite percentage of voting rights, pursuant to the MSC 2016-UBS12 Pooling and Servicing Agreement, will have the right, with or without cause, to replace the MSC 2016-UBS12 Special Servicer for the 681 Fifth Avenue Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the 681 Fifth Avenue Non-Controlling Note Holder as long as such replacement special servicer is a “qualified servicer” (as described in the 681 Fifth Avenue Intercreditor Agreement) and satisfies the other conditions set forth in the MSC 2016-UBS12 Pooling and Servicing Agreement.

Residence Inn by Marriott LAX Whole Loan

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Residence Inn by Marriott LAX, representing approximately 2.1% of the Initial Pool Balance, with a Cut-off Date Balance of $13,401,782 (the “Residence Inn by Marriott LAX Mortgage Loan”), is part of a whole loan comprised of three promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Residence Inn by Marriott LAX Mortgaged Property”). The Residence Inn by Marriott LAX Mortgage Loan is evidenced by promissory Note A-3. The portions of the Residence Inn by Marriott LAX Whole Loan (as defined below) evidenced by (a) promissory Note A-1, with a Cut-off Date Balance of $14,890,869, which is included in the SG Commercial Mortgage Securities Trust 2016-C5, and (b) promissory Note A-2, with a Cut-off Date Balance of $24,818,114, which is included in the CFCRE Commercial Mortgage Securities Trust 2016-C6, are referred to in this prospectus as the “Residence Inn by Marriott LAX Companion Loans” and are pari passu in right of payment with the Residence Inn by Marriott LAX Mortgage Loan. The Residence Inn by Marriott LAX Mortgage Loan and the Residence Inn by Marriott LAX Companion Loans are referred to in this prospectus as the “Residence Inn by Marriott LAX Whole Loan.” The Residence Inn by Marriott

LAX Companion Loans will not be transferred to the issuing entity and will not be part of the Mortgage Pool. The holders of the Residence Inn by Marriott LAX Whole Loan (the “Residence Inn by Marriott LAX Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Residence Inn by Marriott LAX Noteholder (the “Residence Inn by Marriott LAX Intercreditor Agreement”).

Servicing. The Residence Inn by Marriott LAX Whole Loan is currently being serviced by Wells Fargo Bank, National Association, as master servicer (the “CFCRE 2016-C6 Master Servicer”) and specially serviced by Rialto Capital Advisors, LLC, as special servicer (the “CFCRE 2016-C6 Special Servicer”), pursuant to the pooling and servicing agreement entered into between CCRE Commercial Mortgage Securities, L.P., as depositor, the CFCRE 2016-C6 Master Servicer, the CFCRE 2016-C6 Special Servicer, Wilmington Trust, National Association, as trustee (the “CFCRE 2016-C6 Trustee”), Wells Fargo Bank, National Association, as certificate administrator (the “CFCRE 2016-C6 Certificate Administrator”), Park Bridge Lender Services LLC, as operating advisor (the “CFCRE 2016-C6 Operating Advisor”), and Park Bridge Lender Services LLC, as asset representations reviewer (the “CFCRE 2016-C6 Asset Representations Reviewer”), in connection with the CFCRE Commercial Mortgage Securities Trust 2016-C6 (into which the Residence Inn by Marriott LAX Companion Loan designated as Note A-2 has been deposited) (the “CFCRE 2016-C6 Pooling and Servicing Agreement”), and, subject to the terms of the Residence Inn by Marriott LAX Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Residence Inn by Marriott LAX Noteholder will be effected in accordance with the CFCRE 2016-C6 Pooling and Servicing Agreement and the Residence Inn by Marriott LAX Intercreditor Agreement. T

Advancing. The master servicer or the trustee, as applicable, will be responsible for making P&I Advances on the Residence Inn by Marriott Mortgage Loan (but not on the Residence Inn by Marriott LAX Companion Loans) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance. The CFCRE 2016-C6 Master Servicer or the CFCRE 2016-C6 Trustee, as applicable, will be obligated to make servicing advances, and the CFCRE 2016-C6 Special Servicer may make certain servicing advances, with respect to the Residence Inn by Marriott LAX Whole Loan, in each case unless such party or the CFCRE 2016-C6 Special Servicer determines that such a servicing advance would be a nonrecoverable advance under the CFCRE 2016-C6 Pooling and Servicing Agreement T

Distributions. The Residence Inn by Marriott LAX Intercreditor Agreement sets forth the respective rights of each of the Residence Inn by Marriott LAX Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the Residence Inn by Marriott LAX Whole Loan (other than escrow and reserve payments and any proceeds, awards or settlements to be otherwise applied or released in accordance with the related loan documents) will be applied to the Residence Inn by Marriott LAX Mortgage Loan and the Residence Inn by Marriott LAX Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to certain payment and reimbursement rights of the applicable master servicer, special servicer, certificate administrator, trustee, operating advisor and asset representations reviewer, in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control. The directing holder under the Residence Inn by Marriott LAX Intercreditor Agreement with respect to the Residence Inn by Marriott LAX Whole Loan will be the controlling class representative or such other party specified in the CFCRE 2016-C6 Pooling and Servicing Agreement (such party, the “CFCRE 2016-C6 Directing Certificateholder”). Certain decisions to be made with respect to the Residence Inn by Marriott LAX Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the CFCRE 2016-C6 Pooling and Servicing Agreement, will require the approval of the CFCRE 2016-C6 Directing Certificateholder.

Pursuant to the terms of the Residence Inn by Marriott LAX Intercreditor Agreement, the Controlling Class Representative (the “Residence Inn by Marriott LAX Non-Controlling Note Holder”) will have the right to (i) receive copies of all notices, information and reports that the CFCRE 2016-C6 Special Servicer is required to provide to the CFCRE 2016-C6 Directing Certificateholder within the same time frame it is required to provide such notices, information and reports to the CFCRE 2016-C6 Directing

Certificateholder (but without regard to whether or not the Controlling Class Representative actually has lost any rights to receive such information as a result of a Consultation Termination Event) and (ii) consult on a strictly nonbinding basis with respect to certain major decisions as set forth in the Residence Inn by Marriott LAX Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the Residence Inn by Marriott LAX Non-Controlling Note Holder will expire 10 business days after the delivery by the CFCRE 2016-C6 Special Servicer of notice and information relating to the matter subject to consultation, whether or not the Residence Inn by Marriott LAX Non-Controlling Note Holder has responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew.

Notwithstanding the Residence Inn by Marriott LAX Non-Controlling Note Holder’s consultation rights described above, the CFCRE 2016-C6 Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the CFCRE 2016-C6 Mortgage Loan and the CFCRE 2016-C6 Companion Loans.

In addition to the consultation rights of the Residence Inn by Marriott LAX Non-Controlling Note Holder described above, the Residence Inn by Marriott LAX Non-Controlling Note Holder will have the right to annual conference calls with the CFCRE 2016-C6 Master Servicer or CFCRE 2016-C6 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the SGCMS CFCRE 2016-C6 Master Servicer or CFCRE 2016-C6 Special Servicer, as applicable, in which servicing issues related to the Residence Inn by Marriott LAX Whole Loan are discussed.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the Residence Inn by Marriott LAX Intercreditor Agreement, if the Residence Inn by Marriott LAX Whole Loan becomes a defaulted mortgage loan pursuant to the terms of the CFCRE 2016-C6 Pooling and Servicing Agreement, and thereafter the CFCRE 2016-C6 Special Servicer determines pursuant to the CFCRE 2016-C6 Pooling and Servicing Agreement to pursue a sale of the Residence Inn by Marriott LAX Companion Loan, the CFCRE 2016-C6 Special Servicer will be required to sell the Residence Inn by Marriott LAX Mortgage Loan together with the Residence Inn by Marriott LAX Companion Loans as a single whole loan, in accordance with the provisions of the CFCRE 2016-C6 Pooling and Servicing Agreement and the Residence Inn by Marriott LAX Intercreditor Agreement; provided, that the special servicer will not be permitted to sell the Residence Inn by Marriott LAX Whole Loan without the consent of the Residence Inn by Marriott LAX Non-Controlling Note Holder unless the special servicer has satisfied certain notice and information delivery requirements.

Appointment of Special Servicer. The CFCRE 2016-C6 Directing Certificateholder (prior to a control termination event) or certificateholders with the requisite percentage of voting rights, pursuant to the CFCRE 2016-C6 Pooling and Servicing Agreement, will have the right, with or without cause, to replace the CFCRE 2016-C6 Special Servicer for the Residence Inn by Marriott LAX Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the Residence Inn by Marriott LAX Non-Controlling Note Holders as long as such replacement special servicer is a “qualified servicer” (as described in the Residence Inn by Marriott LAX Intercreditor Agreement) and satisfies the other conditions set forth in the CFCRE 2016-C6 Pooling and Servicing Agreement.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the 15 largest Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage

Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 CFR 2219.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after a hypothetical Determination Date in November 2016 and ending on a hypothetical Determination Date in December 2016. A Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of this prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Cantor Commercial Real Estate Lending, L.P.

General. Cantor Commercial Real Estate Lending, L.P. (“CCRE Lending”) is a sponsor of, and a seller of certain mortgage loans (the “CCRE Mortgage Loans”) into, the securitization described in this prospectus. CCRE Lending is a Delaware limited partnership and an affiliate of Cantor Fitzgerald & Co. and CastleOak Securities, L.P., two of the underwriters, and Berkeley Point Capital LLC, a primary servicer. In addition, CCRE Lending is an affiliate of Cantor Fitzgerald Investors, LLC, the borrower sponsor under the mortgage loans secured by the portfolios of mortgaged properties identified on Annex A-1 to this prospectus as Walgreens Net Lease Portfolio 3 and Walgreens Net Lease Portfolio 2, collectively representing approximately 9.6% of the initial pool balance. CCRE Lending originated each of those mortgage loans, and CCRE Lending is the mortgage loan seller with respect to those mortgage loans. CCRE Lending was formed in 2010. Its general partner is Cantor Commercial Real Estate Holdings, LLC, and its limited partner is Cantor Commercial Real Estate Company, L.P. CCRE Lending’s executive offices are located at 110 East 59th Street, New York, New York 10022, telephone number (212) 938-5000.

According to its consolidated balance sheet (unaudited), as of September 30, 2016, Cantor Commercial Real Estate Company, L.P. and its consolidated subsidiaries (which include CCRE Lending) had total assets of approximately $1.808 billion, total liabilities of approximately $0.721 billion and total partners’ equity of approximately $1.088 billion. As of September 30, 2016, Cantor Commercial Real Estate Company, L.P. is a party to agreements related to $2.425 billion of master repurchase facilities.

CCRE Lending is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. CCRE Lending originates loans primarily for securitization; however, CCRE Lending also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

CCRE Lending originates loans and aggregates and warehouses the loans pending sale via a commercial mortgage backed securities (“CMBS”) securitization.

CCRE Lending’s Loan Origination and Acquisition History. Since its founding in July 2010 through September 30, 2016, CCRE Lending has originated or acquired approximately 1,287 fixed and floating rate commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $24.0 billion and has acted as a sponsor and mortgage loan seller on 64 fixed-rate and floating-rate commercial mortgage-backed securitization transactions.

In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by CCRE Lending will be sold to securitizations in which CCRE Lending acts as a sponsor. CCRE Lending expects to originate and acquire both fixed rate and floating rate commercial mortgage loans which will be included in both public and private securitizations. CCRE Lending also expects to originate and acquire subordinate and mezzanine debt for investment, syndication or securitization.

Neither CCRE Lending nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against CCRE Lending for any losses or other claims in connection with the Certificates or the CCRE Mortgage Loans except in respect of the repurchase and substitution obligations for Material Defects or the material breaches of representations and warranties made by CCRE Lending in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

Review of CCRE Mortgage Loans. Overview. CCRE Lending has conducted a review of the CCRE Mortgage Loans in connection with the securitization described in this prospectus. The review of the CCRE Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals (the “CCRE Deal Team”). The review procedures described below were employed with respect to all of the CCRE Mortgage Loans, except that certain review procedures were relevant only to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the CCRE Deal Team created a data tape (the “CCRE Data Tape”) containing detailed loan-level and property-level information regarding each CCRE Mortgage Loan. The CCRE Data Tape was compiled from, among other sources, the related Mortgage Loan Documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by CCRE Lending during the underwriting process. The CCRE Deal Team updated the information in the CCRE Data Tape with respect to the CCRE Mortgage Loans from time to time based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the CCRE Deal Team. The CCRE Data Tape was used by the CCRE Deal Team in providing the numerical information regarding the CCRE Mortgage Loans in this prospectus.

With respect to the Potomac Mills Mortgage Loan, which was co-originated by CCRE Lending, Bank of America, N.A., Barclays Bank PLC and Société Générale, the Société Générale data tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. CCRE Lending engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CCRE Lending relating to information in this prospectus regarding the CCRE Mortgage Loans. These procedures included:

●	comparing the information in the CCRE Data Tape against various source documents provided by CCRE Lending that are described above under “—Data Tape”;

●	comparing numerical information regarding the CCRE Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CCRE Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the CCRE Mortgage Loans disclosed in this prospectus.

Legal Review. CCRE Lending engaged various law firms to conduct certain legal reviews of the CCRE Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each CCRE Mortgage Loan originated by CCRE Lending, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from CCRE Lending’s standard form loan documents. In addition, origination counsel for each CCRE Mortgage Loan reviewed CCRE Lending’s representations and warranties set forth on Annex C to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the CCRE Mortgage Loans. Such assistance included, among other things, a review of (i) a due diligence questionnaires completed by origination counsel and (ii) exceptions to representations and warranties compiled by origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each CCRE Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each CCRE Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

CCRE Lending prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CCRE Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CCRE Mortgage Loans included in the next five (5) largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in “Annex A-3—Description of the Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” in this prospectus.

Other Review Procedures. In connection with the origination of each CCRE Mortgage Loan, CCRE Lending conducted a search with respect to each borrower under the related CCRE Mortgage Loan to determine whether it filed for bankruptcy. With respect to any material pending litigation that existed at the origination of any CCRE Mortgage Loan, CCRE Lending requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If CCRE Lending became aware of a significant natural disaster in the vicinity of any mortgaged property securing a CCRE Mortgage Loan, CCRE Lending obtained information on the status of the mortgaged property from the related borrower to confirm no material damage to the mortgaged property.

With respect to the CCRE Mortgage Loans originated by CCRE Lending, the CCRE Deal Team also consulted with the applicable CCRE Mortgage Loan origination team to confirm that the CCRE Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—CCRE Lending’s Underwriting Standards”.

Findings and Conclusions. CCRE Lending found and concluded with reasonable assurance that the disclosure regarding the CCRE Mortgage Loans in this prospectus is accurate in all material respects. CCRE Lending also found and concluded with reasonable assurance that the CCRE Mortgage Loans were originated in accordance with CCRE Lending’s origination procedures and underwriting criteria. CCRE Lending attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CCRE Lending’s Underwriting Standards.

General. CCRE Lending’s commercial mortgage loans are generally originated in accordance with the underwriting criteria described below; however, variations from these guidelines may be implemented as a result of various conditions, including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by CCRE Lending. Therefore, this general description of CCRE Lending’s underwriting standards is not intended as a representation that every CCRE Mortgage Loan complies entirely with all criteria set forth below.

Loan Analysis. The credit underwriting process for each CCRE Lending loan is performed by a team comprised of real estate professionals that typically includes a senior member, originator, underwriter, transaction manager and loan closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.

A member of the CCRE Lending team or an agent of CCRE Lending is required to perform an inspection of the property as well as a review of the surrounding market area, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CCRE Lending team or an affiliate of CCRE Lending, along with a third-party provider engaged by CCRE Lending, also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the CCRE Lending team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CCRE Lending’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

Loan Approval. All commercial mortgage loans must be presented to one or more credit committees that consist of senior real estate and finance professionals of CCRE Lending and its affiliates among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended, request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Ratio. CCRE Lending’s underwriting standards generally require a minimum debt service coverage ratio (“DSCR”) of 1.20x and maximum loan-to-value (“LTV”) ratio of 80%; however, these thresholds are guidelines and exceptions may be made on the merits of each loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower, which when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters; namely, the DSCRs described above will be lower based on the inclusion of the payments related to such additional debt and the LTV ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

The aforementioned DSCR requirements pertain to the underwritten cash flow at origination and may not hold true for each CCRE Mortgage Loan as reported in this prospectus. Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the DSCR.

Additional Debt. Certain mortgage loans may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that CCRE Lending or an affiliate thereof may be the lender on that additional subordinate debt and/or mezzanine debt.

Amortization Requirements. While CCRE Lending’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus will reflect a calculation on the future (larger) amortizing loan payment.

Servicing. Interim servicing for all CCRE Lending loans prior to securitization will typically be performed by an unaffiliated third party such as Wells Fargo Bank, National Association, Midland Loan Services, a Division of PNC Bank, National Association or an affiliate of CCRE Lending, Berkeley Point; however, primary servicing may be occasionally retained by certain qualified subservicers under established sub-servicing agreements with CCRE Lending, which may be retained post-securitization. Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing. From time to time, the original third-party servicer may retain primary servicing.

Assessments of Property Condition

As part of the underwriting process, the property assessments and reports described below will typically be obtained:

(i)	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii)	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

(iii)	Engineering Assessment. In connection with the origination process, in most cases it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and CCRE Lending or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, CCRE Lending typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or substantially all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

The mortgage loan documents typically also require the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

The mortgage loan documents typically further require the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, CCRE Lending may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, CCRE Lending may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by CCRE Lending. Furthermore, CCRE Lending may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by CCRE Lending are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the CCRE Mortgage Loans, please see Annex A-1 to this prospectus.

Exceptions. The CCRE Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act. CCRE Commercial Mortgage Securities, L.P., an affiliate of CCRE Lending through which certain of CCRE Lending’s prior securitization activity has been conducted, most recently filed a Form ABS-15G on May 16, 2016. The depositor’s Central Index Key is 0001515166. With respect to the period from and including October 1, 2011 to and including June 30, 2016, the depositor did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations. CCRE

Lending most recently filed a Form ABS-15G on February 12, 2016. CCRE Lending’s Central Index Key is 0001558761. With respect to the period from and including October 1, 2011 to and including June 30, 2016, CCRE Lending did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization. Neither CCRE Lending nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization.

Société Générale

General

Société Générale, a French limited liability company (société anonyme) authorized as a bank, acting through its New York Branch (“Société Générale”), is a sponsor and mortgage loan seller in this transaction. The principal offices of Société Générale in the United States are located at 245 Park Avenue, New York, New York 10167, and its telephone number is (212) 278-6461. Société Générale is an affiliate of SG Americas Securities, LLC, one of the underwriters.

Société Générale’s Commercial Mortgage Securitization Program

Société Générale has been engaged in commercial mortgage securitization in the United States since January 2015, although it was also engaged in mortgage securitization businesses prior to 2009. The vast majority of mortgage loans originated by Société Générale’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Société Générale acts as a sponsor or sold to third parties in individual loan sale transactions. Other business lines within Société Générale may from time to time engage in the business of making commercial real estate loans that are not originated for the purposes of securitization and that may in fact be held by Société Générale through maturity. The following is a general description of the types of mortgage loans related to commercial real estate that Société Générale’s commercial real estate securitization team originates for securitization purposes:

●	Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hospitality, multifamily, healthcare, self storage and industrial properties. These loans are Société Générale’s commercial real estate securitization team’s principal loan product and are primarily originated for the purpose of securitization.

●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

Additionally, Société Générale originates subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization by Société Générale and are sold in individual loan sale transactions.

In general, Société Générale does not hold the loans that its commercial real estate securitization team originates until maturity.

Société Générale originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Société Générale.

Société Générale’s role may also include engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Société Générale works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Neither Société Générale nor any of its affiliates act as servicer of the mortgage loans in its securitization transactions it participates in. Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

Société Générale sold mortgage loans into securitizations until 2009 and resumed this activity with the Wells Fargo Commercial Mortgage Trust 2015-SG1 transaction. For the period beginning in January 2015 through September 30, 2016, Société Générale has securitized 72 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $1.3 billion.

Société Générale’s Underwriting Standards

Each of the Mortgage Loans originated by Société Générale (“Société Générale Mortgage Loans”) was generally originated or co-originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and Société Générale cannot assure you that every loan will comply in all respects with the guidelines. Société Générale’s commercial real estate securitization business line originates mortgage loans principally for securitization. Commercial real estate loans originated by other business lines within Société Générale for purposes other than securitization are not required to be originated in accordance with the underwriting criteria described below.

General. Société Générale originates mortgage loans for securitization from its U.S. headquarters in New York, New York. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least one or more members of Société Générale’s credit committee, depending on the size of the mortgage loan.

Loan Analysis. Generally, Société Générale performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance officer of Société Générale. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by Société Générale must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to closing loans, a credit memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Société Générale typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. Société Générale typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Uniform Standards of Professional Appraisal Practices as amended from time to time. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, the loan-to-value ratio of the mortgage loan is based on the “as-complete” or “as-stabilized” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Société Générale’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Société Générale may vary from these guidelines.

Escrow Requirements. Generally, Société Générale requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by Société Générale are as follows (see Annex A-1 to this prospectus for instances in which reserves were not taken):

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Société Générale may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Société Générale relies on information provided by an independent engineer to make this determination. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Société Générale generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report. Société Générale generally obtains a Phase I ESA or an update of a previously obtained ESA for each mortgaged property prepared by an approved environmental consulting firm. Société Générale or its designated agent typically reviews the Phase I ESA to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I ESA identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, Société Générale generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation. In cases in which the Phase I ESA recommends that a Phase II ESA be obtained, Société Générale generally requires such Phase II ESA to be obtained.

Physical Condition Report. Société Générale generally obtains a current PCR for each mortgaged property prepared by an approved structural engineering firm. Société Générale, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Société Générale often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

Title Insurance Policy. The borrower is required to provide, and Société Générale or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Société Générale typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors. Other factors that are considered by Société Générale in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions. Notwithstanding the discussion under “—Société Générale’s Underwriting Standards” above, one or more of the Société Générale Mortgage Loans may vary from, or do not comply with, Société Générale’s underwriting guidelines described above. In addition, in the case of one or more of the Société Générale Mortgage Loans, Société Générale may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Société Générale Mortgage Loans were originated with any material exceptions to Société Générale’s underwriting policies.

Review of the Mortgage Loans for Which Société Générale is the Sponsor

Overview. In connection with the securitization described in this prospectus, Société Générale, as a sponsor of this offering, has conducted a review of the Société Générale Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to such Société Générale Mortgage Loans is accurate in all material respects. Société Générale determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Société Générale Mortgage Loans was conducted as described below with respect to each of those Société Générale Mortgage Loans. The review of the Société Générale Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of Société Générale or its affiliates (collectively, the “Société Générale Deal Team”) with the assistance of certain third parties. Société Générale has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Société Générale Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Société Générale Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of Société Générale Deal Team created a database of loan-level and property-level information, and prepared an asset summary report, regarding each of the Société Générale Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Société Générale during the underwriting process. After origination of each of the Société Générale Mortgage Loans, Société Générale Deal Team may have updated the information in the database and the related asset summary report with respect to the Société Générale Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of Société Générale Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Société Générale Mortgage Loan.

A data tape (the “Société Générale Data Tape”) containing detailed information regarding each of the Société Générale Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Société Générale Data Tape was used by the Société Générale Deal Team to provide the numerical information regarding the Société Générale Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. Société Générale engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by Société Générale, relating to information in this prospectus regarding the Société Générale Mortgage Loans. These procedures included:

●	comparing the information in the Société Générale Data Tape against various source documents provided by Société Générale;

●	comparing numerical information regarding the Société Générale Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Société Générale Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Société Générale Mortgage Loans disclosed in this prospectus.

Legal Review. Société Générale engaged various law firms to conduct certain legal reviews of the Société Générale Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the Société Générale Mortgage Loans, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Société Générale’s standard form loan documents. In addition, origination counsel for each Société Générale Mortgage Loan reviewed Société Générale’s representations and warranties set forth on Annex C-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Loan seller’s counsel was also engaged to assist in the review of the Société Générale Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the Mortgage Loan documents that deviate materially from Société Générale’s standard form documents, as identified by Société Générale and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by Société Générale relating to the Société Générale Mortgage Loans, and (iii) a review of a due diligence questionnaire completed by the origination counsel.

Société Générale prepared, and both originating counsel and loan seller’s counsel reviewed, the loan summaries for the Société Générale Mortgage Loans included in the 10 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for the Société Générale Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Description of the Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” in the attached Annex A-3 to this prospectus.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any of the Société Générale Mortgage Loans, Société Générale requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each Société Générale Mortgage Loan, Société Générale, together with origination counsel, conducted a search with respect to each borrower under the related Société Générale Mortgage Loan to determine whether it filed for bankruptcy. If Société Générale became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of the Société Générale Mortgage Loans, Société Générale obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Société Générale Mortgage Loan, the Société Générale Deal Team also consulted with the applicable Société Générale mortgage loan origination team to confirm that each of the Société Générale Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—Société Générale’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Review Procedures in the Event of a Mortgage Loan Substitution. Société Générale will perform a review of any Société Générale Mortgage Loan that it elects to substitute for a Société Générale Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Société Générale, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Société Générale may engage a third party to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Société Générale and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Société Générale to render any tax opinion required in connection with the substitution.

Findings and Conclusions. Société Générale found and concluded with reasonable assurance that the disclosure regarding the Société Générale Mortgage Loans in this prospectus is accurate in all material respects. Société Générale also found and concluded with reasonable assurance that the Société Générale Mortgage Loans were originated in accordance with Société Générale’s origination procedures and underwriting criteria.

Exceptions. The Société Générale Mortgage Loans were originated in accordance with the underwriting standard set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

Société Générale most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 5, 2016. Société Générale’s Central Index Key number is 0001238163. With respect to the period from and including January 1, 2012 to and including September 30, 2016, Société Générale does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Société Générale nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization.

The information set forth under “—Société Générale” has been provided by Société Générale.

UBS AG

General

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG, New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG, New York Branch originated or acquired certain Mortgage Loans sold to the depositor by it. The 681 Fifth Avenue Whole Loan, representing approximately 5.2% of the Initial Pool Balance, was originated by UBS AG, New York Branch in conjunction with Citigroup Global Markets Realty Corp. UBS AG, New York Branch is a branch of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG, New York Branch’s Securitization Program

UBS AG, New York Branch has recently commenced originating commercial mortgage loans primarily for securitization or resale. UBS AG, New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to this securitization, UBS Real Estate Securities Inc. (“UBSRES”), an indirect subsidiary of UBS AG, New York Branch, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and had securitized an aggregate of approximately $21,654,006,096 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG, New York Branch has previously securitized an aggregate of approximately $660,480,446 of multifamily and commercial mortgage loans.

UBS AG, New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated or acquired and to be securitized by UBS AG, New York Branch include both small balance and large balance fixed-rate loans. The commercial mortgage loans that will be sold by UBS AG, New York Branch into a commercial loan securitization sponsored by UBS AG, New York Branch will have been or will be, as applicable, originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG, New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG, New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, UBS AG, New York Branch will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus in Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans (the “UBS AG, New York Branch Mortgage Loans”) for which it acts as Mortgage Loan Seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG, New York Branch Mortgage Loan or such other standard as is described in the MLPA, UBS AG, New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

Neither UBS AG, New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG, New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG, New York Branch Mortgage Loans

Overview. UBS AG, New York Branch, in its capacity as the sponsor of the UBS AG, New York Branch Mortgage Loans, has conducted a review of the UBS AG, New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG, New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG, New York Branch’s affiliates and certain third-party consultants engaged by UBS AG, New York Branch (the “UBS AG, New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG, New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG, New York Branch Deal Team created a database of loan-level and property-level information relating to each UBS AG, New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG, New York Branch during the underwriting process. After origination of each UBS

AG, New York Branch Mortgage Loan, the UBS AG, New York Branch Deal Team updated the information in the database with respect to the UBS AG, New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG, New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG, New York Branch Deal Team.

A data tape (the “UBS AG, New York Branch Data Tape”) containing detailed information regarding each UBS AG, New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG, New York Branch Data Tape was used by the UBS AG, New York Branch Deal Team to provide the numerical information regarding the UBS AG, New York Branch Mortgage Loans in this prospectus.

Data Comparison and Recalculation. UBS AG, New York Branch engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG, New York Branch, relating to information in this prospectus regarding the UBS AG, New York Branch Mortgage Loans. These procedures included:

●	comparing the information in the UBS AG, New York Branch Data Tape against various source documents provided by UBS AG, New York Branch;

●	comparing numerical information regarding the UBS AG, New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG, New York Branch Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the UBS AG, New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG, New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG, New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG, New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG, New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG, New York Branch Mortgage Loan reviewed UBS AG, New York Branch’s representations and warranties set forth on Annex D 1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG, New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG, New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG, New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG, New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG, New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Origination counsel also assisted in the preparation of the UBS AG, New York Branch Mortgage Loan summaries set forth in Annex A 3 to this prospectus, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG, New York Branch conducted a search with respect to each borrower under a UBS AG, New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG, New York Branch Mortgage Loan. If UBS AG, New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch

obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBS AG, New York Branch Deal Team also consulted with UBS AG, New York Branch to confirm that the UBS AG, New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG, New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG, New York Branch determined that the disclosure regarding the UBS AG, New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG, New York Branch also determined that the UBS AG, New York Branch Mortgage Loans were originated and in accordance with UBS AG, New York Branch’s origination procedures and underwriting criteria. UBS AG, New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG, New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG, New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “Qualification Criteria”). UBS AG, New York Branch will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG, New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG, New York Branch to render any tax opinion required in connection with the substitution.

UBS AG, New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG, New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG, New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG, New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG, New York Branch’s credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG, New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG, New York Branch must be approved by a loan committee which includes senior personnel from UBS AG, New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG, New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG, New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG, New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG, New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG, New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG, New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG, New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG, New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG, New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG, New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG, New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG, New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG, New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG, New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG, New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG, New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG, New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG, New York Branch conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG, New York Branch. Furthermore, UBS AG, New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG, New York Branch may vary from the specific UBS AG, New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG, New York Branch, UBS AG, New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG, New York Branch Mortgage Loans was originated with any material exceptions from UBS AG, New York Branch’s underwriting guidelines described above.

Litigation

UBS AG, New York Branch and UBSRES are currently engaged in litigation with respect to various legacy residential mortgage-backed securities transactions. Some litigants are seeking the repurchase of mortgage loans by UBSRES from certain residential mortgage securitization trusts, on the basis that the loans are allegedly in breach of contractual representations and warranties in governing transaction documents. Other litigants are alleging violations of federal and/or state securities or common law for alleged misrepresentations and omissions in offering documents in connection with the issuance and/or distribution of residential mortgage-backed securities. No assurance can be given that one or more of the foregoing actions will not result in material liability to UBS AG, New York Branch.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG, New York Branch has no history as a securitizer prior to October 13, 2016. UBS AG, New York Branch’s Central Index Key is 0001685185. UBS AG, New York Branch has not yet filed a Form ABS-15G. UBS AG, New York Branch has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

Neither UBS AG, New York Branch nor any of its affiliates expect to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, UBS AG, New York Branch or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—UBS AG” has been provided by UBS AG, New York Branch.

The Originators

The mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Hilton Hawaiian Village, representing approximately 8.7% of the Initial Pool Balance, is part of a whole loan that was co-originated by JPMorgan Chase Bank, National Association, Deutsche Bank AG, New York Branch, Goldman Sachs Mortgage Company, Barclays Bank PLC and Morgan Stanley Bank, N.A. Prior to the date hereof, Cantor Commercial Real Estate Lending, L.P. purchased the mortgage loan from Deutsche Bank AG, New York Branch.

The mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as the Fresno Fashion Fair, representing approximately 6.3% of the Initial Pool Balance, is part of a whole loan that was co-originated by Société Générale and JPMorgan Chase Bank, National Association;

The mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as the Potomac Mills, representing approximately 6.2% of the Initial Pool Balance, is part of a whole loan that was co-originated by Société Générale, Cantor Commercial Real Estate Lending, L.P., Barclays Bank PLC and Bank of America, N.A.; and

The mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as 681 Fifth Avenue, representing approximately 5.2% of the Initial Pool Balance, is part of a whole loan that was co-originated by UBS AG, New York Branch and Citigroup Global Markets Realty Corp.

The Depositor

CCRE Commercial Mortgage Securities, L.P. is the depositor with respect to the Trust. The depositor was formed in the State of Delaware on February 9, 2011, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The principal executive offices of the depositor are located at 110 East 59th Street, New York, New York 10022. Its telephone number is (212) 938-5000. The depositor will not have any material assets. During the five years ending October 31, 2016, the depositor has acted as depositor with respect to public and private conduit or combined conduit/large loan commercial mortgage securitization transactions in an aggregate amount of approximately $4,154,494,000. The depositor is an affiliate of CCRE Lending, one of the mortgage loan sellers, Cantor Fitzgerald & Co. and CastleOak Securities, L.P., each an underwriter, and Berkeley Point, a primary servicer.

The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the mortgage loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, CFCRE 2016-C7 Mortgage Trust, will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the mortgage loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “—The Trustee and Certificate Administrator”, “—The Master Servicer and the Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the mortgage loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the mortgage loans to the issuing entity. The depositor will be purchasing the mortgage loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee and Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as trustee, certificate administrator, paying agent, certificate registrar, 17g-5 information provider and custodian under the PSA.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 268,000 employees as of June 30, 2016, which provides banking, insurance, trust, mortgage and consumer finance services throughout the

United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the Sponsors, the master servicer, the special servicer, the trustee, the operating advisor, the asset representations reviewer and the Mortgage Loan Sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 South Fourth Street, 7th Floor, Minneapolis, Minnesota 55479.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of June 30, 2016, Wells Fargo Bank was acting as trustee on approximately 357 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $138 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and tax returns on behalf of the Trust REMICs and all grantor trust tax returns on behalf of the Grantor Trust to the extent required under the PSA and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of June 30, 2016, Wells Fargo Bank was acting as securities administrator with respect to more than $400 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian (the “Custodian”) of the mortgage files pursuant to and subject to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee for the benefit of the Certificateholders. Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of June 30, 2016, Wells Fargo Bank was acting as custodian of more than 200,000 commercial mortgage files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a Sponsor or an affiliate of a Sponsor, and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For two CMBS transactions in its portfolio, Wells Fargo Bank disclosed material noncompliance on its 2015 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB to the required recipients. For one CMBS transaction, the material noncompliance was an administrative error that caused an overpayment to a certain class and a correlating underpayment to a certain class. The affected distribution was revised the same month to correct the error. For the other CMBS transaction, distributions for one month were paid one day late as a result of human error.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a civil complaint in the United States District Court for the Southern District of New York (the “District Court”) against Wells Fargo Bank, alleging claims against the bank in its capacity as trustee for 274 RMBS trusts (the “Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank, Citibank, HSBC, The Bank of New York Mellon and U.S. Bank) by a group of institutional investor plaintiffs. The Complaint against Wells Fargo Bank, N.A. alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to (i) enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default purportedly caused by breaches by mortgage loan servicers, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank, N.A. and other trustees in the same court by RMBS investors in these and other transactions and these cases have been consolidated before the same judge. A similar case was filed in New York state court by a different investor. On January 19, 2016, an order (the “January 19 Order”) was entered in connection with the Complaint in which the District Court declined to exercise jurisdiction over 261 trusts at issue in the Complaint, the District Court also allowed plaintiffs to file amended complaints if they so chose and three amended complaints have been filed. On March 28, 2016, the plaintiffs filed a new complaint in state court in San Francisco with regard to the trusts that had been dismissed in the District Court’s January 19 Order; that action was dismissed on September 28, 2016, and the state court in San Francisco held that any claims relating to the trusts at issue must be filed in New York state court. Motions to dismiss all of the federal actions are pending.

There can be no assurances as to the outcome of any of the foregoing litigation, or the possible impact of such litigation on Wells Fargo Bank as trustee or on the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of any losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

Neither Wells Fargo nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any Certificates issued by the Issuing Entity. However, each of Wells Fargo and its affiliates will be entitled at their discretion to acquire Certificates issued by the Issuing Entity, and in each such case will have the right to dispose of any such Certificates at any time.

The foregoing information set forth under this heading “—The Trustee and Certificate Administrator” has been provided by Wells Fargo. None of the depositor, the underwriters, the master servicer, the special servicer, the operating advisor, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: (1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. See “Pooling and Servicing Agreement—Advances”.

. For a description of any material affiliations, relationships and related transactions between the trustee and the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The trustee and certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee and certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Master Servicer and the Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is expected to act as the master servicer and in this capacity will initially be responsible for the master servicing and administration of the Mortgage Loans and any Serviced Companion Loans pursuant to the PSA. The master servicer will be primarily responsible for (i) in certain circumstances, reviewing, evaluating, processing and providing or withholding consent as to certain major decisions and certain actions that are not major decisions or special servicer non-major decisions and (ii) performing certain enforcement actions relating to such mortgage loans and related serviced companion loans. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable loan seller. Midland is also expected to initially be appointed to act as the special servicer under the PSA, and in such capacity, Midland will be responsible for the servicing and administration of the Specially Serviced Loans (other than any Excluded Special Servicer Loans) and any related REO Properties, and in certain circumstances, will review, evaluate, process and/or provide or withhold consent as to certain major decisions and special servicer non-major decisions and perform certain enforcement actions relating to the Mortgage Loans (other than any Non-Serviced Mortgage Loan and any Excluded Special Servicer Loan) and any related Serviced Companion Loans when such Mortgage Loans (other than any Non-Serviced Mortgage Loan and any Excluded Special Servicer Loan) and any related Serviced Companion Loans are non-Specially Serviced Loans pursuant to the PSA. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMBS”) by S&P Global Ratings, Moody’s Investors Service, Inc., Fitch Ratings, Inc., Morningstar Credit Ratings, LLC, DBRS and KBRA. Midland has received the highest rankings as a master and primary servicer of real estate assets under U.S. CMBS transactions from S&P Global Ratings, Fitch Ratings, Inc. and Morningstar Credit Ratings, LLC and the highest rankings as a special servicer of real estate assets under U.S. CMBS transactions from S&P Global Ratings and Morningstar Credit Ratings, LLC. For each category, S&P Global Ratings ranks Midland as “Strong” and Morningstar Credit Ratings, LLC ranks Midland as “CS1”. Fitch Ratings, Inc. ranks Midland as “1” for master servicer and primary servicer, and “2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default or servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of September 30, 2016, Midland was master and/or primary servicing approximately 28,725 commercial and multifamily mortgage loans with a principal balance of approximately $385 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 9,634 of such loans, with a total principal balance of approximately $144 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing commercial and multifamily loans and leases in CMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2013 to 2015.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2013	2014	2015
CMBS	$141	$157	$149
Other	$167	$179	$255
Total	$308	$336	$404

As of September 30, 2016, Midland was named the special servicer in approximately 237 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $116 billion. With respect to such transactions as of such date, Midland was administering approximately 75 assets with an outstanding principal balance of approximately $596 million.

Midland has acted as a special servicer for commercial and multifamily loans and leases in CMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans and leases and REO properties that have been referred to Midland as special servicer in CMBS and other servicing transactions from 2013 to 2015.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2013	2014	2015
Total	$70	$85	$110

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the sponsor pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus 0.0025%, but which may be reduced under certain circumstances as provided in the PSA.

Midland may enter into one or more arrangements with the Directing Certificateholder, a Controlling Class Certificateholder, any directing certificateholder, any Companion Loan Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA and any related co-lender agreement and limitations on the right of such person to remove the special servicer.

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than the Midland division.

From time to time, Midland and/or its affiliates may purchase or sell securities, including CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

Eightfold Real Estate Capital Fund IV, L.P. (or its affiliate) is expected to purchase the Class X-E, Class X-F, Class X-G, Class E, Class F, Class G and Class V certificates (and may purchase certain other classes of certificates), to be appointed as the initial Directing Certificateholder and to appoint Midland as special servicer. Midland also assisted Eightfold Real Estate Capital Fund IV, L.P. (or its affiliate) with due diligence relating to the Mortgage Loans to be included in the mortgage pool.

Pursuant to certain interim servicing agreements between CCRE Lending and/or certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain CCRE Mortgage Loans, including, prior to their inclusion in the issuing entity.

Pursuant to certain interim servicing agreements between UBSRES and/or certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain UBS AG, New York Branch Mortgage Loans, including, prior to their inclusion in the issuing entity.

Pursuant to a primary servicing agreement between Berkeley Point, an affiliate of CCRE Lending, on the one hand, and Midland, on the other hand, Berkeley Point will act as primary servicer with respect to seven (7) of the CCRE Mortgage Loans identified on Annex A-1 to this prospectus a Google Kirkland Campus Phase II, Library Hotel, Fresenius Cleveland, Shopko Neenah, KB Texas Dialysis Portfolio, Shopko Winona and Walgreens Adrian, MI, which secure Mortgaged Properties representing, in the aggregate, approximately 16.6% of the Initial Pool Balance, and will receive a fee set forth on Annex A-1 to the prospectus.

Pursuant to a limited subservicing agreement between Berkeley Point, an affiliate of CCRE Lending, on the one hand, and Midland, on the other hand, Berkeley Point is expected to assume certain limited subservicing duties consisting of performing inspections and collecting financial statements with respect to fifteen (15) of the CCRE Mortgage Loans, representing approximately 39.9% of the Initial Pool Balance, and will receive a fee equal to 0.02000% per annum for each such CCRE Mortgage Loan.

Under the JPMDB 2016-C4 Pooling and Servicing Agreement, Midland is the initial Non-Serviced Special Servicer of the Fresno Fashion Fair Whole Loan.

Under the CGCMT 2016-C3 Pooling and Servicing Agreement, Midland was the initial Non-Serviced Master Servicer of the Potomac Mills Whole Loan (prior to the closing date of the CFCRE 2016-C6 Pooling and Servicing Agreement).

Under the MSC 2016-UBS12 Pooling and Servicing Agreement, Midland is expected to be the initial Non-Serviced Master Servicer of the 681 Fifth Avenue Whole Loan.

The foregoing information regarding Midland under this heading “Transaction Parties—The Master Servicer and the Special Servicer” has been provided by Midland.

None of the depositor, the underwriters, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

For a description of any material affiliations, relationships and related transactions between the master servicer, the special servicer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The master servicer will have various duties under the PSA. Certain duties and obligations of the master servicer are described under “Pooling and Servicing Agreement—General” and “—Mortgage Loans with ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The master servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than the Non-Serviced Mortgage Loans), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

The master servicer will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans, the Serviced Companion Loans. On occasion, the master servicer may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent master servicer performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

The special servicer will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus).

The special servicer’s role and responsibilities are set forth in this prospectus under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and the related Serviced Companion Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans and the related Serviced Companion Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The master servicer and the special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s or special servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s and the special servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s or the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Hilton USA Trust 2016-HHV Master Servicer, the CFCRE 2016-C6 Master Servicer and the JPMDB 2016-C4 Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) is, or is expected to be, the Non-Serviced Master Servicer with respect to (i) the Hilton Hawaiian Village Whole Loan under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement, (ii) the Potomac Mills Whole Loan under the CFCRE 2016-C6 Mortgage Trust Pooling and Servicing Agreement, (iii) the Residence Inn by Marriott LAX Whole Loan under the CFCRE 2016-C6 Mortgage Trust Pooling and Servicing Agreement and (iv) the Fresno Fashion Fair Whole Loan under the JPMDB Commercial Mortgage Securities Trust 2016-C4 Pooling and Servicing Agreement. Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. Wells Fargo is also the trustee, certificate administrator, custodian, 17g-5 information provider and certificate registrar under the PSA. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia merged with and into Wells Fargo. Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1050-084, Three Wells Fargo, 401 South Tryon Street, 8th Floor, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015	As of 9/30/2016
By Approximate Number:	33,391	33,605	32,716	31,569
By Approximate Aggregate Unpaid Principal Balance (in billions):	$437.49	$475.39	$503.34	$504.43

Within this portfolio, as of September 30, 2016, are approximately 22,345 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $394.3 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo’s servicing portfolio, as of September 30, 2016, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties. Also included in the above portfolio are commercial mortgage loans that Wells Fargo services in Europe through its London Branch. Wells Fargo has been servicing commercial mortgage loans in Europe through its London Branch for more than ten years. Through affiliated entities formerly known as Wachovia Bank, N.A., London Branch and Wachovia Bank International, and as a result of its acquisition of commercial mortgage servicing rights from Hypothekenbank Frankfurt AG, formerly Eurohypo AG, in 2013, it has serviced loans secured by properties in Germany, Ireland, the Netherlands, and the UK. As of September 30, 2016, its European third party servicing portfolio, which is included in the above table, is approximately $1.4 billion.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2013	$346,011,017,466	$2,158,219,403	0.62%
Calendar Year 2014	$377,947,659,331	$1,750,352,607	0.46%
Calendar Year 2015	$401,673,056,650	$1,600,995,208	0.40%
YTD Q3 2016	$383,266,887,450	$904,827,872	0.24%

* “UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch, S&P and Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans. Wells Fargo’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer	CSS2	Above Average	MOR CS2

UK Servicer Ratings	Fitch	S&P
Primary Servicer:	CPS2	Average
Special Servicer	CSS3	Average

The long-term issuer ratings of Wells Fargo are rated “AA-” by S&P, “Aa2” by Moody’s and “AA” by Fitch. The short-term issuer ratings of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the master servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies. Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Wells Fargo monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as Non-Serviced Master Servicer) will not have primary responsibility for custody services of original documents evidencing the related Non-Serviced Mortgage Loans or Non-Serviced Companion Loans. On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the related Non-Serviced Mortgage Loans, Non-Serviced Companion Loans or otherwise. To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the servicing standard under the related Non-Serviced PSA.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Wells Fargo has entered, or is expected to enter, into one or more agreements with the related mortgage loan sellers to purchase the master servicing and/or primary servicing rights to the Hilton Hawaiian Village Whole Loan, the Potomac Mills Whole Loan, the Residence Inn by Marriott LAX Whole Loan and the Fresno Fashion Fair Whole Loan.

Pursuant to certain interim servicing agreements between Wells Fargo and CCRE Lending and/or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by CCRE Lending or those affiliates from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the CCRE Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and Société Générale or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by Société Générale or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the Société Générale Mortgage Loans.

In its capacity as the Non-Serviced Master Servicer under the CFCRE 2016-C6 Mortgage Trust Pooling and Servicing Agreement, Wells Fargo has entered into a limited sub-servicing agreement with Berkeley Point pursuant to which Berkeley Point has limited subservicing duties (which duties consist of collecting financial statements and other reporting information from the related borrower and, at the option of Berkeley Point, performing inspections) with respect to the Residence Inn by Marriott LAX Whole Loan.

Neither Wells Fargo nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization other than as set forth above. However, Wells Fargo or its affiliates may retain certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information under this heading “Transaction Parties—The Non-Serviced Master Servicer” has been provided by Wells Fargo.

The role and responsibilities of Wells Fargo with respect to the related Non-Serviced Whole Loans are similar to those of the master servicer of the Mortgage Loans (other than Non-Serviced Mortgage Loans) under the PSA, and are further summarized in this prospectus under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Primary Servicer

Berkeley Point Capital LLC

Berkeley Point Capital LLC, a Delaware limited liability company (“Berkeley Point”) will be appointed as primary servicer for the CCRE Mortgage Loans identified on Annex A-1 to this prospectus as Google Kirkland Campus Phase II, Library Hotel, Fresenius Cleveland, Shopko Neenah, KB Texas Dialysis Portfolio, Shopko Winona and Walgreens Adrian, MI, collectively representing approximately 16.6% of the outstanding pool balance as of the cut-off date, and in such capacity, will be responsible for the primary servicing and administration of this mortgage loan. In addition, with respect to 15 mortgage loans secured by mortgaged properties representing approximately 39.9% of the outstanding pool balance as of the cut-off date, Berkeley Point Capital LLC will have the right to assume limited subservicing duties consisting of performing inspections and collecting financial statements. Berkeley Point is an affiliate under common control with CCRE Lending, an originator and mortgage loan seller, Cantor Fitzgerald & Co., an underwriter, CastleOak Securities, L.P., an underwriter, and CCRE Commercial Mortgage Securities, L.P., the depositor.

The principal executive offices of Berkeley Point are located at 7700 Wisconsin Avenue, Suite 1100, Bethesda, Maryland 20814 and principal servicing office of Berkeley Point is located at One Beacon Street, 14th Floor, Boston, Massachusetts 02108 and its telephone number is (877) 526-3562.

Berkeley Point serves as primary servicer in various transactions and is rated as a primary servicer and special servicer. Current ratings are listed below.

Servicer Rating Type	Fitch	S&P	KBRA
Primary Servicer	CPS2	Above Average	Approved
Special Servicer	CSS3+	Average	Approved-multifamily

Berkeley Point Capital (BPC), a wholly owned subsidiary of Cantor Commercial Real Estate, specializes in providing real estate financing for both commercial and multifamily properties. Together with its predecessor entities, BPC has originated and serviced commercial real estate loans for over 25 years. Directly or through its affiliates, BPC originates and acts as primary servicer for commercial and multifamily loans for properties across the United States through programs offered by Fannie Mae, Freddie Mac, Ginnie Mae/FHA, Life Companies, and CMBS. BPC is a Fannie Mae DUS™, Freddie Mac Program Plus® and MAP- and LEAN-approved FHA lender and servicer, and a Ginnie Mae Issuer. It has been named special servicer on five Freddie Mac K-Series securitizations, the first in 2009, one in each of 2013 and 2014, and two in 2015. In addition to its primary and special servicing assignments, BPC also provides limited servicing on CMBS loans originated directly or through an affiliate. The firm has offices located in Bethesda, Maryland, Boston, Massachusetts, Santa Monica, California, Irvine, California, Columbus, Ohio, Dallas, Texas, Seattle, Washington and St. Louis, Missouri.

As of September 30, 2016, Berkeley Point’s primary servicing portfolio was comprised of approximately 1915 loans with an aggregate outstanding principal balance of approximately $33.84 billion, of which Berkeley Point is the primary servicer through sub-servicing agreements with master servicers on 92 Freddie Mac K-Series securitizations for 341 loans with an approximate aggregate outstanding principal balance of approximately $8.63 billion, and 63 commercial mortgage loans with an aggregate outstanding principal balance of approximately $2.14 billion in other CMBS securitizations.

The following table sets forth information about the various pools of loans primarily serviced by Berkeley Point as of the dates indicated:

CMBS Pools	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015	As of 9/30/2016
Primary Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance	$3.1 billion	$4.842 billion	$7.82 billion	$10.78 billion
By Number	46 pools (122 loans)	67 pools (177 loans)	99 pools (313 loans)	120 pools (404 loans)
Limited Subservicing Portfolio By Approximate Aggregate Unpaid Principal Balance			$14.05 billion	$15.10 billion
By Number			49 pools (830 loans)	55 pools (879 loans)

The commercial real estate loans that Berkeley Point originates and for which Berkeley Point provides servicing may include mortgage loans secured by the same types of income producing properties as those securing the underlying mortgage loans backing the series CFCRE 2016-C7 certificates. Accordingly, the assets that Berkeley Point services as well as assets originated and/or owned by it or its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.

Berkeley Point has developed policies and procedures for the performance of its servicing obligations in compliance with applicable USAP and Reg AB servicing standards. Berkeley Point uses the Enterprise! Servicing system and generally utilizes technology infrastructure to bolster and facilitate controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution and commercially appropriate standardization and automation to provide for improved accuracy, efficiency, transparency, monitoring and controls. Through its web portal, Portfolio Investor Insight®, Berkeley Point provides its investors access to data and reports for the loans that it services. Borrowers may also access monthly statements as well as current and historical loan information through a password protected website, Borrower Insight®.

Berkeley Point may from time to time engage consultants to perform property inspections and to provide asset management on certain properties. Berkeley Point does not have any material primary advancing obligations with respect to the CMBS pools as to which it is a primary servicer, and accordingly Berkeley Point does not believe that its financial condition will have any adverse effect on the performance of its duties under the series CFCRE 2016-C7 pooling and servicing agreement nor any material impact on the mortgage pool performance or the performance of the series CFCRE 2016-C7 certificates.

Berkeley Point will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, Berkeley Point may have custody of certain of such documents as necessary for the performance of its duties with respect to underlying Mortgage Loans or otherwise. To the extent that Berkeley Point has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

Berkeley Point is not an affiliate of any of the sponsors, the issuing entity, the master servicer, the trustee or any originator other than the depositor and CCRE Lending and is not an affiliate of any underwriter other than Cantor Fitzgerald & Co. and CastleOak Securities, L.P. Other than its relationship with the depositor, CCRE Lending, Cantor Fitzgerald & Co. and CastleOak Securities, L.P. (and indirectly any relationships of those two entities disclosed elsewhere in this prospectus), there are no specific relationships involving or relating to this transaction or the securitized mortgage loans between Berkeley Point or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party -- apart from the subject securitization transaction -- between Berkeley Point or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years and that are material to an investor’s understanding of the series CFCRE 2016-C7 certificates.

No securitization transaction involving commercial or multifamily mortgage loans in which Berkeley Point is acting as primary or special servicer has experienced an event of default as a result of any action or inaction performed by Berkeley Point in such capacity. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by Berkeley Point with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which Berkeley Point was acting as primary servicer or special servicer.

From time to time, Berkeley Point and its affiliates are parties to lawsuits and other legal proceedings by governmental authorities or other entities arising in the ordinary course of business. Berkeley Point does not believe that any such current lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as servicer or be material to a series CFCRE 2016-C7 certificateholder.

Neither Berkeley Point nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization.

The information set forth above under this heading “—Berkeley Point Capital LLC” has been provided by Berkeley Point and neither the depositor nor any underwriter takes any responsibility for such information or makes any representation or warranty as to its accuracy or completeness.

Summary of Berkeley Point Primary Servicing Agreement

General. Berkeley Point has acquired the right to be appointed as the primary servicer of seven (7) mortgage loans identified on Annex A-1 to this prospectus as Google Kirkland Campus Phase II, Library Hotel, Fresenius Cleveland, Shopko Neenah, KB Texas Dialysis Portfolio, Shopko Winona and Walgreens Adrian, MI, which secure mortgaged properties representing, in the aggregate, approximately 16.6% of the outstanding pool balance as of the cut-off date, which such mortgage loans are to be transferred to the depositor by CCRE Lending (the “CCRE Transferred Loans”).

Accordingly, Midland, as master servicer, and Berkeley Point, as primary servicer, will enter into a primary servicing agreement dated as of December 1, 2016 (the “BPC Primary Servicing Agreement”). The primary servicing of such CCRE Transferred Loan will be governed by the BPC Primary Servicing Agreement. The following summary describes certain provisions of the BPC Primary Servicing Agreement relating to the primary servicing and administration of the CCRE Transferred Loan. The summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the BPC Primary Servicing Agreement.

In addition to its services pursuant to the BPC Primary Servicing Agreement, Berkeley Point will have the right to assume certain limited subservicing duties consisting of performing inspections and collecting financial statements with respect to fifteen (15) of the CCRE Mortgage Loans, representing approximately 39.9% of the Initial Outstanding Pool Balance, and will receive a fee equal to 0.02000% per annum for each such CCRE Mortgage Loan. The limited, non-cashiering subservicing duties will be performed pursuant to a separate limited subservicing agreement between Berkeley Point and Master Servicer, under which Berkeley Point will be entitled to such fee regardless of whether it decides to undertake such duties (“BPC Non-Cashiering Limited Subservicing Agreement”). The information included in this Section pertains solely to the BPC Primary Servicing Agreement.

Summary of Duties. With respect to the CCRE Transferred Loan, Berkeley Point, as primary servicer, will be responsible for performing the primary servicing of such mortgage loan in a manner consistent with the Pooling and Servicing Agreement and the Servicing Standard. Primary servicing will include:

●	maintaining the servicing file and releasing files upon borrower request or payoff of such mortgage loan as approved by the master servicer,

●	(i) within five (5) business days of receipt of a repurchase demand, reporting any such repurchase demand to the master servicer and forwarding a copy of such repurchase demand to the master servicer, (ii) within five (5) business days of discovery or notice of a document defect or breach, notifying the master servicer in writing of any discovered document defect or breach of mortgage loan representation, (iii) promptly providing the master servicer with any documentation in BPC’s possession reasonably requested by the master servicer and (iv) cooperating with the master servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller,

●	collecting monthly payments and escrow and reserve payments and maintaining a primary servicer collection account and applicable escrow and reserve accounts to hold such collections,

●	remitting to the master servicer on a timely basis monthly payments less any primary servicing fees, escrow and reserve payments and payments in the nature of additional servicing compensation due to Berkeley Point, as primary servicer,

●	preparing such reports, including a day one report, monthly remittance report and such other reports as reasonably requested by the master servicer from time to time,

●	collecting monthly and quarterly borrower reports, rent rolls and operating statements,

●	performing annual inspections of the related mortgaged property and providing inspection reports to the master servicer,

●	monitoring borrower insurance obligations on such loans and related specially serviced loans and obtaining such property level insurance when the borrower fails to maintain such insurance,

●	maintaining errors and omissions insurance and an appropriate fidelity bond,

●	notifying the master servicer of any borrower requests or transactions; provided, however, that Berkeley Point will not approve or consummate any borrower request or transaction without obtaining the prior written consent of the master servicer,

●	promptly notifying master servicer of any defaults under the CCRE Transferred Loan, collection issues or customer issues; provided that Berkeley Point will not take any action with respect to enforcing such loans without the prior written approval of the master servicer,

●	in connection with any request for materials by the Asset Representations Reviewer or any other asset representations reviewer, promptly providing master servicer with any documents requested by the master servicer and cooperating with the master servicer in connection with its obligations relating to such request; and

●	with respect to all servicing responsibilities of the master servicer under the Pooling and Servicing Agreement which are not being performed by Berkeley Point under the BPC Primary Servicing Agreement, Berkeley Point will reasonably cooperate with the master servicer to facilitate the timely performance of such servicing responsibilities.

Berkeley Point’s custodial responsibilities are limited to original letters of credit as long as it (i) has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion, or (ii) outsources such responsibility to a third party vendor satisfactory to the master servicer, who has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion.

Berkeley Point will provide to master servicer access to all the servicing files, mortgage loan files and servicing systems maintained by Berkeley Point with respect to the CCRE Transferred Loan for audit and review. Berkeley Point will not take any action (whether or not authorized under the BPC Primary Servicing Agreement) as to which the master servicer has advised it in writing that the master servicer or the trustee has received an opinion of counsel to the effect that such action if taken would result in the imposition of a tax on any portion of the trust fund or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust. Berkeley Point will fully cooperate with the master servicer in connection with avoiding the imposition of a tax on any portion of the trust fund or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

Berkeley Point will also timely provide such certifications, reports and registered public accountant attestations required by the BPC Primary Servicing Agreement or by the master servicer to permit it to comply with the Pooling and Servicing Agreement and the depositor to comply with its Exchange Act reporting obligations.

The master servicer and Berkeley Point will each designate a portfolio manager and other appropriate personnel to receive documents and communications between each other such that Berkeley Point is able to perform its obligations under the BPC Primary Servicing Agreement and the master servicer is able to perform its supervisory authority over Berkeley Point. Berkeley Point will not communicate directly with the special servicer, the Directing Certificateholder or any Rating Agency except in very limited circumstances set forth in the BPC Primary Servicing Agreement.

Berkeley Point will have no obligation to make any principal and interest advance or any servicing advances. Berkeley Point will not make any Major Decisions, Special Servicer Non-Major Decisions or any other action requiring the approval of the master servicer under the BPC Primary Servicing Agreement without the prior written approval of the master servicer.

Such consent may be subject to: (a) the prior approval of the special servicer, the Directing Certificateholder or any mezzanine loan lender, as applicable, if so required under the Pooling and Servicing Agreement or the related Mortgage Loan documents, which approval may be withheld in such person’s sole discretion, and (b) obtaining any Rating Agency Confirmation required under the Pooling and Servicing Agreement or the related Mortgage Loan documents, which confirmation may be withheld in such person’s sole discretion. The master servicer will request any such approvals or Rating Agency Confirmation.

Compensation. As compensation for its activities under the BPC Primary Servicing Agreement, the primary servicing fee will be paid only to the extent that the master servicer receives the servicing fee with respect to the CCRE Transferred Loan under the Pooling and Servicing Agreement. Berkeley Point is not entitled to any Prepayment Interest Excess. Berkeley Point will be entitled to such additional servicing compensation as set forth in the BPC Primary Servicing Agreement. Generally, if received and the master servicer is entitled to retain such amounts under the Pooling and Servicing Agreement, Berkeley Point will also be entitled to retain, with respect to the CCRE Transferred Loan, as additional primary servicing compensation (the “Additional Primary Servicing Compensation”), the following:

●	100% of the master servicer’s share of any late charges to the extent Berkeley Point is performing the related collection work, except as required to offset outstanding interest on Advances, reserves required to be funded and principal and interest due with respect to the CCRE Transferred Loan;

●	100% of the master servicer’s share of any charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds;

●	50% of the master servicer’s share of any assumption fees and assumption application fees;

●	50% of the master servicer’s share of any extension fees, Modification Fees or consent fees; and

●	subject to certain limitations set forth in the Pooling and Servicing Agreement, any interest or other income earned on deposits in the related accounts held by Berkeley Point.

BPC will not be entitled to any Additional Primary Servicing Compensation in the form of fees earned with respect to the processing of any Special Servicer Non-Major Decision performed by the special servicer; provided, however, if the master servicer and BPC mutually agree that BPC will process any Special Servicer Non-Major Decision following approval of such decision by the special servicer and BPC processes such Special Servicer Non-Major Decision, BPC will be entitled to the applicable fee as described above.

Berkeley Point will be required to promptly remit to the master servicer any additional servicing compensation or other amounts received by it which Berkeley Point is not entitled to retain. Except as otherwise provided, Berkeley Point will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the BPC Primary Servicing Agreement.

Indemnification; Limitation of Liability. Neither Berkeley Point nor any Affiliates, directors, officers, employees, members, managers, representatives or agents (including sub-servicers) of Berkeley Point (the “BPC Parties”) will be under any liability to the master servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to the BPC Primary Servicing Agreement, or for errors in judgment. However, this will not protect the BPC Parties against losses resulting from any breach of warranties or representations made in the BPC Primary Servicing Agreement, or against any liability that would otherwise be imposed on Berkeley Point by reason of its willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed under the BPC Primary Servicing Agreement for a breach of the accepted primary servicing practices) in the performance of its duties under the BPC Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the BPC Primary Servicing Agreement. The BPC Parties will be indemnified and held harmless by the master servicer against any loss, liability or expense (including legal fees and expenses) (collectively, the “Losses”) incurred by Berkeley Point in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the BPC Primary Servicing Agreement (1) resulting from the master servicer’s willful misconduct, bad faith, fraud, negligence or negligent disregard of its obligations under the BPC Primary Servicing Agreement or (2) that may be imposed on, incurred by or asserted against it in connection with, related to, or arising out of, the BPC Primary Servicing Agreement or the transactions contemplated by the BPC Primary Servicing Agreement, other than any Losses incurred by Berkeley Point (i) that are specifically required to be borne by Berkeley Point without right of reimbursement pursuant to the terms of the BPC Primary Servicing Agreement or (ii) incurred by reason of (A) a breach of any representation or warranty by Berkeley Point or (B) willful misconduct, bad faith, fraud or negligence of Berkeley Point in the performance of its respective duties under the BPC Primary Servicing Agreement or negligent disregard of its respective obligations or duties under the BPC Primary Servicing Agreement; provided, however, that the indemnification under clause (2) above will be strictly limited to any actual amount of indemnification received by the master servicer under the Pooling and Servicing Agreement as a result of pursuing the Trust on behalf of the Berkeley Point for such indemnification.

Berkeley Point will indemnify and hold harmless the master servicer and its directors, officers, representatives, members, managers, agents, employees or Affiliates against any Losses incurred by the master servicer in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the BPC Primary Servicing Agreement resulting from (1) any breach by Berkeley Point of a representation or warranty made by Berkeley Point in the BPC Primary Servicing Agreement or (2) any willful misconduct, bad faith, fraud or negligence by Berkeley Point in the performance of its respective obligations or duties under the BPC Primary Servicing Agreement or under the Pooling and Servicing Agreement or by reason of negligent disregard of such obligations or duties.

Termination. The BPC Primary Servicing Agreement will be terminated with respect to Berkeley Point if any of the following occurs:

●	the master servicer elects to terminate Berkeley Point following a BPC Primary Servicer Termination Event (as defined below) (except as provided in the following bullet);

●	immediately by the master servicer (or at the Depositor’s request to the extent the Depositor has the right to request termination of Berkeley Point under the Pooling and Servicing Agreement) pursuant to the final two bullets listed under BPC Primary Servicer Termination Events below;

●	upon resignation by Berkeley Point;

●	in the event the CCRE Transferred Loan becomes a specially serviced loan or is substituted, purchased or repurchased pursuant to the Pooling and Servicing Agreement;

●	with respect to a CCRE Transferred Loan, upon defeasance of such CCRE Transferred Loan; or

●	if the master servicer’s responsibilities and duties as master servicer under the Pooling and Servicing Agreement have been assumed by the trustee, and the trustee has the right to terminate Berkeley Point pursuant to the Pooling and Servicing Agreement.

“BPC Primary Servicer Termination Event”, means any one of the following events:

●	any failure by Berkeley Point to remit amounts due to the accounts maintained by Berkeley Point or to the master servicer, any amount required to be so remitted by Berkeley Point;

●	any failure on the part of Berkeley Point duly to observe or perform in any material respect any other of the covenants or agreements or to cure the breach of any representations or warranties on the part of Berkeley Point in all material respects, which, in either event, continues unremedied for a period of twenty (20) days (ten (10) days in the case of a failure to pay the premium for any insurance policy required to be maintained under the BPC Primary Servicing Agreement) after the date on which written notice of such failure, requiring the same to be remedied, will have been given to Berkeley Point by the master servicer, provided, however, if such breach (other than a failure to pay insurance policy premiums) is capable of being cured and Berkeley Point is diligently pursuing such cure, such twenty (20) day period will be extended for an additional twenty (20) days;

●	any breach on the part of Berkeley Point of any representation or warranty made pursuant to the BPC Primary Servicing Agreement which materially and adversely affects the interests of any class of certificateholders and which continues unremedied for a period of twenty (20) days after the date on which notice of such breach, requiring the same to be remedied, will have been given to Berkeley Point by the master servicer, provided, however, if such breach is capable of being cured and Berkeley Point is diligently pursuing such cure, such twenty (20) day period will be extended for an additional twenty (20) days;

●	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, will have been entered against Berkeley Point and such decree or order will have remained in force, undischarged, undismissed or unstayed for a period of forty-five (45) days;

●	Berkeley Point consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to Berkeley Point, or of or relating to all or substantially all of its property;

●	Berkeley Point admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations or take any corporate action in furtherance of the foregoing;

●	(1) Moody’s, Fitch or KBRA has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of Certificates or any class of securities backed by a Serviced Companion Loan, or (B) placed one or more classes of Certificates or any class of securities backed by a Serviced Companion Loan on “watch status” in contemplation of possible rating downgrade or withdrawal (and such qualification, downgrade or withdrawal or “watch status” placement shall not have been withdrawn by Moody’s, Fitch or KBRA, as applicable, within 60 days) and, in the case of either of clauses (A) or (B), publicly citing servicing concerns with the master servicer (because of actions of Berkeley Point) or Berkeley Point as the sole or a material factor in such rating action;

●	a Servicer Termination Event by the master servicer under the Pooling and Servicing Agreement, which Servicer Termination Event occurred as a result of the failure of Berkeley Point to perform any obligation required under the BPC Primary Servicing Agreement;

●	the failure of Berkeley Point to comply with any of the requirements to deliver any reports or certificates at the time such report or certification is required under the BPC Primary Servicing Agreement, which continues unremedied for five (5) days after the date on which written notice of such failure, requiring the same to be remedied, will have been given to Berkeley Point by the master servicer;

●	subject to the Pooling and Servicing Agreement and any applicable grace periods, any failure by Berkeley Point to comply with any of the requirements under Article X of the Pooling and Servicing Agreement applicable to Berkeley Point or the master servicer, including the failure to deliver any reports, certificates or disclosure information under the Exchange Act or the rules and regulations promulgated under the Exchange Act, at the time such report, certification or information is required under Article X of the Pooling and Servicing Agreement; or

●	subject to the Pooling and Servicing Agreement, any failure of Berkeley Point to comply with any and all requirements to deliver any items required by Items 1122 and 1123 of Regulation AB under any other pooling and servicing agreement relating to any other series of certificates offered by the Depositor.

Notwithstanding the foregoing, upon any termination of Berkeley Point, Berkeley Point will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will cooperate fully with the master servicer to transition primary servicing of the CCRE Transferred Loan to the master servicer or its designee.

The foregoing information regarding the BPC Primary Servicing Agreement set forth in this “— Summary of Berkeley Point Primary Servicing Agreement” section has been provided by Midland.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor under the PSA with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans and Serviced Whole Loan. Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of September 30, 2016, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $92.3 billion issued in 90 transactions.

As of September 30, 2016, Park Bridge Lender Services was acting as asset representations reviewer for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $17.7 billion issued in 22 transactions.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of their respective obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s and the asset representations reviewer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”, as applicable.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The CFCRE 2016-C7 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2016-C7 will consist of the following classes: the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates (collectively, with the Class A-M certificates, the “Class A Certificates”), the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates (collectively, the “Class X Certificates”), and the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, Class R and Class V certificates.

The Class A Certificates (other than the Class A-M certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X Certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-B, Class X-C, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$ 20,266,000
A-SB	$ 28,337,000
A-2	$ 184,000,000
A-3	$ 224,436,000
X-A	$ 457,039,000
X-B	$ 77,534,000
X-C	$ 32,645,000
A-M	$ 42,439,000
B	$ 35,095,000
C	$ 32,645,000

Non-Offered Certificates
X-D	$ 35,094,000
X-E	$ 16,323,000
X-F	$ 7,346,000
X-G	$ 26,932,725
D	$ 35,094,000
E	$ 16,323,000
F	$ 7,346,000
G	$ 26,932,725

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal

Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates. The initial Notional Amount of the Class X-A certificates will be approximately $457,039,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-M and Class B certificates. The initial Notional Amount of the Class X-B certificates will be approximately $77,534,000. The Notional Amount of the Class X-C certificates will equal the Certificate Balance of the Class C certificates. The initial Notional Amount of the Class X-C certificates will be approximately $32,645,000. The Notional Amount of the Class X-D certificates will equal the Certificate Balance of the Class D certificates. The initial Notional Amount of the Class X-D certificates will be approximately $35,094,000. The Notional Amount of the Class X-E certificates will equal the Certificate Balance of the Class E certificates. The initial Notional Amount of the Class X-E certificates will be approximately $16,323,000. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates. The initial Notional Amount of the Class X-F certificates will be approximately $7,346,000. The Notional Amount of the Class X-G certificates will equal the Certificate Balance of the Class G certificates. The initial Notional Amount of the Class X-G certificates will be approximately $26,932,725.

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive Excess Interest received on any ARD Loan.

“Excess Interest” with respect to any ARD Loan is the interest accrued on the related outstanding principal balance at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Mortgage Loans will be held by the Lower-Tier REMIC. The certificates (other than the Class V certificates) will be issued by the Upper-Tier REMIC (collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class V certificates will be issued by the grantor trust (the “Grantor Trust”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the fourth business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the sixth day of each calendar month (or, if the sixth calendar day of that month is not a business day, then the next business day) commencing in January 2017.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)   the aggregate amount of all cash received on the Mortgage Loans (in the case of any Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA and any REO Property (including Compensating Interest Payments with respect to the Mortgage Loans required to be deposited by the master servicer) that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the Master Servicer Remittance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest (the “Periodic Payments”) and any balloon payments paid by the borrowers of a Mortgage Loan that are due on a Due Date (without regard to grace periods) after the end of the related Collection Period (without regard to grace periods), excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, net insurance proceeds and Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all yield maintenance charges and prepayment premiums;

●	all amounts deposited in the Collection Account in error;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates); and

●	any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)   P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d)   with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any related Companion Loan) will be the period commencing on the day immediately following the Due Date for such Mortgage Loan (including any related Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any related Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any related Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-SB, Class A-2, Class A-3, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amount for such Classes;

Second, to the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates, in reduction of the Certificate Balances thereof, in the following priority:

(a)   first, to the Class A-SB certificates, until the Certificate Balance of the Class A-SB certificates has been reduced to the planned principal balance set forth on Annex D for such Distribution Date (the “Class A-SB Planned Principal Balance”);

(b)   then, to the Class A-1 certificates, in an amount up to the Principal Distribution Amount, until the Certificate Balance of the Class A-1 certificates has been reduced to zero;

(c)   then, to the Class A-2 certificates, in an amount up to the Principal Distribution Amount, until the Certificate Balance of the Class A-2 certificates has been reduced to zero;

(d)   then, to the Class A-3 certificates, in an amount up to the Principal Distribution Amount, until the Certificate Balance of the Class A-3 certificates has been reduced to zero; and

(e)   then, to the Class A-SB certificates, until the Certificate Balance of the Class A-SB certificates has been reduced to zero;

Third, to the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates, up to an amount equal to, and pro rata, based upon the aggregate unreimbursed Realized Losses previously allocated to each such class;

Fourth, to the Class A-M certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, to the Class A-M certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Sixth, to the Class A-M certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, to the Class B certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Ninth, to the Class B certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, to the Class C certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twelfth, to the Class C certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, to the Class D certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Fifteenth, to the Class D certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Eighteenth, to the Class E certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, to the Class F certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Twenty-first, to the Class F certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, to the Class G certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Twenty-fourth, to the Class G certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class; and

Twenty-fifth, to the Class R certificates as specified in the PSA.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date will be distributed to the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero, and without regard to the Class A-SB Planned Principal Balance. The “Crossover Date” is the Distribution Date on which the Certificate Balance of each of the Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates is (or will be) reduced to zero. None of the Class X Certificates will be entitled to any distribution of principal.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Regular Certificates for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class A-M certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to    %.

The Pass-Through Rate on the Class G certificates will be a per annum rate equal to    %.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date. The Pass-Through Rate for the Class X-B certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-M and Class B certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date. The Pass-Through Rate for the Class X-C certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class C certificates for such Distribution Date. The Pass-Through Rate for the Class X-D certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class D certificates for such Distribution Date. The Pass-Through Rate for the Class X-E certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class E certificates for such Distribution Date. The Pass-Through Rate for the Class X-F certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F certificates for such Distribution Date. The Pass-Through Rate for the Class X-G certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class G certificates for such Distribution Date.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Excess Interest, if any, with respect to any ARD Loan.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including a Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including a Non-Serviced Mortgage Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates and Withheld Amounts, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Monitor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates is the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month immediately preceding the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)   the Principal Shortfall for that Distribution Date,

(b)   the Scheduled Principal Distribution Amount for that Distribution Date, and

(c)   the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)   Nonrecoverable Advances (including any servicing advance with respect to a Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)   Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) the principal portion of any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related collection period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including the Non-Serviced Mortgage Loans), as the case may be, that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification, a default or a bankruptcy modification (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received on such Mortgage Loan or advanced for such Distribution Date. With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Whole Loan on any date of determination, the Stated Principal Balance of such Whole Loan will be the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan or Whole Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Whole Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of Mortgage Loans”. If any Mortgage Loan or Whole Loan is paid in full or the Mortgage Loan or Whole Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or Whole Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee and Certificate Administrator/Trustee Fee payable each month, each REO Property (including any REO Property with respect to any Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including the related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including the related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to the ARD Loan on or prior to the related Determination Date to the holders of the Class V certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Intercreditor Agreement), all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower,

Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the sum of (a) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates) and (b) Accrued AB Loan Interest;

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of (i) accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges, default interest and Excess Interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

“Accrued AB Loan Interest” means, with respect to any AB Modified Loan and any date of determination, accrued and unpaid interest that remains unpaid with respect to the junior note(s) of such AB Modified Loan.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the sum of (a) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates) and (b) Accrued AB Loan Interest;

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of (i) accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest and Excess Interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On any Distribution Date, prepayment premiums and yield maintenance charges collected in respect of Mortgage Loans during the related Collection Period will be required to be distributed by the certificate administrator to the holders of the Class A-1 through Class D certificates in the following manner: such holders will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such Class of certificates on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of each of the Class A-1, Class A-SB, Class A-2, Class A-3, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates on such Distribution Date; (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the aggregate amount of the prepayment premiums or the yield maintenance charges, as applicable, collected on such principal prepayment during the related Collection Period.

Any yield maintenance charges or prepayment premiums collected during the related Collection Period remaining after such distributions described in the preceding paragraph (the “IO Group YM Distribution Amount”) will be allocated in the following manner:

(a)  first, to the Class X-A certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class A-1, Class A-SB, Class A-2 and Class A-3 Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(b)  second, to the Class X-B certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class A-M and Class B Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(c)  third, to the Class X-C certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the amount of principal distribution to the Class C Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(d)  fourth, to the Class X-D certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the amount of principal distribution to the Class D Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(e)  fifth, to the Class X-E certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the amount of principal distribution to the Class E Certificates on such

Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(f)  sixth, to the Class X-F certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the amount of principal distribution to the Class F Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount; and

(g)  seventh, to the Class X-G certificates, the IO Group YM Distribution Amount remaining after such distribution to the holders of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates described in (a) through (f) above.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for any of the Class A-1 through Class D Certificates will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, then the Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be one.

The yield rate with respect to any prepaid Mortgage Loan will be equal to the yield rate stated in the related loan documents, or if none is stated, will be the yield rate which, when compounded monthly, is equivalent to the yield, on the U.S. Treasury primary issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan. In the event that there are: (a) two or more U.S. Treasury issues with the same coupon, the issue with the lower yield will be selected and (b) two or more U.S. Treasury issues with maturity dates equally close to the maturity date for such prepaid Mortgage Loan, the issue with the earlier maturity date will be selected.

In the case of the Serviced Whole Loan, prepayment premiums or yield maintenance charges actually collected in respect of such Serviced Whole Loan will be allocated in the proportions described in the applicable intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus.

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below.

The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	December 2021
Class A-SB	May 2026
Class A-2	November 2026
Class A-3	December 2026
Class X-A	December 2026
Class X-B	December 2026
Class X-C	December 2026
Class A-M	December 2026
Class B	December 2026
Class C	December 2026

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans and/or Whole Loans, as applicable, may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans and/or Whole Loans, as applicable, will depend on the characteristics of the Mortgage Loans and/or Whole Loans, as applicable, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in December 2054. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Intercreditor Agreement) in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees, any default interest and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Intercreditor Agreement) in whole or in part after the Determination Date (or, with respect to each Mortgage Loan or Serviced Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees, any default interest and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”.

To the extent that the Prepayment Interest Excess for all Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loans serviced by the master servicer exceeds the Compensating Interest Payment for all Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loans serviced by the master servicer as of any Distribution Date, such excess amount (the “Net Prepayment Interest Excess”) will be payable to the master servicer as additional compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount, with respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loan, equal to the lesser of:

(i)	the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)	the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than the Non-Serviced Mortgage Loans), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.0025% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loan (other than the Non-Serviced Mortgage Loans) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan or Serviced Whole Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan or Serviced Whole Loan documents regarding principal prepayments (other than (t) in accordance with the terms of the loan documents, (u) the Non-Serviced Mortgage Loans, (v) subsequent to a default under the related Mortgage Loan documents (provided that the master servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard) or if the Mortgage Loan or Serviced Whole Loan is a Specially Serviced Loan, (w) a previously Specially Serviced Loan with respect to which the special servicer has waived or amended the prepayment restrictions such that the related borrower is not required to prepay on a Due Date or pay interest that would have accrued on the amount prepaid through and including the last day of the interest accrual period occurring following the date of such prepayment), (x) at the request or with the consent of the special servicer or so long as a Control Termination Event has not occurred or is not continuing, and with respect to the Mortgage Loans other than an Excluded Loan, the Directing Certificateholder, (y) pursuant to applicable law or a court order or (z) in connection with the payment of any insurance proceeds or condemnation awards unless the master servicer did not apply the proceeds thereof in accordance with the terms of the related loan documents and such failure causes the shortfall), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan or Serviced Whole Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to the Non-Serviced Mortgage Loans to the extent received from the related Non-Serviced Master Servicer (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest

Shortfall”) will be allocated on that Distribution Date among each class of Regular Certificates, pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Subordinate Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Crossover Date, allocation of principal on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Crossover Date, allocation of principal will be made to the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates that are still outstanding, pro rata, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class G certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which the aggregate Certificate Balance of the Principal Balance Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) (any such deficit, a “Realized Loss”). The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class G certificates;

second, to the Class F certificates;

third, to the Class E certificates;

fourth, to the Class D certificates;

fifth, to the Class C certificates;

sixth, to the Class B certificates; and

seventh, to the Class A-M certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class V or Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer or asset representations reviewer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee and Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of certificates will be considered outstanding until its Certificate Balance or Notional Amount is reduced to zero, except that the Class V certificates will be considered outstanding so long as holders of such certificates are entitled to receive Excess Interest. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the certificate administrator will be required to prepare and make available to each Certificateholder of record on the certificate administrator’s website a statement with respect to the related reporting period (the “Distribution Date Statement”) providing all information required under Regulation AB and in the form attached to the PSA relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans. The certificate administrator will include on each Distribution Date statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the

Mortgage Loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the Mortgage Loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement containing information as to (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the certificate administrator, the master servicer or the special servicer, as applicable, substantially in the forms provided in the PSA (which forms are subject to change) and including substantially the following information:

(1)       a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in the form Distribution Date Statement attached to the PSA;

(2)       a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification and corrected mortgage loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

(10)     a CREFC® servicer watch list;

(11)     a CREFC® loan level reserve and letter of credit report;

(12)     a CREFC® property file;

(13)     a CREFC® financial file;

(14)     a CREFC® loan setup file; and

(15)     a CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer, as applicable, regards as confidential, so long as such information is not required to be disclosed pursuant to Item 1125 of Regulation AB. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower or another party to the PSA or a party under an Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

On or before each Master Servicer Remittance Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (with respect to the first Master Servicer Remittance Date only); and

●	a CREFC® loan periodic update file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

●	Within 30 days after receipt of a quarterly operating statement, if any, commencing for the quarter ending March 31, 2017, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required) for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List). The master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will deliver to the certificate administrator, the operating advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

●	Within 60 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or within 45 days after receipt by the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing after receipt of such annual operating statement for the calendar year ending December 31, 2017, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to satisfy its reporting obligation described in clause (8) above. Such special servicer or the master servicer will deliver to the certificate administrator, the operating advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the Directing Certificateholder (but only prior to the occurrence of a Consultation Termination Event), the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any person who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers a NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date statement; provided, however, that, if the special servicer obtains knowledge that it is a Borrower Party, the special servicer will nevertheless be a Privileged Person; provided, further, however, that the special servicer will not directly or indirectly provide any information solely related to any Excluded Special Servicer Loan (which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan) to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that any Excluded Controlling Class Holder will be permitted to obtain, upon reasonable request in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website).

Notwithstanding any provision to the contrary in the PSA, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, a Restricted Mezzanine Holder or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or a Restricted Mezzanine Holder, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Restricted Mezzanine Holder, as applicable, (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor or manager, as applicable, or (c) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such Restricted Mezzanine Holder. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties other than such information with respect to such Excluded Controlling Class Loan that is aggregated with information on other Mortgage Loans at a pool level.

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder (to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Loan Holder or a prospective purchaser of a certificate (or any investment advisor or manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, in which case such person will only receive access to the Distribution Date statements prepared by the certificate administrator, (iii) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to obtain, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The master servicer, the Special Servicer, the trustee and the certificate administrator may conclusively rely on the Investor Certification.

“Restricted Mezzanine Holder” means a holder of a related mezzanine loan that has been accelerated or as to which the mezzanine lender has initiated foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by (i) the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons or (ii) any Borrower Party, in each case will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA or waive a Servicer Termination Event or trigger an Asset Review with respect to a Mortgage Loan; provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor (which may be in the form of a standing order) to certain market data providers, such as BlackRock Financial Management, Inc., Bloomberg Financial Markets, L.P., CMBS.com, Inc., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation, Markit LLC and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or the special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or the special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with any such request, the master servicer or the special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer, generally to the effect that such person is a Privileged Person and will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Certificateholders will not, however, be given access to or be permitted to request copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

○	this prospectus;

○	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the closing date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

○	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

○	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

○	the Distribution Date Statements;

○	the CREFC® bond level files;

○	the CREFC® collateral summary files;

○	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator); and

○	the annual reports prepared by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

○	the summary of any Final Asset Status Report as provided by the special servicer;

○	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format; and

○	the CREFC® appraisal reduction template;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

○	notice of any release based on an environmental release under the PSA;

○	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

○	notice of final payment on the certificates;

○	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator;

○	any notice of resignation or termination of the master servicer or special servicer;

○	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

○	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

○	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

○	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

○	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

○	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

○	any notice of the termination of the issuing entity;

○	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred;

○	any notice of the occurrence of an Operating Advisor Termination Event;

○	any notice of the occurrence of an Asset Reviewer Termination Event;

○	any Proposed Course of Action Notice;

○	any assessment of compliance delivered to the certificate administrator;

○	any accountant’s attestation reports delivered to the certificate administrator;

○	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

○	the “Investor Q&A Forum”; and

○	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide a new Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded

Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA and the master servicer and the special servicer, as applicable, may require and rely on certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans of the issuing entity that were the subject of a demand to repurchase or replace due to a breach of one or more representations and warranties and (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer.

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or the special servicer relating to servicing reports, the Mortgage Loans (excluding a Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product or (vii)) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at “www.ctslink.com”. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at (866) 846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statements and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer and the special servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses). Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)   2% in the case of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)   in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer, operating advisor and asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date;

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective percentage interests.

Neither the Class V nor Class R certificates will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $100,000 and in integral multiples of $1 in excess of $100,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of

Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate registrar will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a

“Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group—CFCRE 2016-C7
with a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investors is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a Certificateholder’s or Certificate Owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the applicable mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, the following documents (except that the documents with respect to the Non-Serviced Whole Loan (other than the original promissory note) will be held by the custodian under the Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)	the original Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)	the original or a certified copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)	an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy of such assignment to be sent for recordation);

(iv)	the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)	an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy of such assignment to be sent for recordation);

(vi)	the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)	originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)	the original or a copy of the lender’s title insurance policy issued on the date of the origination of the Mortgage Loan, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property or a “marked-up” commitment to insure marked as binding and countersigned by the related insurer or its authorized agent (which may be a pro forma or specimen title insurance policy which has been accepted or approved as binding in writing by the related title insurance company), or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

(ix)	any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(x)	an original assignment in favor of the trustee of any financing statement executed and filed in favor of the applicable mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy of such assignment to be sent for filing);

(xi)	any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)	with respect to any Mortgage Loan with related mezzanine debt or other subordinate debt (other than a Companion Loan), a copy of the related co-lender agreement, subordination agreement or other intercreditor agreement;

(xiii)	the original or a copy of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)	the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)	a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvi)	a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvii)	a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan; and

(xviii)	a copy of all related environmental reports that were received by the mortgage loan seller.

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated Intralinks website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, collectively the following documents in electronic format:

(a)      A copy of each of the documents required to be in the related Mortgage File, and without duplication, a copy of each of the following documents:

(i)       any indemnity relating to a Mortgage Loan or a Serviced Whole Loan;

(ii)      any related mezzanine intercreditor agreement;

(iii)     all related environmental insurance policies;

(b)      a copy of any engineering reports or property condition reports;

(c)      other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)      for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non disturbance agreements delivered to the related mortgage loan seller;

(e)      copies of all legal opinions (excluding attorney client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)       copies of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the origination of the related Mortgage Loan;

(g)      a copy of the appraisal for the related Mortgaged Property(ies);

(h)      for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)       a copy of the applicable mortgage loan seller’s asset summary;

(j)       a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)      a copy of any zoning reports;

(l)       a copy of financial statements of the related mortgagor;

(m)     a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)      a copy of all UCC searches;

(o)      a copy of all litigation searches;

(p)      a copy of all bankruptcy searches;

(q)      a copy of the origination settlement statement;

(r)       a copy of any insurance consultant report;

(s)      a copy of organizational documents of the related mortgagor and any guarantor;

(t)       a copy of escrow statements related to escrow account balances as of the Mortgage Loan origination date, if not covered by the origination settlement statement;

(u)      a copy of any closure letter (environmental), if not covered by the environmental reports;

(v)      a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties if not covered by the environmental reports; and

(w)     a copy of the payment history with respect to such Mortgage Loan prior to the Closing Date;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan, the Diligence File will be required to include a statement to that effect; provided that no information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex C-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex C-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and such omission, breach or defect materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3) but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x)      such mortgage loan seller’s receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(y)      in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage, the earlier of (A) the discovery by any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(1)      cure such Material Defect in all material respects, at its own expense,

(2)      repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(3)      substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan and the related REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to the related Whole Loans, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor, the asset representations reviewer and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension, if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to repurchase the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a Breach Notice as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report) and (iii) such delay precludes the mortgage loan seller from curing such Material Defect. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the special servicer (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. In connection with any such determination with respect to any non-Specially Serviced Loan, the master servicer will promptly provide the special servicer, but in any event within the time frame and in the manner provided in the PSA, with the servicing file to the extent set forth in the PSA in order to permit the special servicer to calculate the Loss of Value Payment as set forth in the PSA. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In addition, the MLPA provides that, with respect to each Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related seller repurchases the related Non-Serviced Companion Loan from the securitization trust holding such Non-Serviced Companion Loan, such seller is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Pari Passu Companion Loans contained in the securitization trust holding such Non-Serviced Companion Loan.

With respect to any Mortgage Loan a, “Purchase Price” equals to the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on the ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid), Workout Fees and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan and the related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a mortgage loan seller, the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, all reasonable out-of-pocket expenses incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator, the asset representations reviewer or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions” and (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan (or related REO Loan) (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period).

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to the Whole Loans, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a Material Defect exists that must, on the date of substitution:

(a)      have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)      have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)      have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)      accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year and the actual number of days elapsed);

(e)      have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)       have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)      comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)      have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related servicing file;

(i)       have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)       constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable mortgage loan seller’s expense);

(k)      not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date;

(l)       have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)     not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable mortgage loan seller);

(n)      have been approved, so long as a Control Termination Event has not occurred and is not continuing, by the Directing Certificateholder;

(o)      prohibit defeasance within two years of the Closing Date;

(p)      not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA as determined by an opinion of counsel;

(q)      have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)       be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Monitor Fee Rate and the Operating Advisor Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee, the certificate administrator, the operating advisor, and the asset representations reviewer and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided, however, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller will be required to cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and the amount of any fees and expenses of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the Mortgage Loan Purchase Agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of each Mortgage Loan (other than the Non-Serviced Mortgage Loans), any related Serviced Companion Loans and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and the related Intercreditor Agreement.

The Non-Serviced Mortgage Loans, the related Non-Serviced Companion Loan and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the Non-Serviced Master Servicer and the Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (other than the Non-Serviced Mortgage Loans), the related Serviced Companion Loans and any related REO Properties. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be read to include the servicing and administration of the related Serviced Companion Loans but not to include the Non-Serviced Mortgage Loans, the related Non-Serviced Companion Loans and any related REO Property. In the case of the Serviced Whole Loans, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—Google Kirkland Campus Phase II Whole Loan”.

Certain provisions of the Non-Serviced PSAs relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan and the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—Hilton Hawaiian Village Whole Loan”, “—Fresno Fashion Fair Whole Loan” “—Potomac Mills Whole Loan”, “—681 Fifth Avenue Whole Loan” “—Residence Inn by Marriott LAX Whole Loan” and “—Servicing of the Non-Serviced Mortgage Loans” below.

In general, (i) the master servicer will be responsible for the servicing and administration of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any related Serviced Companion Loans that are not Specially Serviced Loans (except for Special Servicer Non-Major Decisions and Special Servicer Major Decisions as to which the processing and/or consent or other involvement of the special servicer is required), and (ii) the special servicer will be responsible for the servicing and administration of Specially Serviced Loans and REO Properties and, in certain circumstances, the special servicer will review, evaluate and/or provide or withhold consent or process certain Special Servicer Non-Major Decisions (other than with respect to the processing of matters covered in sub-clauses (i) and (ii) of clause (c) of “Special Servicer Non-Major Decisions” with respect to non-Specially Serviced Mortgage Loans) and Special Servicer Major Decisions.

The PSA requires the master servicer or the special servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Companion Loans and to follow the Servicing Standard with respect to such collection procedures. Consistent with the above, the master servicer or the special servicer may, in its discretion, waive any late payment fee or default interest in connection with any delinquent Periodic Payment or balloon payment with respect to any Mortgage Loan or Serviced Companion Loan it is servicing.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Certificateholder (so long as no Consultation Termination Event has occurred) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated Intralinks website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will each be required to diligently service and administer the Mortgage Loans (excluding the Non-Serviced Mortgage Loans), any related Serviced Companion Loans and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

(1)      the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and

(2)      the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the special servicer, as the case may be, with a view to; (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loans, and the best interests of the issuing entity and the certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu nature of the related Companion Loan) as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)     any relationship that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, as the case may be, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)      the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)      the obligation, if any, of the master servicer to make advances;

(D)      the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)      the ownership, servicing or management for others of any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)      any debt that the master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)      any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)      any obligation of the master servicer, the special servicer or one of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or one of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar non-defaulted debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of a Non-Serviced Mortgage Loan, the master servicer and special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and the Serviced Companion Loans to one or more third-party sub-servicers provided that the master servicer and the special servicer, as applicable, will not thereby be relieved of any of those obligations or duties under the PSA and will remain responsible for the acts or omissions of any such sub-servicers. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may assume or terminate such party’s rights and obligations (but only with cause with respect to a sub-servicer appointed by a mortgage loan seller (a “Mortgage Loan Seller Sub-Servicer”)) under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer or the certificate administrator pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to or a Serviced Companion Loan is part of the related pool), or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to or is backed by Serviced Companion Loans or (C) to perform other covenants and obligations set forth in such Sub-Servicing Agreement in accordance with the terms of such Sub-Servicing Agreement. No sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable. The master servicer’s consent may also be required for certain other servicing decisions as provided in the related Sub-Servicing Agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be non-recoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)   all Periodic Payments (other than the balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including the Non-Serviced Mortgage Loans) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the Master Servicer Remittance Date; and

(2)   in the case of each Mortgage Loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including the Non-Serviced Mortgage Loans) or REO Loan (other than any portion of a REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to (but not including) the Distribution Date on which liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be, occurs. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been assessed with respect to any Mortgage Loan (or, in the case of any Non-Serviced Whole Loan, an appraisal reduction has been assessed in accordance with the related Non-Serviced PSA and the master servicer has notice of such Appraisal Reduction Amount), then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, yield maintenance charges, prepayment premiums or Excess Interest or with respect to any Companion Loan.

With respect to any Non-Serviced Whole Loan, if any servicer under the Non-Serviced PSA determines that a P&I Advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan and the master servicer and the trustee may conclusively rely upon any such determination. Similarly, with respect to any Non-Serviced Mortgage Loan, if the master servicer or special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related master servicer and related trustee under the related Non-Serviced PSA as such determination relates to any proposed P&I Advance with respect to any related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than the Non-Serviced Mortgage Loan) and related Companion Loan, as applicable, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, neither the master servicer nor the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances. No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loan under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to Serviced Whole Loans. With respect to any Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make servicing advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—Hilton Hawaiian Village Whole Loan”, “—Fresno Fashion Fair Whole Loan” “—Potomac Mills Whole Loan”, “—681 Fifth Avenue Whole Loan” and “—Residence Inn by Marriott LAX Whole Loan”.

Nonrecoverable Advances

Notwithstanding the foregoing, no party will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option, make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Mortgage Loan, to any master servicer or special servicer under the PSA governing any securitization trust into which the related Serviced Pari Passu Companion Loan is deposited, and, with respect to any Non-Serviced Mortgage Loan, the related master servicer under the related Non-Serviced PSA), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, and will be binding upon, the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, (b) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (c) estimated future expenses, and (d) estimated timing of recoveries, and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee, as applicable, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination or prohibit any such other authorized Person from making a determination that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

Recovery of Advances

The master servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan (“Related Proceeds”). Each of the master servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of each Serviced Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage

Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. With respect to a Servicing Advance on a Serviced Whole Loan, the master servicer or the trustee, as applicable, will be entitled to reimbursement first, from amounts that would have been allocable to the holder of the related Mortgage Loan and any related Serviced Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, if the Servicing Advance is a Nonrecoverable Advance, from general collections of the issuing entity; provided that the master servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the holders of such Companion Loans.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use efforts consistent with the Servicing Standard to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of each Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account within two business days following receipt of properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on the Whole Loans will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Serviced Whole Loan Custodial Account”) with respect to each Serviced Whole Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of each Serviced Whole Loan in the related Serviced Whole Loan Custodial Account. The issuing entity will only be entitled to amounts on deposit in a Serviced Whole Loan Custodial Account to the extent these funds are not otherwise payable to the holder of a related Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Serviced Whole Loan Custodial Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, on the related Master Servicer Remittance Date, the Available Funds for such Distribution Date and any yield maintenance charges or prepayment premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account”, and an “Upper-Tier REMIC Distribution Account”, each of which may be sub-accounts of a single account (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account), plus, among other things, any P&I Advances less amounts, if any, distributable to the Class V certificates as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution

Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class V certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and to the extent not so applied, such gains will be held and applied to offset future Realized Losses, if any (as determined by the special servicer). Upon the termination of the trust, any remaining amounts will be distributed on the Class R Certificates.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (the “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Serviced Whole Loan Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer, as applicable, if any, will be payable to such person as additional compensation, and such person will be required to bear any losses resulting from their investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Serviced Whole Loan Custodial Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to the Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)	to remit on each Master Servicer Remittance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any prepayment premiums or yield maintenance charges attributable to the Mortgage Loans on the related Distribution Date, (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any, or (C) to the certificate administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”;

(ii)	to pay or reimburse the master servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to each Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)	to pay to the master servicer and the special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)	to pay itself any Net Prepayment Interest Excess;

(v)	to pay to the operating advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(vi)	to pay to the asset representations reviewer the Asset Representations Reviewer Monitor Fee and any unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be paid by the issuing entity and is not received as part of the Purchase Price);

(vii)	to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(viii)	to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(ix)	to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the applicable mortgage loan seller’s obligations under the applicable section of the related MLPA;

(x)	to pay for any unpaid costs and expenses incurred by the issuing entity;

(xi)	to pay the master servicer and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account or, with respect to a Serviced Whole Loan, the related separate custodial account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xii)	to recoup any amounts deposited in the Collection Account in error;

(xiii)	to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiv)	to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xv)	to pay any applicable federal, state or local taxes imposed on either Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xvi)	to pay the CREFC® Intellectual Property Royalty License Fee;

(xvii)	to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xviii)	to pay the applicable mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement; and

(xix)	to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to the parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to the Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Non-Serviced Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee and the Operating Advisor Fee that accrue with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The master servicer, special servicer, certificate administrator, trustee, operating advisor and asset representations reviewer will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the master servicer, special servicer, certificate administrator, trustee, operating advisor and asset representations reviewer from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of their names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the master servicer, special servicer, trustee, and operating advisor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount	Frequency	Source of Payment

Fees

Master Servicing Fee/master servicer	The Stated Principal Balance of each Mortgage Loan, REO Loan or Serviced Companion Loan multiplied by the Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan, REO Loan or Serviced Companion Loan.	Monthly	Payment of interest on the related Mortgage Loan, REO Loan or Serviced Companion Loan.

Additional Master Servicing Compensation/master servicer	Prepayment interest excess (to the extent any excess exceeds the amount of any Prepayment Interest Shortfalls).	From time to time	Any actual prepayment interest excess.

Additional Master Servicing Compensation/master servicer	100% of any amounts collected for checks returned for insufficient funds.	From time to time	The related fees.

Additional Master Servicing Compensation/master servicer	All investment income earned on amounts on deposit in the Collection Account and certain custodial and reserve accounts and fees for insufficient funds on returned checks.	Monthly	The investment income.

Type/Recipient	Amount	Frequency	Source of Payment

Special Servicing Fee/special servicer	The Stated Principal Balance of each Specially Serviced Loan (including any related Serviced Companion Loan) and REO Loan multiplied by the Special Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan, REO Loan or Serviced Companion Loan.	Monthly	First out of collections on the related Mortgage Loan and REO Loan and then from general collections in the collection account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Workout Fee/special servicer	1.0% of each collection of principal and interest on each Corrected Loan (including any related Serviced Companion Loan), subject to a cap described under “—Special Servicing Compensation”.	Monthly	The related collection of principal or interest.

Liquidation Fee/special servicer	1.0% of each recovery of Liquidation Proceeds, net of certain expenses related to the liquidation and subject to a cap described, under “—Special Servicing Compensation”.	Upon receipt of Liquidation Proceeds	The related Liquidation Proceeds.

Additional Servicing Compensation/master servicer and/or special servicer	All late payment fees and Net Default Interest, Modification Fees, assumption application fees, assumption, waiver consent and earnout fees, defeasance fees, review fees, demand fees, beneficiary statement charges and/or other similar items.(1)	From time to time	The related fees.

	Solely payable to the special servicer, all interest or other income earned on deposits in any REO Account.	Monthly	The investment income.

Type/Recipient	Amount	Frequency	Source of Payment

Certificate Administrator/Trustee Fee/certificate administrator/trustee	The Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans and REO Loans calculated on the same basis as interest accrues on the Mortgage Loans and REO Loans.	Monthly	Payment of interest on the related Mortgage Loan or REO Loan.

Operating Advisor Fee/operating advisor	The Operating Advisor Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans and the REO Loans (other than any Non-Serviced Mortgage Loans) calculated on the same basis as interest accrued on the Mortgage Loans and REO Loans.	Monthly	Payment of interest on the related Mortgage Loan or REO Loan.

Operating Advisor Consulting Fee/operating advisor	A fee in connection with each Major Decision for which the operating advisor has consulting rights equal to $10,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan or REO Loan.	From time to time	Paid by related borrower.

Asset Representations Reviewer Monitor Fee/asset representations reviewer	The Asset Representations Reviewer Monitor Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans and the REO Loans (including the Non-Serviced Mortgage Loans) calculated on the same basis as the interest accrued on the Mortgage Loans and REO Loans.	Monthly	Payment of interest on the related Mortgage Loan or REO Loan

Type/Recipient	Amount	Frequency	Source of Payment

Asset Representations Reviewer Asset Review Fee/asset representations reviewer	A fee equal to a reasonable and customary fee charged by the asset representations reviewer, plus any related costs and expenses; provided that such fee will not be greater than the Asset Representations Reviewer Cap, subject to CPI adjustments.	From time to time	Payable by the related mortgage loan seller in connection with each Asset Review; provided, however, that if the related mortgage loan seller is insolvent, or fails to pay such amount within 90 days of being invoiced by the asset representations reviewer, such fee will be paid by the trust.

CREFC® Intellectual Property Royalty License Fee	Amount of interest accrued during an Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the same balance, in the same manner and for the same number of days as interest at the applicable Mortgage Rate accrued with respect to each Mortgage Loan during the related Interest Accrual Period.	Monthly	Payment of interest on the related Mortgage Loan.

Expenses

Reimbursement of Servicing Advances/master servicer/trustee/ special servicer	To the extent of funds available, the amount of any Servicing Advances.	From time to time	Recoveries on the related Mortgage Loan or Serviced Companion Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Type/Recipient	Amount	Frequency	Source of Payment

Interest on Servicing Advances/master servicer/trustee	At Reimbursement Rate.	When Advance is reimbursed	First from late payment charges and default interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Reimbursement of P&I Advances/master servicer/trustee	To the extent of funds available, the amount of any P&I Advances.	From time to time	Recoveries on the related Mortgage Loan or Serviced Companion Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Interest on P&I Advances/master servicer/trustee	At Reimbursement Rate.	When Advance is reimbursed	First from late payment charges and default interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Type/Recipient	Amount	Frequency	Source of Payment

Expenses, including without limitation, indemnification expenses/trustee, certificate administrator, operating advisor, asset representations reviewer, master servicer and special servicer	Amounts for which the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, the master servicer and the special servicer are entitled to indemnification or reimbursement.	From time to time	General collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations, or the Distribution Account.

Expenses of the issuing entity not Advanced (may include environmental remediation, appraisals, expenses of operating REO Property and any independent contractor hired to operate REO Property)	Based on third party charges.	From time to time	First from income on the related REO Property, if applicable, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	Allocable between the master servicer and the special servicer as provided in the PSA.

Pursuant to the PSA, any successor master servicer or special servicer assuming the obligations of the master servicer or special servicer under the PSA generally will be entitled to the compensation to which the master servicer or the special servicer would have been entitled to receive after such successor becomes the master servicer or the special servicer, as applicable. If no successor master servicer or special servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor master servicer or special servicer will be treated as Realized Losses. The PSA does not provide for any successor trustee to receive compensation in excess of that paid to its predecessor trustee.

“Net Default Interest” with respect to any Mortgage Loan and any Distribution Date, any default interest accrued on such Mortgage Loan during the preceding Collection Period, less amounts required to pay the master servicer, the special servicer or the trustee, as applicable, interest on the related Advances on the related Mortgage Loan at the Reimbursement Rate and to reimburse the issuing entity for certain additional expenses of the trust on the related Mortgage Loan (including fees of the asset representations reviewer with respect to Asset Reviews with respect to the related Mortgage Loan, Special Servicing Fees, Workout Fees and Liquidation Fees).

Master Servicing Compensation

Pursuant to the PSA, the master servicer will be entitled to withdraw the Master Servicing Fee for the Mortgage Loans from the Collection Account. The “Master Servicing Fee” will be payable monthly and will accrue at a rate per annum equal to 0.00250% (the “Master Servicing Fee Rate”) that is a component of the Servicing Fee Rate. The “Servicing Fee” will be payable monthly and will accrue at a rate (the “Servicing Fee Rate”) ”) on the Stated Principal Balance of such Mortgage Loan or Whole Loan, equal to a per annum rate ranging from 0.00375% to 0.07250% which includes the Master Servicing Fee and any fee for primary servicing functions payable to the master servicer or any applicable primary servicer or subservicer. The Servicing Fee will be retained by the master servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each

Mortgage Loan and Serviced Companion Loan, and to the extent any Servicing Fee remains unpaid at the liquidation of the related Mortgage Loan, from general collections in the Collection Account.

The master servicer will also be entitled to retain as additional servicing compensation for the Mortgage Loans that it is servicing (together with the Master Servicing Fee, “Servicing Compensation”) (i) all investment income earned on amounts on deposit in the Collection Account with respect to the Mortgage Loans that it is servicing (and with respect to each Serviced Whole Loan, the related separate custodial account) and certain reserve accounts (to the extent consistent with the related Mortgage Loan documents); (ii) to the extent permitted by applicable law and the related Mortgage Loan documents, 100% of any Modification Fees and consent fees (or similar fees) related to any consents, modifications, waivers, extensions or amendments of any Mortgage Loans (and the related Serviced Companion Loans) that are non-Specially Serviced Loans that do not involve a Special Servicer Major Decision or Special Servicer Non-Major Decision, 50% of any Modification Fees and consent fees (or similar fees) related to any consents, modifications, waivers, extensions or amendments of any Mortgage Loans (and the related Serviced Companion Loans) that are non-Specially Serviced Loans that involve one or more Special Servicer Major Decisions or Special Servicer Non-Major Decisions (whether or not processed by the special servicer), 100% of any defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include the special servicer’s portion of any Modification Fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA), 100% of assumption fees and consent fees with respect to Mortgage Loans (and the related Serviced Companion Loans) which do not involve a Special Servicer Major Decision or Special Servicer Non-Major Decision, 50% of assumption fees and consent fees with respect to Mortgage Loans (and the related Serviced Companion Loans) which involve a Special Servicer Major Decision or Special Servicer Non-Major Decision (whether or not processed by the special servicer), 100% of beneficiary statement charges, demand fees or similar items (but not including prepayment premiums or yield maintenance charges) on all Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans, 100% of assumption application fees with respect to Mortgage Loans (and the related Serviced Companion Loans) for which the master servicer is processing the underlying assumption related transaction (whether or not the consent of the special servicer is required); (iii) Net Prepayment Interest Excess, if any; (iv) 100% of charges for checks returned for insufficient funds (with respect to any Mortgage Loan or Specially Serviced Loan); and (v) Net Default Interest and any late payment fees that accrued during a Collection Period on any Mortgage Loans (and the related Serviced Companion Loans, if applicable) that are not Specially Serviced Loans to the extent collected by the issuing entity and remaining after application thereof to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the issuing entity for certain expenses of the issuing entity relating to such Mortgage Loan. If a Mortgage Loan is a Specially Serviced Loan, the special servicer will be entitled to the full amount of any and all Modification Fees, or assumption fees or any other fees, as described below under “—Special Servicing Compensation”.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge reasonable review fees in connection with any borrower request.

With respect to any of the fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer.

If the master servicer resigns or is terminated as the master servicer, then it will be entitled to retain the related excess servicing strip, except to the extent that any portion of such excess servicing strip is needed to compensate any replacement master servicer for assuming the duties of the master servicer, as the master servicer under the PSA. In the event that the master servicer resigns or is terminated as a primary servicer, it will be entitled to retain its primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of the master servicer as a primary servicer under the PSA. The initial master servicer will be entitled to transfer any such excess servicing strip and/or primary servicing fees that may be retained by it in connection with its resignation or termination.

In connection with the Prepayment Interest Shortfall amount, the master servicer will be obligated to reduce its Servicing Compensation as provided under “Description of the Certificates—Prepayment Interest Shortfalls”.

The master servicer will pay all of its overhead expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement to the extent and as described in the PSA).

Special Servicing Compensation

Pursuant to the PSA, the special servicer will be entitled to certain fees for the Mortgage Loans that it is special servicing including the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The special servicer will not be entitled to retain any portion of the Excess Interest paid on any ARD Loan.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Loan at a rate equal to 0.25% per annum of the Stated Principal Balance of such Specially Serviced Loan or REO Loan, as applicable.

A “Workout Fee” will in general be payable with respect to each Corrected Loan and will be payable by the issuing entity out of each collection of interest and principal (including scheduled payments, prepayments (provided that a repurchase or substitution by a mortgage loan seller of a Mortgage Loan due to a Material Defect will not be considered a prepayment for purposes of this definition), balloon payments and payments at maturity, but excluding late payment charges, default interest and Excess Interest) received on the related Specially Serviced Loan that becomes a Corrected Loan, for so long as it remains a Corrected Loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a Specially Serviced Loan; provided that no Workout Fee will be payable by the issuing entity with respect to any Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (iii) of the definition of “Specially Serviced Loan” and no event of default actually occurs, unless the Mortgage Loan or Serviced Companion Loan is modified by the special servicer in accordance with the terms of the PSA or the Mortgage Loan subsequently qualifies as a Specially Serviced Loan for a reason other than under clause (iii) of the definition of “Specially Serviced Loan”; provided, further that if a Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related collection of principal and interest is received within 3 months following the related maturity date as a result of the related Mortgage Loan or Serviced Companion Loan being refinanced or otherwise repaid in full, the special servicer will not be entitled to collect a Workout Fee out of the proceeds received in connection with such workout if such fee would reduce the amount available for distributions to Certificateholders, but the special servicer may collect from the related borrower and retain (x) a workout fee, (y) such other fees as are provided for in the related Mortgage Loan documents and (z) other appropriate fees in connection with such workout. In addition, notwithstanding the foregoing, the total amount of Workout Fees payable by the issuing entity with respect to a Corrected Loan and with respect to any particular workout (assuming, for the purposes of this calculation, that such Corrected Loan continues to perform throughout its term in accordance with the terms of the related workout) will be reduced by the amount of any and all related Offsetting Modification Fees received by the special servicer as additional servicing compensation relating to that Corrected Loan; provided that the special servicer will be entitled to collect such Workout Fees from the issuing entity until such time it has been fully paid such reduced amount. In addition, the Workout Fee will be subject to the cap described below.

The Workout Fee with respect to any such Corrected Loan will cease to be payable if such Corrected Loan again becomes a Specially Serviced Loan or if the related Mortgaged Property later becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan or Serviced Whole Loan again becomes a Corrected Loan.

If the special servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to each Corrected Loan during the period that it had responsibility for servicing such Specially Serviced Loan when it became a Corrected Loan (or for any Specially Serviced Loan that had not yet become a Corrected Loan because as of the time that the special servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Loan becomes a Corrected Loan) at the time of such termination or resignation (and the successor special servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Corrected Loan ceases to be payable in accordance with the preceding paragraph.

A “Liquidation Fee” will be payable by the issuing entity to the special servicer, except as otherwise described below, with respect to (i) each Specially Serviced Loan or REO Loan, (ii) each Mortgage Loan repurchased by a mortgage loan seller or (iii) each defaulted mortgage loan that is a Non-Serviced Mortgage Loan sold by the special servicer in accordance with the PSA, in each case, as to which the special servicer obtains a full, partial or discounted payoff from the related borrower, a loan purchaser or mortgage loan seller, as applicable, and, except as otherwise described below, with respect to any Specially Serviced Loan or REO Property as to which the special servicer recovered any proceeds (“Liquidation Proceeds”). The Liquidation Fee will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds (exclusive of any portion of such amount that represents penalty charges) and (2) $1,000,000; provided the total amount of a Liquidation Fee payable by the issuing entity with respect to any Specially Serviced Loan, REO Loan or Mortgage Loan in connection with any particular liquidation (or partial liquidation) will be reduced by the amount of any and all related Offsetting Modification Fees received by the special servicer as additional servicing compensation relating to that Specially Serviced Loan, REO Loan or Mortgage Loan. In addition, the Liquidation Fee will be subject to the cap described below.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

●	the purchase of any defaulted Mortgage Loan by the special servicer or the Directing Certificateholder or any Companion Loan Holder or any of their affiliates if within 90 days after the transfer of the defaulted Mortgage Loan to special servicing,

●	the purchase of all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan by the Sole Certificateholder, the Certificateholder owning a majority of the percentage interest of the then Controlling Class, the special servicer or the master servicer in connection with the termination of the issuing entity,

●	a repurchase or replacement of a Mortgage Loan by a mortgage loan seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the PSA,

●	with respect to any Mortgage Loan that is subject to mezzanine indebtedness the purchase of such Mortgage Loan by the holder of the related mezzanine loan within 90 days after the first time that such holder’s option to purchase such Mortgage Loan becomes exercisable,

●	with respect to a Serviced Companion Loan that is subject to another securitization, (A) a repurchase or replacement of such Serviced Companion Loan by the applicable mortgage loan seller due to a breach of a representation or warranty or a document defect under the PSA for the trust that owns such Serviced Companion Loan prior to the expiration of the cure period (including any applicable extension thereof) set forth therein, or (B) a purchase of the Serviced

Companion Loan pursuant to a clean-up call or similar liquidation under the PSA for the trust that owns such Serviced Companion Loan,

●	a Loss of Value Payment by a mortgage loan seller, if such payment is made prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the PSA, and

●	if a Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related Liquidation Proceeds are received within three (3) months following the related maturity date as a result of the related Mortgage Loan or Serviced Whole Loan being refinanced or otherwise repaid in full (provided that the special servicer may collect from the related borrower and retain (x) a liquidation fee, (y) such other fees as are provided for in the related Mortgage Loan documents and (z) other appropriate fees in connection with such liquidation).

If, however, Liquidation Proceeds are received with respect to any Specially Serviced Loan as to which the special servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The special servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Loan.

If the special servicer resigns or is terminated, and prior or subsequent to such resignation or termination, either (A) a Specially Serviced Loan was liquidated or modified pursuant to an action plan submitted by the initial special servicer and approved (or deemed approved) by the Directing Certificateholder or the special servicer has determined to grant a forbearance, or (B) a Specially Serviced Loan being monitored by the special servicer subsequently became a Corrected Loan, then in either such event the special servicer (and not the successor special servicer) will be paid the related Workout Fee or Liquidation Fee, as applicable.

The total amount of Workout Fees and Liquidation Fees that are payable by the issuing entity with respect to each Mortgage Loan, Serviced Whole Loan or REO Loan throughout the period such Mortgage Loan or the Mortgage Loan relating to such Serviced Whole Loan (or REO Loan) is an asset of the issuing entity will be subject to an aggregate cap of $1,000,000. For the purposes of determining whether any such cap has been reached with respect to a special servicer and a Mortgage Loan, Serviced Whole Loan or REO Loan, only the Workout Fees and Liquidation Fees paid to such special servicer with respect to such Mortgage Loan, Serviced Whole Loan or REO Loan will be taken into account, and any Workout Fees or Liquidation Fees for any other Mortgage Loans, Serviced Whole Loans or REO Loans will not be taken into account (and any Workout Fees or Liquidation Fees paid to a predecessor or successor special servicer will also not be taken into account).

In addition, the special servicer will also be entitled to retain, as additional servicing compensation:

●	100% of any Modification Fees related to Specially Serviced Loans,

●	50% of any Modification Fees and consent fees (or similar fees) related to any consents, modifications, waivers, extensions or amendments of any Mortgage Loans (and the related Serviced Companion Loans) that are non-Specially Serviced Loans that involve one or more Special Servicer Major Decisions or Special Servicer Non-Major Decisions (whether or not processed by the special servicer),

●	100% of any assumption fees and consent fees on Specially Serviced Loans,

●	50% of assumption fees and consent fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans that involve a Special Servicer

Major Decision or Special Servicer Non-Major Decision (whether or not processed by the special servicer),

●	100% of assumption application fees received with respect to the Mortgage Loans (and the related Serviced Companion Loans) for which the special servicer is processing the underlying assumption related transaction,

●	100% of beneficiary statement charges, demand fees or similar items (but not including prepayment premiums or yield maintenance charges) on Specially Serviced Loans,

●	any interest or other income earned on deposits in the REO Accounts, and

●	Net Default Interest and any late payment fees that accrued during a Collection Period on any Specially Serviced Loan to the extent collected by the issuing entity and remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Specially Serviced Loan and to reimburse the issuing entity for certain expenses of the issuing entity with respect to such Specially Serviced Loan; provided, however, that with respect to a Mortgage Loan that has a related Serviced Companion Loan, Net Default Interest and late payment fees will be allocated as provided in and subject to the terms of the related intercreditor agreement and the applicable pooling and servicing agreement.

“Modification Fees” means, with respect to any Mortgage Loan or Serviced Companion Loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, restructures, extends, amends or waives any term of the related Mortgage Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer (other than all assumption fees, consent fees, assumption application fees, defeasance fees and similar fees). For each modification, restructure, extension, waiver or amendment in connection with the working out of a Specially Serviced Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan or Serviced Companion Loan on the closing date of the related modification, restructure, extension, waiver or amendment (prior to giving effect to such modification, restructure, extension, waiver or amendment); provided that no aggregate cap exists in connection with the amount of Modification Fees which may be collected from the borrower with respect to any Specially Serviced Loan or REO Loan.

“Sole Certificateholder” is any Certificateholder (or Certificateholders, provided they act in unanimity) holding 100% of the then-outstanding Certificates (including Certificates with Certificate Balances that have been actually or notionally reduced by any Realized Losses or Appraisal Reduction Amounts, but excluding the Class V and Class R certificates) or an assignment of the Voting Rights thereof; provided that the Certificate Balances or the Notional Amounts of the Class X-A, Class X-B, Class X-C and Class X-D certificates and the Class A-1, Class A-SB, Class A-2, Class A-3, Class A-M, Class B, Class C and Class D certificates have been reduced to zero; provided, further, that if the Certificateholders of the Class X-E, Class X-F and Class X-G certificates have assigned all of the Voting Rights of the Class X-E, Class X-F and Class X-G certificates to the Holder of 100% of the then-outstanding Class E, Class F and Class G certificates, then “Sole Certificateholder” means the Certificateholder of 100% of the Class E, Class F and Class G certificates.

“Offsetting Modification Fees” means, with respect to any Mortgage Loan, Serviced Whole Loan or REO Loan and with respect to any Workout Fee or Liquidation Fee payable by the issuing entity, any and all Modification Fees collected by the special servicer as additional servicing compensation, but only to the extent that (1) such Modification Fees were earned and collected by the special servicer (A) in connection with the workout or liquidation (including partial liquidation) of a Specially Serviced Loan or REO Loan as to which the subject Workout Fee or Liquidation Fee became payable or (B) in connection with any workout of a Specially Serviced Loan that closed within the prior 18 months (determined as of the closing day of the workout or liquidation as to which the subject Workout Fee or Liquidation Fee became payable) and (2) such Modification Fees were earned in connection with a modification, restructure, extension, waiver or amendment of such Mortgage Loan, Serviced Whole Loan or REO Loan at a time when such Mortgage Loan, Serviced Whole Loan or REO Loan was a Specially Serviced Loan.

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Whole Loan and any purchaser of any Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than Permitted Special Servicer/Affiliate Fees and compensation and other remuneration expressly provided for in the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any such services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property.

Disclosable Special Servicer Fees

The PSA will provide that, with respect to each Collection Period, the special servicer must deliver or cause to be delivered to the master servicer within 2 business days following the Determination Date, and the master servicer will deliver, to the extent it has received, to the certificate administrator, without charge and on the same day as the master servicer is required to deliver the CREFC® Investor Reporting Package for such Distribution Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates during the related Collection Period. Such report may omit any such information that has previously been delivered to the certificate administrator by the master servicer or the special servicer.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Whole Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, and as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan and any purchaser of any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Whole Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, if applicable, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA; provided that any compensation and other remuneration that the master servicer or the certificate administrator is permitted to receive or retain pursuant to the terms of the PSA in connection with its respective duties in such capacity as master servicer or certificate administrator under the PSA will not be Disclosable Special Servicer Fees.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”). The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of interest on each Mortgage Loan and REO Loan (prior to application of such interest payments to make payments on the certificates) and will accrue at a rate (the “Certificate Administrator/Trustee Fee Rate”), equal to 0.00919% per annum, and will be computed on the same accrual basis as interest accrues on the related Mortgage Loan or REO Loan and based on the Stated Principal Balance of the related Mortgage Loan or REO Loan as of the Due Date in the immediately preceding Collection Period. In addition, the trustee and certificate administrator will each be entitled to recover from the issuing entity all reasonable unanticipated expenses and disbursements incurred or made by such party in accordance with any of the provisions of the PSA, but not including routine expenses incurred in the ordinary course of performing its duties as trustee or certificate administrator, as applicable, under the PSA, and not including any expense, disbursement or advance as may arise from its willful misconduct, negligence, fraud or bad faith.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the operating advisor monthly from amounts received with respect to each Mortgage Loan and REO Loan (excluding the Non-Serviced Mortgage Loans) and will accrue at a rate equal to the applicable Operating Advisor Fee Rate with respect to each such Mortgage Loan or REO Loan on the Stated Principal Balance of the related Mortgage Loan or REO Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan or REO Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” for each Interest Accrual Period is a per annum rate equal to (i) 0.00370% with respect to all mortgage loans (except the Google Kirkland Campus Phase II mortgage loan, the Hilton Hawaiian Village mortgage loan, the Fresno Fashion Fair mortgage loan, the Potomac Mills mortgage loan, the 681 Fifth Avenue mortgage loan and the Residence Inn by Marriott LAX mortgage loan), and (ii) 0.00670% with respect to the Google Kirkland Campus Phase II mortgage loan.

An Operating Advisor Consulting Fee will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000 (or, such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan; provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related loan documents; but in no event may take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard provided that the master servicer or the special servicer, as applicable, will be required to consult on a non-binding basis with the operating advisor prior to any such waiver or reduction.

Asset Representations Reviewer Compensation

The asset representations reviewer fee (the “Asset Representations Reviewer Monitor Fee”) will be payable to the asset representations reviewer monthly from amounts received with respect to each Mortgage Loan and REO Loan (including the Non-Serviced Mortgage Loans) and will accrue at a rate equal to the applicable Asset Representations Reviewer Monitor Fee Rate with respect to each such loan on the Stated Principal Balance of the related loan and will be calculated on the same interest accrual basis as the related loan and prorated for any partial periods.

The “Asset Representations Reviewer Monitor Fee Rate” is a per annum rate equal to, with respect to each Mortgage Loan and REO Loan (including the Non-Serviced Mortgage Loans), 0.00038%.

With respect to each Delinquent Loan that is subject to an Asset Review, the asset representations reviewer will be entitled to a fee that is a reasonable and customary hourly fee charged by the asset representations reviewer or any successor asset representations reviewer for similar consulting assignments and any related costs and expenses; provided that the total payment to the asset representations reviewer will not be greater than the Asset Representations Reviewer Cap (the “Asset Representations Reviewer Asset Review Fee”). The Asset Representations Reviewer will be required to provide to the certificate administrator and the master servicer an officer’s certificate setting forth the Asset Representations Reviewer Asset Review Fee for the related Collection Period, provided that the Asset Representations Reviewer will not be required to deliver an officer’s certificate for any Collection Period in which no Asset Representations Reviewer Asset Review Fee is charged.

With respect to an individual Asset Review Trigger and the Mortgage Loans that are Delinquent Loans and are subject to an Asset Review (the “Subject Loans”), the “Asset Representations Reviewer Cap” will equal the sum of: (i) $12,500 multiplied by the number of Subject Loans, plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, taking into account the Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, for the year of the Closing Date and for the year of the occurrence of the Asset Review.

Similar fees and/or fee provisions to those described above will be (or are expected to be) payable to the applicable asset representations reviewer under each Non-Serviced PSA with respect to the related Non-Serviced Mortgage Loan, although there may be differences in the calculations of such fees.

The related mortgage loan seller with respect to each Delinquent Loan that is subject to an Asset Review will be required to pay the portion of the Asset Representations Reviewer Asset Review Fee attributable to the Delinquent Loan contributed by it, as allocated on the basis of the hourly charges and costs and expenses incurred with respect to its related Delinquent Loans; provided that if the total charge for the asset representations reviewer on an hourly fee plus costs and expenses basis would exceed the Asset Representations Reviewer Cap, each mortgage loan seller’s required payment will be reduced pro rata according to its proportion of the total charges until the aggregate amount owed by all mortgage loan sellers is equal to the Asset Representations Reviewer Cap; provided, however, that if the related mortgage loan seller is insolvent, or fails to pay such amount within 90 days of being invoiced by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer or the special servicer, as applicable, of such insolvency; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller, and the master servicer or the special servicer, as applicable, will be required, to the extent consistent with the Servicing Standard, to pursue remedies against such mortgage loan seller in order to seek recovery of such amounts from such mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan, REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(i)	the date on which such Mortgage Loan or Serviced Whole Loan becomes a Modified Mortgage Loan (as defined below),

(ii)	the 90th day following the occurrence of any uncured delinquency in Periodic Payments with respect to such Mortgage Loan or Serviced Whole Loan,

(iii)	receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan or the 60th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan,

(iv)	the date on which the Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan becomes an REO Property, and

(v)	a payment default has occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing or sale of the related Mortgaged Property (and delivers a statement to that effect to the master servicer within 30 days after the default, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the directing certificateholder (but only for so long as no Consultation Termination Event has occurred)), (B) the related borrower continues to make its Assumed Scheduled Payment, and (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan; and provided, further, if the related borrower has delivered to the master servicer, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the directing certificateholder (but only for so long as no Consultation Termination Event has occurred), on or before the 60th day after the related maturity date, a refinancing commitment, letter of intent or otherwise binding document evidencing a refinancing or sale reasonably acceptable to the master servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan), an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date (or extended maturity date) and (2) the termination of the transaction document.

A “Modified Mortgage Loan” is any Specially Serviced Loan which has been modified by the special servicer in a manner that: (a) reduces or delays the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Periodic Payments with respect to such Mortgage Loan or Serviced Whole Loan); (b) except as expressly contemplated by the related mortgage, results in a release of the lien of the mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as-is) of the property to be released; or (c) in the reasonable good faith judgment of the special servicer, otherwise materially impairs the value of the security for such Mortgage Loan or Serviced Companion Loan or reduces the likelihood of timely payment of amounts due thereon.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Certificateholder and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal or conducts a valuation described below equal to the excess of:

(a)   the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)   the excess of:

(i)	the sum of:

●	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), minus such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, or (B) by an internal valuation performed by the special servicer with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000;

●	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; and

●	all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over

(ii)	the sum as of the Due Date occurring in the month of the date of determination of:

●	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate;

●	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan;

●	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan, Serviced Whole Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer or the trustee, as applicable); and

●	any other unpaid additional expenses of the issuing entity in respect of such Mortgage Loan or Serviced Whole Loan.

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Whole Loan with a Pari Passu Companion Loan will be allocated in accordance with the related Intercreditor Agreement or, if no allocation is specified in the related Intercreditor Agreement, then, pro rata, between the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances.

The special servicer will be required to, with respect to a Mortgage Loan or an applicable Serviced Whole Loan having a Stated Principal Balance of $2,000,000 or higher, order and use commercially reasonable efforts to obtain an appraisal, and with respect to a Mortgage Loan or an applicable Serviced Whole Loan having a Stated Principal Balance of less than $2,000,000, at its option, to (A) provide its good faith estimate (a “Small Loan Appraisal Estimate”) of the value of the Mortgaged Properties within the same time period as an appraisal would otherwise be required and such Small Loan Appraisal Estimate will be used in lieu of an Updated Appraisal to calculate an Appraisal Reduction Amount for such Mortgage Loans or applicable Serviced Whole Loan, or (B) order and use commercially reasonable efforts to obtain an Updated Appraisal, in each case within 60 days of the occurrence of an Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event) (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and subsequently report to the master servicer, the certificate administrator, and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred), the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer, to the extent such information is in the possession of the master servicer, necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the master servicer, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause (ii) of the definition of Appraisal Reduction Event above, within 30 days), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least ten (10) business days after the special servicer’s receipt of such MAI appraisal or valuation. The master servicer, upon reasonable request, will be required to deliver to the special servicer any information in the master servicer’s possession reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount.

Other than with respect to a Non-Serviced Mortgage Loan, contemporaneously with the earliest of (i) the effective date of any modification of the maturity date or extended maturity date, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or Serviced Whole Loan or any other term thereof, any extension of the maturity date or extended maturity date of a Mortgage Loan or Serviced Whole Loan or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan or Serviced Whole Loan; (ii) the occurrence of an Appraisal Reduction Event; (iii) a default in the payment of a balloon payment for which an extension has not been granted; or (iv) the date on which the special servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the special servicer will be required to use commercially reasonable efforts to obtain an Updated Appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent MAI appraiser (an “Updated Appraisal”) or a Small Loan Appraisal Estimate, as applicable, in each case within 60 days of such request, provided that, the special servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 9 months old.

For so long as a Mortgage Loan or Serviced Whole Loan is a Specially Serviced Loan, the special servicer is required (i) within 30 days of the end of each 9-month period following the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such time period or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the master servicer. With respect to any Mortgage Loan, prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 9-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to the provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under the related Non-Serviced PSA in respect of any Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on a Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the related Non-Serviced PSA, each Non-Serviced Mortgage Loan will be treated together with each related Non-Serviced Companion Loan as a single Mortgage Loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise such Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to any Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the Non-Serviced Pari Passu Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances.

If any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount that becomes a Corrected Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to Class G certificates, second, to the Class F certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-M certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) the master servicer, upon reasonable prior written request, will provide the special servicer with information in its possession that is reasonably required to calculate or recalculate any Collateral Deficiency Amount. In connection with its calculation of a Collateral Deficiency Amount with respect to a Non-Serviced Mortgage Loan that has become an AB Modified Loan, the Master Servicer will be entitled to conclusively rely on any appraisal or other information received from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee. None of the master servicer or the special servicer, as applicable, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination for any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The certificate administrator will be entitled to conclusively rely on the master servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The certificate administrator will be entitled to conclusively rely on the master servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Non-Reduced Certificates, the Controlling Class and the occurrence of a Control Termination Event, Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to Class G certificates, second, to the Class F certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-M certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates (other than the Class X Certificates)). In addition, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, Collateral Deficiency Amounts allocated to a related Mortgage Loan that is an AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to Class G certificates, second, to the Class F certificates, and third, to the Class E certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, as described in this paragraph.

With respect to (i) any Appraisal Reduction Amount calculated for purposes of determining the Non-Reduced Certificates and (ii) any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The master servicer will be required to promptly notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a supplemental appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable efforts to obtain an appraisal within 30 days from receipt of the Requesting Holders’ written request and cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the master servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information reasonably requested by the master servicer from the special servicer, to the extent such information is in the possession of the special servicer, to make such recalculation. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the Requesting Holders of any Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order an additional appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with regard to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the special servicer within 60 days from receipt of the Requesting Holders’ written request; provided that the special servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at, or with regard to, the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the Appraised Value of the related Mortgaged Property or Mortgaged Properties. The right of the holders of an Appraised-Out Class to require the special servicer to order an additional appraisal as described in this paragraph will be limited to no more frequently than once in any 9-month period with respect to any Mortgage Loan.

Any Appraised-Out Class for which the Requesting Holders are challenging the master servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the most senior Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related directing certificateholder will be subject to provisions similar to those described above.

See “Description of the Mortgage Pool—The Whole Loans—Hilton Hawaiian Village Whole Loan”, “—Fresno Fashion Fair Whole Loan” “—Potomac Mills Whole Loan”, “—681 Fifth Avenue Whole Loan” “—Residence Inn by Marriott LAX Whole Loan” and “—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

In the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, as applicable (but excluding any Mortgage Loan as to which the related Mortgaged Property has become an REO Property and any Non-Serviced Mortgage Loan), the master servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain the following insurance coverage (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the master servicer will be required to itself cause to be maintained) for the related Mortgaged Property: (a) except where the Mortgage Loan documents permit a borrower to rely on self-insurance provided by a tenant, a fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or Serviced Whole Loan, as applicable, or the Stated Principal Balance of the Mortgage Loan or the Serviced Whole Loan, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and (b) all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan documents.

Notwithstanding the foregoing,

(i)	the master servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless the trustee has an insurable interest and such insurance policy was (x) in effect at the time of the origination of such Mortgage Loan or the Serviced Whole Loan, as applicable, or (y) required by the related Mortgage Loan documents and is available at commercially reasonable rates; provided that the master servicer will be required to require the related borrower to maintain such insurance in the amount, in the case of clause (x), maintained at origination, and in the case of clause (y), required by such Mortgage Loan or Serviced Whole Loan, in each case, to the extent such amounts are available at commercially reasonable rates and to the extent the trustee has an insurable interest;

(ii)	if and to the extent that any Mortgage Loan document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the master servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the PSA;

(iii)	the master servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided that this will not limit the master servicer’s obligation to obtain and maintain a force-placed insurance policy as set forth in the PSA;

(iv)	except as provided below, in no event will the master servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage to the extent that the failure of such borrower to maintain insurance coverage is an Acceptable Insurance Default (as determined by the special servicer subject to the discussion under “—The Directing Certificateholder” and “—The Operating Advisor” in this prospectus);

(v)	to the extent the master servicer itself is required to maintain insurance that the borrower does not maintain, the master servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the issuing entity as lender has an insurable interest thereon; and

(vi)	any explicit terrorism insurance requirements contained in the related Mortgage Loan documents are required to be enforced by the master servicer in accordance with the Servicing Standard (unless the special servicer and, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder has consented to a waiver (including a waiver to permit the master servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan documents) in writing of that provision in accordance with the Servicing Standard); provided that the special servicer will be required to promptly notify the master servicer in writing of such waiver.

With respect to each REO Property, the special servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the PSA (subject to the right of the special servicer to direct the master servicer to make a Servicing Advance for the costs associated with coverage that the special servicer determines to maintain, in which case the master servicer will be required to make that Servicing Advance (subject to the recoverability determination and Servicing Advance procedures described above under “—Advances” in this prospectus)) to the extent reasonably available at commercially reasonable rates and to the extent the trustee has an insurable interest (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan (other than a Non-Serviced Mortgage Loan), REO Loan or Serviced Whole Loan, as applicable (or such greater amount of coverage required by the related Mortgage Loan documents (unless such amount is not available or if no Control Termination Event has occurred and is continuing, the Directing Certificateholder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months. However, the special servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at a commercially reasonable rate and consistent with the Servicing Standard.

If either (x) the master servicer or the special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Whole Loans and the REO Properties, as applicable, as to which it is the master servicer or the special servicer, as the case may be, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the PSA, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the master servicer or special servicer, as applicable, meetings the ratings requirements of the Rating Agencies set forth in the PSA, and the master servicer or the special servicer self-insures for its obligation to maintain the individual policies otherwise required, then the master servicer or special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the master servicer or the special servicer, as the case may be, that maintains such policy will be required, if there has not been maintained on any Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there has been one or more losses that would have been covered by such an individual policy, to promptly deposit into the Collection Account (or, with respect to a Serviced Whole Loan, the related separate custodial account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the related Serviced Whole Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the master servicer determines that a Servicing Advance of such amounts would not be recoverable, that master servicer will be required to notify the trustee, the certificate administrator and the special servicer of such determination. Upon receipt of such notice, the master servicer (with respect to any Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan) and the special servicer (with respect to any Specially Serviced Loan or REO Property) will be required to determine (with the reasonable assistance of the master servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Serviced Companion Loan, the holder of the related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender). If the master servicer or the special servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders and, in the case of any Serviced Companion Loan, the related Serviced Companion Loan noteholders, the special servicer (in the case of a determination by the special servicer) will be required to direct the master servicer to make such payment, who will then be required to make such payment from the Collection Account (or, with respect to a Serviced Whole Loan, the related custodial account) to the extent of available funds.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans or any Serviced Whole Loan, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, any default arising by reason of the failure of the related borrower to maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, as to which the special servicer has determined, in accordance with the Servicing Standard and, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder that either (i) such insurance is not available at commercially reasonable rates and the subject hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the geographic region in which such Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) such insurance is not available at any rate; provided that the Directing Certificateholder will not have more than 30 days to respond to the special servicer’s request for such consent; provided, further, that upon the special servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the Directing Certificateholder, the special servicer will not be required to do so.

Modifications, Waivers and Amendments

The PSA will permit (a) as to Mortgage Loans that are non-Specially Serviced Loans and actions that do not involve Special Servicer Major Decisions or Special Servicer Non-Major Decisions (other than the items listed in clause (d)(i) and clause (d)(ii) of Special Servicer Non-Major Decisions, which the master servicer will process, subject to special servicer consent or deemed consent as provided in the PSA), the master servicer, or (b)(i) with respect to any Specially Serviced Loan or (ii) as to Special Servicer Major Decisions or Special Servicer Non-Major Decisions (other than the items listed in clause (d)(i) and clause (d)(ii) of Special Servicer Non-Major Decisions, which the master servicer will process, subject to special servicer consent or deemed consent as provided in the PSA) irrespective of whether such Mortgage Loan is a Specially Serviced Loan, the special servicer, in each case subject to the rights of the Directing Certificateholder, and after consultation with the operating advisor to the extent described under “—The Operating Advisor” in this prospectus, to modify, waive, amend, consent or take such other action with respect to any term of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan if such modification, waiver or amendment (c)(i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan or Serviced Companion Loan pursuant to Treasury regulations Section 1.860G-2(b) and would not otherwise (A) cause either Trust REMIC to fail to qualify as a REMIC, (B) result in the imposition of a tax upon either Trust REMIC or the issuing entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)) or (C) cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes.

Notwithstanding the foregoing, the master servicer and special servicer may mutually agree as provided in the PSA that the master servicer will process any of the foregoing matters that are Special Servicer Major Decisions or Special Servicer Non-Major Decisions with respect to any non-Specially Serviced Loan.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Mortgage Loan documents require the special servicer to calculate (or to approve the calculation of the related borrower of) the loan to value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any.

In no event, however, may the master servicer or the special servicer extend the maturity of any Mortgage Loan, Serviced Whole Loan or Specially Serviced Loan to a date occurring later than the earlier of (A) five years prior to the Rated Final Distribution Date and (B) if the Mortgage Loan, Serviced Whole Loan or Specially Serviced Loan is secured solely or primarily by a ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, such space lease or air rights lease), the date 20 years prior to the expiration of the term of such ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, such space lease or air rights lease) (or 10 years prior to the expiration of such lease if the master servicer or the special servicer, as applicable, gives due consideration to the remaining term of the ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, such space lease or air rights lease) and such extension is in the best interest of the Certificateholders and if a Serviced Companion Loan is involved, the holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender) and, if no Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder.

In addition, neither the master servicer nor the special servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, which collateral constitutes real property, unless the master servicer or the special servicer, as applicable, receives a Rating Agency Confirmation.

The special servicer will process (unless the special servicer and the master servicer mutually agree that the master servicer will process, as further described below) and consent to or refuse consent to, as applicable, all Special Servicer Major Decisions and Special Servicer Non-Major Decisions. The special servicer will also be required to obtain the consent of the Directing Certificateholder, and will be required to consult with the operating advisor in connection with any such Special Servicer Major Decision, to the extent described under “—The Directing Certificateholder” and “—The Operating Advisor”. With respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan), the following actions will be subject to the special servicer’s processing and consent or, if mutually agreed to by the special servicer and the master servicer, the master servicer will be required to process such request subject to the consent of the special servicer as further described below (each of the following, a “Special Servicer Non-Major Decision”):

(a)   approving any waiver regarding the receipt of financial statements (other than any waiver affecting the timing of receipt thereof; provided that such waiver does not involve permitting delivery of financial statements less than quarterly and more than 60 days after the end of the calendar quarter);

(b)   approving material rights-of-way and material easements, and consent to subordination of the related Mortgage Loan or Serviced Whole Loan to such material rights-of-way or easements;

(c)   agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (i) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (ii) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment; provided that the foregoing is not otherwise a Major Decision;

(d)   in circumstances where no lender discretion is permitted other than confirming that the conditions in the applicable Mortgage Loan documents have been satisfied, any requests to incur additional debt in accordance with the terms of the Mortgage Loan documents; provided that the foregoing is not otherwise a Major Decision, and provided further that the Special Servicer will provide written notice of its determination to grant any such request to the Directing Certificateholder; and

(e)   any requests for the disbursement of earnouts or holdback amounts with respect to (i) any Specially Serviced Loan that is not otherwise a Major Decision and (ii) the Mortgage Loans set forth in the PSA;

provided, however, that with respect to clause (c) of this definition (1) the master servicer will be required to evaluate and process requests for any modifications described in sub-clauses (i) and (ii) of such clause (c) with respect to non-Specially Serviced Loans and obtain the consent or deemed consent of the special servicer as provided in the PSA and with respect to clause (c)(i) the consent or deemed consent of the Directing Certificateholder as provided in the PSA and (2) the special servicer will be required to evaluate and process and/or consent to requests for any modifications described in sub-clause (iii) of such clause (c).

Upon receiving a request for any matter described in this section that constitutes a Special Servicer Non-Major Decision or a Special Servicer Major Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request and the master servicer will have no further obligation with respect to such request or the Special Servicer Non-Major Decision or Special Servicer Major Decision. In addition, the master servicer will be required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and the special servicer will determine in accordance with the Servicing Standard whether to cure any borrower defaults relating to ground leases.

Notwithstanding the foregoing, the master servicer and special servicer may mutually agree as provided in the PSA that the master servicer will process any of the foregoing matters (as well as any Special Servicer Major Decision) with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan). If the master servicer and special servicer mutually agree that the master servicer will process a Special Servicer Non-Major Decision, the master servicer will be required to obtain the special servicer’s prior consent to such Special Servicer Non-Major Decision.

The special servicer is also required to obtain the consent of the Directing Certificateholder and will be required to consult with the operating advisor in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described under “—The Directing Certificateholder” and “—The Operating Advisor” in this prospectus. When the special servicer’s consent is required and the master servicer is recommending approval with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan), the master servicer will be required to forward to the special servicer the written request from the borrower for modification, waiver or amendment, accompanied by the master servicer’s recommendation and analysis and the master servicer is required to provide the special servicer with any and all information in the master servicer’s possession that the special servicer may reasonably request to process or to grant or withhold such consent. When the special servicer’s consent is required under the PSA, such consent will be deemed given 15 business days (or, in connection with an Acceptable Insurance Default, 90 days) after receipt (unless earlier objected to) by the special servicer from the master servicer of the master servicer’s written analysis and recommendation with respect to such proposed Special Servicer Major Decision or Special Servicer Non-Major Decision together with such other information reasonably required by the special servicer and reasonably available to the master servicer.

With respect to all Specially Serviced Loans and non-Specially Serviced Loans, the special servicer will be required to obtain, prior to consenting to such a proposed action of the master servicer, and prior to itself taking such action, the written consent of the Directing Certificateholder (which consent will be deemed given 10 business days (or, in connection with an Acceptable Insurance Default, 30 days) after receipt (unless earlier objected to) by the Directing Certificateholder of the master servicer’s and/or special servicer’s, as applicable, written analysis and recommendation with respect to such waiver together with such other information reasonably required by the Directing Certificateholder.

The master servicer or the special servicer, as applicable, is required to notify the trustee, the certificate administrator, the Directing Certificateholder (other than during the period when a Consultation Termination Event has occurred and is continuing), the operating advisor (only if a Control Termination Event has occurred and is continuing), the depositor and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), in writing, of any modification, waiver, material consent or amendment of any term of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan and the date of the modification and deliver a copy to the custodian for deposit in the related mortgage file, an original counterpart of the agreement relating to such modification, waiver, material consent or amendment, promptly (and in any event within 10 business days) following the execution of the agreement.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related Mortgage Loan documents and intercreditor agreement, if any, such that neither the issuing entity as holder of the Mortgage Loan nor a holder of any related Serviced Companion Loan gains a priority over the other such holder that is not reflected in the related Mortgage Loan documents and intercreditor agreement.

Any modification, waiver or amendment with respect to a Serviced Whole Loan may be subject to the consent of one or more holders of a related Serviced Companion Loan and the special servicer as described under “Description of the Mortgage Pool—The Whole Loans”.

See also “—The Directing Certificateholder” and “—The Operating Advisor” for a description of the Directing Certificateholder’s and the Operating Advisor’s rights with respect to modifications, waivers and amendments and reviewing and approving the Asset Status Report.

Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer will be responsible for determining (with respect to any Specially Serviced Loan or, to the extent such action is a Special Servicer Major Decision or Special Servicer Non-Major Decision, any non-Specially Serviced Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan) whether to enforce any “due-on-sale” clauses contained in the Mortgage Loan documents or to provide its consent to any assumption and for the handling of all related processing and documentation, or, if mutually agreed to by the master servicer and the special servicer, the master servicer will be required to process such request subject to the consent of the special servicer. The special servicer will not be required to enforce any such “due-on-sale” clauses and in connection therewith will not be required to (1) accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) withhold its consent to any sale or transfer, if (x) such provision is not exercisable under applicable law or if the special servicer determines that the enforcement of such provision is reasonably likely to result in meritorious legal action by the borrower or (y) the special servicer determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate or other applicable discount rate), than would enforcement of such clause. If the special servicer determines that (i) granting such consent would be likely to result in a greater recovery, (ii) such provisions are not legally enforceable, or (iii) that the conditions to sale or transfer have been satisfied, the master servicer or the special servicer is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon and to release the original borrower; provided that (a) the credit status of the prospective transferee is in compliance with the Servicing Standard and criteria and the terms of the related Mortgage and (b) the special servicer has received a Rating Agency Confirmation (and, if the affected Mortgage Loan is part of a Serviced Whole Loan, a Rating Agency Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan) from Moody’s, Fitch or KBRA with respect to any Mortgage Loan that (A) represents more than 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) has a Stated Principal Balance that is more than $35,000,000, (C) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000 or (D) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the special servicer will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization).

The master servicer (with respect to any non-Specially Serviced Loan not involving a Major Decision or Special Servicer Non-Major Decision) will be responsible for processing any such transaction without the consent or approval of the special servicer or the Directing Certificateholder. The master servicer will be required to provide the special servicer and the Directing Certificateholder with copies of any request and proof that the specific objective conditions of the Mortgage Loan documents required to be satisfied for such action without lender discretion have been satisfied with no exceptions. In connection with such processing, the master servicer will be required to receive a Rating Agency Confirmation (and, if the affected Mortgage Loan is part of a Serviced Whole Loan, a Rating Agency Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan) from Moody’s, Fitch and KBRA with respect to any Mortgage Loan that (A) represents more than 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) has a Stated Principal Balance that is more than $35,000,000, (C) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000 or (D) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the master servicer will be entitled to reasonably rely upon the written notification provided by master servicer, special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization)

To the extent not precluded by the Mortgage Loan documents, the master servicer or the special servicer, as applicable, may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the issuing entity; provided that in the case of a Serviced Whole Loan the special servicer or the master servicer, as applicable, will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Pari Passu Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to such Serviced Pari Passu Companion Loans from the holders of such Serviced Pari Passu Companion Loans. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under “—Modifications, Waivers and Amendments” above and “—Realization Upon Mortgage Loans” below.

The special servicer will be responsible for determining (with respect to any Specially Serviced Loan or, to the extent such action is a Special Servicer Major Decision or Special Servicer Non-Major Decision, any non-Specially Serviced Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan) whether to enforce any “due-on-encumbrance” clauses contained in the Mortgage Loan documents or to provide its consent to any loan or encumbrance and for the handling of all related processing and documentation, or, if mutually agreed to by the master servicer and the special servicer, the master servicer will be required to process such request subject to the consent of the special servicer. The special servicer will not be required to enforce any such “due-on-encumbrance” clauses and in connection therewith will not be required to (1) accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) withhold its consent to any lien or encumbrance, if the special servicer (A) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the issuing entity or the holder of any Serviced Companion Loan, if applicable, or that the conditions to further encumbrance have been satisfied (other than in the case of a Non-Serviced Mortgage Loan) and (B) receives a prior Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan) from Moody’s, Fitch or KBRA with respect to any Mortgage Loan that (A) represents more than 2% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) has a Stated Principal Balance that is more than $20,000,000, (C) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (D) has an aggregate loan-to-value ratio (including any existing and proposed additional debt) that is equal to or greater than 85%, (E) has an aggregate debt service coverage ratio (in each case, determined based upon the aggregate of the Stated Principal Balance of the related Mortgage Loan, any existing additional debt and the principal amount of the proposed additional lien) that is less than 1.20x, or (F) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the special servicer will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of the applicable other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization); provided that with respect to clauses (A), (B), (C), (D), (E) and (F), such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for the requirement of a Rating Agency Confirmation to apply.

The master servicer (with respect to any non-Specially Serviced Loan not involving a Major Decision or Special Servicer Non-Major Decision) will be responsible for processing any such transaction without the consent or approval of the special servicer or the Directing Certificateholder. The master servicer will be required to provide the special servicer and the Directing Certificateholder with copies of any request and proof that the specific objective conditions of the Mortgage Loan documents required to be satisfied for such action without lender discretion have been satisfied with no exceptions. In connection with such action, the master servicer will be required to receive a prior Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan) from Moody’s, Fitch and KBRA with respect to any Mortgage

Loan that (A) represents more than 2% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) has a Stated Principal Balance that is more than $20,000,000, (C) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (D) has an aggregate loan-to-value ratio (including any existing and proposed additional debt) that is equal to or greater than 85%, (E) has an aggregate debt service coverage ratio (in each case, determined based upon the aggregate of the Stated Principal Balance of the related Mortgage Loan, any existing additional debt and the principal amount of the proposed additional lien) that is less than 1.20x, or (F) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the master servicer will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of the applicable other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization); provided that with respect to clauses (A), (B), (C), (D), (E) and (F), such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for the requirement of a Rating Agency Confirmation to apply.

To the extent not precluded by the Mortgage Loan documents, the master servicer or the special servicer, as applicable, may not approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the issuing entity; provided that in the case of a Serviced Whole Loan the special servicer or the master servicer, as applicable, will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Pari Passu Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to such Serviced Pari Passu Companion Loans from the holders of such Serviced Pari Passu Companion Loans. Neither the master servicer nor the special servicer will be responsible for enforcing a “due-on-sale” or a “due-on-encumbrance” clause with respect to any Non-Serviced Mortgage Loan.

Notwithstanding the foregoing, without any other approval, consent or consultation, the master servicer (for non-Specially Serviced Loans) or the special servicer (for Specially Serviced Loans) may grant and process a borrower’s request for any matter that is not a Major Decision or Special Servicer Non-Major Decision. In any such case, the master servicer or the special servicer, as applicable, will be entitled to 100% of the related fees.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2018 unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies in the Mortgaged Property of which it has knowledge and deems material, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect and review the annual operating statements beginning with calendar year end 2016 of the related Mortgaged Property. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

Special Servicing Transfer Event

The Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Companion Loans and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loans (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(i)	either (x) with respect to any Mortgage Loan or Serviced Companion Loan, other than a balloon loan, a payment default has occurred on such Mortgage Loan or Serviced Companion Loan at its maturity date or, if the maturity date of such Mortgage Loan or Serviced Companion Loan has been extended in accordance with the PSA, a payment default occurs on such Mortgage Loan or Serviced Companion Loan at its extended maturity date or (y) with respect to a balloon loan, a payment default has occurred with respect to the related balloon payment; provided, that if (A) the related borrower is diligently seeking a refinancing or sale of the related Mortgaged Property (and delivers a statement to that effect to the master servicer or the special servicer, who will be required to promptly deliver a copy to the special servicer (in the case of receipt by the master servicer), the master servicer (in the case of receipt by the special servicer), the operating advisor, the Directing Certificateholder (but only for so long as no Consultation Termination Event has occurred and is continuing), within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder consents, a Servicing Transfer Event will not occur until 60 days beyond the related maturity date, unless extended by the special servicer in accordance with the Mortgage Loan documents, the PSA and any related Intercreditor Agreement; and provided, further, if the related borrower has delivered to the master servicer, or the special servicer who will be required to promptly delivered a copy to the special servicer (in the case of receipt by the master servicer), the master servicer (in the case of receipt by the special servicer), the operating advisor, the Directing Certificateholder (but only for so long as no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related maturity date, a refinancing commitment, letter of intent or otherwise binding document evidencing a refinancing or sale reasonably acceptable to the master servicer or the special servicer, as applicable, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan), a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date or extended maturity date and (2) the termination of the transaction document;

(ii)	any monthly payment (other than a balloon payment or any other payment due under clause (i)(x) above in this definition) or any amount due on a monthly basis as an escrow payment or reserve funds, is 60 days or more delinquent;

(iii)	the master servicer or special servicer determines in its reasonable business judgment, exercised in accordance with the Servicing Standard, that (x) a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or (y) any other default that is likely to impair the use or marketability of the related Mortgaged Property or the value of the Mortgaged Property as security for the Mortgage Loan or, if applicable, Serviced Companion Loan, is reasonably foreseeable or there is a significant risk of such default, which monetary or other default, in either case, would likely continue unremedied beyond the applicable grace period (or, if no grace period is specified, for a period of 60 days) and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a balloon payment, for at least 30 days;

(iv)	the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs;

(v)	the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property;

(vi)	the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(vii)	a default, of which the master servicer or the special servicer has notice (other than a failure by such related borrower to pay principal or interest) and that in the opinion of the master servicer or the special servicer (and, in the case of the special servicer, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder, and with respect to any Serviced Whole Loan, in consultation with the related Serviced Companion Loan noteholders to the extent provided for in the related Intercreditor Agreement) materially and adversely affects the interests of the Certificateholders or any holder of a Serviced Companion Loan, if applicable, occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan documents for such Mortgage Loan or Serviced Companion Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

(viii)	the master servicer or special servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each of clause (i) through (viii), a “Servicing Transfer Event”).

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

Notwithstanding the foregoing, the special servicer, with the consent of the Directing Certificateholder, may elect to deliver a written notice to the master servicer that a Mortgage Loan should be a Specially Serviced Loan as a result of imminent default under clause (iii) of “Servicing Transfer Event”. Upon receipt of any such written notice, the master servicer shall deliver an officer’s certificate to each of the depositor and the special servicer with its determination of whether to transfer such Mortgage Loan to special servicing under clause (iii) above and the reasons for such determination, and such determination will be conclusive with respect to a servicing transfer at that time.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. The master servicer will have no responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

A Mortgage Loan or Serviced Whole Loan will cease to be a Specially Serviced Loan (each, a “Corrected Loan”) (A) with respect to the circumstances described in clauses (i) and (ii) above, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Periodic Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the special servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured (as determined by the special servicer in accordance with the Servicing Standard) or waived by the special servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan. If any Specially Serviced Loan becomes a Corrected Loan, the special servicer will be required to transfer servicing of such Corrected Loan to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than the Non-Serviced Mortgage Loans) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only for so long as no Consultation Termination Event has occurred and is continuing);

●	with respect to any related Serviced Companion Loan, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold or to the holder of the related Serviced Companion Loan;

●	the operating advisor (but only after the occurrence and during the continuance of a Control Termination Event);

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Asset Status Report will be provided to the certificate administrator and the trustee.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Properties (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

If no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the

Directing Certificateholder (communicated to the special servicer within ten business days) is not in the best interest of all the Certificateholders, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard.

If a Control Termination Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and for so long as no Consultation Termination Event has occurred, the Directing Certificateholder). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within ten (10) business days following the later of (i) receipt of such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and so long as no Consultation Termination Event has occurred, the Directing Certificateholder) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer will revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and so long as no Consultation Termination Event has occurred, the Directing Certificateholder), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loan)).

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, each of the Directing Certificateholder and the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related directing certificateholder will have approval and consultation rights with respect to any asset status report prepared by the Non-Serviced Special Servicer with respect to each Non-Serviced Whole Loan under the Non-Serviced PSA that are substantially similar to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)   such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the Serviced Companion Loan Holders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)   there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the Serviced Companion Loan Holders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on either Trust REMIC or cause either Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to administer any Mortgaged Property acquired by the issuing entity in a manner which does not cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any

Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, neither Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the Serviced Companion Loan Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. Within one business day following the end of each Collection Period, the special servicer is required to deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided, that the special servicer may retain in the REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that it would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan Holder constituted a single lender) to attempt to sell a Specially Serviced Loan that is a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to realize a fair price. In the case of certain Non-Serviced Mortgage Loans, under certain limited circumstances permitted under the related Intercreditor Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the special servicer for the related Non-Serviced Whole Loan, the special servicer will be entitled to sell for a Liquidation Fee (with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. The special servicer is required to accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of either its Periodic Payments or its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the master servicer or special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price; unless (i) the offer is equal to or greater than the applicable Purchase Price, (ii) the offer is the highest offer received and (iii) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Loan Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender), and the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender).

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the Excluded Special Servicer, if any, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Loan Holder or its representative, or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Pari Passu Companion Loan together with such Mortgage Loan as one whole loan. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Pari Passu Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Pari Passu Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA. See “Description of the Mortgage Pool—The Whole Loans—Google Kirkland Campus Phase II Whole Loan”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted Mortgage Loan under the related Non-Serviced PSA, the Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, will have the right to consent to such sale if the required notices and information regarding such sale are not provided to the special servicer in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as a Control Termination Event has not occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—Hilton Hawaiian Village Whole Loan”, “—Fresno Fashion Fair Whole Loan” “—Potomac Mills Whole Loan”, “—681 Fifth Avenue Whole Loan” and “—Residence Inn by Marriott LAX Whole Loan”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans other than any Excluded Loan or (2) the special servicer, with respect to non-Specially Serviced Loans other than any Excluded Loan, as to all Special Servicer Major Decisions and (3) the master servicer, with respect to non-Specially Serviced Loans (other than any Excluded Loan), as to all Master Servicer Major Decisions and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than any Excluded Loan, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)     absent that selection, or

(2)     until a Directing Certificateholder is so selected, or

(3)     upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA.

The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder is expected to be Eightfold Real Estate Capital Fund IV, L.P. or its affiliate.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class, or if no Class of Control Eligible Certificates meets the preceding requirement, the most senior Class of Control Eligible Certificates. The Controlling Class as of the Closing Date will be Class G certificates; provided that if, at any time, the Certificate Balance of all Control Eligible Certificates, as notionally reduced by any Appraisal Reduction Amounts (but without regard to any Collateral Deficiency Amount) allocable to such classes, has been reduced to zero, the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a Principal Balance greater than zero.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party including the identity and contact information for the Directing Certificateholder. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Certificateholder is identified, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

The Class E certificateholders that are the Controlling Class Certificateholders may waive its rights as the Controlling Class Certificateholders as described “—Control Termination Event and Consultation Termination Event” below.

Major Decisions

Except as otherwise described under “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, prior to the occurrence and continuance of a Control Termination Event, neither the master servicer nor the special servicer will be permitted to take any of the following actions, as to which the Directing Certificateholder has objected in writing within 10 business days (or, (i) in the case of a Special Servicer Major Decision when the Directing Certificateholder and the special servicer are affiliates, 5 business days, and (ii) in connection with an Acceptable Insurance Default, 30 days) after receipt of the written recommendation and analysis together with such other information reasonably requested by the Directing Certificateholder (provided that if such written objection has not been received by the master servicer or special servicer, as applicable within such 10-business-day (or 30-day) period, the Directing Certificateholder will be deemed to have approved such action) (each of the following, a “Major Decision”):

(a)   any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans

(other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan as come into and continue in default;

(b)   any modification, consent to a modification or waiver of any monetary term (other than late payment charges or default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs but excluding late payment charges or default interest) of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan;

(c)   any sale of a defaulted Mortgage Loan (that is not a Non-Serviced Mortgage Loan), an REO Property (in each case, other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates” in this prospectus) for less than the applicable Purchase Price;

(d)   any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(e)   any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan or any consent to either of the foregoing, other than as required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan and for which there is no material lender discretion;

(f)    any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to any incurrence of additional debt by a borrower or any mezzanine financing by any beneficial owner of a borrower (to the extent the lender has consent rights pursuant to the related mortgage loan documents);

(g)   releases of any escrow accounts, reserve accounts or letters of credit, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan and for which there is no lender discretion;

(h)   any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan and for which there is no lender discretion;

(i)     the determination of the master servicer or the special servicer, as applicable, pursuant to clauses (iii) and (vii) of the definition of “Specially Serviced Loan”;

(j)     any acceleration of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan following a default or an event of default with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or such Serviced Whole Loan, any initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related mortgagor or Mortgaged Property;

(k)    approving leases, lease modifications or amendments or any requests for subordination non-disturbance and attornment agreements or other similar agreements with respect to any lease that (a) involves a ground lease (including without limitation any entry into a new ground lease or determining whether to cure any default by a borrower under a ground lease) or lease of an outparcel or affects an area greater than or equal to the lesser of (1) 20,000 square feet or (2) 20% of the net rentable area of the related Mortgaged Property, (b) involves a tenant or space specifically identified by name or space location in the related Mortgage Loan documents as requiring the consent of the lender for the associated activity, (c) such transaction is not a routine leasing matter for a customary lease of space for parking office retail, warehouse, industrial and/or manufacturing purposes d) otherwise constitutes a “major lease” or “material lease” under the related loan documents or (e) such transaction relates to a Specially Serviced Loan, in each case to the extent lender discretion is required under the mortgage loan documents;

(l)     the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower;

(m)  any property management company changes or franchise changes (to the extent the lender is required to consent or approve under the Mortgage Loan documents);

(n)   any modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender, holder of a Companion Loan or other subordinate debt holder related to a Mortgage Loan (including a Non-Serviced Mortgage Loan, to the extent consent rights with respect to such modification, waiver or amendment are granted to the holder of the Companion Loan or other subordinate debt under the related agreement) or such Serviced Whole Loan, or an action to enforce rights with respect thereto;

(o)   any determination of an Acceptable Insurance Default;

(p)   any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

(q)   any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property, in each case, to the extent the lender has discretion under the related Mortgage Loan documents; and

(r)    approving annual budgets for the related Mortgaged Property with increases (in excess of 10%) in operating expenses or payments to entities actually known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Serviced Whole Loan);

provided, further, that if the master servicer or the special servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, with respect to any applicable Serviced Whole Loan, the holders of any related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender) and the master servicer or the special servicer, as applicable, has made a reasonable effort to contact the Directing Certificateholder, the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response.

Subject to the terms and conditions of this section, including, without limitation, the proviso set forth at the conclusion of the immediately preceding paragraph, (a) the special servicer will process all requests for any matter that constitutes a Major Decision with respect to any Specially Serviced Loan, (b) the special servicer will process all requests for any matter that constitutes a Special Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) unless the master servicer and the special servicer mutually agree that the master servicer will process such request, (c) the master servicer will process all requests for any matter that constitutes a Master Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) and (d) the master servicer will process all requests for any matter that constitutes a Special Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) only to the extent the master servicer and the special servicer mutually agree that the master servicer will process such request. Upon receiving a request for any matter that constitutes a

Special Servicer Major Decision, the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request and the master servicer will have no further obligation with respect to such request or the related Special Servicer Major Decision.

With respect to any borrower request or other action on non-Specially Serviced Loans that is not a Special Servicer Non-Major Decision or a Major Decision, the master servicer will not be required to obtain the consent of or consult with any special servicer, the Directing Certificateholder or the operating advisor.

“Master Servicer Major Decision” means any Major Decision under clauses (m) through (r) of the definition of “Major Decision”.

“Special Servicer Major Decision” means any Major Decision under clauses (a) through (l) of the definition of “Major Decision”.

Asset Status Report

So long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder, will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of Special Servicer

So long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of Special Servicer Without Cause” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

If a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, neither the master servicer nor the special servicer will be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision that it is processing or, in the case of the special servicer, any Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the master servicer or the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the master servicer or the special servicer. In the event the master servicer or the special servicer, as applicable receives no response from the Directing Certificateholder within 10 days following its written request for input on any required consultation, the master servicer or the special servicer, as applicable, will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the master servicer or the special servicer, as applicable, from using reasonable efforts to consult with the Directing Certificateholder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the master servicer or the special servicer will also be required to consult with the operating advisor in connection with any Major Decision that it is processing (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the master servicer or the special servicer, as applicable, receives no response from the operating advisor within 10 days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the master servicer or the special servicer, as applicable, will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the master servicer or the special servicer, as applicable, from using reasonable efforts to consult with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan, the master servicer, the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The master servicer or the special servicer, as applicable, will nonetheless be required to consult with only the operating advisor in connection with Major Decisions it is processing, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material servicer actions.

A “Control Termination Event” will occur when (i) the Class E certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero. With respect to Excluded Loans, a Control Termination Event will be deemed to exist.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of Class E certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero. With respect to Excluded Loans, a Consultation Termination Event will be deemed to exist.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class E certificates and the Class E certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and operating advisor. During such time, the special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of the Class E certificates, the successor Class E Certificateholder that is the Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the Controlling Class Certificateholder. The successor Class E certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class E certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class E certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of Class E certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Serviced Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions of the Code, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of Holders of Companion Loans

With respect to each Non-Serviced Whole Loan, the Directing Certificateholder will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the directing certificateholder of such Non-Serviced Whole Loan. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, has consultation rights with respect to certain major decisions relating to the Non-Serviced Whole Loans, and, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a Defaulted Loan under certain circumstances described under “—Sale of Defaulted Loans and REO Properties”. See “Description of the Mortgage Pool—The Whole Loans—Hilton Hawaiian Village Whole Loan”, “—Fresno Fashion Fair Whole Loan”, “—Potomac Mills Whole Loan”, “—681 Fifth Avenue Whole Loan”, “—Residence Inn by Marriott LAX Whole Loan” and “—Servicing of the Non-Serviced Mortgage Loans” below.

With respect to a Serviced Pari Passu Mortgage Loan that is subject to a Pari Passu Companion Loan, the holder of the Pari Passu Companion Loan has consultation rights with respect to certain major decisions. See “Description of the Mortgage Pool—The Whole Loans—Google Kirkland Campus Phase II Whole Loan”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the holders of the Controlling Class (or, in the case of a Whole Loan, in the interests of one or more Companion Loan noteholders);

(c)   does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)   may take actions that favor the interests of the holders of the Controlling Class (or, in the case of a Whole Loan, in the interests of one or more Companion Loan noteholders) over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law or the accepted servicing practices or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent, and in accordance with the standard of care, set forth in the PSA, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties. However, Park Bridge Lender Services LLC is also, or is expected to be, the operating advisor under the CFCRE 2016-C6 Pooling and Servicing Agreement and the MSC 2016-UBS12 Pooling and Servicing Agreement, and, in that capacity, will have certain obligations and consultation rights with respect to the related Non-Serviced Special Servicer pursuant to the CFCRE 2016-C6 Pooling and Servicing Agreement and the MSC 2016-UBS12 Pooling and Servicing Agreement, that are substantially similar to those of the operating advisor under the PSA. See “—Servicing of the Non-Serviced Mortgage Loans” below.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan or Serviced Whole Loan, unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the special servicer:

(a)       promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)       promptly reviewing each Final Asset Status Report; and

(c)       reviewing any Appraisal Reduction Amount and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify the special servicer and the Directing Certificateholder of such error).

The operating advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease changes and other similar actions that the special servicer may perform under the PSA and will have no obligations with respect to any Non-Serviced Mortgage Loan.

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder which does not include any communication (other than the related Asset Status Report) between the special servicer and Directing Certificateholder with respect to such Specially Serviced Loan; provided that, so long as a Control Termination Event has not occurred and is not continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the special servicer in accordance with the terms of the PSA.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Whole Loan, while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a)   the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)   the operating advisor will be required to consult (on a non-binding basis) with the special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c)   the operating advisor will be required to prepare an annual report (if any Mortgage Loan other than the Non-Serviced Mortgage Loan or any Serviced Whole Loan was a Specially Serviced Loan during the prior calendar year) in the form attached to this prospectus as Annex B to be provided to the trustee, the master servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)   the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the special servicer.

In connection with the performance of the duties described in clause (iv) above:

(1)   after the calculation but prior to the utilization by the special servicer, the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information and, in the case of the Appraisal Reduction Amount, only to the extent the master servicer has provided such information to the special servicer) to the operating advisor;

(2)   if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and special servicer or master servicer, as applicable, will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(3)   if the operating advisor and special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer or master servicer, as applicable, and the operating advisor and determine which calculation is to apply.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Loan Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, the mortgage loan seller, the depositor, the servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, or any of their affiliates.

Annual Report

After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance Report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) prepare an annual report in the form attached to this prospectus as Annex B to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of the special servicer’s performance of its duties under the PSA during the prior calendar year on a “platform-level basis” with respect to the resolution and liquidation of Specially Serviced Loans that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. Only as used in connection with the operating advisor’s annual report, the term “platform-level basis” refers to the special servicer’s performance of its duties as they relate to the resolution and/or liquidation of Specially Serviced Loans, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance Report, Attestation Report, Asset Status Report and other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least five (5) business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to the Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

Notwithstanding anything in this prospectus to the contrary (i) the operating advisor’s assessment of the special servicer’s performance will be based on the provisions of the PSA and (ii) so long as Midland Loan Services, a Division of PNC Bank, National Association is acting as special servicer then the special servicer, upon reasonable written request, will provide the operating advisor with electronic access (reasonably acceptable to the special servicer and the operating advisor) to the special servicer’s stated policies and procedures to permit the Operating Advisor to review such policies and procedures. The operating advisor will be permitted to review such policies and procedures but will not be permitted to retain hard copies. The operating advisor will keep all information contained in the policies and procedures strictly confidential, except (A) the operating advisor may disclose such information if (i) such information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the operating advisor, or (ii) such disclosure is required by applicable law, rule, order or regulation (as demonstrated by evidence reasonably satisfactory to the special servicer) and (B) the operating advisor may disclose a particular portion of the policies and procedures solely when necessary to support specific conclusions (i) in the Operating Advisor Annual Report, or (ii) in connection with a recommendation by the operating advisor to replace Midland Loan Services, a Division of PNC Bank, National Association as the special servicer pursuant to the provisions of the PSA. Notwithstanding the foregoing, the operating advisor will be permitted to share such information with its Affiliates and any subcontractors of the operating advisor to the extent reasonably necessary to perform the operating advisor’s obligations under the PSA. The operating advisor’s assessment may not take into account the fact that Midland Loan Services, a Division of PNC Bank, National Association limited the operating advisor’s access to the special servicer’s written policies and procedures pursuant to the provisions of the PSA. Nothing set forth herein will limit or affect the scope of the operating advisor’s platform level review in connection with its preparation of the Operating Advisor Annual Report, provided that the operating advisor’s access to or reliance upon the special servicer’s written policies and procedures will be subject to the terms of this paragraph. Subject to the terms and conditions in the PSA related to Privileged Information, the operating advisor agrees that it will use information received from the special servicer pursuant to the terms of the PSA solely for purposes of complying with its duties and obligations under the PSA.

Recommendation of the Replacement of the Special Servicer

After the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of the special servicer in the manner described in “—Replacement of Special Servicer Without Cause” and “―Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)	that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”) (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor as the sole or a material factor in such rating action;

(ii)	that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)	that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, or a depositor, a trustee, a certificate administrator, master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)	that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)	that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any Privileged Information received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Loan (other than with respect to an Excluded Loan) or the exercise of the Directing Certificateholder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party, (iii) information subject to attorney-client privilege and (iv) any Asset Status Report or Final Asset Status Report.

The operating advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Consultation Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, as evidenced by an opinion of counsel (which will be an additional expense of the issuing entity) delivered to each of the master servicer, the special servicer, the Directing Certificateholder (other than with respect to an Excluded Loan), the operating advisor, the asset representations reviewer, the certificate administrator and the trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)   any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)   any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c)   any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, has been entered against the operating advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)   the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)    the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, either (i) the trustee may or (ii) upon the written direction of Certificateholders representing at least 25% of the Voting Rights of each class of certificates, the trustee will be required to promptly terminate all of the rights and obligations of the operating advisor under the PSA (other than rights and obligations accrued prior to such termination (including accrued and unpaid compensation) and indemnification rights (arising out of events occurring prior to such termination)), by written notice to the operating advisor and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the certificate administrator is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (only for so long as no Consultation Termination Event has occurred), any Companion Loan noteholder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Certificates evidencing not less than 15% of the aggregate Voting Rights requesting a vote to terminate and replace the operating advisor with a proposed successor operating advisor that is an Eligible Operating Advisor and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide written notice of such request to all Certificateholders and the operating advisor by posting such notice on its internet website and by mailing such notice to all Certificateholders. Upon the written direction of holders of more than 50% of the Voting Rights of the Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Certificates exercise their right to vote), the trustee will be required to terminate all of the rights and obligations of the operating advisor under the PSA by written notice to the operating advisor (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). The certificate administrator will be required to include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the certificate administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. The certificate administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting such notices.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the Class V certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, master servicer, special servicer, trustee, certificate administrator, the asset representations reviewer and the Directing Certificateholder, if the operating advisor has secured a replacement operating advisor that is an Eligible

Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

In addition, the operating advisor has the right to resign without cost or expense on or after any date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the issuing entity is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date (excluding the Mortgage Loans with Anticipated Repayment Dates). The operating advisor will provide all of the parties to the PSA and the Directing Certificateholder 30 days prior written notice of any such resignation. If the operating advisor resigns pursuant to the foregoing, then no replacement operating advisor will be appointed. The resigning operating advisor will be entitled to, and subject, to any rights and obligations that accrued under the PSA prior to the date of any such resignation (including accrued and unpaid compensation) and any indemnification rights arising out of events occurring prior to its resignation.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason, it will remain entitled to any accrued and unpaid fees and reimbursement of operating advisor expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on either the CREFC® Delinquent Loan Status Report or the CREFC® Loan Periodic Update File delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer, the master servicer, the special servicer, the Directing Certificateholder and all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to Certificateholders, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) or (3), deliver such information in a written notice (which may be via email) within two (2) business days to the master servicer, the special servicer, the operating advisor, the asset representations reviewer and the Directing Certificateholder.

With respect to any determination of whether to commence an Asset Review, an “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any

REO Loans (or a portion of any REO Loan in the case of a Whole Loan) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2) at least 15 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balances of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In particular, this pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. We believe it would not be appropriate for the delinquency of three (3) large loans to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. As a result, the percentage based on outstanding principal balance in clause (1) was set to exceed the portion of the aggregate outstanding balance of the Mortgage Pool represented by the three (3) largest Mortgage Loans in the pool. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if Mortgage Loans representing 15 of the Mortgage Loans (by loan count) are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to prior pools of commercial mortgage loans for which CCRE Lending (or its predecessors) was sponsor in a public offering of CMBS, the highest percentage of loans that were delinquent at least 60 days at the end of any reporting period between January 1, 2010 and September 30, 2016, was approximately 3%.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than the industry historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least sixty days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to the asset representations reviewer and all Certificateholders, and to conduct a solicitation of votes by Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review of Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger has occurred as a result or otherwise is in effect, (C) the certificate administrator has received any Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for non-Specially Serviced Loans), the master servicer (with respect to clause (vi) for non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days (except with respect to clause (vi)) after receipt of such notice from the certificate administrator, provide the following materials to the asset representations reviewer (collectively, with the Diligence Files, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA posted by the certificate administrator to the secure data room or the certificate administrator’s website, as applicable, the “Review Materials”):

(i)	a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)	a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)	a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)	a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)	a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(vi)	any other related documents or information that are reasonably requested by the asset representations reviewer to be delivered by the master servicer or the special servicer, as applicable, in the time frame as described below.

In addition, in the event that the asset representations reviewer determines that the Review Materials provided to it with respect to any Mortgage Loan are missing any documents or information required to complete any Test in connection with an Asset Review of such Mortgage Loan, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents and information, and request the master servicer or the special servicer, as applicable, promptly, but in no event later than ten (10) business days after receipt of such notification from the asset representations reviewer, to deliver to the asset representations reviewer such missing documents and information to the extent in its possession. In the event any missing documents or information are not provided by the master servicer or special servicer, as applicable, within such ten (10) business day period, the asset representations reviewer will request such documents or information from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents and information only to the extent such information is in the possession of such party.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith sole discretion (“Unsolicited Information”) relevant to the Asset Review, as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, is required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials, or (ii) Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing information and documentation is not delivered to the asset representations reviewer by the applicable mortgage loan seller, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) within 10 days upon request as described above, the asset representations reviewer will list such missing information and documents in its preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing information and documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such information and documents will be deemed to be a failure of such Test. The asset representations reviewer will provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any information and documents provided or explanations given to support a conclusion that the representation and warranty has not failed a Test or that any missing information or documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by the related mortgage loan seller to the asset representations reviewer.

The asset representations reviewer will be required, within the later of (x) 60 days after the date on which access to the Diligence Files in the secure data room is provided to the asset representations reviewer by the certificate administrator or (y) within the 10 days after the expiration of the Cure/Contest Period, to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, certificate administrator, master servicer and special servicer. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any information or documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the information received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such information from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received by the certificate administrator, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than 2 business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to at all times be an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights of each class of certificates, the trustee will be required to promptly appoint a replacement asset representations reviewer that is an Eligible Asset Representations Reviewer. The trustee may rely on a certification by the replacement asset representations advisor that it is an Eligible Asset Representations Reviewer. If the trustee is unable to appoint a successor asset representations reviewer at the direction of the Certificateholders as described above within 30 days of the termination of the asset representations reviewer, the depositor will be permitted to find a replacement.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of Moody’s, Fitch, KBRA, DBRS, Inc., Morningstar Credit Ratings, LLC or S&P Global Ratings and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Moody’s, Fitch, KBRA, DBRS, Inc., Morningstar Credit Ratings, LLC or S&P Global Ratings has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA or the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any Privileged Information received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception. In addition, the asset representations reviewer will be required to keep all documents and information in connection with an Asset Review that are provided by the related mortgage loan seller, the master servicer and the special servicer confidential and will not disclose such documents or information except (i) for purposes of complying with its duties and obligations under the PSA or (ii) (a) if such documents or information become generally available and known to the public other than as a result of a disclosure directly or indirectly by the asset representations reviewer, (b) it is reasonable and necessary for the asset representations reviewer to disclose such documents or information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such documents or information was already known to the asset representations reviewer and not otherwise subject to a confidentiality obligation and/or (d) the asset representations reviewer is required by law, rule, regulation, order, judgment or decree to disclose such document or information.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker-dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of their asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an established Eligible Asset Representations Reviewer, organized and doing business under the laws of the United States of America, any state of the United States of America or the District of Columbia, authorized under such laws to perform the duties of the asset representations reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) executes and delivers to the trustee and the certificate administrator an agreement that contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the asset representations reviewer under the PSA from and after the date of such agreement and (C) is not be a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which the Asset Representations Reviewer Monitor Fee or the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party hereto and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

Asset Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)	any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Voting Rights; provided that if such failure is capable of being cured and the asset representations reviewer is diligently pursuing such cure, such 30 day period will be extended by an additional 30 days;

(ii)	any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)	any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)	the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)	the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice (which will be simultaneously delivered to the asset representations reviewer) of the occurrence of any Asset Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Reviewer Termination Event has been remedied.

Rights Upon Asset Reviewer Termination Event

If an Asset Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Reviewer Termination Event has not been remedied, then upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. After such termination, upon the written direction of Certificateholders representing at least 25% of the Voting Rights of each class of certificates, the trustee will be required to promptly appoint a replacement asset representations reviewer as selected by the Certificateholders that is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of Special Servicer Without Cause

Except as limited by certain conditions described below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, and prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder, appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees of any such termination incurred by the Directing Certificateholder will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and expenses and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to promptly post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of (i) holders of Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum or (ii) holders of Principal Balance Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates on an aggregate basis, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders; provided such successor special servicer is a Qualified Replacement Special Servicer, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer described above, the holders of certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Principal Balance Certificates on an aggregate basis.

“Non-Reduced Certificates” means any Class of Principal Balance Certificates then-outstanding for which (a)(1) the initial Certificate Balance of such class of certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such class of certificates, (y) any Appraisal Reduction Amounts allocated to such class of certificates and (z) any Realized Losses previously allocated to such class of certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such class of certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such class of certificates.

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) is not a special servicer that has been cited by Moody’s or KBRA as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination and (vii) currently has a special servicer rating of at least “CSS3” from Fitch.

In addition, after the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post the related report on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace the special servicer, the certificate administrator will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator obtains a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA) and the certificate administrator receives the requisite amount of affirmative votes within 180 days of the posting of notice of such vote to the certificate administrator’s website, the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it is a Borrower Party with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the Excluded Special Servicer Loan is not also an Excluded Loan, the Directing Certificateholder be entitled to appoint (and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (unless such Excluded Special Servicer Loan is a Servicing Shift Mortgage Loan, in which case the related Directing Certificateholder will be entitled to appoint (and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA) (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. If an Excluded Special Servicer Loan is also an Excluded Loan, the largest Controlling Class Certificateholder (by Certificate Balance) that is not an Excluded Controlling Class Holder will be entitled to appoint (and replace with or without cause) the Excluded Special Servicer for the related Excluded Special Servicer Loan in accordance with the terms of the PSA. If a Control Termination Event has occurred and is continuing, neither the Directing Certificateholder nor any other Controlling Class Certificateholder will be entitled to remove or replace the Excluded Special Servicer with respect to any Excluded Special Servicer Loan. If a Control Termination Event has occurred and is continuing and prior to a Consultation Termination Event, the largest Controlling Class Certificateholder that is not an Excluded Controlling Class Holder will have the right to appoint the Excluded Special Servicer.

If a Consultation Termination Event has occurred and is continuing, upon resignation of the special servicer with respect to an Excluded Special Servicer Loan, such resigning special servicer will use reasonable efforts to appoint the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

If at any time a special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan will no longer be an Excluded Special Servicer Loan, (3) such special servicer will become the special servicer again for the such related Mortgage Loan and (4) such special servicer will be entitled all special servicing compensation with respect to such Mortgage Loan earned during such time on and after such Mortgage Loan is no longer an Excluded Special Servicer Loan.

The Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan is an Excluded Special Servicer Loan (provided that that special servicer will remain entitled to all other special servicing compensation with respect all Mortgage Loans and Serviced Whole Loan which are not Excluded Special Servicer Loans).

No appointment of a special servicer will be effective until the depositor has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to each Non-Serviced Whole Loan, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the directing certificateholder appointed under the related Non-Serviced PSA (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—Hilton Hawaiian Village Whole Loan”, —Fresno Fashion Fair Whole Loan”, “—Potomac Mills Whole Loan”, “—681 Fifth Avenue Whole Loan”, “—Residence Inn by Marriott LAX Whole Loan” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of Master Servicer and Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)   with respect to the master servicer only, any failure by the master servicer (i) to make a required deposit to the Collection Account or to the separate custodial account for any Serviced Whole Loan on the day such deposit was first required to be made, which failure is not remedied within two business days, (ii) to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the master servicer determines that such P&I Advance would not be recoverable), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent the master servicer does not timely make such remittances to the certificate administrator, the master servicer will be required to pay the certificate administrator for the account of the certificate administrator interest on any amount not timely remitted at the Reimbursement Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made) or (iii) to remit to any holder of a Serviced Companion Loan, as and when required by the PSA or the related intercreditor agreement, any amount required to be so remitted which failure continues for two business days;

(b)   with respect to the special servicer only, any failure by the special servicer to deposit into the REO Account on the day such deposit is required to be made and such failure continues unremedied for two business days, or to remit to the master servicer for deposit in the Collection Account (or, in the case of a Serviced Whole Loan, the related custodial account) any such remittance required to be made, under the PSA; provided, however, that the failure of the special servicer to remit such remittance to the master servicer will not be a Servicer Termination Event if such failure is remedied within two business days and if the special servicer has compensated the master servicer for any loss of income (at the Reimbursement Rate) on such amount suffered by the master servicer due to and caused by the late remittance of the special servicer and reimbursed the issuing entity for any resulting advance interest due to the master servicer;

(c)   any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (15 days in the case of the master servicer’s failure to make a Servicing Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the master servicer or the special servicer, as the case may be, pursuant to the PSA or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, by the Certificateholders of any Class, evidencing percentage interest aggregating not less than 25% of such Class or by such holder of a Serviced Companion Loan, if affected; provided, if that failure is capable of being cured and the master servicer or the special servicer, as applicable, is diligently pursuing that cure, that 15-, 30- or 45-day period, as applicable, will be extended an additional 30 days;

(d)   any breach on the part of the master servicer or the special servicer of any representation or warranty in the PSA which materially and adversely affects the interests of any class of certificateholders or holder of a Serviced Companion Loan and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, is given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer, the special servicer, the depositor and the trustee by the holders of Certificates of any Class, evidencing percentage interests aggregating not less than 25% of such Class or by such holder of a Serviced Companion Loan, if affected; provided, if that breach is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, as applicable, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)   either of Moody’s or KBRA has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or (ii) has placed one or more Classes of Certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such action has not been withdrawn by Moody’s or KBRA within 60 days) and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such action;

(g)   the master servicer or the special servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting; or

(h)   so long as the issuing entity is subject to Exchange Act reporting requirements, any failure by the master servicer or special servicer, as applicable, to deliver to the trustee and the certificate administrator (i) an annual certification regarding such servicer’s compliance with the terms of the PSA, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment by the time required under the PSA after any applicable grace period or (ii) any Exchange Act reporting items that a primary servicer, sub-servicer or servicing function participant (such entity, the “Sub-Servicing Entity”) retained by the master servicer or special servicer, as applicable (but excluding any Sub-Servicing Entity which the master servicer or special servicer has been directed to retain by a sponsor or mortgage loan seller) is required to deliver (after any applicable grace period) (any Sub-Servicing Entity will be terminated if it defaults in accordance with the provision of this clause (h)).

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, occurs and is continuing, then the trustee may, and at the written direction of (1) the holders of Certificates evidencing at least 25% of the aggregate Voting Rights, (2) in the case of the special servicer, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder, (3) the depositor (with respect to clause (g) of the definition of “Servicer Termination Event”), the trustee will be required to terminate all of the rights (other than certain rights to indemnification, compensation and (in certain limited circumstances) the excess servicing strip as provided in the PSA) and obligations of the master servicer as master servicer or the special servicer as special servicer, as the case may be, under the PSA. In the case of a Servicer Termination Event pursuant to clause (f) of the definition thereof, the certificate administrator will be required to notify Certificateholders and Serviced Companion Loan noteholders of such Servicer Termination Event and request whether such Certificateholders and, if applicable, the Serviced Companion Loan noteholders favor such termination. Notwithstanding the foregoing, upon any termination of the master servicer or the special servicer, as applicable, under the PSA, the master servicer or the special servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest thereon as provided in the PSA.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the master servicer affects a Serviced Companion Loan or the holder thereof and the master servicer is not otherwise terminated or (b) if a nationally recognized statistical rating organization (“NRSRO”), as that term is defined in Section 3(a)(62) of the Exchange Act, engaged to rate any class of certificates backed, wholly or partially, by any Serviced Companion Loan qualifies, downgrades or withdraws its rating of such class of certificates, publicly citing servicing concerns with the master servicer as the sole or a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to request that the trustee direct the master servicer to appoint a sub-servicer (or if the related Serviced Whole Loan is currently being sub-serviced, then the trustee may direct the master servicer to replace such sub-servicer with a new sub-servicer but only if such original sub-servicer is in default (beyond any applicable cure periods) under the related sub-servicing agreement) that will be responsible for servicing the related Serviced Whole Loan; provided that the trustee will be required to direct the master servicer to obtain a Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any companion loan securities) (at the expense of the requesting party) with respect to the appointment of such sub-servicer.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the special servicer affects a Serviced Companion Loan and the special servicer is not otherwise terminated or (b) if an NRSRO engaged to rate any class of certificates backed, wholly or partially, by any Serviced Companion Loan qualifies, downgrades or withdraws its rating of such class of certificates, citing servicing concerns with the special servicer as the sole or a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to direct that the trustee terminate the special servicer with respect to the related Serviced Whole Loan only, but no other Mortgage Loan.

On and after the date of termination following a Servicer Termination Event by the master servicer or the special servicer, the trustee will succeed to all authority and power of the master servicer or the special servicer, as applicable, under the PSA (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which the master servicer or the special servicer, as applicable, would have been entitled. If the trustee is unwilling or unable so to act, or holders of Certificates evidencing (i) in the case of the master servicer, at least 25% of the aggregate Voting Rights, or (ii) in the case of the special servicer, at least 25% of the aggregate Voting Rights (or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder) so request, or, with respect to a Serviced Whole Loan, if an affected Serviced Companion Loan noteholder so requests, or if the trustee is not an “approved” servicer by any of the rating agencies for mortgage pools similar to the one held by the issuing entity, the trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution that, for so long as no Control Termination Event has occurred and is continuing, has been approved by the Directing Certificateholder, (in each case, which approval may not be unreasonably withheld in the case of the appointment of a successor master servicer) to act as successor to the master servicer or the special servicer, as applicable, under the PSA; provided that the trustee must obtain a Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any companion loan securities). Pending such appointment, the trustee is obligated to act in such capacity unless the trustee is prohibited by law from so acting. The trustee and any such successor may agree upon the servicing compensation to be paid; provided, that no such compensation may be in excess of that permitted to the terminated master servicer or special servicer, provided, further, that if no successor can be obtained to perform the obligations of the terminated master servicer or special servicer, additional amounts may be paid to such successor and such amounts in excess of that permitted the terminated master servicer or special servicer will be treated as Realized Losses. All reasonable costs and expenses of the trustee (including the cost of obtaining a Rating Agency Confirmation and any applicable indemnity) or the successor master servicer or successor special servicer incurred in connection with transferring the mortgage files to the successor master servicer or special servicer and amending the PSA to reflect such succession are required to be paid by the predecessor master servicer or the special servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor master servicer or special servicer (as the case may be) has not reimbursed the trustee or the successor master servicer or special servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense is required to be reimbursed by the issuing entity; provided that the terminated master servicer or special servicer will not thereby be relieved of its liability for such expenses.

No Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA, the Certificates or the Mortgage Loans, unless, with respect to the PSA, such holder previously has given to the trustee a written notice of a default under the PSA, and of the continuance thereof, and unless the holders of Certificates of any Class affected thereby evidencing percentage interests of at least 25% of such Class, as applicable, have made written request of the trustee to institute such proceeding in its capacity as trustee under the PSA and have offered to the trustee such security or indemnity reasonably satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, failed or refused to institute such proceeding.

Neither the trustee nor the certificate administrator will have any obligation to make any investigation of matters arising under the PSA or to institute, conduct or defend any litigation under the PSA or in relation to it at the request, order or direction of any of the holders of Certificates, unless holders of certificates entitled to greater than 25% of the percentage interest of each affected class direct the trustee to do so and such holders of Certificates have offered to the trustee or the certificate administrator, as applicable security or indemnity reasonably satisfactory to the trustee or the certificate administrator, as applicable against the costs, expenses and liabilities which may be incurred in connection with such action.

Notwithstanding the foregoing discussion in this “—Rights upon Servicer Termination Event” section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events described in clause (f) under “—Servicer Termination Events” above, the master servicer will have the right, at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a successor master servicer in connection with whose appointment a Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any companion loan securities) has been provided, in accordance with the terms set forth in the PSA, including that any successor master servicer fulfill the ratings requirements for successor master servicer set forth in the PSA.

In addition, the depositor may direct the trustee to terminate the master servicer upon 5 business days’ written notice if the master servicer fails to comply with certain of its reporting obligations under the PSA (subject to any applicable grace period).

Waiver of Servicer Termination Event

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates and each Serviced Companion Loan noteholder adversely affected by such Servicer Termination Event, except (a) a Servicer Termination Event under clause (g) of the definition of “Servicer Termination Events” may be waived only with the consent of the depositor and (b) a default in making any required deposits to or payments from the Collection Account, any Serviced Whole Loan Custodial Account or the Lower-Tier REMIC Distribution Account or in remitting payments as received, in each case in accordance with the PSA.

Resignation of the Master Servicer and Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as a Control Termination Event has not occurred and is not continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any legal action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under the related Non-Serviced PSA with respect to a Non-Serviced Companion Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other Mortgage Loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or operating advisor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicer, the depositor and the operating advisor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan, Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the master servicer or any special servicer. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the master servicer or the special servicer, as applicable, will be required to promptly forward it to the applicable mortgage loan seller and the depositor. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPAs relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as the Enforcing Servicer would require were it, in its individual capacity, the owner of the affected Mortgage Loan.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the special servicer will be required to determine whether at that time, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the special servicer determines that a Material Defect exists, the special servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor or, to the extent nonrecoverable, trust fund expenses. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a

Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the special servicer, and the special servicer will be required to promptly forward that Certificateholder Repurchase Request to the related mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the special servicer (the “Enforcing Servicer”) will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

An “Enforcing Party” is the person obligated to enforce the rights of the issuing entity against the related mortgage loan seller with respect to the Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the directing certificateholder has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller and the depositor. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

Resolution of a Repurchase Request

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), the provisions described below will apply. Receipt of the Repurchase Request will be deemed to occur two business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller made the Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator, who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”). Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of

Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. The certificate administrator will within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results to the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority of the responding Certificateholders If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action proposed by the majority of Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems to be in accordance with the Servicing Standard to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely delivers a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the Certificate Administrator’s website, and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party obligated and entitled to determine a course of action including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation including, if applicable, between the Enforcing Party and the Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with respect to any loan with the Directing Certificateholder, provided that a Consultation Termination Event has not occurred and is continuing, and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the trustee or the Enforcing Servicer, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the special servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of a Directing Certificateholder (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed in lieu of foreclosure, or bankruptcy or other litigation).

Any out-of-pocket expenses required to be borne by the Enforcing Servicer in a mediation or arbitration will be reimbursed as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The Non-Serviced Mortgage Loans and any related REO Properties are being serviced and administered under related the Non-Serviced PSAs. Accordingly, the related Non-Serviced Master Servicer (or, if it fails to do so, the Non-Serviced Trustee) will (and, in certain urgent or emergency situations, the Non-Serviced Special Servicer may) generally make servicing advances, unless it is determined in accordance with the Non-Serviced PSA that such servicing advance would not be recoverable from related collections. However, no such party will make a P&I advance with respect to the related Non-Serviced Mortgage Loan. Each Non-Serviced Master Servicer will generally also remit collections on the Non-Serviced Mortgage Loan to or on behalf of the issuing entity for this securitization. However, the master servicer for this securitization will generally be obligated to compile reports that include information on such Non-Serviced Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the issuing entity as the holder of such Non-Serviced Mortgage Loan under the terms of the related Intercreditor Agreement and make P&I Advances with respect to the Non-Serviced Mortgage Loan, subject to any non-recoverability determination. The Non-Serviced PSAs and the PSA address similar servicing matters, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the Mortgaged Properties; enforcement of due-on-sale and due-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions; realization upon and sale of defaulted Mortgage Loans; acquisition, operation, maintenance and disposition of REO Properties; servicing compensation; modifications, waivers, amendments and consents with respect to the serviced Mortgage Loans; servicing reports; servicer liability and indemnification; servicer resignation; servicer termination events; and the ability of certain parties to terminate a particular servicer in connection with a servicer termination event or otherwise. In addition, the securitization transaction governing the servicing of each Non-Serviced Whole Loan is a rated commercial mortgage-backed securitization transaction that is rated by one or more nationally recognized statistical rating organizations. Nonetheless, the servicing arrangements under such Non-Serviced PSA differ in certain respects from the servicing arrangements under the PSA. For example, the provisions of the Non-Serviced PSA and the PSA differ with respect to, among other things, time periods and timing matters, terminology, allocation of duties between multiple servicers and other service providers, the specifics of particular servicer termination events, notices to and communications with applicable rating agencies and rating confirmation requirements. Below are certain matters regarding the servicing of the Non-Serviced Mortgage Loans for your consideration:

●	The master servicer, the special servicer, the certificate administrator and the trustee under the PSA will have no obligation or authority to (a) supervise any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, or any of the trustee, certificate administrator or operating advisor under any Non-Serviced PSA or (b) make Servicing Advances with respect to any Non-Serviced Mortgage Loan. The obligation of the master servicer for this securitization to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to the Non-Serviced Mortgage Loans is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or the applicable Non-Serviced Special Servicer.

●	Any advances made by the Non-Serviced Master Servicer and the Non-Serviced Trustee in respect of a monthly payment on a Non-Serviced Companion Loan may only be reimbursed out of future payments and collections on such Non-Serviced Companion Loan or, as and to the extent permitted under the related Non-Serviced PSA, on other loans included in the securitization trust holding such Non-Serviced Companion Loan but not out of payments or other collections on the Mortgage Loans.

●	Pursuant to the applicable Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the applicable Non-Serviced Mortgage Loan will be generally similar to the corresponding fee payable under the PSA.

●	The master servicer for this securitization will be required to make P&I Advances with respect to each Non-Serviced Mortgage Loan, unless it has determined that such Advance would not be recoverable from collections on the Non-Serviced Mortgage Loan.

●	Each Non-Serviced Master Servicer is obligated to make servicing advances with respect to the related Non-Serviced Whole Loan. If such Non-Serviced Master Servicer determines that a servicing advance it made with respect to the related Non-Serviced Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the related Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on the mortgage loans in the related securitization trust holding such Non-Serviced Companion Loan.

●	With respect to the Non-Serviced Mortgage Loans, prior to the occurrence and continuance of any control event under the related Non-Serviced PSA, the applicable directing certificateholder will have the right to terminate the Non-Serviced Special Servicer, with or without cause, and appoint itself or an affiliate or another person as the successor Non-Serviced Special Servicer.

●	In addition, with respect to the Non-Serviced Mortgage Loans, after the occurrence and during the continuance of any control termination event under the applicable Non-Serviced PSA, at the written direction of holders of principal balance certificates under such Non-Serviced PSA evidencing not less than 25% of the voting rights of such certificates (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balances of those certificates), a request can be made to vote to terminate the Non-Serviced Special Servicer and appoint a successor Non-Serviced Special Servicer.

●	In addition, with respect to the Non-Serviced Mortgage Loans, following the occurrence of a consultation termination event under the applicable Non-Serviced PSA, if the operating advisor under such Non-Serviced PSA determines that the applicable Non-Serviced Special Servicer is not performing its duties under the applicable Non-Serviced PSA or is otherwise not acting in accordance with the related servicing standard, the operating advisor under the applicable Non-Serviced PSA will have the right to recommend the replacement of the Non-Serviced Special Servicer.

●	If a Non-Serviced Mortgage Loan becomes a defaulted mortgage loan, then (subject to, in each case if and when applicable, the consent/consultation rights of the directing certificateholder of the Non-Serviced Whole Loan, the consultation rights of the issuing entity) the Non-Serviced Special Servicer will be required to take one of the following actions in response: (i) foreclose upon or otherwise comparably convert ownership of the related Mortgaged Properties; (ii) negotiate a workout with the related borrower; or (iii) sell the Non-Serviced Whole Loan in its entirety. The issuing entity, as the holder of the Non-Serviced Mortgage Loan, will have the right to consent to a sale of a defaulted mortgage loan in the event that the Non-Serviced Special Servicer fails to provide certain notices and information regarding such sale in accordance with the terms of the related Intercreditor Agreement. See “—Sale of Defaulted Loans and REO Properties” above and “Description of the Mortgage Pool—The Whole Loans—Hilton Hawaiian Village Whole Loan—Sale of Defaulted Mortgage Loan”, “—Fresno Fashion Fair Whole Loan—Sale of Defaulted Mortgage Loan”, “—Potomac Mills Whole Loan—Sale of Defaulted Mortgage Loan”, “—681 Fifth Avenue Whole Loan—Sale of Defaulted Mortgage Loan” and “—Residence Inn by Marriott LAX Whole Loan—Sale of Defaulted Mortgage Loan”.

●	With respect to the Non-Serviced Mortgage Loans, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the PSA.

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer (a) have substantially similar rights related to resignation and (b) are subject to servicer termination events substantially similar to those in the PSA.

Servicing of the Hilton Hawaiian Village Mortgage Loan

The Hilton Hawaiian Village Mortgage Loan and any related REO Property is being serviced under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement.

The servicing arrangements under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement are generally similar to, but differ in certain respects from, the servicing arrangements under the PSA. In that regard, the following are considerations relating to servicing, including the identification of some (but not all) of the differences between the Hilton USA Trust 2016-HHV Trust and Servicing Agreement and the expected terms of the PSA:

●	Pursuant to the Hilton USA Trust 2016-HHV Trust and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the Hilton Hawaiian Village Mortgage Loan are similar to the corresponding fees payable under the PSA, except that the liquidation fee and the workout fee payable under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement each have a fixed rate of 0.50% and neither is subject to a $1,000,000 aggregate cap, and are payable in the amounts described under “—Servicing and Other Compensation and Payment of Expenses” in this prospectus.

●	The Hilton USA Trust 2016-HHV Master Servicer earns a primary servicing fee with respect to the Hilton Hawaiian Village Mortgage Loan that is calculated at 0.00125% per annum (which includes any applicable sub-servicing fee rate).

●	The Hilton USA Trust 2016-HHV Master Servicer or the Hilton USA Trust 2016-HHV Trustee, as applicable, will be required to make P&I Advances with respect to the Hilton Hawaiian Village Pari Passu Companion Loans or Hilton Hawaiian Village Subordinate Companion Loan included in the related securitization, unless the master servicer or the trustee, as applicable, or the special servicer, has determined that such advance would not be recoverable from collections on the Hilton Hawaiian Village Pari Passu Companion Loans and the Hilton Hawaiian Village Subordinate Companion Loan. The Hilton USA Trust 2016-HHV Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed P&I Advance, if made, would be a Nonrecoverable Advance, which determination will be conclusive and binding on the master servicer and the trustee.

●	The Hilton USA Trust 2016-HHV Master Servicer is obligated to make property protection advances with respect to the Hilton Hawaiian Village Whole Loan. If the Hilton USA Trust 2016-HHV Master Servicer determines that a property protection advance it made with respect to the Hilton Hawaiian Village Whole Loan or the related Mortgaged Property is nonrecoverable, it is entitled to be reimbursed first from collections on, and proceeds of, the Hilton Hawaiian Village Subordinate Companion Loan, and then from collections on, and proceeds of the Hilton Hawaiian Village Mortgage Loan and the Hilton Hawaiian Village Pari Passu Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the Mortgage Loans, from general collections of the issuing entity under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement and from general collections on the mortgage loans included in any securitization of any related non-controlling Hilton Hawaiian Village Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance).

●	Items with respect to the Hilton Hawaiian Village Whole Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or modification fees and that are allocated as additional servicing compensation, may be allocated between the Hilton USA Trust 2016-HHV Master Servicer and the Hilton USA Trust 2016-HHV Special Servicer in proportions that are different from the proportions allocated between the master servicer and the special servicer in the case of Mortgage Loans serviced under the PSA.

●	The Hilton USA Trust 2016-HHV Special Servicer is required to take actions with respect to the Hilton Hawaiian Village Mortgage Loan if such Mortgage Loan becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar to the actions described under “—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties” in this prospectus.

●	With respect to the Hilton Hawaiian Village Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the PSA.

●	The Hilton USA Trust 2016-HHV Master Servicer and Hilton USA Trust 2016-HHV Special Servicer (a) have rights related to resignation substantially similar to those of the master servicer and the special servicer and (b) are subject to servicer termination events substantially similar to those in the PSA, as well as the rights related thereto.

●	No items with respect to the Hilton Hawaiian Village Whole Loan that are the equivalent of ancillary fees, assumption fees, modification fees and/or penalty charges will be allocated to the master servicer or the special servicer as additional servicing compensation or otherwise applied in accordance with the PSA except to the extent that such items are received by the issuing entity with respect to the Hilton Hawaiian Village Mortgage Loan.

●	The equivalent of penalty charges with respect to the Hilton Hawaiian Village Whole Loan are allocated in accordance with the related Intercreditor Agreement.

●	The specific types of actions constituting major decisions under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Hilton USA Trust 2016-HHV Directing Certificateholder is permitted to consent will correspondingly differ.

●	The liability of the parties to the Hilton USA Trust 2016-HHV Trust and Servicing Agreement is limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

●	Collections on the Hilton Hawaiian Village Whole Loan are maintained under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement in a manner similar, but not necessarily identical, to collections on the Mortgage Loans and the Serviced Whole Loans under the PSA, provided that rating requirements for accounts and permitted investments may vary under those two pooling and servicing agreements.

●	The Hilton USA Trust 2016-HHV Trust and Servicing Agreement differs from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The Hilton USA Trust 2016-HHV Special Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—Hilton Hawaiian Village Whole Loan—Appointment of Special Servicer” in this prospectus.

The depositor under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement, the Hilton USA Trust 2016-HHV Master Servicer, the Hilton USA Trust 2016-HHV Special Servicer, the Hilton USA Trust 2016-HHV Certificate Administrator, the Hilton USA Trust 2016-HHV Trustee, the Hilton USA Trust 2016-HHV Operating Advisor, the Hilton USA Trust 2016-HHV Asset Representations Reviewer and various related persons and entities are entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Intercreditor Agreement.

See also “Description of the Mortgage Pool—The Whole Loans—Hilton Hawaiian Village Whole Loan” in this prospectus.

Prospective investors are encouraged to review the full provisions of the Hilton USA Trust 2016-HHV Trust and Servicing Agreement, which is available online at www.sec.gov or by requesting a copy from the underwriters.

Servicing of the Fresno Fashion Fair Mortgage Loan

The Fresno Fashion Fair Mortgage Loan is being, and any related REO Property will be, serviced under the JPMDB 2016-C4 Pooling and Servicing Agreement.

The servicing arrangements under the JPMDB 2016-C4 Pooling and Servicing Agreement are generally similar to, but differ in certain respects from, the servicing arrangements under the PSA. In that regard, the following are considerations relating to servicing, including the identification of some (but not all) of the differences between the JPMDB 2016-C4 Pooling and Servicing Agreement and the expected terms of the PSA:

●	Pursuant to the JPMDB 2016-C4 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the Fresno Fashion Fair Mortgage Loan are substantially similar, but not identical, to the corresponding fees payable under the PSA and are payable in the amounts described under “—Servicing and Other Compensation and Payment of Expenses” in this prospectus.

●	The master servicer under the JPMDB 2016-C4 Pooling and Servicing Agreement (the “JPMDB 2016-C4 Master Servicer”) or the trustee under the JPMDB 2016-C4 Pooling and Servicing Agreement (the “JPMDB 2016-C4 Trustee”), as applicable, will be required to make P&I Advances with respect to the Fresno Fashion Fair Companion Loans included in the related securitization, unless the master servicer or the trustee, as applicable, or the special servicer, has determined that such advance would not be recoverable from collections on the Fresno Fashion Fair Companion Loans. The special servicer under the JPMDB 2016-C4 Pooling and Servicing Agreement (the “JPMDB 2016-C4 Special Servicer”) may, at its option, make a determination in accordance with the Servicing Standard that any proposed P&I Advance, if made, would be a nonrecoverable advance, as defined in the JPMDB 2016-C4 Pooling and Servicing Agreement, which determination will be conclusive and binding on the master servicer and the trustee.

●	The JPMDB 2016-C4 Master Servicer will be obligated to make property protection advances with respect to the Fresno Fashion Fair Whole Loan. If the JPMDB 2016-C4 Master Servicer determines that a property protection advance it made with respect to the Fresno Fashion Fair Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the Fresno Fashion Fair Mortgage Loan and the Fresno Fashion Fair Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the Mortgage Loans, from general collections of the issuing entity under the JPMDB 2016-C4 Pooling and Servicing Agreement and from general collections on the mortgage loans included in any securitization of any related non-controlling Fresno Fashion Fair Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance).

●	Items with respect to the Fresno Fashion Fair Whole Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or modification fees and that are allocated as additional servicing compensation, may be allocated between the JPMDB 2016-C4 Master Servicer and the JPMDB 2016-C4 Special Servicer in proportions that are different from the proportions allocated between the master servicer and the special servicer in the case of Mortgage Loans serviced under the PSA.

●	The JPMDB 2016-C4 Special Servicer will be required to take actions with respect to the Fresno Fashion Fair Mortgage Loan if such Mortgage Loan becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar to the actions described under “—Realization Upon Mortgage Loans” and “--Sale of Defaulted Loans and REO Properties” in this prospectus.

●	With respect to the Fresno Fashion Fair Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the PSA.

●	The requirement of the JPMDB 2016-C4 Master Servicer to make compensating interest payments in respect of the Fresno Fashion Fair Mortgage Loan will be substantially similar to the requirement of the master servicer to make Compensating Interest Payments in respect of the serviced Mortgage Loans under the PSA.

●	The JPMDB 2016-C4 Master Servicer and JPMDB 2016-C4 Special Servicer (a) will have rights related to resignation substantially similar to those of the master servicer and the special servicer and (b) will be subject to servicer termination events substantially similar to those in the PSA, as well as the rights related thereto.

●	No items with respect to the Fresno Fashion Fair Whole Loan that are the equivalent of ancillary fees, assumption fees, modification fees and/or penalty charges will be allocated to the master servicer or the special servicer as additional servicing compensation or otherwise applied in accordance with the PSA except to the extent that such items are received by the issuing entity with respect to the Fresno Fashion Fair Mortgage Loan.

●	The equivalent of penalty charges with respect to the Fresno Fashion Fair Whole Loan will be allocated in accordance with the related Intercreditor Agreement.

●	The specific types of actions constituting major decisions under the JPMDB 2016-C4 Pooling and Servicing Agreement will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable JPMDB 2016-C4 Directing Certificateholder is permitted to consent will correspondingly differ.

●	The liability of the parties to the JPMDB 2016-C4 Pooling and Servicing Agreement will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

●	Collections on the Fresno Fashion Fair Whole Loan will be maintained under the JPMDB 2016-C4 Pooling and Servicing Agreement in a manner substantially similar, but not necessarily identical, to collections on the Mortgage Loans and the Serviced Whole Loans under the PSA, provided that rating requirements for accounts and permitted investments may vary under those two pooling and servicing agreements.

●	The JPMDB 2016-C4 Pooling and Servicing Agreement may differ from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The JPMDB 2016-C4 Special Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—Fresno Fashion Fair Whole Loan—Appointment of Special Servicer” in this prospectus.

The depositor under the JPMDB 2016-C4 Pooling and Servicing Agreement, the JPMDB 2016-C4 Master Servicer, the JPMDB 2016-C4 Special Servicer, the certificate administrator under the JPMDB 2016-C4 Pooling and Servicing Agreement, the JPMDB 2016-C4 Trustee, the operating advisor under the JPMDB 2016-C4 Pooling and Servicing Agreement, the asset representations reviewer under the JPMDB 2016-C4 Pooling and Servicing Agreement and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Intercreditor Agreement.

See also “Description of the Mortgage Pool—The Whole Loans—Fresno Fashion Fair Whole Loan” in this prospectus.

Servicing of the Potomac Mills Mortgage Loan and Residence Inn by Marriott LAX Mortgage Loan

Each of the Potomac Mills Mortgage Loan and the Residence Inn by Marriott LAX Mortgage Loan is being, and any related REO Property will be, serviced under the CFCRE 2016-C6 Pooling and Servicing Agreement.

The servicing arrangements under the CFCRE 2016-C6 Pooling and Servicing Agreement are generally similar to, but differ in certain respects from, the servicing arrangements under the PSA. In that regard, the following are considerations relating to servicing, including the identification of some (but not all) of the differences between the CFCRE 2016-C6 Pooling and Servicing Agreement and the expected terms of the PSA:

●	Pursuant to the CFCRE 2016-C6 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the Potomac Mills Mortgage Loan and the Residence Inn by Marriott LAX Mortgage Loan are similar to the corresponding fees payable under the PSA and are payable in the amounts described under “—Servicing and Other Compensation and Payment of Expenses” in this prospectus.

●	The CFCRE 2016-C6 Master Servicer earns a primary servicing fee with respect to each of the Potomac Mills Mortgage Loan and the Residence Inn by Marriott LAX Mortgage Loan that is calculated at 0.02250% per annum (which includes any applicable sub-servicing fee rate).

●	The CFCRE 2016-C6 Master Servicer or the CFCRE 2016-C6 Trustee, as applicable, will be required to make P&I Advances with respect to the Potomac Mills Pari Passu Companion Loans and the Residence Inn by Marriott LAX Companion Loans, unless the master servicer or the trustee, as applicable, or the special servicer, has determined that such advance would not be recoverable from collections on the Potomac Mills Pari Passu Companion Loans or the Residence Inn by Marriott LAX Companion Loans, as applicable. The CFCRE 2016-C6 Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed P&I Advance, if made, would be a Nonrecoverable Advance, which determination will be conclusive and binding on the master servicer and the trustee.

●	The CFCRE 2016-C6 Master Servicer is obligated to make property protection advances with respect to the Potomac Mills Whole Loan. If the CFCRE 2016-C6 Master Servicer determines that a property protection advance it made with respect to the Potomac Mills Whole Loan or the related Mortgaged Property is nonrecoverable, it is entitled to be reimbursed first from collections on, and proceeds of, the Potomac Mills Subordinate Companion Loans, and then from collections on, and proceeds of the Potomac Mills Mortgage Loan and the Potomac Mills Pari Passu Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the Mortgage Loans, from general collections of the issuing entity under the CFCRE 2016-C6 Pooling and Servicing Agreement and from general collections on the mortgage loans included in any securitization of any related non-controlling Potomac Mills Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance).

●	The CFCRE 2016-C6 Master Servicer is obligated to make property protection advances with respect to the Residence Inn by Marriott LAX Whole Loan. If the CFCRE 2016-C6 Master Servicer determines that a property protection advance it made with respect to the Residence Inn by Marriott LAX Whole Loan or the related Mortgaged Property is nonrecoverable, it is entitled to be reimbursed first from collections on, and proceeds of, the Residence Inn by Marriott LAX Mortgage Loan and the Residence Inn by Marriott LAX Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the Mortgage Loans, from general collections of the issuing entity under the CFCRE 2016-C6 Pooling and Servicing Agreement and from general collections on the mortgage loans included in any securitization of any related non-controlling Residence Inn by Marriott LAX Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance).

●	Items with respect to the Potomac Mills Mortgage Loan and the Residence Inn by Marriott LAX Whole Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or modification fees and that are allocated as additional servicing compensation, may be allocated between the CFCRE 2016-C6 Master Servicer and the CFCRE 2016-C6 Special Servicer in proportions that are different from the proportions allocated between the master servicer and the special servicer in the case of Mortgage Loans serviced under the PSA.

●	The CFCRE 2016-C6 Special Servicer is required to take actions with respect to the Potomac Mills Mortgage Loan and the Residence Inn by Marriott LAX Mortgage Loan if such Mortgage Loan becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar to the actions described under “—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties” in this prospectus.

●	With respect to the Potomac Mills Mortgage Loan and the Residence Inn by Marriott LAX Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the PSA.

●	The requirement of the CFCRE 2016-C6 Master Servicer to make compensating interest payments in respect of the Potomac Mills Mortgage Loan and the Residence Inn by Marriott LAX Mortgage Loan is similar to the requirement of the master servicer to make Compensating Interest Payments in respect of the serviced Mortgage Loans under the PSA.

●	The CFCRE 2016-C6 Master Servicer and CFCRE 2016-C6 Special Servicer (a) have rights related to resignation substantially similar to those of the master servicer and the special servicer and (b) are subject to servicer termination events substantially similar to those in the PSA, as well as the rights related thereto.

●	No items with respect to the Potomac Mills Mortgage Loan and the Residence Inn by Marriott LAX Whole Loan that are the equivalent of ancillary fees, assumption fees, modification fees and/or penalty charges will be allocated to the master servicer or the special servicer as additional servicing compensation or otherwise applied in accordance with the PSA except to the extent that such items are received by the issuing entity with respect to the Potomac Mills Mortgage Loan and the Residence Inn by Marriott LAX Mortgage Loan, respectively.

●	The equivalent of penalty charges with respect to the Potomac Mills Mortgage Loan and the Residence Inn by Marriott LAX Whole Loan are allocated in accordance with the related Intercreditor Agreement.

●	The specific types of actions constituting major decisions under the CFCRE 2016-C6 Pooling and Servicing Agreement differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable CFCRE 2016-C6 Directing Certificateholder is permitted to consent will correspondingly differ.

●	The liability of the parties to the CFCRE 2016-C6 Pooling and Servicing Agreement is limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

●	Collections on the Potomac Mills Mortgage Loan and the Residence Inn by Marriott LAX Whole Loan are maintained under the CFCRE 2016-C6 Pooling and Servicing Agreement in a manner similar, but not necessarily identical, to collections on the Mortgage Loans and the Serviced Whole Loans under the PSA, provided that rating requirements for accounts and permitted investments may vary under those two pooling and servicing agreements.

●	The CFCRE 2016-C6 Pooling and Servicing Agreement differs from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The CFCRE 2016-C6 Special Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—Potomac Mills Whole Loan—Appointment of Special Servicer” and —Residence Inn by Marriott LAX Whole Loan—Appointment of Special Servicer” in this prospectus.

The depositor under the CFCRE 2016-C6 Pooling and Servicing Agreement, the CFCRE 2016-C6 Master Servicer, the CFCRE 2016-C6 Special Servicer, the CFCRE 2016-C6 Certificate Administrator, the CFCRE 2016-C6 Trustee, the CFCRE 2016-C6 Operating Advisor, the CFCRE 2016-C6 Asset Representations Reviewer and various related persons and entities are entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Intercreditor Agreement.

See also “Description of the Mortgage Pool—The Whole Loans—Potomac Mills Whole Loan” and “—Residence Inn by Marriott LAX Whole Loan” in this prospectus.

Prospective investors are encouraged to review the full provisions of the CFCRE 2016-C6 Pooling and Servicing Agreement, which is available online at www.sec.gov or by requesting a copy from the underwriters.

Servicing of the 681 Fifth Avenue Mortgage Loan

As of the Closing Date, the 681 Fifth Avenue Mortgage Loan, together with the 681 Fifth Avenue Companion Loans, and any related REO Property, are expected to be serviced under the MSC 2016-UBS12 PSA.

The servicing arrangements under the MSC 2016-UBS12 PSA are generally similar to, but may differ in certain respects from, the servicing arrangements under the PSA. The MSC 2016-UBS12 PSA contains terms and conditions that are customary for securitization transactions involving assets similar to the 681 Fifth Avenue Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the Trust and the trust funds for the 681 Fifth Avenue Companion Loans, (ii) required by law or changes in any law, rule or regulation or (iii) generally required by the rating agencies in connection with the issuance of ratings in securitizations similar to this securitization as well as the securitizations related to the 681 Fifth Avenue Companion Loans. Such terms include, without limitation:

●	The MSC 2016-UBS12 Master Servicer earns a primary servicing fee with respect to the 681 Fifth Avenue Whole Loan that is to be calculated at 0.00250% per annum.

●	Upon the 681 Fifth Avenue Whole Loan becoming a specially serviced loan under the MSC 2016-UBS12 PSA, the MSC 2016-UBS12 Special Servicer will earn a special servicing fee payable monthly with respect to the 681 Fifth Avenue Mortgage Loan accruing at a rate equal to 0.25% per annum, until such time as the 681 Fifth Avenue Whole Loan is no longer specially serviced.

●	The MSC 2016-UBS12 Special Servicer will be entitled to a workout fee equal to the lesser of 1.0% and $1,000,000 but not less than $25,000 of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the 681 Fifth Avenue Whole Loan. The workout fee is generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the PSA.

●	The MSC 2016-UBS12 Special Servicer will be entitled to a liquidation fee equal to the lesser of 1.0% and $1,000,000 but not less than $25,000. The liquidation fee is generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the PSA.

●	Each of the MSC 2016-UBS12 Master Servicer or MSC 2016-UBS12 Trustee, as applicable, is required to make advances of principal and interest and advances of certain administrative expenses with respect to the 681 Fifth Avenue Pari Passu Companion Loans, unless the MSC 2016-UBS12 Master Servicer or MSC 2016-UBS12 Trustee, as applicable, has determined that any such advance and interest thereon would not be recoverable from collections thereon.

●	Each of the MSC 2016-UBS12 Master Servicer or MSC 2016-UBS12 Trustee, as applicable, is obligated to make property protection advances with respect to the 681 Fifth Avenue Whole Loan, unless a determination is made by the MSC 2016-UBS12 Master Servicer or the MSC 2016-UBS12 Trustee, as applicable, that any such advance and interest thereon would not be recoverable from collections on the 681 Fifth Avenue Whole Loan. If it is determined that a property protection advance made with respect to the 681 Fifth Avenue Whole Loan or the related Mortgaged Property is nonrecoverable, the party that made such nonrecoverable advance will be entitled to be reimbursed for such advance and interest thereon, first, out of the principal portion of general collections on the MSC 2016-UBS12 mortgage loans and REO properties and second, out of other collections on the MSC 2016-UBS12 mortgage loans and REO properties, to the extent the principal portion of the general collections is insufficient and with respect to such excess only, subject to any election in the MSC 2016-UBS12 Master Servicer’s or the MSC 2016-UBS12 Trustee’s, as applicable, sole discretion to defer reimbursement pursuant to the MSC 2016-UBS12 PSA.

●	Amounts payable with respect to the 681 Fifth Avenue Whole Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or modification fees and that are allocated as additional servicing compensation under the MSC 2016-UBS12 PSA may be allocated between the MSC 2016-UBS12 Master Servicer and the MSC 2016-UBS12 Special Servicer in proportions that are different from the proportions of similar fees allocated between the applicable master servicer and the applicable special servicer with respect to Mortgage Loans serviced under the PSA.

●	The MSC 2016-UBS12 Special Servicer will be required to take actions with respect to the 681 Fifth Avenue Whole Loan if it becomes a defaulted loan, which actions are similar, but not necessarily identical, to the actions described under “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

●	The servicing provisions relating to performing inspections and collecting operating information are similar, but not necessarily identical, to those of the PSA.

●	The requirement of the MSC 2016-UBS12 Master Servicer to make compensating interest payments in respect of the 681 Fifth Avenue Whole Loan is similar, but not necessarily identical, to the requirement of the master servicers to make Compensating Interest Payments in respect of the Mortgage Loans serviced under the PSA.

●	The MSC 2016-UBS12 Master Servicer and the MSC 2016-UBS12 Special Servicer (a) have rights related to resignation similar to those of the master servicers and the special servicers under the PSA and (b) are subject to servicer termination events similar, but not necessarily identical, to those in the PSA.

●	The servicing transfer events of the MSC 2016-UBS12 PSA that would cause the 681 Fifth Avenue Whole Loan to become specially serviced are similar, but not necessarily identical, to those of the PSA.

●	The specific types of actions constituting major decisions under the MSC 2016-UBS12 PSA may differ in certain respects from those actions that constitute Major Decisions under the PSA, and, therefore, the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ.

●	The liability of the parties to the MSC 2016-UBS12 PSA will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

●	Collections on the 681 Fifth Avenue Whole Loan are maintained under the MSC 2016-UBS12 PSA in a manner similar, but not necessarily identical, to collections on the Mortgage Loans and the Serviced Whole Loans under the PSA, provided that rating requirements for accounts and permitted investments may vary under those two pooling and servicing agreements.

●	The MSC 2016-UBS12 PSA may differ from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The MSC 2016-UBS12 Special Servicer and the MSC 2016-UBS12 Master Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—The 681 Fifth Avenue Whole Loan—Replacement of Special Servicer” in this prospectus.

The MSC 2016-UBS12 depositor, the MSC 2016-UBS12 Master Servicer, the MSC 2016-UBS12 Special Servicer, the MSC 2016-UBS12 certificate administrator, the MSC 2016-UBS12 Trustee and various related persons and entities will be entitled to be indemnified by the issuing entity (as and to the same extent the MSC 2016-UBS12 trust is required to indemnify such parties pursuant to the terms of the MSC 2016-UBS12 PSA) for certain losses and liabilities incurred by any such party in accordance with the terms and conditions of the related Intercreditor Agreement and the MSC 2016-UBS12 PSA. To the extent funds on collections from the 681 Fifth Avenue Whole Loan are insufficient to satisfy such indemnification obligations, the issuing entity will be required to reimburse the applicable indemnified parties for its pro rata share of the insufficiency, including from general collections on deposit in the collection accounts. See also “Description of the Mortgage Pool—The Whole Loans—The 681 Fifth Avenue Whole Loan” in this prospectus.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may also be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) (A) the applicable replacement master servicer or special servicer has been appointed as a master servicer or special servicer, as applicable, on a transaction-level basis on the closing date of a commercial mortgage loan securitization and, as of the date of such determination, is the master servicer or special servicer, as applicable, of such securitization, with respect to which Moody’s rated one or more classes of certificates and one or more classes of such certificates are still outstanding and rated by Moody’s and (B) Moody’s has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by Moody’s in a CMBS transaction serviced by the applicable master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean each of Moody’s, Fitch and KBRA.

Any Rating Agency Confirmation requests made by the master servicer, special servicer, certificate administrator, or trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written

Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA, and thereafter be delivered by the applicable party to the Rating Agencies in accordance with the delivery instructions set forth in the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (only if an advance was made by the trustee in the applicable calendar year) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (only if an advance was made by the trustee in the applicable calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

No Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result. See “—Dispute Resolution Provisions” above.

It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other of such certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, which priority or preference is not otherwise provided for in the PSA, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) for the Mortgage Loans remaining in the issuing entity, as described below or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, or the master servicer, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

Any holder of Certificates owning a majority of the percentage interest of the then Controlling Class, and, if such holder does not exercise its option, the special servicer and, if the special servicer does not exercise its option, the master servicer, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the issuing entity, and thereby effect termination of the issuing entity and early retirement of the then-outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of all of the Mortgage Loans as of the Cut-off Date (excluding the Mortgage Loans with Anticipated Repayment Dates). Any such party may be an affiliate of the sponsor, depositor, issuing entity or other related party at the time it exercises such right. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the sum of, without duplication, (A) 100% of the outstanding principal balance of each Mortgage Loan included in the issuing entity as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the issuing entity as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees and other servicing compensation, Certificate Administrator/Trustee Fees, CREFC® Intellectual Property Royalty License Fees, Operating Advisor Fees, Asset Representations Reviewer Monitor Fees and unpaid expenses of and indemnity amounts owed by the issuing entity. The issuing entity may also be terminated in connection with an exchange by the Sole Certificateholder of all the then-outstanding Certificates (excluding the Class R Certificates) (provided, that the Class A-1, Class A-SB, Class A-2, Class A-3, Class A-M, Class B, Class C and Class D Certificates are no longer outstanding) if the Sole Certificateholder compensates the certificate administrator for the amount of investment income the certificate administrator would have earned if the outstanding Certificate Balance of the then-outstanding Certificates (other than the Class X Certificates and Class R Certificates) were on deposit with the certificate administrator as of the first day of the current calendar month and the Sole Certificateholder pays to the master servicer an amount equal to (i) the product of (a) the prime rate, (b) the aggregate Certificate Balance of the then-outstanding Certificates (other than the Class X Certificates and Class R Certificates) as of the date of the exchange and (c) three, divided by (ii) 360, for the Mortgage Loans and any REO Properties remaining in the issuing entity;

provided, further, that if the Sole Certificateholder has taken only an assignment of the Voting Rights of the Class X Certificates, the holders of the Class X Certificates will be entitled to receive a cash payment in consideration for an exchange of their Certificates. Following such termination, no further amount will be payable on the Certificates, regardless of whether any recoveries are received on the REO Properties. Notice of any such termination is required to be given promptly by the certificate administrator by mail to the Certificateholders with a copy to the master servicer, the special servicer, the operating advisor, the mortgage loan sellers, the trustee and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Notice to the Certificateholders will be given at their addresses shown in the Certificate Registrar not more than 30 days, and not less than ten days, prior to the anticipated termination date. With respect to any book-entry Certificates, such notice will be mailed to DTC and beneficial owners of Certificates will be notified to the extent provided in the procedures of DTC and its participants.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)   to correct any defect or ambiguity in the PSA or in order to address any manifest error in any provision of the PSA;

(b)   to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in this prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)   to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the Master Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)   to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of either Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity or either Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

(e)   to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)    to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)   to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of either Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Pari Passu Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i)     to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website; and

(j)     to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate percentage interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder,

(2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA without the consent of the applicable mortgage loan seller, or (5) amend the Servicing Standard without, in each case, the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the Non-Serviced Intercreditor Agreement or the Non-Serviced Intercreditor Agreement without the consent of the holder of the related Non-Serviced Companion Loan(s).

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause either Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s, “A” by Fitch and “A” by KBRA (if rated by KBRA); provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s and “BBB” by Fitch, and its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s and “F1” by Fitch, and the master servicer maintains a rating of at least “A2” by Moody’s and “A+” by Fitch; provided, further, that if any such institution is not rated by KBRA, it maintains an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s and/or Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 30 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of five (5) days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 180 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 50% of the Voting Rights may, with cause (at any time) or without cause (at any time with 30 days’ prior written notice), remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

Legal Aspects of Mortgage Loans in California and New York

The following discussion summarizes certain legal aspects of mortgage loans secured or partially secured by real property in California (six (6) properties representing approximately 12.4% of the Initial Pool Balance (by Allocated Loan Amount), and New York (two (2) properties representing approximately 10.0% of the Initial Pool Balance (by Allocated Loan Amount)) and, which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the federal bankruptcy code. Although the reasoning and result of Durrett in respect of the federal bankruptcy code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the Mortgage Loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal bankruptcy code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the federal bankruptcy code.

Under the federal bankruptcy code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the federal bankruptcy code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the federal bankruptcy code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the federal bankruptcy code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the federal bankruptcy code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the federal bankruptcy code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the federal bankruptcy code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The federal bankruptcy code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the federal bankruptcy code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the federal bankruptcy code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the federal bankruptcy code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

The federal bankruptcy code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the federal bankruptcy code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the federal bankruptcy code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the federal bankruptcy code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The federal bankruptcy code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the federal bankruptcy code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The federal bankruptcy code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the federal bankruptcy code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the federal bankruptcy code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The federal bankruptcy code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the federal bankruptcy code. Under the federal bankruptcy code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the federal bankruptcy code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the federal bankruptcy code or if certain other defenses in the federal bankruptcy code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the federal bankruptcy code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the federal bankruptcy code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the federal bankruptcy code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the federal bankruptcy code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator, “ however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the Mortgage Loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

CCRE Lending and its affiliates are playing several roles in this transaction. Cantor Fitzgerald & Co. and CastleOak Securities, L.P., underwriters, are affiliates of the CCRE Commercial Mortgage Securities LP, the depositor, CCRE Lending, a sponsor and a mortgage loan seller, and Berkeley Point Capital LLC, a primary servicer. In addition, CCRE Lending is an affiliate of Cantor Fitzgerald Investors, LLC, the borrower sponsor under the mortgage loans secured by the portfolios of mortgaged properties identified on Annex A-1 to this prospectus as Walgreens Net Lease Portfolio 3 and Walgreens Net Lease Portfolio 2, collectively representing approximately 9.6% of the initial pool balance. CCRE Lending originated each of those mortgage loans, and CCRE Lending is the mortgage loan seller with respect to those mortgage loans.

UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG, New York Branch, an originator, a sponsor, a mortgage loan seller and the holder of the 681 Fifth Avenue Companion Loan.

SG Americas Securities, LLC, one of the underwriters, is an affiliate of Société Générale, a sponsor and a mortgage loan seller.

CCRE Lending currently holds the Google Kirkland Campus Phase II Companion Loan. However, CCRE Lending intends to sell such Companion Loan in connection with one or more future securitizations.

Under the JPMDB 2016-C4 Pooling and Servicing Agreement, Midland is the initial Non-Serviced Special Servicer of the Fresno Fashion Fair Whole Loan.

Under the CGCMT 2016-C3 Pooling and Servicing Agreement, Midland was the initial Non-Serviced Master Servicer of the Potomac Mills Whole Loan (prior to the closing date of the CFCRE 2016-C6 Pooling and Servicing Agreement).

Under the MSC 2016-UBS12 Pooling and Servicing Agreement, Midland is expected to be the initial Non-Serviced Master Servicer of the 681 Fifth Avenue Whole Loan. Midland Loan Services, a Division of PNC Bank, National Association is expected to act as the special servicer, and it or an affiliate assisted Eightfold Real Estate Capital Fund IV, L.P. and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Wells Fargo Bank, National Association is the interim custodian of the loan files for all of the Mortgage Loans that Société Générale will transfer to the depositor.

Wells Fargo Bank, National Association is the trustee, the certificate administrator, the custodian, the certificate registrar and the 17g-5 information provider. Wells Fargo Bank, National Association is also (i) expected to be the Hilton USA Trust 2016-HHV Master Servicer and the Hilton USA Trust 2016-HHV Certificate Administrator and the custodian, the certificate registrar and the 17g-5 information provider under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement with respect to the Hilton Hawaiian Village Whole Loan, (ii) the JPMDB 2016-C4 Servicer and the JPMDB 2016-C4 Certificate Administrator and the custodian, the certificate registrar and the 17g-5 information provider under the JPMDB 2016-C4 Pooling and Servicing Agreement with respect to the Fresno Fashion Fair Whole Loan, (iii) the CFCRE 2016-C6 Master Servicer, the certificate administrator under the CFCRE 2016-C6 Pooling and Servicing Agreement and the custodian, the certificate registrar and the 17g-5 information provider under the CFCRE 2016-C6 Pooling and Servicing Agreement with respect to the Potomac Mills Whole Loan and the Residence Inn by Marriott LAX Whole Loan, and (iv) expected to be the MSC 2016-UBS12 Trustee, the MSC 2016-UBS12 Certificate Administrator and the custodian, the certificate registrar and the 17g-5 information provider under the MSC 2016-UBS12 Pooling and Servicing Agreement with respect to the 681 Fifth Avenue Whole Loan.

Park Bridge Lender Services, the operating advisor and asset representations reviewer, (i) is expected to be the operating advisor and the asset representations reviewer under the MSC 2016-UBS12 Pooling and Servicing Agreement with respect to the 681 Fifth Avenue Whole Loan and (ii) is the operating advisor and the asset representations reviewer under the CFCRE 2016-C6 Pooling and Servicing Agreement with respect to the Potomac Mills Whole Loan and the Residence Inn by Marriott LAX Whole Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Loan Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties.”

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which yield maintenance charges and prepayment premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay yield maintenance charges or prepayment premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of companion loan or a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans”. To the extent a Mortgage Loan requires payment of a yield maintenance charge or prepayment premium in connection with a voluntary prepayment, any such yield maintenance charge or prepayment premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or the special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments of the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2 and Class A-3 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2 and Class A-3 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special

Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Class or Classes
Class X-A	$ 457,039,000	Class A-1, Class A-SB, Class A-2 and Class A-3
Class X-B	$ 77,534,000	Class A-M and Class B
Class X-C	$ 32,645,000	Class C
Class X-D	$ 35,094,000	Class D
Class X-E	$ 16,323,000	Class E
Class X-F	$ 7,346,000	Class F
Class X-G	$ 26,932,725	Class G

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or yield maintenance charges, release of property provisions, and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a yield maintenance charge or prepayment premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the Allocated Loan Amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 10 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above. The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the related certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Class or Classes
X-A	$ 457,039,000	A-1, A-SB, A-2 and A-3
X-B	$ 77,534,000	A-M and B
X-C	$ 32,645,000	C
X-D	$ 35,094,000	D
X-E	$ 16,323,000	E
X-F	$ 7,346,000	F
X-G	$ 26,932,725	G

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Regular Certificate (other than the Class X Certificates) refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the certificate is distributed to the related investor. The weighted average life of a Regular Certificate (other than the Class X Certificates) will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments may be measured by a prepayment standard or model. The model used in this Memorandum is the Constant Prepayment Rate (“CPR”) model. The CPR model assumes that a group of Mortgage Loans and/or Whole Loans, as applicable, experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables with respect to any particular Class, the column headed “0%” assumes that none of the Mortgage Loans and/or Whole Loans, as applicable, is prepaid before maturity or, with respect to any ARD Loan, the related Anticipated Repayment Date. The columns headed “25%,” “50%,” “75%,” and “100%” assume that no prepayments are made on any Mortgage Loan and/or Whole Loans, as applicable, during such Mortgage Loan’s and/or Whole Loan’s lockout period, defeasance period, yield maintenance period or prepayment premium lockout period, in each case if any, and are otherwise made on each of the Mortgage Loans and/or Whole Loans, as applicable, at the indicated CPR percentages. There is no assurance, however, that prepayments of the Mortgage Loans and/or Whole Loans, as applicable (whether or not in a lockout period, defeasance period, yield maintenance period or prepayment premium lockout period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans and/or Whole Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans and/or Whole Loans, as applicable, will prepay in accordance with the assumptions at the same rate or that Mortgage Loans and/or Whole Loans, as applicable, that are in a lockout period, defeasance period, yield maintenance period or prepayment premium lockout period will not prepay as a result of involuntary liquidations upon default or otherwise.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	scheduled Periodic Payments of principal and/or interest due at maturity on the Mortgage Loans will be received on a timely basis and will be distributed on the 10th day of the related month, beginning in January 2017;

●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date, and will be adjusted as required pursuant to the definition of Mortgage Rate;

●	the Mortgage Loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	any principal prepayments on the Mortgage Loans and/or Whole Loans, as applicable, will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPR set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);

●	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

●	the Closing Date occurs on December 21, 2016;

●	each ARD Loan prepays in full on the related Anticipated Repayment Date;

●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;

●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;

●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan and/or Whole Loans, as applicable, in whole or in part;

●	no additional trust fund expenses are incurred;

●	no property releases (or related re-amortizations) occur;

●	the optional termination is not exercised;

●	there are no modifications or maturity date extensions in respect of the Mortgage Loans;

●	the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 25 Senate Place Jersey City, amortizes based on the amortization schedule attached as Annex E to this prospectus;

●	there are no delinquencies in respect of the Mortgage Loans;

●	in the case of the Hilton Hawaiian Village Whole Loan, any principal prepayments on the Hilton Hawaiian Village Whole Loan will be received on its Due Date at the respective levels of CPR set forth in the tables below and further allocated to the Hilton Hawaiian Village Mortgage Loan in accordance with the payment priority set forth in the Intercreditor Agreement; and

●	in the case of the Potomac Mills Whole Loan, any principal prepayments on the Potomac Mills Whole Loan will be received on its Due Date at the respective levels of CPR set forth in the tables below and further allocated to the Potomac Mills Mortgage Loan in accordance with the payment priority set forth in the Intercreditor Agreement.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans and/or Whole Loans, as applicable, will actually prepay at any constant rate until maturity or that all the Mortgage Loans and/or Whole Loans, as applicable, will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans and/or Whole Loans, as applicable, that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans and/or Whole Loans, as applicable, were to equal any of the specified CPR percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates (other than the Class X certificates) and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPRs.

Percentages of the Initial Certificate Balance
of the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
December 2017	84%	84%	84%	84%	84%
December 2018	67%	67%	67%	67%	67%
December 2019	48%	48%	48%	48%	48%
December 2020	25%	25%	25%	25%	25%
December 2021 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	2.76	2.76	2.76	2.76	2.75

(1)	The weighted average life of the Class A-1 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 certificates.

Percentages of the Initial Certificate Balance
of the Class A-SB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	94%	94%	94%	94%	98%
December 2022	74%	74%	74%	74%	78%
December 2023	53%	53%	53%	53%	57%
December 2024	31%	31%	31%	31%	35%
December 2025	8%	8%	8%	8%	12%
December 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	7.13	7.13	7.13	7.13	7.30

(1)	The weighted average life of the Class A-SB certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB certificates.

Percentages of the Initial Certificate Balance
of the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	99%
December 2022	100%	100%	100%	100%	99%
December 2023	100%	100%	100%	100%	99%
December 2024	100%	100%	100%	100%	99%
December 2025	100%	100%	100%	100%	99%
December 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.83	9.77	9.70	9.61	9.40

(1)	The weighted average life of the Class A-2 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A- 2 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 certificates.

Percentages of the Initial Certificate Balance
of the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.92	9.91	9.90	9.87	9.63

(1)	The weighted average life of the Class A-3 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 certificates.

Percentages of the Initial Certificate Balance
of the Class A-M Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.97	9.97	9.97	9.97	9.72

(1)	The weighted average life of the Class A-M certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-M certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-M certificates.

Percentages of the Initial Certificate Balance
of the Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.97	9.97	9.97	9.97	9.72

(1)	The weighted average life of the Class B certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B certificates.

Percentages of the Initial Certificate Balance
of the Class C Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.97	9.97	9.97	9.97	9.73

(1)	The weighted average life of the Class C certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C certificates.

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPRs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from and including December 1, 2016 to and excluding the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans and/or Whole Loans, as applicable, or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans and/or Whole Loans, as applicable, may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans and/or Whole Loans, as applicable, will prepay in accordance with the above assumptions (or, with respect to an “AB Whole Loan”, a Whole Loan that has subordinate companion loans, amounts will be allocated to the related Mortgage Loan in accordance with the above assumptions) at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans and/or Whole Loans, as applicable, will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans and/or Whole Loans, as applicable, will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPR model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates)	Prepayment Assumption
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE) for the Class A-SB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates)	Prepayment Assumption
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates)	Prepayment Assumption
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates)	Prepayment Assumption
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates)	Prepayment Assumption
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class X-B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates)	Prepayment Assumption
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class X-C Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Purchase Price (% of Initial Notional Amount of Class X-C certificates)	Prepayment Assumption
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class A-M Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Purchase Price (% of Initial Certificate Balance of Class A-M certificates)	Prepayment Assumption
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates)	Prepayment Assumption
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates)	Prepayment Assumption
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding Excess Interest) and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-SB, Class A-2, Class A-3, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class X-G, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interest” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each intercreditor agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualifications of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (i) the Excess Interest and the related distribution account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, and (ii) the Class V certificates will represent undivided beneficial interests in the Excess Interest and the related distribution account.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a three (3) month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security and reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, six (6) of the Mortgaged Properties securing or partially securing three (3) Mortgage Loans representing 13.1% of the Initial Pool Balance by Allocated Loan Amount, are multifamily properties or have a multifamily component. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interest Holder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interest Holder’s basis in the Regular Interest. Regular Interest Holders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interest Holders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interest Holders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Interests Holder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interest Holder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class[ __] certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat each class of Class X Certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans and/or Whole Loans, as applicable, used in pricing the transaction, i.e., 0% CPR; provided that it is assumed that any ARD Loan prepays on its anticipated prepayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interest Holders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. It is anticipated that the Class [ __] certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions “, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interest Holder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest only certificates, the preceding sentence may not apply in the case of the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interest Holder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interest Holder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interest Holder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interest Holder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. Based on the foregoing, it is anticipated that the Class [ __] certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interest Holder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interest Holders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of their Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the principal balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interest Holders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield maintenance charges and prepayment premiums actually collected on the Mortgage Loans will be distributed to the Class A-1, Class A-SB, Class A-2, Class A-3, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class X-G, Class A-M, Class B, Class C and Class D certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of yield maintenance charges and prepayment premiums so allocated should be taxed to the holders of the Class A-1, Class A-SB, Class A-2, Class A-3, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class X-G, Class A-M, Class B, Class C and Class D certificates, but it is not expected, for federal income tax reporting purposes, that yield maintenance charges and prepayment premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of yield maintenance charges and prepayment premiums. Yield maintenance charges and prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Class A-1, Class A-SB, Class A-2, Class A-3, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class X-G, Class A-M, Class B, Class C and Class D certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of yield maintenance charges and prepayment premiums.

Sale or Exchange of Regular Interests

If a Regular Interest Holder sells or exchanges a Regular Interest, such Regular Interest Holder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interest Holder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interest Holder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interest Holder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to such Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of a REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015.

On November 2, 2015, President Obama signed into law the Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees and administrators authorized to represent REMICs in IRS audits and related procedures (“TMPs”). These new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a TMP’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and Treasury regulations so that holders of the Class R Certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to the Trust REMICs’ taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions.

Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interest Holders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three (3) full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a regular interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, beginning on January 1, 2019, gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The trustee or certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the trustee or certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 28% on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interest Holders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interest Holders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local and any other tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Class	Cantor Fitzgerald & Co.	SG Americas Securities LLC
Class A-1	$13,495,919	$4,236,341
Class A-SB	$18,870,712	$5,923,478
Class A-2	$122,532,766	$38,462,786
Class A-3	$149,460,673	$46,915,401
Class X-A	$304,360,070	$95,538,006
Class X-B	$51,632,910	$16,207,466
Class X-C	$21,739,577	$6,824,009
Class A-M	$28,261,783	$8,871,316
Class B	$23,371,127	$7,336,149
Class C	$21,739,577	$6,824,009

Class	UBS Securities LLC	CastleOak Securities, L.P.
Class A-1	$2,533,740	-
Class A-SB	$3,542,810	-
Class A-2	$23,004,448	-
Class A-3	$28,059,926	-
Class X-A	$57,140,924	-
Class X-B	$9,693,624	-
Class X-C	$4,081,414	-
Class A-M	$5,305,901	-
Class B	$4,387,724	-
Class C	$4,081,414	-

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and will contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [___]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from December 1, 2016, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the depositor in the form of underwriting discounts and commissions.

Expenses payable by the depositor are estimated at $[ ], excluding underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Cantor Fitzgerald & Co., one of the underwriters, is an affiliate of the depositor and an affiliate of one of the sponsors and a primary servicer. CastleOak Securities, L.P., one of the underwriters, is an affiliate of the depositor and an affiliate of one of the sponsors and a primary servicer. UBS Securities, LLC, one of the underwriters, is an affiliate of UBS AG, which is a sponsor and mortgage loan seller. SG Americas Securities, LLC, one of the underwriters, is an affiliate of Société Générale, which is a sponsor and mortgage loan seller.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is expected to be directed to affiliates of Cantor Fitzgerald & Co., UBS Securities LLC, CastleOak Securities, L.P. and SG Americas Securities, LLC, which are underwriters for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Cantor Fitzgerald & Co., of the purchase price for the Offered Certificates, the payment described in the next paragraph and the following payments: (i) the payment by the depositor to CCRE, an affiliate of Cantor Fitzgerald & Co. and CastleOak Securities, L.P., in its capacity as a sponsor, of the purchase price for the mortgage loans sold to the depositor by CCRE, (ii) the payment by the depositor to UBS AG, an affiliate of UBS Securities LLC, in its capacity as a sponsor, and (iii) the payment by the depositor to Société Générale, an affiliate of SG Americas Securities, LLC, in its capacity as a sponsor, of the purchase price for the mortgage loan sold to the depositor by Société Générale. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

As a result of the circumstances described above in this paragraph and the prior paragraph, Cantor Fitzgerald & Co., CastleOak Securities, L.P., UBS Securities LLC and SG Americas Securities, LLC have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”.

Incorporation of Certain Information by Reference

The following documents filed by the date of the filing of this prospectus filed in accordance with Rule 424(h) or Rule 424(b), as applicable, under the Securities Act are incorporated by reference into this prospectus:

(1)  The disclosures filed as exhibits to Form ABS–EE in accordance with Items 601(b)(102) and Item 601(b)(103) of Regulation S–K under the Securities Act.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus. In addition, any Form ABS-EE filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 110 East 59th Street, New York, New York 10022, Attention: Principal Executive Officer, or by telephone at (212) 938-5000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-207567) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K, 8-K and ABS-EE will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with, or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engage in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued an administrative exemption to Cantor Fitzgerald & Co., Final Authorization Number 2011-05E (June 6, 2011) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Cantor Fitzgerald & Co., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief:

First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”).

Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities.

Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith.

Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a Certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of Certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of Certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”); and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the

Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the certificates and material federal income tax matters will be passed upon for the depositor and the underwriters by Cadwalader, Wickersham & Taft LLP.

Ratings

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the Rating Agencies engaged by the depositor to rate such Class of Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each distribution date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the distribution date in December 2054. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of yield maintenance charges, prepayment charges, prepayment premiums, prepayment fees or penalties or default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Index of Defined Terms

17g-5 Information Provider	257
1986 Act	407
1996 Act	387
2015 Budget Act	414
401(c) Regulations	423
681 Fifth Avenue Companion Loans	186
681 Fifth Avenue Intercreditor Agreement	187
681 Fifth Avenue Mortgage Loan	186
681 Fifth Avenue Mortgaged Property	186
681 Fifth Avenue Non-Controlling Note Holder	187
681 Fifth Avenue Noteholders	187
681 Fifth Avenue Whole Loan	186
AB Modified Loan	299
Acceptable Insurance Default	303
Accrued AB Loan Interest	242
Acting General Counsel’s Letter	116
Actual/360 Basis	153
Actual/360 Loans	278
ADA	389
Additional Primary Servicing Compensation	227
Administrative Cost Rate	238
ADR	120
Advances	274
Affirmative Asset Review Vote	335
Allocated Loan Amount	120
ALTA	202
Annual Debt Service	120
Anticipated Repayment Date	153
Appraisal Reduction Amount	296
Appraisal Reduction Event	295
Appraised Value	121
Appraised-Out Class	300
ARD Loans	153
Assessment of Compliance	369
Asset Representations Reviewer Asset Review Fee	294
Asset Representations Reviewer Cap	294
Asset Representations Reviewer Monitor Fee	293
Asset Representations Reviewer Monitor Fee Rate	293
Asset Review	337
Asset Review Notice	336
Asset Review Quorum	336
Asset Review Report	338
Asset Review Report Summary	338
Asset Review Standard	337
Asset Review Trigger	334
Asset Review Vote Election	335
Asset Reviewer Termination Event	340
Asset Status Report	312
Assumed Final Distribution Date	244
Assumed Scheduled Payment	239
Attestation Report	369
Available Funds	233
Balloon Balance	121
Balloon LTV	122
Base Interest Fraction	244
Benefit Plan Investors	421
Berkeley Point	222
Bondholder	130, 152
Bonds	130
Borrower Party	251
Borrower Party Affiliate	251
BPC Non-Cashiering Limited Subservicing Agreement	225
BPC Parties	227
BPC Primary Servicer Termination Event	228
BPC Primary Servicing Agreement	224
Breach Notice	265
BRRD	116
C(WUMP)O	16
CCRE Data Tape	192
CCRE Deal Team	192
CCRE Lending	191
CCRE Mortgage Loans	191
CCRE Transferred Loans	224
CERCLA	386
Certificate Administrator/Trustee Fee	292
Certificate Administrator/Trustee Fee Rate	292
Certificate Balance	231
Certificate Owners	259
Certificateholder	252
Certificateholder Quorum	342
Certificateholder Repurchase Request	352
Certifying Certificateholder	261
CFCRE 2016- C6 Trustee	177
CFCRE 2016-C6 Asset Representations Reviewer	177, 189
CFCRE 2016-C6 Certificate Administrator	177, 189
CFCRE 2016-C6 Depositor	177
CFCRE 2016-C6 Directing Certificateholder	189
CFCRE 2016-C6 Master Servicer	189
CFCRE 2016-C6 Operating Advisor	189
CFCRE 2016-C6 Pooling and Servicing Agreement	189

CFCRE 2016-C6 Potomac Mills Special Servicer	177
CFCRE 2016-C6 Servicer	177
CFCRE 2016-C6 Special Servicer	189
CFCRE 2016-C6 Trustee	189
City	130, 150, 152
City Lease	131
Class A Certificates	231
Class A-SB Planned Principal Balance	234
Class X Certificates	231
Clearstream	258
Clearstream Participants	260
Closing Date	120
CMBS	49, 191
Code	117, 404
Collateral Deficiency Amount	299
Collection Account	277
Collection Period	234
Communication Request	262
Companion Loan Holder	166
Companion Loans	119
Compensating Interest Payment	246
Complaint	214
Consultation Termination Event	324
Control Eligible Certificates	320
Control Termination Event	324
Controlling Class	320
Controlling Class Certificateholder	320
Corrected Loan	312
CPR	396
CREFC®	249
CREFC® Intellectual Property Royalty License Fee	294
CREFC® Intellectual Property Royalty License Fee Rate	295
CREFC® Reports	249
Crossover Date	236
Cumulative Appraisal Reduction Amount	299
Cure/Contest Period	337
Current LTV	122
Custodian	213
Cut-off Date	119
Cut-off Date Balance	121
Cut-off Date LTV Ratio	122
Cut-off Date UW NCF	124
Debt Service Coverage Ratio	125
Defaulted Loan	317
Defeasance Deposit	158
Defeasance Loans	157
Defeasance Lock-Out Period	157
Defeasance Option	157
Definitive Certificate	258
Delinquent Loan	335
Depositaries	259
Determination Date	232
Diligence File	264
Directing Certificateholder	319
Disclosable Special Servicer Fees	292
Discount Rate	154
Dispute Resolution Consultation	354
Dispute Resolution Cut-off Date	353
Distribution Accounts	277
Distribution Date	232
Distribution Date Statement	248
District Court	214
Dodd-Frank Act	102
DOL	421
Draft CRR Amendment Regulation	102
DSCR	125, 194
DST	162
DST Borrower	162
DST Loans	162
DTC	258
DTC Participants	259
DTC Rules	260
Due Date	152, 234
EDGAR	420
Eligible Asset Representations Reviewer	338
Eligible Operating Advisor	330
Enforcing Party	352
Enforcing Servicer	352
Euroclear	258
Euroclear Operator	260
Euroclear Participants	260
Excess Interest	232
Excess Interest Distribution Account	278
Excess Prepayment Interest Shortfall	247
Exchange Act	191
Excluded Controlling Class Holder	251
Excluded Controlling Class Loan	252
Excluded Information	252
Excluded Loan	252
Excluded Plan	423
Excluded Special Servicer	344
Excluded Special Servicer Loan	344
Exemption	421
Exemption Rating Agency	422
FATCA	415
FDIA	115
FDIC	115
FETL	17
FIEL	18
Fig Tree	146
Final Asset Status Report	328
Final Dispute Resolution Election Notice	354
Financial Promotion Order	15
FIRREA	117
First Contraction Option	142
Fitch	330

FPO Persons	15
Fresno Fashion Fair Companion Loans	174
Fresno Fashion Fair Controlling Note	174
Fresno Fashion Fair Intercreditor Agreement	174
Fresno Fashion Fair Mortgage Loan	173
Fresno Fashion Fair Mortgaged Property	174
Fresno Fashion Fair Pari Passu Companion Loan Directing Holder	175
Fresno Fashion Fair Whole Loan	174
FSCMA	17
FSMA	15
Gain-on-Sale Reserve Account	278
Garn Act	388
GLA	121
Google Kirkland Campus Phase II Companion Loan	172
Google Kirkland Campus Phase II Intercreditor Agreement	172
Google Kirkland Campus Phase II Mortgage Loan	171
Google Kirkland Campus Phase II Mortgaged Property	171
Google Kirkland Campus Phase II Non-Controlling Note Holder	173
Google Kirkland Campus Phase II Noteholders	172
Google Kirkland Campus Phase II Whole Loan	172
Grantor Trust	47, 232, 405
Hard Lockbox	121
High Net Worth Companies, Unincorporated Associations, Etc.	15
Hilton	129
Hilton Hawaiian Village Controlling Noteholder	170
Hilton Hawaiian Village Intercreditor Agreement	168
Hilton Hawaiian Village Mortgage Loan	168
Hilton Hawaiian Village Mortgaged Property	168
Hilton Hawaiian Village Noteholders	168
Hilton Hawaiian Village Pari Passu Companion Loans	168
Hilton Hawaiian Village Subordinate Companion Loan	168
Hilton Hawaiian Village Whole Loan	168
Hilton USA Trust 2016-HHV Master Servicer	168
Hilton USA Trust 2016-HHV Special Servicer	168
Hilton USA Trust 2016-HHV Trust and Servicing Agreement	168
Home Depot	148
Indirect Participants	259
Initial Pool Balance	119
Initial Rate	153
Initial Requesting Certificateholder	352
In-Place Cash Management	121
Insurance and Condemnation Proceeds	277
Intercreditor Agreement	166
Interest Accrual Amount	238
Interest Accrual Period	238
Interest Distribution Amount	238
Interest Payment Differential	155
Interest Reserve Account	277
Interest Shortfall	238
Interested Person	318
Intermediary	415
Investor Certification	252
Investor Q&A Forum	256
Investor Registry	257
IO Group YM Distribution Amount	243
January 19 Order	214
JPMDB 2016-C4 Master Servicer	360
JPMDB 2016-C4 Pooling and Servicing Agreement	174
JPMDB 2016-C4 Special Servicer	360
JPMDB 2016-C4 Trustee	360
JR Automation	137
KBRA	330
Largest Tenant	122
Largest Tenant Lease Expiration	122
Liquidation Fee	289
Liquidation Proceeds	277, 289
Loan Per Unit	122
Loan-Specific REMIC Distribution Account	277
Loan-to-Value Ratio	122
Loan-to-Value Ratio at Maturity	122
Loss of Value Payment	266
Losses	227
Lower-Tier Regular Interests	405
Lower-Tier REMIC	47
Lower-Tier REMIC Distribution Account	277
Lower-Tier REMICs	405
LTV	194
LTV Ratio	122
LTV Ratio at Maturity	122
MAI	268
Major Decision	320
MAS	16
Master Servicer Major Decision	323
Master Servicer Remittance Date	273
Master Servicing Fee	286
Master Servicing Fee Rate	286
Material Defect	265
Maturity Date LTV Ratio	122
MLPA	262
Modeling Assumptions	396

Modification Fees	291
Modified Mortgage Loan	295
Moody’s	330
Mortgage	119
Mortgage File	262
Mortgage Loan Seller Sub-Servicer	272
Mortgage Loans	119
Mortgage Note	119
Mortgage Pool	119
Mortgage Rate	238
Mortgaged Property	119
Most Recent NOI	122
MSA	123
MSC 2016-UBS12 Asset Representations Reviewer	187
MSC 2016-UBS12 Certificate Administrator	187
MSC 2016-UBS12 Directing Certificateholder	187
MSC 2016-UBS12 Master Servicer	187
MSC 2016-UBS12 Operating Advisor	187
MSC 2016-UBS12 Pooling and Servicing Agreement	187
MSC 2016-UBS12 Special Servicer	187
MSC 2016-UBS12 Trustee	187
Net Default Interest	286
Net Mortgage Rate	237
Net Operating Income	123
Net Prepayment Interest Excess	245
NFR	136
NI 33-105	18
NJDEP	136
NOI	123
NOI Date	123
non-qualified intermediary	415
Nonrecoverable Advance	275
Non-Reduced Certificates	343
Non-Serviced Certificate Administrator	166
Non-Serviced Companion Loan	166
Non-Serviced Intercreditor Agreement	166
Non-Serviced Master Servicer	166, 219
Non-Serviced Mortgage Loan	166
Non-Serviced PSA	166
Non-Serviced Special Servicer	166
Non-Serviced Trustee	167
Non-Serviced Whole Loan	167
Notional Amount	232
NRA	123
NRSRO	251, 346, 424
NRSRO Certification	253
Occupancy	123
Occupancy Date	123
Offered Certificates	231
Office Depot	128
Offsetting Modification Fees	291
OID Regulations	408
OLA	116
Operating Advisor Consulting Fee	293
Operating Advisor Fee	293
Operating Advisor Fee Rate	293
Operating Advisor Standard	329
Operating Advisor Termination Event	332
Original Balance	123
P&I Advance	273
PACE	165
Pads	127
Pari Passu Companion Loans	119
Park Bridge Financial	230
Park Bridge Lender Services	230
Participants	258
Parties in Interest	420
Pass-Through Rate	236
Patriot Act	390
PCIS Persons	15
Periodic Payments	233
Permitted Investments	233, 278
Permitted Special Servicer/Affiliate Fees	292
PILOT	150
PILOT Incentives	151
PIPs	68, 137
Plans	420
PML	196
Potomac Mills Companion Loans	177
Potomac Mills Control Appraisal Period	183
Potomac Mills Controlling Subordinate Noteholder	177
Potomac Mills Intercreditor Agreement	177
Potomac Mills Mortgage Loan	177
Potomac Mills Senior Companion Loans	177
Potomac Mills Subordinate Companion Loans	177
Potomac Mills Whole Loan	177
PRC	15
Preliminary Dispute Resolution Election Notice	353
Prepayment Assumption	409
Prepayment Interest Excess	245
Prepayment Interest Shortfall	245
Prepayment Penalty Description	123
Prepayment Provision	123
Prime Rate	277
Principal Balance Certificates	231
Principal Distribution Amount	238
Principal Shortfall	239
Privileged Information	331
Privileged Information Exception	331
Privileged Person	251
Prohibited Prepayment	246
Promotion of Collective Investment Schemes Exemptions Order	15

Proposed Course of Action	352
Proposed Course of Action Notice	352
Prospectus Directive	14
PSA	230
PSA Party Repurchase Request	352
PTCE	423
Purchase Option	152
Purchase Price	267
Quadrant	142
Qualification Criteria	205, 208
Qualified Intermediary	415
Qualified Replacement Special Servicer	343
Qualified Substitute Mortgage Loan	267
RAC No-Response Scenario	366
Rated Final Distribution Date	245
Rating Agencies	367
Rating Agency Confirmation	367
REA	56, 160
Realized Loss	247
Record Date	232
Registration Statement	420
Regular Certificates	231
Regular Interest Holder	407
Regular Interests	405
Regulation AB	369
Reimbursement Rate	276
Reinvestment Yield	154
Related Group	123
Related Proceeds	275
Release Amount	159
Release Date	158
Release Parcel	160
relevant institutions	116
Relevant Member State	13
Relevant Persons	15
Relief Act	389
Remaining Premises	143
REMIC	405
REMIC Regulations	404
REO Account	278
REO Loan	240
REO Property	312
Repurchase Request	352
Requesting Certificateholder	353
Requesting Holders	300
Requesting Investor	262
Requesting Party	366
Requirements	389
Residence Inn by Marriott LAX Companion Loans	188
Residence Inn by Marriott LAX Intercreditor Agreement	189
Residence Inn by Marriott LAX Mortgage Loan	188
Residence Inn by Marriott LAX Mortgaged Property	188
Residence Inn by Marriott LAX Non-Controlling Note Holder	189
Residence Inn by Marriott LAX Noteholders	189
Residence Inn by Marriott LAX Whole Loan	188
Residual Certificates	231
Resolution Authorities	116
Resolution Failure	352
Resolved	352
Restricted Group	422
Restricted Mezzanine Holder	252
Restricted Party	331
Review Materials	336
Revised Rate	153
RevPAR	123
Rite Aid	128
RMBS	214
ROFO	144
Rooms	127
Rule 17g-5	253
Scheduled Principal Distribution Amount	239
SEC	191
Second Contraction Option	142
Securities Act	369
Securitization Accounts	278
Securitization Framework	102
Securitization Regulation	102
SEL	196
Senior Certificates	231
Serviced Companion Loan	167
Serviced Pari Passu Companion Loan	167
Serviced Whole Loan	167
Serviced Whole Loan Custodial Account	277
Servicer Termination Event	345
Servicing Advances	274
Servicing Compensation	287
Servicing Fee	286
Servicing Fee Rate	286
Servicing Standard	272
Servicing Transfer Event	311
SF	124
SFA	16
SFO	16
Similar Law	420
Small Loan Appraisal Estimate	297
SMMEA	424
Société Générale	199
Société Générale Data Tape	203
Société Générale Deal Team	203
Société Générale Mortgage Loans	200
Soft Lockbox	123

Soft Springing Lockbox	124
Sole Certificateholder	291
Special Servicer Major Decision	323
Special Servicer Non-Major Decision	305
Special Servicing Fee	288
Specially Serviced Loans	310
Springing Cash Management	124
Springing Lockbox	124
Sq. Ft.	124
Square Feet	124
SRB	116
SSM	116
Startup Day	405
Stated Principal Balance	240
Subject Loans	294
Subordinate Certificates	231
Subordinate Companion Loan	119
Sub-Servicing Agreement	272
Sub-Servicing Entity	346
T-12	124
Taran Outparcel	158
Term to Maturity	124
Terms and Conditions	261
Tests	337
Title V	388
TMPs	414
Trailing 12 NOI	122
Transfer Date	150
TRIPRA	75
Trust REMIC	47
Trust REMICs	232, 405
TTM	124
U.S. Obligations	155
U.S. Person	415
UBS AG, New York Branch	19, 205
UBS AG, New York Branch Data Tape	207
UBS AG, New York Branch Deal Team	206
UBS AG, New York Branch Mortgage Loans	206
UBSRES	205
UCC	376
Underwriter Entities	93
Underwriting Agreement	417
Underwritten EGI	127
Underwritten Expenses	124
Underwritten NCF	125
Underwritten NCF Debt Yield	124
Underwritten NCF DSCR	125
Underwritten Net Cash Flow	125
Underwritten Net Cash Flow DSCR	125
Underwritten Net Operating Income	125
Underwritten Net Operating Income DSCR	126
Underwritten NOI	125
Underwritten NOI Debt Yield	124
Underwritten NOI DSCR	126
Underwritten Revenues	127
Units	127
Unscheduled Principal Distribution Amount	239
Unsolicited Information	337
Updated Appraisal	298
Upper-Tier REMIC	47, 405
Upper-Tier REMIC Distribution Account	277
Urban Enterprise Zone	150
USTs	137
UW EGI	127
UW Expenses	124
UW NCF	125
UW NCF Debt Yield	124
UW NCF DSCR	125
UW NOI	125, 137
UW NOI Debt Yield	124
UW NOI DSCR	126
Volcker Rule	103
Voting Rights	257
WAC Rate	237
Wachovia	219
Walgreens	128
Weighted Average Mortgage Rate	127
Wells Fargo Bank	212
Whole Loan	119, 167
Withheld Amounts	278
Workout Fee	288
Workout-Delayed Reimbursement Amount	276

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

CFCRE 2016-C7
ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Net Mortgage	Interest	Original	Remaining	Original	Remaining		First
Property			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Interest	Accrual	Term to	Term to	Amortization	Amortization	Origination	Payment
Flag	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(2)(3)	Balance($)(2)(3)(8)	or ARD Balance($)(8)	Type(4)(5)	Type	Rate(6)(8)	Fee Rate(7)	Rate	Basis	Maturity or ARD(6)	Maturity or ARD(6)	Term(8)	Term(8)	Date	Date
Loan	1	Hilton Hawaiian Village (33)(34)	8.7%	1	CCRE	56,625,000	56,625,000	56,625,000	Hospitality	Full Service	4.1995%	0.0138%	4.1857%	Actual/360	120	119	0	0	10/24/2016	12/01/2016
Loan	2	25 Senate Place Jersey City (35)	8.6%	1	CCRE	56,000,000	56,000,000	46,117,136	Multifamily	Mid Rise	4.4398214%	0.0388%	4.4011%	Actual/360	120	120	360	360	11/14/2016	01/06/2017
Loan	3	Google Kirkland Campus Phase II (33)	7.7%	1	CCRE	50,000,000	50,000,000	50,000,000	Office	Suburban	3.6739%	0.0393%	3.6346%	Actual/360	120	119	0	0	11/03/2016	12/06/2016
Loan	4	Fresno Fashion Fair (33)	6.3%	1	SG	41,000,000	41,000,000	41,000,000	Retail	Regional Mall	3.5870%	0.0151%	3.5719%	Actual/360	120	119	0	0	10/06/2016	12/01/2016
Loan	5	Potomac Mills (33)(34)	6.2%	1	SG/CCRE	40,500,000	40,500,000	40,500,000	Retail	Regional Mall	2.988213%	0.0151%	2.9731%	Actual/360	120	119	0	0	10/05/2016	12/01/2016
Loan	6	681 Fifth Avenue (33)	5.2%	1	UBSAG	34,000,000	34,000,000	34,000,000	Mixed Use	Retail/Office	4.1265%	0.0151%	4.1114%	Actual/360	120	119	0	0	11/04/2016	12/06/2016
Loan	7	Walgreens Net Lease Portfolio 3	5.0%	10	CCRE	32,868,038	32,868,038	32,868,038	Retail	Single Tenant	4.5930%	0.0388%	4.5542%	Actual/360	120	120	0	0	11/15/2016	01/01/2017
Property	7.01	Walgreens - Nashville	0.6%	1	CCRE	3,821,679	3,821,679		Retail	Single Tenant
Property	7.02	Walgreens - Munford	0.5%	1	CCRE	3,397,047	3,397,047		Retail	Single Tenant
Property	7.03	Walgreens - Cordova	0.5%	1	CCRE	3,361,065	3,361,065		Retail	Single Tenant
Property	7.04	Walgreens - Omaha	0.5%	1	CCRE	3,300,349	3,300,349		Retail	Single Tenant
Property	7.05	Walgreens - Newport	0.5%	1	CCRE	3,294,378	3,294,378		Retail	Single Tenant
Property	7.06	Walgreens - Newberry	0.5%	1	CCRE	3,221,021	3,221,021		Retail	Single Tenant
Property	7.07	Walgreens - Yankton	0.5%	1	CCRE	3,205,460	3,205,460		Retail	Single Tenant
Property	7.08	Walgreens - Pierre	0.5%	1	CCRE	3,203,058	3,203,058		Retail	Single Tenant
Property	7.09	Walgreens - Manchester	0.5%	1	CCRE	3,034,295	3,034,295		Retail	Single Tenant
Property	7.10	Walgreens - Lexington	0.5%	1	CCRE	3,029,686	3,029,686		Retail	Single Tenant
Loan	8	FedEx Distribution Portfolio	4.9%	4	CCRE	31,875,000	31,875,000	26,509,247	Industrial	Warehouse/Distribution	5.3630%	0.0388%	5.3242%	Actual/360	120	120	360	360	11/18/2016	01/06/2017
Property	8.01	Athens	2.2%	1	CCRE	14,102,753	14,102,753		Industrial	Warehouse/Distribution
Property	8.02	Middleboro	1.1%	1	CCRE	7,066,243	7,066,243		Industrial	Warehouse/Distribution
Property	8.03	New Stanton	0.9%	1	CCRE	5,970,768	5,970,768		Industrial	Warehouse/Distribution
Property	8.04	Cambridge	0.7%	1	CCRE	4,735,236	4,735,236		Industrial	Warehouse/Distribution
Loan	9	Library Hotel	4.7%	1	CCRE	31,000,000	31,000,000	27,562,881	Hospitality	Full Service	5.2000%	0.0463%	5.1537%	Actual/360	120	120	360	360	11/08/2016	01/06/2017
Loan	10	Walgreens Net Lease Portfolio 2	4.6%	9	CCRE	30,087,937	30,087,937	30,087,937	Retail	Single Tenant	4.5930%	0.0388%	4.5542%	Actual/360	120	120	0	0	11/15/2016	01/01/2017
Property	10.01	Walgreens - St. Louis	0.6%	1	CCRE	3,655,201	3,655,201		Retail	Single Tenant
Property	10.02	Walgreens - Brooklyn Park	0.5%	1	CCRE	3,407,532	3,407,532		Retail	Single Tenant
Property	10.03	Walgreens - Woodbury	0.5%	1	CCRE	3,407,532	3,407,532		Retail	Single Tenant
Property	10.04	Walgreens - Saint Peters	0.5%	1	CCRE	3,351,538	3,351,538		Retail	Single Tenant
Property	10.05	Walgreens - Lake St. Louis	0.5%	1	CCRE	3,297,828	3,297,828		Retail	Single Tenant
Property	10.06	Walgreens - Pineville	0.5%	1	CCRE	3,294,378	3,294,378		Retail	Single Tenant
Property	10.07	Walgreens - St. Joseph	0.5%	1	CCRE	3,253,386	3,253,386		Retail	Single Tenant
Property	10.08	Walgreens - Shepherdsville	0.5%	1	CCRE	3,221,021	3,221,021		Retail	Single Tenant
Property	10.09	Walgreens - Paducah	0.5%	1	CCRE	3,199,521	3,199,521		Retail	Single Tenant
Loan	11	Lennox Shopping Center	3.5%	1	SG	23,000,000	22,967,126	18,297,344	Retail	Anchored	4.0450%	0.0188%	4.0262%	Actual/360	120	119	360	359	10/07/2016	12/01/2016
Loan	12	Embassy Suites Ayrsley Charlotte	3.4%	1	SG	22,500,000	22,415,922	18,275,321	Hospitality	Full Service	4.6400%	0.0188%	4.6212%	Actual/360	120	117	360	357	08/31/2016	10/01/2016
Loan	13	Melohn Multifamily Portfolio I	3.4%	4	CCRE	22,100,000	22,100,000	18,565,883	Multifamily	Garden	5.6890%	0.0388%	5.6502%	Actual/360	120	120	360	360	11/21/2016	01/06/2017
Property	13.01	Dover Place	1.9%	1	CCRE	12,557,571	12,557,571		Multifamily	Garden
Property	13.02	Cedarwood	0.6%	1	CCRE	3,976,012	3,976,012		Multifamily	Garden
Property	13.03	Willowood	0.6%	1	CCRE	3,976,012	3,976,012		Multifamily	Garden
Property	13.04	Amberidge	0.2%	1	CCRE	1,590,405	1,590,405		Multifamily	Garden
Loan	14	Mariano’s Bronzeville	2.9%	1	CCRE	19,000,000	19,000,000	19,000,000	Retail	Single Tenant	4.1550%	0.0388%	4.1162%	Actual/360	120	119	0	0	10/24/2016	12/06/2016
Loan	15	Plaza on 8th	2.6%	1	UBSAG	17,000,000	17,000,000	14,986,975	Mixed Use	Office/Retail	4.8100%	0.0188%	4.7912%	Actual/360	120	120	360	360	11/21/2016	01/06/2017
Loan	16	Venice Portfolio	2.5%	3	CCRE	16,000,000	16,000,000	16,000,000	Mixed Use	Various	4.9710%	0.0388%	4.9322%	Actual/360	120	120	0	0	11/18/2016	01/06/2017
Property	16.01	425-431 Ocean Front Walk	1.1%	1	CCRE	7,400,000	7,400,000		Mixed Use	Multifamily/Retail
Property	16.02	80 Windward	0.7%	1	CCRE	4,800,000	4,800,000		Mixed Use	Retail/Office
Property	16.03	1711-1715 Pacific Avenue	0.6%	1	CCRE	3,800,000	3,800,000		Mixed Use	Retail/Office
Loan	17	Lubbock Parkade	2.1%	1	UBSAG	13,750,000	13,750,000	10,835,019	Retail	Anchored	4.9740%	0.0188%	4.9552%	Actual/360	120	120	330	330	11/21/2016	01/06/2017
Loan	18	Residence Inn by Marriott LAX (33)(36)	2.1%	1	CCRE	13,500,000	13,401,782	11,248,934	Hospitality	Extended Stay	5.4190%	0.0351%	5.3839%	Actual/360	120	113	360	353	04/18/2016	06/06/2016
Loan	19	Kirlin Industries	2.0%	1	CCRE	13,200,000	13,200,000	12,183,690	Industrial	Flex	5.0560%	0.0388%	5.0172%	Actual/360	120	120	360	360	11/15/2016	01/06/2017
Loan	20	2500 Sweetwater Springs	1.6%	1	SG	10,400,000	10,400,000	8,995,371	Industrial	Warehouse/Distribution	4.9850%	0.0188%	4.9662%	Actual/360	120	120	360	360	11/21/2016	01/01/2017
Loan	21	Duravant FMH Conveyors	1.3%	1	UBSAG	8,742,500	8,742,500	7,719,877	Industrial	Warehouse/Distribution	4.8835%	0.0188%	4.8647%	Actual/360	120	120	360	360	11/18/2016	01/06/2017
Loan	22	Gander Mountain	1.2%	1	CCRE	7,625,000	7,607,156	6,237,377	Retail	Single Tenant	4.8500%	0.0388%	4.8112%	Actual/360	120	118	360	358	09/27/2016	11/06/2016
Loan	23	Fresenius Cleveland	1.1%	1	CCRE	6,985,000	6,985,000	6,425,857	Office	Medical	4.8395%	0.0863%	4.7532%	Actual/360	120	119	360	360	10/27/2016	12/06/2016
Loan	24	Shopko Neenah	1.0%	1	CCRE	6,632,500	6,632,500	5,052,837	Retail	Single Tenant	5.5290%	0.0863%	5.4427%	Actual/360	120	120	300	300	11/18/2016	01/06/2017
Loan	25	Altama Village	0.9%	1	CCRE	6,000,000	6,000,000	5,016,480	Retail	Anchored	5.5330%	0.0388%	5.4942%	Actual/360	120	120	360	360	11/18/2016	01/06/2017
Loan	26	KB Texas Dialysis Portfolio	0.9%	2	CCRE	5,950,000	5,950,000	5,477,704	Office	Medical	4.8870%	0.0863%	4.8007%	Actual/360	120	119	360	360	10/31/2016	12/06/2016
Property	26.01	Fresenius Houston	0.5%	1	CCRE	3,061,000	3,061,000		Office	Medical
Property	26.02	Fresenius Crockett	0.4%	1	CCRE	2,889,000	2,889,000		Office	Medical
Loan	27	Shopko Winona	0.8%	1	CCRE	5,377,500	5,377,500	4,096,741	Retail	Single Tenant	5.5290%	0.0863%	5.4427%	Actual/360	120	120	300	300	11/18/2016	01/06/2017
Loan	28	Leisure Village MHC	0.8%	1	UBSAG	4,950,000	4,950,000	4,218,886	Manufactured Housing Community	Manufactured Housing Community	5.3359%	0.0188%	5.3171%	Actual/360	120	120	360	360	11/18/2016	01/06/2017
Loan	29	Rock Springs Retail Portfolio	0.6%	2	CCRE	4,050,000	4,050,000	3,366,962	Retail	Various	5.3510%	0.0388%	5.3122%	Actual/360	120	120	360	360	11/22/2016	01/06/2017
Property	29.01	1977 Dewar Drive	0.4%	1	CCRE	2,360,000	2,360,000		Retail	Unanchored
Property	29.02	101 Gateway Blvd.	0.3%	1	CCRE	1,690,000	1,690,000		Retail	Shadow Anchored
Loan	31	Sunrise Plaza	0.6%	1	CCRE	3,700,000	3,700,000	3,204,184	Retail	Anchored	5.0350%	0.0388%	4.9962%	Actual/360	120	119	360	360	10/17/2016	12/06/2016
Loan	30	The Shoppes at Lakeline	0.6%	1	SG	3,700,000	3,700,000	3,700,000	Retail	Shadow Anchored	3.9740%	0.0188%	3.9552%	Actual/360	120	119	0	0	10/20/2016	12/01/2016
Loan	32	Oswego Commons	0.5%	1	SG	3,250,000	3,250,000	3,250,000	Retail	Shadow Anchored	4.0750%	0.0188%	4.0562%	Actual/360	120	119	0	0	10/31/2016	12/01/2016
Loan	33	The Orchards Shopping Center	0.5%	1	UBSAG	3,187,500	3,187,500	2,684,585	Retail	Anchored	5.7730%	0.0188%	5.7542%	Actual/360	120	120	360	360	11/23/2016	01/06/2017
Loan	34	JR Automation	0.4%	1	CCRE	2,690,000	2,690,000	2,690,000	Industrial	Manufacturing	4.5440%	0.0388%	4.5052%	Actual/360	120	120	0	0	11/08/2016	01/06/2017
Loan	35	Walgreens Adrian, MI	0.4%	1	CCRE	2,330,000	2,325,765	1,707,448	Retail	Single Tenant	4.4650%	0.0863%	4.3787%	Actual/360	120	119	300	299	11/03/2016	12/06/2016
Loan	36	Shoppes of New Philadelphia	0.3%	1	CCRE	1,875,000	1,875,000	1,578,788	Retail	Shadow Anchored	5.7650%	0.0588%	5.7062%	Actual/360	120	120	360	360	11/21/2016	01/06/2017
Loan	37	Show Low Retail	0.3%	1	CCRE	1,700,000	1,700,000	1,593,707	Retail	Shadow Anchored	6.1670%	0.0388%	6.1282%	Actual/360	60	60	360	360	11/16/2016	01/06/2017

A-1-1

CFCRE 2016-C7
ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
								Pari Passu	Pari Passu
						Monthly	Annual	Companion Loan	Companion Loan	Remaining			Crossed		Underwritten	Underwritten					FIRREA	Cut-Off
Property			Maturity	ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash	With	Related	NOI DSCR	NCF DSCR	Grace	Payment	Appraised	Appraisal	Compliant	Date LTV
Flag	ID	Property Name	or ARD Date(6)	(Yes/No)(6)	Maturity Date(6)	Service($)(8)(9)	Service($)(8)(9)	Service($)	Service($)	Period	Lockbox(10)	Management(11)	Other Loans	Borrower	(8)(9)(12)(13)	(8)(9)(12)(13)	Period(14)	Date	Value ($)(15)	As-of Date(15)	(Yes/No)	Ratio (8)(12)(13)(15)
Loan	1	Hilton Hawaiian Village (33)(34)	11/01/2026	No	11/01/2026	200,916	2,410,994	2,270,752	27,249,024	119	Hard	Springing	No		4.98x	4.47x	0	1	2,230,000,000	08/30/2016	Yes	31.2%
Loan	2	25 Senate Place Jersey City (35)	12/06/2026	No	12/06/2026	273,583	3,282,996			0	Soft	Springing	No		1.52x	1.50x	3	6	101,000,000	10/18/2016	Yes	55.4%
Loan	3	Google Kirkland Campus Phase II (33)	11/06/2026	No	11/06/2026	155,205	1,862,463	69,842	838,108	119	Springing Hard	Springing	No		2.64x	2.56x	0	6	146,000,000	07/27/2016	Yes	49.7%
Loan	4	Fresno Fashion Fair (33)	11/01/2026	No	11/01/2026	124,258	1,491,096	860,714	10,328,567	119	Hard	Springing	No		2.22x	2.14x	0	1	565,000,000	08/24/2016	Yes	57.5%
Loan	5	Potomac Mills (33)(34)	11/01/2026	No	11/01/2026	102,253	1,227,035	632,453	7,589,438	119	Hard	Springing	No		4.57x	4.39x	0	1	765,000,000	09/12/2016	Yes	38.0%
Loan	6	681 Fifth Avenue (33)	11/06/2026	No	11/06/2026	118,541	1,422,496	631,058	7,572,701	119	Hard	In Place	No		1.73x	1.67x	0	6	440,000,000	10/01/2016	Yes	48.9%
Loan	7	Walgreens Net Lease Portfolio 3	12/01/2026	Yes	12/01/2031	127,550	1,530,596			120	Hard	In Place	No	Yes - A	2.04x	2.02x	5	1	59,820,000	Various	Yes	54.9%
Property	7.01	Walgreens - Nashville																	7,100,000	09/23/2016	Yes
Property	7.02	Walgreens - Munford																	6,300,000	09/19/2016	Yes
Property	7.03	Walgreens - Cordova																	6,250,000	09/19/2016	Yes
Property	7.04	Walgreens - Omaha																	6,140,000	09/27/2016	Yes
Property	7.05	Walgreens - Newport																	5,850,000	09/23/2016	Yes
Property	7.06	Walgreens - Newberry																	6,000,000	09/22/2016	Yes
Property	7.07	Walgreens - Yankton																	5,690,000	09/21/2016	Yes
Property	7.08	Walgreens - Pierre																	5,690,000	09/21/2016	Yes
Property	7.09	Walgreens - Manchester																	5,400,000	09/23/2016	Yes
Property	7.10	Walgreens - Lexington																	5,400,000	09/27/2016	Yes
Loan	8	FedEx Distribution Portfolio	12/06/2026	No	12/06/2026	178,252	2,139,029			0	Hard	Springing	No		1.37x	1.26x	0	6	45,580,000	Various	Yes	69.9%
Property	8.01	Athens																	19,500,000	09/09/2016	Yes
Property	8.02	Middleboro																	10,000,000	09/08/2016	Yes
Property	8.03	New Stanton																	9,500,000	09/07/2016	Yes
Property	8.04	Cambridge																	6,580,000	09/02/2016	Yes
Loan	9	Library Hotel	12/06/2026	No	12/06/2026	170,224	2,042,692			36	Hard	Springing	No		1.58x	1.41x	0	6	50,500,000	10/01/2016	Yes	61.4%
Loan	10	Walgreens Net Lease Portfolio 2	12/01/2026	Yes	12/01/2031	116,761	1,401,133			120	Hard	In Place	No	Yes - A	2.04x	2.02x	5	1	53,690,000	Various	Yes	56.0%
Property	10.01	Walgreens - St. Louis																	6,490,000	09/22/2016	Yes
Property	10.02	Walgreens - Brooklyn Park																	6,050,000	09/27/2016	Yes
Property	10.03	Walgreens - Woodbury																	6,050,000	09/27/2016	Yes
Property	10.04	Walgreens - Saint Peters																	5,950,000	09/20/2016	Yes
Property	10.05	Walgreens - Lake St. Louis																	5,850,000	09/20/2016	Yes
Property	10.06	Walgreens - Pineville																	5,850,000	09/28/2016	Yes
Property	10.07	Walgreens - St. Joseph																	5,775,000	09/27/2016	Yes
Property	10.08	Walgreens - Shepherdsville																	6,000,000	09/23/2016	Yes
Property	10.09	Walgreens - Paducah																	5,675,000	09/23/2016	Yes
Loan	11	Lennox Shopping Center	11/01/2026	No	11/01/2026	110,403	1,324,837			0	Springing Hard	Springing	No		1.71x	1.59x	0	1	35,885,000	09/02/2016	Yes	64.0%
Loan	12	Embassy Suites Ayrsley Charlotte	09/01/2026	No	09/01/2026	115,883	1,390,602			0	Springing Hard	Springing	No		2.06x	1.76x	5	1	37,200,000	07/27/2016	Yes	60.3%
Loan	13	Melohn Multifamily Portfolio I	12/06/2026	No	12/06/2026	128,114	1,537,374			0	Soft	Springing	No		1.38x	1.28x	0	6	33,350,000	Various	Yes	66.3%
Property	13.01	Dover Place																	18,950,000	11/08/2016	Yes
Property	13.02	Cedarwood																	6,000,000	11/08/2016	Yes
Property	13.03	Willowood																	6,000,000	11/10/2016	Yes
Property	13.04	Amberidge																	2,400,000	11/11/2016	Yes
Loan	14	Mariano’s Bronzeville	11/06/2026	No	11/06/2026	66,701	800,415			119	Springing Hard	Springing	No		2.50x	2.49x	0	6	37,175,000	10/02/2016	Yes	51.1%
Loan	15	Plaza on 8th	12/06/2026	No	12/06/2026	89,296	1,071,551			36	Springing Hard	Springing	No		1.51x	1.46x	0	6	26,300,000	10/03/2016	Yes	64.6%
Loan	16	Venice Portfolio	12/06/2026	No	12/06/2026	67,201	806,407			120	Soft Springing Hard	Springing	No		2.03x	1.97x	0	6	35,500,000	08/08/2016	Yes	45.1%
Property	16.01	425-431 Ocean Front Walk																	16,900,000	08/08/2016	Yes
Property	16.02	80 Windward																	10,600,000	08/08/2016	Yes
Property	16.03	1711-1715 Pacific Avenue																	8,000,000	08/08/2016	Yes
Loan	17	Lubbock Parkade	12/06/2026	No	12/06/2026	76,540	918,482			0	Hard	Springing	No		1.53x	1.42x	0	6	20,740,000	09/07/2016	Yes	66.3%
Loan	18	Residence Inn by Marriott LAX (33)(36)	05/06/2026	No	05/06/2026	75,967	911,602	225,087	2,701,044	0	Hard	Springing	No		1.74x	1.56x	0	6	82,500,000	03/01/2017	Yes	64.4%
Loan	19	Kirlin Industries	12/06/2026	No	12/06/2026	71,313	855,755			60	Hard	Springing	No	Yes - B	1.48x	1.41x	0	6	20,500,000	10/18/2016	Yes	64.4%
Loan	20	2500 Sweetwater Springs	12/01/2026	No	12/01/2026	55,734	668,810			24	Springing Hard	Springing	No		1.67x	1.48x	0	1	16,970,000	10/25/2016	Yes	61.3%
Loan	21	Duravant FMH Conveyors	12/06/2026	No	12/06/2026	46,311	555,734			36	Hard	In Place	No	Yes - B	1.63x	1.55x	0	6	13,550,000	10/06/2016	Yes	64.5%
Loan	22	Gander Mountain	10/06/2026	No	10/06/2026	40,237	482,838			0	Hard	Springing	No		1.50x	1.42x	0	6	10,750,000	07/14/2016	Yes	70.8%
Loan	23	Fresenius Cleveland	11/06/2026	No	11/06/2026	36,815	441,778			59	Hard	Springing	No	Yes - C	1.46x	1.38x	0	6	10,790,000	10/20/2016	Yes	64.7%
Loan	24	Shopko Neenah	12/06/2026	No	12/06/2026	40,844	490,132			0	Springing Hard	Springing	No	Yes - D	1.42x	1.31x	0	6	9,800,000	10/17/2016	Yes	67.7%
Loan	25	Altama Village	12/06/2026	No	12/06/2026	34,192	410,300			0	Springing Hard	Springing	No	Yes - E	1.59x	1.45x	0	6	9,200,000	02/01/2017	Yes	65.2%
Loan	26	KB Texas Dialysis Portfolio	11/06/2026	No	11/06/2026	31,531	378,375			59	Hard	Springing	No	Yes - C	1.51x	1.47x	0	6	9,235,000	Various	Yes	64.4%
Property	26.01	Fresenius Houston																	4,710,000	10/04/2016	Yes
Property	26.02	Fresenius Crockett																	4,525,000	10/05/2016	Yes
Loan	27	Shopko Winona	12/06/2026	No	12/06/2026	33,116	397,389			0	Springing Hard	Springing	No	Yes - D	1.45x	1.32x	0	6	8,000,000	10/20/2016	Yes	67.2%
Loan	28	Leisure Village MHC	12/06/2026	No	12/06/2026	27,598	331,176			12	Springing Soft	Springing	No		1.63x	1.59x	0	6	7,510,000	10/06/2016	Yes	65.9%
Loan	29	Rock Springs Retail Portfolio	12/06/2026	No	12/06/2026	22,618	271,419			0	Hard	Springing	No		1.58x	1.48x	0	6	6,160,000	10/07/2016	Yes	65.7%
Property	29.01	1977 Dewar Drive																	3,460,000	10/07/2016	Yes
Property	29.02	101 Gateway Blvd.																	2,700,000	10/07/2016	Yes
Loan	31	Sunrise Plaza	11/06/2026	No	11/06/2026	19,942	239,299			23	Springing Hard	Springing	No	Yes - E	1.66x	1.43x	0	6	5,500,000	09/07/2016	Yes	67.3%
Loan	30	The Shoppes at Lakeline	11/01/2026	No	11/01/2026	12,423	149,080			119	Springing Hard	Springing	No	Yes - F	2.48x	2.41x	5	1	7,150,000	09/29/2016	Yes	51.7%
Loan	32	Oswego Commons	11/01/2026	No	11/01/2026	11,190	134,277			119	Springing Hard	Springing	No	Yes - F	2.87x	2.73x	5	1	6,300,000	09/26/2016	Yes	51.6%
Loan	33	The Orchards Shopping Center	12/06/2026	No	12/06/2026	18,648	223,776			0	Hard	Springing	No		1.63x	1.47x	0	6	4,690,000	09/08/2016	Yes	68.0%
Loan	34	JR Automation	12/06/2026	No	12/06/2026	10,328	123,931			120	Hard	Springing	No	Yes - B	2.83x	2.48x	0	6	5,170,000	10/17/2016	Yes	52.0%
Loan	35	Walgreens Adrian, MI	11/06/2026	No	11/06/2026	12,905	154,856			0	Springing Hard	Springing	No		2.07x	2.01x	0	6	5,330,000	09/01/2016	Yes	43.6%
Loan	36	Shoppes of New Philadelphia	12/06/2026	No	12/06/2026	10,960	131,518			0	Hard	Springing	No		1.45x	1.36x	0	6	2,950,000	09/23/2016	Yes	63.6%
Loan	37	Show Low Retail	12/06/2021	No	12/06/2021	10,376	124,507			0	Hard	Springing	No		1.44x	1.40x	0	6	2,810,000	09/26/2016	Yes	60.5%

A-1-2

CFCRE 2016-C7
ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
											Net		Loan per Net
			LTV Ratio at								Rentable Area	Units	Rentable Area
Property			Maturity or						Year	Year	(Sq. Ft./Units/	of	(Sq. Ft./Units/Rooms/	Prepayment Provisions	Most Recent Operating	Most Recent	Most Recent	Most Recent
Flag	ID	Property Name	ARD(8)(12)(13)(15)	Address	City	County	State	Zip Code	Built	Renovated	Rooms/Pads)(4)	Measure(4)	Pads) ($)(4)(12)(13)	(# of payments)(16)(17)(18)	Statements Date	EGI ($)	Expenses($)	NOI($)
Loan	1	Hilton Hawaiian Village (33)(34)	31.2%	2005 Kalia Road	Honolulu	Honolulu	HI	96815	1961	2016	2,860	Rooms	243,566	L(25), DorYM1(88), O(7)	T-12 9/30/2016	376,987,438	230,014,820	146,972,618
Loan	2	25 Senate Place Jersey City (35)	45.7%	25 Senate Place	Jersey City	Hudson	NJ	07306	2016	NAP	265	Units	211,321	L(24), D(92), O(4)	NAP	NAP	NAP	NAP
Loan	3	Google Kirkland Campus Phase II (33)	49.7%	451 Seventh Avenue South	Kirkland	King	WA	98033	2015	NAP	180,844	Sq. Ft.	401	L(25), YM1(90), O(5)	NAP	NAP	NAP	NAP
Loan	4	Fresno Fashion Fair (33)	57.5%	645 East Shaw Avenue	Fresno	Fresno	CA	93710	1970	2003, 2006	536,093	Sq. Ft.	606	L(25), DorYM1(91), O(4)	T-12 6/30/2016	33,789,629	5,728,731	28,060,898
Loan	5	Potomac Mills (33)(34)	38.0%	2700 Potomac Mills Circle	Woodbridge	Prince William	VA	22192	1985	2005, 2012	1,459,997	Sq. Ft.	199	L(25), D(88), O(7)	T-12 8/31/2016	54,639,014	14,340,962	40,298,052
Loan	6	681 Fifth Avenue (33)	48.9%	681 Fifth Avenue	New York	New York	NY	10022	1913	2009	82,573	Sq. Ft.	2,604	L(25), D(91), O(4)	T-12 6/30/2016	17,616,251	3,166,722	14,449,529
Loan	7	Walgreens Net Lease Portfolio 3	54.9%	Various	Various	Various	Various	Various	Various	NAP	148,490	Sq. Ft.	221	L(25), YM1(92), O(3)	NAV	NAV	NAV	NAV
Property	7.01	Walgreens - Nashville		5600 Charlotte Pike	Nashville	Davidson	TN	37209	1999	NAP	16,380	Sq. Ft.	233		NAV	NAV	NAV	NAV
Property	7.02	Walgreens - Munford		43 Tabb Drive	Munford	Tipton	TN	38058	2008	NAP	14,560	Sq. Ft.	233		NAV	NAV	NAV	NAV
Property	7.03	Walgreens - Cordova		8046 Macon Road	Cordova	Shelby	TN	38018	1998	NAP	15,120	Sq. Ft.	222		NAV	NAV	NAV	NAV
Property	7.04	Walgreens - Omaha		5038 Center Street	Omaha	Douglas	NE	68106	1999	NAP	15,680	Sq. Ft.	210		NAV	NAV	NAV	NAV
Property	7.05	Walgreens - Newport		102 East Broadway Street	Newport	Cocke	TN	37821	2007	NAP	14,820	Sq. Ft.	222		NAV	NAV	NAV	NAV
Property	7.06	Walgreens - Newberry		14040 West Newberry Road	Newberry	Alachua	FL	32669	2008	NAP	14,490	Sq. Ft.	222		NAV	NAV	NAV	NAV
Property	7.07	Walgreens - Yankton		2020 Broadway Avenue	Yankton	Yankton	SD	57078	2006	NAP	14,420	Sq. Ft.	222		NAV	NAV	NAV	NAV
Property	7.08	Walgreens - Pierre		100 East Sioux Avenue	Pierre	Hughes	SD	57501	2006	NAP	14,550	Sq. Ft.	220		NAV	NAV	NAV	NAV
Property	7.09	Walgreens - Manchester		806 McArthur Street	Manchester	Coffee	TN	37355	2005	NAP	13,650	Sq. Ft.	222		NAV	NAV	NAV	NAV
Property	7.10	Walgreens - Lexington		603 West Church Street	Lexington	Henderson	TN	38351	2005	NAP	14,820	Sq. Ft.	204		NAV	NAV	NAV	NAV
Loan	8	FedEx Distribution Portfolio	58.2%	Various	Various	Various	Various	Various	Various	Various	438,592	Sq. Ft.	73	L(24), D(93), O(3)	12/31/2015	2,915,376	29,154	2,886,222
Property	8.01	Athens		1655 Olympic Drive	Athens	Clarke	GA	30601	2006	2008, 2015	140,218	Sq. Ft.	101		12/31/2015	1,254,960	12,550	1,242,410
Property	8.02	Middleboro		17 Cowan Drive	Middleboro	Plymouth	MA	02346	2006	2016	73,137	Sq. Ft.	97		12/31/2015	593,436	5,934	587,502
Property	8.03	New Stanton		2000 Labonte Drive	Hunker	Westmoreland	PA	15639	2006	2010, 2016	140,985	Sq. Ft.	42		12/31/2015	607,668	6,077	601,591
Property	8.04	Cambridge		8705 Commerce Drive	Cambridge	Guernsey	OH	43725	2006, 2014	NAP	84,252	Sq. Ft.	56		12/31/2015	459,312	4,593	454,719
Loan	9	Library Hotel	54.6%	299 Madison Avenue	New York	New York	NY	10017	1913	2000	60	Rooms	516,667	L(24), D(90), O(6)	T-12 8/31/2016	9,017,084	5,497,574	3,519,511
Loan	10	Walgreens Net Lease Portfolio 2	56.0%	Various	Various	Various	Various	Various	Various	NAP	135,765	Sq. Ft.	222	L(25), YM1(92), O(3)	NAV	NAV	NAV	NAV
Property	10.01	Walgreens - St. Louis		4218 Lindell Boulevard	St. Louis	Saint Louis City	MO	63108	2002	NAP	16,335	Sq. Ft.	224		NAV	NAV	NAV	NAV
Property	10.02	Walgreens - Brooklyn Park		7700 Brooklyn Boulevard	Brooklyn Park	Hennepin	MN	55443	1997	NAP	15,120	Sq. Ft.	225		NAV	NAV	NAV	NAV
Property	10.03	Walgreens - Woodbury		1965 Donegal Drive	Woodbury	Washington	MN	55125	2000	NAP	15,120	Sq. Ft.	225		NAV	NAV	NAV	NAV
Property	10.04	Walgreens - Saint Peters		909 Jungermann Road	Saint Peters	St. Charles	MO	63376	2001	NAP	15,120	Sq. Ft.	222		NAV	NAV	NAV	NAV
Property	10.05	Walgreens - Lake St. Louis		3497 Technology Drive	Lake St. Louis	St. Charles	MO	63367	2006	NAP	14,820	Sq. Ft.	223		NAV	NAV	NAV	NAV
Property	10.06	Walgreens - Pineville		3100 Highway 28 East	Pineville	Rapides	LA	71360	2005	NAP	14,820	Sq. Ft.	222		NAV	NAV	NAV	NAV
Property	10.07	Walgreens - St. Joseph		4022 North Belt Highway	Saint Joseph	Buchanan	MO	64506	2007	NAP	14,820	Sq. Ft.	220		NAV	NAV	NAV	NAV
Property	10.08	Walgreens - Shepherdsville		152 North Buckman Street	Shepherdsville	Bullitt	KY	40165	2006	NAP	14,490	Sq. Ft.	222		NAV	NAV	NAV	NAV
Property	10.09	Walgreens - Paducah		521 Lone Oak Road	Paducah	McCracken	KY	42003	2001	NAP	15,120	Sq. Ft.	212		NAV	NAV	NAV	NAV
Loan	11	Lennox Shopping Center	51.0%	1300 West Campbell Road	Richardson	Dallas	TX	75080	1996	NAP	182,936	Sq. Ft.	126	L(25), D(90), O(5)	T-12 8/31/2016	3,341,612	1,271,176	2,070,436
Loan	12	Embassy Suites Ayrsley Charlotte	49.1%	1917 Ayrsley Town Boulevard	Charlotte	Mecklenburg	NC	28273	2015	NAP	170	Rooms	131,858	L(27), D(89), O(4)	T-12 9/30/2016	8,489,957	5,379,365	3,110,592
Loan	13	Melohn Multifamily Portfolio I	55.7%	Various	Various	Various	Various	Various	Various	NAP	474	Units	46,624	L(24), D(92), O(4)	T-12 10/31/2016	3,501,551	1,357,252	2,144,299
Property	13.01	Dover Place		34850 Lake Shore Boulevard	Eastlake	Lake	OH	44095	1986	NAP	229	Units	54,837		T-12 10/31/2016	1,767,475	596,050	1,171,425
Property	13.02	Cedarwood		1306 Cedarbrook Court	Goshen	Elkhart	IN	46526	1984	NAP	90	Units	44,178		T-12 10/31/2016	652,698	261,840	390,858
Property	13.03	Willowood		220 Tupelo Trail	Frankfort	Franklin	KY	40601	1984	NAP	110	Units	36,146		T-12 10/31/2016	727,302	311,405	415,897
Property	13.04	Amberidge		32864 Amberidge Drive	Roseville	Macomb	MI	48066	1985	NAP	45	Units	35,342		T-12 10/31/2016	354,076	187,957	166,119
Loan	14	Mariano’s Bronzeville	51.1%	3857 South Dr. Martin Luther King Drive	Chicago	Cook	IL	60653	2016	NAP	73,680	Sq. Ft.	258	L(25), YM1(91), O(4)	NAV	NAV	NAV	NAV
Loan	15	Plaza on 8th	57.0%	1417, 1425, 1457, 1469 and 1481 8th Avenue	Bethlehem	Lehigh	PA	18018	2010-2012	NAP	66,683	Sq. Ft.	255	L(24), D(92), O(4)	T-12 8/31/2016	1,742,107	231,328	1,510,779
Loan	16	Venice Portfolio	45.1%	Various	Venice	Los Angeles	CA	90291	Various	Various	19,041	Sq. Ft.	840	L(24), D(92), O(4)	12/31/2015	1,569,324	537,507	1,031,817
Property	16.01	425-431 Ocean Front Walk		425-431 Ocean Front Walk	Venice	Los Angeles	CA	90291	1940	2007	8,274	Sq. Ft.	894		12/31/2015	1,137,307	479,767	657,540
Property	16.02	80 Windward		80 Windward Avenue	Venice	Los Angeles	CA	90291	1905	2016	6,513	Sq. Ft.	737		12/31/2015	272,352	40,447	231,905
Property	16.03	1711-1715 Pacific Avenue		1711-1715 Pacific Avenue	Venice	Los Angeles	CA	90291	1950, 1962	NAP	4,254	Sq. Ft.	893		12/31/2015	159,665	17,293	142,372
Loan	17	Lubbock Parkade	52.2%	4413, 4415, 4417 South Loop 289 and 7020 Quaker Avenue	Lubbock	Lubbock	TX	79424	1985, 1987, 1988, 1991	NAP	160,555	Sq. Ft.	86	L(24), D(89), O(7)	T-12 9/30/2016	1,793,506	490,014	1,303,492
Loan	18	Residence Inn by Marriott LAX (33)(36)	54.0%	5933 West Century Boulevard	Los Angeles	Los Angeles	CA	90045	1982	2015	231	Rooms	229,917	L(31), D(85), O(4)	T-12 9/30/2016	16,862,677	10,346,379	6,516,298
Loan	19	Kirlin Industries	59.4%	501-515 Dover Road	Rockville	Montgomery	MD	20850	1999	NAP	95,000	Sq. Ft.	139	L(24), D(92), O(4)	NAV	NAV	NAV	NAV
Loan	20	2500 Sweetwater Springs	53.0%	2500 Sweetwater Springs Boulevard	Spring Valley	San Diego	CA	91978	1971	2005	175,600	Sq. Ft.	59	L(24), D(92), O(4)	T-12 9/30/2016	1,249,870	328,311	921,559
Loan	21	Duravant FMH Conveyors	57.0%	9701 East Highland Drive	Jonesboro	Craighead	AR	72401	2016	NAP	195,000	Sq. Ft.	45	YM1(24), DorYM1(92), O(4)	NAP	NAP	NAP	NAP
Loan	22	Gander Mountain	58.0%	2701 South Jack Kultgen Expressway	Waco	McLennan	TX	76706	2014	NAP	52,000	Sq. Ft.	146	L(26), D(91), O(3)	12/31/2015	780,000	0	780,000
Loan	23	Fresenius Cleveland	59.6%	2429 Martin Luther King, Jr. Boulevard	Cleveland	Cuyahoga	OH	44120	2016	NAP	31,365	Sq. Ft.	223	L(25), D(92), O(3)	NAP	NAP	NAP	NAP
Loan	24	Shopko Neenah	51.6%	699 South Green Bay Road	Neenah	Winnebago	WI	54956	1989	2003	94,225	Sq. Ft.	70	L(24), D(91), O(5)	NAV	NAV	NAV	NAV
Loan	25	Altama Village	54.5%	40-112 Altama Village Drive	Brunswick	Glynn	GA	31525	1992	NAP	80,260	Sq. Ft.	75	L(24), D(92), O(4)	12/31/2015	637,756	133,472	504,284
Loan	26	KB Texas Dialysis Portfolio	59.3%	Various	Various	Various	TX	Various	2015	NAP	16,720	Sq. Ft.	356	L(25), D(92), O(3)	NAV	NAV	NAV	NAV
Property	26.01	Fresenius Houston		4810 East Sam Houston Parkway North	Houston	Harris	TX	77015	2015	NAP	8,403	Sq. Ft.	364		NAV	NAV	NAV	NAV
Property	26.02	Fresenius Crockett		2001 East Bowie Avenue	Crockett	Houston	TX	75835	2015	NAP	8,317	Sq. Ft.	347		NAV	NAV	NAV	NAV
Loan	27	Shopko Winona	51.2%	405 Cottonwood Drive	Winona	Winona	MN	55987	1986	1995	84,375	Sq. Ft.	64	L(24), D(91), O(5)	NAV	NAV	NAV	NAV
Loan	28	Leisure Village MHC	56.2%	4711 Walnut Road	Buckeye Lake	Licking	OH	43008	1970	NAP	269	Pads	18,401	L(24), D(92), O(4)	T-12 9/30/2016	944,052	363,343	580,709
Loan	29	Rock Springs Retail Portfolio	54.7%	Various	Rock Springs	Sweetwater	WY	82901	Various	NAP	28,788	Sq. Ft.	141	L(24), D(91), O(5)	12/31/2015	447,931	107,281	340,650
Property	29.01	1977 Dewar Drive		1977 Dewar Drive	Rock Springs	Sweetwater	WY	82901	2006	NAP	15,623	Sq. Ft.	151		12/31/2015	287,460	58,001	229,459
Property	29.02	101 Gateway Blvd.		101 Gateway Boulevard	Rock Springs	Sweetwater	WY	82901	2004	NAP	13,165	Sq. Ft.	128		12/31/2015	160,471	49,280	111,191
Loan	31	Sunrise Plaza	58.3%	31070-31182 Cortez Boulevard	Brooksville	Hernando	FL	34602	1991	NAP	86,815	Sq. Ft.	43	L(25), D(91), O(4)	T-12 8/31/2016	584,588	237,126	347,462
Loan	30	The Shoppes at Lakeline	51.7%	14009 Research Boulevard	Austin	Williamson	TX	78717	2015	NAP	9,800	Sq. Ft.	378	L(25), D(91), O(4)	NAV	NAV	NAV	NAV
Loan	32	Oswego Commons	51.6%	2800 US Highway 34	Oswego	Kendall	IL	60543	2016	NAP	11,010	Sq. Ft.	295	L(25), D(91), O(4)	NAP	NAP	NAP	NAP
Loan	33	The Orchards Shopping Center	57.2%	1954 Vandalia Street	Collinsville	Madison	IL	62234	1961	NAP	67,807	Sq. Ft.	47	L(24), D(92), O(4)	T-12 9/30/2016	489,966	179,081	310,884
Loan	34	JR Automation	52.0%	4190 Sunnyside Drive	Holland	Ottawa	MI	49424	1999	2016	88,259	Sq. Ft.	30	L(24), D(92), O(4)	NAV	NAV	NAV	NAV
Loan	35	Walgreens Adrian, MI	32.0%	706 South Main Street	Adrian	Lenawee	MI	49221	2002	NAP	13,650	Sq. Ft.	170	L(25), D(92), O(3)	NAV	NAV	NAV	NAV
Loan	36	Shoppes of New Philadelphia	53.5%	503-515 Mill Avenue Southeast	New Philadelphia	Tuscarawas	OH	44663	2007	NAP	14,959	Sq. Ft.	125	L(24), D(91), O(5)	T-12 9/30/2016	228,174	77,534	150,640
Loan	37	Show Low Retail	56.7%	5551 South White Mountain Road	Show Low	Navajo	AZ	85901	2016	NAP	6,405	Sq. Ft.	265	L(24), D(32), O(4)	NAV	NAV	NAV	NAV

A-1-3

CFCRE 2016-C7
ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Second Most	Second	Second	Second	Third Most	Third	Third	Third
Property			Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership	Ground Lease
Flag	ID	Property Name	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield (12)	Debt Yield (12)	Revenue($)	EGI($)	Expenses($)	NOI ($)	Reserves($)	TI/LC($)	NCF($)	Interest(21)	Expiration
Loan	1	Hilton Hawaiian Village (33)(34)	12/31/2015	366,791,222	223,381,851	143,409,371	12/31/2014	346,089,627	212,385,223	133,704,404	21.2%	19.0%	247,034,700	374,437,742	226,873,258	147,564,484	14,977,510		132,586,975	Fee Simple/Leasehold	07/31/2035
Loan	2	25 Senate Place Jersey City (35)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8.9%	8.8%	6,892,320	6,918,215	1,942,766	4,975,448	53,000		4,922,448	Fee Simple
Loan	3	Google Kirkland Campus Phase II (33)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.8%	9.5%	7,419,939	9,585,766	2,460,526	7,125,240	36,169	180,844	6,908,227	Fee Simple
Loan	4	Fresno Fashion Fair (33)	12/31/2015	33,828,407	5,653,404	28,175,003	12/31/2014	32,794,192	6,442,884	26,351,308	8.1%	7.8%	22,735,674	32,392,464	6,099,950	26,292,514	70,335	922,954	25,299,225	Fee Simple
Loan	5	Potomac Mills (33)(34)	12/31/2015	53,336,259	14,386,618	38,949,641	12/31/2014	52,996,465	15,601,250	37,395,215	13.9%	13.3%	34,330,601	53,920,492	13,594,604	40,325,888	322,385	1,289,527	38,713,977	Fee Simple
Loan	6	681 Fifth Avenue (33)	12/31/2015	17,291,494	2,987,449	14,304,045	12/31/2014	16,950,567	2,815,068	14,135,499	7.3%	7.0%	17,540,062	20,376,202	4,785,552	15,590,650	15,389	553,128	15,022,133	Fee Simple
Loan	7	Walgreens Net Lease Portfolio 3	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	9.5%	9.4%	3,288,760	3,190,098	63,802	3,126,296	29,698		3,096,598	Fee Simple
Property	7.01	Walgreens - Nashville	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			382,395	370,923	7,418	363,505	3,276		360,229	Fee Simple
Property	7.02	Walgreens - Munford	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			339,907	329,710	6,594	323,116	2,912		320,204	Fee Simple
Property	7.03	Walgreens - Cordova	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			336,307	326,217	6,524	319,693	3,024		316,669	Fee Simple
Property	7.04	Walgreens - Omaha	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			330,231	320,324	6,406	313,918	3,136		310,782	Fee Simple
Property	7.05	Walgreens - Newport	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			329,634	319,745	6,395	313,350	2,964		310,386	Fee Simple
Property	7.06	Walgreens - Newberry	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			322,294	312,625	6,253	306,373	2,898		303,475	Fee Simple
Property	7.07	Walgreens - Yankton	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			320,737	311,115	6,222	304,892	2,884		302,008	Fee Simple
Property	7.08	Walgreens - Pierre	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			320,497	310,882	6,218	304,664	2,910		301,754	Fee Simple
Property	7.09	Walgreens - Manchester	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			303,610	294,502	5,890	288,612	2,730		285,882	Fee Simple
Property	7.10	Walgreens - Lexington	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			303,149	294,055	5,881	288,173	2,964		285,209	Fee Simple
Loan	8	FedEx Distribution Portfolio	12/31/2014	2,915,376	29,154	2,886,222	12/31/2013	2,915,376	29,154	2,886,222	9.2%	8.4%	3,113,107	2,957,452	29,575	2,927,877	65,789	175,437	2,686,652	Fee Simple
Property	8.01	Athens	12/31/2014	1,254,960	12,550	1,242,410	12/31/2013	1,254,960	12,550	1,242,410			1,389,223	1,319,762	13,198	1,306,565	21,033	56,087	1,229,445	Fee Simple
Property	8.02	Middleboro	12/31/2014	593,436	5,934	587,502	12/31/2013	593,436	5,934	587,502			685,416	651,145	6,511	644,634	10,971	29,255	604,408	Fee Simple
Property	8.03	New Stanton	12/31/2014	607,668	6,077	601,591	12/31/2013	607,668	6,077	601,591			579,156	550,199	5,502	544,697	21,148	56,394	467,155	Fee Simple
Property	8.04	Cambridge	12/31/2014	459,312	4,593	454,719	12/31/2013	459,312	4,593	454,719			459,312	436,346	4,363	431,982	12,638	33,701	385,644	Fee Simple
Loan	9	Library Hotel	12/31/2015	8,909,581	5,501,977	3,407,604	12/31/2014	8,940,271	5,383,997	3,556,274	10.4%	9.3%	7,874,242	8,992,447	5,761,337	3,231,110	359,698		2,871,412	Fee Simple
Loan	10	Walgreens Net Lease Portfolio 2	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	9.5%	9.4%	3,010,585	2,920,267	58,405	2,861,862	27,153		2,834,709	Fee Simple
Property	10.01	Walgreens - St. Louis	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			365,738	354,766	7,095	347,670	3,267		344,403	Fee Simple
Property	10.02	Walgreens - Brooklyn Park	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			340,956	330,727	6,615	324,113	3,024		321,089	Fee Simple
Property	10.03	Walgreens - Woodbury	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			340,956	330,727	6,615	324,113	3,024		321,089	Fee Simple
Property	10.04	Walgreens - Saint Peters	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			335,353	325,293	6,506	318,787	3,024		315,763	Fee Simple
Property	10.05	Walgreens - Lake St. Louis	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			329,979	320,080	6,402	313,678	2,964		310,714	Fee Simple
Property	10.06	Walgreens - Pineville	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			329,634	319,745	6,395	313,350	2,964		310,386	Fee Simple
Property	10.07	Walgreens - St. Joseph	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			325,532	315,766	6,315	309,451	2,964		306,487	Fee Simple
Property	10.08	Walgreens - Shepherdsville	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			322,294	312,625	6,253	306,373	2,898		303,475	Fee Simple
Property	10.09	Walgreens - Paducah	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			320,143	310,538	6,211	304,328	3,024		301,304	Fee Simple
Loan	11	Lennox Shopping Center	12/31/2015	3,343,547	1,248,626	2,094,921	12/31/2014	3,314,681	1,172,088	2,142,593	9.9%	9.1%	2,641,757	3,545,963	1,278,088	2,267,876	36,587	130,000	2,101,289	Fee Simple
Loan	12	Embassy Suites Ayrsley Charlotte	NAV	NAV	NAV	NAV	NAP	NAP	NAP	NAP	12.8%	10.9%	6,788,617	8,466,760	5,600,071	2,866,689	423,338		2,443,351	Fee Simple
Loan	13	Melohn Multifamily Portfolio I	12/31/2015	3,381,154	1,459,974	1,921,180	12/31/2014	3,234,669	1,371,084	1,863,585	9.6%	8.9%	3,362,737	3,488,816	1,368,556	2,120,259	151,206		1,969,053	Fee Simple
Property	13.01	Dover Place	12/31/2015	1,668,295	607,547	1,060,748	12/31/2014	1,585,785	593,703	992,082			1,684,473	1,766,265	595,932	1,170,333	73,051		1,097,282	Fee Simple
Property	13.02	Cedarwood	12/31/2015	656,817	265,287	391,530	12/31/2014	634,714	271,714	363,000			595,956	643,058	261,548	381,510	28,710		352,800	Fee Simple
Property	13.03	Willowood	12/31/2015	692,599	374,332	318,267	12/31/2014	694,332	310,488	383,844			724,179	726,316	323,014	403,301	35,090		368,211	Fee Simple
Property	13.04	Amberidge	12/31/2015	363,443	212,808	150,635	12/31/2014	319,838	195,179	124,659			358,128	353,178	188,062	165,115	14,355		150,760	Fee Simple
Loan	14	Mariano’s Bronzeville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.5%	10.5%	2,107,248	2,044,031	40,881	2,003,150	7,368		1,995,782	Fee Simple
Loan	15	Plaza on 8th	12/31/2015	1,765,200	293,436	1,471,765	12/31/2014	1,649,646	265,571	1,384,075	9.5%	9.2%	1,482,498	1,841,525	222,512	1,619,014	10,015	43,069	1,565,930	Fee Simple
Loan	16	Venice Portfolio	12/31/2014	1,709,295	561,027	1,148,268	12/31/2013	1,468,352	555,467	912,886	10.2%	9.9%	1,834,084	1,995,561	362,360	1,633,202	8,258	36,485	1,588,460	Fee Simple
Property	16.01	425-431 Ocean Front Walk	12/31/2014	1,173,671	516,764	656,907	12/31/2013	968,558	499,476	469,082			944,784	941,377	183,298	758,080	6,104	6,875	745,101	Fee Simple
Property	16.02	80 Windward	12/31/2014	326,482	25,347	301,135	12/31/2013	305,254	29,751	275,503			479,308	567,098	101,121	465,977	1,303	17,911	446,763	Fee Simple
Property	16.03	1711-1715 Pacific Avenue	12/31/2014	209,142	18,916	190,226	12/31/2013	194,540	26,240	168,301			409,992	487,086	77,941	409,145	851	11,699	396,596	Fee Simple
Loan	17	Lubbock Parkade	12/31/2015	1,745,189	442,756	1,302,433	12/31/2014	1,642,451	452,384	1,190,067	10.2%	9.5%	1,586,565	1,911,913	505,262	1,406,651	24,083	78,161	1,304,407	Fee Simple
Loan	18	Residence Inn by Marriott LAX (33)(36)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	11.9%	10.6%	14,864,402	16,817,010	10,521,958	6,295,052	672,680		5,622,371	Leasehold	12/31/2114
Loan	19	Kirlin Industries	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	9.6%	9.1%	1,448,750	1,303,875	39,116	1,264,759	14,250	47,500	1,203,009	Fee Simple
Loan	20	2500 Sweetwater Springs	12/31/2015	1,169,220	349,968	819,252	12/31/2014	786,662	174,143	612,519	10.8%	9.5%	1,401,129	1,448,477	329,440	1,119,036	43,900	87,800	987,336	Fee Simple
Loan	21	Duravant FMH Conveyors	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.4%	9.8%	988,650	1,110,574	205,711	904,862	9,750	36,461	858,651	Fee Simple
Loan	22	Gander Mountain	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	9.5%	9.0%	780,000	741,000	14,820	726,180	7,800	33,800	684,580	Fee Simple
Loan	23	Fresenius Cleveland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.2%	8.7%	684,583	1,004,552	360,598	643,954	3,137	31,365	609,453	Fee Simple
Loan	24	Shopko Neenah	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	10.5%	9.7%	749,333	711,866	14,237	697,629	18,845	37,690	641,094	Fee Simple
Loan	25	Altama Village	12/31/2014	515,778	150,353	365,426	12/31/2013	363,169	122,108	241,061	10.9%	9.9%	778,789	825,482	172,981	652,502	16,052	40,130	596,321	Fee Simple
Loan	26	KB Texas Dialysis Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.6%	9.3%	604,551	664,674	91,552	573,121	1,672	16,720	554,729	Fee Simple
Property	26.01	Fresenius Houston	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			296,912	309,012	27,188	281,824	840	8,403	272,581	Fee Simple
Property	26.02	Fresenius Crockett	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			307,639	355,661	64,364	291,297	832	8,317	282,148	Fee Simple
Loan	27	Shopko Winona	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	10.7%	9.7%	616,797	585,958	11,719	574,238	16,875	33,750	523,613	Fee Simple
Loan	28	Leisure Village MHC	12/31/2015	885,223	389,836	495,386	12/31/2014	846,190	450,060	396,130	10.9%	10.6%	791,136	937,038	398,450	538,588	13,450		525,138	Fee Simple
Loan	29	Rock Springs Retail Portfolio	12/31/2014	420,198	121,889	298,309	NAV	NAV	NAV	NAV	10.6%	9.9%	476,768	527,758	99,462	428,295	5,477	20,180	402,638	Fee Simple
Property	29.01	1977 Dewar Drive	12/31/2014	291,178	71,144	220,034	NAV	NAV	NAV	NAV			276,245	306,553	58,763	247,790	2,968	10,936	233,885	Fee Simple
Property	29.02	101 Gateway Blvd.	12/31/2014	129,020	50,745	78,275	NAV	NAV	NAV	NAV			200,523	221,205	40,699	180,505	2,509	9,244	168,753	Fee Simple
Loan	31	Sunrise Plaza	12/31/2015	573,422	230,736	342,686	12/31/2014	552,764	223,717	329,047	10.7%	9.2%	692,592	607,388	209,718	397,670	17,363	39,067	341,241	Fee Simple
Loan	30	The Shoppes at Lakeline	NAV	NAV	NAV	NAV	NAP	NAP	NAP	NAP	10.0%	9.7%	421,071	527,613	157,185	370,429	1,960	9,800	358,669	Fee Simple
Loan	32	Oswego Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11.9%	11.3%	418,505	511,084	125,038	386,045	2,753	16,515	366,778	Fee Simple
Loan	33	The Orchards Shopping Center	12/31/2015	443,166	165,374	277,792	12/31/2014	370,294	221,898	148,396	11.4%	10.4%	428,726	512,177	147,565	364,612	13,561	21,119	329,931	Fee Simple
Loan	34	JR Automation	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	13.1%	11.4%	381,200	362,140	10,864	351,275	17,652	26,478	307,146	Fee Simple
Loan	35	Walgreens Adrian, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	13.8%	13.4%	349,000	331,550	10,630	320,921	3,151	6,825	310,944	Fee Simple
Loan	36	Shoppes of New Philadelphia	12/31/2015	188,103	62,830	125,273	12/31/2014	194,851	103,979	90,872	10.2%	9.5%	220,309	261,532	70,835	190,697	4,637	7,480	178,580	Fee Simple
Loan	37	Show Low Retail	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.6%	10.2%	193,246	230,367	50,527	179,840	1,281	4,804	173,756	Fee Simple

A-1-4

CFCRE 2016-C7
ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property			Ground Lease			Lease			Lease			Lease			Lease
Flag	ID	Property Name	Extension Terms	Largest Tenant (22)(23)(24)(25)(26)(27)	Sq. Ft.	Expiration (25)	2nd Largest Tenant (22)(24)(25)(26)	Sq. Ft.	Expiration (25)	3rd Largest Tenant (22)(24)	Sq. Ft.	Expiration	4th Largest Tenant(24)(25)(27)	Sq. Ft.	Expiration (25)	5th Largest Tenant(24)	Sq. Ft.
Loan	1	Hilton Hawaiian Village (33)(34)	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	2	25 Senate Place Jersey City (35)		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	3	Google Kirkland Campus Phase II (33)		Google	125,520	11/30/2027	Google	55,324	01/31/2029	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	4	Fresno Fashion Fair (33)		JCPenney	153,769	11/30/2017	Victoria’s Secret	14,530	01/31/2027	Love Culture	14,135	10/31/2020	Bank of the West	14,114	12/31/2018	Anthropologie	10,928
Loan	5	Potomac Mills (33)(34)		Costco Warehouse	148,146	05/31/2032	JCPenney	100,140	02/28/2022	AMC Theatres	75,273	02/28/2019	Buy Buy Baby/and That!	73,432	01/31/2025	Marshalls	61,763
Loan	6	681 Fifth Avenue (33)		Tommy Hilfiger	22,510	05/31/2023	Belstaff USA	17,505	04/04/2022	Vera Bradley	5,877	03/31/2026	Vision Capital	5,835	06/30/2018	Global Thematic Partners	5,835
Loan	7	Walgreens Net Lease Portfolio 3
Property	7.01	Walgreens - Nashville		Walgreens	16,380	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.02	Walgreens - Munford		Walgreens	14,560	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.03	Walgreens - Cordova		Walgreens	15,120	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.04	Walgreens - Omaha		Walgreens	15,680	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.05	Walgreens - Newport		Walgreens	14,820	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.06	Walgreens - Newberry		Walgreens	14,490	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.07	Walgreens - Yankton		Walgreens	14,420	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.08	Walgreens - Pierre		Walgreens	14,550	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.09	Walgreens - Manchester		Walgreens	13,650	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.10	Walgreens - Lexington		Walgreens	14,820	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	8	FedEx Distribution Portfolio
Property	8.01	Athens		FedEx Ground	140,218	08/31/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.02	Middleboro		FedEx Ground	73,137	05/31/2020	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.03	New Stanton		FedEx Ground	140,985	08/31/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.04	Cambridge		FedEx Ground	84,252	09/14/2020	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	9	Library Hotel		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	10	Walgreens Net Lease Portfolio 2
Property	10.01	Walgreens - St. Louis		Walgreens	16,335	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	10.02	Walgreens - Brooklyn Park		Walgreens	15,120	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	10.03	Walgreens - Woodbury		Walgreens	15,120	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	10.04	Walgreens - Saint Peters		Walgreens	15,120	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	10.05	Walgreens - Lake St. Louis		Walgreens	14,820	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	10.06	Walgreens - Pineville		Walgreens	14,820	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	10.07	Walgreens - St. Joseph		Walgreens	14,820	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	10.08	Walgreens - Shepherdsville		Walgreens	14,490	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	10.09	Walgreens - Paducah		Walgreens	15,120	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	11	Lennox Shopping Center		Tom Thumb	70,658	07/12/2018	Salon D’ Elegance	7,943	04/30/2018	The String Bean Restaurant	5,721	09/30/2020	J’s Hallmark	4,674	MTM	Aqua Tots Swim School	4,517
Loan	12	Embassy Suites Ayrsley Charlotte		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	13	Melohn Multifamily Portfolio I
Property	13.01	Dover Place		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	13.02	Cedarwood		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	13.03	Willowood		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	13.04	Amberidge		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	14	Mariano’s Bronzeville		Mariano’s Fresh Market	73,680	10/31/2036	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	15	Plaza on 8th		St. Luke’s Physician Group	20,600	05/31/2030	Etowah Dialysis, LLC	13,983	09/30/2031	St. Luke’s Hospital of Bethlehem	13,373	03/31/2033	CVS Pharmacy	12,900	01/31/2036	PNC Bank, National Association	3,710
Loan	16	Venice Portfolio
Property	16.01	425-431 Ocean Front Walk		Fig Tree Restaurant	2,000	08/31/2035	Rachel Lee	500	12/31/2016	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	16.02	80 Windward		Snapchat	3,600	02/28/2021	Bank of Venice	1,913	05/31/2019	Eggslut	1,000	10/31/2023	NAP	NAP	NAP	NAP	NAP
Property	16.03	1711-1715 Pacific Avenue		Toca Madera	2,126	03/31/2021	Fig Tree Restaurant	1,128	08/31/2028	Paper Scissors Rock Hair Salon	1,000	12/31/2018	NAP	NAP	NAP	NAP	NAP
Loan	17	Lubbock Parkade		Stein Mart	41,922	10/31/2025	Hobby Lobby	40,000	12/31/2020	TJMaxx	30,754	03/31/2025	Tuesday Morning	13,000	03/31/2027	Just Brakes	6,563
Loan	18	Residence Inn by Marriott LAX (33)(36)	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	19	Kirlin Industries		Kirlin Group, LLC	95,000	06/30/2029	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	20	2500 Sweetwater Springs		Layfield Environmental	67,344	08/31/2019	Tru-Duct, Inc.	36,250	05/31/2023	Raphael’s Inc.	27,899	05/31/2017	United Site Services of California	10,800	12/31/2020	Henkels & McCoy Inc	9,558
Loan	21	Duravant FMH Conveyors		FMH Conveyors, LLC	195,000	10/31/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	22	Gander Mountain		Gander Mountain	52,000	10/31/2029	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	23	Fresenius Cleveland		Fresenius Medical Care	31,365	10/31/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	24	Shopko Neenah		Shopko Stores Operating Co., LLC	94,225	12/31/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	25	Altama Village		Harbor Freight	15,038	01/31/2024	Sav-a-Lot	15,000	12/31/2017	Citi Trends	12,519	09/30/2020	Staples	12,350	12/31/2023	Party City	11,130
Loan	26	KB Texas Dialysis Portfolio
Property	26.01	Fresenius Houston		Fresenius Medical Care	8,403	11/30/2030	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	26.02	Fresenius Crockett		Fresenius Medical Care	8,317	01/05/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	27	Shopko Winona		Shopko Stores Operating Co., LLC	84,375	12/31/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	28	Leisure Village MHC		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	29	Rock Springs Retail Portfolio
Property	29.01	1977 Dewar Drive		Alliance Physical Therapy	3,375	12/31/2020	Solar Nails	2,450	10/31/2021	Tanning Salon	2,288	09/30/2019	Mystic Vapes	2,200	05/31/2020	Solar Nails	1,525
Property	29.02	101 Gateway Blvd.		Robert Jensen	3,000	04/01/2021	Payless	2,800	02/28/2018	Gamestop	1,825	01/31/2018	Little Caesars	1,500	12/31/2021	Wyoming Wireless	1,500
Loan	31	Sunrise Plaza		Winn-Dixie	43,750	04/10/2021	Jericho Road Ministries, Inc.	6,000	09/30/2017	C & J West Enterprises, Inc.	4,080	05/31/2019	Winn-Dixie Liquor Store	3,000	04/10/2021	WWYD Enterprises LLC	2,880
Loan	30	The Shoppes at Lakeline		AT&T Mobility	5,000	12/31/2025	Blaze Pizza	2,600	12/31/2025	Potbelly Sandwich Works	2,200	12/31/2025	NAP	NAP	NAP	NAP	NAP
Loan	32	Oswego Commons		AT&T Mobility	4,500	03/31/2026	Mattress Firm	4,000	04/30/2026	Five Guys	2,510	10/31/2026	NAP	NAP	NAP	NAP	NAP
Loan	33	The Orchards Shopping Center		Kroger	20,873	10/08/2023	Dollar General	11,000	12/31/2019	Rent-A-Center	8,000	01/31/2021	HSHS Medical Group, Inc.	4,000	11/30/2017	Bruce Gibson and Marla Gibson Sew Much Fun	4,000
Loan	34	JR Automation		JR Automation Technologies, LLC	88,259	01/31/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	35	Walgreens Adrian, MI		Walgreens	13,650	02/28/2078	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	36	Shoppes of New Philadelphia		Verizon	4,120	12/31/2019	Sumo Hibachi	4,000	07/31/2025	Eagle Financial	2,377	07/07/2025	UPS Store	1,620	12/31/2017	Nails	1,492
Loan	37	Show Low Retail		Firehouse Subs	2,437	09/30/2026	Nationwide Vision	1,615	09/30/2026	Supercuts	1,178	08/31/2026	UPS Store	1,175	11/30/2026	NAP	NAP

A-1-5

CFCRE 2016-C7
ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

						Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront
Property			Lease		Occupancy	Replacement	Replacement	TI/LC	TI/LC	Tax	Tax	Insurance
Flag	ID	Property Name	Expiration	Occupancy	As-of Date	Reserves($)(29)	Reserves ($)(30)(31)	Reserves ($)(20)(29)	Reserves ($)(30)(31)	Reserves ($)(29)	Reserves ($)(30)	Reserves($)(29)
Loan	1	Hilton Hawaiian Village (33)(34)	NAP	94.6%	09/30/2016		Springing				Springing
Loan	2	25 Senate Place Jersey City (35)	NAP	97.0%	11/02/2016		4,417			121,975	60,981	62,039
Loan	3	Google Kirkland Campus Phase II (33)	NAP	100.0%	11/06/2016		Springing		Springing		Springing
Loan	4	Fresno Fashion Fair (33)	01/31/2017	88.2%	08/31/2016		Springing		Springing		Springing
Loan	5	Potomac Mills (33)(34)	01/31/2019	97.7%	09/20/2016		Springing		Springing		Springing
Loan	6	681 Fifth Avenue (33)	09/30/2017	90.8%	09/30/2016		1,376			848,821	151,575	106,910
Loan	7	Walgreens Net Lease Portfolio 3		100.0%	11/01/2016						Springing
Property	7.01	Walgreens - Nashville	NAP	100.0%	11/01/2016
Property	7.02	Walgreens - Munford	NAP	100.0%	11/01/2016
Property	7.03	Walgreens - Cordova	NAP	100.0%	11/01/2016
Property	7.04	Walgreens - Omaha	NAP	100.0%	11/01/2016
Property	7.05	Walgreens - Newport	NAP	100.0%	11/01/2016
Property	7.06	Walgreens - Newberry	NAP	100.0%	11/01/2016
Property	7.07	Walgreens - Yankton	NAP	100.0%	11/01/2016
Property	7.08	Walgreens - Pierre	NAP	100.0%	11/01/2016
Property	7.09	Walgreens - Manchester	NAP	100.0%	11/01/2016
Property	7.10	Walgreens - Lexington	NAP	100.0%	11/01/2016
Loan	8	FedEx Distribution Portfolio		100.0%	11/06/2016		5,482		14,620		Springing	81,679
Property	8.01	Athens	NAP	100.0%	11/06/2016
Property	8.02	Middleboro	NAP	100.0%	11/06/2016
Property	8.03	New Stanton	NAP	100.0%	11/06/2016
Property	8.04	Cambridge	NAP	100.0%	11/06/2016
Loan	9	Library Hotel	NAP	93.2%	08/31/2016		Springing			513,836	85,639	45,591
Loan	10	Walgreens Net Lease Portfolio 2		100.0%	11/01/2016						Springing
Property	10.01	Walgreens - St. Louis	NAP	100.0%	11/01/2016
Property	10.02	Walgreens - Brooklyn Park	NAP	100.0%	11/01/2016
Property	10.03	Walgreens - Woodbury	NAP	100.0%	11/01/2016
Property	10.04	Walgreens - Saint Peters	NAP	100.0%	11/01/2016
Property	10.05	Walgreens - Lake St. Louis	NAP	100.0%	11/01/2016
Property	10.06	Walgreens - Pineville	NAP	100.0%	11/01/2016
Property	10.07	Walgreens - St. Joseph	NAP	100.0%	11/01/2016
Property	10.08	Walgreens - Shepherdsville	NAP	100.0%	11/01/2016
Property	10.09	Walgreens - Paducah	NAP	100.0%	11/01/2016
Loan	11	Lennox Shopping Center	03/31/2025	94.4%	08/31/2016		2,287	16,800	10,833	563,662	51,242	69,862
Loan	12	Embassy Suites Ayrsley Charlotte	NAP	64.1%	09/30/2016		26,795				21,344	33,759
Loan	13	Melohn Multifamily Portfolio I		94.9%	11/04/2016		12,601			95,833	19,583	34,695
Property	13.01	Dover Place	NAP	94.8%	11/04/2016
Property	13.02	Cedarwood	NAP	97.8%	11/04/2016
Property	13.03	Willowood	NAP	92.7%	11/04/2016
Property	13.04	Amberidge	NAP	95.6%	11/04/2016
Loan	14	Mariano’s Bronzeville	NAP	100.0%	11/06/2016		614				Springing
Loan	15	Plaza on 8th	05/31/2030	96.8%	09/22/2016		835		Springing	5,142	723	7,321
Loan	16	Venice Portfolio		100.0%	11/14/2016		688		3,040	48,333	9,667	15,207
Property	16.01	425-431 Ocean Front Walk	NAP	100.0%	11/14/2016
Property	16.02	80 Windward	NAP	100.0%	11/14/2016
Property	16.03	1711-1715 Pacific Avenue	NAP	100.0%	11/14/2016
Loan	17	Lubbock Parkade	05/31/2017	99.3%	09/30/2016		2,007		6,690		18,961	50,451
Loan	18	Residence Inn by Marriott LAX (33)(36)	NAP	92.9%	09/30/2016		25,314			212,667	53,167	64,714
Loan	19	Kirlin Industries	NAP	100.0%	11/06/2016		Springing		Springing		Springing
Loan	20	2500 Sweetwater Springs	11/30/2019	90.6%	11/16/2016		3,658	440,000	Springing	32,019	10,673	6,647
Loan	21	Duravant FMH Conveyors	NAP	100.0%	11/06/2016		Springing		Springing		Springing
Loan	22	Gander Mountain	NAP	100.0%	11/06/2016		650				Springing	4,488
Loan	23	Fresenius Cleveland	NAP	100.0%	11/06/2016	31,365	Springing		Springing	132,346	24,063	1,236
Loan	24	Shopko Neenah	NAP	100.0%	11/06/2016		1,570		3,141		Springing	841
Loan	25	Altama Village	01/31/2025	98.5%	11/18/2016		1,338		Springing	14,384	4,795	13,939
Loan	26	KB Texas Dialysis Portfolio		100.0%	11/06/2016	16,720	Springing	250,000	Springing	29,593	2,690	1,772
Property	26.01	Fresenius Houston	NAP	100.0%	11/06/2016
Property	26.02	Fresenius Crockett	NAP	100.0%	11/06/2016
Loan	27	Shopko Winona	NAP	100.0%	11/06/2016		1,406		2,813		Springing	700
Loan	28	Leisure Village MHC	NAP	87.7%	11/01/2016		1,121			28,661	3,771	25,981
Loan	29	Rock Springs Retail Portfolio		100.0%	11/07/2016		456	50,000	1,682	6,000	3,000	5,435
Property	29.01	1977 Dewar Drive	09/30/2018	100.0%	11/07/2016
Property	29.02	101 Gateway Blvd.	04/30/2020	100.0%	11/07/2016
Loan	31	Sunrise Plaza	12/31/2018	79.7%	06/30/2016	150,000	Springing	200,000	Springing	77,167	5,936	15,383
Loan	30	The Shoppes at Lakeline	NAP	100.0%	10/14/2016		163				7,204	1,845
Loan	32	Oswego Commons	NAP	100.0%	10/25/2016		184			16,515	5,505
Loan	33	The Orchards Shopping Center	10/31/2020	85.3%	10/01/2016	50,000	Springing	175,000	Springing	2,765	1,728	3,525
Loan	34	JR Automation	NAP	100.0%	11/06/2016		Springing	850,000	Springing		Springing
Loan	35	Walgreens Adrian, MI	NAP	100.0%	11/06/2016						Springing	150
Loan	36	Shoppes of New Philadelphia	04/30/2018	100.0%	09/30/2016		386		623	9,804	1,634	1,858
Loan	37	Show Low Retail	NAP	100.0%	10/01/2016		107		400	1,333	333	2,108

A-1-6

CFCRE 2016-C7
ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Upfront	Upfront	Monthly	Other
Property			Insurance	Engineering	Other	Other	Reserves
Flag	ID	Property Name	Reserves ($)(30)(31)	Reserve($)(29)	Reserves ($)(29)	Reserves ($)(30)(31)	Description(19)(30)(31)
Loan	1	Hilton Hawaiian Village (33)(34)	Springing
Loan	2	25 Senate Place Jersey City (35)	12,408	9,375	3,978		Retail Abatement Reserve (Upfront: 3,978.08)
Loan	3	Google Kirkland Campus Phase II (33)	Springing		343,318	Springing	Rent Bridge Reserve (Upfront: 343,317.58); Major Tenant Reserve (Monthly: Springing)
Loan	4	Fresno Fashion Fair (33)	Springing
Loan	5	Potomac Mills (33)(34)	Springing
Loan	6	681 Fifth Avenue (33)	8,485		2,472,743	Springing	Unfunded Obligations Reserve (Upfront: 2,222,481); Rent Concession Reserve (250,262); Material Tenant TI/LC Reserve (Monthly: Springing)
Loan	7	Walgreens Net Lease Portfolio 3	Springing
Property	7.01	Walgreens - Nashville
Property	7.02	Walgreens - Munford
Property	7.03	Walgreens - Cordova
Property	7.04	Walgreens - Omaha
Property	7.05	Walgreens - Newport
Property	7.06	Walgreens - Newberry
Property	7.07	Walgreens - Yankton
Property	7.08	Walgreens - Pierre
Property	7.09	Walgreens - Manchester
Property	7.10	Walgreens - Lexington
Loan	8	FedEx Distribution Portfolio	6,807	8,375		Springing	Occupancy Reserve (Springing Monthly: Excess Cash)
Property	8.01	Athens
Property	8.02	Middleboro
Property	8.03	New Stanton
Property	8.04	Cambridge
Loan	9	Library Hotel	3,799
Loan	10	Walgreens Net Lease Portfolio 2	Springing
Property	10.01	Walgreens - St. Louis
Property	10.02	Walgreens - Brooklyn Park
Property	10.03	Walgreens - Woodbury
Property	10.04	Walgreens - Saint Peters
Property	10.05	Walgreens - Lake St. Louis
Property	10.06	Walgreens - Pineville
Property	10.07	Walgreens - St. Joseph
Property	10.08	Walgreens - Shepherdsville
Property	10.09	Walgreens - Paducah
Loan	11	Lennox Shopping Center	5,447			Springing	Special Rollover Reserve (Springing Monthly: Excess Cash Flow)
Loan	12	Embassy Suites Ayrsley Charlotte	3,069
Loan	13	Melohn Multifamily Portfolio I	8,674	111,644
Property	13.01	Dover Place
Property	13.02	Cedarwood
Property	13.03	Willowood
Property	13.04	Amberidge
Loan	14	Mariano’s Bronzeville	Springing			Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	15	Plaza on 8th	1,294			Springing	Condominium Common Charge Funds (Springing Monthly: 1/12 of the Condominium Common Charges); Material Tenant Rollover Funds (Springing Monthly: Excess Cash Flow)
Loan	16	Venice Portfolio	2,919	12,250	500,000		Bank of Venice Reserve (Upfront: 500,000)
Property	16.01	425-431 Ocean Front Walk
Property	16.02	80 Windward
Property	16.03	1711-1715 Pacific Avenue
Loan	17	Lubbock Parkade	4,760	320,660	684,932	Springing	Unfunded Tenant Obligation Reserve (Upfront: 684,932.45); Material Tenant Rollover Reserve (Springing Monthly: Excess Cash Flow)
Loan	18	Residence Inn by Marriott LAX (33)(36)	6,471		5,500,000	33,333	Ground Lease Reserve (Monthly: 33,333); Earn Out Reserve (Upfront: 5,500,000)
Loan	19	Kirlin Industries	Springing	145,721
Loan	20	2500 Sweetwater Springs	1,662	30,500	32,551	Springing	Elevator Fluid Removal Reserve (Upfront: 20,837.50); Rent Abatement Reserve (Upfront: 11,713.00); Special Rollover Reserve (Springing Monthly: Excess Cash Flow)
Loan	21	Duravant FMH Conveyors	Springing	6,250		Springing	Duravant Rollover Reserve (Springing Monthly: Excess Cash Flow)
Loan	22	Gander Mountain	748			Springing	Rollover Reserve (Springing Monthly: Excess Cash Flow); Rent Concession Reserve (Future one-time deposit: Springing)
Loan	23	Fresenius Cleveland	618
Loan	24	Shopko Neenah	420			Springing	Major Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	25	Altama Village	1,742	23,625	787,430		Harbor Freight Rent Commencement Reserve (Upfront: 300,000); Harbor Freight TI Reimbursement Reserve (Upfront: 225,570)Harbor Freight Free Rent Reserve (Upfront: 161,860); Harbor Freight Lease Commencement Reserve (Upfront: 100,000)
Loan	26	KB Texas Dialysis Portfolio	886
Property	26.01	Fresenius Houston
Property	26.02	Fresenius Crockett
Loan	27	Shopko Winona	Springing
Loan	28	Leisure Village MHC	5,457	9,938	315,000		Excess Flood Insurance Reserve (Upfront: 315,000)
Loan	29	Rock Springs Retail Portfolio	665		356,006		Easement Holdback Reserve (Upfront: 227,898.09); Tenant Performance Reserve (Upfront: 100,000); Rent Concession Reserve (Upfront: 28,108)
Property	29.01	1977 Dewar Drive
Property	29.02	101 Gateway Blvd.
Loan	31	Sunrise Plaza	2,198
Loan	30	The Shoppes at Lakeline	461		3,500	Springing	AT&T Repair Reserve (Upfront: 3,500); Special Rollover Reserve (Springing Monthly: Excess Cash Flow)
Loan	32	Oswego Commons	461			Springing	Special Rollover Reserve (Springing Monthly: Excess Cash Flow)
Loan	33	The Orchards Shopping Center	1,356	30,075	85,000	Springing	Cardinal Reserve Funds (Upfront: 85,000); Specified Tenant Rollover Funds (Springing Monthly: Excess Cash Flow)
Loan	34	JR Automation	Springing
Loan	35	Walgreens Adrian, MI	150	4,125		Springing	Rollover Reserve (Springing Monthly: Excess Cash)
Loan	36	Shoppes of New Philadelphia	186	937	246,667	Springing	Japanese Steak House Tenant Earnout Reserve (Upfront: 200,000); Japanese Steak House Tenant Free Rent Reserve (Upfront: 46,667); Anchor Tenant Rollover Reserve (Springing Monthly: Excess Cash Flow)
Loan	37	Show Low Retail	264		254,665	Springing	UPS Store Occupancy Reserve (Upfront: 145,000); Firehouse Subs TI Allowance (Upfront: 109,665); Rollover Reserve (Springing Monthly: Excess Cash Flow)

A-1-7

CFCRE 2016-C7
ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Environmental
Property			Report	Engineering	Loan
Flag	ID	Property Name	Date (32)	Report Date	Purpose	Sponsor(28)(37)
Loan	1	Hilton Hawaiian Village (33)(34)	10/17/2016	10/17/2016	Refinance	Park Intermediate Holdings LLC
Loan	2	25 Senate Place Jersey City (35)	10/25/2016	10/13/2016	Refinance	Arthur Johnson
Loan	3	Google Kirkland Campus Phase II (33)	08/02/2016	08/02/2016	Refinance	SRM Development, LLC
Loan	4	Fresno Fashion Fair (33)	09/06/2016	09/14/2016	Recapitalization	The Macerich Partnership, L.P.
Loan	5	Potomac Mills (33)(34)	09/16/2016	09/16/2016	Refinance	Simon Property Group, L.P.
Loan	6	681 Fifth Avenue (33)	10/03/2016	10/03/2016	Refinance	Robert Siegel
Loan	7	Walgreens Net Lease Portfolio 3			Acquisition	Cantor Fitzgerald Investors, LLC
Property	7.01	Walgreens - Nashville	10/03/2016	10/03/2016
Property	7.02	Walgreens - Munford	09/30/2016	10/04/2016
Property	7.03	Walgreens - Cordova	09/29/2016	10/03/2016
Property	7.04	Walgreens - Omaha	10/03/2016	10/06/2016
Property	7.05	Walgreens - Newport	10/04/2016	09/30/2016
Property	7.06	Walgreens - Newberry	10/07/2016	10/06/2016
Property	7.07	Walgreens - Yankton	10/04/2016	10/04/2016
Property	7.08	Walgreens - Pierre	10/05/2016	10/05/2016
Property	7.09	Walgreens - Manchester	10/05/2016	09/30/2016
Property	7.10	Walgreens - Lexington	09/30/2016	10/03/2016
Loan	8	FedEx Distribution Portfolio			Refinance	Jeno Guttman; Moses Mizrahi; Moshe Dov Schweid
Property	8.01	Athens	09/16/2016	09/16/2016
Property	8.02	Middleboro	09/16/2016	09/16/2016
Property	8.03	New Stanton	09/16/2016	09/16/2016
Property	8.04	Cambridge	09/16/2016	09/16/2016
Loan	9	Library Hotel	10/18/2016	10/12/2016	Refinance	Imrich Henry Kallan
Loan	10	Walgreens Net Lease Portfolio 2			Acquisition	Cantor Fitzgerald Investors, LLC
Property	10.01	Walgreens - St. Louis	10/03/2016	09/30/2016
Property	10.02	Walgreens - Brooklyn Park	10/03/2016	10/03/2016
Property	10.03	Walgreens - Woodbury	10/03/2016	10/03/2016
Property	10.04	Walgreens - Saint Peters	10/03/2016	09/30/2016
Property	10.05	Walgreens - Lake St. Louis	10/03/2016	09/30/2016
Property	10.06	Walgreens - Pineville	10/07/2016	09/30/2016
Property	10.07	Walgreens - St. Joseph	10/03/2016	10/06/2016
Property	10.08	Walgreens - Shepherdsville	10/25/2016	09/30/2016
Property	10.09	Walgreens - Paducah	10/05/2016	09/30/2016
Loan	11	Lennox Shopping Center	09/16/2016	09/16/2016	Refinance	Tri-State Commercial Associates
Loan	12	Embassy Suites Ayrsley Charlotte	08/03/2016	08/02/2016	Refinance	Thomas B. Henson
Loan	13	Melohn Multifamily Portfolio I			Refinance	Alfons Melohn
Property	13.01	Dover Place	11/17/2016	11/11/2016
Property	13.02	Cedarwood	11/11/2016	11/11/2016
Property	13.03	Willowood	11/16/2016	11/10/2016
Property	13.04	Amberidge	11/16/2016	11/10/2016
Loan	14	Mariano’s Bronzeville	10/21/2016	10/18/2016	Acquisition	Jerome Kessler
Loan	15	Plaza on 8th	10/10/2016	10/10/2016	Refinance	Dennis E. Benner
Loan	16	Venice Portfolio			Refinance	Jose Bunge
Property	16.01	425-431 Ocean Front Walk	08/22/2016	08/22/2016
Property	16.02	80 Windward	08/22/2016	08/22/2016
Property	16.03	1711-1715 Pacific Avenue	08/22/2016	08/22/2016
Loan	17	Lubbock Parkade	10/17/2016	10/17/2016	Refinance	Neil Ellis
Loan	18	Residence Inn by Marriott LAX (33)(36)	04/06/2016	04/27/2016	Refinance	Robert A. Alter
Loan	19	Kirlin Industries	10/27/2016	10/10/2016	Acquisition	New Mountain Net Lease Corporation
Loan	20	2500 Sweetwater Springs	11/09/2016	10/31/2016	Refinance	Theodore E. Gildred III
Loan	21	Duravant FMH Conveyors	10/14/2016	10/13/2016	Acquisition	New Mountain Net Lease Corporation
Loan	22	Gander Mountain	07/20/2016	07/20/2016	Acquisition	Robert E. Castells
Loan	23	Fresenius Cleveland	07/14/2016	07/14/2016	Acquisition	Louis J. Rogers
Loan	24	Shopko Neenah	10/27/2016	10/26/2016	Acquisition	Marsha D. Barker
Loan	25	Altama Village	10/20/2016	09/14/2016	Acquisition	Mark M. Salomon
Loan	26	KB Texas Dialysis Portfolio			Acquisition	Louis J. Rogers
Property	26.01	Fresenius Houston	10/07/2016	10/07/2016
Property	26.02	Fresenius Crockett	10/10/2016	10/07/2016
Loan	27	Shopko Winona	10/24/2016	10/24/2016	Acquisition	Marsha D. Barker
Loan	28	Leisure Village MHC	10/17/2016	10/17/2016	Refinance	Timothy H. Karagosian
Loan	29	Rock Springs Retail Portfolio			Refinance	Alan B. Schnur
Property	29.01	1977 Dewar Drive	10/10/2016	10/10/2016
Property	29.02	101 Gateway Blvd.	10/10/2016	10/10/2016
Loan	31	Sunrise Plaza	10/06/2016	10/04/2016	Acquisition	Boysie Siew; Mark M. Salomon; Ram P. Gupta
Loan	30	The Shoppes at Lakeline	08/19/2016	09/01/2016	Acquisition	Steve Silon; Audra Lee Silon; Steve Silon, as Trustee of The Steve Silon and Audra Lee Silon Family Trust dated June 29, 1988; Audra Lee Silon, as Trustee of The Steve Silon and Audra Lee Silon Family Trust dated June 29, 1988
Loan	32	Oswego Commons	09/27/2016	10/19/2016	Acquisition	Steve Silon; Audra Lee Silon; Steve Silon, as Trustee of The Steve Silon and Audra Lee Silon Family Trust dated June 29, 1988; Audra Lee Silon, as Trustee of The Steve Silon and Audra Lee Silon Family Trust dated June 29, 1988
Loan	33	The Orchards Shopping Center	09/15/2016	09/15/2016	Acquisition	Yechiel Rivlin; Samuel Brettler
Loan	34	JR Automation	10/21/2016	10/20/2016	Acquisition	New Mountain Net Lease Corporation
Loan	35	Walgreens Adrian, MI	09/16/2016	09/07/2016	Acquisition	Mark Rubin
Loan	36	Shoppes of New Philadelphia	10/03/2016	10/03/2016	Refinance	Edward K. Arndt
Loan	37	Show Low Retail	10/06/2016	10/06/2016	Refinance	BWL Investments, L.L.C.

A-1-8

CFCRE 2016-C7
ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Existing		Future Debt
Property					Additional Debt		Permitted
Flag	ID	Property Name	Guarantor (28)(37)	Previous Securitization	Amount	Existing Additional Debt Description (33)(34)(35)	Type (36)
Loan	1	Hilton Hawaiian Village (33)(34)	Park Intermediate Holdings LLC	Hilton USA Trust 2013-HLT	1,218,375,000	$639,975,000 Pari Passu Debt; $578,400,000 Subordinate Secured Debt	NAP
Loan	2	25 Senate Place Jersey City (35)	Arthur Johnson		10,000,000	Mezzanine Debt	NAP
Loan	3	Google Kirkland Campus Phase II (33)	Bryan P. Stone; James D. Rivard; Dee J. McGonigle III; Trevor Ashenbrener; Ryan Leong		22,500,000	Pari Passu Debt	NAP
Loan	4	Fresno Fashion Fair (33)	The Macerich Partnership, L.P.		284,000,000	Pari Passu Debt	NAP
Loan	5	Potomac Mills (33)(34)	Simon Property Group, L.P.	LBUBS 2007-C6; WBCMT 2007-C33	375,500,000	$250,500,000 Pari Passu Debt; $125,000,000 Subordinate Secured Debt	NAP
Loan	6	681 Fifth Avenue (33)	Robert Siegel	RCMC 2012-CREL1; DBUBS 2011-LC1A	181,000,000	Pari Passu Debt	NAP
Loan	7	Walgreens Net Lease Portfolio 3	CF Real Estate Holdings, LLC			None	NAP
Property	7.01	Walgreens - Nashville
Property	7.02	Walgreens - Munford
Property	7.03	Walgreens - Cordova
Property	7.04	Walgreens - Omaha
Property	7.05	Walgreens - Newport
Property	7.06	Walgreens - Newberry
Property	7.07	Walgreens - Yankton
Property	7.08	Walgreens - Pierre
Property	7.09	Walgreens - Manchester
Property	7.10	Walgreens - Lexington
Loan	8	FedEx Distribution Portfolio	Jeno Guttman; Moses Mizrahi; Moshe Dov Schweid	LBUBS 2007-C2		None	NAP
Property	8.01	Athens
Property	8.02	Middleboro
Property	8.03	New Stanton
Property	8.04	Cambridge
Loan	9	Library Hotel	Imrich Henry Kallan	CSMC 2007-C3		None	NAP
Loan	10	Walgreens Net Lease Portfolio 2	CF Real Estate Holdings, LLC			None	NAP
Property	10.01	Walgreens - St. Louis
Property	10.02	Walgreens - Brooklyn Park
Property	10.03	Walgreens - Woodbury
Property	10.04	Walgreens - Saint Peters
Property	10.05	Walgreens - Lake St. Louis
Property	10.06	Walgreens - Pineville
Property	10.07	Walgreens - St. Joseph
Property	10.08	Walgreens - Shepherdsville
Property	10.09	Walgreens - Paducah
Loan	11	Lennox Shopping Center	Tri-State Commercial Associates			None	NAP
Loan	12	Embassy Suites Ayrsley Charlotte	Thomas B. Henson			None	NAP
Loan	13	Melohn Multifamily Portfolio I	Alfons Melohn	MLFT 2006-1		None	NAP
Property	13.01	Dover Place
Property	13.02	Cedarwood
Property	13.03	Willowood
Property	13.04	Amberidge
Loan	14	Mariano’s Bronzeville	Jerome Kessler			None	NAP
Loan	15	Plaza on 8th	Dennis E. Benner			None	NAP
Loan	16	Venice Portfolio	Jose Bunge			None	NAP
Property	16.01	425-431 Ocean Front Walk		JPMCC 2007-LD11
Property	16.02	80 Windward		CSMC 2007-C1
Property	16.03	1711-1715 Pacific Avenue
Loan	17	Lubbock Parkade	Neil Ellis	WBCMT 2007-C33		None	NAP
Loan	18	Residence Inn by Marriott LAX (33)(36)	Robert A. Alter; Robert A. Alter Trust Dated April 10, 2002		39,708,983	Pari Passu Debt	Mezzanine
Loan	19	Kirlin Industries	New Mountain Net Lease Corporation			None	NAP
Loan	20	2500 Sweetwater Springs	Theodore E. Gildred III			None	NAP
Loan	21	Duravant FMH Conveyors	New Mountain Net Lease Corporation			None	NAP
Loan	22	Gander Mountain	Robert E. Castells			None	NAP
Loan	23	Fresenius Cleveland	Louis J. Rogers			None	NAP
Loan	24	Shopko Neenah	Marsha D. Barker			None	NAP
Loan	25	Altama Village	Mark M. Salomon			None	NAP
Loan	26	KB Texas Dialysis Portfolio	Louis J. Rogers			None	NAP
Property	26.01	Fresenius Houston
Property	26.02	Fresenius Crockett
Loan	27	Shopko Winona	Marsha D. Barker			None	NAP
Loan	28	Leisure Village MHC	Timothy H. Karagosian	MSC 2006-IQ12		None	NAP
Loan	29	Rock Springs Retail Portfolio	Alan B. Schnur			None	NAP
Property	29.01	1977 Dewar Drive
Property	29.02	101 Gateway Blvd.
Loan	31	Sunrise Plaza	Boysie Siew; Mark M. Salomon; Ram P. Gupta			None	NAP
Loan	30	The Shoppes at Lakeline	Steve Silon; Audra Lee Silon; Steve Silon, as Trustee of The Steve Silon and Audra Lee Silon Family Trust dated June 29, 1988; Audra Lee Silon, as Trustee of The Steve Silon and Audra Lee Silon Family Trust dated June 29, 1988			None	NAP
Loan	32	Oswego Commons	Steve Silon; Audra Lee Silon; Steve Silon, as Trustee of The Steve Silon and Audra Lee Silon Family Trust dated June 29, 1988; Audra Lee Silon, as Trustee of The Steve Silon and Audra Lee Silon Family Trust dated June 29, 1988			None	NAP
Loan	33	The Orchards Shopping Center	Yechiel Rivlin; Samuel Brettler			None	NAP
Loan	34	JR Automation	New Mountain Net Lease Corporation			None	NAP
Loan	35	Walgreens Adrian, MI	Mark Rubin			None	NAP
Loan	36	Shoppes of New Philadelphia	Edward K. Arndt			None	NAP
Loan	37	Show Low Retail	BWL Investments, L.L.C.			None	NAP

A-1-9

CFCRE 2016-C7
FOOTNOTES TO ANNEX A-1

(1)	CCRE—Cantor Commercial Real Estate Lending, L.P. or one of its affiliates; SG—Société Générale; UBSAG—UBS AG.

(2)	Loan No. 1 – Hilton Hawaiian Village – The Original Balance ($) and Cut-off Date Balance ($) of $56.625 million represents the non-controlling Note A-2-B-3 of a $1.275 billion whole loan evidenced by 21 promissory notes: 16 senior notes with an aggregate original principal balance of $696.6 million and five junior notes with an aggregate original principal balance of $578.4 million (the “Hilton Hawaiian Village Whole Loan”). The controlling pieces are five senior notes: Note A-1-A, Note A-1-B, Note A-1-C, Note A-1-D and Note A-1-E and all of the junior notes: Note B-1, Note B-2, Note B-3, Note B-4 and Note B-5 and were contributed to the Hilton USA Trust 2016-HHV. Note A-2-A-1, Note A-2-A-2, Note A-2-A-3 and Note A-2-A-4 are held by JPMorgan Chase Bank, National Association. Note A-2-B-1 and Note A-2-B-2 are held by Deutsche Bank AG, New York Branch. Note A-2-D-1 and Note A-2-D-2 are held by Morgan Stanley Bank, N.A. Note A-2-E-1 and Note A-2-E-2 are held by Barclays Bank PLC.

Loan No. 3 – Google Kirkland Campus Phase II – The Original Balance ($) and Cut-off Date Balance ($) of $50.0 million represents the controlling Note A-1 of a $72.5 million whole loan evidenced by two pari passu notes (the “Google Kirkland Campus Phase II Whole Loan”). The related pari passu companion loan has an aggregate original principal balance of $22.5 million and is evidenced by the non-controlling Note A-2 which is held by CCRE and is expected to be contributed to one or more future mortgage trusts.

Loan No. 4 – Fresno Fashion Fair – The Original Balance ($) and Cut-off Date Balance ($) of $41.0 million represents $36.0 million non-controlling Note A-2-B and $5.0 million non-controlling Note A-2-D of a $325.0 million whole loan evidenced by seven pari passu notes. The related pari passu companion notes have an aggregate original principal balance of $284.0 million and are evidenced by controlling Note A-1-A , non-controlling Note A-1-B, non-controlling Note A-1-C, non-controlling Note A-2-A and non-controlling Note A-2-C. Controlling Note A-1-A was contributed to the JPMDB 2016-C4 mortgage trust and non-controlling Note A-1-B and non-controlling Note A-1-C are currently held by JPMorgan Chase Bank, National Association and are expected to be contributed to one or more future securitizations. Non-controlling Note A-2-A was contributed the CFCRE 2016-C6 mortgage trust and non-controlling Note A-2-C is currently held by Société Générale and is expected to be contributed to the CGCMT 2016-P6 mortgage trust.

Loan No. 5 – Potomac Mills – The Original Balance ($) and Cut-off Date Balance ($) of $40.5 million represents the $20.0 million non-controlling Note A-2, $12.75 million non-controlling Note A-3, and $7.75 million non-controlling Note A-8 of a $291.0 million whole loan evidenced by 10 pari passu notes. The related pari passu companion notes have an aggregate original principal balance of $250.5 million and are evidenced by seven notes including controlling Note A-1, non-controlling Note A-4, non-controlling Note A-5, non-controlling Note A-6, non-controlling Note A-7, non-controlling Note A-9 and non-controlling Note A-10. Controlling Note A-1 and non-controlling Note A-6 were contributed to the CFCRE 2016-C6 mortgage trust. Non-controlling Note A-7 was contributed to CGCMT 2016-C3. Non-controlling Note A-4 and non-controlling Note A-5 are held by Bank of America, N.A. and are expected to be contributed to one or more future securitizations. Non-controlling Note A-9 is held by Barclays Bank PLC and is expected to be contributed to the CGCMT 2016-P6 mortgage trust. Non-controlling Note A-10 is held by Barclays Bank PLC and is expected to be contributed to one or more future mortgage trusts.

Loan No. 6 – 681 Fifth Avenue – The Original Balance ($) of $34.0 million and Cut-off Date Balance ($) of $34.0 million represents the non-controlling Note A-2 and Note A-4 of an originally $215.0 million whole loan evidenced by six pari passu notes. The related pari passu companion loans have an aggregate original principal balance of $181.0 million and are evidenced by one controlling note (Note A-1) and three non-controlling notes (Note A-3, Note A-5 and Note A-6). Note A-1 is expected to be contributed to the MSC 2016-UBS12 mortgage trust.

Loan No. 18 – Residence Inn by Marriott LAX – The Original Balance ($) of $13.5 million and Cut-off Date Balance ($) of approximately $13.4 million represents the non-controlling Note A-3 of an originally $53.5 million whole loan evidenced by three pari passu notes (the “Residence Inn by Marriott LAX Whole Loan”). The related pari passu companion loans have an aggregate original principal balance of $40.0 million and are evidenced by one non-controlling note (Note A-1) and one controlling note (Note A-2). Note A-1 was contributed to the SGCMS 2016-C5 mortgage trust and Note A-2 was contributed to the CFCRE 2016-C6 mortgage trust.

A-1-10

(3)	With respect to any Mortgaged Property securing a multi-property Mortgage Loan, the amounts listed under the headings “Original Balance ($)” and “Cut-off Date Balance ($)” reflect the Allocated Loan Amount related to such Mortgaged Property.

(4)	Loan No. 1 – Hilton Hawaiian Village – The borrower owns a (i) fee simple interest in 2,860 hotel rooms, (ii) a fee simple interest in approximately 130,489 sq. ft. of commercial and retail space and (iii) a leasehold interest in an approximately 5,900 sq. ft. apartment building with 45 rental units.

Loan No. 2 – 25 Senate Place Jersey City – The borrower owns a fee simple interest in (i) 265 units and (ii) 5,970 sq. ft. of ground floor commercial space.

Loan No. 16 – Venice Portfolio – 425-431 Ocean Front Walk – The borrowers own a fee simple interest in (i) 5,774 sq. ft. of multifamily space and (ii) 2,500 sq. ft. of retail space. Occupancy for the 425-431 Ocean Front Walk mortgage property represents the retail component only.

Loan No. 16 – Venice Portfolio – 80 Windward – The borrowers own a fee simple interest in (i) 3,600 sq. ft. of office space and (ii) 2,913 sq. ft. of retail space.

Loan No. 16 – Venice Portfolio – 1711-1715 Pacific Avenue – The borrowers own a fee simple interest in (i) 3,126 sq. ft. of retail space and (ii) 1,128 sq. ft. of office space.

(5)	Loan No. 2 – 25 Senate Place Jersey City – the Mortgaged Property is subject to restrictions, which among other things, limit access to and use of groundwater at the Mortgaged Property.

Loan No. 7 – Walgreens Net Lease Portfolio 3 - the Walgreens-Manchester, Walgreens-Nashville, Walgreens-Newport and Walgreens-Pierre Mortgaged Properties are subject to land use restrictions which, among other things, (i) prohibit the use of groundwater at the Mortgaged Properties and/or (ii) require the implementation and maintenance of caps or other engineering controls over the impacted soil, and/or (iii) require compliance with any and all applicable environmental laws to protect the health and safety of construction workers if impacted soil is encountered during any future construction activities.

Loan No. 14 – Mariano’s Bronzeville – the Mortgaged Property is subject to land use restrictions which, among other things (i) prohibit use of the Mortgaged Property for residential purposes, (ii) prohibit the use of the groundwater at the Mortgaged Property, (iii) require development of a worker safety plan prior to any excavation or construction activities and (iv) require the maintenance of engineering controls, including an asphalt barrier and concrete cap, over impacted soil.

Loan No. 33 – The Orchards Shopping Center – the Mortgaged Property is subject to that certain unrecorded Redevelopment and Economic Incentive Agreement which requires the continued use of the Mortgaged Property as a retail shopping center through July 18, 2021. This operating covenant was made of record in the vesting deed to the Borrower. The deed contains the operating covenant only and makes no reference to the Redevelopment and Economic Incentive Agreement.

Loan No. 34 – JR Automation – A portion of the Mortgaged Property is included on the National Wetlands Inventory. An area of the northern portion of the Mortgaged Property consisting of a freshwater pond is classified as federally regulated freshwater wetlands. The borrower is prohibited from any construction or renovation at the Mortgaged Property which might impact such wetlands as such acts are regulated by federal, state or local regulations.

Loan No. 35 – Walgreens Adrian, MI – The Mortgaged Property is subject to recorded land use restrictions which, among other things, (i) prohibit residential uses at the Mortgaged Property and (ii) limit access to or use of groundwater at the Mortgaged Property.

Loan No. 37 – Show Low Retail – The Mortgaged Property is subject to recorded restrictions that run with the land that (i) prohibit the use of the Mortgaged Property for, among other things, any non-retail use, any home improvement center, any medical or dental clinic over 3,500 square feet or any bank or credit union over 6,400 square feet, (ii) require the borrower to maintain the improvements at the Mortgaged Property pursuant to certain designated criteria approved by Home Depot U.S.A. Inc. (“Home Depot”), a prior owner of the Mortgaged Property and current adjacent property owner and (iii) require the approval of Home Depot for the construction and/or operation of any restaurant at the Mortgaged Property.

A-1-11

(6)	Loan No. 7 – Walgreens Net Lease Portfolio 3 – The Walgreens Net Lease Portfolio 3 Loan has an anticipated repayment date (“ARD”) of December 1, 2026 and a stated maturity date of December 1, 2031. Prior to the ARD, the Walgreens Net Lease Portfolio 3 Loan is interest only and accrues interest at a fixed rate of 4.5930%. From and after the ARD, the Walgreens Net Lease Portfolio 3 Loan interest rate will increase to 3.0000% per annum plus the greater of (i) 4.5930% or (ii) the 10 year swap yield as of the first business day after the ARD.

Loan No. 10 – Walgreens Net Lease Portfolio 2 – The Walgreens Net Lease Portfolio 2 Loan has an ARD of December 1, 2026 and a stated maturity date of December 1, 2031. Prior to the ARD, the Walgreens Net Lease Portfolio 2 Loan is interest only and accrues interest at a fixed rate of 4.5930%. From and after the ARD, the Walgreens Net Lease Portfolio 2 Loan interest rate will increase to 3.0000% per annum plus the greater of (i) 4.5930% or (ii) the 10 year swap yield as of the first business day after the ARD.

(7)	The Administrative Fee Rate includes the respective per annum rates applicable to the calculation of the servicing fee, any sub-servicing fee, trustee/certificate administrator fee, asset representations reviewer fee, operating advisor fee and CREFC® license fee with respect to each Mortgage Loan. For purposes of this Annex A-1, the definition of Administrative Fee Rate as it relates to any Non-Serviced Mortgage Loan includes the related Pari Passu Loan Primary Servicing Fee Rate which includes the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non-Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement.

(8)	Loan No. 2 – 25 Senate Place Jersey City – The 25 Senate Place Jersey City Mortgage Loan amortizes on a planned amortization schedule provided in Annex E of this Prospectus. The planned amortization schedule was calculated based on the aggregate balance of the 25 Senate Place Jersey City Loan and the 25 Senate Place Jersey City mezzanine loan and a 30 year amortization schedule and a pro-rata allocation of principal between the 25 Senate Place Jersey City Loan and the 25 Senate Place Jersey City Mezzanine Loan. As such, the Cut-off Date Balance ($), Maturity or ARD Balance ($), Interest Rate, Original Amortization Term, Remaining Amortization Term, Monthly Debt Service ($), Annual Debt Service ($), Underwritten NOI DSCR and Underwritten NCF DSCR are based upon the planned amortization schedule. Underwritten NOI DSCR and Underwritten NCF DSCR shown in Annex A-1 were calculated using the sum of the principal and interest payments of the first 12 payments allocable to the Mortgage Loan following the Cut-off Date. The Monthly Debt Service ($) shown in Annex A-1 was calculated using the average of the principal and interest payments of the first 12 payments allocable to the Mortgage Loan following the Cut-off Date. Original Amortization Term and Remaining Amortization Term shown in Annex A-1 reflect the approximate amortization based on planned amortization schedule provided in Annex E.

(9)	Annual Debt Service ($), Monthly Debt Service ($), Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans (i) with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date are shown based on the interest only payments during the 12-month period following the Cut-off Date (or, in the case of Monthly Debt Service ($), the average of such interest only payments).

(10)	“Hard” generally means each tenant is required to transfer its rent directly to the lender-controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over-the-counter cash and equivalents are deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager must collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan documents), each tenant will be required to transfer its rent directly to a lender-controlled lockbox. “Soft Springing Hard” means that the borrower has established a lockbox account that will be under lender control and the borrower or property manager must collect rents from the tenants and then deposit those rents into such lockbox account. Upon a trigger event (as specified in the related Mortgage Loan documents), each tenant will be required to transfer its rent directly into a lender-controlled lockbox.

(11)	“In Place” means that related property cash flows go through a waterfall of required reserve or other payment amounts due before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash

A-1-12

as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related Mortgage Loan documents).

(12)	Loan No. 1 – Hilton Hawaiian Village – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (Sq. Ft./Units/Rooms/Pads) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 3 – Google Kirkland Campus Phase II – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (Sq. Ft./Units/Rooms/Pads) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan in the aggregate.

Loan No. 4 – Fresno Fashion Fair – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (Sq. Ft./Units/Rooms/Pads) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 5 – Potomac Mills – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (Sq. Ft./Units/Rooms/Pads) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 6 – 681 Fifth Avenue – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (Sq. Ft./Units/Rooms/Pads) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 18 – Residence Inn by Marriott LAX – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (Sq. Ft./Units/Rooms/Pads) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

(13)	Loan No. 1 – Hilton Hawaiian Village – The Original Balance ($) and Cut-off Date Balance ($) of $56.625 million represents the non-controlling Note A-2-B-3, which together with 15 other pari passu Senior Loans have an aggregate original principal balance of $696.6 million, and five subordinate Junior Companion Loans, with an aggregate original principal balance of $578.4 million, comprise the Hilton Hawaiian Village Whole Loan with an aggregate original principal balance of $1.275 billion.

Loan No. 5 – Potomac Mills – The Original Balance ($) and Cut-off Date Balance ($) of $40.5 million represents the non-controlling Note A-2, non-controlling Note A-3 and non-controlling Note A-8, together with seven other pari passu senior loans, have an aggregate original principal balance of $291.0 million, and 10 subordinate junior companion loans, with an aggregate original principal balance of $125.0 million, comprise the Potomac Mills Whole Loan with an aggregate original principal balance of $416.0 million.

(14)	The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default. Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A-1 to this preliminary prospectus.

(15)	Loan No. 18 – Residence Inn by Marriott LAX – Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) with respect to the loan is based on the value of $82.5 million, which assumes the “As Stabilized” value as of March 1, 2017. The Cut-off Date LTV Ratio based on the $80.5 million “As Is” value is 66.0%.

Loan No. 25 – Altama Village – Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) with respect to the loan is based on the value of $9.2 million, which assumes the “Prospective Value Upon

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Completion/Stabilization” value as of February 1, 2017. The Cut-off Date LTV Ratio based on the $8.0 million “As Is” value is 75.0%.

(16)	Prepayment Provisions are shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock-out for x payments.

“D(x)” means may be defeased for x payments.

“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.

“DorYM1 (x)” means may be prepaid for x payments with either defeasance or a yield maintenance charge or 1% of the amount prepaid.

“O(x)” means freely prepayable for x payments, including the maturity date or anticipated repayment date.

Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio mortgage loan) under various circumstances, as described in this preliminary prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this preliminary prospectus.

(17)	Loan No. 1 – Hilton Hawaiian Village – The borrower has the option of (a) prepayment in full together with the greater of 1% or yield maintenance or (b) defeasance in full. The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 1, 2016. Defeasance of the full $1.275 billion Hilton Hawaiian Village Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) May 1, 2019. The assumed lockout period of 25 payments is based on the expected CFCRE 2016-C7 securitization closing date in December 2016. The actual lockout period may be longer.

Loan No. 3 – Google Kirkland Campus Phase II – The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 6, 2016. Prepayment of the $72.5 million Google Kirkland Campus Phase II Whole Loan is permitted in whole with payment of yield maintenance after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) December 6, 2019. The assumed lockout period of 25 payments is based on the expected CFCRE 2016-C7 securitization closing date in December 2016. The actual lockout period may be longer.

Loan No. 4 – Fresno Fashion Fair – The borrower has the option of (a) prepayment in full together with the greater of 1% or yield maintenance or (b) defeasance in full. The lockout period for defeasance and yield maintenance will be at least 25 payment dates beginning with and including the first payment date of December 1, 2016. Yield maintenance of the full $325.0 million Fresno Fashion Fair Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) October 6, 2019. The assumed lockout period of 25 payments is based on the expected CFCRE 2016-C7 securitization closing date in December 2016. The actual lockout period may be longer.

Loan No. 5 – Potomac Mills – The lockout period for defeasance will be at least 25 payment dates beginning with and including the first payment date of December 1, 2016. Defeasance of the full $416.0 million Potomac Mills Whole Loan is permitted on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) October 5, 2019. The assumed lockout period of 25 payments is based on the expected CFCRE 2016-C7 securitization closing date in December 2016. The actual lockout period may be longer.

Loan No. 6 – 681 Fifth Avenue – The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 6, 2016. Defeasance of the full $215.0 million 681 Fifth Avenue Whole Loan is permitted after the date that is earlier to occur of (i) December 6, 2020 and (ii) two years after the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected CFCRE 2016-C7 securitization closing date in December 2016. The actual lockout period may be longer.

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(18)	Loan No. 1 – Hilton Hawaiian Village – At any time after the lockout period, the borrower may obtain the release of the Taran Outparcel or Retail Release Outparcel from the lien of the mortgage, so long as, among other things (i) no event of default has occurred and is continuing, (ii) following such release, the resort will remain in compliance with all applicable legal requirements including zoning and (iii) the borrower partially prepays the loan in accordance with the loan documents, in an amount equal to the applicable Release Price.

Loan No. 4 – Fresno Fashion Fair – At any time during the term of Fresno Fashion Fair Whole Loan, the borrower may obtain the release of any immaterial or non-income producing portions of the Mortgaged Property if among other conditions, (i) no event of default is continuing and no event of default would occur as a result of the release, (ii) the release would not materially affect revenues produced by the remaining improvements, and (iii) the LTV is not greater than 125%. Pursuant to the loan agreement, the borrower will have the ability to release the surface parking area surrounding the Forever 21 parcel as well the existing Macy’s Men’s & Children’s and the surrounding parking field without payment of any release price. In the event that following such release, Underwritten NOI is lower than immediately prior to such release; the borrower sponsor is required to enter into a master lease to supplement such deficiency.

Loan No. 5 – Potomac Mills – Any time during the term of the Potomac Mills Whole Loan, the borrower may obtain the release of immaterial or non-income producing portions of the Mortgaged Property, provided that no event of default has occurred and is continuing. If the tenant under the IKEA lease exercises its purchase option, the borrower may also obtain the release of the IKEA parcel without the consent of any person if the borrower delivers reasonably satisfactory evidence to the lender that the IKEA parcel has been subdivided from the remainder of the Mortgaged Property in accordance with applicable legal requirements and the remainder of the Mortgaged Property constitutes a separate tax lot.

Loan No. 7 – Walgreens Net Lease Portfolio 3 – Any time after the expiration of the lockout period the borrower may obtain the release of an individual property upon a bona fide third-party sale provided, among other things, (i) no event of default has occurred and is continuing, (ii) the borrower prepays the loan in accordance with the loan documents, in an amount equal to or greater than the Adjusted Release Amount, (iii) the DSCR for the remaining properties is not less than the greater of the DSCR for all of the properties then remaining subject to the liens of the security instruments (including the individual property requested to be released) immediately preceding such release and the DSCR on the closing date and (iv) payment of the applicable yield maintenance premium. At any time during the term of the loan, if with respect to an individual property, (i) a Go Dark Event or (ii) Fail to Restore Event has occurred, the borrower may obtain the release of an individual property provided, among other things, (i) the borrower prepays the loan in accordance with the loan documents, in an amount equal to or greater than the allocated loan amount and (ii) the borrower pays the applicable yield maintenance premium.

Loan No. 10 – Walgreens Net Lease Portfolio 2 – Any time after the expiration of the lockout period the borrower may obtain the release of an individual property upon a bona fide third-party sale provided, among other things, (i) no event of default has occurred and is continuing, (ii) the borrower prepays the loan in accordance with the loan documents, in an amount equal to or greater than the Adjusted Release Amount, (iii) the DSCR for the remaining properties is not less than the greater of the DSCR for all of the properties then remaining subject to the liens of the security instruments (including the individual property requested to be released) immediately preceding such release and the DSCR on the closing date and (iv) payment of the applicable yield maintenance premium. At any time during the term of the loan, if with respect to an individual property, (i) a Go Dark Event or (ii) Fail to Restore Event has occurred, the borrower may obtain the release of an individual property provided, among other things, (i) the borrower prepays the loan in accordance with the loan documents, in an amount equal to or greater than the allocated loan amount and (ii) the borrower pays the applicable yield maintenance premium.

Loan No. 13 – Melohn Multifamily Portfolio I – At any time after the expiration of the lockout period and prior to the open period, the borrowers may obtain the release of an Individual Property provided, among other things, the borrowers deliver defeasance collateral in an amount equal to the greater of (i) 120% of the Allocated Loan Amount with respect to such individual Mortgaged Property and (ii) an amount such that, after giving effect to such release, (a) the debt service coverage ratio of the remaining Mortgaged Properties is greater than or equal to 1.30x and (b) the loan to value ratio of the remaining properties is less than or equal to 67.0%.

Loan No. 16 – Venice Portfolio – At any time after the expiration of the lockout period, the borrowers may obtain the release of an Individual Property provided, among other things, (i) the borrowers deliver defeasance collateral in an amount equal to 120% of the Allocated Loan Amount with respect to such individual Mortgaged Property, (ii) after giving effect to such release, (A) the debt service coverage ratio of the remaining Mortgaged Properties is no less than the greater of (x) 1.60x, (y) the debt service coverage ratio immediately prior to the release, and (z) the annualized debt service coverage ratio immediately prior to the release, (B) the post-defeasance debt yield for the

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remaining Mortgaged Properties is at least equal to the greater of (x) 10.00%, (y) the debt yield as of the defeasance date but prior to the consummation of the partial defeasance event, and (z) the annualized debt yield as of the defeasance date but prior to the consummation of the partial defeasance event, and (C) the post-defeasance loan to value ratio is not more than the lesser of (x) 46.0%, and (y) the loan to value ratio as of the defeasance date but prior to the consummation of the partial defeasance event.

(19)	Loan No. 18 – Residence Inn by Marriott LAX – At origination, the borrower reserved $5,500,000 in an earn-out reserve. The loan documents provide that the borrower may request an initial disbursement from the earn-out reserve in an amount equal to $3,000,000 on any date after October 18, 2016 if, among other things, (i) the Earn-Out Debt Yield (as defined in the loan documents) is greater than or equal to 10.0% for the immediately preceding calendar quarter, and (ii) no event of default has occurred or is continuing. The borrower has requested the initial disbursement from the earn-out reserve in an amount equal to $3,000,000. At any time after April 18, 2017, the borrower may request the disbursement of the remaining available balance of the earn-out reserve funds if, among other things, (i) the Earn-Out Debt Yield is greater than or equal to 10.0% for the immediately preceding two calendar quarters and (ii) no event of default has occurred or is continuing.

(20)	Loan No. 25 – Altama Village – The lender will disburse (i) $150,000 into the Rollover Reserve after the Harbor Freight Rent Commencement Date has occurred and $150,000 into the Rollover Reserve eight months after the Harbor Freight Rent Commencement Date has occurred, (ii) $225,570 to Harbor Freight for TI reimbursements after tenant opens for business, (iii) provided the Harbor Freight Rent Commencement Date has occurred, $53,953.33 to the borrower on June 30, 2017, $53,953.33 to the borrower on September 30, 2017 and $53,953.34 to the borrower on December 31, 2017, (iv) $100,000 into the Replacement Reserve after the Harbor Freight Lease Commencement Date has occurred.

(21)	The following Mortgaged Properties consist, in whole or in part, of the respective borrower’s interest in one or more ground leases, space leases, air rights leases or other similar leasehold interests:

Loan No. 1 – Hilton Hawaiian Village – The borrower has a leasehold interest in approximately 5,900 square feet that contains a small apartment building with 45 rental units pursuant to a ground lease that expires on July 31, 2035. The ground lease currently requires monthly rent of approximately $12,762 from August 1, 2016 through July 31, 2017, on which date the annual monthly payment will increase by 3% each year through 2035.

Loan No. 18 – Residence Inn by Marriott LAX – The Property is subject to a ground lease that expires on December 31, 2114 and has no renewal options. The ground rent for calendar year 2016 is $400,000 per annum and increases $25,000 every year through 2025. Beginning January 1, 2026 and continuing every year thereafter, the ground rent increases by 3.0% annually. Additionally, so long as the property is being operated as a hotel, the borrower is required to pay to the ground lessor, as additional rent, the amount (if any) by which the annual base rent payable by tenant is exceeded by one and one-half percent (1.5%) of gross annual room sales from the hotel per year.

(22)	Loan No. 6 – 681 Fifth Avenue – Metropole Realty Advisors, Inc. an affiliate of the borrower, currently leases 5,770 sq. ft. of the net rentable area at the Mortgaged Property.

Loan No. 16 – Venice Portfolio – 425-431 Ocean Front Walk – Fig Tree Restaurant, the Largest Tenant, an affiliate of the borrower, currently leases 2,000 sq. ft. (24.2% of NRA) of the net rentable area at the Mortgaged Property.

Loan No. 16 – Venice Portfolio – 1711-1715 Pacific Avenue – Fig Tree Restaurant, the 2nd Largest Tenant, an affiliate of the borrower, currently leases 1,128 sq. ft. of the net rentable area at the Mortgaged Property.

Loan No. 37 – Show Low Retail – Supercuts, the 3rd Largest Tenant (1,178 sq. ft. / 18.4% of NRA) and UPS Store (1,175 sq. ft. / 18.3% of NRA) are affiliates of the borrower, representing a total of 36.7% owner occupancy.

(23)	Loan No. 3 – Google Kirkland Campus Phase II – In March 2016, Google executed a triple-net lease, which, with respect to 125,520 sq. ft., expires on November 30, 2027 and with respect to 55,324 sq. ft. expires on January 31, 2029.

(24)	The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if landlord violates the lease or fails to provide utilities or certain essential services for

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a specified period or allows certain restricted uses, upon interference with tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if a certain percentage of the net rentable area at the property is not occupied, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. Furthermore, some tenants may have the option to downsize their rented space without terminating the lease completely. In addition to the foregoing, the following are early non-contingent termination options for those tenants listed in Annex A-1:

Loan No. 3 – Google Kirkland Campus Phase II – Google, the single tenant, has the right to reduce the area of its leased space (and reduce its rent accordingly) with respect to (i) all or part of one-half of a floor, representing approximately 25% of the net rentable area at the Mortgaged Property (a “Quadrant”) effective November 30, 2020 and (ii) all or part of a Quadrant, effective as of November 30, 2022; upon 12 months’ notice and payment of a contraction fee.

Loan No. 11 – Lennox Shopping Center – The Largest Tenant, Tom Thumb has an ongoing termination option to terminate its lease with 30 days’ notice to the landlord provided any full service grocery store or drug store takes occupancy and does not cease operations within 60 days written notice by Tom Thumb.

Loan No. 16 – Venice Portfolio – 80 Windward – The Largest Tenant, Snapchat, has a termination right on March 1, 2019 exercisable with 120 days’ prior notice.

Loan No. 17 – Lubbock Parkade – The 3rd Largest Tenant, TJMaxx has a co-tenancy clause triggered if Hobby Lobby or Stein Mart are not open for business. If Hobby Lobby or Stein Mart are not open for business, (i) no minimum rent is required to be paid and TJMaxx is required to pay the lesser of minimum rent or 2% of gross sales and (ii) if such period continues for more than 180 consecutive days, TJMaxx may terminate at any time during such period by giving notice.

Loan No. 17 – Lubbock Parkade – The 4th Largest Tenant, Tuesday Morning has a lease that provides that the tenant is not required to commence paying rent until TJ Maxx, Hobby Lobby and Stein Mart are open and operating. After the rent commencement date, Tuesday Morning’s co-tenancy requirements are satisfied as long as two of the following three tenants are open and operating for retail uses (TJ Maxx, Hobby Lobby, Stein Mart or a similar national retailer replacement tenant operating in greater than or equal to 85% of the space shown on the site plan for such tenants). If the co-tenancy requirement is not satisfied at any time after the rent commencement date, then, Tuesday Morning pays alternate rent, in lieu of fixed rent, defined as the lesser of (i) 5% of gross sales, or (ii) or fixed rent otherwise payable. If Tuesday Morning is required to pay an alternate rent for one year, the tenant may, within 90 days following such one-year period, terminate by no less than 30 days’ and no more than 180 days’ notice to the landlord.

Loan No. 17 – Lubbock Parkade – The 4th Largest Tenant, Tuesday Morning has a kickout option where if Tuesday Morning operates for at least 355 days during the 5th lease year, if gross sales are less than $1.3 million during the 5th lease year, Tuesday Morning has a one-time option to terminate any time within a 30 day period after the end of the 5th lease year. If the tenant terminates, the tenant pays the landlord the unamortized portion of the allowance.

Loan No. 25 – Altama Village – The 5th Largest Tenant, Party City has the right to terminate its lease if sales are less than $1.7 million at the end of January 2020, provided that the tenant has 60 days following such date to terminate the lease with eight months’ notice. Tenant must pay a $50,000 penalty if the option is exercised.

Loan No. 29 – Rock Springs Retail Portfolio – 101 Gateway Blvd. – The 2nd Largest Tenant, Payless has the option to terminate their lease if annual sales fall below $400,000 in any year with 90 days’ notice.

Loan No. 33 – The Orchards Shopping Center – The 3rd Largest Tenant, Rent-A-Center has a co-tenancy clause where if Dollar General ceases conducting business at The Orchards Shopping Center, Rent-A-Center may (i) terminate its lease upon 30 days’ notice at any time prior to the commencement of a Dollar General replacement commencing and (ii) receive a rent abatement of 50% of all sums due under the lease until a replacement tenant commences in the vacated space.

Loan No. 33 – The Orchards Shopping Center – The 3rd Largest Tenant, Rent-A-Center may terminate its lease if occupancy falls below 50% for two months by giving 30 days’ notice and receives a rent abatement of 50% of all sums due under the lease so long as the 50% occupancy remains unmet after such two month period.

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Loan No. 35 – Walgreens Adrian, MI – Walgreens, the single tenant, has the right to terminate the lease on February 28, 2028 and every five years thereafter through expiration with six months’ written notice.

(25)	The following major tenants (listed on Annex A-1) are currently subleasing all or a significant portion of its leased space:

Loan No. 6 – 681 Fifth Avenue – MCM Products USA, Inc. (“MCM”) is currently subleasing Belstaff USA’s 5,835 sq. ft. suite on the 10th floor which has a lease expiration date of February 12, 2017.

Loan No. 6 – 681 Fifth Avenue – Forall USA, Inc. is currently subleasing Belstaff USA’s 5,835 sq. ft. suite on the 8th floor which has a lease expiration date of March 31, 2022.

Loan No. 14 – Mariano’s Bronzeville – The property is 100.0% occupied by Roundy’s Illinois, LLC via a co-terminus sublease with Roundy’s Supermarkets, Inc. Roundy’s Illinois, LLC enters into subleases for all their sites with the operating entity that runs the store. The same entity runs all the Mariano’s locations and is a wholly owned subsidiary of Roundy’s Supermarkets, Inc.

Loan No. 15 – Plaza on 8th – The 4th Largest Tenant, CVS Pharmacy has subleased its entire premises to another CVS Pharmacy affiliate due to a corporate restructure at the company.

(26)	The following major tenants shown on Annex A-1 have abated, free or prepaid rent:

Loan No. 2 – 25 Senate Place Jersey City – One of the retail tenants Club Barks, LLC, occupying 2,400 sq. ft. has approximately $3,978 of abated rent that will be held in escrow.

Loan No. 3 – Google Kirkland Campus Phase II – The borrower deposited $343,318 into a rent bridge reserve, which represents two months’ of rent related to 55,324 sq. ft. at the Mortgaged Property for which Google is expected to start paying rent in February 2017.

Loan No. 25 – Altama Village – The Largest Tenant, Harbor Freight will pay rent equal to $7.45 PSF for the first eight months following the rent commencement date after which, the rent will increase to $14.90 PSF thereafter.

Loan No. 29 – Rock Springs Retail Portfolio – 1977 Dewar Drive – Solar Nails, the 2nd Largest Tenant received a rent abatement period from November 1, 2016 until April 1, 2017.

Loan No. 36 – Shoppes of New Philadelphia – The 2nd Largest Tenant, Sumo Hibachi has a free rent reserve of $46,667 which will be disbursed monthly for 10 months commencing January 2017 and ending in October 2017.

(27)	The tenants shown in the Annex A-1 have signed leases but may or may not be open for business as of the cut-off date of the securitization.

Loan No. 2 – 25 Senate Place Jersey City – One of the retail tenants, Club Barks, LLC, has a lease commencement in August 2016 but is not anticipated to take occupancy until January 2017.

Loan No. 3 – Google Kirkland Campus Phase II – the single tenant, Google, is not yet in occupancy of a remaining 55,324 Sq. ft. portion of its space (the “Remaining Premises”). Google is anticipated to take occupancy of and is expected to commence paying rent on the Remaining Premises by February 1, 2017.

Loan No. 17 – Lubbock Parkade – The 4th Largest Tenant, Tuesday Morning, has signed a lease for 13,000 sq. ft. and has taken possession of its space. The tenant is expected to open for business in April 2017.

Loan No. 25 – Altama Village – The Largest Tenant, Harbor Freight has a rent commencement date that occurs 120 days after the lease commencement date which does not commence until the next business day following the date the landlord delivers to the tenant a gray shell. Once landlord’s work is completed and tenant has been provided a certificate of completion, the lease will commence the next business day. The work is to be completed by EIG Altama Village, LLC the owner of the property immediately prior to the borrower taking occupancy. The expected delivery date is December 9, 2016 and the tenant expects to be open and operating before the end of the year. If the landlord does not substantially complete its work by May 8, 2017, the tenant has the option to terminate the lease with carve outs due to Force Majeure or any tenant caused delays. In addition to the earnout reserves described in the next column, the title company has reserved (and is holding) the estimated cost to

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complete the gray shell ($405,923.89), which will be released to EIG Altama Village, LLC following substantial completion.

Loan No. 34 – JR Automation – The single tenant, JR Automation, is currently completing the build-out of their space, and will take occupancy of the warehouse portion in November 2016. The tenant plans to complete the build-out and fully occupy the office space by the beginning of 2017. The borrower has reserved the $850,000 TI package provided to tenant per lease, and will disburse the funds to the landlord once the build-out is complete.

Loan No. 37 – Show Low Retail – The 4th Largest Tenant, UPS Store, has a hard rent commencement date on the earlier of (i) being open for business or (ii) December 1, 2016.

(28)	Loan No. 8 – FedEx Distribution Portfolio – Athens Property – GM Federal Acquisition, LLC, HR Federal Acquisition, LLC and DG Federal Acquisition, LLC own the Athens Property as closed tenants-in-common.

Loan No. 8 – FedEx Distribution Portfolio – Middleboro Property – Middleborough Federal Acquisition LLC and Middleborough Federal Acquisition II LLC own the Middleboro Property as closed tenants-in-common.

Loan No. 14 – Mariano’s Bronzeville – 442 Sterling Place Realty LLC, 801 Ocean Avenue Realty LLC and JJRD Realty Associates LLC own the Mortgaged Property as closed tenants-in-common.

Loan No. 31 – Sunrise Plaza – ProVest Sunrise Plaza LLC, Windmere Realty LLC and Imperial Holding LLC own the Mortgaged Property as tenants-in-common.

(29)	All upfront reserve balances reflect the upfront reserve amount at loan origination. The current balance may be less than the amount shown.

(30)	All ongoing reserve balances reflect the ongoing reserve amount at loan origination. The current balance may be greater than or less than the amount shown. Monthly reserves required to be deposited in such accounts may be capped pursuant to the related Mortgage Loan documents.

(31)	Loan No. 6 – 681 Fifth Avenue – The Borrower is required to escrow remaining rent concessions of $250,262 for MCM for the February 14, 2017 through September 15, 2017 period.

Loan No. 15 – Plaza on 8th – Upon the occurrence of a Material Tenant Trigger Event, the Material Tenant Trigger Event Excess Cash Flow shall be deposited into the Material Tenant Rollover reserve account.

Loan No. 15 – Plaza on 8th – As it relates to CVS Pharmacy and/or PNC Bank, as applicable, so long as (i) no material tenant trigger event will have occurred and is continuing, and (ii) (a) the applicable tenant is obligated pursuant to its lease to maintain, and is maintaining, insurance pursuant to the requirements set forth in the loan documents, among others, the borrower will not be required to make monthly insurance escrows associated with such tenant or (b) the applicable tenant is obligated pursuant to its lease to maintain, and is maintaining, its leased space in a condition acceptable to the lender, among others, the borrower will not be required to make monthly replacement escrows associated with such tenant.

Loan No. 15 - Plaza on 8th – The borrower will not be required to make monthly TI/LC escrows so long as no material tenant trigger event will have occurred and is continuing and each of the leases as applicable to CVS Pharmacy, PNC Bank and St. Luke’s are in full force and effect, among others.

Loan No. 23 – Fresenius Cleveland – Monthly Replacement Reserve deposit of $522.75 will commence after the 60th payment date.

Loan No. 25 – Altama Village – Monthly TI/LC Reserve deposits of $3,344.12, subject to a cap of (A) $300,000, (B) in-place occupancy not less than 80%, (C) satisfaction of the Co-Tenancy Provisions, (D) a Party City Termination Period has not occurred and is continuing and (E) an Anchor Tenant Trigger Event has not occurred and is continuing will commence on January 6, 2018.

Loan No. 26 – KB Texas Dialysis Portfolio – Monthly Replacement Reserve deposit of $278.66 will commence after the 60th payment date.

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Loan No. 31 – Sunrise Plaza – Monthly Replacement Reserve deposit of $1,446.92 will commence on December 6, 2017.

Loan No. 31 – Sunrise Plaza – Monthly Rollover Reserve deposits of (i) $3,617.29 so long as the satisfaction of any Winn-Dixie Performance Condition is then continuing or (ii) $10,851.88, otherwise subject to a cap of (A) $350,000, (B) in-place occupancy not less than 70% and (C) satisfaction of a Winn-Dixie Performance Condition has occurred and is continuing and will begin on December 6, 2017.

Loan No. 33 – The Orchards Shopping Center – The Borrower deposited $50,000 at closing to the Replacement reserve and is not required to make monthly deposits until such time as the amount in the Replacement reserve is less than or equal to $25,000, at which point Borrower is required to deposit $1,130.12 into the Monthly Replacement Reserves ($) for the remainder of the term of the loan.

Loan No. 33 – The Orchards Shopping Center – The Borrower deposited $175,000 at closing to the Rollover reserve and is not required to make monthly deposits until such time as the amount in the Rollover reserve is less than or equal to $100,000, at which point Borrower is required to deposit $2,825.29 into the Monthly Rollover reserves ($) for the remainder of the term of the loan.

(32)	Environmental Insurance In Lieu of Phase II

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Maximum Policy Amount	Premium Paid in Full
1	Hilton Hawaiian Village	$56,625,000	8.7%	$25,000,000	Yes

(33)	Summary of Existing Pari Passu Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Whole Loan Cut- off Date Balance	Whole Loan U/W NCF DSCR	Whole Loan Cut- off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield
1	Hilton Hawaiian Village	$56,625,000	$639,975,000	$696,600,000	4.47x	31.2%	21.2%
3	Google Kirkland Campus Phase II	$50,000,000	$22,500,000	$72,500,000	2.56x	49.7%	9.8%
4	Fresno Fashion Fair	$41,000,000	$284,000,000	$325,000,000	2.14x	57.5%	8.1%
5	Potomac Mills	$40,500,000	$250,500,000	$291,000,000	4.39x	38.0%	13.9%
6	681 Fifth Avenue	$34,000,000	$181,000,000	$215,000,000	1.67x	48.9%	7.3%
18	Residence Inn by Marriott LAX	$13,401,782	$39,708,983	$53,110,764	1.56x	64.4%	11.9%

(34)	Split Loan Summary

Loan No.	Mortgage Loan	A-Note Cut-off Date Balance	B-Note Cut-off Date Balance	Total Mortgage Debt Cut-off Date Balance	Pooled Trust U/W NCF DSCR	Total Mortgage Debt U/W NCF DSCR	Pooled Trust Cut-off Date LTV	Total Mortgage Debt Cut-off Date LTV Ratio	Pooled Trust U/W NOI Debt Yield	Total Mortgage Debt U/W NOI Debt Yield
1	Hilton Hawaiian Village	$696,600,000	$578,400,000	$1,275,000,000	4.47x	2.44x	31.2%	57.2%	21.2%	11.6%
5	Potomac Mills	$291,000,000	$125,000,000	$416,000,000	4.39x	2.65x	38.0%	54.4%	13.9%	9.7%

(35)	Summary of Existing Mezzanine Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date	Intercreditor Agreement	Total Debt Cut-off Date LTV Ratio	Total Debt U/W NCF DSCR	Total Debt U/W NOI Debt Yield

2	25 Senate Place Jersey City	$56,000,000	8.6%	$10,000,000	8.5000%	12/6/2026	Yes	65.3%	1.15x	7.5%

A-1-20

(36)	Summary of Future Mezzanine Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Debt Yield

18	Residence Inn by Marriott LAX	$13,401,782	2.1%	Yes	1.35x	65.0%	10.0%

(37)	Loan No. 7 – Walgreens Net Lease Portfolio 3 – The borrower sponsor Cantor Fitzgerald Investors, LLC is an affiliate of Cantor Commercial Real Estate Lending, L.P., the loan seller, CCRE Commercial Mortgage Securities, L.P., the depositor, Berkeley Point Capital LLC, a primary servicer and limited subservicer, Cantor Fitzgerald & Co. and Castle Oak Securities, L.P., the underwriters.

Loan No. 10 – Walgreens Net Lease Portfolio 2 – The borrower sponsor Cantor Fitzgerald Investors, LLC is an affiliate of Cantor Commercial Real Estate Lending, L.P., the loan seller, CCRE Commercial Mortgage Securities, L.P., the depositor, Berkeley Point Capital LLC, a primary servicer and limited subservicer, Cantor Fitzgerald & Co. and Castle Oak Securities, L.P., the underwriters.

A-1-21

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

Distribution of Cut-off Date Balances(1)

				Weighted Averages

Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)		Cut-off Date LTV Ratio(4)	Maturity Date or ARD LTV Ratio(2)(3)(4)
$1,700,000 - $9,999,999	17	$78,722,921	12.1%	5.0689%	118	1.59	x	63.8%	54.9%
$10,000,000 - $19,999,999	7	$102,751,782	15.7%	4.8646%	119	1.73	x	58.9%	52.9%
$20,000,000 - $29,999,999	3	$67,483,048	10.3%	4.7810%	119	1.54	x	63.5%	51.9%
$30,000,000 - $39,999,999	5	$159,830,975	24.5%	4.7651%	120	1.68	x	58.1%	54.4%
$40,000,000 - $56,625,000	5	$244,125,000	37.4%	3.8432%	119	2.99	x	46.1%	43.9%
Total/Weighted Average	37	$652,913,725	100.0%	4.4743%	119	2.15	x	55.0%	50.0%

Distribution of Mortgage Rates(1)

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)		Cut-off Date LTV Ratio(4)	Maturity Date or ARD LTV Ratio(2)(3)(4)
2.9882% - 3.7499%	3	$131,500,000	20.1%	3.4356%	119	2.99	x	48.5%	48.5%
3.7500% - 4.2499%	6	$139,542,126	21.4%	4.1413%	119	2.95	x	44.6%	42.5%
4.2500% - 4.7499%	6	$146,387,661	22.4%	4.5387%	120	1.79	x	55.9%	50.3%
4.7500% - 5.2499%	11	$134,334,656	20.6%	4.9919%	120	1.50	x	61.9%	54.8%
5.2500% - 5.7499%	8	$94,386,782	14.5%	5.4773%	119	1.35	x	67.3%	55.7%
5.7500% - 6.1670%	3	$6,762,500	1.0%	5.8698%	105	1.42	x	64.9%	56.0%
Total/Weighted Average	37	$652,913,725	100.0%	4.4743%	119	2.15	x	55.0%	50.0%

Property Type Distribution(1)(5)

						Weighted Averages

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Units/Rooms/ Pads/NRA/ Beds	Cut-off Date Balance per # of Units/ Rooms/Pads/ NRA/Beds	Mortgage Rate	Stated Remaining Term (Mos.)(2)	Occupancy	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)	Maturity Date or ARD LTV Ratio(2)(3)(4)
Retail	37	$249,578,522	38.2%	3,247,610	$251	4.2163%	119	96.6%	2.30x	55.7%	51.6%
Single Tenant	24	$103,898,896	15.9%	602,185	$204	4.6370	120	100.0%	1.98x	56.9%	53.8%
Regional Mall	2	$81,500,000	12.5%	1,996,090	$404	3.2894	119	92.9%	3.26x	47.8%	47.8%
Anchored	5	$49,604,626	7.6%	578,373	$97	4.6674	119	94.6%	1.51x	65.3%	52.7%
Shadow Anchored	5	$12,215,000	1.9%	55,339	$267	4.7715	111	100.0%	2.06x	56.7%	53.1%
Unanchored	1	$2,360,000	0.4%	15,623	$151	5.3510	120	100.0%	1.48x	65.7%	54.7%
Hospitality	4	$123,442,703	18.9%	3,321	$290,383	4.6631	118	88.5%	2.89x	47.7%	42.8%
Full Service	3	$110,040,922	16.9%	3,090	$297,747	4.5711	119	88.0%	3.06x	45.6%	41.4%
Extended Stay	1	$13,401,782	2.1%	231	$229,917	5.4190	113	92.9%	1.56x	64.4%	54.0%
Multifamily	5	$78,100,000	12.0%	739	$165,149	4.7933	120	96.4%	1.44x	58.5%	48.5%
Mid Rise	1	$56,000,000	8.6%	265	$211,321	4.4398	120	97.0%	1.50x	55.4%	45.7%
Garden	4	$22,100,000	3.4%	474	$48,154	5.6890	120	95.0%	1.28x	66.3%	55.7%
Mixed Use	5	$67,000,000	10.3%	168,297	$1,588	4.5016	119	94.5%	1.69x	52.0%	50.0%
Retail/Office	3	$42,600,000	6.5%	93,340	$2,241	4.2970	119	92.7%	1.73x	48.1%	48.1%
Office/Retail	1	$17,000,000	2.6%	66,683	$255	4.8100	120	96.8%	1.46x	64.6%	57.0%
Multifamily/Retail	1	$7,400,000	1.1%	8,274	$894	4.9710	120	100.0%	1.97x	45.1%	45.1%
Industrial	8	$66,907,500	10.2%	992,451	$83	5.1481	120	98.5%	1.41x	66.1%	57.2%
Warehouse/Distribution	6	$51,017,500	7.8%	809,192	$71	5.2038	120	98.1%	1.35x	67.2%	56.9%
Flex	1	$13,200,000	2.0%	95,000	$139	5.0560	120	100.0%	1.41x	64.4%	59.4%
Manufacturing	1	$2,690,000	0.4%	88,259	$30	4.5440	120	100.0%	2.48x	52.0%	52.0%
Office	4	$62,935,000	9.6%	228,929	$377	3.9180	119	100.0%	2.33x	52.8%	51.7%
Suburban	1	$50,000,000	7.7%	180,844	$401	3.6739	119	100.0%	2.56x	49.7%	49.7%
Medical	3	$12,935,000	2.0%	48,085	$284	4.8613	119	100.0%	1.42x	64.6%	59.5%
Manufactured Housing Community	1	$4,950,000	0.8	269	$18,401	5.3359	120	87.7%	1.59x	65.9%	56.2%
Total/Weighted Average	64	$652,913,725	100.0%			4.4743%	119	95.3%	2.15x	55.0%	50.0%

 A-2-1

Geographic Distribution(1)(5)

				Weighted Averages

State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)	Maturity Date or ARD LTV Ratio(2)(3)(4)
California	6	$80,801,782	12.4%	4.3448%	118	1.93x	56.7%	53.9%
Northern(6)	1	$41,000,000	6.3%	3.5870%	119	2.14x	57.5%	57.5%
Southern(6)	5	$39,801,782	6.1%	5.1255%	118	1.70x	55.8%	50.2%
New York	2	$65,000,000	10.0%	4.6385%	119	1.55x	54.9%	51.6%
New York City	2	$65,000,000	10.0%	4.6385%	119	1.55x	54.9%	51.6%
Remaining New York State	0	$0	0.0%	0.0000%	0	0.00x	0.0%	0.0%
Hawaii	1	$56,625,000	8.7%	4.1995%	119	4.47x	31.2%	31.2%
New Jersey	1	$56,000,000	8.6%	4.4398%	120	1.50x	55.4%	45.7%
Texas	6	$53,974,282	8.3%	4.4831%	119	1.57x	64.7%	53.3%
Washington	1	$50,000,000	7.7%	3.6739%	119	2.56x	49.7%	49.7%
Virginia	1	$40,500,000	6.2%	2.9882%	119	4.39x	38.0%	38.0%
Ohio	5	$31,102,807	4.8%	5.3970%	120	1.35x	66.3%	56.9%
Illinois	3	$25,437,500	3.9%	4.3475%	119	2.39x	53.3%	51.9%
Pennsylvania	2	$22,970,768	3.5%	4.9537%	120	1.41x	66.0%	57.3%
North Carolina	1	$22,415,922	3.4%	4.6400%	117	1.76x	60.3%	49.1%
Georgia	2	$20,102,753	3.1%	5.4137%	120	1.32x	68.5%	57.1%
Tennessee	6	$19,938,150	3.1%	4.5930%	120	2.02x	54.9%	54.9%
Missouri	4	$13,557,953	2.1%	4.5930%	120	2.02x	56.0%	56.0%
Maryland	1	$13,200,000	2.0%	5.0560%	120	1.41x	64.4%	59.4%
Minnesota	3	$12,192,564	1.9%	5.0058%	120	1.71x	60.9%	53.9%
Kentucky	3	$10,396,554	1.6%	5.0121%	120	1.74x	59.9%	55.9%
Arkansas	1	$8,742,500	1.3%	4.8835%	120	1.55x	64.5%	57.0%
Massachusetts	1	$7,066,243	1.1%	5.3630%	120	1.26x	69.9%	58.2%
Florida	2	$6,921,021	1.1%	4.8293%	119	1.70x	61.5%	56.7%
Wisconsin	1	$6,632,500	1.0%	5.5290%	120	1.31x	67.7%	51.6%
Michigan	3	$6,606,170	1.0%	4.7918%	120	2.03x	52.5%	45.8%
South Dakota	2	$6,408,518	1.0%	4.5930%	120	2.02x	54.9%	54.9%
Wyoming	2	$4,050,000	0.6%	5.3510%	120	1.48x	65.7%	54.7%
Indiana	1	$3,976,012	0.6%	5.6890%	120	1.28x	66.3%	55.7%
Nebraska	1	$3,300,349	0.5%	4.5930%	120	2.02x	54.9%	54.9%
Louisiana	1	$3,294,378	0.5%	4.5930%	120	2.02x	56.0%	56.0%
Arizona	1	$1,700,000	0.3%	6.1670%	60	1.40x	60.5%	56.7%
Total/Weighted Average	64	$652,913,725	100.0%	4.4743%	119	2.15x	55.0%	50.0%

Distribution of Cut-off Date LTV Ratios(1)(4)

				Weighted Averages

Range of Cut-off Date LTV Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)		Cut-off Date LTV Ratio	Maturity Date or ARD LTV Ratio(2)(3)
31.2% - 54.9%	11	$260,958,803	40.0%	3.9961%	119	3.03	x	44.3%	44.2%
55.0% - 59.9%	3	$127,087,937	19.5%	4.2010%	120	1.83	x	56.2%	51.9%
60.0% - 64.9%	12	$155,637,329	23.8%	4.8700%	118	1.52	x	62.9%	54.3%
65.0% - 69.9%	10	$101,622,500	15.6%	5.4100%	120	1.34	x	67.5%	55.6%
70.0% - 70.8%	1	$7,607,156	1.2%	4.8500%	118	1.42	x	70.8%	58.0%
Total/Weighted Average	37	$652,913,725	100.0%	4.4743%	119	2.15	x	55.0%	50.0%

Distribution of Maturity Date or ARD LTV Ratios(1)(3)(4)

				Weighted Averages

Range of Maturity Date or ARD LTV Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR		Cut-off Date LTV Ratio	Maturity Date LTV Ratio(2)
31.2% - 39.9%	3	$99,450,765	15.2%	3.7124%	119	4.38	x	34.3%	34.0%
40.0% - 49.9%	5	$178,415,922	27.3%	4.2383%	119	1.90	x	52.3%	47.8%
50.0% - 54.9%	15	$176,961,946	27.1%	4.7983%	119	1.74	x	60.2%	53.1%
55.0% - 59.6%	14	$198,085,093	30.3%	4.7800%	119	1.63	x	63.2%	57.4%
Total/Weighted Average	37	$652,913,725	100.0%	4.4743%	119	2.15	x	55.0%	50.0%

 A-2-2

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)(3)

				Weighted Averages

Range of Underwritten NCF Debt Service Coverage Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR		Cut-off Date LTV Ratio(4)	Maturity Date or ARD LTV Ratio(2)(4)
1.26x - 1.39x	6	$74,845,000	11.5%	5.4471%	120	1.29	x	67.8%	56.4%
1.40x - 1.44x	6	$70,957,156	10.9%	5.1065%	118	1.41	x	64.2%	55.6%
1.45x - 1.54x	7	$102,587,500	15.7%	4.7237%	120	1.48	x	59.4%	50.3%
1.55x - 1.99x	7	$122,477,329	18.8%	4.5599%	118	1.69	x	56.8%	50.3%
2.00x - 2.49x	7	$131,671,740	20.2%	4.1959%	119	2.15	x	55.1%	54.9%
2.50x - 4.47x	4	$150,375,000	23.0%	3.6958%	119	3.78	x	39.6%	39.6%
Total/Weighted Average	37	$652,913,725	100.0%	4.4743%	119	2.15	x	55.0%	50.0%

Original Terms to Maturity or ARD(1)(2)

				Weighted Averages

Original Terms to Maturity or ARD in Months	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(3)		Cut-off Date LTV Ratio(4)	Maturity Date or ARD LTV Ratio(3)(4)
60	1	$1,700,000	0.3%	6.1670%	60	1.40	x	60.5%	56.7%
120	36	$651,213,725	99.7%	4.4699%	119	2.16	x	55.0%	50.0%
Total/Weighted Average	37	$652,913,725	100.0%	4.4743%	119	2.15	x	55.0%	50.0%

Distribution of Remaining Terms to Maturity or ARD(1)(2)

						Weighted Averages

Range of Remaining Terms to Maturity or ARD in Months			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(3)		Cut-off Date LTV Ratio(4)	Maturity Date or ARD LTV Ratio(3)(4)
60	–	60	1	$1,700,000	0.3%	6.1670%	60	1.40	x	60.5%	56.7%
113	–	120	36	$651,213,725	99.7%	4.4699%	119	2.16	x	55.0%	50.0%
Total/Weighted Average			37	$652,913,725	100.0%	4.4743%	119	2.15	x	55.0%	50.0%

Distribution of Underwritten NOI Debt Yields(1)

						Weighted Averages

Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)		Cut-off Date LTV Ratio(4)	Maturity Date or ARD LTV Ratio(2)(3)(4)
7.3%	–	8.9%	3	$131,000,000	20.1%	4.0916%	119	1.74	x	54.4%	50.2%
9.0%	–	9.9%	11	$240,640,257	36.9%	4.6157%	120	1.80	x	60.1%	54.8%
10.0%	–	12.4%	18	$156,716,782	24.0%	5.0358%	119	1.68	x	60.1%	52.8%
12.5%	–	12.9%	1	$22,415,922	3.4%	4.6400%	117	1.76	x	60.3%	49.1%
13.0%	–	21.2%	4	$102,140,765	15.6%	3.7343%	119	4.33	x	34.7%	34.5%
Total/Weighted Average			37	$652,913,725	100.0%	4.4743%	119	2.15	x	55.0%	50.0%

Amortization Types(1)

				Weighted Averages

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)		Cut-off Date LTV Ratio(4)	Maturity Date or ARD LTV Ratio(2)(3)(4)
Interest Only	10	$266,765,000	40.9%	3.8556%	119	3.02	x	45.0%	45.0%
Amortizing Balloon	16	$221,265,250	33.9%	4.9329%	119	1.47	x	63.0%	51.6%
Interest Only, then Amortizing	9	$101,927,500	15.6%	5.0249%	120	1.45	x	63.4%	56.5%
Interest Only, ARD	2	$62,955,975	9.6%	4.5930%	120	2.02	x	55.4%	55.4%
Total/Weighted Average	37	$652,913,725	100.0%	4.4743%	119	2.15	x	55.0%	50.0%

 A-2-3

FOOTNOTES TO ANNEX A-2

(1) With respect to the Hilton Hawaiian Village Loan, Google Kirkland Campus Phase II Loan, Fresno Fashion Fair Loan, Potomac Mills Loan, 681 Fifth Avenue Loan and Residence Inn by Marriott LAX Loan, the Cut-off Date LTV, U/W NCF DSCR and U/W NOI Debt Yield calculations include the related pari passu loan(s) (but not any related subordinate companion loan).

(2) In the case of the Walgreens Net Lease Portfolio 3 Loan and Walgreens Net Lease Portfolio 2 Loan, collectively representing 9.6% of the initial pool balance, each of which has an anticipated repayment date, the Original Term to Maturity or ARD and Maturity Date or ARD LTV Ratios are through the related anticipated repayment date.

(3) With respect to the 25 Senate Place Jersey City Loan, the U/W NCF DSCR and Maturity Date or ARD LTV are calculated using the average principal and interest payments over the first 12 months following the Cut-off Date. The 25 Senate Place Jersey City Loan amortizes on a planned amortization schedule provided in Annex E of the Preliminary Prospectus, which was calculated by amortizing the original aggregate mortgage loan and mezzanine loan principal balance of $66.0 million over 30 years and applying the principal pro-rata to the $56.0 million mortgage loan and $10.0 million mezzanine loan based on their original outstanding balance.

(4) With respect to the Residence Inn by Marriott LAX Loan, representing 2.1% of the initial outstanding principal balance, the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated based on the “as stabilized” value. With respect to the Altama Village Loan, representing 0.9% of the initial outstanding principal balance, the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated based on the “prospective value upon completion/stabilization” value. For additional information, see the Footnotes to Annex A-1 in the Preliminary Prospectus.

(5) Reflects allocated loan amount for properties securing multi-property mortgage loans.

(6) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

 A-2-4

ANNEX A-3

DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN
INFORMATION

 A-3-1

2005 Kalia Road Honolulu, HI 96815	Collateral Asset Summary – Loan No. 1 Hilton Hawaiian Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,625,000 31.2% 4.47x 21.2%

A-3-2

2005 Kalia Road Honolulu, HI 96815	Collateral Asset Summary – Loan No. 1 Hilton Hawaiian Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,625,000 31.2% 4.47x 21.2%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Borrower Sponsor(1):	Park Intermediate Holdings LLC
Borrower:	Hilton Hawaiian Village LLC
Original Balance(2):	$56,625,000
Cut-off Date Balance(2):	$56,625,000
% by Initial UPB:	8.7%
Interest Rate:	4.1995%
Payment Date:	1st of each month
First Payment Date:	December 1, 2016
Maturity Date:	November 1, 2026
Amortization:	Interest Only
Additional Debt(2):	$639,975,000 Pari Passu Debt; $578,400,000 Subordinate Secured Debt
Call Protection(3)(4):	L(25), DorYM1(88), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(5)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
FF&E:	$0	Springing

Financial Information
	Senior Notes(6)	Total Debt(7)
Cut-off Date Balance / Room:	$243,566	$445,804
Balloon Balance / Room:	$243,566	$445,804
Cut-off Date LTV:	31.2%	57.2%
Balloon LTV:	31.2%	57.2%
Underwritten NOI DSCR:	4.98x	2.72x
Underwritten NCF DSCR:	4.47x	2.44x
Underwritten NOI Debt Yield:	21.2%	11.6%
Underwritten NCF Debt Yield:	19.0%	10.4%
Underwritten NOI Debt Yield at Balloon:	21.2%	11.6%
Underwritten NCF Debt Yield at Balloon:	19.0%	10.4%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type(8):	Full Service Hospitality
Collateral(9):	Fee Simple/Leasehold
Location:	Honolulu, HI
Year Built / Renovated:	1961 / 2016
Total Rooms:	2,860
Property Management:	Hilton Management LLC
Underwritten NOI:	$147,564,484
Underwritten NCF:	$132,586,975
Appraised Value:	$2,230,000,000
Appraisal Date:	August 30, 2016

Historical NOI
Most Recent NOI:	$146,972,618 (T-12 September 30, 2016)
2015 NOI:	$143,409,371 (December 31, 2015)
2014 NOI:	$133,704,404 (December 31, 2014)
2013 NOI:	$123,963,830 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	94.6% (September 30, 2016)
2015 Occupancy:	94.4% (December 31, 2015)
2014 Occupancy:	90.7% (December 31, 2014)
2013 Occupancy:	89.9% (December 31, 2013)

(1)	Non-recourse carve-out liability is capped. See “The Borrower / Borrower Sponsor” below.

(2)	The Original Balance and Cut-off Date Balance of $56.625 million represents the senior non-controlling Note A-2-B-3 which, together with the remaining pari passu senior notes have an aggregate original principal balance of $696.6 million and the subordinate notes with an aggregate original principal balance of $578.4 million, comprises the Hilton Hawaiian Village Whole Loan with an aggregate original principal balance of $1.275 billion. For additional information regarding the pari passu senior notes and subordinate notes, see “The Loan” below.

(3)	The borrower has the option of (a) prepayment in full together with the greater of 1% or yield maintenance or (b) defeasance in full. The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 1, 2016. Defeasance of the full $1.275 billion Hilton Hawaiian Village Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) May 1, 2019. The assumed lockout period of 25 payments is based on the expected CFCRE 2016-C7 securitization closing date in December 2016. The actual lockout period may be longer.

(4)	Partial release is permitted. See “Partial Release” below.

(5)	See “Initial Reserves” and “Ongoing Reserves” below.

(6)	DSCR, LTV, Debt Yield and Balance / Room calculations are based on the Senior Notes only, which have an aggregate principal balance of $696.6 million.

(7)	Total DSCR, LTV, Debt Yield and Balance / Room calculations are based on the Hilton Hawaiian Village Whole Loan, which has an aggregate principal balance of $1.275 billion, which includes $578.4 million of subordinate notes.

(8)	The Hilton Hawaiian Village Property also includes approximately 130,489 sq. ft. of commercial / retail space leased to more than 100 tenants.

(9)	The borrower has a leasehold interest in approximately 5,900 sq. ft. that contains a small apartment building. See “Ground Lease” below.

A-3-3

2005 Kalia Road Honolulu, HI 96815	Collateral Asset Summary – Loan No. 1 Hilton Hawaiian Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,625,000 31.2% 4.47x 21.2%

Historical Occupancy, ADR, RevPAR(1)
	Hilton Hawaiian Village Property(2)			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	90.7%	$238.34	$216.26	87.8%	$250.07	$219.50	103.4%	95.3%	98.5%
2015	94.4%	$240.59	$227.18	89.0%	$256.75	$228.38	106.2%	93.7%	99.5%
T-12 Sept-16	94.7%	$250.44	$237.21	89.6%	$257.81	$230.90	105.8%	97.1%	102.7%
(1)	Source: Hospitality research reports.

(2)	The minor variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Hilton Hawaiian Village Property are attributable to variances in reporting methodologies and/or timing differences.

The Loan.    The Hilton Hawaiian Village loan (the “Hilton Hawaiian Village Loan”) is a fixed rate loan secured by the borrower’s fee interest in a 2,860 room, full service, luxury, beachfront resort located in Honolulu, Hawaii (the “Hilton Hawaiian Village Property”), together with the borrower’s leasehold interest in an approximately 5,900 sq. ft. portion of the Hilton Hawaiian Village Property. The Hilton Hawaiian Village Loan was co-originated by Deutsche Bank AG, New York Branch (“DBNY”), JPMorgan Chase Bank, National Association (“JPMCB”), Morgan Stanley Bank, N.A. (“MSB”) and Barclays Bank PLC (“Barclays”) and CCRE purchased non-controlling Note A-2-B-3 from DBNY prior to the date hereof. The Hilton Hawaiian Village Loan is evidenced by the non-controlling Note A-2-B-3, with an original principal balance of $56.625 million that is part of a $1.275 billion whole loan that is evidenced by 21 promissory notes: 16 senior notes with an aggregate original principal balance of $696.6 million (the “Senior Notes”) and five junior notes with an aggregate original principal balance of $578.4 million (the “Junior Notes” and, together with the Senior Notes, the “Hilton Hawaiian Village Whole Loan”). Only the Hilton Hawaiian Village Loan will be included in the CFCRE 2016-C7 mortgage trust. Five of the Senior Notes, with an aggregate original principal balance of $171.6 million and all of the Junior Notes are expected to be contributed to the Hilton USA Trust 2016-HHV mortgage trust. The remaining Senior Notes, with an original principal balance of $468.375 million, are expected to be held by DBNY, JPMCB, MSB and Barclays, or one of their respective affiliates, and contributed to one or more future securitizations.

The relationship between the holders of the Hilton Hawaiian Village Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool– The Whole Loans – Hilton Hawaiian Village Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-2-B-3	$56,625,000	$56,625,000	CFCRE 2016-C7	No
A-1-A, A-1-B, A-1-C, A-1-D and A-1-E	$171,600,000	$171,600,000	Hilton USA Trust 2016-HHV	Yes
B-1, B-2, B-3, B-4 and B-5	$578,400,000	$578,400,000	Hilton USA Trust 2016-HHV	Yes
A-2-A-1, A-2-A-2, A-2-A-3 and A-2-A-4	$236,250,000	$236,250,000	JPMCB	No
A-2-B-1 and A-2-B-2	$116,625,000	$116,625,000	DBNY	No
A-2-D-1 and A-2-D-2	$63,000,000	$63,000,000	MSB	No
A-2-E-1 and A-2-E-2	$52,500,000	$52,500,000	Barclays	No
Total	$1,275,000,000	$1,275,000,000

The Hilton Hawaiian Village Whole Loan has a 10-year term and pays interest only for the term of the loan. The Hilton Hawaiian Village Whole Loan accrues interest at a fixed rate equal to 4.1995%. The Hilton Hawaiian Village Whole Loan proceeds were used to retire existing debt of approximately $1.3 billion, pay closing costs of approximately $8.5 million, and return approximately $10.6 million of equity to the borrower sponsor. Based on the “As-is” appraised value of $2.23 billion as of August 30, 2016, the Cut-off Date LTV ratio is 31.2%. The most recent prior financing of the Hilton Hawaiian Village Property was included in the Hilton USA Trust 2013-HLT securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$1,275,000,000	100.0%	Loan Payoff	$1,255,912,700	98.5%
			Return of Equity	$10,621,760	0.8%
			Closing Costs	$8,465,540	0.7%
Total Sources	$1,275,000,000	100.0%	Total Uses	$1,275,000,000	100.0%

The Borrower / Borrower Sponsor.  The borrower, Hilton Hawaiian Village LLC, is a single purpose, Hawaii limited liability company structured to be bankruptcy remote with two independent directors in its organizational structure. The borrower sponsor and non-recourse carve-out guarantor is Park Intermediate Holdings LLC (“Park Holdings”). Park Holdings is a wholly owned subsidiary of

A-3-4

2005 Kalia Road Honolulu, HI 96815	Collateral Asset Summary – Loan No. 1 Hilton Hawaiian Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,625,000 31.2% 4.47x 21.2%

Park Hotels & Resorts Inc. (“Park Hotels & Resorts”), one of two spin-offs announced by Hilton Worldwide Holdings Inc. (“Hilton”). On February 26, 2016, Hilton announced plans to separate into three independent, publicly traded companies: Park Hotels & Resorts (NYSE: PK), Hilton Grand Vacations Inc. (NYSE: HGV) and Hilton (NYSE: HLT).

Following the proposed restructuring, it is anticipated that Park Hotels & Resorts will own most of Hilton’s owned and leased real estate properties and, with over 35,000 rooms and 67 hotels. It is also anticipated that Hilton Grand Vacations Inc. will own and operate Hilton’s timeshare business, while Hilton will retain its core management and franchise business and continue to trade on the NYSE as a global hospitality company. In connection with the proposed restructuring, the borrower signed an operating lease with an affiliate, which is also a signatory to the loan documents (other than the promissory notes) as a co-obligor. The operating lease will automatically be effective upon consummation of the restructuring. The borrower is also required to deliver a substitute management agreement at that time, which agreement has already been negotiated and executed. The existing property management agreement is with Hilton Management LLC and expires on the earlier of the restructuring and December 31, 2073 (fully extended term). The substitute management agreement will become effective on the restructuring and expire on December 31 of the 70th full operating year (fully extended term) following the date of the restructuring.

The aggregate liability of Park Holdings with respect to the full recourse carve-outs in the Hilton Hawaiian Village Whole Loan documents may not exceed an amount equal to 10.0% of the principal balance of the Hilton Hawaiian Village Whole Loan outstanding at the time of the occurrence of such event, plus any and all reasonable third-party collection costs actually incurred by the lender. In addition, Park Holdings is not a party to the environmental indemnity, and in lieu of such indemnity, the borrower obtained environmental insurance. See “Environmental Matters” below.

The Property. The Hilton Hawaiian Village Property is a 2,860-room full service, luxury resort situated on an entire city block overlooking Waikiki Beach on the island of Oahu in Honolulu, Hawaii. The resort was opened in 1961 and most recently renovated in 2016. The Hilton Hawaiian Village Property is located on approximately 19 acres, offering panoramic views of Waikiki Beach, Diamond Head and Downtown Honolulu and is located less than two miles from attractions such as the Waikiki Beach Walk Shops, Honolulu Convention Center and Ala Wai Golf Course.

The resort features 2,860 guest rooms spread across five ocean front towers. The Hilton Hawaiian Village Property offers the largest guest room inventory in the state of Hawaii and the most meeting space within its competitive set. The resort offers a host of resort-style amenities and services, including 20 food and beverage outlets, over 150,000 sq. ft. of flexible indoor and outdoor function space, three conference centers, five swimming pools, a saltwater lagoon, spa grottos, the Mandara Spa and Fitness Center, a chapel and over 100 retail tenants.

Guest rooms are situated across five ocean front towers: the Ali’i Tower (348 rooms), the Diamond Head Tower (380 rooms) and the three Village Towers, comprised of the Rainbow Tower (796 rooms), Kalia Tower (315 rooms in a condominium building (see “Condominium” below)) and the Tapa Tower (1,021 rooms). Each guest room features a private balcony, 27-37” flat-screen televisions with cable, in-room controlled air conditioning, and in-room refrigerators.

Guest Room Mix
Room Type
Resort	829
Partial Ocean View	415
Ocean View	928
Ocean Front	513
Suites	175
Total Guest Rooms	2,860
Kings	1,078
Doubles	1,607
Queen Suite	175

The resort also features approximately 130,489 sq. ft. of leased Class A retail and restaurant space, which was 78.5% occupied by over 100 tenants as of September 2016. For the trailing 12-month period ending September 30, 2016, the retail component of the resort generated approximately $20.8 million in retail rental revenue (which is inclusive of reimbursements for common area maintenance, tax and marketing expenses, as provided by the borrower sponsor) and, net of related expenses (an estimate of undistributed expenses attributable to the retail component of the property, as provided by the borrower sponsor), accounts for approximately 13.1% of net cash flow at the Hilton Hawaiian Village Property, providing diversity to traditional hotel revenue streams. While the majority of the retail and commercial leased space is to traditional retail and restaurant tenants, the borrower also leases some office space to Hilton Grand

A-3-5

2005 Kalia Road Honolulu, HI 96815	Collateral Asset Summary – Loan No. 1 Hilton Hawaiian Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,625,000 31.2% 4.47x 21.2%

Vacations and third party travel wholesalers, such as Kintetsu and JTB. The borrower also leases the on-site chapels to a third party operator.

Collateral Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Lease Expiration Date	Base Rent PSF	% of Total Base Rent	Most Recent Sales(3)	Most Recent Sales PSF(3)
Mandara Spa	NA / NA / NA	12,583	9.6%	8/31/2017	$53.61	3.9%	$2,903,709	$231
Hatsuhana Hawaii	NA / NA / NA	6,026	4.6%	11/30/2018	$52.38	1.8%	$2,969,958	$493
Fresco	NA / NA / NA	5,983	4.6%	12/31/2018	$58.38	2.0%	$3,331,316	$557
Benihana of Tokyo	NA / NA / NA	5,300	4.1%	5/31/2021	$127.67	3.9%	$6,561,789	$1,238
Best Bridal - Lagoon Chapel	NA / NA / NA	4,755	3.6%	10/31/2022	$57.45	1.6%	$520,020	$109
Watabe Wedding	NA / NA / NA	4,158	3.2%	1/14/2019	$63.93	1.5%	$167,697	$40
ABC Stores - Tapa Tower	NA / NA / NA	3,500	2.7%	8/31/2022	$384.23	7.7%	$12,225,380	$3,493
Louis Vuitton	NA / A+ / NA	3,500	2.7%	8/18/2023	$146.70	2.9%	$7,978,397	$2,280
Lamonts & Whalers General Store	NA / NA / NA	2,800	2.1%	MTM	$163.11	2.6%	$1,856,972	$663
ABC Discount Store	NA / NA / NA	2,145	1.6%	12/31/2018	$812.26	10.0%	$14,519,183	$6,769
(1)	Based on the borrower sponsor provided rent roll, includes only those tenants reporting sales.

(2)	Ratings provided are for the parent company of the entity listed in the “tenant” field whether or not the parent company guarantees the lease.

(3)	Most Recent Sales and Most Recent Sales PSF for reporting tenants were provided by the borrower sponsor as of August 31, 2016.

Historical Retail Component Sales(1)
	2013	2014	2015	TTM(2)
Total Sales	$130,613,993	$141,808,186	$137,316,925	$136,055,744
Sales PSF	$1,552	$1,651	$1,590	$1,496
(1)	Historical Sales for reporting tenants were provided by the borrower sponsor.

(2)	TTM is as of August 31, 2016.

Since 2008, the Hilton Hawaiian Village Property has undergone approximately $232.2 million ($81,188 per room) in capital improvements. Most recently, the borrower sponsor invested over $17.9 million towards a comprehensive renovation of the 380-room Diamond Head Tower in 2014. The scope of the hard good upgrades included new FF&E, paint, new door hardware and ADA upgrades. Soft upgrades included renovations to the bathrooms. Additionally, the borrower sponsor spent $20.6 million on a full scale renovation of the Ali’i tower that was completed in 2012. The borrower sponsor has also outlined a broad, approximately $137.3 million, five-year capital expenditure plan, which includes a full scale rejuvenation of both the Kalia Tower and the Rainbow Tower. We cannot assure you that this renovation will be commenced or completed as expected or at all. The subsequent chart summarizes capital improvements at the Hilton Hawaiian Village Property since 2008.

Historical Capital Expenditures(1)(2)
	2008	2009	2010	2011	2012	2013	2014	2015	YTD Sept-16	Total	Total/Room
Guestrooms	$5,196	$0	$3,059	$38,888	$17,829	$5,170	$16,022	$1,387	$141	$87,692	$30,662
Lobby/Public Space	484	416	0	187	1,869	4,720	2,054	7,478	1,436	18,643	6,519
Food & Beverage	1,083	10,211	140	141	200	1,600	2,619	34	199	16,228	5,674
Meeting Space	0	1,233	0	0	5,395	2,996	604	319	0	10,546	3,687
Back of House	13,140	1,528	1,728	5,775	2,278	1,299	6,042	4,363	4,294	40,447	14,142
Other	2,313	3,121	3,907	10,908	14,886	12,127	3,760	403	2,149	53,573	18,732
Discretionary	0	0	0	218	113	225	1,864	1,575	1,074	5,069	1,772
Total	$22,216	$16,509	$8,834	$56,117	$42,568	$28,138	$32,965	$15,559	$9,293	$232,198	$81,188
Total/Room	$7,768	$5,772	$3,089	$19,621	$14,884	$9,838	$11,526	$5,440	$3,249
(1)	Figures in thousands with the exception of per room figures.

(2)	Based on the information received from the borrower sponsor.

Environmental Matters.    The Phase I environmental report dated October 17, 2016 recommended no further action at the Hilton Hawaiian Village Property other than the continued implementation of an asbestos operations and maintenance plan and lead paint operations and maintenance plan (which are already in place). In lieu of providing an environmental indemnity from the borrower sponsor, the borrower has obtained a blanket environmental liability insurance policy from Steadfast Insurance Company (which covers the Hilton Hawaiian Village Property and two other properties), with policy limits of $10,000,000 per occurrence and $25,000,000 in the aggregate, with a $50,000 deductible. The policy (i) will be in effect until three years past the maturity date of the Hilton Hawaiian

A-3-6

2005 Kalia Road Honolulu, HI 96815	Collateral Asset Summary – Loan No. 1 Hilton Hawaiian Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,625,000 31.2% 4.47x 21.2%

Village Whole Loan, (ii) covers new and pre-existing conditions and (iii) names the lender as an additional named insured. The premiums for the policy have been paid in full.

The Market. The Hilton Hawaiian Village Property is located on the island of Oahu in the Honolulu market and the Waikiki submarket. The Island of Oahu serves as the economic and cultural center of the Hawaiian Islands.

Honolulu encompasses more than 24,000 guest rooms in 74 properties and Honolulu consistently achieves occupancy rates in the mid 70% to 80% range, never dropping below 74% between 2009 and 2015. During this same time, RevPAR in Honolulu increased at an average annual rate of 9.5%, ending 2015 at $190, and the average rate achieved a premium of $69 over 2009.

According to the Hawaii Tourism Authority, approximately 5.3 million tourists, or 62.4% of Hawaii’s total air tourists, visited the Island of Oahu in 2015. Additionally, visitor expenditures in Oahu totaled $7.4 billion, which represents 49.3% of total expenditures by air visitors to Hawaii in 2015. According to the United States Census Bureau, Honolulu County’s resident population makes up approximately 69.8% of the state’s approximately 1.4 million residents. The per-capita income in the county exceeds the State of Hawaii by approximately 4.0% and the United States by approximately 7.6%.

The primary competitive set for the Hilton Hawaiian Village Property consists of four hotels, which range in size from 791 to 1,636 rooms and contains an aggregate of 4,967 rooms as illustrated in the table below. According to the appraisal, the 2015 weighted average occupancy, ADR and RevPAR of the competitive set are 91.4%, $262.97 and $240.48, respectively.

Primary Competitive Set(1)
Property	Location	Rooms	Year Opened	YE 2015 Occupancy(2)	YE 2015 ADR(2)	YE 2015 RevPAR(2)
Hilton Hawaiian Village	Honolulu - Oahu, HI	2,860	1961	94.4%	$240.62	$227.20
Sheraton Waikiki	Honolulu - Oahu, HI	1,636	1971	90-95%	300-325	280-290
Marriott Waikiki Beach Resort & Spa	Honolulu - Oahu, HI	1,310	1971	85-90%	210-220	180-190
Hyatt Regency Waikiki Beach Resort & Spa	Honolulu - Oahu, HI	1,230	1976	85-90%	250-260	220-230
Moana Surfrider Westin Resort & Spa	Honolulu - Oahu, HI	791	1989	85-90%	350-375	300-325
Total / Wtd. Avg.		7,827		91.4%	$262.97	$240.48

(1)	Source: Appraisal.

(2)	YE 2015 Occupancy, YE 2015 ADR and YE 2015 RevPAR represent estimates from the appraisal. The minor variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the Hilton Hawaiian Village Property are attributable to variances in reporting methodologies and/or timing differences.

The appraiser determined 2015 market demand segmentation of 48% wholesale, 36% free independent traveler (“FIT”) and 16% meeting and group. The Hilton Hawaiian Village Property had 2015 demand segmentation of 37% wholesale, 44% FIT and 19% meeting and group. The market penetration rates as of YE 2015 are presented in the table below.

Demand Penetration(1)
Property	Rooms	Wholesale	FIT	Meeting & Group	Overall
Hilton Hawaiian Village	2,860	81%	127%	120%	104%
Sheraton Waikiki	1,636	140%	43%	124%	103%
Marriott Waikiki Beach Resort & Spa	1,310	41%	162%	118%	97%
Hyatt Regency Waikiki Beach Resort & Spa	1,230	124%	68%	89%	98%
Moana Surfrider Westin Resort & Spa	791	121%	80%	58%	96%
(1)	Source: Appraisal.

A-3-7

2005 Kalia Road Honolulu, HI 96815	Collateral Asset Summary – Loan No. 1 Hilton Hawaiian Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,625,000 31.2% 4.47x 21.2%

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	2015	T-12 9/30/2016	U/W	U/W per Room
Occupancy	89.9%	90.7%	94.4%	94.6%	94.6%
ADR	$247.48	$259.85	$240.62	$250.09	$250.09
RevPAR	$222.57	$235.77	$227.20	$236.65	$236.65

Room Revenue	$232,345,007	$246,124,088	$237,172,233	$247,711,744	$247,034,700	$86,376
F&B Revenue	56,844,007	62,740,100	70,771,369	69,023,623	68,996,667	24,125
Retail – Store Rentals(1)	19,071,361	20,048,658	20,582,018	20,786,062	19,162,812	6,700
Other Revenue(2)	16,714,514	17,176,781	38,265,602	39,466,009	39,243,564	13,722
Total Revenue	$324,974,888	$346,089,627	$366,791,222	$376,987,438	$374,437,742	$130,922
Operating Expenses(3)	108,450,526	115,746,148	126,658,376	127,698,731	126,780,054	44,329
Undistributed Expenses	61,997,168	64,229,329	62,250,540	64,897,454	62,099,714	21,713
Gross Operating Profit	$154,527,194	$166,114,150	$177,882,306	$184,391,253	$185,557,974	$64,880
Management Fee(4)	17,783,281	19,036,711	20,311,371	21,868,482	21,056,417	7,362
Total Fixed Charges	12,780,083	13,373,036	14,161,563	15,550,153	16,937,073	5,922
Net Operating Income	$123,963,830	$133,704,404	$143,409,371	$146,972,618	$147,564,484	$51,596
FF&E(5)	12,998,996	13,843,585	14,671,649	15,079,498	14,977,510	5,237
Net Cash Flow	$110,964,835	$119,860,819	$128,737,723	$131,893,120	$132,586,975	$46,359
(1)	U/W Retail - Store Rentals is based off of the in-place rent roll as of September 2016 for the leased retail space at the property and includes base rent (with rent steps through November 2017), overage rent and reimbursements for CAM (including insurance), real estate taxes and marketing expense.

(2)	Includes Resort Fees.

(3)	Includes room expenses and food and beverage expenses.

(4)	U/W Management Fee is 3.0% of Total Revenue less Retail – Store Rentals.

(5)	U/W FF&E represents 4.0% of Total Revenue.

Property Management.    The Hilton Hawaiian Village Property is managed by Hilton Management LLC, an affiliate of the borrower. Upon consummation of the restructuring, the borrower is required to deliver a substitute management agreement with Hilton Management LLC.

Lockbox / Cash Management.    The Hilton Hawaiian Village Whole Loan is structured with a hard lockbox, an in-place cash management account and springing cash management. All rents and other payments are required to be deposited directly into segregated property accounts maintained by the borrower (and after the restructuring, if applicable, the operating lessee) and controlled by the lender. All revenues in the property accounts (less any property account charges and required minimum balances) will be transferred on each business day to operating accounts controlled by the lender. Funds on deposit in the operating accounts will be disbursed in accordance with the Hilton Hawaiian Village Whole Loan documents for payments required under the property management agreement. Pursuant to the management agreement, the property manager is required to apply funds to the payment of debt service, monthly reserves for replacement and reserves for taxes, insurance, ground rent, management fees, capital expenditures, operating expenses, emergency repairs, tenant improvements and leasing commissions, working capital reserves, sales and use taxes owned to governmental authorities, custodial funds and other required monthly reserves. On a monthly basis, all remaining funds on deposit in the manager operating accounts will be transferred to a lender controlled cash management account. So long as no event of default or Low Debt Yield Trigger is continuing, all funds in the cash management account will be released to the operating lessee and/or the borrower, as applicable. Upon the occurrence of an event of default or a Low Debt Yield Trigger, all funds in the cash management account will be deposited into the lender controlled excess cash account and held as additional collateral for the Hilton Hawaiian Village Whole Loan.

A “Low Debt Yield Trigger” will commence upon the debt yield falling below 7.0% for two consecutive quarters and will cease and all related funds held by the lender will be released to operating lessee and/or the borrower, as applicable, if (i) no event of default is continuing and (ii) the debt yield exceeds 7.0% for two consecutive quarters.

Initial Reserves. None.

A-3-8

2005 Kalia Road Honolulu, HI 96815	Collateral Asset Summary – Loan No. 1 Hilton Hawaiian Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,625,000 31.2% 4.47x 21.2%

Ongoing Reserves. Escrows for taxes, insurance and replacements will be waived so long as the borrower has reserved such amounts with the property manager pursuant to the management agreement. In the event the borrower is no longer required to reserve such amounts with the property manager, the borrower will be required to make monthly deposits of (i) 4.0% of gross income for the calendar month that is two months prior to such payment date into the replacement reserve and (ii) during the continuance of an event of default or a Low Debt Yield Trigger, 1/12 of the estimated annual real estate taxes and insurance premiums into the real estate or insurance reserve, as applicable; provided that the deposit for insurance premiums will be waived so long as the borrower is insured under an acceptable blanket policy and no event of default is continuing.

Current Mezzanine or Subordinate Indebtedness.    The Hilton Hawaiian Village Whole Loan includes Junior Notes, with an aggregate principal balance of $578.4 million. The Junior Notes are co-terminus with the Senior Notes and accrue interest at a rate of 4.1995%. The Senior Notes are generally senior in right of payment to the Junior Notes. See “Description of the Mortgage Pool – the Whole Loans – Hilton Hawaiian Village Whole Loan” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Condominium. The portion of the Hilton Hawaiian Village Property known as Kalia Tower is a condominium building in which the borrower owns 14 hotel condominium units (on floors 5-11 and 19-25, consisting of 315 hotel rooms) and 26 commercial units located on floors 1-4. The remaining floors consist of six timeshare units that are not part of the collateral for the Hilton Hawaiian Village Whole Loan, but there are several agreements in place governing shared use of common facilities. The borrower controls the condominium board and is responsible for maintenance of the Kalia Tower.

Ground Lease. The borrower has a leasehold interest in approximately 5,900 square feet (the “Taran Outparcel”) that contains a small apartment building with 45 rental units pursuant to a ground lease that expires on July 31, 2035. The ground lease currently requires monthly rent of approximately $12,762 from August 1, 2016 through July 31, 2017, on which date the annual monthly payment will increase by 3% each year through 2035. This parcel was not included in the underwriting for the Hilton Hawaiian Village Whole Loan.

Partial Release. The Hilton Hawaiian Village Whole Loan documents permit, after the expiration of the lockout period, the release from the lien of the mortgage of the Taran Outparcel, provided, among other things, the borrower pays a release price of $2,500,000 together with the applicable yield maintenance premium.

In addition, the Hilton Hawaiian Village Whole Loan documents permit, after the expiration of the lockout period, the release of retail and other parcels at the Mortgaged Property provided, among other things the release does not materially and adversely affect the ongoing operations of the Mortgaged Property (other than the lost income associated with the parcels being released) and the borrower pays a release price equal to the product of, (1) with respect to the release of any retail parcels (which are identified in the whole loan documents) (a) 110% and (b) the product of (i) the greater of  (A) 100% of the difference in value of the Mortgaged Property including the release parcel and excluding the release parcel (based on a new appraisal) or (B) the net sales proceeds and (ii) 57.2%, together with the applicable yield maintenance premium and (2) with respect to the release of any other parcels (excluding the Taran Outparcel and excluding any identified retail parcels), (a) 110% and (b) the product of (i) 100% of difference in value of the Mortgaged Property including the release parcel and excluding the release parcel (based on a new appraisal) and (ii) 57.2%, together with the applicable yield maintenance premium.

With respect to each partial release described above, the borrower is not required to pay a yield maintenance premium during the open period for the Hilton Hawaiian Village Whole Loan.  In addition, in the event that after any partial release contemplated above, the loan to value ratio for the Hilton Hawaiian Village Whole Loan is greater than 125%, such release will not be permitted unless the borrower pays down the Hilton Hawaiian Village Whole Loan in accordance with the whole loan documents or the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC as a result of the release.

A-3-9

2005 Kalia Road Honolulu, HI 96815	Collateral Asset Summary – Loan No. 1 Hilton Hawaiian Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,625,000 31.2% 4.47x 21.2%

A-3-10

2005 Kalia Road Honolulu, HI 96815	Collateral Asset Summary – Loan No. 1 Hilton Hawaiian Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,625,000 31.2% 4.47x 21.2%

MAP © 2016 CARTIFACT
DATA © OSM CONTRIBUTORS
Honolulu
McCully - Moiliili
Waikiki
Fort DeRussy
Ala Wai Canal
Ala Wai Small Canal
Ala Wai Park
Kahanamoku Lagoon
Kahanamoku Beach
Fort DeRussy Beach
Waikiki Beach
Mamala Bay
Hilton Hawaiian Village
2005 Kalia Road
Honolulu, HI 96815
OAHU
Honolulu
Pearl City
Kaneohe
Kailua
Ewa Beach
Kapolei
Mililani
Haleiwa

A-3-11

25 Senate Place Jersey City, NJ 07306	Collateral Asset Summary – Loan No. 2 25 Senate Place Jersey City	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,000,000 55.4% 1.45x 8.9%

A-3-12

25 Senate Place Jersey City, NJ 07306	Collateral Asset Summary – Loan No. 2 25 Senate Place Jersey City	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,000,000 55.4% 1.50x 8.9%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Borrower Sponsor:	Arthur Johnson
Borrower:	Senate Place Urban Renewal, LLC
Original Balance:	$56,000,000
Cut-off Date Balance(1):	$56,000,000
% by Initial UPB:	8.6%
Interest Rate(1):	4.43982140%
Payment Date:	6th of each month
First Payment Date:	January 6, 2017
Maturity Date:	December 6, 2026
Amortization(1):	360 months
Additional Debt(2):	$10,000,000 Mezzanine Debt
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management:	Soft / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$121,975	$60,981
Insurance:	$62,039	$12,408
Replacement:	$0	$4,417
Required Repairs(4):	$9,375	NAP
Retail Abatement:	$3,978	$0

Financial Information(1)
	Mortgage Loan	Total Debt
Cut-off Date Balance / Unit:	$211,321	$249,057
Balloon Balance / Unit:	$174,027	$205,103
Cut-off Date LTV:	55.4%	65.3%
Balloon LTV:	45.7%	53.8%
Underwritten NOI DSCR(5):	1.52x	1.16x
Underwritten NCF DSCR(5):	1.50x	1.15x
Underwritten NOI Debt Yield:	8.9%	7.5%
Underwritten NCF Debt Yield:	8.8%	7.5%
Underwritten NOI Debt Yield at Balloon:	10.8%	9.2%
Underwritten NCF Debt Yield at Balloon:	10.7%	9.1%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Mid Rise Multifamily
Collateral:	Fee Simple
Location:	Jersey City, NJ
Year Built / Renovated:	2016 / NAP
Total Units(6):	265
Property Management:	Orion Property Management, LLC
Underwritten NOI:	$4,975,448
Underwritten NCF(7):	$4,922,448
Appraised Value:	$101,000,000
Appraisal Date:	October 18, 2016

Historical NOI(8)
Most Recent NOI:	NAP
2015 NOI:	NAP
2014 NOI:	NAP
2013 NOI:	NAP

Historical Occupancy(8)
Most Recent Occupancy:	97.0% (November 2, 2016)
2015 Occupancy:	NAP
2014 Occupancy:	NAP
2013 Occupancy:	NAP

(1)	The 25 Senate Place Jersey City Loan ($56.0 million) amortizes on a planned amortization schedule provided in Annex E of the Preliminary Prospectus. The planned amortization schedule was calculated based on the aggregate balance of the 25 Senate Place Jersey City Loan and the 25 Senate Place Jersey City Mezzanine Loan and a 30 year amortization schedule and a pro-rata allocation of principal between the 25 Senate Place Jersey City Loan and the 25 Senate Place Jersey City Mezzanine Loan. As such, all relevant financial information fields are based upon the planned amortization schedule. Amortization represents the approximate amortization based on the planned amortization schedule provided in Annex E of the Preliminary Prospectus.

(2)	See “Current Mezzanine or Subordinate Indebtedness” below.

(3)	See “Initial Reserves” and “Ongoing Reserves” below.

(4)	The borrower deposited $9,375 into a required repairs reserve, which represents 125% of the engineer’s estimated immediate repairs for proper building signage and annual inspections.

(5)	Underwritten NOI DSCR and Underwritten NCF DSCR are calculated using the sum of the principal and interest payments over the first 12 months following the Cut-off Date. The planned amortization schedule was calculated based on the aggregate balance of the 25 Senate Place Jersey City Loan and the 25 Senate Place Jersey City Mezzanine Loan and a 30 year amortization schedule and a pro-rata allocation of principal between the 25 Senate Place Jersey City Loan and the 25 Senate Place Jersey City Mezzanine Loan.

(6)	The collateral consists of 265 units, as well as 5,970 sq. ft. of ground floor commercial space.

(7)	Underwritten NCF is based on the in-place rent roll as of November 2, 2016, the appraiser’s expenses and the 10-year average of estimated taxes based on the PILOT agreement. See “Cash Flow Analysis” below.

(8)	Construction of the 25 Senate Place Jersey City Property was completed in January 2016. As a result, Historical NOI and Historical Occupancy are not applicable.

A-3-13

25 Senate Place Jersey City, NJ 07306	Collateral Asset Summary – Loan No. 2 25 Senate Place Jersey City	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,000,000 55.4% 1.50x 8.9%

The Loan. The 25 Senate Place Jersey City loan (the “25 Senate Place Jersey City Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 265-unit, Class A multifamily property located in Jersey City, New Jersey (the “25 Senate Place Jersey City Property”) with an original principal balance of $56.0 million. The 25 Senate Place Jersey City Loan has a 10-year term. The planned amortization schedule was calculated based on the aggregate balance of the 25 Senate Place Jersey City Loan and the 25 Senate Place Jersey City mezzanine loan (the “25 Senate Place Jersey City Mezzanine Loan”) and a 30 year amortization schedule and based on a pro-rata allocation of principal between the 25 Senate Place Jersey City Loan and the 25 Senate Place Jersey City Mezzanine Loan. The 25 Senate Place Jersey City Loan accrues interest at a fixed rate equal to 4.43982140% and has a Cut-off Date balance of approximately $56.0 million. Loan proceeds along with $10.0 million of mezzanine debt were used to retire existing debt of approximately $27.3 million, fund upfront reserves, pay origination costs and return approximately $37.1 million of equity to the borrower sponsor. Based on the appraised value of $101.0 million as of October 18, 2016, the Cut-off Date LTV ratio is 55.4%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$56,000,000	84.8%	Return of Equity	$37,085,102	56.2%
Mezzanine Loan	$10,000,000	15.2%	Loan Payoff	$27,341,436	41.4%
			Closing Costs	$1,376,095	2.1%
			Upfront Reserves	$197,367	0.3%
Total Sources	$66,000,000	100.0%	Total Uses	$66,000,000	100.0%

The Borrower / Borrower Sponsor. The borrower is Senate Place Urban Renewal, LLC a single purpose New Jersey limited liability company, structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the non-recourse carve-out guarantor is Arthur Johnson.

Arthur Johnson has been working in the real estate industry for over 25 years and is a managing partner of Waterfront Management Systems, HC, LLC, a real estate development company based in New Jersey. Mr. Johnson has a 50% indirect equity interest in the 25 Senate Place Jersey City Property and manages the 25 Senate Place Jersey City Property through Orion Property Management, LLC, which is an affiliate of the borrower sponsor. The remaining 50% is owned by seven individuals and 13 entities, with no other single individual or entity owning more than 19.8% of the borrower.

The Property. The 25 Senate Place Jersey City Property is a Class-A multifamily property totaling 265 units with an additional 5,970 sq. ft. of retail space located in Jersey City, New Jersey. Construction was completed in January 2016. Situated on approximately 1.5 acres, the 25 Senate Place Jersey City Property is comprised of 115 studios, 122 one-bedroom units and 28 two-bedroom units. Amenities include a 24-hour concierge, a lounge, a game room, a fully-equipped gym, an outdoor deck area and a shuttle service to the PATH during commuter hours. Additionally, the 25 Senate Place Jersey City Property features on-site enclosed parking for 128 cars, 112 of which are rentable to residential tenants. The remaining spaces are utilized by retail tenants and management.

As of November 2, 2016, the multifamily component of the 25 Senate Place Jersey City Property was 97.0% occupied. The retail component features three, ground-floor commercial units and is 100.0% leased by Modcup Coffee Co., Club Barks, LLC and Orion Property Management, LLC.

Property Unit Mix Summary(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF
Studio	115	43.4%	114	99.1%	581	$1,862	$3.21
1 Bed / 1 Bath	116	43.8%	113	97.4%	760	$2,267	$2.98
1 Bed / 2 Bath	6	2.3%	4	66.7%	975	$2,708	$2.78
2 Bed / 2 Bath	28	10.6%	26	92.9%	1,009	$2,893	$2.87
Total / Wtd. Avg.	265	100.0%	257	97.0%	713	$2,167	$3.06
(1)	Based on the underwritten rent roll dated November 2, 2016.

Environmental Matters. The Phase I environmental report dated October 25, 2016 recommended no further action at the 25 Senate Place Jersey City Property.

The Market. The 25 Senate Place Jersey City Property is located in the Journal Square neighborhood of Jersey City, New Jersey, which is less than 5.0 miles from Manhattan. Jersey City is the largest municipality based on population in Hudson County and the second largest in New Jersey after Newark. According to the United States census data, Jersey City had a population of approximately 262,000 residents in 2014, an increase of nearly 6.0% from 2010. Nearby transportation includes the PATH (0.5 miles), Hudson-Bergen

A-3-14

25 Senate Place Jersey City, NJ 07306	Collateral Asset Summary – Loan No. 2 25 Senate Place Jersey City	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,000,000 55.4% 1.50x 8.9%

Light Rail (1.5 miles) and a ferry service (3.0 miles). The 25 Senate Place Property is approximately 30 minutes away from Newark Liberty International Airport (8.5 miles) and Midtown Manhattan (9.0 miles).

The 25 Senate Place Jersey City Property is located adjacent to the area undergoing the Journal Square 2060 redevelopment plan. The purpose of the Journal Square 2060 redevelopment plan is to foster the redevelopment of Journal Square, Jersey City’s central business district, by providing for transit oriented development of new housing, offices, commercial, and public open spaces within walking distance to the Square and transit facilities.

Nearby attractions include Mana Contemporary, The Landmark Loew’s Theater and Art House Productions. Headquartered in a 2.0 million sq. ft. facility in Jersey City, Mana Contemporary is a provider of art services catering to the collecting community. Additionally, the 25 Senate Place Jersey City Property is located directly south of Canco Lofts, a residential/mixed-use condominium building that currently includes 202 units, of which only 15 units are not owned by individuals.

As of the second quarter of 2016, the Northern New Jersey multifamily market had a total inventory of 223,087 units with a vacancy rate of 4.2% and average asking rent of $1,768. For the same time period, the Hudson County multifamily submarket reported a total inventory of 49,060 units with a vacancy rate of 6.1% and average asking rent of $2,893.

The appraiser identified four comparable multifamily properties within the Jersey City market. A summary of the four comparable properties is shown in the chart below. The appraiser concluded that the 25 Senate Place Jersey City Property’s rents are in-line with market rents.

Comparable Set(1)
				Studio		1-Bedrooms		2-Bedrooms
Building	City, State	Year Built / Renovated	# of Units	Avg. Sq. Ft.	Avg. Rent	Avg. Sq. Ft.	Avg. Rent	Avg. Sq. Ft.	Avg. Rent
25 Senate Place Jersey City(2)	Jersey City, NJ	2016 / NAP	265	581	$1,862	770	$2,289	1,009	$2,893
Kennedy Lofts	Jersey City, NJ	2014 / NAP	130	491	$1,525	667	$1950	941	$2,350
Baker Building	Jersey City, NJ	2016 / NAP	83	NAP	NAP	672	$1,661	897	$1,963
Canco Lofts - Rentals	Jersey City, NJ	1929 / 2010	15	628	$1,528	788	$1,975	1,113	$2,325
The Beacon	Jersey City, NJ	2010-2014 / NAP	642	500	$1,821	641	$1,978	1,085	$2,558
Appraiser’s Conclusion:				581	$1,858	770	$2,269	1,009	$2,875
(1)	Source: Appraisal

(2)	Based on the underwritten rent roll dated November 2, 2016.

A-3-15

25 Senate Place Jersey City, NJ 07306	Collateral Asset Summary – Loan No. 2 25 Senate Place Jersey City	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,000,000 55.4% 1.50x 8.9%

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W per Unit
Residential Gross Potential Rent(2)	$6,892,320	$26,009
Residential Vacancy(3)	(275,693)	(1,040)
Residential Net Rental Income	$6,616,627	$24,968
Commercial Income(4)	77,112	291
Commercial Vacancy	(3,856)	(15)
Commercial Net Rental Income	$73,256	$276
Other Income(5)	228,331	862
Effective Gross Income	$6,918,215	$26,106
Total Operating Expenses(6)	1,942,766	7,331
Net Operating Income	$4,975,448	$18,775
Capital Expenditures	53,000	200
Net Cash Flow	$4,922,448	$18,575

(1)	Construction of the 25 Senate Place Jersey City Property was completed in January 2016. As such, historical net cash flow is not applicable.

(2)	Residential Gross Potential Rent is based on in place rent roll as of November 2, 2016 with vacant units grossed up at market rents.

(3)	Residential Vacancy represents 4.0% of Residential Gross Potential Rent. The 25 Senate Place Jersey City Property is 97.0% occupied as of November 2, 2016. The appraiser concluded a vacancy rate of 4.0%.

(4)	The collateral consists of 265 units, as well as 5,970 sq. ft. of ground floor commercial space. One tenant, expected to occupy 2,400 sq. ft., is not yet in occupancy and is expected to take occupancy and commence paying rent in January 2017 upon substantial completion of the premises.

(5)	Other Income includes pet fees and parking, among other things.

(6)	Total Operating Expenses include the appraiser’s expenses and the 10-year average of estimated taxes based on the PILOT agreement.

Property Management. The 25 Senate Place Jersey City Property is managed by Orion Property Management, LLC (“Orion”), an affiliate of the borrower. With approximately 20 years of experience, Orion’s management portfolio includes 11 properties in New Jersey, of which seven are located in Jersey City.

Lockbox / Cash Management. The 25 Senate Place Jersey City Loan is structured with a soft lockbox and springing cash management. In place cash management and an excess cash flow sweep will be required upon a Cash Trap Period.

A “Cash Trap Period” will trigger and continue upon (i) an event of default (including PILOT agreement violation) until cured, (ii) a bankruptcy action of the borrower, managing member of the borrower, principal, guarantor or property manager until dismissed or discharged, or in the case of the property manager, it is replaced with a qualified manager or (iii) the failure of the borrower after the end of two consecutive calendar quarters to maintain an actual debt service coverage ratio as calculated under the loan documents of at least 1.10x until the debt service coverage ratio is at least equal to 1.10x for two consecutive calendar quarters.

Initial Reserves. At origination, the borrower deposited (i) $121,975 into a tax reserve account, (ii) $62,039 into an insurance reserve account, (iii) $9,375 into a required repair reserve account and (iv) $3,978 into a retail abatement reserve account.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $60,981, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $12,408, into an insurance reserve account and (iii) $4,417 (approximately $200 per unit annually) into a replacement reserve account, subject to a cap of $250,000.

PILOT Program. The 25 Senate Place Jersey City Property is subject to a 20-year PILOT program, which will expire on January 18, 2036. Pursuant to the PILOT program, the borrower has made a one-time payment of $436,727 as an affordable housing contribution and 1.5% of the estimated gross construction cost ($502,950). In consideration of the tax exemption, the borrower is required to make annual payments including a city service charge, county service charge, an administrative fee and land taxes. The lender has established a tax escrow for all ongoing land taxes due with respect to the 25 Senate Place Jersey City Property. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

The 25 Senate Place Jersey City Loan provides that any uncured violation of the PILOT agreement is an event of default under the 25 Senate Place Jersey City Loan and will trigger a Cash Trap Period. In addition, the 25 Senate Place Jersey City Loan provides for

A-3-16

25 Senate Place Jersey City, NJ 07306	Collateral Asset Summary – Loan No. 2 25 Senate Place Jersey City	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,000,000 55.4% 1.50x 8.9%

recourse to the borrower and the borrower sponsor for losses as a result of any default or breach of the PILOT or upon any termination of the PILOT without lender consent.

Current Mezzanine or Subordinate Indebtedness. A $10.0 million mezzanine loan was created subsequent to origination. The mezzanine loan is coterminous with the 25 Senate Place Jersey City Loan. The mezzanine loan accrues interest at an approximate rate of 8.5000%. Payments due under the 25 Senate Place Jersey City Loan and the related mezzanine loan will be subject to a planned amortization schedule provided in Annex E of the Preliminary Prospectus, which was calculated based on the aggregate balance of the 25 Senate Place Jersey City Loan and the 25 Senate Place Jersey City Mezzanine Loan and a 30 year amortization schedule and a pro-rata allocation of principal between the 25 Senate Place Jersey City Loan and the 25 Senate Place Jersey City Mezzanine Loan.

The borrowers under the mezzanine loan are the owners of the borrower under the 25 Senate Place Jersey City Loan, each of which pledged 100% of its interests therein. The mezzanine loan is held by CCRE as of the Cut-off Date and it is anticipated that it will be sold to a third party. An intercreditor agreement was entered into by and between lenders under the mezzanine loan and the 25 Senate Place Jersey City Loan which provides customary terms including cures of default and a defaulted loan purchase option.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

A-3-17

25 Senate Place Jersey City, NJ 07306	Collateral Asset Summary – Loan No. 2 25 Senate Place Jersey City	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,000,000 55.4% 1.50x 8.9%

25 Senate Place Jersey City
25 Senate Place
Jersey City, NJ 07306
Hoboken
Hoboken University Medical Center
Restaurants & Shopping
THE HEIGHTS
WESTSIDE
JOURNAL SQUARE
Hudson County Community College
William L Dickinson High School
HAMILTON PARK
Newport Plaza
HOBOKEN / NJ TRANSIT TERMINAL
HOLLAND TUNNEL
NEWPORT
Newport Centre Mall
The Westin Jersey City Newport
Newport Yacht Club & Marina
Saint Peter's University
Jersey City
THE VILLAGE
HISTORIC DOWNTOWN
HUDSON EXCHANGE
MCGINLEY SQUARE
Restaurants & Shopping
Old Colony Square
Hyatt Regency
Jersey City Medical Center
Restaurants & Shopping
PAULUS HOOK
PAULUS HOOK
WARREN ST PIER
LIBERTY LANDING
Hudson River
Liberty Science Center
Hoboken
New York
Jersey City

A-3-18

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A-3-19

451 Seventh Avenue South Kirkland, WA 98033	Collateral Asset Summary – Loan No. 3 Google Kirkland Campus Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 49.7% 2.56x 9.8%

A-3-20

451 Seventh Avenue South Kirkland, WA 98033	Collateral Asset Summary – Loan No. 3 Google Kirkland Campus Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 49.7% 2.56x 9.8%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Borrower Sponsor(1):	SRM Development, LLC
Borrower:	SRMKIID, LLC
Original Balance(2):	$50,000,000
Cut-off Date Balance(2):	$50,000,000
% by Initial UPB:	7.7%
Interest Rate:	3.6739%
Payment Date:	6th of each month
First Payment Date:	December 6, 2016
Maturity Date:	November 6, 2026
Amortization:	Interest Only
Additional Debt(2):	$22,500,000 Pari Passu Debt
Call Protection(3):	L(25), YM1(90), O(5)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Major Tenant:	$0	Springing
Rent Bridge(5):	$343,318	$0

Financial Information(6)
Cut-off Date Balance / Sq. Ft.:	$401
Balloon Balance / Sq. Ft.:	$401
Cut-off Date LTV(7):	49.7%
Balloon LTV:	49.7%
Underwritten NOI DSCR:	2.64x
Underwritten NCF DSCR:	2.56x
Underwritten NOI Debt Yield:	9.8%
Underwritten NCF Debt Yield:	9.5%
Underwritten NOI Debt Yield at Balloon:	9.8%
Underwritten NCF Debt Yield at Balloon:	9.5%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Kirkland, WA
Year Built / Renovated:	2015 / NAP
Total Sq. Ft.:	180,844
Property Management:	SRM Development, LLC
Underwritten NOI:	$7,125,240
Underwritten NCF:	$6,908,227
Appraised Value(7):	$146,000,000
Appraisal Date:	July 27, 2016

Historical NOI(8)
Most Recent NOI:	NAP
2015 NOI:	NAP
2014 NOI:	NAP
2013 NOI:	NAP

Historical Occupancy(8)
Most Recent Occupancy:	100.0% (November 6, 2016)
2015 Occupancy	NAP
2014 Occupancy:	NAP
2013 Occupancy:	NAP

(1)	The non-recourse guarantors are Bryan P. Stone, James D. Rivard, Dee J. McGonigle III, Trevor Ashenbrener and Ryan Leong, on a joint and several basis.

(2)	The Google Kirkland Campus Phase II Whole Loan is evidenced by two pari passu notes in the aggregate original principal amount of $72.5 million. The controlling Note A-1 with an original principal balance of $50.0 million will be included in the CFCRE 2016-C7 mortgage trust. The related companion loan has an original principal balance of $22.5 million and is evidenced by one non-controlling note. For additional information on the pari passu companion loans, see “The Loan” below.

(3)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 6, 2016. Prepayment of the $72.5 million Google Kirkland Campus Phase II Whole Loan is permitted in whole with payment of yield maintenance after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) December 6, 2019. The assumed lockout period of 25 payments is based on the expected CFCRE 2016-C7 securitization closing date in December 2016.

(4)	See “Initial Reserves” and “Ongoing Reserves” below.

(5)	The borrower deposited $343,318 into a rent bridge reserve, which represents two months of rent on the remaining portion of the Google Kirkland Campus Phase II Property for which Google is not expected to start paying rent until February 2017.

(6)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Google Kirkland Campus Phase II Whole Loan.

(7)	The appraiser assigned a hypothetical “dark value” of $116,000,000 for the Google Kirkland Campus Phase II Property. The Cut-off Date LTV based on the hypothetical “dark value” is 62.5%.

(8)	The Google Kirkland Campus Phase II Property was built in 2015. As a result, Historical NOI and Historical Occupancy are not applicable.

A-3-21

451 Seventh Avenue South Kirkland, WA 98033	Collateral Asset Summary – Loan No. 3 Google Kirkland Campus Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 49.7% 2.56x 9.8%

The Loan. The Google Kirkland Campus Phase II loan (the “Google Kirkland Campus Phase II Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 180,844 sq. ft. Class A creative office campus located in Kirkland, Washington (the “Google Kirkland Campus Phase II Property”) with an original principal balance of $50.0 million that represents the controlling Note A-1 of a $72.5 million whole loan (the “Google Kirkland Campus Phase II Whole Loan”). The Google Kirkland Campus Phase II Loan is structured with a 10-year term and is interest only. The Google Kirkland Campus Phase II Loan accrues interest at a fixed rate equal to 3.6739% and has a Cut-off Date balance of $50.0 million.

The Google Kirkland Campus Phase II Loan is evidenced by two pari passu notes, the controlling Note A-1, with an original principal balance of $50.0 million, which will be included in the CFCRE 2016-C7 mortgage trust, and the non-controlling Note A-2, with an original principal balance of $22.5 million, which is held by CCRE or an affiliate and expected to be included in one or more future securitization trusts.

The relationship between the holders of the Google Kirkland Campus Phase II Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–Google Kirkland Campus Phase II Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$50,000,000	$50,000,000	CFCRE 2016-C7	Yes
Note A-2	$22,500,000	$22,500,000	CCRE	No
Total	$72,500,000	$72,500,000

Loan proceeds were used to retire existing debt of approximately $61.0 million, fund upfront reserves, pay closing costs and return approximately $10.5 million of equity to the borrower sponsor. Based on the “As-Is” appraised value of $146.0 million as of July 27, 2016 the Cut-off Date LTV ratio is 49.7%. In addition, the appraiser concluded a hypothetical “dark value” of $116.0 million as of July 27, 2016, resulting in a loan to dark value ratio of 62.5%. The most recent financing of the Google Kirkland Campus Phase II Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$72,500,000	100.0%	Loan Payoff	$60,986,085	84.1%
			Return of Equity(1)	$10,498,127	14.5%
			Closing Costs	$672,471	0.9%
			Reserves	$343,318	0.5%
Total Sources	$72,500,000	100.0%	Total Uses	$72,500,000	100.0%
(1)	The Google Kirkland Campus Phase II Property was developed by the borrower sponsors as a built-to-suit facility for Google at a cost of approximately $75.7 million (approximately $419 PSF). According to the borrower sponsor, Google has invested approximately $41.5 million (approximately $229 PSF) to build out its space.

The Borrower / Borrower Sponsor.  The borrower, SRMKIID, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsors of the borrower and non-recourse carve-out guarantors are Trevor Ashenbrener, Ryan Leong, Dee J. McGonigle III, James D. Rivard and Bryan P. Stone, on a joint and several basis. Collectively, these individuals represent the leadership team at SRM Development, LLC (“SRM”), the borrower sponsor.

SRM is a privately owned acquisition, development, construction management, and property management company, specializing in multi-family, senior housing and mixed-use developments across the western United States. Since 2001, SRM has developed and constructed more than $1.0 billion of residential and commercial real estate, 3,000 units of senior and multifamily housing and over 750,000 sq. ft. of retail, hotel and office space. SRM has developed and/or managed approximately 15 properties in the Seattle area.

The Property and Tenant. The Google Kirkland Campus Phase II Property is a 180,844 sq. ft., Class A creative office campus complex improved with one, two-story building located on approximately 5.1 acres in Kirkland, Washington. Constructed in 2015, the property is LEED Platinum certified and features large, open floor plates that are nearly two football fields long. Building finishes consist of custom wall finishes, carpet and reclaimed wood flooring with some polished concrete and both open and dropped ceilings. Additionally, the Google Kirkland Campus Phase II Property is situated above a two-level underground parking garage that contains 694 parking spaces (including 44 quick charging stations) and includes an area for a racquetball court, indoor basketball and a large area for ping pong and rope climbing.

A-3-22

451 Seventh Avenue South Kirkland, WA 98033	Collateral Asset Summary – Loan No. 3 Google Kirkland Campus Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 49.7% 2.56x 9.8%

The Google Kirkland Campus Phase II Property is part of a larger, 375,669 sq. ft. Google creative-office campus, which includes Google Kirkland Campus Phase I (non-collateral), an adjacent three building complex totaling 194,825 sq. ft. that was developed in 2008-2009. Collectively, the creative-office campus is the company’s third-largest engineering center with more than 1,000 employees.

Amenities at the Google Kirkland Campus Phase II Property include a restaurant, several micro kitchens, large skylights that have an auto sun following Sunbeamer system to pull/reflect additional natural light into the core of the building and rooftop deck that is over 10,000 sq. ft. with views of Lake Washington. The perimeter of the building also includes, auto adjusting blinds that open and close as exterior light levels change.

The Google Kirkland Campus Phase II Property has been outfitted with a campus park, which includes a full size basketball court, regulation sand volleyball court, TRX instructional fitness area, seating areas, and a child play area. The Google Kirkland Campus Phase II Property also provides employees with a large landscaped area, a gas fire pit and covered walkway between Phase I and Phase II.

The Google Kirkland Campus Phase II Property was developed by the borrower sponsors as a built-to-suit facility for Google at a cost of approximately $75.7 million (approximately $419 PSF). According to the borrower sponsor, Google has invested approximately $41.5 million (approximately $229 PSF) to build out its space.

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(2)	% of Total U/W Base Rent	Lease Expiration
Google	NR/Aa2/AA	180,844	100.0%	$41.03	100.0%	11/30/2027;1/31/2029(3)(4)
Total Occupied Collateral		180,844	100.0%	$41.03	100.0%
Vacant		0	0.0%
Total		180,844	100.0%

(1)	The ratings are those of the parent company, which does not guaranty the lease.

(2)	UW Base Rent includes contractual rent steps through February 1, 2017 ($135,523) and rent averaging through the term of the Google Kirkland Campus Phase II Loan ($763,794). Google commenced paying rent on the initial 125,520 sq. ft. premise (“Initial Premises”) in December 2015, and is expected to start paying rent on the remaining 55,324 sq. ft. premise in February 2017 (“Remaining Premises”). Current annual base rent for the Initial Premises is approximately $4,484,136 ($35.72 PSF). On February 1, 2017, annual base rent for the Google Kirkland Phase II Property will be $6,656,145 ($36.81 PSF) with 2.5% annual rent increases commencing February 1, 2018 through lease maturity. The appraiser concluded a market rent of $36.00 PSF, which is in-line with the current annual base rent of $35.72 PSF.

(3)	In March 2016, Google executed a triple-net lease, which, with respect to 125,520 sq. ft., expires on November 30, 2027 and with respect to 55,324 sq. ft. expires on January 31, 2029.

(4)	Google has three, five-year extension options and has the right to reduce the area of its leased space (and reduce its rent accordingly) with respect to (i) all or part of a quadrant, effective November 30, 2020 and (ii) all or part of a quadrant, effective as of November 30, 2022; upon 12 months’ notice and payment of a contraction fee. The Google Kirkland Campus Phase II Loan is structured with an excess cash flow sweep related to such contraction options. See “Lockbox / Cash Management” below.

A-3-23

451 Seventh Avenue South Kirkland, WA 98033	Collateral Asset Summary – Loan No. 3 Google Kirkland Campus Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 49.7% 2.56x 9.8%

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(1)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter(2)	1	180,844	100.0%	180,844	100.0%	$41.03	100.0%	100.0%
Vacant	NAP	0	0.0%	180,844	100.0%	NAP	NAP
Total / Wtd. Avg.	1	180,844	100.0%			$41.03	100.0%

(1)	UW Base Rent includes contractual rent steps through February 1, 2017 ($135,523) and rent averaging through the term of the Google Kirkland Campus Phase II Loan ($763,794). Google commenced paying rent on the Initial Premises in December 2015, and is required to start paying rent on the Remaining Premises in February 2017. Current annual base rent for the Initial Premises is approximately $4,484,136 ($35.72 PSF). On February 1, 2017, annual base rent for the Google Kirkland Campus Phase II Property will be $6,656,145 ($36.81 PSF) with 2.5% annual rent increases commencing February 1, 2018 through lease maturity. The appraiser concluded a market rent of $36.00 PSF, which is in-line with the current annual base rent of $35.72 PSF.

(2)	In March 2016, Google executed a triple-net lease, which, with respect to 125,520 sq. ft., expires on November 30, 2027 and with respect to 55,324 sq. ft. expires on January 31, 2029.

Google. (180,844 sq. ft.; 100.0% of NRA; 100.0% of U/W Base Rent) The Google Kirkland Campus Phase II Property is 100.0% leased to Google, a wholly-owned subsidiary of Alphabet Inc. (rated NR/Aa2/AA by Fitch/Moody’s/S&P). Founded in 1998 and headquartered in California, Google is a global technology company specializing in internet-related services and products, including search, cloud computing, software, and online advertising technologies. Google provides its products and services in more than 100 languages and over 50 countries, regions and territories. Google’s core products include Android, Maps, Chrome, YouTube, Google Play and Gmail.

Projects at the Google Kirkland Campus Phase II Property include Google Talk, Google Chrome, Gmail, YouTube, AdPlanner, AdWords and Widevine, a digital rights management software company.

In March 2016, Google executed a triple-net lease, which, with respect to 125,520 sq. ft. (the “Initial Premises”), expires on November 30, 2027 and with respect to 55,324 sq. ft. (the “Remaining Premises”) expires on January 31, 2029. Google commenced paying rent on the Initial Premises in December 2015, and is expected to start paying rent on the Remaining Premises in February 2017. Current annual base rent for the Initial Premises is approximately $4,484,136 ($35.72 PSF). On February 1, 2017, annual base rent for the Google Kirkland Campus Phase II Property will be $6,656,145 ($36.81 PSF) with 2.5% annual rent increases commencing February 1, 2018 through November 30, 2027. With respect to the Remaining Premises, annual rent will be $217,193 ($47.11 PSF) as of December 1, 2027 with a 2.5% rent increase in February 2028 prior to lease expiration in January 31, 2029. The lease is structured with three, five-year extension options.

The office portion of the building is comprised of four separate areas, each of which consists of approximately one-half of one floor. Each such area is referred to as a “Quadrant.”

Google has the right to reduce the area of its leased space (and reduce its rent accordingly) with respect to (i) all or part of a Quadrant, effective November 30, 2020 (“First Contraction Date”) and (ii) all or part of a Quadrant (“Second Contraction Date”), effective as of November 30, 2022; provided Google gives 12 months’ notice and pays a contraction fee equal to 12 months (with respect to the First Contraction Date) or nine months (with respect to the Second Contraction Date) of rent and expenses as reasonably estimated by the borrower (each, a “Contraction Option”).

A-3-24

451 Seventh Avenue South Kirkland, WA 98033	Collateral Asset Summary – Loan No. 3 Google Kirkland Campus Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 49.7% 2.56x 9.8%

Environmental Matters. According to a Phase I environmental report, dated August 2, 2016, there are no recognized environmental conditions or recommendations for further action at the Google Kirkland Campus Phase II Property.

The Market. The Google Kirkland Campus Phase II Property is located on Seventh Avenue South within Kirkland, Washington. Employers located in the Seattle metropolitan area include Amazon, Facebook, Oracle, eBay, Salesforce, Uber, Twitter, Apple, Children’s Hospital, the University of Washington and Microsoft, among others. According to the 2015 edition of the Startup Genome Project, Seattle was ranked as the eighth best “Global Startup Ecosystem” with 1,500 to 2,200 active tech startups.

The Google Kirkland Campus Phase II Property is located within Kirkland, a close-in Seattle suburb. With access to State Route 520, Interstate 405 and the Lake Washington waterfront, the Google Kirkland Campus Phase II Property is located approximately 11.0 miles from downtown Seattle and is within walking distance of a number of amenities including shops, restaurants and lodging. Additionally, the Google Kirkland Campus Phase II Property is surrounded by a number of Kirkland’s newest developments including Kirkland Urban, a 1.2 million sq. ft. mixed-use development, as well as nearly a dozen new multifamily developments. Located within five miles of Microsoft’s world headquarters, Kirkland has become a hub for many of the region’s technology tenants, including Tableau, Wave Broadband, Bluetooth SIG and GoDaddy. The population and average household income as of 2015 within a 5-mile radius of the Google Kirkland Campus Phase II Property are 299,761 and $119,944, respectively.

The Google Kirkland Campus Phase II Property is located in the Eastside office market, which totals more than 48.7 million sq. ft. of space in 1,433 buildings. As of the second quarter of 2016, average vacancy was 6.6% (compared to 6.7% during the same quarter the prior year) with average asking rent of $33.95 PSF. The Google Kirkland Campus Phase II Property is more specifically located in the Kirkland office submarket, which totals 4.3 million sq. ft. of space in 204 buildings. As of the second quarter of 2016, average vacancy was 5.0% with average asking rent of $30.31 PSF. During the second quarter of 2016, there was 187,792 sq. ft. of positive net absorption and no new construction.

The appraiser analyzed a set of 10 comparable office rentals within the immediate competitive area of the Google Kirkland Campus Phase II Property, which indicated a base rent range of $30.00 to $40.50 PSF. The appraiser determined an office market rent of $36.00 PSF, which is consistent with the Google Kirkland Campus Phase II Property’s in-place rent.

Comparable Set(1)
Name	City	Tenant	Lease Area (sq. ft.)	Lease Term (mos.)	Rent PSF
Google Kirkland Campus Phase II Property	Kirkland	Google	180,844	157(2)	$35.72(3)
Kirkland Urban - Central Building	Kirkland	Wave	87,145	126	$34.00
Kirkland Urban - North Building	Kirkland	Tableau Software	91,907	120	$34.00
434 Kirkland Way	Kirkland	Tableau Software	24,141	39	$35.50
Waterfront Place on Yarrow Bay	Kirkland	Guild Mortgage	7,151	76	$31.00
400 Lincoln Square	Bellevue	Apex Systems	7,200	96	$40.50
NorthEdge	Seattle	Tableau Software	207,791	132	$35.00
Troy Block - South Tower	Seattle	Amazon.com	391,005	192	$33.25
Troy Block - North Tower	Seattle	Amazon.com	418,999	192	$35.00
Hill7	Seattle	HBO	112,222	120	$36.50
200 Occidental	Seattle	Weyerhaeuser	175,000	180	$30.00
Appraiser’s Conclusion:					$36.00
(1)	Source: Appraisal.

(2)	Based on the lease expiration for the portion of the Google Kirkland Campus Phase II Property for which Google is currently paying rent (November 30, 2027).

(3)	Represents current annual base rent for the Initial Premises.

A-3-25

451 Seventh Avenue South Kirkland, WA 98033	Collateral Asset Summary – Loan No. 3 Google Kirkland Campus Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 49.7% 2.56x 9.8%

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF
Base Rent(2)	$7,419,939	$41.03
Value of Vacant Space	0	0.00
Gross Potential Rent	$7,419,939	$41.03
Total Recoveries	2,361,455	13.06
Other Income	0	0.00
Less: Vacancy(3)	(195,628)	(1.08)
Effective Gross Income	$9,585,766	$53.01
Total Operating Expenses	2,460,526	13.61
Net Operating Income	$7,125,240	$39.40
TI/LC	180,844	1.00
Capital Expenditures	36,169	0.20
Net Cash Flow	$6,908,227	$38.20
(1)	The Google Kirkland Campus Phase II Property was built in 2015. As a result, historical cash flows are not applicable.

(2)	UW Base Rent includes contractual rent steps through February 1, 2017 ($135,523) and rent averaging through the term of the Google Kirkland Campus Phase II Loan ($763,794). Google commenced paying rent on the Initial Premises in December 2015, and is expected to start paying rent on the Remaining Premises in February 2017. Current annual base rent for the Initial Premises is approximately $4,484,136 ($35.72 PSF). On February 1, 2017, annual base rent for the Google Kirkland Phase II Property will be $6,656,145 ($36.81 PSF) with 2.5% annual rent increases commencing February 1, 2018 through lease maturity. The appraiser concluded a market rent of $36.00 PSF, which is in-line with the current annual base rent of $35.72 PSF.

(3)	Underwritten Vacancy represents 2.0% of Gross Potential Rent. The Google Kirkland Campus Phase II Property is currently 100% occupied by Google.

Property Management.    The Google Kirkland Campus Phase II Property is managed by SRM Development, LLC, an affiliate of the borrower.

Lockbox / Cash Management.    The Google Kirkland Campus Phase II Loan is structured with a springing hard lockbox and springing cash management. A hard lockbox, in-place cash management and excess cash flow sweep will be required during a Cash Trap Period.

A “Cash Trap Period” will be in place upon (i) the occurrence of any event of default until cured, (ii) the failure by the borrower on or after the end of two consecutive calendar quarters to maintain a net cash flow debt yield of 7.50% until such debt yield is greater than or equal to 7.50% for two consecutive calendar quarters or (iii) the continuance of (x) a Major Tenant Non-Renewal Event or Major Tenant Trigger Event and (y) the failure by the borrower as of the date of such Major Tenant Non-Renewal Event or Major Tenant Trigger Event to maintain a net cash flow debt yield of 7.50% until such debt yield is greater than or equal to 7.50% for two consecutive calendar quarters.

A “Major Tenant Non-Renewal Event” means a period commencing upon the occurrence of any of the following: (i) Google or any successor tenant whose lease payments are equal to greater than 20% of gross income from operations (a “Major Tenant”) provides written notice of its intent (a) to vacate all or any portion of its space under its lease or (b) to not renew or to not extend its lease, or (ii) Google exercises a Contraction Option.

A “Major Tenant Trigger Event” means a period commencing upon the occurrence of any of the following: (i) a Major Tenant either ceases operations or otherwise vacates all or any portion of its space either (x) for a period of 12 months or more, or (y) within the last 18 months prior to the maturity date of the Google Kirkland Campus Phase II Loan or the term of such Major Tenant’s lease, (ii) a Major Tenant becomes the subject of a bankruptcy action or otherwise goes out of business, (iii) a Major Tenant’s lease is then in default beyond any notice and/or cure period or (iv) if a Major Tenant is Google, that the senior unsecured debt rating for Alphabet, Inc. and/or Google Inc. falls below “BBB-“ as determined by S&P and/or Fitch and/or “Baa3” as determined by Moody’s.

A-3-26

451 Seventh Avenue South Kirkland, WA 98033	Collateral Asset Summary – Loan No. 3 Google Kirkland Campus Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 49.7% 2.56x 9.8%

Initial Reserves.    At origination, the borrower deposited $343,318 into a rent bridge reserve, which represents two months’ of rent on the Remaining Premises, 50% of which will be released to the borrower on each of the first two payment dates of the Google Kirkland Campus Phase II Loan, provided no event of default is continuing.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit (i) 1/12 of the estimated annual real estate taxes, but such requirement is waived if (a) Google is obligated to pay these taxes under its lease and borrower provides evidence that such tax amounts have been paid to the applicable taxing authority at least 15 days prior to the date it is due, and (b) there is no event of default and (ii) 1/12 of the estimated annual insurance premiums, but such requirement is waived if (x) there is no event of default and (y) the borrower provides evidence to lender of renewal policies prior to expiration of any applicable policies.

In the event that, either any Major Tenant Non-Renewal Event or any Major Tenant Trigger Event occurs, then as of (a) with respect to a Major Tenant Non-Renewal Event, the Major Tenant Lease Sweep Period and/or (b) with respect to any Major Tenant Trigger Event, the date of such Major Tenant Trigger Event, all excess cash flow is required to be deposited into the Major Tenant reserve until the balance of the reserve is equal to the aggregate of (x) the sum of 110% of the tenant improvements and leasing commissions for any Major Tenant Non-Renewal Premises then subject to new, qualified lease(s) pursuant to the terms of such Major Tenant’s lease, and (y) $40.00 PSF for the applicable space at the Google Kirkland Campus Phase II Property for any portion of the Major Tenant Non-Renewal Premises which is not subject to one or more new, qualified leases.

“Major Tenant Lease Sweep Period” means the period continuing during the earlier of (i) the date a Major Tenant’s renewal notice is due pursuant to its lease(s) and (ii) the date that is nine months prior to the lease expiration date (and the portion of leased premises affected by such Major Tenant, the “Major Tenant Non-Renewal Premises”)

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.   None.

A-3-27

451 Seventh Avenue South Kirkland, WA 98033	Collateral Asset Summary – Loan No. 3 Google Kirkland Campus Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 49.7% 2.56x 9.8%

Seattle
Bellevue
Kirkland
Inglewood-Finn Hill
Kirkland
Google Kirkland Campus Phase II
451 Seventh Avenue South
Kirkland, WA 98033
Hunts Point
Clyde Hill
Bellevue
CBD
Medina
Seattle
Lake Washington
Mercer Island

A-3-28

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A-3-29

645 East Shaw Avenue Fresno, CA 93710	Collateral Asset Summary – Loan No. 4 Fresno Fashion Fair	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 57.5% 2.14x 8.1%

A-3-30

645 East Shaw Avenue Fresno, CA 93710	Collateral Asset Summary – Loan No. 4 Fresno Fashion Fair	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 57.5% 2.14x 8.1%

Mortgage Loan Information
Loan Seller:	Société Générale
Loan Purpose:	Recapitalization
Borrower Sponsor:	The Macerich Partnership, L.P.
Borrower:	Macerich Fresno Limited Partnership
Original Balance(1):	$41,000,000
Cut-off Date Balance(1):	$41,000,000
% by Initial UPB:	6.3%
Interest Rate:	3.5870%
Payment Date:	1st of each month
First Payment Date:	December 1, 2016
Maturity Date:	November 1, 2026
Amortization:	Interest Only
Additional Debt(1):	$284,000,000 Pari Passu Debt
Call Protection(2)(3):	L(25), DorYM1(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing

Financial Information(5)
Cut-off Date Balance / Sq. Ft.(6):	$606
Balloon Balance / Sq. Ft.(6):	$606
Cut-off Date LTV:	57.5%
Balloon LTV:	57.5%
Underwritten NOI DSCR:	2.22x
Underwritten NCF DSCR:	2.14x
Underwritten NOI Debt Yield:	8.1%
Underwritten NCF Debt Yield:	7.8%
Underwritten NOI Debt Yield at Balloon:	8.1%
Underwritten NCF Debt Yield at Balloon:	7.8%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Regional Mall
Collateral:	Fee Simple
Location:	Fresno, CA
Year Built / Renovated:	1970 / 2003, 2006
Total Sq. Ft.:	957,944
Collateral Sq. Ft.:	536,093
Property Management:	Macerich Property Management Company, LLC
Underwritten NOI:	$26,292,514
Underwritten NCF:	$25,299,225
Appraised Value:	$565,000,000
Appraisal Date:	August 24, 2016

Historical NOI
Most Recent NOI:	$28,060,898 (T-12 June 30, 2016)
2015 NOI:	$28,175,003 (December 31, 2015)
2014 NOI:	$26,351,308 (December 31, 2014)
2013 NOI:	$25,136,449 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy(7):	88.2% (August 31, 2016)
2015 Occupancy:	93.2% (December 31, 2015)
2014 Occupancy:	95.8% (December 31, 2014)
2013 Occupancy:	95.8% (December 31, 2013)
(1)	The Fresno Fashion Fair Loan is part of the Fresno Fashion Fair Whole Loan, which is evidenced by seven pari passu notes in the aggregate original principal amount of $325.0 million. The non-controlling Note A-2-B, with an original principal balance of $36.0 million and non-controlling Note A-2-D, with an original principal balance of $5.0 million will be included in the CFCRE 2016-C7 mortgage trust. The controlling Note A-1-A , with an original principal balance of $60.0 million was contributed to the JPMDB 2016-C4 mortgage trust and non-controlling Notes A-1-B and A-1-C, with respective original principal balances of $80.0 million and $69.0 million, are currently held by JPMorgan Chase Bank, National Association (“JPMCB”) and expected to be contributed to one or more future securitizations. The non-controlling Note A-2-A, with an original principal balance of $40.0 million was contributed to the CFCRE 2016-C6 mortgage trust and Note A-2-C, with aggregate original principal balance of $35.0 million is expected to be contributed to the CGCMT 2016-P6 mortgage trust.
(2)	The borrower has the option of prepayment in full together with the greater of 1% or yield maintenance or defeasance in full. The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 1, 2016. Defeasance of the full $325.0 million Fresno Fashion Fair Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) October 6, 2019. The assumed lockout period of 25 payments is based on the expected CFCRE 2016-C7 securitization closing date in December 2016. The actual lockout period may be longer.
(3)	Partial release is permitted. See “Partial Release” below.
(4)	See “Initial Reserves” and “Ongoing Reserves” below.
(5)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Fresno Fashion Fair Whole Loan.
(6)	Based on collateral sq. ft.
(7)	Most Recent Occupancy for the Fresno Fashion Fair Property is based on the collateral sq. ft. of 536,093 as of August 31, 2016 and excludes both non-collateral anchor and temporary tenants. Most Recent Occupancy including temporary tenants is 92.2%.

A-3-31

645 East Shaw Avenue Fresno, CA 93710	Collateral Asset Summary – Loan No. 4 Fresno Fashion Fair	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 57.5% 2.14x 8.1%

The Loan. The Fresno Fashion Fair loan (the “Fresno Fashion Fair Loan”) is part of the Fresno Fashion Fair whole loan (the “Fresno Fashion Fair Whole Loan”) evidenced by seven pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a super regional mall totaling 957,944 sq. ft. (the “Fresno Fashion Fair Mall”), of which 536,093 sq. ft. (the “Fresno Fashion Fair Property”), serves as collateral for the Fresno Fashion Fair Whole Loan.

The Fresno Fashion Fair Whole Loan was originated on October 6, 2016 by Société Générale (“SG”) and JPMCB. The Fresno Fashion Fair Loan, evidenced by Note A-2-B, with an original principal balance of $36.0 million, an outstanding principal balance as of the Cut-off Date of $36.0 million, and Note A-2-D, with an original principal balance of $5.0 million, an outstanding principal balance as of the Cut-off Date of $5.0 million and represents a non-controlling interest in the Fresno Fashion Fair Whole Loan.

The related Note A-1-A, A-1-B, A-1-C, A-2-A, and A-2-C (the “Fresno Fashion Fair Companion Loans”) have an aggregate original principal balance of $284.0 million. The controlling Note A-1-A, with an original principal balance of $60.0 million was contributed to the JPMDB 2016-C4 mortgage trust and non-controlling Notes A-1-B and A-1-C, with respective original principal balances of $80.0 million, and $69.0 million, are currently held by JPMCB and are expected to be contributed to one or more future securitizations. The non-controlling Note A-2-A, with an original principal balance of $40.0 million was contributed to the CFCRE 2016-C6 mortgage trust and non-controlling Note A-2-C, with an original principal balance of $35.0 million is expected to be contributed to the CGCMT 2016-P6 mortgage trust.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-A	$60,000,000	$60,000,000	JPMDB 2016-C4	Yes
Note A-1-B & A-1-C	$149,000,000	$149,000,000	JPMCB	No
Note A-2-A	$40,000,000	$40,000,000	CFCRE 2016-C6	No
Note A-2-B	$36,000,000	$36,000,000	CFCRE 2016-C7	No
Note A-2-C (1)	$35,000,000	$35,000,000	SG	No
Note A-2-D	$5,000,000	$5,000,000	CFCRE 2016-C7	No
Total	$325,000,000	$325,000,000
(1)	Note A-2-C is currently held by SG and is expected to be contributed to the CGCMT 2016-P6 mortgage trust.

The Fresno Fashion Fair Whole Loan has an original principal balance and an outstanding principal balance as of the Cut-off Date of $325.0 million and accrues interest at an interest rate of 3.5870% per annum. The Fresno Fashion Fair Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest only payments. The Fresno Fashion Fair Whole Loan matures on November 1, 2026.

The Fresno Fashion Fair Whole Loan proceeds were used to return approximately $322.2 million of equity to the borrower sponsor and pay origination costs of approximately $2.8 million. Based on the appraised value of $565.0 million as of August 24, 2016, the Cut-off Date LTV ratio is 57.5%. The most recent financing of the Fresno Fashion Fair Mall was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$325,000,000	100.0%	Return of Equity	$322,225,802	99.1%
			Closing Costs	$2,774,198	0.9%
Total Sources	$325,000,000	100.0%	Total Uses	$325,000,000	100.0%

The Borrower / Borrower Sponsor.  The borrower is Macerich Fresno Limited Partnership, a single purpose California limited partnership structured to be bankruptcy remote with two independent directors in its organizational structure. The borrower sponsor of the borrower and the non-recourse carve-out guarantor is The Macerich Partnership, L.P. (“MPLP”).

The Macerich Company (“Macerich”) (NYSE: MAC) is involved in the acquisition, ownership, development, redevelopment, management and leasing of regional and community shopping centers specializing in retail with significant presence in the Pacific Rim, Arizona, Chicago and the Metro New York to Washington, DC corridor. Macerich is the sole general partner of, and owns a majority of the ownership interests in MPLP which will serve as the non-recourse carve-out guarantor. As of November 15, 2016, Macerich owned 56.0 million sq. ft. of real estate consisting primarily of interests in 51 regional shopping centers and reported a share price of $70.58 with total market capitalization of $10.47 billion. Macerich reported full-year 2015 revenues of $1.3 billion with net income of approximately $488.0 million. See “Description of the Mortgage Pool — Non-Recourse Carveout Limitations” and “Description of the Mortgage Pool — Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

A-3-32

645 East Shaw Avenue Fresno, CA 93710	Collateral Asset Summary – Loan No. 4 Fresno Fashion Fair	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 57.5% 2.14x 8.1%

The Property. The Fresno Fashion Fair Property consists of the borrower’s fee simple interest in a portion of a combination enclosed and open-air, single story, super regional mall located in Fresno, California. Built in 1970, Fresno Fashion Fair Mall contains approximately 957,944 sq. ft. of retail space, of which 536,093 sq. ft. serves as collateral for Fresno Fashion Fair Whole Loan. The Fresno Fashion Fair Mall serves as the primary super regional mall in its trade area and is anchored by Macy’s, JCPenney, Forever 21 and Macy’s Men’s & Children’s. For the trailing 12-month period ending August 2016, JCPenney totaled approximately $36.0 million in annual sales ($234 PSF) and has outperformed the JCPenney national average in annual sales by approximately $23.5 million. Macy’s owns its underlying land and improvements and is not collateral for the Fresno Fashion Fair Whole Loan. The Forever 21 anchor parcel was conveyed to an affiliate of the borrower sponsor prior to origination and does not serve as collateral for the Fresno Fashion Fair Whole Loan; however, the tenant is responsible for its proportionate share of CAM and tax reimbursements. Outside of the four anchor tenants, no individual tenant occupies more than 2.7% of collateral net rentable area or accounts for more than 3.5% in underwritten base rent.

As of August 31, 2016, the Fresno Fashion Fair Property was 88.2% occupied (92.2% including temporary tenants). The overall mall, inclusive of non-owned anchor tenants, is 93.4% occupied (95.6% including temporary tenants). The largest non-anchor collateral tenant, Victoria’s Secret, leases 14,530 sq. ft. (2.7% of the collateral net rentable area) through January 2027. Victoria’s Secret contributes 3.5% of the underwritten base rent and reported sales of $683.0 PSF for the trailing 12-months ending August 31, 2016. The second largest non-anchor collateral tenant, Love Culture, leases 14,135 sq. ft. (2.6% of the collateral net rentable area) through October 2020. Love Culture contributes 3.2% of the underwritten base rent and reported sales of $122 PSF for the trailing 12-months ending August 31, 2016. In addition to its anchors, the property’s in-line tenants largely consist of national retailers such as Apple, Abercrombie & Fitch, American Eagle Outfitters, Foot Locker and Aéropostale.

The Fresno Fashion Fair Mall has generated more than $314.0 million in overall gross sales for the trailing 12-months ending August 31, 2016, with comparable in-line sales of approximately $694 PSF and occupancy costs of 12.5%. The Fresno Fashion Fair Mall has demonstrated consistent performance with overall mall occupancy having averaged 95.8% from 2007 to 2015. The Fresno Fashion Fair Mall has experienced continued leasing momentum, with 30 new and renewal leases over the preceding 22-month period accounting for 81,688 square feet and approximately $5.1 million in underwritten base rent.

In-Line Historical Sales PSF and Occupancy Costs(1)(2)
	2013	2014	2015	T-12 (August 31, 2016)
Sales PSF	$621	$603	$642	$694
Sales PSF (excluding Apple)	$535	$524	$556	$597
Occupancy Cost	12.7%	13.4%	13.0%	12.5%
Occupancy Cost (excluding Apple)	14.9%	15.4%	15.0%	14.6%
(1)	In-line Historical Sales PSF and Occupancy Costs are based on actual reported sales or estimates, in each case provided by the borrower sponsor.
(2)	In-line Historical Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 sq. ft. that reported full year sales and were provided by the borrower sponsor.

In 2003, Macerich initiated a remodeling program which included approximately $12.0 million in interior renovations. In 2006, the exterior lifestyle component of the Fresno Fashion Fair Mall was completed at a cost of approximately $21.0 million. The expansion added retail space to the Fresno Fashion Fair Mall which is now tenanted by several national retailers including Anthropologie, Michael Kors, Sephora, Lucky, Bebe and GUESS. This expansion now connects the retail component with restaurants such as The Cheesecake Factory, Fleming’s Steakhouse and BJ’s Restaurant & Brewery. The borrower sponsor informed the lenders that it intends to invest approximately $2.48 million ($2.59 PSF) over the next three years. The Fresno Fashion Fair Mall contains 5,930 surface parking spaces for an overall parking ratio of 6.19 spaces per 1,000 sq. ft.

Historical and Current Occupancy(1)
	2013	2014	2015	T-12 (August 31, 2016)
Occupancy (excluding temporary tenants)	95.8%	95.8%	93.2%	88.2%
Occupancy (including temporary tenants)	96.8%	98.4%	98.1%	92.2%
(1)	Historical Occupancies are as of December 31st of each respective year.

A-3-33

645 East Shaw Avenue Fresno, CA 93710	Collateral Asset Summary – Loan No. 4 Fresno Fashion Fair	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 57.5% 2.14x 8.1%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Total Sq. Ft.	% of Total Collateral Sq. Ft.	Lease Expiration	Annual U/W Base Rent PSF(3)	Total Sales(4)	Sales PSF(4)	Occupancy Cost (% of Sales)

Non-Collateral Anchor Tenants
Macy’s(5)	BBB/Baa2/BBB	176,410	NAP	NAP	NAP	$45,500,000	$258	0.7%
Forever 21(5)(6)	NR/NR/NR	148,614	NAP	NAP	NAP	$10,921,726	$73	8.2%
Macy’s Men’s and Children’s(5)(6)	BBB/Baa2/BBB	76,650	NAP	NAP	NAP	$19,500,000	$254	3.0%
Subtotal		401,674	NAP			$75,921,726	$189

Collateral Anchor Tenants
JCPenney(7)(8)	B+/B1/B	153,769	28.7%	11/30/2017	NAP	$36,000,000	$234	0.7%
Subtotal		153,769	28.7%			$36,000,000	$234

Major Tenants (≥ 10,000 sq. ft.)
Victoria’s Secret	BB+/Ba1/BB+	14,530	2.7%	1/31/2027	$47.05	$9,926,090	$683	9.1%
Love Culture	NR/NR/NR	14,135	2.6%	10/31/2020	$44.22	$1,730,170	$122	36.1%
Bank of the West	A/Aa3/A-	14,114	2.6%	12/31/2018	$41.81	NAV	NAV	NAV
Anthropologie	NR/NR/NR	10,928	2.0%	1/31/2017	$31.78	$2,339,436	$214	22.5%
The Cheesecake Factory	NR/NR/NR	10,200	1.9%	1/31/2026	$40.00	$9,576,216	$939	5.9%
Subtotal		63,907	11.9%			$23,571,912	$473

In-line Tenants (<10,000 sq. ft.)(9)		255,081	47.6%				$694	12.5%

Total Occupied Collateral		472,757	88.2%

Vacant		63,336	11.8%
Total Collateral(10)		536,093	100.0%

(1)	Based on the rent roll dated August 31, 2016.
(2)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(3)	Annual U/W Base Rent PSF includes contractual rent steps through August 2017.
(4)	Total Sales and Sales PSF of non-collateral and collateral tenants were provided by the borrower as of August 31, 2016, and only includes tenants which reported sales for a minimum of 12 months.
(5)	Macy’s and Macy’s Men’s & Children’s sales are based on the borrower sponsor’s estimate, while Forever 21 is based on actual reported sales, each as of August 31, 2016.
(6)	Partial release is permitted. See “Partial Release” below.
(7)	JCPenney is an original tenant at the property and is not obligated to pay rent under its leases. Under their current lease, JCPenney is responsible only for its proportionate share of CAM and tax reimbursements.
(8)	JCPenney’s lease will be terminated and the tenant will be released from its obligations under the lease in the event the borrower rejects its offer to purchase its leased premises. See “Purchase Option” below.
(9)	In-line Tenants (<10,000 sq. ft.) include jewelry, food court, kiosk and temporary tenants.
(10)	Total Collateral excludes non-collateral anchor tenants.

A-3-34

645 East Shaw Avenue Fresno, CA 93710	Collateral Asset Summary – Loan No. 4 Fresno Fashion Fair	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 57.5% 2.14x 8.1%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.(3)	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	4	7,726	1.4%	7,726	1.4%	$64.65	2.6%	2.6%
2016	1	3,867	0.7%	11,593	2.2%	$98.35	2.0%	4.5%
2017(4)	20	217,583	40.6%	229,176	42.7%	$14.57	16.4%	20.9%
2018	11	36,850	6.9%	266,026	49.6%	$59.66	11.3%	32.3%
2019	12	23,461	4.4%	289,487	54.0%	$70.26	8.5%	40.8%
2020	14	38,821	7.2%	328,308	61.2%	$61.49	12.3%	53.1%
2021	9	18,358	3.4%	346,666	64.7%	$67.73	6.4%	59.5%
2022	3	19,614	3.7%	366,280	68.3%	$35.91	3.6%	63.1%
2023	10	25,011	4.7%	391,291	73.0%	$63.42	8.2%	71.3%
2024	12	21,857	4.1%	413,148	77.1%	$102.26	11.5%	82.9%
2025	6	11,945	2.2%	425,093	79.3%	$69.30	4.3%	87.1%
2026	7	31,302	5.8%	456,395	85.1%	$51.08	8.3%	95.4%
Thereafter	3	16,362	3.1%	472,757	88.2%	$54.60	4.6%	100.0%
Vacant	NAP	63,336	11.8%	536,093	100.0%	NAP	NAP
Total / Wtd. Avg.	112	536,093	100.0%			$40.98	100.0%

(1)	Based on rent roll dated August 31, 2016.
(2)	Certain tenants have lease termination options related to co-tenancy provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.
(3)	Total Expiring Sq. Ft. represents owned collateral only and excludes the square footage associated with the BJ’s Restaurant & Brewery, Chick-fil-A and Fleming’s Steakhouse, for which the respective tenant owns their improvements but not the related land, which are ground leased from the borrower.
(4)	70.7% of expiring sq. ft. in 2017 is comprised of JCPenney which is not obligated to pay rent under their lease. As such, base rent was not underwritten for this tenant; however, JCPenney recoveries of $238,757 were underwritten.

Environmental Matters.    The Phase I environmental report dated September 6, 2016 recommended no further action at the Fresno Fashion Fair Mall.

The Market.    The Fresno Fashion Fair Mall is located in Fresno, California, approximately 5.5 miles north of downtown Fresno. Fresno is California’s fifth largest city with a population of approximately 520,000 residents as of 2015. The Fresno Fashion Fair Mall is located approximately 5.8 miles east of Highway 99, the major regional highway through the Central Valley of California and is situated between Highway 41 and Highway 168. According to the California State Transportation Agency, the average traffic count on Highway 168 is 123,000 vehicles per day. California State University, Fresno is located just over 1 mile east of the Fresno Fashion Fair Mall and has a total student population as of the 2016 fall semester of approximately 24,400 students.

According to the appraisal, the Fresno Fashion Fair Mall is located in the Fresno retail market. As of the second quarter of 2016, the Fresno retail market consisted of approximately 64.2 million sq. ft. with an overall vacancy of 7.5% and an average rental rate of $13.14 PSF. According to the appraisal, the Fresno Fashion Fair Mall is located within the East Shaw retail submarket, a subsection of the larger Fresno retail market. The East Shaw total retail submarket consists of approximately 3.8 million sq. ft. with an overall vacancy of 7.2%.

Fresno’s population grew at an average rate of 1.1% annually between 2005 and 2015, 0.3% higher than the national average growth rate of 0.8% over the same period of time. As of year-end 2015, the Fresno metropolitan statistical area is home to approximately 975,499 people with an estimated population within a five-, seven- and 25-mile radius of the Fresno Fashion Fair Mall of approximately 400,022, 623,569 and 989,691 people, respectively. Additionally, estimated household income within a five-, seven- and 25-mile radius of the Fresno Fashion Fair Mall is approximately $63,126, $66,212 and $66,870, respectively, with projected annual compound growth of 3.0% through 2020.

A-3-35

645 East Shaw Avenue Fresno, CA 93710	Collateral Asset Summary – Loan No. 4 Fresno Fashion Fair	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 57.5% 2.14x 8.1%

The appraiser concluded five regional / power and lifestyle centers are considered primary competition to the Fresno Fashion Fair Mall. The appraisal does not identify any new or proposed directly competitive properties in the area.

Fresno Fashion Fair Competitive Set(1)
Name	Fresno Fashion Fair	Fig Garden Village	The Shops at River Park	Marketplace at River Park	Villagio Shopping Center	Sierra Vista Mall

Competition	NAP	Primary	Primary	Primary	Primary	Primary
Distance from Subject	NAP	1.7 miles	3.5 miles	3.3 miles	4.0 miles	4.4 miles
City, State	Fresno, CA	Fresno, CA	Fresno, CA	Fresno, CA	Fresno, CA	Clovis, CA
Property Type	Regional Mall	Lifestyle Center	Regional Center	Power Center	Lifestyle Center	Regional Center
Year Built / Renovated	1970 / 2003, 2006	1956 / 2000, 2002, 2007	1997 / NAP	1996 / NAP	2002 / 2006	1988 / 1999, 2007
Total Occupancy(2)	88.2%	94.0%	93.0%	98.0%	100.0%	80.0%
Anchor Size (Sq. Ft.)	555,443	54,063	288,640	300,000	82,000	410,238
Total Size (Sq. Ft.)(3)	957,944	301,101	677,252	505,925	203,268	697,980
Anchor Tenants	Macy’s (non-collateral), JCPenney, Forever 21 (non-collateral), Macy’s Men’s & Children’s (non-collateral)	Whole Foods, CVS	Macy’s, Edward’s Cinema, REI, Cost Plus	JCPenney, Target, Best Buy, Buy Buy Baby, Marshalls, Old Navy	Nordstrom Rack, Barnes & Noble, HomeGoods	Sears, Kohl’s, Target, Sierra Vista Cinema
(1)	Based on the appraisal.
(2)	Total Occupancy for the Fresno Fashion Fair Property is based on the collateral sq. ft. of 536,093 as of August 31, 2016 and excludes both non-collateral anchor and temporary tenants. Most Recent Occupancy including temporary tenants is 92.2%.
(3)	Total Size (Sq. Ft.) for the Fresno Fashion Fair Mall includes all collateral and non-collateral tenants.

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	2015	T-12 6/30/2016	U/W	U/W PSF
Base Rent(1)	$18,697,240	$19,896,034	$19,975,192	$19,519,888	$19,372,285	$36.14
Value of Vacant Space	0	0	0	0	3,363,389	6.27
Less: Free Rent Adjustment	(134,874)	(132,582)	(118,556)	(47,839)	0	0.00
Gross Potential Rent	$18,562,366	$19,763,452	$19,856,636	$19,472,049	$22,735,674	$42.41
Total Recoveries	9,689,362	9,982,889	10,475,252	10,412,854	9,238,965	17.23
Total % Rents	455,674	281,211	295,450	420,797	249,478	0.47
Total Other Income	2,880,117	2,766,640	3,201,069	3,483,929	3,531,737	6.59
Less: Vacancy & Credit Loss(2)	0	0	0	0	(3,363,389)	(6.27)
Effective Gross Income	$31,587,519	$32,794,192	$33,828,407	$33,789,629	$32,392,464	$60.42
Total Operating Expenses	6,451,070	6,442,884	5,653,404	5,728,731	6,099,950	11.38
Net Operating Income	$25,136,449	$26,351,308	$28,175,003	$28,060,898	$26,292,514	$49.04
TI/LC	0	0	0	0	922,954	1.72
Capital Expenditures	0	0	0	0	70,335	0.13
Net Cash Flow	$25,136,449	$26,351,308	$28,175,003	$28,060,898	$25,299,225	$47.19
(1)	U/W Base Rent includes $461,458 in contractual rent steps through August 2017.
(2)	U/W Vacancy & Credit Loss is based on an economic vacancy of 9.4%.

Property Management.    The Fresno Fashion Fair Mall is managed by Macerich Property Management Company, LLC, which is an affiliate of the borrower sponsor.

Lockbox / Cash Management.    The Fresno Fashion Fair Loan is structured with a hard lockbox and springing cash management. In- place cash management and a cash flow sweep will occur upon a Trigger Period.

A-3-36

645 East Shaw Avenue Fresno, CA 93710	Collateral Asset Summary – Loan No. 4 Fresno Fashion Fair	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 57.5% 2.14x 8.1%

“Trigger Period” means a period commencing upon the occurrence of (i) an event of default or (ii) the failure by the borrower after the 45th day following the end of each calendar quarter to maintain a debt service coverage ratio (as calculated under the loan documents) of 1.45x, and will end with regard to clause (i) when the event of default has been cured (and no other event of default is then continuing), or with regard to clause (ii) the debt service coverage ratio (as calculated under the loan documents) is at least equal to 1.50x following the 45th day for two consecutive calendar quarters.

Initial Reserves.    None.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes and (ii) 1/12 of the estimated annual insurance premiums and other assessments. Notwithstanding the foregoing (i) tax escrows are waived provided no Trigger Period has occurred and is continuing and the borrower provides evidence that taxes and other assessments continue to be timely paid and (ii) insurance escrows are waived if the Fresno Fashion Fair Property is covered by an acceptable blanket policy, no Trigger Period has occurred and is continuing and the borrower provides ongoing evidence of acceptable renewals and, upon request, evidence of timely payment of the premiums.

On a monthly basis, borrower is required to deposit replacement reserves equal to the gross leasable area of the Fresno Fashion Fair Property, including tenants under anchor leases (which as of the origination date is 368,160 sq. ft. and will be updated from time to time upon the commencement of a Trigger Period), multiplied by $0.25 and divided by 12 months, subject to a cap equal to 24 times the required monthly deposits into the replacement reserve account. On a monthly basis, borrower is required to deposit rollover reserves in an amount equal to the gross leasable area of the Fresno Fashion Fair Property less the portion of such area leased and/or occupied by non-collateral anchor tenants and any additional tenant, including tenants under anchor leases (which as of the origination date is 556,410 sq. ft. and will be updated from time to time upon the commencement of a Trigger Period), multiplied by $1.00 and divided by 12 months, subject to a cap equal to 24 times the required monthly deposits into the rollover reserve account. Notwithstanding the foregoing, replacement reserves and rollover reserves are waived provided no Trigger Period has occurred and is continuing.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Redevelopment, Master Lease and Partial Releases. The borrower is permitted to engage in certain redevelopment activities at the Fresno Fashion Fair Mall, which may include the modification and/or termination of the Macy’s Men’s & Children’s or JCPenney leases and the release of surface parking adjacent to Forever 21 and/or Macy’s Men’s and Children’s with the adjacent parking area, in each case without the payment of a release price or prepayment of the Fresno Fashion Fair Whole Loan. In the event of any decrease in underwritten net operating income as a result of the redevelopment activities, the borrower is required to enter into a master lease with the guarantor for all vacant space at the property. The rent under any such master lease is required to be in the amount of any decrease in underwritten net operating income. The rent will be reduced if and to the extent underwritten net operating income with respect to the property increases, as determined on a quarterly basis.

With respect to any termination of the Macy’s Men’s & Children’s lease or JCPenney lease, the master lease will terminate if: (x) the underwritten net operating income with respect to the Fresno Fashion Fair Property is restored to the greater of (i) pre-development levels and (ii) $27,000,000, and (y) the areas impacted by such redevelopment activities are 90% or more occupied with tenants in possession and paying rent. With respect to any modification of the Macy’s Men’s & Children’s lease and/or JCPenney lease resulting in a decrease in underwritten net operating income, the master lease will terminate when the underwritten net operating income is restored to the greater of (i) pre-modification levels and (ii) $27,000,000. No base rent has been underwritten in connection with the Macy’s, JCPenney, Macy’s Men’s & Children’s and Forever 21 spaces.

Purchase Option. JCPenney has the right to purchase its parcel under its lease. Should the tenant exercise its purchase option, the borrower is required under the mortgage loan documents to reject such offer with a timely rejection and simultaneous delivery of a copy of said rejection to tenant which will result in JCPenney being released from its obligations under the lease as long as JCPenney pays all basic rents and other amounts due.

A-3-37

645 East Shaw Avenue Fresno, CA 93710	Collateral Asset Summary – Loan No. 4 Fresno Fashion Fair	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 57.5% 2.14x 8.1%

FASHIONFAIR
WHERE THE STORES ARE
OWNED
OTHER
COSTCO
KAISER HOSPITAL
ST. AGNES
N
HIGHWAY 41
FIRST STREET
HOOVER HIGH SCHOOL
FRESNO STREET
SHAW AVENUE
AMERICA'S TIRE
DAVID'S BRIDAL
BURGER KING
BANK OF THE WEST
UNION BANK OF CALIFORNIA
THE CHEESECAKE FACTORY
FLEMING'S PRIME STEAKHOUSE & WINE BAR
BJ'S RESTAURANT & BREWHOUSE
VERIZON
CHICK-FIL-A
FOREVER 21
MACY'S WOMEN & HOME
JCPENNEY
MACY'S MEN'S & CHILDREN'S
2,400 SF AVAILABLE
KAISER MEDICAL BUILDING

A-3-38

645 East Shaw Avenue Fresno, CA 93710	Collateral Asset Summary – Loan No. 4 Fresno Fashion Fair	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 57.5% 2.14x 8.1%

macy's
WOMEN & HOME
GYMBOREE
VANS
zumiez
ZALES
HOT TOPIC
jcpenney
Buckle
LOVECULTURE
HOLLISTER
Abercrombie & Fitch
Disney store
TORRID
ALDO
THE CHILDREN'S PLACE
PACSUN
VICTORIA'S SECRET
KAY
macy's
MEN'S AND CHILDREN'S
SEPHORA
bebe
ANTHROPOLOGIE
claire's
GNC
Lids
THE LIMITED
Lucky Brand
charlotte russe
CHAMPS
Foot Locker
AEROPOSTALE
TILLY'S
Justice
NEW YORK & COMPANY
Payless
Bath&BodyWorks
EXPRESS
AMERICAN EAGLE
GameStop
wet seal
FOREVER 21
EAST SHAW AVENUE
Anchor / Non Collateral
Anchor
Non Anchor / In line
Ground Lease
Vacant

A-3-39

645 East Shaw Avenue Fresno, CA 93710	Collateral Asset Summary – Loan No. 4 Fresno Fashion Fair	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 57.5% 2.14x 8.1%

A-3-40

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A-3-41

2700 Potomac Mills Circle Woodbridge, VA 22192	Collateral Asset Summary – Loan No. 5 Potomac Mills	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 38.0% 4.39x 13.9%

A-3-42

2700 Potomac Mills Circle Woodbridge, VA 22192	Collateral Asset Summary – Loan No. 5 Potomac Mills	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 38.0% 4.39x 13.9%

Mortgage Loan Information
Loan Seller:	Société Générale / CCRE
Loan Purpose:	Refinance
Borrower Sponsor:	Simon Property Group, L.P.
Borrower:	Mall at Potomac Mills, LLC
Original Balance(1):	$40,500,000
Cut-off Date Balance(1):	$40,500,000
% by Initial UPB:	6.2%
Interest Rate:	2.988213%
Payment Date:	1st of each month
First Payment Date:	December 1, 2016
Maturity Date:	November 1, 2026
Amortization:	Interest Only
Additional Debt(1)(2):	$250,500,000 Pari Passu Debt and $125,000,000 Subordinate Companion Loans
Call Protection(3)(4):	L(25), D(88), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(5)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing

Financial Information
Senior Loans(6)		Total Debt(7)
Cut-off Date Balance / Sq. Ft.(8):	$199	$285
Balloon Balance / Sq. Ft. (8):	$199	$285
Cut-off Date LTV:	38.0%	54.4%
Balloon LTV:	38.0%	54.4%
Underwritten NOI DSCR:	4.57x	2.77x
Underwritten NCF DSCR:	4.39x	2.65x
Underwritten NOI Debt Yield:	13.9%	9.7%
Underwritten NCF Debt Yield:	13.3%	9.3%
Underwritten NOI Debt Yield at Balloon:	13.9%	9.7%
Underwritten NCF Debt Yield at Balloon:	13.3%	9.3%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Regional Mall
Collateral:	Fee Simple
Location:	Woodbridge, VA
Year Built / Renovated:	1985 / 2005, 2012
Total Sq. Ft.:	1,839,997
Collateral Sq. Ft.:	1,459,997
Property Management:	Simon Management Associates II, LLC
Underwritten NOI:	$40,325,888
Underwritten NCF:	$38,713,977
Appraised Value:	$765,000,000
Appraisal Date:	September 12, 2016

Historical NOI
Most Recent NOI:	$40,298,052 (T-12 August 31, 2016)
2015 NOI:	$38,949,641 (December 31, 2015)
2014 NOI:	$37,395,215 (December 31, 2014)
2013 NOI:	$34,999,313 (December 31, 2013)

Historical Occupancy(8)
Most Recent Occupancy:	97.7% (September 20, 2016)
2015 Occupancy:	98.8% (December 31, 2015)
2014 Occupancy:	99.6% (December 31, 2014)
2013 Occupancy:	98.8% (December 31, 2013)
(1)	The Original Balance and Cut-off Date Balance of $40.5 million represents the senior non-controlling Note A-2, senior non-controlling Note A-3, and senior non-controlling Note A-8, which, together with the other seven pari passu Senior Loans, with an aggregate original principal balance of $250.5 million, and 10 subordinate Junior Companion Loans, with an aggregate original principal balance of $125.0 million, comprise the Potomac Mills Whole Loan with an aggregate original principal balance of $416.0 million. For additional information regarding the pari passu Senior Loans and the Junior Companion Loans, see “The Loan” below.

(2)	See “Current Mezzanine or Subordinate Indebtedness” below.

(3)	Partial release is permitted. See “Partial Release” below.

(4)	The lockout period for defeasance will be at least 25 payment dates beginning with and including the first payment date of December 1, 2016. Defeasance of the full $416.0 million Potomac Mills Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) October 5, 2019. The assumed lockout period of 25 payments is based on the expected CFCRE 2016-C7 securitization closing date in December 2016. The actual lockout period may be longer.

(5)	See “Initial Reserves” and “Ongoing Reserves” below.

(6)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Senior Loans only, which have an original principal balance of $291.0 million.

(7)	Total Debt DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Potomac Mills Whole Loan balance of $416.0 million, which includes the $125.0 million Junior Companion Loans.

(8)	Based on collateral sq. ft.

A-3-43

2700 Potomac Mills Circle Woodbridge, VA 22192	Collateral Asset Summary – Loan No. 5 Potomac Mills	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 38.0% 4.39x 13.9%

The Loan. The Potomac Mills loan (the “Potomac Mills Loan”) is evidenced by senior non-controlling Note A-2, with an original principal balance of $20.0 million, senior non-controlling Note A-3, with an original principal balance of $12.75 million, and senior non-controlling Note A-8, with an original principal balance of $7.75 million. Note A-2, Note A-3, and Note A-8 are part of a $416.0 million whole loan that is evidence by 20 promissory notes, 10 pari passu senior loans with an aggregate original principal balance of $291.0 million (collectively, the “Senior Loans”) and 10 subordinate notes with an aggregate original principal balance of $125.0 million (collectively, the “Junior Companion Loans” and, together with the Senior Loans, the “Potomac Mills Whole Loan”). The Potomac Mills Whole Loan was co-originated on October 5, 2016 by Société Générale, Cantor Commercial Real Estate Lending, L.P., Bank of America, N.A. (“Bank of America”) and Barclays Bank PLC (“Barclays”). Only the Potomac Mills Loan will be included in the CFCRE 2016-C7 trust. Seven senior loans, including controlling Note A-1, with an aggregate original principal balance of $250.5 million (the “Senior Companion Loans” and, together with the Junior Companion Loans, the “Companion Loans”) have either been securitized or are being held for future securitization as detailed below.

The relationship between the holders of the Potomac Mills Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool – The Whole Loans – Potomac Mills Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$40,000,000	$40,000,000	CFCRE 2016-C6	Yes
Note A-2	$20,000,000	$20,000,000	CFCRE 2016-C7	No
Note A-3	$12,750,000	$12,750,000	CFCRE 2016-C7	No
Note A-4	$52,000,000	$52,000,000	Bank of America	No
Note A-5	$20,750,000	$20,750,000	Bank of America	No
Note A-6	$30,000,000	$30,000,000	CFCRE 2016-C6	No
Note A-7	$35,000,000	$35,000,000	CGCMT 2016-C3	No
Note A-8	$7,750,000	$7,750,000	CFCRE 2016-C7	No
Note A-9(1)	$36,375,000	$36,375,000	Barclays	No
Note A-10	$36,375,000	$36,375,000	Barclays	No
Subordinate Notes	$125,000,000	$125,000,000	Teachers Insurance and Annuity Association of America, a New York Corporation
Total Debt	$416,000,000	$416,000,000
(1)	Note A-9 is currently held by Barclays and is expected to be contributed to the CGCMT 2016-P6 mortgage trust.

The Potomac Mills Loan had an original principal balance of $40.5 million, has an outstanding principal balance as of the Cut-off Date of $40.5 million, and accrues interest at an interest rate of 2.988213% per annum. The Potomac Mills Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest only payments. The Potomac Mills Whole Loan matures on November 1, 2026.

The Potomac Mills Whole Loan proceeds were used to retire existing debt of approximately $412.0 million, pay origination costs of $2.0 million, and return approximately $2.0 million of equity to the borrower. Based on the appraised value of $765.0 million, as of September 12, 2016, the Cut-off Date LTV for the Senior Loans is 38.0%. The most recent prior financing of the Potomac Mills Property was included in the LBUBS 2007-C6 and WBCMT 2007-C33 transactions.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount	$291,000,000	70.0%	Loan Payoff	$411,992,396	99.0%
Subordinate Companion Loans	$125,000,000	30.0%	Closing Costs	$2,011,635	0.5%
			Return of Equity	$1,995,969	0.5%
Total Sources	$416,000,000	100.0%	Total Uses	$416,000,000	100.0%

The Borrower / Borrower Sponsor.  The borrower is Mall at Potomac Mills, LLC, a single purpose entity structured to be bankruptcy remote with two independent directors. Simon Property Group, L.P. (“Simon”) is the guarantor of certain non-recourse carve-outs under the Potomac Mills Whole Loan. Simon’s liability as guarantor is capped at $83,200,000.

The borrower sponsor, Simon (NYSE: SPG, rated A/A3/A by Fitch/Moody’s/S&P), is an S&P 100 company owning or holding interests in 227 commercial properties totaling approximately 189.0 million sq. ft. with total market capitalization of approximately $75.0 billion as of September 30, 2016. Simon is a real estate investment trust that was established in 1993 and operates a fully integrated real estate

A-3-44

2700 Potomac Mills Circle Woodbridge, VA 22192	Collateral Asset Summary – Loan No. 5 Potomac Mills	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 38.0% 4.39x 13.9%

company from six retail real estate platforms: U.S. Malls, Premium Outlet Centers, The Mills, Lifestyle Centers, International Properties, and other properties. Additionally, as of December 31, 2015, Simon owned a 20.3% equity stake in Kle´pierre SA, or Kle´pierre, a publicly traded, Paris-based real estate company, which owns, or has an interest in, shopping centers located in 16 countries within Europe. As of December 31, 2015, Simon reported total assets of $30.6 billion and equity of $5.2 billion. See “Description of the Mortgage Pool — Non-Recourse Carveout Limitations” and “Description of the Mortgage Pool — Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The Potomac Mills Property consists of the borrower’s fee simple interest in a one-story, super regional outlet mall located in Woodbridge, Virginia along the I-95 corridor between Washington, D.C. and Richmond, Virginia. Built in 1985, the Potomac Mills Property contains approximately 1,839,997 sq. ft. of retail space, of which 1,459,997 sq. ft. (the “Potomac Mills Property”) serves as collateral for the Potomac Mills Whole Loan.

The Potomac Mills Property, including the non-collateral tenants, features over 200 specialty retailers comprised of outlet, full price, entertainment, and restaurant options. The Potomac Mills Property is anchored by retailers such as IKEA (non-collateral anchor, $583 sales PSF and the only IKEA located in the state of Virginia), Burlington Coat Factory (non-collateral anchor, $279 sales PSF), Costco Warehouse ($783 sales PSF), JCPenney ($112 sales PSF), Buy Buy Baby/and That! (sales not available) and Marshalls ($291 sales PSF). The Potomac Mills Property is also anchored by an 18-screen AMC Theatres ($804,778 sales per screen), which features an IMAX theater with stadium seating. Other major tenants include Nordstrom Rack, T.J. Maxx, Last Call Neiman Marcus, Sears Appliance Outlet, XXI Forever, Saks Fifth Avenue Off 5th, Group USA, Bloomingdales The Outlet, H&M, Off Broadway Shoes, The Children’s Place, Modell’s Sporting Goods, Nike Factory Store, Brooks-A-Million, Polo Ralph Lauren Factory Store, Gap Outlet and Victoria’s Secret. The Potomac Mills Property contains 7,292 parking spaces, resulting in a parking ratio of approximately 5.0 spaces per 1,000 sq. ft. of collateral net rentable area.

Since 2012, Simon has invested approximately $30 million in the Potomac Mills Property for the addition of four freestanding restaurants, exterior renovations along the southern side of the mall and main entrances, relocation of Saks Fifth Avenue Off 5th and the addition of Buy Buy Baby/and That! in 2012.

Since 2007, the Potomac Mills Property has averaged 97.6% occupancy, including temporary tenants (95.1% excluding temporary tenants). From year end 2013 to the trailing 12 month period ending August 31, 2016, net operating income increased from $34,999,313 to $40,298,052.

A-3-45

2700 Potomac Mills Circle Woodbridge, VA 22192	Collateral Asset Summary – Loan No. 5 Potomac Mills	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 38.0% 4.39x 13.9%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Total Sq. Ft.	% of Total Collateral Sq. Ft.	Lease Expiration	Annual U/W Base Rent PSF(3)(4)	Total Sales (000s)(5)	Sales PSF(4)(5)	Occupancy Cost (% of Sales)(5)

Non-Collateral Anchor Tenants
IKEA(6)	NR/NR/NR	300,000	NAP	NAP	NAP	$175,000	$583	NAV
Burlington Coat Factory(7)	NR/Ba3/NR	80,000	NAP	NAP	NAP	$22,317	$279	NAV
Subtotal		380,000	NAP

Anchor Tenant
Costco Warehouse	A+/A1/A+	148,146	10.1%	5/31/2032	$4.39	$116,000	$783	NAV
JCPenney	B+/B1/B	100,140	6.9%	2/28/2022	$7.33	$11,188	$112	7.4%
AMC Theatres	B+/NR/B+	75,273	5.2%	2/28/2019	$96,182.17	$14,486	$804,778	12.7%
Buy Buy Baby/and That!	NR/Baa1/BBB+	73,432	5.0%	1/31/2025	$10.61	NAV	NAV	NAV
Marshalls	NR/A2/A+	61,763	4.2%	1/31/2019	$9.75	$18,001	$291	3.8%
Subtotal		458,754	31.4%

Major Tenants (≥ 10,000 sq. ft.)
Nordstrom Rack	BBB+/Baa1/BBB+	41,321	2.8%	9/30/2020	$8.75	$18,500	$448	NAV
T.J. Maxx	NR/A2/A+	40,857	2.8%	5/31/2019	$11.00	$9,138	$224	6.1%
Last Call Neiman Marcus	NR/Caa2/NR	34,000	2.3%	1/31/2020	$14.67	$4,242	$125	12.1%
Sears Appliance Outlet	C/Caa1/CCC+	33,103	2.3%	6/30/2019	$11.50	$3,700	$112	NAV
XXI Forever	NR/NR/NR	30,428	2.1%	1/31/2020	$24.00	$6,005	$197	12.0%
Saks Fifth Avenue Off 5	NR/NR/NR	28,000	1.9%	10/31/2023	$20.77	$5,171	$185	11.2%
Group USA	NR/NR/NR	27,068	1.9%	3/31/2018	$7.98	$2,754	$102	15.7%
Bloomingdales The Outlet	NR/NR/NR	25,038	1.7%	1/31/2021	$21.13	$3,443	$138	14.7%
H&M	NR/NR/NR	22,686	1.6%	1/31/2023	$28.98	$7,020	$309	9.4%
Off Broadway Shoes	NR/NR/NR	22,013	1.5%	8/31/2019	$16.38	$3,462	$157	13.7%
The Children’s Place	NR/NR/NR	20,004	1.4%	5/31/2022	$27.00	$5,759	$288	7.5%
Modell’s Sporting Goods	NR/NR/NR	17,265	1.2%	1/31/2024	$21.00	$1,949	$113	30.0%
Nike Factory Store	NR/A1/AA-	16,319	1.1%	6/30/2021	$22.03	$9,117	$559	4.9%
Books-A-Million	NR/NR/NR	13,981	1.0%	6/30/2018	$11.06	$1,546	$111	10.0%
Polo Ralph Lauren Factory Store	NR/A2/A	12,682	0.9%	1/31/2021	$25.95	$8,088	$638	4.1%
Gap Outlet	BB+/Baa2/BB+	11,713	0.8%	1/31/2019	$20.16	$4,812	$411	9.8%
Victoria’s Secret	BB+/Ba1/BB+	10,000	0.7%	1/31/2021	$26.50	$7,220	$722	8.7%
Subtotal		406,478	27.8%

In-line Tenants (<10,000 sq. ft.)(8)		560,965	38.4%				$451(9)	14.4%(9)

Total Occupied Collateral		1,426,197	97.7%

Vacant		33,800	2.3%
Total Collateral		1,459,997	100.0%

(1)	Based on rent roll as of September 20, 2016.

(2)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.

(3)	Annual U/W Base Rent PSF includes rent steps through May 2017 and excludes temporary tenant income.

(4)	Annual U/W Base Rent PSF and Sales PSF are calculated based on 18 screens rather than Sq. Ft. for the AMC Theatres tenant.

(5)	Some tenants at the Potomac Mills Mall are not required to report total sales and in such cases, Sales PSF and Occupancy Cost (% of Sales) are not available. Sales PSF and Occupancy Cost (% of Sales) are for the trailing 12-month period ending June 30, 2016 with the exception of IKEA, Burlington Coat Factory, Costco Warehouse, Nordstrom Rack and Sears Appliance Outlet which reflect the borrower sponsor’s estimated sales for the 12-month period ending December 31, 2015.

(6)	The IKEA improvements are not part of the collateral. IKEA has prepaid ground rent through the term of its lease and has the right to purchase the land at any time for a purchase price of $1.00. Therefore, the IKEA tenant has been excluded from the underwriting.

(7)	The Burlington Coat Factory improvements are tenant owned and therefore the Burlington Coat Factory tenant has been excluded from the underwriting.

(8)	In-line Tenants (<10,000 sq. ft.) include the food court, kiosks, and temporary tenants.

(9)	As provided by borrower. In-line tenant sales include all tenants occupying less than 10,000 sq. ft. and who have reported sales for at least two full calendar years.

A-3-46

2700 Potomac Mills Circle Woodbridge, VA 22192	Collateral Asset Summary – Loan No. 5 Potomac Mills	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 38.0% 4.39x 13.9%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	7	11,168	0.8%	11,168	0.8%	$75.25	2.6%	2.6%
2016	1	734	0.1%	11,902	0.8%	$104.11	0.2%	2.8%
2017	23	74,317	5.1%	86,219	5.9%	$39.39	9.1%	11.9%
2018	16	81,032	5.6%	167,251	11.5%	$22.67	5.7%	17.6%
2019	18	278,554	19.1%	445,805	30.5%	$17.96	15.5%	33.1%
2020	19	155,373	10.6%	601,178	41.2%	$24.11	11.6%	44.7%
2021	19	111,242	7.6%	712,420	48.8%	$27.90	9.6%	54.3%
2022	16	170,887	11.7%	883,307	60.5%	$17.77	9.4%	63.7%
2023	25	137,241	9.4%	1,020,548	69.9%	$31.23	13.3%	77.0%
2024	16	70,806	4.8%	1,091,354	74.8%	$29.64	6.5%	83.5%
2025	17	132,240	9.1%	1,223,594	83.8%	$21.07	8.6%	92.1%
2026	11	33,666	2.3%	1,257,260	86.1%	$37.05	3.9%	96.0%
Thereafter	4	168,937	11.6%	1,426,197	97.7%	$7.73	4.0%	100.0%
Vacant	NAP	33,800	2.3%	1,459,997	100.0%	NAP	NAP
Total / Wtd. Avg.	192	1,459,997	100.0%			$22.64	100.0%
(1)	Based on rent roll as of September 20, 2016.

(2)	Certain tenants have lease termination options related to co-tenancy provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

In the trailing 12 month period ending June 30, 2016, in-line tenants in occupancy reported annual sales of $451 per sq. ft. with an occupancy cost of 14.4%.

In-line Tenant Sales(1)
	2014	2015(2)	T-12 6/30/2016(2)
Sales PSF	$481	$461	$451
Occupancy Cost	13.0%	14.1%	14.4%
(1)	As provided by borrower. In-line tenant sales include all tenants occupying less than 10,000 sq. ft. and who have reported sales for at least two full calendar years.

(2)	According to the borrower sponsor, traffic into the center in 2015 was affected by construction on Interstate 95, which negatively impacted sales. The construction is now complete.

Environmental Matters.   The Phase I environmental report dated September 16, 2016 recommended no further action at the Potomac Mills Property.

A-3-47

2700 Potomac Mills Circle Woodbridge, VA 22192	Collateral Asset Summary – Loan No. 5 Potomac Mills	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 38.0% 4.39x 13.9%

The Market.    The Potomac Mills Property is situated along the north side of Smoketown Road/Opitz Boulevard within Woodbridge Virginia, approximately 20 miles south of Washington, DC. Potomac Mills Circle encircles the Potomac Mills Property and has multiple points of access along Smoketown Road, Gideon Drive, Telegraph Road and Worth Avenue, which extends north to Prince Williams Parkway. According to the appraisal, Smoketown Road and Prince Williams Parkway have average daily traffic counts of 33,749 and 44,512, respectively. Within a 25-mile drive of the Potomac Mills Property are Falls Church and Fairfax counties, which are two of the three wealthiest counties in the nation according to the 2014 Census Bureau Report.

The Potomac Mills Property is located within the Washington, D.C. Metropolitan Statistical Area (“MSA”), which is the seventh most populous MSA in the nation. Fourteen Fortune 500 companies have headquarters located in the Washington, D.C. MSA, including but not limited to Northrop Grumman, Lockheed Martin, General Dynamics, Fannie Mae and Freddie Mac. According to the appraisal, the Washington, D.C. MSA gross metro product (GMP) increased by 2.2% in 2015 and is expected to grow by 2.6% annually over the next five years. The primary economic drivers of the Washington, D.C. MSA are the federal government, defense and high technology. The Washington, D.C. MSA is home to both the Ronald Reagan Washington National Airport and Washington Dulles International Airport, which are utilized by approximately 45.0 million passengers annually, representing a passenger increase of approximately 5.8% over the prior year. The unemployment rate in the Washington, D.C. MSA was 4.1% in the first quarter of 2016 which represents a decline of approximately 0.0060% versus the prior 12 month period. In 2015, the population and average household income within the Potomac Mills Property trade area were approximately 1,076,000 and $125,000, respectively. The appraiser estimated market rent to be $33.21 per sq. ft. on a triple-net basis for in-line tenants.

Competitive Set(1)
Name	Potomac Mills Property	Manassas Mall	Fair Oaks Mall	Springfield Town Center	Stonebridge At Potomac Town Center	Tanger Outlet Center	St. Charles Town Center	Spotsylvania Towne Centre

Competition	NAP	Regional	Regional	Regional	Local	Local	Regional	Regional

Distance from Subject	NAP	15.0 miles	15.0 miles	11.0 miles	1.0 miles	19.0 miles	20.0 miles	27.0 miles

City, State	Woodbridge, VA	Manassas, VA	Fairfax, VA	Springfield, VA	Woodbridge, VA	Fort Washington, MD	Waldorf, MD	Fredericksburg, VA
Property Type	Super Regional Outlet Mall	Super Regional Center/Mall	Super Regional Center/Mall	Super Regional Center/Mall	Lifestyle Center	Outlet Center	Super Regional Center/Mall	Super Regional Center/Mall
Year Built / Renovated	1985 / 2005, 2012	1972/2015	1980/NAP	1973/2014	2008/NAP	2013/NAP	1990/2015	1980/2008

Total Occupancy	98%(2)	94%	93%	87%	87%	100%	97%	95%

Anchor Size (Sq. Ft.)	458,754(3)	654,249	993,981	600,000	164,718	0	652,265	863,269

Total Size (Sq. Ft.)	1,459,997(3)	906,463	1,550,434	1,300,000	485,611	221,765	960,618	1,600,000

Anchor Tenants	IKEA (non-collateral), Costco Warehouse, JCPenney, Burlington Coat Factory (non-collateral), AMC Theaters, Buy Buy Baby/And That!, Marshalls	Macy’s, At Home, Sears, Walmart	JCPenney, Lord & Taylor, Macy’s, Macy’s Home, Sears	Macy’s, Target, JCPenney, Dick’s Sporting Goods, Regal Cinema, LA Fitness	Wegmans	NAP	Macy’s, Macy’s Home, JCPenney, Sears, Kohl’s, Dick’s Sporting Goods	Belk, Costco, Dick’s Sporting Goods, JCPenney, Macy’s, Sears
(1)	Source: Appraisal and underwritten rent roll.

(2)	Total Occupancy for Potomac Mills Property is based on only the collateral square footage of 1,459,997 as of September 20, 2016 and includes temporary tenants.

(3)	Anchor Size (Sq. Ft.) and Total Size (Sq. Ft.) exclude non-collateral tenants.

A-3-48

2700 Potomac Mills Circle Woodbridge, VA 22192	Collateral Asset Summary – Loan No. 5 Potomac Mills	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 38.0% 4.39x 13.9%

Cash Flow Analysis.

Cash Flow Analysis
	2014	2015	T-12 8/31/2016	U/W	U/W PSF
Base Rent(1)	$30,841,532	$31,686,259	$32,123,521	$32,296,138	$22.12
Value of Vacant Space	0	0	0	2,034,462	1.39
Gross Potential Rent(2)	$30,841,532	$31,686,259	$32,123,521	$34,330,601	$23.51
Total Recoveries(2)	17,019,559	16,706,267	17,076,158	17,154,584	11.75
Total % Rents(2)	1,084,831	942,235	1,184,702	1,018,596	0.70
Total Other Income	4,050,543	4,001,498	4,254,633	4,254,633	2.91
Less: Vacancy & Credit Loss(2)	0	0	0	(2,837,921)	(1.94)
Effective Gross Income	$52,996,465	$53,336,259	$54,639,014	$53,920,492	$36.93
Total Operating Expenses	15,601,250	14,386,618	14,340,962	13,594,604	9.31
Net Operating Income	$37,395,215	$38,949,641	$40,298,052	$40,325,889	$27.62
TI/LC	0	0	0	1,289,527	0.88
Capital Expenditures	0	0	0	322,385	0.22
Net Cash Flow	$37,395,215	$38,949,641	$40,298,052	$38,713,977	$26.52

(1)	U/W Base Rent includes contractual rent steps through May 2017, totaling $548,234.

(2)	U/W Vacancy & Credit Loss is based on an economic vacancy of 5.0% of Gross Potential Rent, Total Recoveries and Total % Rents. Per rent roll dated September 20, 2016, in-place physical occupancy is 97.7%.

Property Management.    The Potomac Mills Property is managed by Simon Management Associates II, LLC, an affiliate of the borrower.

Lockbox / Cash Management.    The Potomac Mills Whole Loan is structured with a hard lockbox and springing cash management. In place cash management and a full excess cash flow sweep will occur during the occurrence of a Lockbox Period.

A “Lockbox Period” will be in effect during the following periods: (i) upon the occurrence of an event of default until cured; (ii) upon the occurrence of any bankruptcy or insolvency proceeding of the property manager (if the property manager is an affiliate of the borrower) until, in the case of the property manager, it is replaced with a qualified property manager pursuant to a replacement management agreement within 60 days or such bankruptcy action is dismissed within 90 days or (iii) upon the occurrence of, as of the date of determination, the debt service coverage ratio based on the trailing four-calendar quarter period immediately preceding the date of such determination falling below 1.35x for two consecutive calendar quarters until the amortizing debt service coverage ratio based on the trailing four-calendar quarters of at least 1.35x has been achieved for two consecutive calendar quarters. A Lockbox Period is only permitted to be cured up to five times in the aggregate during the term of the Potomac Mills Whole Loan provided that no event of default is continuing.

Initial Reserves.    None.

Ongoing Reserves.    Monthly real estate tax payments in the amount of 1/12th of the estimated annual real estate taxes payable are required (i) during the continuance of a Debt Service Coverage Ratio Reserve Trigger Period, (ii) during the continuance of an event of default, or (iii) if the borrower fails to provide satisfactory evidence to the lender that taxes have been paid prior to delinquency.

If an event of default has occurred or is continuing or if borrower fails to provide satisfactory evidence that the insurance policies are being maintained as part of a reasonably acceptable blanket insurance policy providing coverage required under the loan agreement, the borrower is required to make monthly deposits for the payment of insurance in an amount equal to 1/12th of the estimated annual insurance premium payable.

Additionally, during a Debt Service Coverage Ratio Trigger Period the borrower is required to make monthly deposits: (i) for replacements and repairs in an amount equal to $26,900 (subject to a cap of $645,000) and (ii) for tenant improvements and leasing commissions in an amount equal to $107,500 (subject to a cap of $2,580,000).

A “Debt Service Coverage Ratio Reserve Trigger Period” will be in effect if, as of the date of determination, the amortizing debt service coverage ratio based on the trailing four-calendar quarter period immediately preceding the date of such determination falls below 1.40x until the debt service coverage ratio, as calculated under the loan documents, is at least equal to 1.40x for two consecutive calendar quarters.

A-3-49

2700 Potomac Mills Circle Woodbridge, VA 22192	Collateral Asset Summary – Loan No. 5 Potomac Mills	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 38.0% 4.39x 13.9%

Current Mezzanine or Subordinate Indebtedness. The Potomac Mills Whole Loan includes the Junior Companion Loans, with an aggregate principal balance of $125.0 million. The Junior Companion Loans are coterminous with the Senior Loans, and accrue interest at a rate of 4.55%. The Senior Loans are generally senior in right of payment to the Junior Companion Loans. The Junior Companion Loans have customary rights to cure events of default, approve major decisions and purchase the defaulted Senior Loans. See “Description of the Mortgage Pool – The Whole Loans – Potomac Mills Whole Loan” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. Any time during the term of the Potomac Mills Whole Loan, the borrower may obtain the release of immaterial or non-income producing portions of the Potomac Mills Property, provided, among other things, that no event of default has occurred and is continuing.

If the tenant under the IKEA lease exercises its purchase option, the borrower may also obtain the release of the IKEA parcel without the consent of any person if, among other things, the borrower delivers reasonably satisfactory evidence to the lender that the IKEA parcel has been subdivided from the remainder of the Potomac Mills Property in accordance with applicable legal requirements and the remainder of the Potomac Mills Property constitutes a separate tax lot.

A-3-50

2700 Potomac Mills Circle Woodbridge, VA 22192	Collateral Asset Summary – Loan No. 5 Potomac Mills	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 38.0% 4.39x 13.9%

T.J.maxx
Burlington
jcpenney
Marshalls
buybuy BABY
rue21
COSTCO
amc THEATRES
H&M
rack
Columbia
EXPRESS
LOFT

A-3-51

2700 Potomac Mills Circle Woodbridge, VA 22192	Collateral Asset Summary – Loan No. 5 Potomac Mills	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 38.0% 4.39x 13.9%

Lake Ridge
Occoquan
Agnewville
Bethel
Woodbridge
Potomac Mills
Minnieville
Dale City
Montclair
Southbridge
Occoquan Bay
EAGLE POINTE
Washington, D.C.

A-3-52

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A-3-53

681 Fifth Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 6 681 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 48.9% 1.67x 7.3%

A-3-54

681 Fifth Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 6 681 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 48.9% 1.67x 7.3%

Mortgage Loan Information
Loan Seller:	UBS AG
Loan Purpose:	Refinance
Borrower Sponsor:	Robert Siegel
Borrower:	681 Fifth Avenue LLC
Original Balance(1):	$34,000,000
Cut-off Date Balance(1):	$34,000,000
% by Initial UPB:	5.2%
Interest Rate:	4.1265%
Payment Date:	6th of each month
First Payment Date:	December 6, 2016
Maturity Date:	November 6, 2026
Amortization:	Interest Only
Additional Debt(1):	$181,000,000 Pari Passu Debt
Call Protection(2):	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(3)
	Initial	Monthly
Taxes:	$848,821	$151,575
Insurance:	$106,910	$8,485
Replacement:	$0	$1,376
Unfunded Obligations:	$2,222,481	$0
Rent Concession:	$250,262	$0
Material Tenant TI/LC:	$0	Springing

Financial Information(4)
Cut-off Date Balance / Sq. Ft.:	$2,604
Balloon Balance / Sq. Ft.:	$2,604
Cut-off Date LTV:	48.9%
Balloon LTV:	48.9%
Underwritten NOI DSCR:	1.73x
Underwritten NCF DSCR:	1.67x
Underwritten NOI Debt Yield:	7.3%
Underwritten NCF Debt Yield:	7.0%
Underwritten NOI Debt Yield at Balloon:	7.3%
Underwritten NCF Debt Yield at Balloon:	7.0%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Retail / Office
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1913 / 2009
Total Sq. Ft.:	82,573
Property Management:	Cushman & Wakefield, Inc.; Metropole Realty Advisors, Inc.
Underwritten NOI:	$15,590,650
Underwritten NCF:	$15,022,133
Appraised Value:	$440,000,000
Appraisal Date:	October 1, 2016

Historical NOI
Most Recent NOI:	$14,449,529 (T-12 June 30, 2016)
2015 NOI:	$14,304,045 (December 31, 2015)
2014 NOI:	$14,135,499 (December 31, 2014)
2013 NOI:	$13,728,055 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy(5):	90.8% (September 30, 2016)
2015 Occupancy	90.8% (December 31, 2015)
2014 Occupancy:	90.8% (December 31, 2014)
2013 Occupancy:	90.8% (December 31, 2013)

(1)	The 681 Fifth Avenue Whole Loan is evidenced by six pari passu notes in the aggregate original principal amount of $215.0 million. The non-controlling Note A-2 and Note A-4, with an aggregate original principal balance of $34.0 million, will be included in the CFCRE 2016-C7 securitization trust. The related companion loans have an aggregate original principal balance of $181.0 million and are evidenced by one controlling note and three non-controlling notes. For additional information on the pari passu companion loans, see “The Loan” below.

(2)	The lockout period for defeasance will be at least 25 payment dates beginning with and including the first payment date of December 6, 2016. Defeasance of the full $215.0 million 681 Fifth Avenue Whole Loan is permitted after the date that is two years after the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected CFCRE 2016-C7 securitization closing date in December 2016. The actual lockout period may be longer.

(3)	See “Initial Reserves” and “Ongoing Reserves” below.

(4)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate 681 Fifth Avenue Whole Loan.

(5)	As of the underwritten rent roll dated September 30, 2016. See “The Property and Tenants” below for discussion on the tenant spaces.

A-3-55

681 Fifth Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 6 681 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 48.9% 1.67x 7.3%

The Loan. The 681 Fifth Avenue loan is evidenced by non-controlling Note A-2 and A-4, with an aggregate original principal balance of $34.0 million (the “681 Fifth Avenue Loan”) and is part of a whole loan (the “681 Fifth Avenue Whole Loan”) that is evidenced by six pari passu promissory notes in the aggregate original principal balance of $215.0 million that was co-originated by UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG, New York Branch”) and Citigroup Global Markets Realty Corp. (“Citigroup”). The four related companion pari passu loans have an aggregate original principal balance of $181.0 million and are evidenced by one controlling note (with an original principal balance of $80.0 million) which will be contributed to MSC 2016-UBS12 transaction and three non-controlling notes that are currently held by UBS AG, New York Branch and Citigroup (or have been deposited or are anticipated to be deposited into a securitization, as described under “Whole Loan Summary” below). The 681 Fifth Avenue Whole Loan is secured by a first priority fee simple mortgage encumbering an 82,573 sq. ft., 17-story office and retail building located at 681 Fifth Avenue in New York, New York (the “681 Fifth Avenue Property”).

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$80,000,000	$80,000,000	MSC 2016-UBS12	Yes
Note A-2	$15,000,000	$15,000,000	CFCRE 2016-C7	No
Note A-3	$15,000,000	$15,000,000	UBS AG, New York Branch	No
Note A-4	$19,000,000	$19,000,000	CFCRE 2016-C7	No
Note A-5(1)	$57,500,000	$57,500,000	Citigroup	No
Note A-6	$28,500,000	$28,500,000	Citigroup	No
Total	$215,000,000	$215,000,000
(1)	Note A-5 is currently held by Citigroup and is expected to be contributed to the CGCMT 2016-P6 mortgage trust.

The 681 Fifth Avenue Loan had an original principal balance of $34.0 million, has an outstanding principal balance as of the Cut-off Date of $34.0 million and accrues interest at an interest rate of 4.1265% per annum. The 681 Fifth Avenue Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest only payments. The 681 Fifth Avenue Whole Loan matures on November 6, 2026.

The 681 Fifth Avenue Whole Loan proceeds were used to retire existing debt of approximately $144.9 million consisting of a first mortgage loan and mezzanine loan, pay yield maintenance costs of approximately $9.7 million, pay closing costs of approximately $5.0 million, fund reserves of approximately $3.4 million and return equity to the borrower sponsor of approximately $52.0 million. The most recent prior financing of the 681 Fifth Avenue Property was included in the DBUBS 2011-LC1A transaction and the RCMC 2012-CREL1 transaction.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$215,000,000	100.0%	Loan Payoff(1)	$144,877,973	67.4%
			Return of Equity	$51,955,618	24.2%
			Yield Maintenance Costs(1)	$9,704,812	4.5%
			Closing Costs	$5,033,123	2.3%
			Reserves	$3,428,474	1.6%
Total Sources	$215,000,000	100.0%	Total Uses	$215,000,000	100.0%
(1)	Loan Payoff includes a first mortgage loan and mezzanine loan, together with any applicable fees, of $119,675,056 and $25,202,917, respectively. Yield Maintenance Costs include yield maintenance premiums of approximately $7.2 million and $2.5 million incurred in the payoff of the previous first mortgage and mezzanine loan, respectively.

The Borrower / Borrower Sponsor. The borrower, 681 Fifth Avenue LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The borrower is indirectly owned by Robert Siegel (54.5%), Katherine R. Stallings (2.0%), and Patrick Guerrand-Hermes and Martine Guerrand-Hermes (43.5%). The borrower sponsor and the non-recourse carve-out guarantor of the 681 Fifth Avenue Mortgage Loan is Robert Siegel.

Robert Siegel is the CEO of Metropole Realty Advisors, Inc. (“Metropole”), an affiliated property manager of the 681 Fifth Avenue Property and an affiliate of the borrower. Metropole engages in commercial real estate development, brokerage, and construction throughout the United States, including Chicago, New York, Los Angeles, and Hawaii. In addition to its real estate investments in luxury retail properties, Metropole has acted as an advisor to developers and high end retail tenants for over 35 years. Patrick Guerrand-Hermès and Martine Guerrand-Hermès are members of the Hermès family of designer clothing retailers.

The Property and Tenants. The 681 Fifth Avenue Property is a pre-war, 17-story, 82,573 sq. ft. Class A mixed use retail and office building located at the southeast intersection of Fifth Avenue and East 54th Street. The 681 Fifth Avenue Property consists of 60,063

A-3-56

681 Fifth Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 6 681 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 48.9% 1.67x 7.3%

sq. ft. of office space and 22,510 sq. ft. of retail space with 42 feet of frontage along Fifth Avenue. The 681 Fifth Avenue Property is in close proximity to Central Park, Rockefeller Center, Radio City Music Hall and Times Square (all within eight blocks), and within walking distance to several mass transit options including the B, D, E, F, M, N, Q, R, 4, 5 and 6 subway trains (all within six blocks). Located in proximity to destination retailers such as Saks Fifth Avenue department store, Niketown, Tiffany & Co., Louis Vuitton, Cartier, Apple Store and Microsoft, the 681 Fifth Avenue Property benefits from consistent foot traffic and tourism. According to a third party market research report, in 2015, New York City had approximately 58.3 million international and domestic visitors who spent $41.0 billion.

The borrower has contributed approximately $68.6 million in capital improvements, lease buyouts, and leasing commissions to the 681 Fifth Avenue Property. Between 2008 and 2009, the 681 Fifth Avenue Property underwent a renovation modernizing the building to Class A quality retail and office standard. Upgrades include a replacement of the mechanical equipment, elevators, electrical service, windows, and upgrades to the lobby and common areas. The office space at the 681 Fifth Avenue Property is managed by Cushman & Wakefield, Inc., a third party management firm that manages a 590 million sq. ft. portfolio across the United States. The retail space at the 681 Fifth Avenue Property is managed by Metropole. Metropole currently occupies 5,770 sq. ft. (the 16th floor) at the 681 Fifth Avenue Property and has entered into a second amendment to its lease to relocate and expand its leased premises to 7,636 sq. ft. (the penthouse floors) at the 681 Fifth Avenue Property upon completion of tenant improvement work. At loan origination, $1.7 million was reserved for outstanding tenant improvements for Metropole in connection with its relocation and expansion.

The 681 Fifth Avenue Property is currently 90.8% occupied as of September 30, 2016 by nine office tenants and one retail tenant (including sublease tenants). The largest tenant, Tommy Hilfiger, occupies 22,510 sq. ft. (27.3% NRA; 76.8% U/W Base Rent) of space and has been in occupancy at the 681 Fifth Avenue Property since June 2008. The second largest tenant, Belstaff USA, leases 17,505 sq. ft. (21.2% NRA, 6.6% (including MCM and Forall) U/W Base Rent) of space and subleases the 8th floor (5,835 sq. ft., 7.1% NRA, 2.2% of U/W Base Rent) to Forall USA, Inc. (“Forall”) through March 31, 2022 and the 10th floor (5,835 sq. ft., 7.1% NRA, 2.4% of U/W Base Rent) to MCM Products USA, Inc. (“MCM”) through February 12, 2017. MCM has entered into a direct lease with the borrower for 100.0% of its current premises beginning February 14, 2017 through February 28, 2027 at an initial rent of $73.53 PSF. Belstaff USA’s subleased space of 5,835 sq. ft. to MCM is underwritten to MCM’s direct 10-year lease rental rate of $73.53 PSF. At loan origination, the borrower reserved $250,262 which is equal to seven months of free rent for MCM’s space and $134,600 for outstanding leasing commissions. The third largest tenant, Vera Bradley, occupies 5,877 sq. ft. (7.1% NRA; 2.2% U/W Base Rent) of space expiring in March 2026. No tenant at the 681 Fifth Avenue Property occupies more than 7.1% of net rentable area other than Tommy Hilfiger and Belstaff USA. Historical occupancy at the 681 Fifth Avenue Property has remained at 90.8% since 2012.

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Tommy Hilfiger(2)	NR/Ba2/BB+	22,510	27.3%	$614.42	76.8%	5/31/2023
Belstaff USA(3)	NR/NR/NR	17,505	21.2%	$68.24	6.6%	Various
Vera Bradley	NR/NR/NR	5,877	7.1%	$67.99	2.2%	3/31/2026
Vision Capital	NR/NR/NR	5,835	7.1%	$91.38	3.0%	6/30/2018
Global Thematic Partners	NR/NR/NR	5,835	7.1%	$89.21	2.9%	9/30/2017
Total Major Tenants		57,562	69.7%	$286.27	91.5%
Remaining Tenants		17,375	21.0%	$88.62	8.5%
Total Occupied Tenants		74,937	90.8%	$240.44	100.0%
Vacant		7,636	9.2%
Total		82,573	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Tommy Hilfiger has notified the borrower of its intention to explore subleasing its space.

(3)	MCM currently subleases the 10th floor from Belstaff USA through February 12, 2017 and has entered into a direct lease for 100.0% of its current premises beginning February 14, 2017 through February 28, 2027 at $73.53 PSF. Forall currently subleases the 8th floor from Belstaff USA through March 31, 2022 and pays U/W Base Rent of $68.56 PSF. Belstaff USA currently occupies the 9th floor through February 13, 2017 at $62.62 PSF.

A-3-57

681 Fifth Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 6 681 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 48.9% 1.67x 7.3%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(2)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017(3)	2	11,670	14.1%	11,670	14.1%	$75.92	4.9%	4.9%
2018	1	5,835	7.1%	17,505	21.2%	$91.38	3.0%	7.9%
2019	0	0	0.0%	17,505	21.2%	$0.00	0.0%	7.9%
2020	0	0	0.0%	17,505	21.2%	$0.00	0.0%	7.9%
2021	0	0	0.0%	17,505	21.2%	$0.00	0.0%	7.9%
2022(4)	1	5,835	7.1%	23,340	28.3%	$68.56	2.2%	10.1%
2023	3	34,115	41.3%	57,455	69.6%	$434.34	82.2%	92.3%
2024	0	0	0.0%	57,455	69.6%	$0.00	0.0%	92.3%
2025	0	0	0.0%	57,455	69.6%	$0.00	0.0%	92.3%
2026	1	5,877	7.1%	63,332	76.7%	$67.99	2.2%	94.6%
Thereafter(3)(5)	2	11,605	14.1%	74,937	90.8%	$84.62	5.4%	100.0%
Vacant	NAP	7,636	9.2%	82,573	100.0%	NAP	NAP
Total / Wtd. Avg.	10	82,573	100.0%			$240.44	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(2)	Wtd. Avg. Annual U/W Base Rent PSF excludes vacant space.

(3)	MCM currently subleases the 10th floor, comprised of 5,835 sq. ft., from Belstaff USA until its sublease expiration on February 12, 2017. MCM has an executed direct lease for 100.0% of its current premises beginning February 14, 2017 through February 28, 2027 at an initial rent of $73.53 PSF. MCM’s space is underwritten to its direct 10-year lease at $73.53 PSF beginning February 14, 2017. At loan origination, the borrower reserved $250,262 which is equal to seven months of free rent for MCM’s space.

(4)	Forall currently subleases the 8th floor from Belstaff USA through March 31, 2022.

(5)	Metropole currently occupies 5,770 sq. ft. (16th floor) at the 681 Fifth Avenue Property and has entered into a second amendment to its lease to expand and relocate to 7,636 sq. ft. (penthouse floors) which is currently vacant, once tenant improvement work is completed. At loan origination, the borrower reserved $1.7 million for tenant improvement work in connection with Metropole’s relocation. Metropole will continue paying contractual rent on the 16th floor until its relocation, and after such move, will pay the same nominal annual UW rent of $552,944 with annual rent steps of 1.5%.

Tommy Hilfiger (22,510 sq. ft.; 27.3% of NRA; 76.8% of U/W Base Rent). Tommy Hilfiger is a designer lifestyle brand. Founded in 1985, Tommy Hilfiger’s collections include apparel, accessories, and footwear for men, women, and kids, including sportswear and denim. Tommy Hilfiger was acquired in 2010 by PVH Corp. (NYSE: PVH; Moody’s/S&P: Ba2/BB+), a global apparel and retail company. Global retail revenue for the Tommy Hilfiger brand was approximately $3.4 billion in 2015. Tommy Hilfiger has leased the entire retail space of 22,510 sq. ft. at the 681 Fifth Avenue Property since June 2008 and currently utilizes the space as one of its seven global flagship stores and its only store in New York City. Tommy Hilfiger pays a current base rent of $596.52 PSF which increases by 3.0% annually on June 1 under a 15-year modified gross lease that expires May 31, 2023. The tenant is required to reimburse real estate taxes based on 60% of the increase over the tenant’s 2007/2008 base year amount and insurance costs based on 50% of the increase over the tenant’s 2008 base year amount. The tenant has notified the borrower of its intention to explore subleasing its space. The currently in place lease provides the borrower the right to receive 75% of any sublease rent in excess of Tommy Hilfiger’s contractual rent. Tommy Hilfiger does not have a right to go dark on the ground floor and second floor and such default beyond any applicable cure period set forth in its lease would allow the borrower to realize on the tenant’s $6.66 million letter of credit security deposit for any unpaid amounts due to the borrower under the lease. Tommy Hilfiger does not have any renewal or termination options. As of November 14, 2016, PVH Corp. affirmatively provided a guaranty of the lease previously guaranteed by subsidiaries Tommy Hilfiger USA, Inc. and Tommy Hilfiger B.V.

Environmental Matters. The Phase I environmental report dated October 3, 2016 recommended no further action at the 681 Fifth Avenue Property.

The Market. The 681 Fifth Avenue Property is located on Fifth Avenue in the Plaza District between 53rd Street and 54th Street, in midtown Manhattan, with 42 feet of frontage along the east side of Fifth Avenue between the Microsoft and Coach retail locations. According to the appraisal, the Plaza District has historically exhibited the highest office rental rates in Midtown Manhattan. Midtown Manhattan is the largest office market in Manhattan, and features a number of well-known buildings including the GM building, the Empire State Building, and the Bank of America Tower. The 681 Fifth Avenue Property is located 0.2 miles north of the Saks Fifth Avenue department store and surrounded by well-known New York landmarks and attractions.

A-3-58

681 Fifth Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 6 681 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 48.9% 1.67x 7.3%

The estimated 2016 population within a one-, three- and five-mile radius of the 681 Fifth Avenue Property is 185,431, 1,291,066 and 2,745,842, respectively, according to a third party market research report. The population within a one-, three- and five-mile radius of the 681 Fifth Avenue Property is projected to increase by 0.62%, 0.62% and 0.77%, respectively, through 2021, according to a third party market research report. The estimated 2016 average household income within a one-, three- and five-mile radius of the 681 Fifth Avenue Property is estimated to be $165,450, $136,798 and $112,769, respectively.

According to the appraisal, the 681 Fifth Avenue Property is located within the Upper Fifth Avenue retail submarket of Manhattan in New York, New York, which consists of 69 ground floor retail units and, as of the second quarter of 2016, exhibited a vacancy rate of approximately 11.6% and an average rental rate and asking rent range of $2,980 PSF and $2,700 to $4,450 PSF, respectively, for direct ground floor retail space. According to a third party market research report, the 681 Fifth Avenue Property is located within the Plaza District retail submarket of Manhattan in New York, New York, which consists of 249 retail buildings totaling approximately 4.3 million sq. ft. of retail space. As of the second quarter of 2016, the Plaza District retail submarket vacancy rate was 4.2% and the average rental rate was $160.00 PSF for retail space. According to the appraisal, in-place retail rent at the 681 Fifth Avenue Property is 25.7% below market.

According to a third party market research report, the 681 Fifth Avenue Property is located within the Plaza District office submarket of Manhattan in New York, New York, which consists of 445 buildings totaling approximately 88.3 million sq. ft. of office space. As of the second quarter of 2016, the Plaza District Class A office submarket vacancy rate was 8.8% and the average rental rate was $75.61 PSF. According to the appraisal, in-place office rents at the 681 Fifth Avenue Property are 7.1% below market.

Office Rent Comparables(1)
Building	Year Built	GLA	Occupancy	Base Rent (PSF)
681 Fifth Avenue Property	1913	82,573(2)	90.8%(2)	$87.66(3)
610 Fifth Avenue	1933	82,448	100.0%	N/A
665 Fifth Avenue	1974	135,300	100.0%	N/A
685 Fifth Avenue	1926	34,170	100.0%	N/A
689 Fifth Avenue	1926	90,000	100.0%	N/A
720 Fifth Avenue	1953	132,317	95.5%	$79.00
724 Fifth Avenue	1921	54,000	100.0%	N/A
Total/Wtd. Avg.(4)		528,235	98.9%	$79.00
(1)	Source: Appraisal. Tenant names were unavailable.

(2)	Information is based on the underwritten rent roll.

(3)	Based on appraisal concluded market rental rates for the 60,063 sq. ft. office space at the 681 Fifth Avenue Property.

(4)	Total/Wtd. Avg. excludes the 681 Fifth Avenue Property.

A-3-59

681 Fifth Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 6 681 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 48.9% 1.67x 7.3%

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	2015	T-12 6/30/2016	U/W(1)	U/W PSF
Base Rent(2)	$15,934,792	$16,373,915	$16,481,473	$16,728,353	$18,018,189	$218.21
Value of Vacant Space	0	0	0	0	839,960	$10.17
Gross Potential Rent	$15,934,792	$16,373,915	$16,481,473	$16,728,353	$18,858,149	$228.38
Total Recoveries(3)	351,725	466,253	630,174	702,957	2,216,241	$26.84
Other Income	119,260	110,399	179,847	184,942	141,773	$1.72
Less: Vacancy(4)	0	0	0	0	(839,960)	($10.17)
Effective Gross Income	$16,405,777	$16,950,567	$17,291,494	$17,616,251	$20,376,202	$246.77
Total Operating Expenses(3)	2,677,722	2,815,068	2,987,449	3,166,722	4,785,552	$57.96
Net Operating Income	$13,728,055	$14,135,499	$14,304,045	$14,449,529	$15,590,650	$188.81
TI/LC	0	0	0	0	553,128	$6.70
Capital Expenditures	0	0	0	0	15,389	$0.19
Net Cash Flow	$13,728,055	$14,135,499	$14,304,045	$14,449,529	$15,022,133	$181.93
(1)	As of the underwritten rent roll dated September 30, 2016. MCM currently subleases the 10th floor from Belstaff USA through February 12, 2017 and has entered into a direct lease for 100.0% of its current premises beginning February 14, 2017 through February 28, 2027. At loan origination, the borrower reserved $250,262 which is equal to seven months of free rent for MCM’s space and $134,600 for outstanding leasing commissions for MCM. Forall currently subleases the 8th floor from Belstaff USA through March 31, 2022. Metropole currently occupies 5,770 sq. ft. (16th floor) at the 681 Fifth Avenue Property and has entered into a second amendment to its lease to expand and relocate to 7,636 sq. ft. (penthouse floors) which is currently vacant, once tenant improvement work is completed. At loan origination, the borrower reserved $1.7 million for tenant improvement work in connection with Metropole’s relocation. Metropole will continue paying contractual rent on the 16th floor until its relocation, and after such move, will pay the same nominal annual U/W rent of $552,944 with annual rent steps of 1.5%.

(2)	U/W Base Rent includes contractual rent steps effective November 1, 2017 of $478,126. The increase in U/W Base Rent over T-12 6/30/2016 Base Rent is primarily attributed to Tommy Hilfiger’s rent step up in June 2016 of $391,100 and contractual rent steps.

(3)	The 681 Fifth Avenue Property currently benefits from a $19,095,750 real estate tax abatement that begins to amortize annually over a five-year term commencing during the 2016/2017 fiscal year and ends after the 2020/2021 fiscal year. UW real estate taxes are underwritten to the 10-year average of estimated real estate tax payments based on the assessed value of $36,068,402 and tax rate of 10.656% and the five-year abatement schedule. UW real estate tax recoveries are underwritten to the 10-year average of estimated reimbursements based on the estimated real estate tax payments and current in-place lease structures for reimbursement of increases in real estate taxes over base years. The estimated abated real estate taxes and unabated real estate taxes due in 2016/2017 and 2021/2022, respectively, are approximately $1.8 million and $3.9 million, respectively. The estimated real estate tax recoveries collected in 2016/2017 and 2021/2022 are approximately $744,000 and $2.6 million, respectively.

(4)	U/W Vacancy is based on an in-place economic vacancy of 4.0%. The 681 Fifth Avenue Property is 90.8% leased as of September 30, 2016.

Property Management. The 681 Fifth Avenue Property is managed by Metropole, an affiliate of the borrower, and Cushman & Wakefield, Inc.

Lockbox / Cash Management. The 681 Fifth Avenue Loan is structured with a hard lockbox and in place cash management. The tenants have been instructed to deposit all rents into the lockbox account controlled by the lender that was established at origination. Unless a Cash Sweep Period has occurred, all amounts of excess cash in the clearing account will be swept into the borrower’s account.

A “Cash Sweep Period” will be in effect during the following periods: (i) upon the occurrence of an event of default until cured; (ii) upon the occurrence of any bankruptcy or insolvency proceeding of the borrower, guarantor or an affiliated property manager until the filing is discharged, stayed or dismissed within 60 days for the borrower or the guarantor, or within 120 days for the affiliated property manager; or (iii) as of the end of any calendar quarter, upon the occurrence of the debt service coverage ratio based on the current monthly base rents annualized and expenses for the trailing 12-month period falling below 1.15x until the date the debt service coverage ratio based on the current monthly base rents annualized and expenses for the trailing 12-month period of at least 1.20x has been achieved for two consecutive calendar quarters.

Additionally, upon the occurrence of a Material Tenant Event, the borrower will be required to deposit any excess cash into a leasing reserve subject to a cap of $10,000,000.

A “Material Tenant Event” will occur upon the earlier of (i) Tommy Hilfiger or any tenant or replacement tenant that together with its affiliates, leases all or a portion of the retail space at the 681 Fifth Avenue Property (such tenant, each and collectively, a “Material Tenant”) provides notice of its intent to terminate or cancel its lease, (ii) a Material Tenant fails to extend or renew its lease on or prior to 18 months prior to the then applicable expiration date of its lease, (iii) a Material Tenant being (a) more than 30 days in arrears with respect to the payment of base rent under its lease, (b) in default, beyond applicable notice and cure periods, with respect to any other monetary obligations in excess of $75,000, in the aggregate, under its lease, or (c) subject to a material non-monetary event of default beyond applicable notice and cure periods under its lease, (iv) the bankruptcy or insolvency of a Material Tenant or, if applicable, any

A-3-60

681 Fifth Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 6 681 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 48.9% 1.67x 7.3%

guarantor of a Material Tenant’s obligations under its lease, (v) the termination of a lease with a Material Tenant or (vi) a Material Tenant going dark, vacating, ceasing to occupy or discontinuing its operations at the 681 Fifth Avenue Property; provided however, that clause (vi) will not constitute a Material Tenant Event if (a) the applicable Material Tenant is Tommy Hilfiger, (b) the applicable Material Tenant or related lease guarantor is an investment grade rated entity or (c) the applicable Material Tenant has gone dark, vacated, ceased to occupy or discontinued its operations at the 681 Fifth Avenue Property on a temporary basis in connection with remodeling, renovation, or restoration of its premises. Notwithstanding the above, a termination or partial termination of the Tommy Hilfiger lease in connection with a new lease entered into in accordance with the loan documents will not, in and of itself, constitute a Material Tenant Event.

A Material Tenant Event will end on the date that the borrower has deposited with the lender cash or a letter of credit in the amount of $10,000,000 to be held in the Material Tenant TI/LC Reserve, or in regard to clause (i) above, the Material Tenant withdraws its notice of intention to terminate or cancel; or in regard to clauses (i), (ii), (v), or (vi) above, (a) the borrower has entered into a new Major Lease or extension of the term of an existing Major Lease with respect to all or any portion of the retail space in accordance with the requirements of the loan documents and the 681 Fifth Avenue Property achieves a debt service coverage ratio of at least 1.50x; provided however, that in regard to clause (vi) above, such cure must be a new lease and not an extension of the existing lease and (b) the substantial completion of all landlord work and either (1) the expiration of all rent concessions, the payment of tenant allowances and the satisfaction of certain leasing commission payment obligations or (2) deposit by the borrower of certain amounts in lieu thereof, and the execution and delivery of an estoppel certificate to the lender; or in regard to clause (iii) above, the applicable event of default has been cured; or in regard to clause (iv) above, either (x) the affirmation of the applicable lease in the bankruptcy proceeding, provided that the applicable Material Tenant will be actually paying all rents and other amounts due under such lease or (y) the discharge or dismissal of the applicable lease guarantor from such bankruptcy proceeding, provided that such bankruptcy proceeding does not have an adverse effect on such lease guarantor’s ability to perform its obligations under the applicable lease guaranty; or in regard to clause (vi) above, the applicable Material Tenant recommences its operations at the premises.

A “Major Lease” means any lease that (i) either individually or together with its affiliates, assuming the exercise of all expansion rights (a) covers or is expected to cover 15,000 sq. ft. or more of the net rentable area of the 681 Fifth Avenue Property or (b) constitutes 10% or more of the annual rentable income for the 681 Fifth Avenue Property, (ii) contains an option or preferential right to purchase all or any portion of the 681 Fifth Avenue Property, (iii) is with an affiliate of the borrower, guarantor, or manager as tenant, (iv) is entered into during the continuation of an event of default or (v) is entered into with any Material Tenant.

Initial Reserves. At loan origination, the borrower deposited (i) $2,222,481 into an unfunded obligations funds reserve account for Vera Bradley ($387,881), Metropole (affiliated property manager and an affiliate of the borrower) ($1,700,000) and MCM ($134,600), (ii) $848,821 into a tax reserve account, (iii) $250,262 into a rent concession funds reserve account for MCM and (iv) $106,910 into an insurance reserve account.

Ongoing Reserves. On each monthly payment date, the borrower is required to escrow 1/12 of the annual estimated tax payments and annual estimated insurance premiums and $1,376 for capital expenditures. During the continuance of a Material Tenant Event, all excess cash flow is required to be deposited into a reserve (the “Material Tenant TI/LC Reserve”), subject to a cap of $10,000,000, to be used in connection with tenant improvements and leasing commissions incurred with respect to a Material Tenant space.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

A-3-61

681 Fifth Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 6 681 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 48.9% 1.67x 7.3%

A-3-62

681 Fifth Avenue New York, NY 10022	Collateral Asset Summary – Loan No. 6 681 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 48.9% 1.67x 7.3%

Harlem
Columbia University
Upper West Side
Upper East Side
Natural History Museum
Metropolitan Museum of Art
Astoria
West New York
Central Park
Carnegie Hall
Long Island City
Times Square
Midtown
United Nations
Madison Square Garden
Empire State Building
New York
MANHATTAN
Hoboken
NYU
SoHo
Financial District
Jersey City
BROOKLYN
Central Park
The Pond
LENNOX HILL
Bloomingdale's
General Motors Bldg
Plaza Hotel
Solow Building
Four Seasons
Trump Tower
Sony Building
681 Fifth Avenue
681 Fifth Avenue
New York, NY 10022
Museum of Modern Art (MOMA)
New York Hilton Hotel
Gucci
Paley Park
520 Madison
399 Park
Citigroup Center
Sheraton New York Hotel and Towers
666 Fifth
Seagram Bldg
AXA Center
Equitable Life Assurance Society
Sperry Rand Building
Time Warner Building
345 Park
Radio City Music Hall
International Building
Saint Patrick's Cathedral
New York Palace
St Bartholomew's Church
Waldorf Astoria Hotel
RCA Building
ROCKEFELLER CENTER
McGraw-Hill Building
Saks Fifth Avenue
Inter-Continental Hotel
MIDTOWN
Celanese Building
J P Morgan Chase
277 Park
245 Park
Roosevelt Hotel
Helmsley Building
Met Life Building
Grand Central Terminal
US Post Office
Graybar Building
Grand Hyatt
Chrysler Bldg
Bank of America Tower
Times Square
Grace Building
500 Fifth
One Vanderbilt
W 42ND STREET
E 42ND STREET
W 59TH STREET
E 59TH STREET
W 57TH STREET
W 53RD STREET
E 53RD STREET
FIFTH AVENUE
MADISON AVENUE
PARK AVENUE
LEXINGTON AVENUE
THIRD AVENUE
SIXTH AVENUE
SEVENTH AVENUE
MAP © 2016 CARTIFACT
DATA © OSM CONTRIBUTORS

A-3-63

TN, SD, NE, FL	Collateral Asset Summary – Loan No. 7 Walgreens Net Lease Portfolio 3	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,868,038 54.9% 2.02x 9.5%

A-3-64

TN, SD, NE, FL	Collateral Asset Summary – Loan No. 7 Walgreens Net Lease Portfolio 3	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,868,038 54.9% 2.02x 9.5%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Acquisition
Borrower Sponsor(1)(2):	Cantor Fitzgerald Investors, LLC
Borrower:	CF Net Lease Portfolio III DST
Original Balance:	$32,868,038
Cut-off Date Balance:	$32,868,038
% by Initial UPB:	5.0%
Interest Rate(3):	4.5930%
Payment Date:	1st of each month
First Payment Date:	January 1, 2017
Maturity Date:	December 1, 2031
Anticipated Repayment Date(3):	December 1, 2026
Amortization:	Interest Only, ARD
Additional Debt:	None
Call Protection(4):	L(25), YM1(92), O(3)
Lockbox / Cash Management:	Hard / In Place

Reserves(5)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$221
Balloon Balance / Sq. Ft.:	$221
Cut-off Date LTV:	54.9%
Balloon LTV:	54.9%
Underwritten NOI DSCR:	2.04x
Underwritten NCF DSCR:	2.02x
Underwritten NOI Debt Yield:	9.5%
Underwritten NCF Debt Yield:	9.4%
Underwritten NOI Debt Yield at Balloon:	9.5%
Underwritten NCF Debt Yield at Balloon:	9.4%

Property Information
Single Asset / Portfolio:	Portfolio of 10 properties
Property Type:	Single Tenant Retail
Collateral:	Fee Simple
Location:	TN, SD, NE, FL
Year Built / Renovated:	Various / NAP
Total Sq. Ft.:	148,490
Property Management:	CFNL Portfolio Property Manager, LLC
Underwritten NOI:	$3,126,296
Underwritten NCF:	$3,096,598
Appraised Value(6):	$59,820,000
Appraisal Date:	September 2016

Historical NOI(7)
Most Recent NOI:	NAV
2015 NOI:	NAV
2014 NOI:	NAV
2013 NOI:	NAV

Historical Occupancy(7)
Most Recent Occupancy:	100.0% (November 6, 2016)
2015 Occupancy:	NAP
2014 Occupancy:	NAP
2013 Occupancy:	NAP
(1)	The borrower sponsor Cantor Fitzgerald Investors, LLC is an affiliate of Cantor Commercial Real Estate Lending, L.P., the loan seller, CCRE Commercial Mortgage Securities, L.P., the depositor, Berkeley Point Capital LLC, a primary servicer and limited subservicer, Cantor Fitzgerald & Co. and Castle Oak Securities, L.P., the underwriters. The borrower sponsor is also the borrower sponsor for the mortgage loan included in the CFCRE 2016-C7 trust that is identified as Walgreens Net Lease Portfolio 2, which has an original principal balance of $30,087,937.
(2)	The non-recourse carve-out guarantor is CF Real Estate Holdings, LLC. See “The Borrower / Borrower Sponsor” below.
(3)	Prior to the Anticipated Repayment Date (“ARD”), the Walgreens Net Lease Portfolio 3 Loan accrues interest at a fixed rate equal to 4.5930%. In the event that the Walgreens Net Lease Portfolio 3 Loan is not paid in full on or before the ARD, the Walgreens Net Lease Portfolio 3 Loan interest rate will increase to 3.0000% per annum plus the greater of (i) 4.5930% or (ii) the 10 year swap yield as of the first business day after the ARD.
(4)	Partial release is permitted. See “Partial Release” below.
(5)	See “Initial Reserves” and “Ongoing Reserves” below.
(6)	The appraisal concluded a hypothetical “dark value” of approximately $35.8 million, which results in a Cut-off Date loan-to-dark-value ratio of 91.9%.
(7)	In November 2016, the borrower sponsor acquired the Walgreens Net Lease Portfolio 3 Properties from Walgreen Co. in connection with a larger sale leaseback transaction. As a result, Historical NOI is not applicable. Prior to the sale leaseback transaction, all 10 Walgreens Net Lease Portfolio 3 Properties were owned and 100% occupied by Walgreen Co.

A-3-65

TN, SD, NE, FL	Collateral Asset Summary – Loan No. 7 Walgreens Net Lease Portfolio 3	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,868,038 54.9% 2.02x 9.5%

The Loan. The Walgreens Net Lease Portfolio 3 loan (the “Walgreens Net Lease Portfolio 3 Loan”) is a fixed rate loan secured by the borrower’s fee simple interests in a 148,490 sq. ft., 10 property portfolio of single tenant retail properties located in Tennessee (six properties), South Dakota (two properties), Nebraska (one property) and Florida (one property) (each a “Walgreens Net Lease Portfolio 3 Property”, and collectively, the “Walgreens Net Lease Portfolio 3 Properties”) with an original and Cut-off Date principal balance of approximately $32.9 million.

The Walgreens Net Lease Portfolio 3 Loan is structured with a 10-year ARD term, a 15-year final maturity and requires interest only payments for the term of the loan until the ARD and thereafter requires payments on interest and all excess cash flow to reduce the principal balance of the loan. Prior to the ARD, the Walgreens Net Lease Portfolio 3 Loan accrues interest at a fixed rate equal to 4.5930%. In the event that the Walgreens Net Lease Portfolio 3 Loan is not paid in full on or before the ARD, the Walgreens Net Lease Portfolio 3 Loan interest rate will increase to 3.0000% per annum plus the greater of (i) 4.5930% or (ii) the 10 year swap yield as of the first business day after the ARD.

The acquisition of the Walgreens Net Lease Portfolio 3 Properties was part of a larger transaction with Walgreen Co., consisting of the sale-leaseback of 53 Walgreens properties in 20 states, which was financed by Cantor Commercial Real Estate Lending, L.P. and Citigroup Global Markets Realty Corporation. Cantor Fitzgerald Investors, LLC, the borrower sponsor, acquired the 53-property portfolio from Walgreen Co. for approximately $285.3 million ($354 PSF) and the allocated purchase price for the 10 properties collateralizing the Walgreens Net Lease Portfolio 3 Loan is approximately $52.2M ($351 PSF), representing approximately 63.0% loan to cost. The borrower sponsor contributed approximately $19.8 million in equity to acquire the Walgreens Net Lease Portfolio 3 Properties.

Based on the Walgreens Net Lease Portfolio 3 Properties aggregate appraised value of approximately $59.8 million as of September 2016, the Cut-off Date LTV ratio is 54.9%. In addition, the appraisal concluded a hypothetical “dark value” of approximately $35.8 million, which results in a Cut-off Date loan-to-dark-value ratio of 91.9%. The Walgreens Net Lease Portfolio 3 Properties were formerly owner-occupied and therefore not previously financed or included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$32,868,038	62.4%	Purchase Price(1)	$52,171,490	99.1%
Borrower Sponsor Equity	$19,785,423	37.6%	Closing Costs(2)	$481,971	0.9%
Total Sources	$52,653,461	100.0%	Total Uses	$52,653,461	100.0%
(1)	Represents the allocated purchase price for the 10 properties that collateralize the Walgreens Net Lease Portfolio 3 Loan.

(2)	Represents the allocated closing costs related to the 10 properties that collateralize the Walgreens Net Lease Portfolio 3 Loan.

The Borrower / Borrower Sponsor. The borrower is CF Net Lease Portfolio III DST, a single purpose Delaware statutory trust, structured to be bankruptcy-remote, with two independent directors in its organizational structure. The non-recourse carve-out guarantor is CF Real Estate Holdings, LLC, a Delaware limited liability company (the “Guarantor”), which is owned directly by Cantor Fitzgerald Investors, LLC, the borrower sponsor (“Cantor Investors”). The Guarantor and Cantor Investors are each an affiliate of Cantor Commercial Real Estate Lending, L.P., the loan seller, CCRE Commercial Mortgage Securities, L.P., the depositor, Berkeley Point Capital LLC, a primary servicer and limited subservicer, Cantor Fitzgerald & Co. and Castle Oak Securities, L.P., the underwriters.

Cantor Investors is an affiliate of Cantor Fitzgerald, L.P. (“Cantor Fitzgerald”) Cantor Fitzgerald was founded in 1945 as an investment bank and brokerage business. Along with its subsidiaries and affiliates, Cantor Fitzgerald operates with 10,000 employees in 150 offices worldwide. Cantor Fitzgerald is rated BBB- by Fitch and S&P.

Cantor Investors and its affiliates have acquired over 970,000 sq. ft. of healthcare and retail real estate assets valued at over $375 million over the last three years, including a 41-property portfolio in 2014 known as the Walgreens Net Lease Portfolio (which properties were collateral for loans that were originated by Keybank National Association and securitized in COMM 2015-LC19, JPMBB 2015-C28 and COMM 2015-LC21).

A-3-66

TN, SD, NE, FL	Collateral Asset Summary – Loan No. 7 Walgreens Net Lease Portfolio 3	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,868,038 54.9% 2.02x 9.5%

The Properties. The Walgreens Net Lease Portfolio 3 Properties consist of 10, single tenant retail properties totaling 148,490 sq. ft., which are located in Tennessee, South Dakota, Nebraska and Florida. The Walgreens Net Lease Portfolio 3 Properties were built between 1998 and 2008 and range in size from 13,650 to 16,380 sq. ft., with an average size of 14,849 sq. ft.

Portfolio Summary
Property	Location	Year Built	Sq. Ft.	Allocated Loan Amount ($)	Allocated Loan Amount (%)	Appraised Value(1)	Occupancy(2)
Walgreens - Nashville	Nashville, TN	1999	16,380	$3,821,679	11.6%	$7,100,000	100.0%
Walgreens - Munford	Munford, TN	2008	14,560	$3,397,047	10.3%	$6,300,000	100.0%
Walgreens - Cordova	Cordova, TN	1998	15,120	$3,361,065	10.2%	$6,250,000	100.0%
Walgreens - Omaha	Omaha, NE	1999	15,680	$3,300,349	10.0%	$6,140,000	100.0%
Walgreens - Newport	Newport, TN	2007	14,820	$3,294,378	10.0%	$5,850,000	100.0%
Walgreens - Newberry	Newberry, FL	2008	14,490	$3,221,021	9.8%	$6,000,000	100.0%
Walgreens - Yankton	Yankton, SD	2006	14,420	$3,205,460	9.8%	$5,690,000	100.0%
Walgreens - Pierre	Pierre, SD	2006	14,550	$3,203,058	9.7%	$5,690,000	100.0%
Walgreens - Manchester	Manchester, TN	2005	13,650	$3,034,295	9.2%	$5,400,000	100.0%
Walgreens - Lexington	Lexington, TN	2005	14,820	$3,029,686	9.2%	$5,400,000	100.0%
Total / Wtd. Avg.			148,490	$32,868,038	100.0%	$59,820,000	100.0%
(1)	The appraisal assigned a hypothetical “dark value” of approximately $35.8 million. The Cut-off Date LTV based on the hypothetical “dark value” is approximately 91.9%.
(2)	Based on rent roll dated November 6, 2016.

Tenant Summary
Tenant	Ratings(1) (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration(2)
Walgreens - Nashville	BBB/Baa2/BBB	16,380	11.0%	$23.35	11.6%	11/30/2031
Walgreens - Munford	BBB/Baa2/BBB	14,560	9.8%	$23.35	10.3%	11/30/2031
Walgreens - Cordova	BBB/Baa2/BBB	15,120	10.2%	$22.24	10.2%	11/30/2031
Walgreens - Omaha	BBB/Baa2/BBB	15,680	10.6%	$21.06	10.0%	11/30/2031
Walgreens - Newport	BBB/Baa2/BBB	14,820	10.0%	$22.24	10.0%	11/30/2031
Walgreens - Newberry	BBB/Baa2/BBB	14,490	9.8%	$22.24	9.8%	11/30/2031
Walgreens - Yankton	BBB/Baa2/BBB	14,420	9.7%	$22.24	9.8%	11/30/2031
Walgreens - Pierre	BBB/Baa2/BBB	14,550	9.8%	$22.03	9.7%	11/30/2031
Walgreens - Manchester	BBB/Baa2/BBB	13,650	9.2%	$22.24	9.2%	11/30/2031
Walgreens - Lexington	BBB/Baa2/BBB	14,820	10.0%	$20.46	9.2%	11/30/2031
Total Occupied		148,490	100.0%	$22.15	100.0%
Vacant		0	0.0%
Total		148,490	100.0%
(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)	The Walgreens Net Lease Portfolio 3 Properties each have 12 five-year renewal options and no termination options (other than following a casualty during the last two years of the current lease term).

A-3-67

TN, SD, NE, FL	Collateral Asset Summary – Loan No. 7 Walgreens Net Lease Portfolio 3	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,868,038 54.9% 2.02x 9.5%

Tenant Sales and Occupancy Cost
Tenant	Reported Sales(1)	Reported Sales PSF(1)	Estimated Total Sales(2)	Estimated Total Sales PSF(2)	Estimated Occupancy Cost(2)(3)
Walgreens - Nashville	$3,459,449	$211.20	$11,392,723	$695.53	3.3%
Walgreens - Munford	$3,595,725	$246.96	$11,841,507	$813.29	2.8%
Walgreens - Cordova	$5,347,501	$353.67	$17,610,490	$1,164.71	1.9%
Walgreens - Omaha	$5,690,667	$362.93	$18,740,609	$1,195.19	1.7%
Walgreens - Newport	$3,274,703	$220.97	$10,784,311	$727.69	3.0%
Walgreens - Newberry	$2,641,336	$182.29	$8,698,497	$600.31	3.6%
Walgreens - Yankton	$2,666,798	$184.94	$8,782,349	$609.04	3.6%
Walgreens - Pierre	$3,851,819	$264.73	$12,684,882	$871.81	2.5%
Walgreens - Manchester	$2,911,063	$213.26	$9,586,765	$702.33	3.1%
Walgreens - Lexington	$2,154,937	$145.41	$7,096,677	$478.86	4.2%
Wtd. Avg.	$3,559,400	$239.71	$11,721,881	$789.41	2.7%
(1)	Based on T-12 July 31, 2016 Reported Sales, which exclude sales from tobacco, beverages, third party prescription plans, ATM fees, postage stamps, lottery tickets and other sales.
(2)	Walgreens provided average Total Sales per Property for the Walgreens Net Lease Portfolio 3 Properties, but did not provide Total Sales for individual Properties. For the Walgreens Net Lease Portfolio 3 Properties, average Reported Sales of $3,559,400 represent 30.4% of the average Total Sales. Total Sales per Property shown in the chart above represent estimates assuming the 30.4% average ratio. Actual Total Sales for each Property may vary from those shown.
(3)	Estimated Occupancy Cost is calculated by dividing initial annual rent by Estimated Total Sales.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Expiring	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter	10	148,490	100.0%	148,490	100.0%	$22.15	100.0%	100.0%
Vacant	NAP	0	0.0%	148,490	100.0%	NAP	NAP
Total / Wtd. Avg.	10	148,490	100.0%			$22.15	100.0%

(1)	Each lease is structured with 12 five-year renewal options and no termination options (other than following a casualty during the last two years of the current lease term).

Walgreens (148,490 sq. ft., 100.0% of NRA, 100.0% of UW Base Rent) Walgreens Net Lease Portfolio 3 Properties are each 100.0% leased and occupied by Walgreen Co. (rated BBB / Baa2 / BBB by Fitch, Moody’s and S&P, respectively), a subsidiary of Walgreens Boots Alliance Inc. (NASDAQ:WBA; rated BBB / Baa2 / BBB by Fitch, Moody’s and S&P, respectively) (“Walgreens”), under 10 separate 15-year triple net leases each expiring on November 30, 2031 and each with 12 five-year renewal options and no termination options (other than following a casualty during the last two years of the current lease term). Walgreens announced its proposed merger with Rite Aid on October 27, 2015, and the merger is expected to close in the first quarter of 2017.

Environmental Matters. The Phase I environmental reports dated September and October 2016 recommended no further action at the Walgreens Net Lease Portfolio 3 Properties.

A-3-68

TN, SD, NE, FL	Collateral Asset Summary – Loan No. 7 Walgreens Net Lease Portfolio 3	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,868,038 54.9% 2.02x 9.5%

The Market. The Walgreens Net Lease Portfolio 3 Properties are located in Tennessee, South Dakota, Nebraska and Florida.

Market Overview(1)
				Rental Rate PSF
Mortgaged Property	Location	Population(2)	Average Household Income(2)	Actual(3)	Market
Walgreens - Nashville	Nashville, TN	153,284	$85,573	$22.78	$23.00
Walgreens - Munford	Munford, TN	27,969	$74,631	$22.78	$23.00
Walgreens - Cordova	Cordova, TN	163,934	$92,551	$21.70	$22.00
Walgreens - Omaha	Omaha, NE	294,359	$57,556	$20.55	$20.50
Walgreens - Newport	Newport, TN	18,415	$42,829	$21.70	$21.75
Walgreens - Newberry	Newberry, FL	43,513	$93,834	$21.70	$22.00
Walgreens - Yankton	Yankton, SD	18,422	$68,329	$21.70	$21.70
Walgreens - Pierre	Pierre, SD	17,503	$71,271	$21.49	$21.50
Walgreens - Manchester	Manchester, TN	18,494	$55,032	$21.70	$21.75
Walgreens - Lexington	Lexington, TN	12,744	$50,990	$19.96	$20.00
Average:				$21.61	$21.72
(1)	Source: Appraisal.
(2)	Based on a five-mile radius.
(3)	Based on the underwritten rent roll.

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF
Base Rent(2)	$3,288,760	$22.15
Value of Vacant Space	0	$0.00
Gross Potential Rent	$3,288,760	$22.15
Total Recoveries	0	$0.00
Total Other Income	0	$0.00
Less: Vacancy(3)	(98,663)	($0.66)
Effective Gross Income	$3,190,098	$21.48
Total Operating Expenses	63,802	$0.43
Net Operating Income	$3,126,296	$21.05
TI/LC	0	$0.00
Capital Reserve	29,698	$0.20
Net Cash Flow	$3,096,598	$20.85
(1)	In November 2016, the borrower sponsor purchased the Walgreens Net Lease Portfolio 3 Properties from Walgreen Co. in connection with a sale leaseback transaction. As a result, Historical NOI and Historical Occupancy are not applicable.
(2)	Base Rent assumes a straight-line average of contractual rent due under the Walgreens leases. Rent increases 5.0% every five years through the initial term and the first four, five year extension options. Beginning with the fifth extension option, and every five years thereafter, the rent is required to be based on the fair market value rent as defined by the leases. The initial annual rent due under the Walgreen Co. lease is $3,208,547.
(3)	U/W Vacancy represents 3.0% of Base Rent.

Property Management. The Walgreens Net Lease Portfolio 3 Properties are managed by CFNL Portfolio Property Manager, LLC, an affiliate of Cantor Commercial Real Estate Lending, L.P., the loan seller, CCRE Commercial Mortgage Securities, L.P., the depositor, Berkeley Point Capital LLC, a primary servicer and limited subservicer, Cantor Fitzgerald & Co. and Castle Oak Securities, L.P., the underwriters.

Lockbox / Cash Management.  The Walgreens Net Lease Portfolio 3 Loan is structured with a hard lockbox and in place cash management.

A-3-69

TN, SD, NE, FL	Collateral Asset Summary – Loan No. 7 Walgreens Net Lease Portfolio 3	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,868,038 54.9% 2.02x 9.5%

A “Cash Sweep Event” will occur (i) during any event of default, (ii) during any bankruptcy action of the borrower, guarantor, or property manager, until the guarantor or property manager, subject to the bankruptcy action is replaced with a qualified replacement guarantor or property manager, (iii) if the debt service coverage ratio is less than 1.55x based on the trailing three month period immediately preceding the determination date, until such a time that the debt service coverage ratio is 1.60x for two consecutive calendar quarters, (iv) if the Walgreens Net Lease Portfolio 3 Loan has not been repaid in full on or before the payment date that is three months prior to the ARD (September 1, 2026), (v) if the Major Tenant has ceased to operate or be open for business in more than 25% of the individual Walgreens Net Lease Portfolio 3 Properties (in the aggregate) other than for commercially reasonable periods of time in the ordinary course of business and/or as a result of fire, casualty and/or condemnation, (vi) during any bankruptcy action of a Major Tenant or (vii) if the long-term issuer credit rating of the Major Tenant issued by S&P falls below “BB-“, or the senior unsecured debt rating of the Major Tenant issued by Moody’s falls below Ba3, provided, however, if the Major Tenant is not rated by S&P or Moody’s, then a Cash Sweep Event will occur if the long-term issuer credit rating of Walgreens Boots Alliance Inc. (“WBA”) issued by S&P falls below “BB-“, or the senior unsecured debt rating of WBA issued by Moody’s falls below Ba3.

“Major Tenant” means Walgreen Co. or any replacement tenant that is acceptable to lender.

Initial Reserves. None.

Ongoing Reserves.  The borrower is required to deposit monthly reserves on each payment date in an amount equal to (i) 1/12 of the estimated annual real estate taxes into a tax reserve account and (ii) 1/12 of the estimated annual insurance premiums into an insurance reserve account; provided that such monthly tax will be waived, so long as (x) if the Major Tenant lease is no longer in full force and effect, (a) no event of default then exists, (b) the debt service coverage ratio, based on the trailing three (3) month period immediately preceding the date of such determination is equal to or greater than 1.55x, and (c) borrower provides to lender acceptable evidence that such taxes have already been paid, or (y) if the Major Tenant lease remains in full force and effect, (a) no event of default then exists, (b) the Major Tenant is required under its lease to pay, and does pay, taxes directly to the appropriate public office (and lender, upon written request, receives evidence of such payment), and (c) no event of default (after applicable notice and cure periods) exists under the related lease. In addition, monthly insurance reserves will be waived so long as the Walgreens Net Lease Portfolio 3 Properties are insured pursuant to a blanket policy, or if the Major Tenant provides self-insurance.

During a Cash Sweep Event prior to the ARD, the borrower is required to deposit with lender all excess cash flow in the cash management account, which amounts will be held by lender as additional security for the Walgreens Net Lease Portfolio 3 Loan; provided; however, if a Cash Sweep Event is caused solely by the occurrence of a trigger under clause (v) set forth in the definition of Cash Sweep Event, then excess cash flow deposited into the excess cash flow reserve each month will be capped at an amount equal to the aggregate monthly rent for the tenants at the individual properties that triggered such Cash Sweep Event, and the remaining excess cash flow will be disbursed to the Borrower. If on or prior to the ARD borrower does not pay to lender the outstanding principal balance, all accrued and unpaid interest and all other amounts due hereunder and under the Walgreens Net Lease Portfolio 3 Loan, then, on the ARD, all funds in the excess cash flow reserve and all excess cash flow that accrues thereafter will be applied to repayment of outstanding principal and interest pursuant to the Walgreens Net Lease Portfolio 3 Loan. Following the ARD, all excess cash flow in the cash management account is required to be applied by the lender to the Walgreens Net Lease Portfolio 3 Loan.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None.

Partial Release. Any time after the expiration of the lockout period, the borrower may obtain the release of any Walgreens Net Lease Portfolio 3 Property, provided, among other things, (i) the borrower pays the Release Amount and (ii) after giving effect to such release, the debt service coverage ratio is greater than or equal to the greater of (x) 2.02x (which is the debt service coverage ratio on the origination date) and (y) the debt service coverage ratio immediately prior to the release.

The “Release Amount” means 120% of the allocated loan amount for the Walgreens Net Lease Portfolio 3 Property being released, provided, however, if the borrower has requested release of such property because the tenant has ceased operations at such property or has not timely commenced restoration of such property after a casualty, the Release Amount means 100% of the allocated loan amount for the Walgreens Net Lease Portfolio 3 Property to be released. In addition, in each case, the borrower is required to pay the applicable yield maintenance premium, if such partial release is prior to September 2, 2026 and costs.

A-3-70

TN, SD, NE, FL	Collateral Asset Summary – Loan No. 7 Walgreens Net Lease Portfolio 3	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,868,038 54.9% 2.02x 9.5%

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Walgreens Net Lease Portfolio 3

#	Property Name	Address	City/State	Zip Code
1	Walgreens - Nashville	5600 Charlotte Pike	Nashville, TN	37209
2	Walgreens - Munford	43 Tabb Drive	Munford, TN	38058
3	Walgreens - Cordova	8046 Macon Road	Cordova, TN	38018
4	Walgreens - Omaha	5038 Center Street	Omaha, NE	68106
5	Walgreens - Newport	102 East Broadway Street	Newport, TN	37821
6	Walgreens - Newberry	14040 West Newberry Road	Newberry, FL	32669
7	Walgreens - Yankton	2020 Broadway Avenue	Yankton, SD	57078
8	Walgreens - Pierre	100 East Sioux Avenue	Pierre, SD	57501
9	Walgreens - Manchester	806 McArthur Street	Manchester, TN	37355
10	Walgreens - Lexington	603 West Church Street	Lexington, TN	38351

A-3-71

GA, MA, PA, OH	Collateral Asset Summary – Loan No. 8 FedEx Distribution Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,875,000 69.9% 1.26x 9.2%

A-3-72

GA, MA, PA, OH	Collateral Asset Summary – Loan No. 8 FedEx Distribution Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,875,000 69.9% 1.26x 9.2%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Borrower Sponsors:	Jeno Guttman; Moses Mizrahi; Moshe Dov Schweid
Borrowers(1):	Various
Original Balance:	$31,875,000
Cut-off Date Balance:	$31,875,000
% by Initial UPB:	4.9%
Interest Rate:	5.3630%
Payment Date:	6th of each month
First Payment Date:	January 6, 2017
Maturity Date:	December 6, 2026
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(24), D(93), O(3)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$81,679	$6,807
Replacement:	$0	$5,482
TI/LC:	$0	$14,620
Required Repairs:	$8,375	NAP
Occupancy Reserve:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$73
Balloon Balance / Sq. Ft.:	$60
Cut-off Date LTV:	69.9%
Balloon LTV:	58.2%
Underwritten NOI DSCR:	1.37x
Underwritten NCF DSCR:	1.26x
Underwritten NOI Debt Yield:	9.2%
Underwritten NCF Debt Yield:	8.4%
Underwritten NOI Debt Yield at Balloon:	11.0%
Underwritten NCF Debt Yield at Balloon:	10.1%

Property Information
Single Asset / Portfolio:	Portfolio of four properties
Property Type:	Warehouse/Distribution Industrial
Collateral:	Fee Simple
Location:	GA, MA, PA, OH
Year Built / Renovated:	Various / Various
Total Sq. Ft.:	438,592
Property Management:	Self-managed
Underwritten NOI:	$2,927,877
Underwritten NCF:	$2,686,652
Appraised Value(3):	$45,580,000
Appraisal Date:	September 2016

Historical NOI
Most Recent NOI:	$2,886,222 (December 31, 2015)
2014 NOI:	$2,886,222 (December 31, 2014)
2013 NOI:	$2,886,222 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	100.0% (November 6, 2016)
2015 Occupancy:	100.0% (December 31, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)

(1)	See “The Borrowers / Borrower Sponsors” below.

(2)	See “Initial Reserves” and “Ongoing Reserves” below.

(3)	The appraiser assigned a hypothetical “dark value” of $23,100,000 for the FedEx Distribution Portfolio Properties. The Cut-off Date LTV ratio based on the hypothetical “dark value” is 138.0%

A-3-73

GA, MA, PA, OH	Collateral Asset Summary – Loan No. 8 FedEx Distribution Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,875,000 69.9% 1.26x 9.2%

The Loan.    The FedEx Distribution Portfolio loan (the “FedEx Distribution Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in four industrial warehouse/distribution properties totaling 438,592 sq. ft. located in Athens, Georgia, Middleboro, Massachusetts, Hunker, Pennsylvania and Cambridge, Ohio (each, a “FedEx Distribution Property,” and collectively, the “FedEx Distribution Portfolio Properties” or the “Portfolio”) with an original principal balance of approximately $31.9 million. The FedEx Distribution Portfolio Loan has a 10-year term and amortizes on a 30-year schedule. The FedEx Distribution Portfolio Loan accrues interest at a fixed rate equal to 5.3630% and has a Cut-off Date balance of approximately $31.9 million. Loan proceeds were used to payoff existing debt of approximately $30.3 million, pay closing costs of approximately $1.4 million, fund reserves of approximately $0.09 million and return approximately $0.02 million of equity to borrowers. Based on the appraised value of approximately $45.6 million as of September 2016, the Cut-off Date LTV is 69.9%. The most recent prior financing of the FedEx Distribution Portfolio Properties was included in the LBUBS 2007-C2 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$31,875,000	100.0%	Loan Payoff	$30,348,480	95.2%
			Closing Costs	$1,415,065	4.4%
			Reserves	$90,054	0.3%
			Return of Equity	$21,401	0.1%
Total Sources	$31,875,000	100.0%	Total Uses	$31,875,000	100.0%

The Borrowers / Borrower Sponsors.   The borrowers, GM Federal Acquisition, L.P., Zanesville Federal Acquisition LLC, DG Federal Acquisition, LLC, HR Federal Acquisition, LLC, GM Federal Acquisition, LLC, Middleborough Federal Acquisition LLC and Middleborough Federal Acquisition II LLC are each single purpose limited liability companies and one limited partnership, structured to be bankruptcy remote, with two independent directors in its organizational structure. GM Federal Acquisition, LLC, HR Federation Acquisition, LLC and DG Federal Acquisition, LLC own the Athens Property as tenants-in-common. Middleborough Federal Acquisition LLC and Middleborough Federal Acquisition II LLC own the Middleboro Property as tenants-in-common. The sponsors of the borrowers and the non-recourse carve-out guarantors are Jeno Guttman, Moses Mizrahi and Moshe Dov Schweid, on a joint and several basis.

Moses Mizrahi is a real estate owner and manager. Since 1996, he has acquired a portfolio of over 4,500 residential units as well as holdings in commercial, industrial and retail properties. Jeno Guttman has 30 years of commercial real estate experience and currently owns, operates and manages a real estate portfolio that includes over 35 commercial and multifamily properties in New York, New Jersey and Pennsylvania. Moshe Dov Schweid has owned and managed real estate since 1973 and as of November 2016, owns and manages approximately 900 units in the New York Metropolitan area.

The Properties & Tenants.    The FedEx Distribution Portfolio Properties consist of four industrial warehouse/distribution properties totaling 438,592 sq. ft. and located in Athens, Georgia (“Athens Property”), Middleboro, Massachusetts (“Middleboro Property”), Hunker, Pennsylvania (“New Stanton Property”) and Cambridge, Ohio (“Cambridge Property”). The FedEx Distribution Portfolio Properties are currently 100.0% leased to FedEx Ground Package System, Inc. (“FedEx Ground”) at a weighted average rental rate of $7.10 per sq. ft. The FedEx Distribution Portfolio Loan documents do not permit the voluntary release of any individual FedEx Distribution Portfolio Properties.

FedEx Ground is a subsidiary of FedEx Corporation (NYSE: FDX; Moody’s: Baa2; S&P: BBB). FedEx Ground provides package shipping and ground delivery service to the United States and Canada. FedEx Ground also includes FedEx SmartPost, which consolidates and delivers high volumes of low-weight, less time-sensitive business-to-consumer packages using the United States Postal Service for final delivery. FedEx Ground is based in Coraopolis, Pennsylvania and was formerly known as Roadway Package System, Inc. The company was incorporated with FedEx Corporation in 1984 and changed its name to FedEx Ground Package System, Inc. in 1998.

A-3-74

GA, MA, PA, OH	Collateral Asset Summary – Loan No. 8 FedEx Distribution Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,875,000 69.9% 1.26x 9.2%

Portfolio Summary
Property Name	Location	Allocated Loan Amount	Sq. Ft.	Year Built / Renovated	Appraised Value	Occupancy(1)
Athens	Athens, GA	$14,102,753	140,218	2006 / 2008 & 2015	$19,500,000	100.0%
Middleboro	Middleboro, MA	$7,066,243	73,137	2006 / 2016	$10,000,000	100.0%
New Stanton	Hunker, PA	$5,970,768	140,985	2006 / 2010 & 2016	$9,500,000	100.0%
Cambridge	Cambridge, OH	$4,735,236	84,252	2006-2014 / NAP	$6,580,000	100.0%
Total / Wtd. Avg.		$31,875,000	438,592		$45,580,000	100.0%
(1)	As of November 6, 2016.

Tenant Summary
Tenant	Rating (Fitch/Moody’s/S&P)(1)	Location	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
FedEx Ground	NR/Baa2/BBB	Athens, GA	140,218	32.0%	$9.91	44.6%	8/31/2023(2)
FedEx Ground	NR/Baa2/BBB	Middleboro, MA	73,137	16.7%	$9.37	22.0%	5/31/2020(3)
FedEx Ground	NR/Baa2/BBB	Hunker, PA	140,985	32.1%	$4.11	18.6%	8/31/2023(4)
FedEx Ground	NR/Baa2/BBB	Cambridge, OH	84,252	19.2%	$5.45	14.8%	9/14/2020(5)
Total Occupied Collateral			438,592	100.0%	$7.10	100.0%
Vacant			0	0.0%
Total			438,592	100.0%

(1)	Ratings are those of the parent company, FedEx Corporation. FedEx Corporation does not guaranty the leases.

(2)	The Athens lease provides for two, three-year extension options and no terminations options other than in connection with a casualty or condemnation.

(3)	The Middleboro lease provides for has two, four-year extension options and no termination options other than in connection with a casualty or condemnation.

(4)	The New Stanton lease provides for three, five-year extension options and no termination options other than in connection with a casualty or condemnation.

(5)	The Cambridge provides for two, one-year extension options and no termination options other than in connection with a casualty or condemnation.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	2	157,389	35.9%	157,389	35.9%	$7.27	36.8%	36.8%
2021	0	0	0.0%	157,389	35.9%	$0.00	0.0%	36.8%
2022	0	0	0.0%	157,389	35.9%	$0.00	0.0%	36.8%
2023	2	281,203	64.1%	438,592	100.0%	$7.00	63.2%	100.0%
2024	0	0	0.0%	438,592	100.0%	$0.00	0.0%	100.0%
2025	0	0	0.0%	438,592	100.0%	$0.00	0.0%	100.0%
2026	0	0	0.0%	438,592	100.0%	$0.00	0.0%	100.0%
2027	0	0	0.0%	438,592	100.0%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	438,592	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	438,592	100.0%	NAP	NAP
Total / Wtd. Avg.	4	438,592	100.0%			$7.10	100.0%

(1)	Based on a rent roll dated as of November 6, 2016.

A-3-75

GA, MA, PA, OH	Collateral Asset Summary – Loan No. 8 FedEx Distribution Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,875,000 69.9% 1.26x 9.2%

Athens Property (32.0% of Portfolio NRA, 44.6% of U/W Base Rent) The Athens Property is a 140,218 sq. ft. single tenant industrial warehouse/distribution and office property built-to-suit in 2006 and later expanded in 2008 and 2015. The Athens Property features 4,377 sq. ft. of office space, 135,859 sq. ft. of warehouse space and clear heights of approximately 30 ft. The loading area has 16 grade level drive-in overhead doors and 36 dock high overhead doors. The Athens Property is located in the city of Athens within Clarke County in northeastern Georgia. The Athens Property is 80 miles from Atlanta’s central business district, two miles from the Perimeter Highway 129 and along the south side of Highway 78 with access to US-441 and GA-316. The next closest FedEx Ground distribution facility is located approximately 58.5 miles away in northeastern Atlanta, Georgia.

Middleboro Property (16.7% of Portfolio NRA, 22.0% of U/W Base Rent) The Middleboro Property is a 73,137 sq. ft. single tenant industrial warehouse/distribution and office built-to-suit in 2006 and most recently renovated in 2016. The Middleboro Property features 3,920 sq. ft. of office space, 69,217 sq. ft. of warehouse area, clear heights of approximately 20 ft. and 28 grade level / dock high overhead doors. The Middleboro Property is located in Middleboro in southeastern Massachusetts. Middleborough is Massachusetts’s second-largest municipality by area and is 35 miles south of Boston and 30 miles east of Providence. The Middleboro Property is accessible by Interstate 495 and Routes 3, 28 and 44 and the closest FedEx Ground distribution facility is located approximately 24.0 miles north in Brockton, Massachusetts.

New Stanton Property (32.1% of Portfolio NRA, 18.6% of U/W Base Rent) The New Stanton Property is a 140,985 sq. ft. single tenant industrial warehouse/distribution and office property built-to-suit in 2006 and expanded in 2010 and 2016. The New Stanton Property features 4,900 sq. ft. of office space, 136,085 sq. ft. of warehouse area, clear heights of approximately 32 ft., 12 grade level overhead doors and 28 dock high overhead doors. The New Stanton Property is located in Hunker in Westmoreland County, Pennsylvania. The property is situated near the New Stanton interchange of the Pennsylvania Turnpike which also intersects Interstate 70 and US 119. The next closest FedEx Ground distribution facility is located approximately 50 miles away in northwestern Pittsburgh, Pennsylvania.

Cambridge Property (19.2% of Portfolio NRA, 14.8% of U/W Base Rent) The Cambridge Property is an 84,252 sq. ft. single tenant industrial warehouse/distribution and office built-to-suit in 2006 and expanded in 2014. The Cambridge Property features 7,546 sq. ft. of office space, 76,706 sq. ft. of warehouse area, clear heights of approximately 21 to 29 ft. and 18 grade level overhead doors and 18 dock high overhead doors. The Cambridge Property is located in Cambridge in Guernsey County, which is in eastern Ohio. Cambridge is approximately 80 miles east of Columbus Ohio and has access to Interstate 77, Interstate 70, US Highway 40, US Highway 22 and State Route 209. The closest FedEx Ground distribution facility is approximately 76.4 miles away in Columbus Ohio.

Environmental Matters. The Phase I environmental reports for the FedEx Distribution Portfolio Properties dated September 16, 2016, recommended no further action at each FedEx Distribution Portfolio Property.

The Market. The FedEx Distribution Portfolio Properties are located in four cities within four different states. The following chart compares market data to the FedEx Distribution Portfolio Properties.

Market Overview(1)
		Submarket	Occupancy		Rental Rate PSF(2)
Property Name	Property Type		Phys.(3)	Mkt.	U/W	Mkt.
Athens	Industrial Warehouse/Distribution	Clarke County	100.0%	97.3%	$9.91	$3.84
Middleboro	Industrial Warehouse/Distribution	Route 495 South Industrial	100.0%	92.6%	$9.37	$6.08
New Stanton	Industrial Warehouse/Distribution	Westmoreland County	100.0%	90.3%	$4.11	$4.40
Cambridge	Industrial Warehouse/Distribution	Four County Area(4)	100.0%	88.1%	$5.45	$4.83
Total / Wtd. Avg.			100.0%	92.1%	$7.10	$4.79

(1)	Source: Appraisal
(2)	Based on the rent roll dated November 6, 2016.
(3)	The appraiser concluded that the rental rate per sq. ft. is supported by the FedEx comparable rentals of other built-to-suit facilities.

(4)	The Cambridge Property is located within the Guernsey County market, due to the tertiary location, three other surrounding counties have been included as part of the Cambridge Property’s market.

A-3-76

GA, MA, PA, OH	Collateral Asset Summary – Loan No. 8 FedEx Distribution Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,875,000 69.9% 1.26x 9.2%

FedEx Lease Comparables
Property	UW PSF(1)	Comparable Range PSF(2)(3)	Comparable Wtd. Avg. PSF(2)(3)
Athens	$9.91	$8.16 - $10.23	$8.99
Middleboro	$9.37	$7.15 - $10.50	$8.80
New Stanton	$4.11	$5.20 - $8.37	$7.01
Cambridge	$5.45	$5.46 - $8.26	$6.51
Total / Wtd. Avg.	$7.10	$5.20 - $10.50	$8.16

(1)	Based on the underwritten rent roll.

(2)	Source: Appraisal.

(3)	Based on comparable data relative to FedEx Properties for similar built-to-suits.

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	2015	U/W	U/W PSF
Base Rent(1)	$2,915,376	$2,915,376	$2,915,376	$3,113,107	$7.10
Value of Vacant Space	0	0	0	0	0
Gross Potential Rent	$2,915,376	$2,915,376	$2,915,376	$3,113,107	$7.10
Total Recoveries	0	0	0	0	0
Total Other Income	0	0	0	0	0
Less: Vacancy(2)	0	0	0	(155,655)	($0.35)
Effective Gross Income	$2,915,376	$2,915,376	$2,915,376	$2,957,452	$6.74
Total Operating Expenses(3)	$29,154	$29,154	$29,154	29,575	$0.07
Net Operating Income	$2,886,222	$2,886,222	$2,886,222	$2,927,877	$6.68
TI/LC	0	0	0	175,437	$0.40
Capital Expenditures	0	0	0	65,789	$0.15
Net Cash Flow	$2,886,222	$2,886,222	$2,886,222	$2,686,652	$6.13

(1)	U/W Base Rent as per November 6, 2016 rent roll and straight line average of tenant’s rent through lease maturity.

(2)	U/W Vacancy is based on 5.0% vacancy.

(3)	All expenses are paid directly by tenant.

Property Management.    The FedEx Distribution Portfolio Properties are self-managed by the borrowers.

Lockbox / Cash Management.    The FedEx Distribution Portfolio Loan is structured with a hard lockbox and springing cash management. An in-place cash management sweep will be required during the continuation of (i) a Cash Trap Period, (ii) the failure by the borrower at the end of two consecutive calendar quarters, to maintain a debt service coverage ratio of at least 1.10x, until such time that the underwritten debt service coverage ratio is at least 1.20x for two consecutive months or (iii) during the continuation of a Lease Trigger Period.

A “Cash Trap Period” requiring an excess cash flow sweep will be deemed to commence upon (i) the occurrence of any event of default or (ii) the occurrence of any bankruptcy action of borrower, principal, guarantor or property manager.

A “Lease Trigger Period” will occur, with respect to any Occupancy Reserve Tenant, (i) on the date which is the earlier to occur of the date that (a) is nine calendar months prior to the expiration date under any lease with such tenant, (b) such tenant is required under its lease to notify the borrower of its intent to either renew or terminate such lease, (ii) such tenant fails to continuously operate (or gives notice of its intention to terminate, vacate or sublease its space), (iii) such tenant is the subject of a bankruptcy action, (iv) such tenant’s lease terminates or expires or (v) a default occurs under such tenant’s lease beyond the applicable notice and cure periods.

An “Occupancy Reserve Tenant” is each FedEx tenant and any other tenant that (i) occupies more than 20% of the sq. ft. at any one or more of the FedEx Distribution Portfolio Properties or (ii) pays base rent in an amount equal to or exceeding 20% of the gross income from operations at any one or more of the FedEx Distribution Portfolio Properties.

A-3-77

GA, MA, PA, OH	Collateral Asset Summary – Loan No. 8 FedEx Distribution Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,875,000 69.9% 1.26x 9.2%

Initial Reserves.    At origination, the borrowers deposited (i) $81,679 into an insurance reserve account and (ii) $8,375 into a required repairs reserve, which represents 125% of the engineer’s estimate for immediate repairs.

Ongoing Reserves.    The borrowers are required to deposit on a monthly basis (i) $5,482 into a replacement reserve account and (ii) $14,620 into a TI/LC reserve account. In addition, the borrowers will be required to deposit on a monthly basis 1/12 of the estimated annual real estate taxes and annual insurance premiums if, among other things, (a) the lease for such FedEx Distribution Portfolio Property has 12 or less months remaining until the expiration date or such lease is no longer in effect, (b) a cash management period is in effect, (c) with respect to the real estate taxes, the tenant fails to pay all taxes in a timely manner or (d) with respect to the insurance premiums, the tenant fails to pay all insurance premiums in a timely manner.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

A-3-78

GA, MA, PA, OH	Collateral Asset Summary – Loan No. 8 FedEx Distribution Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,875,000 69.9% 1.26x 9.2%

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1
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FedEx Distribution Portfolio

#	Property Name	Address	City/State	Zip Code
1	Athens	1655 Olympic Drive	Athens, GA	30601
2	Middleboro	17 Cowan Drive	Middleborough, MA	02346
3	New Stanton	2000 Labonte Drive	Hunker, PA	15639
4	Cambridge	8705 Commerce Drive	Cambridge, OH	43725

A-3-79

299 Madison Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 9 Library Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,000,000 61.4% 1.41x 10.4%

A-3-80

299 Madison Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 9 Library Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,000,000 61.4% 1.41x 10.4%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Borrower Sponsor:	Imrich Henry Kallan
Borrower:	299 Madison Hotel LLC
Original Balance:	$31,000,000
Cut-off Date Balance:	$31,000,000
% by Initial UPB:	4.7%
Interest Rate:	5.2000%
Payment Date:	6th of each month
First Payment Date:	January 6, 2017
Maturity Date:	December 6, 2026
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(24), D(90), O(6)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$513,836	$85,639
Insurance:	$45,591	$3,799
FF&E:	$0	Springing

Financial Information
Cut-off Date Balance / Room:	$516,667
Balloon Balance / Room:	$459,381
Cut-off Date LTV:	61.4%
Balloon LTV:	54.6%
Underwritten NOI DSCR(2):	1.58x
Underwritten NCF DSCR(2):	1.41x
Underwritten NOI Debt Yield:	10.4%
Underwritten NCF Debt Yield:	9.3%
Underwritten NOI Debt Yield at Balloon:	11.7%
Underwritten NCF Debt Yield at Balloon:	10.4%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1913 / 2000
Total Rooms:	60
Property Management:	HK Hotels, LLC
Underwritten NOI:	$3,231,110
Underwritten NCF:	$2,871,412
Appraised Value:	$50,500,000
Appraisal Date:	October 1, 2016

Historical NOI
Most Recent NOI:	$3,519,511 (T-12 August 31, 2016)
2015 NOI:	$3,407,604 (December 31, 2015)
2014 NOI:	$3,556,274 (December 31, 2014)
2013 NOI:	$3,703,943 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	93.2% (August 31, 2016)
2015 Occupancy:	90.4% (December 31, 2015)
2014 Occupancy:	93.5% (December 31, 2014)
2013 Occupancy:	94.5% (December 31, 2013)

(1)	See “Initial Reserves” and “Ongoing Reserves” below.

(2)	Based on the amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.98x and 1.76x respectively.

A-3-81

299 Madison Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 9 Library Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,000,000 61.4% 1.41x 10.4%

The Loan. The Library Hotel loan (the “Library Hotel Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 60-room, full service hotel located in New York, New York (the “Library Hotel Property”) with an original principal balance of $31.0 million. The Library Hotel Loan has a 10-year term and subsequent to a 36-month interest-only period, amortizes on a 30-year schedule. The Library Hotel Loan accrues interest at a fixed rate equal to 5.2000% and has a Cut-off Date balance of $31.0 million. The Library Hotel Loan proceeds were used to retire existing debt of approximately $24.3 million, fund upfront reserves of approximately $0.6 million, pay closing costs and return approximately $5.6 million of equity to the borrower sponsor. Based on the appraised value of $50.5 million as of October 1, 2016, the Cut-off Date LTV is 61.4%. The Library Hotel Property was previously securitized in the CSMC 2007-C3 mortgage trust.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$31,000,000	100.0%	Loan Payoff	$24,250,757	78.2%
			Return of Equity	$5,559,293	17.9%
			Closing Costs	$630,523	2.0%
			Reserves	$559,427	1.8%
Total Sources	$31,000,000	100.0%	Total Uses	$31,000,000	100.0%

The Borrower / Borrower Sponsor.    The borrower, 299 Madison Hotel LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrower and non-recourse carve-out guarantor is Imrich Henry Kallan, president and owner of the Library Hotel Collection. The Library Hotel Collection currently owns and operates four hotels in New York City including Hotel Elysee, Casablanca Hotel and Hotel Giraffe, as well as two international hotels, Aria Budapest and Aria Prague. Additionally, the Library Hotel Collection is expected to open its first Canadian hotel, Hotel X Toronto, in early 2017.

The Property.   The Library Hotel Property is a 14-story, 60-room full service, independent hotel located in New York, New York. Originally constructed as an office tower in 1913, the Library Hotel Property has operated as a boutique book-themed hotel since 2000, following the borrower sponsor’s 1998 purchase and renovation of the then-vacant building. Guestrooms at the Library Hotel Property are comprised of 20 standard full, 20 standard queen, 10 standard king and 10 suite guestrooms and average 250 sq. ft. in size. Standard amenities include a work area with chair, nightstand, dresser, LCD flat screen TV, mini-refrigerator and coffee maker. Additionally, one suite features an outdoor terrace.

The Library Hotel Property leases out its ground floor and roof to Hospitality Holdings, Inc., a third party restaurant operator, which operates Madison & Vine and Bookmarks Lounge. Madison & Vine is a bistro and wine bar located on the ground floor of the Library Hotel Property while Bookmarks Lounge is a rooftop bar and terrace located on the 14th floor. Madison & Vine and Bookmarks Lounge have operated at the Library Hotel Property since 2007 and 2006, respectively, and recently extended the co-terminous lease though April 2022.

Environmental Matters. The Phase I environmental report dated October 18, 2016 recommended the implementation of an asbestos operation and maintenance plan at the Library Hotel Property, which is currently in place.

The Market. The Library Hotel Property is located in the Midtown East area of Manhattan with frontage along East 41st Street and Madison Avenue. Major attractions in the surrounding area include Bryant Park, the New York Public Library, Times Square, 5th Avenue shopping and Grand Central Terminal, which has more than 750,000 visitors per day. Hotel demand is primarily generated by the heavy concentration of surrounding office developments including the corporate headquarters of Bank of America and HSBC, both located within a few blocks of the Library Hotel Property. Demand segmentation at the Library Hotel Property is approximately 55% leisure, 40% commercial, and 5% meeting/group.

A-3-82

299 Madison Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 9 Library Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,000,000 61.4% 1.41x 10.4%

For the 12 months ending August 31, 2016, the Library Hotel Property was reported as having occupancy, ADR and RevPAR of 92.9%, $388.83 and $361.21, respectively.

Historical Occupancy, ADR, RevPAR – Competitive Set(1)(2)
	Library Hotel			Competitive Set(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Year to Date	92.8%	$354.80	$329.18	86.1%	$317.17	$273.17	107.7%	111.9%	120.5%
Trailing 3 Month	92.9%	$358.70	$333.37	91.1%	$325.17	$296.28	102.0%	110.3%	112.5%
Trailing 12 Month	92.9%	$388.83	$361.21	87.4%	$347.10	$303.23	106.3%	112.0%	119.1%
(1)	Source: Hospitality research report.

(2)	As of August 31, 2016.

(3)	Includes Morgans Hotel, Bryant Park Hotel, Andaz Fifth Avenue, Gansevoort Park Hotel, Refinery Hotel and Archer Hotel New York.

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	2015	T-12 8/31/2016	U/W	U/W per Room(1)
Occupancy	94.5%	93.5%	90.4%	93.2%	93.2%
ADR	$378.93	$389.84	$397.57	$385.75	$385.75
RevPAR	$358.09	$364.50	$359.40	$359.55	$359.55

Room Revenue	$7,842,130	$7,982,527	$7,870,910	$7,895,815	$7,874,242	$131,237
F&B Revenue	274,422	214,345	257,435	304,227	303,396	5,057
Other Revenue(2)	741,831	743,399	781,236	817,043	814,809	13,580
Total Revenue	$8,858,383	$8,940,271	$8,909,581	$9,017,084	$8,992,447	$149,874
Operating Expenses	2,086,154	2,229,383	2,274,623	2,326,333	2,319,977	38,666
Undistributed Expenses	2,174,771	2,257,734	2,203,041	2,135,140	2,366,642	39,444
Gross Operating Profit	$4,597,458	$4,453,154	$4,431,917	$4,555,612	$4,305,828	$71,764
Total Fixed Charges	893,515	896,880	1,024,313	1,036,101	1,074,718	17,912
Net Operating Income	$3,703,943	$3,556,274	$3,407,604	$3,519,511	$3,231,110	$53,852
FF&E(3)	0	0	0	0	359,698	5,995
Net Cash Flow	$3,703,943	$3,556,274	$3,407,604	$3,519,511	$2,871,412	$47,857
(1)	U/W per Room is based on a total of 60 rooms.

(2)	Other Revenue includes lease rent for Madison & Vine Restaurant, commissions from Bookmark Lounge and other miscellaneous income.

(3)	4.0% of gross room revenue.

Property Management.    The Library Hotel Property is managed by HK Hotels, LLC, an affiliate of the borrower.

Lockbox / Cash Management.  The Library Hotel Loan is structured with a hard lockbox and springing cash management. In-place cash management and an excess cash flow sweep are required during: (i) the occurrence of any event of default until such time that it is no longer continuing; (ii) any bankruptcy action of the property manager until such time that the property manager is replaced by an acceptable property manager; or (iii) the failure by borrower, after the end of four consecutive calendar quarters, to maintain the debt service coverage ratio of at least 1.10x; until the debt service coverage ratio has been at least 1.30x for two consecutive calendar quarters and no other cash management period is then continuing.

Initial Reserves.  At loan origination, the borrowers deposited (i) $513,836 into a tax reserve account and (ii) $45,591 into an insurance reserve account.

A-3-83

299 Madison Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 9 Library Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,000,000 61.4% 1.41x 10.4%

Ongoing Reserves.  On a monthly basis, the borrower is required to make deposits of (i) 1/12 of the estimated annual taxes, which currently equates to $85,639 and (ii) 1/12 of the estimated insurance premiums, which currently equates to $3,799. Additionally, the borrower is required to make a monthly FF&E deposit equal to 1/12 of 4.0% of the greater of (a) the gross income generated during the 12 month period ending on the last day of the most recent calendar quarter and (b) the gross income projected in the then-effective approved annual budget for the 12 month period to which such approved annual budget relates, subject to a cap equal to 12 months collections; provided that monthly FF&E reserves are not required so long as (i) no event of default is continuing, (ii) no cash management period exists, (iii) the Library Hotel Property is being maintained in good repair free and clear of any damage that would materially affect the value or use of the Library Hotel Property and (iv) the borrower has timely and diligently performed and completed each of the repairs on or before the required deadline for each repair as set forth in the Library Hotel loan documents.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None.

A-3-84

299 Madison Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 9 Library Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,000,000 61.4% 1.41x 10.4%

W 53RD STREET
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SEVENTH AVENUE
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A-3-85

MO, MN, KY, LA	Collateral Asset Summary – Loan No. 10 Walgreens Net Lease Portfolio 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,087,937 56.0% 2.02x 9.5%

Walgreens
PHARMACY OPEN 24 HRS

St. Louis

PHARMACY
Walgreens

Lake St. Louis

Walgreens
PHARMACY

Saint Peters

A-3-86

MO, MN, KY, LA	Collateral Asset Summary – Loan No. 10 Walgreens Net Lease Portfolio 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,087,937 56.0% 2.02x 9.5%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Acquisition
Borrower Sponsor(1)(2):	Cantor Fitzgerald Investors, LLC
Borrower:	CF Net Lease Portfolio II DST
Original Balance:	$30,087,937
Cut-off Date Balance:	$30,087,937
% by Initial UPB:	4.6%
Interest Rate(3):	4.5930%
Payment Date:	1st of each month
First Payment Date:	January 1, 2017
Maturity Date:	December 1, 2031
Anticipated Repayment Date(3):	December 1, 2026
Amortization:	Interest Only, ARD
Additional Debt:	None
Call Protection(4):	L(25), YM1(92), O(3)
Lockbox / Cash Management:	Hard / In Place

Reserves(5)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$222
Balloon Balance / Sq. Ft.:	$222
Cut-off Date LTV:	56.0%
Balloon LTV:	56.0%
Underwritten NOI DSCR:	2.04x
Underwritten NCF DSCR:	2.02x
Underwritten NOI Debt Yield:	9.5%
Underwritten NCF Debt Yield:	9.4%
Underwritten NOI Debt Yield at Balloon:	9.5%
Underwritten NCF Debt Yield at Balloon:	9.4%

Property Information
Single Asset / Portfolio:	Portfolio of nine properties
Property Type:	Single Tenant Retail
Collateral:	Fee Simple
Location:	MO, MN, KY, LA
Year Built / Renovated:	Various / NAP
Total Sq. Ft.:	135,765
Property Management:	CFNL Portfolio Property Manager, LLC
Underwritten NOI:	$2,861,862
Underwritten NCF:	$2,834,709
Appraised Value(6):	$53,690,000
Appraisal Date:	September 2016

Historical NOI(7)
Most Recent NOI:	NAV
2015 NOI:	NAV
2014 NOI:	NAV
2013 NOI:	NAV

Historical Occupancy(7)
Most Recent Occupancy:	100.0% (November 1, 2016)
2015 Occupancy:	NAP
2014 Occupancy:	NAP
2013 Occupancy:	NAP
(1)	The borrower sponsor Cantor Fitzgerald Investors, LLC is an affiliate of Cantor Commercial Real Estate Lending, L.P., the loan seller, CCRE Commercial Mortgage Securities, L.P., the depositor, Berkeley Point Capital LLC, a primary servicer and limited subservicer, Cantor Fitzgerald & Co. and Castle Oak Securities, L.P., the underwriters. The borrower sponsor is also the borrower sponsor for the mortgage loan included in the CFCRE 2016-C7 trust that is identified as Walgreens Net Lease Portfolio 3, which has an original principal balance of $32,868,038.

(2)	The non-recourse carve-out guarantor is CF Real Estate Holdings, LLC. See “The Borrower / Borrower Sponsor” below.

(3)	Prior to the Anticipated Repayment Date (“ARD”), The Walgreens Net Lease Portfolio 2 Loan accrues interest at a fixed rate equal to 4.5930%. In the event that the Walgreens Net Lease Portfolio 2 Loan is not paid in full on or before the ARD, the Walgreens Net Lease Portfolio 2 Loan interest rate will increase to 3.0000% per annum plus the greater of (i) 4.5930% or (ii) the 10 year swap yield as of the first business day after the ARD.

(4)	Partial release is permitted. See “Partial Release” below.

(5)	See “Initial Reserves” and “Ongoing Reserves” below.

(6)	The appraisal concluded a hypothetical “dark value” of approximately $31.7 million, which results in a Cut-off Date loan-to-dark-value ratio of 94.9%.

(7)	In November 2016, the borrower sponsor acquired the Walgreens Net Lease Portfolio 2 Properties from Walgreen Co. in connection with a larger sale leaseback transaction. As a result, Historical NOI is not applicable. Prior to the sale leaseback transaction, all nine Walgreens Net Lease 2 Properties were owned and 100% occupied by Walgreen Co.

A-3-87

MO, MN, KY, LA	Collateral Asset Summary – Loan No. 10 Walgreens Net Lease Portfolio 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,087,937 56.0% 2.02x 9.5%

The Loan. The Walgreens Net Lease Portfolio 2 loan (the “Walgreens Net Lease Portfolio 2 Loan”) is a fixed rate loan secured by the borrower’s fee simple interests in a 135,765 sq. ft., nine property portfolio of single tenant retail properties located in Missouri (four properties), Minnesota (two properties), Kentucky (two properties) and Louisiana (one property) (each a “Walgreens Net Lease Portfolio 2 Property”, and collectively, the “Walgreens Net Lease Portfolio 2 Properties”) with an original and Cut-off Date principal balance of approximately $30.1 million.

The Walgreens Net Lease Portfolio 2 Loan is structured with a 10-year ARD term, a 15-year final maturity and requires interest only payments for the term of the loan until the ARD and thereafter requires payments on interest and all excess cash flow to reduce the principal balance of the loan. Prior to the ARD, the Walgreens Net Lease Portfolio 2 Loan accrues interest at a fixed rate equal to 4.5930%. In the event that the Walgreens Net Lease Portfolio 2 Loan is not paid in full on or before the ARD, the Walgreens Net Lease Portfolio 2 Loan interest rate will increase to 3.0000% per annum plus the greater of (i) 4.5930% or (ii) the 10 year swap yield as of the first business day after the ARD.

The acquisition of the Walgreens Net Lease Portfolio 2 Properties was part of a larger transaction with Walgreen Co. consisting of the sale-leaseback of 53 Walgreens properties in 20 states, which was financed by Cantor Commercial Real Estate Lending, L.P. and Citigroup Global Markets Realty Corporation. Cantor Fitzgerald Investors, LLC, the borrower sponsor, acquired the 53-property portfolio from Walgreens Co. for approximately $285.3 million ($354 PSF) and the allocated purchase price for the nine properties collateralizing the Walgreens Net Lease Portfolio 2 Loan is approximately $47.8M ($352 PSF), representing approximately 63.0% loan to cost. The borrower sponsor contributed approximately $18.0 million in equity to acquire the Walgreens Net Lease Portfolio 2 Properties.

Based on the Walgreens Net Lease Portfolio 2 Properties aggregate appraised value of approximately $53.7 million as of September 2016, the Cut-off Date LTV ratio is 56.0%. In addition, the appraisal concluded a hypothetical “dark value” of approximately $31.7 million, which results in a Cut-off Date loan-to-dark-value ratio of 94.9%. The Walgreens Net Lease Portfolio 2 Properties were formerly owner-occupied and therefore not previously financed or included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$30,087,937	62.5%	Purchase Price(1)	$47,758,630	99.2%
Borrower Sponsor Equity	$18,045,376	37.5%	Closing Costs(2)	$374,683	0.8%
Total Sources	$48,133,313	100.0%	Total Uses	$48,133,313	100.0%
(1)	Represents the allocated purchase price for the nine properties that collateralize the Walgreens Net Lease Portfolio 2 Loan.

(2)	Represents the allocated closing costs related to the nine properties that collateralize the Walgreens Net Lease Portfolio 2 Loan.

The Borrower / Borrower Sponsor. The borrower is CF Net Lease Portfolio II DST, a single purpose Delaware statutory trust, structured to be bankruptcy-remote, with two independent directors in its organizational structure. The non-recourse carve-out guarantor is CF Real Estate Holdings, LLC, a Delaware limited liability company (the “Guarantor”), which is owned directly by Cantor Fitzgerald Investors, LLC, the borrower sponsor (“Cantor Investors”). The Guarantor and Cantor Investors are each an affiliate of Cantor Commercial Real Estate Lending, L.P., the loan seller, CCRE Commercial Mortgage Securities, L.P., the depositor, Berkeley Point Capital LLC, a primary servicer and limited subservicer, Cantor Fitzgerald & Co. and Castle Oak Securities, L.P., the underwriters.

Cantor Investors is an affiliate of Cantor Fitzgerald, L.P. (“Cantor Fitzgerald”) Cantor Fitzgerald was founded in 1945 as an investment bank and brokerage business. Along with its subsidiaries and affiliates, Cantor Fitzgerald operates with 10,000 employees in 150 offices worldwide. Cantor Fitzgerald is rated BBB- by Fitch and S&P.

Cantor Investors and its affiliates have acquired over 970,000 sq. ft. of healthcare and retail real estate assets valued at over $375 million over the last three years, including a 41-property portfolio in 2014 known as the Walgreens Net Lease Portfolio (which properties were collateral for loans that were originated by Keybank National Association and securitized in COMM 2015-LC19, JPMBB 2015-C28 and COMM 2015-LC21).

A-3-88

MO, MN, KY, LA	Collateral Asset Summary – Loan No. 10 Walgreens Net Lease Portfolio 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,087,937 56.0% 2.02x 9.5%

The Properties. The Walgreens Net Lease Portfolio 2 Properties consist of nine, single tenant retail properties totaling 135,765 sq. ft., which are located in Missouri, Minnesota, Kentucky and Louisiana. The Walgreens Net Lease Portfolio 2 Properties were built between 1997 and 2007 and range in size from 14,490 to 16,335 sq. ft., with an average size of 15,085 sq. ft.

Portfolio Summary
Property	Location	Year Built	Sq. Ft.	Allocated Loan Amount ($)	Allocated Loan Amount (%)	Appraised Value(1)	Occupancy(2)
Walgreens - St. Louis	St. Louis, MO	2002	16,335	$3,655,201	12.1%	$6,490,000	100.0%
Walgreens - Brooklyn Park	Brooklyn Park, MN	1997	15,120	$3,407,532	11.3%	$6,050,000	100.0%
Walgreens - Woodbury	Woodbury, MN	2000	15,120	$3,407,532	11.3%	$6,050,000	100.0%
Walgreens - Saint Peters	Saint Peters, MO	2001	15,120	$3,351,538	11.1%	$5,950,000	100.0%
Walgreens - Lake St. Louis	Lake St. Louis, MO	2006	14,820	$3,297,828	11.0%	$5,850,000	100.0%
Walgreens - Pineville	Pineville, LA	2005	14,820	$3,294,378	10.9%	$5,850,000	100.0%
Walgreens - St. Joseph	Saint Joseph, MO	2007	14,820	$3,253,386	10.8%	$5,775,000	100.0%
Walgreens - Shepherdsville	Shepherdsville, KY	2006	14,490	$3,221,021	10.7%	$6,000,000	100.0%
Walgreens - Paducah	Paducah, KY	2001	15,120	$3,199,521	10.6%	$5,675,000	100.0%
Total / Wtd. Avg.			135,765	$30,087,937	100.0%	$53,690,000	100.0%

(1)	The appraiser assigned a hypothetical “dark value” of approximately $31.7 million. The Cut-off Date LTV based on the hypothetical “dark value” is approximately 94.9%.

(2)	Based on rent roll dated November 6, 2016.

Tenant Summary
Tenant	Ratings(1) (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration(2)
Walgreens - St. Louis	BBB/Baa2/BBB	16,335	12.0%	$22.39	12.1%	11/30/2031
Walgreens - Brooklyn Park	BBB/Baa2/BBB	15,120	11.1%	$22.55	11.3%	11/30/2031
Walgreens - Woodbury	BBB/Baa2/BBB	15,120	11.1%	$22.55	11.3%	11/30/2031
Walgreens - Saint Peters	BBB/Baa2/BBB	15,120	11.1%	$22.18	11.1%	11/30/2031
Walgreens - Lake St. Louis	BBB/Baa2/BBB	14,820	10.9%	$22.27	11.0%	11/30/2031
Walgreens - Pineville	BBB/Baa2/BBB	14,820	10.9%	$22.24	10.9%	11/30/2031
Walgreens - St. Joseph	BBB/Baa2/BBB	14,820	10.9%	$21.97	10.8%	11/30/2031
Walgreens - Shepherdsville	BBB/Baa2/BBB	14,490	10.7%	$22.24	10.7%	11/30/2031
Walgreens - Paducah	BBB/Baa2/BBB	15,120	11.1%	$21.17	10.6%	11/30/2031
Total Occupied		135,765	100.0%	$22.17	100.0%
Vacant		0	0.0%
Total		135,765	100.0%
(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.

(2)	The Walgreens Net Lease Portfolio 2 Properties each have 12 five-year renewal options and no termination options (other than following a casualty during the last two years of the current lease term).

A-3-89

MO, MN, KY, LA	Collateral Asset Summary – Loan No. 10 Walgreens Net Lease Portfolio 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,087,937 56.0% 2.02x 9.5%

Tenant Sales and Occupancy Cost
Tenant	Reported Sales(1)	Reported Sales PSF(1)	Estimated Total Sales(2)	Estimated Total Sales PSF(2)	Estimated Occupancy Cost(2)(3)
Walgreens – St. Louis	$5,920,457	$362.44	$19,835,509	$1,214.30	1.8%
Walgreens - Brooklyn Park	$4,009,273	$265.16	$13,432,402	$888.39	2.5%
Walgreens - Woodbury	$5,626,797	$372.14	$18,851,647	$1,246.80	1.8%
Walgreens - Saint Peters	$2,441,771	$161.49	$8,180,748	$541.05	4.0%
Walgreens - Lake St. Louis	$2,673,429	$180.39	$8,956,881	$604.38	3.6%
Walgreens - Pineville	$2,439,351	$164.60	$8,172,640	$551.46	3.9%
Walgreens - St. Joseph	$2,463,790	$166.25	$8,254,517	$556.98	3.8%
Walgreens - Shepherdsville	$2,844,406	$196.30	$9,529,709	$657.67	3.3%
Walgreens - Paducah	$4,426,828	$292.78	$14,831,351	$980.91	2.1%
Total / Wtd. Avg.	$3,649,567	$241.93	$12,227,267	$810.56	2.7%
(1)	Based on T-12 July 31, 2016 Reported Sales, which exclude sales from tobacco, beverages, third party prescription plans, ATM fees, postage stamps, lottery tickets and other sales.

(2)	Walgreens provided average Total Sales per Property for the Walgreens Net Lease Portfolio 2 Properties, but did not provide Total Sales for individual Properties. For the Walgreens Net Lease Portfolio 2 Properties, average Reported Sales of $3,649,567 represent 29.8% of the average Total Sales. Total Sales per Property shown in the chart above represent estimates assuming the 29.8% average ratio. Actual Total Sales for each Property may vary from those shown.

(3)	Estimated Occupancy Cost is calculated by dividing initial annual rent by Estimated Total Sales.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Expiring	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter	9	135,765	100.0%	135,765	100.0%	$22.17	100.0%	100.0%
Vacant	NAP	0	0.0%	135,765	100.0%	NAP	NAP
Total / Wtd. Avg.	9	135,765	100.0%			$22.17	100.0%

(1)	Each lease is structured with 12 five-year renewal options and no termination options (other than following a casualty during the last two years of the current lease term).

Walgreens (135,765 sq. ft., 100.0% of NRA, 100.0% of UW Base Rent) Walgreens Net Lease Portfolio 2 Properties are each 100.0% leased and occupied by Walgreen Co. (rated BBB / Baa2 / BBB by Fitch, Moody’s and S&P, respectively), a subsidiary of Walgreens Boots Alliance Inc. (NASDAQ:WBA; rated BBB / Baa2 / BBB by Fitch, Moody’s and S&P, respectively) (“Walgreens”), under nine separate 15-year triple net leases each expiring on November 30, 2031 and each with 12 five-year renewal options and no termination options (other than following a casualty during the last two years of the current lease term). Walgreens announced its proposed merger with Rite Aid on October 27, 2015, and the merger is expected to close in the first quarter of 2017.

Environmental Matters. The Phase I environmental reports dated October 2016 recommended no further action at the Walgreens Net Lease Portfolio 2 Properties.

A-3-90

MO, MN, KY, LA	Collateral Asset Summary – Loan No. 10 Walgreens Net Lease Portfolio 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,087,937 56.0% 2.02x 9.5%

The Market. The Walgreens Net Lease Portfolio 2 Properties are located in Missouri, Minnesota, Kentucky and Louisiana.

Market Overview(1)
				Rental Rate PSF
Mortgaged Property	Location	Population(2)	Average Household Income(2)	Actual(3)	Market
Walgreens - St. Louis	St. Louis, MO	356,731	$58,137	$21.84	$22.00
Walgreens - Brooklyn Park	Brooklyn Park, MN	235,900	$79,337	$22.00	$22.00
Walgreens - Woodbury	Woodbury, MN	120,799	$109,446	$22.00	$22.00
Walgreens - Saint Peters	Saint Peters, MO	495,182	$115,869	$21.64	$21.64
Walgreens - Lake St. Louis	Lake St. Louis, MO	495,182	$115,869	$21.72	$21.72
Walgreens - Pineville	Pineville, LA	49,542	$49,069	$21.70	$21.70
Walgreens - St. Joseph	Saint Joseph, MO	70,760	$57,076	$21.43	$21.50
Walgreens - Shepherdsville	Shepherdsville, KY	26,946	$60,508	$21.70	$21.75
Walgreens - Paducah	Paducah, KY	47,578	$55,462	$20.66	$21.00
Average				$21.63	$21.70

(1)	Source: Appraisal.

(2)	Based on a five-mile radius.

(3)	Based on the underwritten rent roll.

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF
Base Rent(2)	$3,010,585	$22.17
Value of Vacant Space	0	$0.00
Gross Potential Rent	$3,010,585	$22.17
Total Recoveries	0	$0.00
Total Other Income	0	$0.00
Less: Vacancy(3)	(90,318)	($0.67)
Effective Gross Income	$2,920,267	$21.51
Total Operating Expenses	58,405	$0.43
Net Operating Income	$2,861,862	$21.08
TI/LC	0	$0.00
Capital Reserve	27,153	$0.20
Net Cash Flow	$2,834,709	$20.88
(1)	In November 2016, the borrower sponsor purchased the Walgreens Net Lease Portfolio 2 Properties from Walgreens Co. in connection with a sale leaseback transaction. As a result, Historical NOI and Historical Occupancy are not applicable.

(2)	Base Rent assumes a straight-line average of contractual rent due under the Walgreens leases. Rent increases 5.0% every five years through the initial term and the first four, five year extension options. Beginning with the fifth extension option, and every five years thereafter, the rent is required to be based on the fair market value rent as defined by the leases. The initial annual rent due under the Walgreen Co. lease is $2,937,156.

(3)	U/W Vacancy represents 3.0% of Base Rent.

Property Management. The Walgreens Net Lease Portfolio 2 Properties are managed by CFNL Portfolio Property Manager, LLC, an affiliate of Cantor Commercial Real Estate Lending, L.P., the loan seller, CCRE Commercial Mortgage Securities, L.P., the depositor, Berkeley Point Capital LLC, a primary servicer and limited subservicer, Cantor Fitzgerald & Co. and Castle Oak Securities, L.P., the underwriters.

Lockbox / Cash Management.  The Walgreens Net Lease Portfolio 2 Loan is structured with a hard lockbox and in place cash management.

A-3-91

MO, MN, KY, LA	Collateral Asset Summary – Loan No. 10 Walgreens Net Lease Portfolio 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,087,937 56.0% 2.02x 9.5%

A “Cash Sweep Event” will occur (i) during any event of default, (ii) during any bankruptcy action of the borrower, guarantor, or property manager, until the guarantor or property manager, subject to the bankruptcy action is replaced with a qualified replacement guarantor or property manager, (iii) if the debt service coverage ratio is less than 1.55x based on the trailing three month period immediately preceding the determination date, until such a time that the debt service coverage ratio is 1.60x for two consecutive calendar quarters, (iv) if the Walgreens Net Lease Portfolio 2 Loan has not been repaid in full on or before the payment date that is three months prior to the ARD (September 1, 2026), (v) if the Major Tenant has ceased to operate or be open for business in more than 25% of the individual Walgreens Net Lease Portfolio 2 Properties (in the aggregate) other than for commercially reasonable periods of time in the ordinary course of business and/or as a result of fire, casualty and/or condemnation, (vi) during any bankruptcy action of a Major Tenant or (vii) if the long-term issuer credit rating of the Major Tenant issued by S&P falls below “BB-“, or the senior unsecured debt rating of the Major Tenant issued by Moody’s falls below Ba3, provided, however, if the Major Tenant is not rated by S&P or Moody’s, then a Cash Sweep Event will occur if the long-term issuer credit rating of Walgreens Boots Alliance Inc. (“WBA”) issued by S&P falls below “BB-“, or the senior unsecured debt rating of WBA issued by Moody’s falls below Ba3.

“Major Tenant” means Walgreen Co. or any replacement tenant that is acceptable to lender.

Initial Reserves. None.

Ongoing Reserves.  The borrower is required to deposit monthly reserves on each payment date in an amount equal to (i) 1/12 of the estimated annual real estate taxes into a tax reserve account and (ii) 1/12 of the estimated annual insurance premiums into an insurance reserve account; provided that such monthly tax will be waived, so long as (x) if the Major Tenant lease is no longer in full force and effect, (a) no event of default then exists, (b) the debt service coverage ratio, based on the trailing three (3) month period immediately preceding the date of such determination is equal to or greater than 1.55x, and (c) borrower provides to lender acceptable evidence that such taxes have already been paid, or (y) if the Major Tenant lease remains in full force and effect, (a) no event of default then exists, (b) the Major Tenant is required under its lease to pay, and does pay, taxes directly to the appropriate public office (and lender, upon written request, receives evidence of such payment), and (c) no event of default (after applicable notice and cure periods) exists under the related lease. In addition, monthly insurance reserves will be waived so long as the Walgreens Net Lease Portfolio 2 Properties are insured pursuant to a blanket policy, or if the Major Tenant provides self-insurance.

During a Cash Sweep Event prior to the ARD, the borrower is required to deposit with lender all excess cash flow in the cash management account, which amounts will be held by lender as additional security for the Walgreens Net Lease Portfolio 2 Loan; provided; however, if a Cash Sweep Event is caused solely by the occurrence of a trigger under clause (v) set forth in the definition of Cash Sweep Event, then excess cash flow deposited into the excess cash flow reserve each month will be capped at an amount equal to the aggregate monthly rent for the tenants at the individual properties that triggered such Cash Sweep Event, and the remaining excess cash flow will be disbursed to the Borrower. If on or prior to the ARD borrower does not pay to lender the outstanding principal balance, all accrued and unpaid interest and all other amounts due hereunder and under the Walgreens Net Lease Portfolio 2 Loan, then, on the ARD, all funds in the excess cash flow reserve and all excess cash flow that accrues thereafter will be applied to repayment of outstanding principal and interest pursuant to the Walgreens Net Lease Portfolio 2 Loan. Following the ARD, all excess cash flow in the cash management account is required to be applied by lender to the Walgreens Net Lease Portfolio 2 Loan.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None.

Partial Release. Any time after the expiration of the lockout period, the borrower may obtain the release of any Walgreens Net Lease Portfolio 2 Property, provided, among other things, (i) the borrower pays the Release Amount and (ii) after giving effect to such release, the debt service coverage ratio is greater than or equal to the greater of (x) 2.02x (which is the debt service coverage ratio on the origination date) and (y) the debt service coverage ratio immediately prior to the release.

The “Release Amount” means 120% of the allocated loan amount for the Walgreens Net Lease Portfolio 2 Property being released, provided, however, if the borrower has requested release of such property because the tenant has ceased operations at such property or has not timely commenced restoration of such property after a casualty, the Release Amount means 100% of the allocated loan amount for the Walgreens Net Lease Portfolio 2 Property to be released. In addition, in each case, the borrower is required to pay the applicable yield maintenance premium, if such partial release is prior to September 2, 2026 and costs.

A-3-92

MO, MN, KY, LA	Collateral Asset Summary – Loan No. 10 Walgreens Net Lease Portfolio 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,087,937 56.0% 2.02x 9.5%

ND
Minneapolis
MN
SD
Rapid City
WI
WY
Milwaukee
MI
Buffalo
Detroit
IA
Cedar Rapids
Chicago
NE
Cleveland
Cheyenne
Omaha
Des Moines
OH
PA
Columbus
IL
IN
Denver
Indianapolis
Cincinnati
Kansas City
St Louis
CO
KS
Louisville
Colorado Springs
MO
Wichita
Lexington
WV
KY
VA
OK
Tulsa
Nashville
NC
TN
Oklahoma City
Memphis
Charlotte
AR
Little Rock
NM
SC
Atlanta
MS
Birmingham
Fort Worth
Dallas
GA
AL
Shreveport
Jackson
TX
LA
Jacksonville
Austin
New Orleans
San Antonio
Houston
Orlando
Tampa
FL
Gulf of Mexico
MEXICO
Miami
1
2
3
4
5
6
7
8
9

Walgreens Net Lease Portfolio 2

#	Property Name	Address	City/State	Zip Code
1	Walgreens - St. Louis	4218 Lindell Boulevard	St. Louis, MO	63108
2	Walgreens - Brooklyn Park	7700 Brooklyn Boulevard	Brooklyn Park, MN	55443
3	Walgreens - Woodbury	1965 Donegal Drive	Woodbury, MN	55125
4	Walgreens - Saint Peters	909 Jungermann Road	Saint Peters, MO	63376
5	Walgreens - Lake St. Louis	3497 Technology Drive	Lake St. Louis, MO	63367
6	Walgreens - Pineville	3100 Highway 28 East	Pineville, LA	71360
7	Walgreens - St. Joseph	4022 North Belt Highway	Saint Joseph, MO	64506
8	Walgreens - Shepherdsville	152 North Buckman Street	Shepherdsville, KY	40165
9	Walgreens - Paducah	521 Lone Oak Road	Paducah, KY	42003

A-3-93

1300 West Campbell Road Richardson, TX 75080	Collateral Asset Summary – Loan No. 11 Lennox Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,967,126 64.0% 1.59x 9.9%

Mortgage Loan Information
Loan Seller:	Société Générale
Loan Purpose:	Refinance
Borrower Sponsor:	Tri-State Commercial Associates
Borrower:	TSCA–234 Limited Partnership
Original Balance:	$23,000,000
Cut-off Date Balance:	$22,967,126
% by Initial UPB:	3.5%
Interest Rate:	4.0450%
Payment Date:	1st of each month
First Payment Date:	December 1, 2016
Maturity Date:	November 1, 2026
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(25), D(90), O(5)
Lockbox / Cash Management(1):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$563,662	$51,242
Insurance:	$69,862	$5,447
Replacement(2):	$0	$2,287
TI/LC(3):	$16,800	$10,833
Special Rollover(4):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$126
Balloon Balance / Sq. Ft.:	$100
Cut-off Date LTV:	64.0%
Balloon LTV:	51.0%
Underwritten NOI DSCR:	1.71x
Underwritten NCF DSCR:	1.59x
Underwritten NOI Debt Yield:	9.9%
Underwritten NCF Debt Yield:	9.1%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Richardson, TX
Year Built / Renovated:	1996 / NAP
Total Sq. Ft.:	182,936
Property Management:	Quine & Associates, Inc.
Underwritten NOI:	$2,267,876
Underwritten NCF:	$2,101,289
Appraised Value:	$35,885,000
Appraisal Date:	September 2, 2016

Historical NOI
Most Recent NOI:	$2,070,436 (T-12 August 31, 2016)
2015 NOI:	$2,094,921 (December 31, 2015)
2014 NOI:	$2,142,593 (December 31, 2014)
2013 NOI:	$2,185,137 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	94.4% (August 31, 2016)
2015 Occupancy:	90.2% (December 31, 2015)
2014 Occupancy:	89.0% (December 31, 2014)
2013 Occupancy:	91.3% (December 31, 2013)
(1)	A hard lockbox will be established and in-place cash management will commence upon the occurrence of (i) stated maturity date, (ii) an event of default, (iii) the debt service coverage ratio being less than 1.10x, or (iv) a lease sweep period commencing, which occurs on (a) the date that is five business days after the date which is nine months prior to the end of the term of the major lease; (b) the date required by any tenant under either a major lease, or leases which when taken together cover in the aggregate 35,000 sq. ft. or more of the rentable sq. ft. of the improvements gives notice under the lease of its exercise of a renewal option thereunder; (c) any major lease is being surrendered, cancelled or terminated prior to its then current expiration date; (d) any major tenant discontinues its business at its premises (i.e., “goes dark”) or gives notice that it intends to discontinue its business; (e) continuance of a default under any major lease.
(2)	The Replacement Reserve is subject to a cap of $54,880.
(3)	The TI/LC Reserve is subject to a cap of $400,000.
(4)	On each payment date during the continuance of a cash management period (other than a cash management period triggered solely as a result of a lease sweep period), the borrower will be required to deposit all excess funds into a special rollover reserve account.

TRANSACTION HIGHLIGHTS

■	Property. The Lennox Shopping Center Property (the “Lennox Shopping Center Property”) consists of the borrower’s fee simple interest in a one-story, anchored retail shopping center located in the north Dallas suburb of Richardson, Texas. Built in 1996, the Lennox Shopping Center Property contains 182,936 sq. ft. of retail space and features 1,036 surface level parking spaces reflecting an overall parking ratio of 5.66 per 1,000 sq. ft. The Lennox Shopping Center Property is currently 94.4% occupied by 41 tenants in eight retail buildings. The Lennox Shopping Center Property is anchored by Tom Thumb (70,658 sq. ft., 38.6% of NRA) which has been located at the Lennox Shopping Center Property since 1998 and completed a $4.0 million interior renovation in 2009. According to annual sales reports, sales at the Tom Thumb have grown approximately 15.8% from 2013 through May 31, 2016.

■	Location. The Lennox Shopping Center Property is located at the northeast corner of West Campbell Road and North Coit Road, approximately 14.0 miles north of the Dallas central business district. Both West Campbell and North Coit Roads are 4-6 lane roadways that traverse Richardson in an east/west and north/south direction, respectively. According to the appraisal, West Campbell and North Coit Road have average daily traffic counts of 39,140 and 46,860, respectively.

■	Market and Demographics. According to the appraisal, the Lennox Shopping Center Property falls into the Far North Dallas submarket that is comprised of approximately 55.1 million sq. ft. with an average occupancy of 93.6% and average rental rate of $14.52 PSF. According to Fortune Magazine’s list of 2015 Fortune 500 companies, the Dallas/Fort Worth Metroplex was home to 21 Fortune 500 companies including Exxon Mobil, American Airlines, Southwest Airlines, Kimberly-Clark, Texas Instruments and AT&T. As of second quarter 2016, unemployment was 3.5% across the Metroplex, which is lower than both the state unemployment rate of 4.4% and the national unemployment rate of 4.7%. According to a third party statistics provider, as of the second quarter of 2016 the population and average household income within a three-mile radius of the Lennox Shopping Center Property were approximately 118,922 and $98,232, respectively.

■	Borrower Sponsor. Tri-State Commercial Associates was established in 1981 and as of December 31, 2015, its portfolio consists of approximately 33 commercial properties, primarily grocery-anchored shopping centers in the Dallas-Fort Worth Metroplex. As of December 31, 2015, Tri-State Commercial Associates reported a fair market value net worth of $84,226,715.

A-3-94

1917 Ayrsley Town Boulevard Charlotte, NC 28273	Collateral Asset Summary – Loan No. 12 Embassy Suites Ayrsley Charlotte	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,415,922 60.3% 1.76x 12.8%

Mortgage Loan Information
Loan Seller:	Société Générale
Loan Purpose:	Refinance
Borrower Sponsor:	Thomas B. Henson
Borrower:	Ayrsley Hotel Associates III, LLC
Original Balance:	$22,500,000
Cut-off Date Balance:	$22,415,922
% by Initial UPB:	3.4%
Interest Rate:	4.6400%
Payment Date:	1st of each month
First Payment Date:	October 1, 2016
Maturity Date:	September 1, 2026
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(27), D(89), O(4)
Lockbox / Cash Management(1):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$0	$21,344
Insurance:	$33,759	$3,069
FF&E:	$0	$26,795

Financial Information
Cut-off Date Balance / Room:	$131,858
Balloon Balance / Room:	$107,502
Cut-off Date LTV:	60.3%
Balloon LTV:	49.1%
Underwritten NOI DSCR:	2.06x
Underwritten NCF DSCR:	1.76x
Underwritten NOI Debt Yield:	12.8%
Underwritten NCF Debt Yield:	10.9%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Charlotte, NC
Year Built / Renovated:	2015 / NAP
Total Rooms:	170
Property Management:	Griffin Stafford, LLC
Underwritten NOI:	$2,866,689
Underwritten NCF:	$2,443,351
Appraised Value:	$37,200,000
Appraisal Date:	July 27, 2016

Historical NOI(2)
Most Recent NOI:	$3,110,592 (T-12 September 30, 2016)
2015 NOI:	NAV
2014 NOI:	NAP
2013 NOI:	NAP

Historical Occupancy(2)
Most Recent Occupancy:	64.1% (September 30, 2016)
2015 Occupancy:	NAV
2014 Occupancy:	NAP
2013 Occupancy:	NAP

(1)	A hard lockbox will be established and in-place cash management will commence upon the occurrence of (i) stated maturity date (ii) an event of default, or (iii) the debt service coverage ratio being less than 1.20x.
(2)	The Embassy Suites Ayrsley Charlotte Property was built in 2015 and, therefore, there are no historical financials or occupancy figures available.

TRANSACTION HIGHLIGHTS

■	Property. The Embassy Suites Ayrsley Charlotte property (the “Embassy Suites Ayrsley Charlotte Property”) consists of the borrower’s fee simple interest in a 170-room, six-story full service lodging facility in Charlotte, North Carolina. Built in 2015, the newly constructed Embassy Suites Ayrsley Charlotte Property was built at a cost of approximately $28.4 million ($166,808 per room) and opened in June 2015. The Embassy Suites Ayrsley Charlotte Property is comprised of 20 king studio suites, 75 king one-bedroom suites, 70 queen/queen one-bedroom suites and 5 executive king one-bedroom suites. Amenities include an indoor swimming pool, fitness center, outdoor patios with fire pits, lobby workstation, suite shop, guest laundry area, a premium floor, a restaurant, free cook-to-order breakfast, room service and 13,176 sq. ft. of meeting space, including a grand ballroom. The Embassy Suites Ayrsley Charlotte Property operates as an Embassy Suites under the Hilton Franchise Holding LLC franchise flag which expires on January 31, 2036.

■	Location. The Embassy Suites Ayrsley Charlotte Property is located at 1917 Ayrsley Town Boulevard in Ayrsley, a 180-acre, 5.0 million sq. ft. master planned urban development located at the corner of South Tryon and the I-485 Beltway approximately 10.0 miles southwest of the Charlotte central business district. The Embassy Suites Ayrsley Charlotte Property is located within Mecklenburg County in the Charlotte-Concord-Gastonia, NC-SC MSA. Primary regional access through the area is provided by north/south Interstate 85, which extends to such cities as Winston-Salem to the north and Greenville, South Carolina, to the south. Interstate 485 is the beltway around the greater Charlotte area. The area is served by the Charlotte Douglas International Airport, located approximately 5.0 miles northwest of the Embassy Suites Ayrsley Charlotte Property.

■	Market. The local area surrounding the Embassy Suites Ayrsley Charlotte Property is located in the master-planned Ayrsley development. The majority of the remaining vacant land within the development is zoned for office development. Surrounding developments include the 700-acre Whitehall master-planned community, which includes the Whitehall Corporate Center comprising approximately 860,000 sq. ft. mid-rise office buildings. In July 2016, construction began on the new Topgolf facility, a 65,000 sq. ft., three-level golf entertainment complex within the Whitehall master-planned community. According to the appraisal, customer segmentation for the Embassy Suites Ayrsley Charlotte Property includes; Commercial (55%), Meeting and Group (25%), and Leisure (20%). The Embassy Suites Ayrsley Charlotte Property’s corporate accounts are driven by Hyster Yale Group, Charter Communications, Siemens and Microsoft, among others. Other corporate drivers include the corporate campuses and office parks of Arrowood, Pineville, Ayrsley, Steele Creek and Whitehall Corporate Center totaling approximately 1.6 million sq. ft. of space that is developed or currently under development. Leisure demand in the area is supported by Downtown Charlotte, 10.0 miles northeast of the Embassy Suites Ayrsley Charlotte Property, and its retail and entertainment venues including the NASCAR Hall of Fame, the Mint Museum, the Charlotte Premium Outlets, Carowinds amusement park, Time Warner Cable Arena (the home of the Charlotte Hornets National Basketball Association team) and Bank of America Stadium (the home of the Carolina Panthers National Football League team).

■	Borrower Sponsor. The sponsor of the borrower is Thomas B. Henson, an active real estate developer and investor in North Carolina since 1981. Mr. Henson currently owns and operates 3 restaurants, 3 hotels and several thousand sq. ft. of commercial office space in Charlotte, North Carolina. As of August 31, 2016, Mr. Henson had approximately $5.8 million of cash equity remaining in the Embassy Suites Ayrsley Charlotte Property and approximately $14.7 million of implied equity based on the appraised value of $37.2 million as of July 27, 2016.

A-3-95

OH, IN, KY, MI	Collateral Asset Summary – Loan No. 13 Melohn Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,100,000 66.3% 1.28x 9.6%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Borrower Sponsor:	Alfons Melohn
Borrowers(1):	Various
Original Balance:	$22,100,000
Cut-off Date Balance:	$22,100,000
% by Initial UPB:	3.4%
Interest Rate:	5.6890%
Payment Date:	6th of each month
First Payment Date:	January 6, 2017
Maturity Date:	December 6, 2026
Amortization:	360 months
Additional Debt:	None
Call Protection(2):	L(24), D(92), O(4)
Lockbox / Cash Management(3):	Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$95,833	$19,583
Insurance:	$34,695	$8,674
Replacement:	$0	$12,601
Required Repairs:	$111,644	NAP

Financial Information
Cut-off Date Balance / Unit:	$46,624
Balloon Balance / Unit:	$39,169
Cut-off Date LTV:	66.3%
Balloon LTV:	55.7%
Underwritten NOI DSCR:	1.38x
Underwritten NCF DSCR:	1.28x
Underwritten NOI Debt Yield:	9.6%
Underwritten NCF Debt Yield:	8.9%
Property Information
Single Asset / Portfolio:	Portfolio of four properties
Property Type:	Multifamily
Collateral:	Fee Simple
Location:	OH, IN, KY, MI
Year Built / Renovated:	Various / NAP
Total Units:	474
Property Management:	Efficient Property Management, LLC
Underwritten NOI:	$2,120,259
Underwritten NCF:	$1,969,053
Appraised Value:	$33,350,000
Appraisal Date:	November 2016

Historical NOI
Most Recent NOI:	$2,144,299 (T-12 October 31, 2016)
2015 NOI:	$1,921,180 (December 31, 2015)
2014 NOI:	$1,863,585 (December 31, 2014)
2013 NOI:	$1,940,720 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	94.9% (November 4, 2016)
2015 Occupancy:	96.3% (December 31, 2015)
2014 Occupancy:	90.4% (December 31, 2014)
2013 Occupancy:	91.6% (December 31, 2013)
(1)	The borrowers are Willowood Apartments of Frankfort, LTD., Willowood Apartments of Frankfort II, LTD., Amberidge Apartments of Roseville, Ltd., Cedarwood Apartments of Goshen, Ltd., Dover Place Apartments of Eastlake, Ltd., Dover Place Apartments of Eastlake II, Ltd., Dover Place Apartments of Eastlake III, Ltd. and Dover Place Apartments of Eastlake IV, Ltd.
(2)	After the expiration of the lockout period and prior to the open period, the borrowers may obtain the release of an individual property provided, among other things, the borrowers partially defease the loan in an amount equal to the greater of (i) 120% of the allocated loan amount with respect to such individual property and (ii) an amount such that, after giving effect to such release, (a) the debt service coverage ratio of the remaining properties is greater than or equal to 1.30x and (b) the loan to value ratio of the remaining properties is less than or equal to 67.0%.
(3)	In place cash management will be triggered upon the occurrence of (i) an event of default, or (ii) failure by the borrowers, after the end of two calendar quarters to maintain a debt service coverage ratio of at least 1.15x until the debt service coverage ratio is at least 1.20x for two consecutive calendar quarters.

TRANSACTION HIGHLIGHTS

■	Properties. The Melohn Multifamily Portfolio I consists of four multifamily properties totaling 474 units that are all single-story modular construction, built between 1984 and 1986. The Dover Place property (“Dover Place”) is located in Eastlake, Ohio and is a 25-building, garden apartment complex with 229 units that average 536 sq. ft. The Willowood property (“Willowood”) is a 110 unit multifamily community located Frankfort, Kentucky, that has an average unit size of 576 sq. ft. The Cedarwood property (“Cedarwood”) is located in Goshen, Indiana and is a 90 unit multifamily community with an average unit size of 595 sq. ft. The Amberidge property (“Amberidge” and collectively, the “Melohn Multifamily Portfolio I Properties”) is a 7-building, garden apartment complex with 45 units that average 627 sq. ft. and is located in Roseville, Michigan.

■	Strong Historical Occupancy. As of November 4, 2016, the Melohn Multifamily Portfolio I Properties were 94.9% occupied. The Melohn Multifamily Portfolio I Properties have maintained a combined weighted average occupancy of approximately 94.6% since 2012.

■	Market & Location. Dover Place is located in the Lake County submarket within the Cleveland area, which as of the third quarter 2016 had a vacancy rate of 1.3% and an average asking rental rate of $862. In 2016, the estimated population and median household income within a five-mile radius of Dover Place was 103,572 and $52,519, respectively. Willowood is located in the Franklin county market which has a vacancy rate of 7.1% and average market rents ranging from $440-$770. In 2016, the estimated population and median household income within a five-mile radius of Willowood was 34,589 and $43,875, respectively. Cedarwood is located in the Elkhart county market and the average asking rent is $750 with a vacancy rate of approximately 2.8%. Within a three-mile radius of Cedarwood as of 2016, the estimated population and median household income was 46,425 and $47,759, respectively. Amberidge is located in the Macomb county submarket within the Detroit area, which has an average asking rent of $827 and has a vacancy rate of 1.6%. In 2016, the estimated population and median household income within a five-mile radius of Amberidge was 282,002 and $49,460, respectively.

■	The Borrower / Borrower Sponsor. The sponsor of the borrower and the non-recourse carve-out guarantor is Alfons Melohn. Alfons Melohn is the president of Melohn Properties Inc., a large, privately held real estate company that was founded in 1948 and owns over 1,000,000 sq. ft. of commercial space, residential properties and free standing retail projects in the United States.

A-3-96

3857 South Dr. Martin Luther King Drive Chicago, IL 60653	Collateral Asset Summary – Loan No. 14 Mariano’s Bronzeville	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,000,000 51.1% 2.49x 10.5%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Acquisition
Borrower Sponsor:	Jerome Kessler
Borrowers(1):	442 Sterling Place Realty LLC; 801 Ocean Avenue Realty LLC; JJRD Realty Associates LLC
Original Balance:	$19,000,000
Cut-off Date Balance:	$19,000,000
% by Initial UPB:	2.9%
Interest Rate:	4.1550%
Payment Date:	6th of each month
First Payment Date:	December 6, 2016
Maturity Date:	November 6, 2026
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(25), YM1(91), O(4)
Lockbox / Cash Management(2):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes(2):	$0	Springing
Insurance(2):	$0	Springing
Replacement:	$0	$614
Lease Sweep(2):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$258
Balloon Balance / Sq. Ft.:	$258
Cut-off Date LTV(3):	51.1%
Balloon LTV(3):	51.1%
Underwritten NOI DSCR:	2.50x
Underwritten NCF DSCR:	2.49x
Underwritten NOI Debt Yield:	10.5%
Underwritten NCF Debt Yield:	10.5%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Single Tenant Retail
Collateral:	Fee Simple
Location:	Chicago, IL
Year Built / Renovated:	2016 / NAP
Total Sq. Ft.:	73,680
Property Management:	Self-managed
Underwritten NOI:	$2,003,150
Underwritten NCF:	$1,995,782
Appraised Value(3):	$37,175,000
Appraisal Date:	October 2, 2016

Historical NOI(4)
Most Recent NOI:	NAV
2015 NOI:	NAP
2014 NOI:	NAP
2013 NOI:	NAP

Historical Occupancy(4)
Most Recent Occupancy:	100.0% (November 6, 2016)
2015 Occupancy:	NAP
2014 Occupancy:	NAP
2013 Occupancy:	NAP
(1)	442 Sterling Place Realty LLC, 801 Ocean Avenue Realty LLC and JJRD Realty Associates LLC own the Mariano’s Bronzeville property as three closed tenants-in-common.
(2)	A hard lockbox, in place cash management and a cash sweep are required upon (i) an event of default until cured, (ii) any bankruptcy action of the borrower, principal, guarantor or property manager (if any), until in the case of bankruptcy action of property manager only, if the borrower replaces the manager with a qualified manager, or (iii) the occurrence of a Lease Sweep Period, until cured. A “Lease Sweep Period” and monthly escrows for taxes and insurance will commence upon (i) the tenant, Mariano’s Fresh Market, being in monetary default for a period of 10 days after notice, (ii) the tenant being dark for more than 12 consecutive months or at any time during the last two years of the term of the loan, (iii) the tenant, Mariano’s Fresh Market, giving notice of its intent to terminate, cancel or surrender its lease, (iv) the tenant’s, Mariano’s Fresh Market, lease being terminated or cancelled, (v) any bankruptcy action of the tenant or its parent Kroger, or (vi) Kroger’s debt rating falling below “BB” as rated by S&P and/or “Ba2” as rated by Moody’s for two consecutive calendar quarters during the term of the loan.
(3)	Based on the appraiser’s hypothetical dark value of $20,625,000, which assumes the property to be vacant and available for lease, the loan-to-dark-value ratio is 92.1%.
(4)	Historical NOI and Occupancy are not applicable as the property was built in 2016.

TRANSACTION HIGHLIGHTS

■	Property. Mariano’s Bronzeville is a newly built, free-standing, built-to-suit, Class A, grocery store that is 100.0% occupied by Mariano’s Fresh Market on a triple-net lease through 2036.

■	Tenant. Mariano’s Fresh Market, a subsidiary of Roundy’s, is a supermarket chain with 39 locations in the Chicago area as of October 11, 2016. The Mariano’s lease is guaranteed by Kroger Co. (rated BBB/Baa1/BBB by Fitch/Moody’s/S&P) which acquired Roundy’s in December 2015. Headquartered in Cincinnati, Ohio, Kroger Co. is one of the largest supermarket chains in the United States based on annual sales. As of January 2016, Kroger operated 2,778 supermarkets and multi-department stores and achieved total sales of approximately $109.8 billion in 2015.

■	Location/Competition. The property is situated at the corner of Martin Luther King Drive and Pershing Road in the Bronzeville neighborhood of Chicago, IL. Bronzeville is a well-established and densely built-out neighborhood with a population of approximately 242,000 within a three-mile radius of the subject property. Additionally, there is only one other grocery store in the Bronzeville neighborhood, a Jewel-Osco located one-mile north of the property.

■	Borrower Sponsor. At loan closing, the borrower sponsor contributed approximately $15.2 million in cash equity (44.0% of purchase price) to facilitate the acquisition.

A-3-97

1417, 1425, 1457, 1469, 1481 8th Avenue Bethlehem, PA 18018	Collateral Asset Summary – Loan No. 15 Plaza on 8th	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,000,000 64.6% 1.46x 9.5%

Mortgage Loan Information
Loan Seller:	UBS AG
Loan Purpose:	Refinance
Borrower Sponsor:	Dennis E. Benner
Borrower:	DB3, LLC
Original Balance:	$17,000,000
Cut-off Date Balance:	$17,000,000
% by Initial UPB:	2.6%
Interest Rate:	4.8100%
Payment Date:	6th of each month
First Payment Date:	January 6, 2017
Maturity Date:	December 6, 2026
Amortization:	Interest only for the first 36 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management(1):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes(2):	$5,142	$723
Insurance(3):	$7,321	$1,294
Replacement(3):	$0	$835
TI/LC(4):	$0	Springing
Condominium Common Charge(5):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$255
Balloon Balance / Sq. Ft.:	$225
Cut-off Date LTV:	64.6%
Balloon LTV:	57.0%
Underwritten NOI DSCR(6):	1.51x
Underwritten NCF DSCR(6):	1.46x
Underwritten NOI Debt Yield:	9.5%
Underwritten NCF Debt Yield:	9.2%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Office / Retail
Collateral:	Fee Simple
Location:	Bethlehem, PA
Year Built / Renovated:	2010-2012 / NAP
Total Sq. Ft.:	66,683
Property Management:	Summit Management And Realty Company d/b/a NAI Summit
Underwritten NOI:	$1,619,014
Underwritten NCF:	$1,565,930
Appraised Value:	$26,300,000
Appraisal Date:	October 3, 2016

Historical NOI
Most Recent NOI:	$1,510,779 (T-12 August 31, 2016)
2015 NOI:	$1,471,765 (December 31, 2015)
2014 NOI:	$1,384,075 (December 31, 2014)
2013 NOI:	$1,237,439 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	96.8% (September 22, 2016)
2015 Occupancy:	100.0% (December 31, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
(1)	A hard lockbox will be established and in-place cash management will commence upon the occurrence of (i) an event of default, (ii) any bankruptcy or insolvency proceeding of the borrower, guarantor or property manager, (iii) the debt service coverage ratio being less than 1.30x, (iv) any fraud or misappropriations of funds or felony indictment of the guarantor or director or officer of the borrower or guarantor or the property manager or director or officer of the property manager or (v) a material tenant trigger event will have occurred and is continuing, among others. A “Material Tenant” means (i) CVS Pharmacy, (ii) PNC Bank, (iii) St. Luke’s Health Network or (iv) any tenant, guarantor, or replacement that together with its affiliates, leases space comprising 20% or more of either (a) the total rentable sq. ft. at the property or (b) the total in-place base rent at the property.

(2)	As it relates to CVS Pharmacy, PNC Bank, and/or St. Luke’s as applicable, the borrower will not be required to make monthly real estate tax escrows associated with such tenant so long as (i) the applicable tenant is obligated pursuant to its lease to pay, and is paying, all taxes directly to the applicable governmental authorities and (ii) no material tenant trigger event will have occurred and is continuing, among others.

(3)	As it relates to CVS Pharmacy and/or PNC Bank, as applicable, so long as (i) no material tenant trigger event will have occurred and is continuing, and (ii) (a) the applicable tenant is obligated pursuant to its lease to maintain, and is maintaining, insurance pursuant to the requirements set forth in the loan documents, among others, the borrower will not be required to make monthly insurance escrows associated with such tenant or (b) the applicable tenant is obligated pursuant to its lease to maintain, and is maintaining, its leased space in a condition acceptable to the lender, among others, the borrower will not be required to make monthly replacement escrows associated with such tenant.

(4)	The borrower will not be required to make monthly TI/LC escrows so long as no material tenant trigger event will have occurred and is continuing and each of the leases as applicable to CVS Pharmacy, PNC Bank and St. Luke’s are in full force and effect, among others.

(5)	The borrower will not be required to make monthly condominium common charges so long as (i) no event of default has occurred and (ii) the borrower delivers to the lender written evidence that no condominium common charges are due.

(6)	Based on amortizing debt service payments. Based on current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.95x and 1.89x, respectively.

TRANSACTION HIGHLIGHTS

■	Property. The Plaza on 8th property is an office and retail development located in Bethlehem, Pennsylvania. The development is structured as a condominium association, in which the borrower owns 72.1% of the proportionate interests and maintains control of the condominium association board. Built between 2010 and 2012 by the borrower sponsor, the property consists of five buildings totaling 66,683 sq. ft. St. Luke’s Health Network, Inc. (Moody’s: A3) occupies two buildings under separate triple net leases. CVS Pharmacy (Moody’s/S&P: Baa1/BBB+) and PNC Bank (Moody’s/Fitch/S&P: A3/A+/A-) occupy and operate their buildings under ground leases. Etowah Dialysis (DaVita Dialysis) occupies its own building under a triple net lease, which is guaranteed by St. Luke’s Health Network, Inc., as assignor, for up to 40% of the rent payable under the lease. The property is currently 96.8% occupied and has weighted average remaining lease term of 15.5 years.

■	Borrower Sponsor. The borrower sponsor and non-recourse carve-out guarantor is Dennis E. Benner. The borrower sponsor has over 30 years of real estate experience including 11 completed developments in the Lehigh Valley region. The borrower sponsor is a partner at Benner & Piperato law firm, specializing in commercial and residential real estate law.

■	Market and Demographics. The property is located approximately one mile north of the Bethlehem central business district and is accessible by US Route 22 (2.0 miles), the primary arterial traveling through the Lehigh Valley and PA Route 378 (0.6 miles from the property). The property is located in the Lehigh/Northampton office submarket of Philadelphia, which demonstrated a submarket occupancy rate of 90.6% with asking rents of $20.66 per sq. ft. as of the second quarter of 2016. The estimated 2016 population and average household income within a three-mile radius is 98,697 and $64,883, respectively.

A-3-98

ANNEX B

FORM OF OPERATING ADVISOR ANNUAL REPORT

Report Date: Report will be delivered annually no later than [INSERT DATE].

Transaction: CFCRE 2016-C7

Operating Advisor: Park Bridge Lender Services LLC

Special Servicer: Midland Loan Services
Directing Certificateholder: Eightfold Real Estate Capital Fund IV, L.P.

I.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement dated as of December 1, 2016 (the “Pooling and Servicing Agreement”), among Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer and Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, and Park Bridge Lender Services LLC, as Operating Advisor and Asset Representations Reviewer, as well as the items listed below, the Operating Advisor has undertaken a limited review of the Special Servicer’s operational activities in light of the Servicing Standard and the requirements of the Pooling and Servicing Agreement with respect to the resolution and/or liquidation of the Specially Serviced Loans and provides this Operating Advisor Annual Report.

No information or any other content included in this Operating Advisor Annual Report contravenes any provision of the Pooling and Servicing Agreement. This Operating Advisor Annual Report sets forth the Operating Advisor’s assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Loans during the prior calendar year.

Subject to the restrictions in the Pooling and Servicing Agreement, this Operating Advisor Annual Report (A) identifies any material deviations, if any (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of Specially Serviced Loans and (B) complies with all of the confidentiality requirements described in the Pooling and Servicing Agreement.

In connection with the assessment set forth in this report, the Operating Advisor:

1.       Reviewed any annual compliance statement delivered to the Operating Advisor pursuant to Section 10.11 the Pooling and Servicing Agreement and the following issues were noted therein: [ ]

Operating Advisor Actions:

2.       Reviewed any annual independent public accountants’ servicing report delivered to the Operating Advisor pursuant to Section 10.13 of the Pooling and Servicing Agreement and the following issues were noted therein: [ ]

Operating Advisor Actions:

3.       Reviewed any [Final] Asset Status Report and other information or communications delivered to the Operating Advisor and the following issues were noted therein: [ ]

Operating Advisor Actions:

Based on such review and/or consultation with the Special Servicer and performance of the other obligations of the Operating Advisor under the Pooling and Servicing Agreement, the Operating Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement.

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Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement as described herein.

PARK BRIDGE LENDER SERVICES LLC

By:	Park Bridge Advisors LLC Its Sole Member

By: Park Bridge Financial LLC Its Sole Member

By:
Name:
Title:

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ANNEX C-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each Mortgage Loan Seller will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the issuing entity, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex C-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex C-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any

 C-1-1

such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Loan Documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by Mortgage Loan Seller on or after November 30, 2016.

(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust constitutes a legal, valid and binding assignment to the Trust. Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Annex C-2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in this prospectus to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy

 C-1-2

for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for another Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth in Annex C-2, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.

(8)	Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Loan Documents or

 C-1-3

any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)	Condition of Property. Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)	Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)	Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the current principal use of the Mortgaged Property.

(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Mortgage Loan Seller to Purchaser or its servicer.

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(15)	No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as Exhibit A to the MLPA has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by Mortgage Loan Seller to merit such holdback).

(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of any one of the following: (i) at least “A-:VIII” from A.M. Best Company, (ii) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (iii) at least “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return

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period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Other Trustee). Each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)	No Encroachments. To Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or

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current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Mortgage Loan Seller.

(20)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but determined without regard to the rule in the U.S. Department of Treasury Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or Whole Loan, as applicable) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or Whole Loan, if applicable) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(24)	Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar

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commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Loan Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)	Licenses and Permits. Each Borrower covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)	Recourse Obligations. The Loan Documents for each Mortgage Loan provide that (a) the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (provided that the Mortgaged Property generates sufficient cash flow to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Borrower and at least one individual or entity, if the related Borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

(27)	Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such

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release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release (reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan) is not equal to at least 80% of the principal balance of the Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Whole Loan, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(28)	Financial Reporting and Rent Rolls. Each Mortgage requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Borrower are in the form of an annual combined balance sheet of the Borrower entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex C-2; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to

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spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Borrower, (iv) transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this prospectus or the exceptions thereto set forth in Annex C-2, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule C-1 to Annex C-2, or future permitted mezzanine debt in each case as set forth on Schedule C-2 to Annex C-2 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule C-3 to this Annex C-2 or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)	Single-Purpose Entity. Each Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Borrower with respect to each Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other

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than a Borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Borrower would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

(34)	Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns, Mortgage Loan Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

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(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)	The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

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(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)	Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)	Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex C-1.

(37)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex C-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(38)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, no Borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)	Organization of Borrower. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by the Borrower in connection with the origination of such Mortgage Loan, the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Borrower that is an Affiliate of another Borrower under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (39) means, a Borrower that is under direct or indirect common ownership and control with another Borrower.)

(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted

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by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)	Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

(42)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the MLPA to be contained therein.

(43)	Cross-Collateralization. Except with respect to a Mortgage Loan that is part of a Whole Loan, no Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except as set forth in Schedule C-3 to Annex C-2.

(44)	Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by Mortgage Loan Seller to the related Borrower other than in accordance with the Loan Documents, and, to Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled

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lockbox if required or contemplated under the related lease or Loan Documents). Neither Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)	Compliance with Anti-Money Laundering Laws. Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth in this prospectus, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in this prospectus.

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ANNEX C-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Cantor Commercial Real Estate Lending, L.P.
Rep. No. on Annex C-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Permitted Liens; Title Insurance	Hilton Hawaiian Village (Loan No. 1)	The property manager, Hilton Management LLC, an affiliate of the borrower, has a right of first offer (“ROFO”) to purchase or lease the Mortgaged Property in the event the borrower elects to sell or lease the Mortgaged Property. In the event the existing property management agreement is replacement with the substitute management agreement (in accordance with a proposed restricting), above, the ROFO will terminate and be of no further force and effect.
(6) Permitted Liens; Title Insurance	Google Kirkland Campus Phase II (Loan No. 3)	The sole tenant, Google Inc., has a recorded right of first refusal to purchase the entire Mortgaged Property in the event of a proposed sale of the entire Mortgaged Property to a third party. The right of first refusal does not apply to a transfer in connection with a foreclosure or deed-in-lieu of foreclosure.
(6) Permitted Liens; Title Insurance	Potomac Mills (Loan No. 5)

The largest tenant, Costco Warehouse, has a right of first offer to purchase the portion of the Mortgaged Property it leases in the event the Borrower elects to sell such portion of the Mortgaged Property. Such right of first offer does not apply in the event the Borrower elects to sell all or substantially all of the Mortgaged Property. The right of first offer does not apply to a transfer in connection with a foreclosure or deed-in-lieu of foreclosure.

In the event the AMC Theatres lease is terminated following a casualty and the Mortgaged Property is rebuilt within 5 years, if the Borrower intends to sell or lease any portion of the Mortgaged Property to exhibit motion pictures, the tenant has a right of first refusal to purchase or lease such portion of the Mortgaged Property.

The tenant, IKEA Property, Inc., which tenant owns its improvements, has the exclusive right and option to purchase the parcel it leases during the lease term for a purchase price of $1.00.

(6) Permitted Liens; Title Insurance	Walgreens Net Lease Portfolio 3 (Loan No. 7), Walgreens Net Lease Portfolio 2 (Loan No. 10) and Walgreens Adrian, MI (Loan No. 35)	The sole tenant at each Mortgaged Property, Walgreen Co., has a right of first refusal pursuant to each related lease to purchase any individual Mortgaged Property in the event of a proposed sale of such Mortgaged Property to an unaffiliated third party. The right of first refusal does not apply to a transfer in connection with a foreclosure or deed-in-lieu of foreclosure.

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Cantor Commercial Real Estate Lending, L.P.
Rep. No. on Annex C-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Permitted Liens; Title Insurance	Residence Inn by Marriott LAX (Loan No. 18)

The ground lessor has an exclusive right of negotiation to purchase the Borrower’s leasehold interest in the Mortgaged Property at a mutually agreeable price in the event the Borrower intends to transfer or sell such interest, which right will expire 10 days after notice of such intent (and during which period no other party may negotiate). The exclusive right of negotiation does not apply to a transfer in connection with a foreclosure or deed-in-lieu of foreclosure.

M.I.F., L.L.C., the franchisor, has a right of first refusal to purchase the Borrower’s leasehold interest in the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or a controlling direct or indirect interest in the Borrower to a “Competitor” of the franchisor (as such term is defined in the franchise agreement). This right applies to a transfer to a “Competitor” in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a “Competitor.”

(6) Permitted Liens; Title Insurance	Show Low Retail (Loan No. 37)	The Mortgaged Property is subject to recorded restrictions that run with the land that (i) prohibit the use of the Mortgaged Property for, among other things, any non-retail use, any home improvement center, any medical or dental clinic over 3,500 square feet or any bank or credit union over 6,400 square feet, (ii) require the borrower to maintain the improvements at the Mortgaged Property pursuant to certain design criteria approved by Home Depot U.S.A., Inc., a prior owned of the Mortgaged Property (“Home Depot”) and (iii) require the approval of Home Depot for the construction and/or operation of any restaurant at the Mortgaged Property.
(14) Escrow Deposits	Altama Village (Loan No. 25)	Pursuant to the sale and purchase agreement between the Borrower and the prior owner of the Mortgaged Property, the prior owner deposited $405,923.89 into an escrow with Old Republic National Title Insurance Company (“Old Republic”) related to certain renovation work required under the lease with Harbor Freight. In the event the renovations are not completed by the prior owner by May 2017, the escrow agreement provides that the Borrower may draw down on the remaining amounts to complete the renovations. In addition, the prior owner also deposited an additional $400,000 with Old Republic and pursuant to the escrow agreement such funds will be released to the lender in the event Harbor Freight terminates its lease due to the failure of the prior owner to complete the renovations.

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Cantor Commercial Real Estate Lending, L.P.
Rep. No. on Annex C-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(16) Insurance	Hilton Hawaiian Village (Loan No. 1)

If the Borrower elects to have the insurance policies issued by a syndicate of insurers, then, if such syndicate consists of 5 or more members, at least 60% of the insurance coverage (or 75% if such syndicate consists of 4 or fewer members) is required to be provided by insurance companies having the rating of “A” or better by S&P or its equivalent Fitch and Moody’s (if Fitch or Moody’s, as applicable, is a Rating Agency and is rating the insurance company), and the remaining 40% (or the remaining 25% if such syndicate consists of 4 or fewer members) is required to be provided by insurance companies having a claims paying ability rating of “BBB+” or better by S&P or its equivalent Fitch and Moody’s (if Fitch or Moody’s, as applicable, is a Rating Agency and is rating the insurance company).

The commercial general liability insurance policy obtained by the Borrower includes coverage in an amount up to $1.5 million in the aggregate (rather than $2 million in the aggregate).

The Borrower and the operating lessee may maintain a comprehensive all risk “special form” insurance with a $5,000,000 aggregate deductible with a deductible that will not exceed $500,000 per occurrence, except with respect to flood, windstorm and earthquake coverage, which deductible may not exceed 5% of the total insurable value of the Mortgaged Property, subject to a $1,000,000 minimum; provided, however, that the Borrower and the operating lessee will be permitted to maintain a maximum deductible with respect to flood, windstorm and earthquake coverage of 15% of the total insurable value of the Mortgaged Property if the guarantor delivers a guaranty that guarantees any failure by the Borrower and/or the operating lessee to pay their obligations with respect to that portion of the increased deductible which exceeds the base deductible and is not otherwise insured by a third-party provider, except that the Borrower may not increase the deductible for flood coverage above the deductible in place at origination of the Mortgage Loan. The amount of these deductibles may be considered higher than customary.

The Borrower may maintain a portion of its coverage with United Specialty Insurance Company (“United”) in its current participation amounts and positions within the syndicate, provided that the Borrower obtains reinsurance with a cut-through endorsement, acceptable to the lender and the Rating Agencies, with respect to United from an insurance company rated at least “A” with S&P and “A2” with Moody’s (if applicable), or such higher rating as may be required by a Rating Agency, not to exceed “A+” with S&P and “A1” with Moody’s (if applicable).

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Cantor Commercial Real Estate Lending, L.P.
Rep. No. on Annex C-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(16) Insurance	Potomac Mills (Loan No. 5)	The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of $20,800,000 (or, after the occurrence of a Control Event (as defined in the Mortgage Loan documents) $10,400,000), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, (b) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon or (c) at the sole discretion of the lender, paid to the Borrower for such purposes and upon such conditions as the lender shall designate. Provided no Event of Default (as defined in the Mortgage Loan documents) is continuing, in the event that the insurance proceeds and the costs of restoration are each equal to or less than $20,800,000 (or, after the occurrence of a Control Event $10,400,000) such proceeds will be disbursed by the lender to the Borrower to the extent the Borrower agrees to use such funds for the restoration of the Mortgaged Property in accordance with the Mortgage Loan agreement.
(16) Insurance	Mariano’s Bronzeville (Loan No. 14)	Under the sole tenant’s lease, in the event of any damage to the Mortgaged Property, insurance proceeds are required to be held by a bank, trust company or title insurance company mutually selected by the Borrower and tenant rather than one appointed by the lender. The Mortgage Loan documents require that the Borrower obtain the lender’s consent to the appointment of any such bank, trust company or title insurance company.
(16) Insurance	Shopko Neenah (Loan No. 24) and Shopko Winona (Loan No. 27)	Under the sole tenant’s lease, the tenant has the right to hold and disburse insurance proceeds in connection with any repair or restoration of the Mortgaged Property if proceeds are less than $1,200,000 (which threshold exceeds 5% of the outstanding principal balance of the Mortgage Loan and is subject to annual increase based on the CPI).
(17) Access: Utilities: Separate Tax Lots	Rock Springs Retail Portfolio – 101 Gateway Blvd. (Loan No. 29.02)	The Mortgaged Property does not have direct legal access to a public road, nor does it have access via a recorded easement or right of way. The Title Policy endorsement insures access over an adjacent, non-collateral property that provides for two access points to a public road. The Mortgage Loan documents require the borrower to obtain an irrevocable easement agreement with the neighboring property owner and have it recorded.

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Cantor Commercial Real Estate Lending, L.P.
Rep. No. on Annex C-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(24) Local Law Compliance	Walgreens Net Lease Portfolio 2 – Walgreens - St. Louis (Loan No. 10.01)	The Walgreens – St. Louis Mortgaged Property is legal non-conforming as to use as zoning no longer permits “Primary Retail” (as defined in the zoning code) uses at the Mortgaged Property. If the nonconforming use is discontinued or normal operations are stopped for a period of one year, such structure may only be restored in accordance with the current zoning code, which currently permits residential and “Secondary Retail” (as defined in the zoning code) uses. In addition, if a structure is damaged or destroyed in excess of 60% of its physical value, such structure may be restored to its prior use only with a conditional use permit. If a structure is damaged or destroyed to the extent or 60% or less of its physical value, such structure may be restored to its prior use provided any such restoration is completed within 12 months of the date of such damage or destruction.
(24) Local Law Compliance	Venice Portfolio – 425-431 Ocean Front Walk (Loan No. 16.01)

A portion of the 425-431 Ocean Front Walk Mortgaged Property, consisting of 12 above-grade vacation rental units, is non-conforming as to use under the current zoning code, which currently permits multifamily (but not hotel) uses. In addition, the retail portion of the Mortgaged Property is legal non-conforming as to use as the current zoning code requires multifamily uses. If a structure is damaged or destroyed in excess of 75% of the replacement value of such structure, such structure must be rebuilt in accordance with the current zoning code. If a structure is damaged or destroyed to the extent of 75% or less of the replacement value of such structure, the Mortgaged Property may be rebuilt to its current use (other than the vacation rental units) provided a permit for restoration is obtained within two years of the date of destruction or damage.

The largest tenant, Fig Tree Restaurant, conducts outdoor dining on the adjacent public boardwalk pursuant to a revocable permit issued by the City of Los Angeles Department of Recreation and Parks; however, the permit expired on June 23, 2007 and has not been renewed.

(25) Licenses and Permits	Venice Portfolio – 425 Ocean Front Walk (Loan No. 16.01)	The largest tenant, Fig Tree Restaurant, conducts outdoor dining on the adjacent public boardwalk pursuant to a revocable permit issued by the City of Los Angeles Department of Recreation and Parks; however, the permit expired on June 23, 2007 and has not been renewed.
(26) Recourse Obligations	Google Kirkland Campus Phase II (Loan No. 3)	The Mortgage Loan is not recourse to the Borrower or the Guarantor for misapplication (as opposed to misappropriation or conversation) of rents, insurance proceeds or condemnation awards.

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Cantor Commercial Real Estate Lending, L.P.
Rep. No. on Annex C-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(26) Recourse Obligations	Hilton Hawaiian Village (Loan No. 1)	There is no environmental indemnitor (other than the Borrower) under the Mortgage Loan. In addition, with respect to other non-recourse carve-outs, the aggregate liability of the guarantor with respect to all full recourse carve-outs (including, but not limited to, the filing of a voluntary petition by the related Borrower under federal or state bankruptcy or insolvency law) is capped at 10% of the principal balance of the Mortgage Loan outstanding at the time of the occurrence of a triggering event, plus any and all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservation of the lender’s rights thereunder.
(26) Recourse Obligations	Potomac Mills (Loan No. 5)

The guarantor’s liability is limited to $83,200,000.00 plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. The Borrower is permitted to replace the existing guarantor for liabilities under the guaranty accruing after the date of such replacement with an entity controlled by any key principal of the guarantor.

With respect to subsection (ii) the Mortgage Loan documents do not provide recourse for misapplication of rents, but do provide recourse for conversion and with respect to subsection (iii), the Mortgage Loan documents do not provide recourse for intentional material physical waste.

(26) Recourse Obligations	Walgreens Net Lease Portfolio 3 (Loan No. 7) and Walgreens Net Lease Portfolio 2 (Loan No. 10)	The Mortgage Loan documents provide recourse only to the Borrower (and not to a guarantor) for (i) misapplication, misappropriation and conversion of rents (and only during an event of default) and (ii) intentional material physical waste of the Mortgaged Property.
(26) Recourse Obligations	Sunrise Plaza (Loan No. 31)	The Borrower under the Mortgage Loan documents is comprised of three tenants-in-common, each of which is directly or indirectly owned by one of three Mortgage Loan guarantors. In the event any individual tenant-in-common breaches any full recourse carve-outs in the Mortgage Loan documents (including, but not limited to, filing a voluntary petition under federal or state bankruptcy or insolvency law), there is recourse only to that guarantor with a related ownership interest in such tenant-in-common.

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Cantor Commercial Real Estate Lending, L.P.
Rep. No. on Annex C-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(27) Mortgage Releases	Hilton Hawaiian Village (Loan No. 1)

The Borrower is permitted to obtain the release of the ground leased parcel at the Mortgaged Property after the expiration of the lockout period upon satisfaction of certain terms and conditions in the Mortgage Loan documents including, without limitation, the payment of a release price of $2,500,000.

The Borrower is permitted to obtain the release of retail and other parcels at the Mortgaged Property, provided, among other things, the release does not materially and adversely affect the ongoing operations of the Mortgaged Property (other than the lost income associated with the parcels being released) at the Mortgaged Property and the Borrower pays the related release price.

The release price for the retail parcel of the Mortgaged Property is required to be the product of (a) 110% and (b) the product of (i) the greater of (A) the difference in value of the Mortgaged Property including the retail parcel and excluding the retail parcel (based on a new appraisal) or (B) the net proceeds from the sale of the retail parcel and (ii) 57.2%.

The release price for the other parcels of the Mortgaged Property is required to be the product of (a) 110% and (b) the product of (i) the difference in value of the Mortgaged Property including such parcel(s) and excluding such parcel(s) (based on a new appraisal)  and (ii) 57.2%.

(27) Mortgage Releases	Walgreens Net Lease Portfolio 3 (Loan No. 7) and Walgreens Net Lease Portfolio 2 (Loan No. 10)	The Mortgage Loan documents permit the release of an individual Mortgaged Property upon payment of an amount equal to 100% of the related allocated loan amount, together with the applicable yield maintenance premium, in the event the tenant at the Mortgaged Property to be released has (x) ceased to operate or be open for business or (y) not commenced restoration of the related Mortgaged Property within 60 days after a fire or casualty, and, in any event, in compliance with the REMIC requirements.
(29) Acts of Terrorism Exclusion	Hilton Hawaiian Village (Loan No. 1)	The Borrower is not required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism, earthquake and windstorm components of such casualty and business interruption/rental loss insurance).
(30) Due on Sale or Encumbrance	Hilton Hawaiian Village (Loan No. 1)	The transfer of an interest in the related guarantor (which entity currently indirectly owns 100% of the borrower) is not subject to specific criteria in the Mortgage Loan documents and such transfer may cause a change in control of the Borrower without lender consent. The Mortgage Loan documents require that the guarantor continue to maintain at least a 50.1% interest in the Borrower (which may be an indirect interest).

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Cantor Commercial Real Estate Lending, L.P.
Rep. No. on Annex C-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(30) Due on Sale or Encumbrance	Potomac Mills (Loan No. 5)	The related Mortgage Loan documents permit the related Borrowers to enter into a property-assessed clean energy loan that is repaid through multi-year assessments against the Mortgaged Property in an amount not to exceed $5,000,000.
(34) Ground Leases	Hilton Hawaiian Village (Loan No. 1)

(c) The Ground Lease with respect to the portion of the Mortgaged Property that is subject to it (approximately 5,900 sq. ft.) extends eight years beyond the maturity date of the Mortgage Loan.

(e) Any assignment of the Ground Lease by the lender or any purchaser of the Ground Lease at any foreclosure sale or assignment in lieu of foreclosure will not require the consent of the lessor, and any such purchaser may further assign the Ground Lease; however, any subsequent assignment will require such consent.

(39) Organization of Borrower	Walgreens Net Lease Portfolio 3 (Loan No. 7) and Walgreens Net Lease Portfolio 2 (Loan No. 10)	The Borrowers are affiliated entities.
(39) Organization of Borrower	Kirlin Industries (Loan No. 19) and JR Automation (Loan No. 34)	The Borrowers under the Mortgage Loans identified on Annex A-1 as Kirlin Industries and JR Automation are affiliated with the Borrower under the Mortgage Loan identified on Annex A-1 as Duravant FMH Conveyors, which Mortgage Loan is being sold to the trust by UBS AG.
(39) Organization of Borrower	Shopko Neenah (Loan No. 24) and Shopko Winona (Loan No. 27)	The Borrowers are affiliated entities.
(39) Organization of Borrower	Altama Village (Loan No. 25) and Sunrise Plaza (Loan No. 31)	The Borrowers are affiliated entities.
(39) Organization of Borrower	Fresenius Cleveland (Loan No. 23) and KB Texas Dialysis Portfolio (Loan No. 26)	The Borrowers are affiliated entities.

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SCHEDULE C-1

CANTOR COMMERCIAL REAL ESTATE LENDING, L.P.

LOANS WITH EXISTING MEZZANINE DEBT

25 Senate Place Jersey City

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SCHEDULE C-2

CANTOR COMMERCIAL REAL ESTATE LENDING, L.P.

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE
FUTURE

Residence Inn by Marriott LAX

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SCHEDULE C-3

CANTOR COMMERCIAL REAL ESTATE LENDING, L.P.

CROSSED MORTGAGE LOANS

None

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EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Société Générale
Rep. No. on Annex C-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Permitted Liens; Title Insurance	Fresno Fashion Fair (Loan No. 4)	One of the anchor tenants, JCPenney, whose rent was not underwritten, has the option to purchase its parcel. Should the tenant exercise its purchase option, the borrower is required to reject such offer and simultaneously deliver notice of such rejection to the tenant.
(6) Permitted Liens; Title Insurance	Potomac Mills (Loan No. 5)

The largest tenant, Costco Warehouse, has a right of first offer to purchase the portion of the Mortgaged Property it leases in the event the borrower elects to sell such portion of the Mortgaged Property. Such right of first offer does not apply in the event the borrower elects to sell all or substantially all of the Mortgaged Property. The right of first offer does not apply to a transfer in connection with a foreclosure or deed-in-lieu of foreclosure.

In the event the AMC Theatres lease is terminated following a casualty and the Mortgaged Property is rebuilt within 5 years, if the borrower intends to sell or lease any portion of the Mortgaged Property to exhibit motion pictures, the tenant has a right of first refusal to purchase or lease such portion of the Mortgaged Property.

The tenant, IKEA Property, Inc., which tenant owns its improvements, has the exclusive right and option to purchase the parcel it leases during the lease term for a purchase price of $1.00.

(16) Insurance	Potomac Mills (Loan No. 5)	The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of $20,800,000 (or, after the occurrence of a Control Event (as defined in the Mortgage Loan documents) $10,400,000), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, (b) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon or (c) at the sole discretion of the lender, paid to the borrower for such purposes and upon such conditions as the lender shall designate. Provided no Event of Default (as defined in the Mortgage Loan documents) is continuing, in the event that the insurance proceeds and the costs of restoration are each equal to or less than $20,800,000 (or, after the occurrence of a Control Event $10,400,000) such proceeds will be disbursed by the lender to the borrower to the extent the borrower agrees to use such funds for the restoration of the property in accordance with the Mortgage Loan agreement.
(24) Local Law Compliance	Lennox Shopping Center (Loan No. 11)	The Mortgaged Property is nonconforming as to building height due to two decorative towers exceeding 50 feet in height. The Mortgage Loan documents require that, in the event any applicable governmental authority provides the borrower with notice of or requests the remediation of any noncompliant zoning matter, or such body takes any enforcement action with respect thereto, the borrower will immediately, with respect to any improvements at the Mortgaged Property that exceed the

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Société Générale
Rep. No. on Annex C-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
maximum permitted height under applicable municipal or zoning code, either (i) bring such nonconformities into full compliance, (ii) obtain a letter or other written approval from the applicable local governing body as to such nonconformities, stating that same are in material compliance or are noncompliant to a de minimis extent, (iii) obtain a letter or other written statement from the applicable local governing body that no enforcement action will be taken as to such nonconformities, or (iv) obtain a variance or permit as to such nonconformities. The Mortgage Loan documents provide recourse for losses from any zoning nonconformities or noncompliance at the Mortgaged Property with respect to maximum building height or any failure of the borrower to comply with any related request by a governmental authority to bring the property into compliance.
(26) Recourse Obligations	Fresno Fashion Fair (Loan No. 4)	With respect to subsection (ii), the Mortgage Loan documents do not provide recourse for misapplication of condemnation awards or insurance proceeds, but do provide recourse for misappropriation or conversion of such amounts and with respect to subsection (iii), the Mortgage Loan documents limits recourse to intentional physical waste.
(26) Recourse Obligations	Potomac Mills (Loan No. 5)

The guarantor’s liability is limited to $83,200,000 plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. The borrower is permitted to replace the existing guarantor for liabilities under the guaranty accruing after the date of such replacement with an entity controlled by any key principal of the guarantor.

With respect to subsection (ii) the Mortgage Loan documents do not provide recourse for misapplication of rents, but do provide recourse for conversion and with respect to subsection (iii), the Mortgage Loan documents do not provide recourse for intentional material physical waste.

(30) Due on Sale or Encumbrance	Fresno Fashion Fair (Loan No. 4)	The Mortgage Loan documents permit the borrower to incur personal property purchase money financing and leases that are (a) associated with uses in the ordinary course of operating and maintaining the Mortgaged Property and (b) secured only by the Mortgaged Property, up to an aggregate amount of not greater than $2,000,000, except that such limit is raised to $5,000,000 if such leases are related to sustainability and environmental initiatives.
(30) Due on Sale or Encumbrance	Fresno Fashion Fair (Loan No. 4); Potomac Mills (Loan No. 5)	The related Mortgage Loan documents permit the related borrowers to enter into a property-assessed clean energy loan that is repaid through multi-year assessments against the Mortgaged Property in an amount not to exceed $5,000,000 with respect to Potomac Mills and $10,000,000 with respect to Fresno Fashion Fair.
(31) Single Purpose Entity	Lennox Shopping Center (Loan No. 11)	The Mortgage Loan has a Cut-off Date Stated Principal Balance of $23,000,000, but the lender did not receive a non-consolidation opinion of the borrower in connection with the origination of the Mortgage Loan.
(31) Single-Purpose Entity	Fresno Fashion Fair (Loan No. 4)	Prior to origination, the borrower owned a parcel of real property at the Fresno Fashion Fair mall that was conveyed to a borrower

 C-2-13

Société Générale
Rep. No. on Annex C-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
affiliate.
(39) Organization of Borrower	The Shoppes at Lakeline (Loan No. 30);Oswego Commons (Loan No. 32)	The borrower under the The Shoppes at Lakeline Mortgage Loan is affiliated with the borrower under the Oswego Commons Mortgage Loan.

 C-2-14

SCHEDULE C-1

Société Générale

LOANS WITH EXISTING MEZZANINE DEBT

None

 C-2-15

SCHEDULE C-2

Société Générale

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE
FUTURE

None

 C-2-16

SCHEDULE C-3

Société Générale

CROSSED MORTGAGE LOANS

None

 C-2-17

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

UBS AG
Rep. No. on Annex C-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(10) Condition of Property	681 Fifth Avenue (Loan No. 6)	The Borrower is required to complete certain work required under New York City Local Law 11, which work was estimated to cost approximately $150,000. The lender did not escrow funds for such work.
(16) Insurance	681 Fifth Avenue (Loan No. 6)	The additional excess flood coverage is in an amount that the lender may require.
(24) Local Law Compliance	Lubbock Parkade (Loan No. 17)	All but one tenant at the Mortgaged Property is past due for its fire inspection. Pursuant to the Mortgage Loan documents, the Borrower is required to remediate this within 90 days after origination of the Mortgage Loan.
(24) Local Law Compliance	The Orchards Shopping Center (Loan No. 33)	Two of the tenant uses (medical office and dry cleaner) are legal nonconforming uses. In the event of a casualty preventing use, that use must be reestablished within 12 months.
(25) Licenses and Permits	Lubbock Parkade (Loan No. 17)	See exception to Representations and Warranties #24 above.
(26) Recourse Obligations	681 Fifth Avenue (Loan No. 6)

The obligations and liabilities of the environmental indemnitor with respect to environmental issues will terminate and be of no further force and effect after the date that is three years after payment in full of the related Mortgage Loan, provided that such indemnitor shall deliver to the indemnified parties, following the full repayment of the obligations, a Phase I environmental assessment which does not indicate any environmental conditions relating to hazardous substances on the Mortgaged Property.

The Mortgage Loan documents provide for recourse for misappropriation of insurance proceeds or condemnation awards, but not for the misapplication of insurance proceeds or condemnation awards.

(26) Recourse Obligations	Lubbock Parkade (Loan No. 17)	The obligations and liabilities of the environmental indemnitor with respect to environmental issues will not apply to the introduction and initial release of hazardous substances on the Mortgaged Property from and after the date that the lender acquires title and assumes control of the Mortgaged Property through power of sale, foreclosure or deed in lieu of foreclosure (the “Transfer Date”). The indemnitor bears the burden of proof that the introduction and initial release of such hazardous substances (i) occurred subsequent to the Transfer Date, (ii) did not occur as a result of any act or omission of the indemnitor or its affiliates in, or under or near the Mortgaged Property and (iii) did not occur as a result of a breach of environmental laws which occurred prior to the Transfer Date.

 C-2-18

UBS AG
Rep. No. on Annex C-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(28) Financial Reporting and Rent Rolls	681 Fifth Avenue (Loan No. 6)	Operating statements are only required to be provided quarterly. The annual financial statements required under the Mortgage Loan Documents are limited to an annual balance sheet, profit and loss statement, and statement of financial condition and results of operation for the Mortgaged Property.
(29) Acts of Terrorism Exclusion	681 Fifth Avenue (Loan No. 6)	If TRIPRA is no longer in effect, the Mortgage Loan Documents only require the Borrower to obtain terrorism insurance to the extent that it is obtainable for an annual premium not in excess of 200% of the then applicable annual insurance premium payable by the Borrower for its all-risk policy and business income insurance (excluding components for flood, earthquake and terrorism coverage).
(30) Due on Sale or Encumbrance	681 Fifth Avenue (Loan No. 6)	The Mortgage Loan Documents permit the transfer of indirect interests in the Borrower in certain instances provided that the Borrower is indirectly controlled by certain entities and/or individuals set forth in the Mortgage Loan Documents, certain individuals, together with their families retain at least 20% of the interests in the Borrower, and the legal and financial structure of the Borrower and its single purpose nature and bankruptcy remoteness continue to satisfy the requirements of the Mortgage Loan Documents.
(30) Due on Sale or Encumbrance	Duravant FMH Conveyors (Loan No. 21)	In connection with the issuance of industrial development revenue bonds (the “Bonds”) by the City of Jonesboro, Arkansas (the “City”) to NM DRVT Jonesboro Bondholder, LLC (“Bondholder”), the Borrower has the right to transfer its fee simple interest in the Mortgaged Property to the City in exchange for a leasehold interest in the Mortgaged Property upon the satisfaction of certain conditions, including among others: (i) no event of default has occurred or is continuing, (ii) the City, as landlord, and the Borrower, as tenant, have entered into a lease agreement covering the entire Mortgaged Property (the “City Lease”), which will (a) have a maximum term of 20 years, (b) provide for rental payments equal to the debt service payments under the Bonds, (c) contain an option for the Borrower to purchase the Mortgaged Property from the City at the expiration of the City Lease for a nominal price, (d) provide that such City Lease is subordinate to the Mortgage Loan and (e) be otherwise reasonably acceptable to the lender and (iii) if required by the Rating Agencies, delivery of a REMIC opinion. The Bondholder, a single-purpose entity, is a wholly-owned subsidiary of the Borrower that was formed in connection with the origination of the Mortgage Loan. After giving effect to such transfer, the lender will have a first priority mortgage lien on the fee estate and leasehold estate of the Borrower.
(31) Single-Purpose Entity	Duravant FMH Conveyors (Loan No. 21)	In additional to owning and operating the Mortgaged Property, the Borrower also owns all of the membership interests in the Bondholder.

 C-2-19

UBS AG
Rep. No. on Annex C-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(31) Single-Purpose Entity	Plaza on 8th (Loan No. 15)	The Borrower had previously owned one additional condominium unit that was transferred to an affiliate of the Borrower at origination. The Borrower has provided representations regarding such previously owned condominium unit, including representations that the Borrower has no contingent or actual liabilities, no tax disputes or liabilities and no environmental conditions, and other customary representations. The Borrower is liable to the lender for any losses arising out of any matters related to such unit.
(39) Organization of Borrower	Duravant FMH Conveyors (Loan No. 21)	The Borrowers under the Mortgage Loan identified on Annex A-1 as Duravant FMH Conveyors is affiliated with the Borrowers under the Mortgage Loans identified on Annex A-1 as Kirlin Industries and JR Automation, which Mortgage Loans are being sold to the trust by Cantor Commercial Real Estate Lending, L.P.

 C-2-20

SCHEDULE C-1

UBS AG

LOANS WITH EXISTING MEZZANINE DEBT

None

 C-2-21

SCHEDULE C-2

UBS AG

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE
FUTURE

None

 C-2-22

SCHEDULE C-3

UBS AG

CROSSED MORTGAGE LOANS

None

 C-2-23

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
Initial Balance	$28,337,000.00
1/10/2017	$28,337,000.00
2/10/2017	$28,337,000.00
3/10/2017	$28,337,000.00
4/10/2017	$28,337,000.00
5/10/2017	$28,337,000.00
6/10/2017	$28,337,000.00
7/10/2017	$28,337,000.00
8/10/2017	$28,337,000.00
9/10/2017	$28,337,000.00
10/10/2017	$28,337,000.00
11/10/2017	$28,337,000.00
12/10/2017	$28,337,000.00
1/10/2018	$28,337,000.00
2/10/2018	$28,337,000.00
3/10/2018	$28,337,000.00
4/10/2018	$28,337,000.00
5/10/2018	$28,337,000.00
6/10/2018	$28,337,000.00
7/10/2018	$28,337,000.00
8/10/2018	$28,337,000.00
9/10/2018	$28,337,000.00
10/10/2018	$28,337,000.00
11/10/2018	$28,337,000.00
12/10/2018	$28,337,000.00
1/10/2019	$28,337,000.00
2/10/2019	$28,337,000.00
3/10/2019	$28,337,000.00
4/10/2019	$28,337,000.00
5/10/2019	$28,337,000.00
6/10/2019	$28,337,000.00
7/10/2019	$28,337,000.00
8/10/2019	$28,337,000.00
9/10/2019	$28,337,000.00
10/10/2019	$28,337,000.00
11/10/2019	$28,337,000.00
12/10/2019	$28,337,000.00
1/10/2020	$28,337,000.00
2/10/2020	$28,337,000.00
3/10/2020	$28,337,000.00
4/10/2020	$28,337,000.00
5/10/2020	$28,337,000.00
6/10/2020	$28,337,000.00
7/10/2020	$28,337,000.00
8/10/2020	$28,337,000.00
9/10/2020	$28,337,000.00
10/10/2020	$28,337,000.00
11/10/2020	$28,337,000.00
12/10/2020	$28,337,000.00
1/10/2021	$28,337,000.00
2/10/2021	$28,337,000.00
3/10/2021	$28,337,000.00
4/10/2021	$28,337,000.00
5/10/2021	$28,337,000.00
6/10/2021	$28,337,000.00
7/10/2021	$28,337,000.00
8/10/2021	$28,337,000.00
9/10/2021	$28,337,000.00
Distribution Date	Class A-SB Planned Principal Balance ($)
10/10/2021	$28,337,000.00
11/10/2021	$28,337,000.00
12/10/2021	$26,742,343.12
1/10/2022	$26,306,332.49
2/10/2022	$25,868,429.20
3/10/2022	$25,301,836.76
4/10/2022	$24,859,567.00
5/10/2022	$24,373,255.92
6/10/2022	$23,926,952.85
7/10/2022	$23,436,721.52
8/10/2022	$22,986,350.38
9/10/2022	$22,534,023.75
10/10/2022	$22,037,937.66
11/10/2022	$21,581,490.99
12/10/2022	$21,081,400.33
1/10/2023	$20,620,798.09
2/10/2023	$20,158,195.61
3/10/2023	$19,569,196.65
4/10/2023	$19,102,021.65
5/10/2023	$18,591,503.30
6/10/2023	$18,120,080.15
7/10/2023	$17,605,432.69
8/10/2023	$17,129,724.73
9/10/2023	$16,651,950.44
10/10/2023	$16,131,129.83
11/10/2023	$15,649,015.94
12/10/2023	$15,123,977.35
1/10/2024	$14,637,486.42
2/10/2024	$14,148,881.98
3/10/2024	$13,576,914.66
4/10/2024	$13,083,698.92
5/10/2024	$12,547,869.58
6/10/2024	$12,050,180.99
7/10/2024	$11,510,004.14
8/10/2024	$11,007,804.09
9/10/2024	$10,503,421.77
10/10/2024	$9,956,738.77
11/10/2024	$9,447,787.22
12/10/2024	$8,896,663.02
1/10/2025	$8,383,102.79
2/10/2025	$7,867,310.57
3/10/2025	$7,230,059.01
4/10/2025	$6,709,250.31
5/10/2025	$6,146,601.21
6/10/2025	$5,621,081.46
7/10/2025	$5,053,853.33
8/10/2025	$4,523,581.86
9/10/2025	$3,991,005.23
10/10/2025	$3,416,917.96
11/10/2025	$2,879,528.68
12/10/2025	$2,300,763.61
1/10/2026	$1,758,520.13
2/10/2026	$1,213,919.07
3/10/2026	$550,532.69
4/10/2026	$674.57
5/10/2026 and thereafter	$0.00

 D-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E

PLANNED AMORTIZATION SCHEDULE FOR THE 25 SENATE PLACE JERSEY CITY MORTGAGE LOAN

Payment Date	Accrual Days	Interest	Principal	Ending Principal Balance
1/6/2017	31	$214,098.05	$58,741.96	$55,941,258.04
2/6/2017	31	213,873.47	58,997.65	55,882,260.39
3/6/2017	28	192,972.31	82,794.87	55,799,465.52
4/6/2017	31	213,331.37	59,614.86	55,739,850.66
5/6/2017	30	206,229.15	67,701.16	55,672,149.50
6/6/2017	31	212,844.62	60,169.06	55,611,980.44
7/6/2017	30	205,756.05	68,239.81	55,543,740.63
8/6/2017	31	212,353.69	60,728.01	55,483,012.62
9/6/2017	31	212,121.52	60,992.35	55,422,020.27
10/6/2017	30	205,053.23	69,040.02	55,352,980.25
11/6/2017	31	211,624.38	61,558.38	55,291,421.87
12/6/2017	30	204,570.03	69,590.17	55,221,831.70
1/6/2018	31	211,122.98	62,129.25	55,159,702.45
2/6/2018	31	210,885.45	62,399.69	55,097,302.76
3/6/2018	28	190,261.70	85,881.05	55,011,421.71
4/6/2018	31	210,318.54	63,045.15	54,948,376.56
5/6/2018	30	203,300.82	71,035.25	54,877,341.31
6/6/2018	31	209,805.93	63,628.79	54,813,712.52
7/6/2018	30	202,802.58	71,602.52	54,742,110.00
8/6/2018	31	209,288.91	64,217.44	54,677,892.56
9/6/2018	31	209,043.40	64,496.98	54,613,395.58
10/6/2018	30	202,061.44	72,446.36	54,540,949.22
11/6/2018	31	208,519.84	65,093.08	54,475,856.14
12/6/2018	30	201,552.56	73,025.74	54,402,830.40
1/6/2019	31	207,991.79	65,694.30	54,337,136.10
2/6/2019	31	207,740.63	65,980.26	54,271,155.84
3/6/2019	28	187,408.85	89,129.19	54,182,026.65
4/6/2019	31	207,147.62	66,655.44	54,115,371.21
5/6/2019	30	200,218.82	74,544.28	54,040,826.93
6/6/2019	31	206,607.78	67,270.07	53,973,556.86
7/6/2019	30	199,694.13	75,141.68	53,898,415.18
8/6/2019	31	206,063.32	67,889.97	53,830,525.21
9/6/2019	31	205,803.76	68,185.49	53,762,339.72
10/6/2019	30	198,912.66	76,031.42	53,686,308.30
11/6/2019	31	205,252.40	68,813.26	53,617,495.04
12/6/2019	30	198,376.75	76,641.59	53,540,853.45
1/6/2020	31	204,696.30	69,446.41	53,471,407.04
2/6/2020	31	204,430.79	69,748.71	53,401,658.33
3/6/2020	29	190,992.25	85,049.28	53,316,609.05
4/6/2020	31	203,838.97	70,422.53	53,246,186.52
5/6/2020	30	197,002.97	78,205.73	53,167,980.79
6/6/2020	31	203,270.74	71,069.49	53,096,911.30
7/6/2020	30	196,450.67	78,834.55	53,018,076.75
8/6/2020	31	202,697.63	71,722.01	52,946,354.74
9/6/2020	31	202,423.42	72,034.21	52,874,320.53
10/6/2020	30	195,627.12	79,772.21	52,794,548.32
11/6/2020	31	201,843.04	72,695.01	52,721,853.31
12/6/2020	30	195,063.01	80,414.48	52,641,438.83
1/6/2021	31	201,257.67	73,361.49	52,568,077.34
2/6/2021	31	200,977.20	73,680.82	52,494,396.52
3/6/2021	28	181,273.36	96,114.81	52,398,281.71
4/6/2021	31	200,328.04	74,419.93	52,323,861.78
5/6/2021	30	193,590.50	82,091.01	52,241,770.77
6/6/2021	31	199,729.67	75,101.21	52,166,669.56
7/6/2021	30	193,008.91	82,753.19	52,083,916.37
8/6/2021	31	199,126.16	75,788.33	52,008,128.04
9/6/2021	31	198,836.41	76,118.24	51,932,009.80
10/6/2021	30	192,140.71	83,741.69	51,848,268.11
11/6/2021	31	198,225.24	76,814.09	51,771,454.02
12/6/2021	30	191,546.67	84,418.04	51,687,035.98

 E-1

Payment Date	Accrual Days	Interest	Principal	Ending Principal Balance
1/6/2022	31	$197,608.82	$77,515.92	$51,609,520.06
2/6/2022	31	197,312.46	77,853.34	51,531,666.72
3/6/2022	28	177,948.86	99,899.95	51,431,766.77
4/6/2022	31	196,632.88	78,627.09	51,353,139.68
5/6/2022	30	189,998.97	86,180.19	51,266,959.49
6/6/2022	31	196,002.79	79,344.49	51,187,615.00
7/6/2022	30	189,386.56	86,877.45	51,100,737.55
8/6/2022	31	195,367.29	80,068.03	51,020,669.52
9/6/2022	31	195,061.18	80,416.56	50,940,252.96
10/6/2022	30	188,471.35	87,919.47	50,852,333.49
11/6/2022	31	194,417.60	81,149.32	50,771,184.17
12/6/2022	30	187,845.82	88,631.67	50,682,552.50
1/6/2023	31	193,768.50	81,888.35	50,600,664.15
2/6/2023	31	193,455.42	82,244.81	50,518,419.34
3/6/2023	28	174,449.92	103,883.70	50,414,535.64
4/6/2023	31	192,743.82	83,055.01	50,331,480.63
5/6/2023	30	186,218.99	90,483.92	50,240,996.71
6/6/2023	31	192,080.35	83,810.41	50,157,186.30
7/6/2023	30	185,574.12	91,218.14	50,065,968.16
8/6/2023	31	191,411.19	84,572.30	49,981,395.86
9/6/2023	31	191,087.85	84,940.43	49,896,455.43
10/6/2023	30	184,609.46	92,316.47	49,804,138.96
11/6/2023	31	190,410.17	85,712.02	49,718,426.94
12/6/2023	30	183,950.78	93,066.41	49,625,360.53
1/6/2024	31	189,726.66	86,490.23	49,538,870.30
2/6/2024	31	189,396.00	86,866.71	49,452,003.59
3/6/2024	29	176,866.22	101,132.61	49,350,870.98
4/6/2024	31	188,677.24	87,685.06	49,263,185.92
5/6/2024	30	182,266.46	94,984.12	49,168,201.80
6/6/2024	31	187,978.86	88,480.20	49,079,721.60
7/6/2024	30	181,587.67	95,756.96	48,983,964.64
8/6/2024	31	187,274.49	89,282.17	48,894,682.47
9/6/2024	31	186,933.15	89,670.81	48,805,011.66
10/6/2024	30	180,571.28	96,914.17	48,708,097.49
11/6/2024	31	186,219.80	90,483.00	48,617,614.49
12/6/2024	30	179,877.94	97,703.59	48,519,910.90
1/6/2025	31	185,500.33	91,302.16	48,428,608.74
2/6/2025	31	185,151.27	91,699.59	48,336,909.15
3/6/2025	28	166,916.75	112,460.67	48,224,448.48
4/6/2025	31	184,370.72	92,588.28	48,131,860.20
5/6/2025	30	178,080.72	99,749.83	48,032,110.37
6/6/2025	31	183,635.38	93,425.51	47,938,684.86
7/6/2025	30	177,366.00	100,563.57	47,838,121.29
8/6/2025	31	182,893.73	94,269.93	47,743,851.36
9/6/2025	31	182,533.32	94,680.28	47,649,171.08
10/6/2025	30	176,294.84	101,783.15	47,547,387.93
11/6/2025	31	181,782.20	95,535.47	47,451,852.46
12/6/2025	30	175,564.79	102,614.36	47,349,238.10
1/6/2026	31	181,024.64	96,398.00	47,252,840.10
2/6/2026	31	180,656.09	96,817.61	47,156,022.49
3/6/2026	28	162,838.91	117,103.52	47,038,918.97
4/6/2026	31	179,838.23	97,748.79	46,941,170.18
5/6/2026	30	173,675.34	104,765.61	46,836,404.57
6/6/2026	31	179,063.98	98,630.32	46,737,774.25
7/6/2026	30	172,922.81	105,622.41	46,632,151.84
8/6/2026	31	178,283.09	99,519.42	46,532,632.42
9/6/2026	31	177,902.61	99,952.61	46,432,679.81
10/6/2026	30	171,794.00	106,907.62	46,325,772.19
11/6/2026	31	177,111.74	100,853.06	46,224,919.13
12/6/2026	30	171,025.32	46,224,919.13	-

 E-2

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	12
Important Notice About Information Presented in This Prospectus	13
Summary of Terms	19
Risk Factors	49
Description of the Mortgage Pool	119
Transaction Parties	191
Description of the Certificates	230
Description of the Mortgage Loan Purchase Agreements	262
Pooling and Servicing Agreement	269
Certain Legal Aspects of Mortgage Loans	374
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	390
Pending Legal Proceedings Involving Transaction Parties	391
Use of Proceeds	392
Yield and Maturity Considerations	392
Material Federal Income Tax Considerations	404
Certain State and Local Tax Considerations	417
Method of Distribution (Underwriter)	417
Incorporation of Certain Information by Reference	419
Where You Can Find More Information	420
Financial Information	420
Certain ERISA Considerations	420
Legal Investment	424
Legal Matters	425
Ratings	425
Index of Defined Terms	427

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES	A-1-1
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES	A-2-1
ANNEX A-3	DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION	A-3-1
ANNEX B	FORM OF OPERATING ADVISOR ANNUAL REPORT	B-1
ANNEX C-1	MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	C-1-1
ANNEX C-2	EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	C-2-1
ANNEX D	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE	D-1
ANNEX E	AMORTIZATION SCHEDULE FOR THE 25 SENATE PLACE JERSEY CITY MORTGAGE LOAN	E-1

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$567,218,000
(Approximate)

CCRE Commercial
Mortgage Securities, L.P.
Depositor

CFCRE 2016-C7 Mortgage
Trust

(Central Index Key Number 0001690110)
Issuing Entity

CFCRE 2016-C7 Mortgage Trust
Commercial Mortgage
Pass-Through Certificates, Series
2016-C7

Class A-1	$20,266,000
Class A-SB	$28,337,000
Class A-2	$184,000,000
Class A-3	$224,436,000
Class X-A	$457,039,000
Class X-B	$77,534,000
Class X-C	$32,645,000
Class A-M	$42,439,000
Class B	$35,095,000
Class C	$32,645,000

PROSPECTUS

Cantor Fitzgerald & Co.
Co-Lead Manager and Joint Bookrunner

UBS Securities LLC
Co-Lead Manager and Joint Bookrunner

Société Générale
Co-Lead Manager and Joint Bookrunner

CastleOak Securities, L.P.
Co-Manager

December      , 2016